                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Under Rule 14a-12

                                  netGuru, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.
[X]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The proposed transaction is valued at $3,500,000, which is the sum of the $2,000,000 to be received by the Registrant in connection with the sale transaction described in the preliminary materials and the $1,500,000 to be provided to the Registrant in the reverse merger transaction described in the preliminary materials.
          ----------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:
          $3,500,000
          ----------------------------------------------------------------------

      (5) Total fee paid:
          $700.00
          ----------------------------------------------------------------------

[X]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount Previously Paid:

          ----------------------------------------------------------------------

      (2) Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

      (3)  Filing Party:

          ----------------------------------------------------------------------

      (4)  Date Filed:

          ----------------------------------------------------------------------

                                  NETGURU, INC.
                            22700 SAVI RANCH PARKWAY
                          YORBA LINDA, CALIFORNIA 92887



                                October 31, 2006


To Our Stockholders:

         You are cordially invited to attend the 2006 annual meeting of stockholders of netGuru, Inc., which will be held at 10:00 a.m. on November 28, 2006, at our executive offices located at 22700 Savi Ranch Parkway, Yorba Linda, California 92887. All holders of our outstanding common stock as of the close of business on September 29, 2006 are entitled to vote at the annual meeting.

         At the annual meeting, stockholders will be asked to vote on the election of directors. Stockholders will also be asked to consider and vote upon proposals to approve a reverse merger, a sale of our Indian operations and certain additional assets and liabilities to our affiliates, a corporate name change, a reverse stock split and an increase in our authorized number of shares of preferred stock.

         We anticipate that if the proposed merger and sale transactions are consummated, then a cash dividend of approximately $3.5 million in the aggregate, or approximately $0.18 cents per share of our common stock outstanding prior to the planned reverse stock split, would be declared for payment out of the $1.5 million in cash anticipated to be provided to us in the merger transaction and the approximate $2.0 million in cash anticipated to be received in the sale transaction. The cash dividend would be paid after the closings and only to holders of our common stock outstanding on a record date to be set prior to the closings.

         Enclosed are a copy of the notice of annual meeting of stockholders, a proxy statement, a proxy card, our latest annual report on Form 10-KSB and our latest quarterly report on Form 10-QSB. A current report on our business operations will be presented at the meeting, and stockholders will have an opportunity to ask questions.

         We hope you will be able to attend the annual meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the annual meeting.

                                                     Sincerely,


                                                     Amrit K. Das
                                                     Chief Executive Officer

                                  NETGURU, INC.
                            22700 SAVI RANCH PARKWAY
                          YORBA LINDA, CALIFORNIA 92887
                                 ______________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 28, 2006
                                 ______________

         NOTICE IS HEREBY GIVEN that the 2006 annual meeting of stockholders of netGuru, Inc. will be held at 10:00 a.m. Pacific time, on November 28, 2006, at our executive offices located at 22700 Savi Ranch Parkway, Yorba Linda, California 92887, for the following purposes, each as described in more detail in the attached proxy statement:

         1. To elect five nominees to our board of directors, to hold office until the next annual meeting of stockholders or until their respective successors are elected or appointed and qualified.

         2. To consider and vote upon a proposal to approve the issuance of shares of our common stock pursuant to the terms of the Agreement and Plan of Merger dated as of August 29, 2006, among privately-held BPO Management Services, Inc. ("BPOMS"), us, and BPO Acquisition Corp., as a result of which BPOMS stockholders would hold approximately 90% of our equity interests that would be outstanding immediately following the consummation of the merger on a fully-diluted basis but excluding most new equity or equity-based securities, if any, issued by us or BPOMS after August 29, 2006, simultaneous with the consummation of the proposed sale of our Indian operations.

         3. To consider and vote upon a proposal to approve the sale and transfer of our interest in Research Engineers Ltd., our majority-owned India subsidiary ("REL"), and certain additional assets and liabilities, to Das Family Holdings, a privately-held California corporation controlled by affiliates of our company ("DFH"), pursuant to the terms of a Purchase Agreement dated as of August 29, 2006, between DFH and us, simultaneous with the consummation of the proposed merger with BPOMS.

         4. To consider and vote upon a proposal to amend our certificate of incorporation in order to change our name to "BPO Management Services, Inc." if the merger is consummated.

         5. To consider and vote upon a proposal to amend our certificate of incorporation in order to consummate a reverse stock split within a range to be determined by our board of directors from 1-for-4 to 1-for-30, with any fractional shares that would otherwise be issuable as a result of the split being rounded up to the nearest share.

         6. To consider and vote upon a proposal to amend our certificate of incorporation in order to increase the total number of shares of preferred stock authorized for issuance from 5,000,000 to 5,000,000 plus the number of preferred shares needed to accommodate the creation of the three series of preferred stock for which the BPOMS preferred stock would be exchanged in the merger transaction if the merger is consummated.

         7. To transact such other business as may properly come before the annual meeting or any adjournments or postponements of the meeting.

         Our board of directors has fixed the close of business on September 29, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only holders of our common stock at the close of business on the record date are entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at our executive offices. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee and who wish to vote in person at the meeting should bring with them a legal proxy.

                                              By Order of the Board of Directors



                                              Bruce K. Nelson
                                              Secretary
Yorba Linda, California
October 31, 2006

                             YOUR VOTE IS IMPORTANT

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, EVEN IF YOU DO PLAN TO ATTEND, PLEASE PROMPTLY FILL IN, DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE. RETURNING A SIGNED PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING, IF YOU SO DESIRE, BUT WILL HELP US SECURE A QUORUM AND REDUCE THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Introduction...................................................................1
         Date, Time, Place and Purpose.........................................1
         Voting Rights and Votes Required for Approval.........................1
         Solicitation of Proxies...............................................2
         Recommendation of Our Board of Directors..............................3

Summary of Proposed Reverse Merger, Sale, Name Change, Reverse
    Stock Split and Increase in Authorized Preferred...........................4
         Overview of Proposals.................................................4
         Parties to the Merger and Sale Transactions...........................4
         Merger Transaction....................................................5
         Sale Transaction......................................................6
         Closings and Termination Fees.........................................7
         Related Transactions..................................................7
         Corporate Name Change.................................................8
         Reverse Stock Split...................................................8
         Increase in Authorized Number of Preferred Shares.....................8
         Interests of Our Directors and Executive Officers.....................8
         Stockholder and Board Approvals.......................................9
         Reasons for the Merger and Sale Transactions..........................9
         Regulatory Approvals.................................................10
         Beneficial Ownership and Operations Following the Closing............10
         Accounting Treatment.................................................10
         Material United States Federal Income Tax Consequences...............10
         Risk Factors.........................................................11

Cautionary Statement Regarding Forward-Looking Statements.....................12

Risk Factors..................................................................13

Proposal 1 - Election of Directors............................................22
         Directors, Director Nominees and Executive Officers..................22
         Term of Office and Family Relationships..............................24
         Board of Directors and Committees....................................24
         Directors' Compensation..............................................26
         Security Holder Communications with Our Board of Directors...........26
         Policy With Regard to Board Members' Attendance at Annual Meetings...27
         Code of Business Conduct and Ethics..................................27
         Section 16(a) Beneficial Ownership Reporting Compliance..............27
         Board Audit Committee Report.........................................28
         Change In Independent Auditors.......................................28
         Principal Accountant Fees and Expenses...............................29
         Pre-Approval Policy..................................................29
         Executive Compensation...............................................30
         Option Grants In Last Fiscal Year....................................31
         Aggregated Option Exercises in Last Fiscal Year and Fiscal
            Year-End Option Values............................................31
         Long-Term Incentive Plan Awards......................................31

                                                                            Page
                                                                            ----

         Repricing of Options and SARS........................................31
         Employment Agreements, Termination of Employment and
            Change-in-Control Arrangements....................................31
         Security Ownership of Certain Beneficial Owners and Management.......34
         Changes in Control...................................................36
         Certain Relationships and Related Transactions.......................36
         Required Vote and Board Recommendation...............................37

Proposal 2 - Reverse Merger With BPOMS........................................38
         General..............................................................38
         Background of the Merger and Sale Transactions.......................38
         The Merger Agreement.................................................44
         Reasons for the Merger and Sale Transactions.........................56
         Use of Proceeds......................................................58
         Operations and Ownership Prior to and Following the Closings.........58
         Pro Forma Financial Information......................................83
         Historical Financial Information.....................................83
         Accounting Treatment.................................................83
         Material United States Federal Income Tax Consequences...............84
         Attendance of Independent Registered Public Accountants
            at Annual Meeting.................................................85
         Regulatory Approvals.................................................85
         Interests of Our Directors and Executive Officers....................85
         Risk Factors.........................................................86
         Required Vote and Board Recommendation...............................86

Proposal 3 - Sale of Indian Subsidiary and Certain Assets and Liabilities.....87
         General..............................................................87
         Background of the Sale Transaction...................................87
         The Sale Agreement...................................................87
         Reasons for the Sale Transaction.....................................95
         Use of Proceeds......................................................95
         Operations and Ownership Prior to and Following the Closings.........95
         Opinion of Our Financial Advisor.....................................95
         Pro Forma Financial Information......................................95
         Historical Financial Information.....................................96
         Accounting Treatment.................................................96
         Material United States Federal Income Tax Consequences...............96
         Regulatory Approvals.................................................96
         Interests of Our Directors and Executive Officers....................96
         Risk Factors.........................................................97
         Required Vote and Board Recommendation...............................97

Proposal 4 - Corporate Name Change............................................98
         The Proposal.........................................................98
         Interests of Our Directors and Executive Officers....................98
         Risk Factors.........................................................99
         Required Vote and Board Recommendation...............................99

Proposal 5 - Reverse Stock Split.............................................100
         The Proposal........................................................100

         Potential Anti-Takeover and Other Effects...........................101
         Interests of Our Directors and Executive Officers...................104
         Risk Factors........................................................104
         Required Vote and Board Recommendation..............................104

Proposal 6 - Increase in Authorized Number of Preferred Shares...............106
         The Proposal........................................................106
         Potential Anti-Takeover and Other Effects...........................107
         Interests of Our Directors and Executive Officers...................107
         Risk Factors........................................................108
         Required Vote and Board Recommendation..............................108

Stockholder Proposals........................................................109

Annual and Quarterly Reports.................................................110

Available Information........................................................111

Other Matters................................................................111

Appendix A - Agreement and Plan of Merger....................................A-1

Appendix B - Purchase Agreement..............................................B-1

Appendix C - Fairness Opinion................................................C-1

Appendix D - Unaudited Pro Forma Financial Information.......................D-1

Appendix E - Historical Financial Information of netGuru, Inc.
          and Subsidiaries and for Research Engineers Ltd....................E-1

Appendix F - Historical Financial Information of BPO Management
          Services, Inc. and Subsidiaries....................................F-1

Appendix G - Preferred Stock Description.....................................G-1

                                  NETGURU, INC.
                            22700 SAVI RANCH PARKWAY
                          YORBA LINDA, CALIFORNIA 92887
                                 ______________

                                 PROXY STATEMENT

                       2006 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 28, 2006
                                 ______________

                                  INTRODUCTION

DATE, TIME, PLACE AND PURPOSE

         This proxy statement is being furnished to holders of common stock of netGuru, Inc., a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at the 2006 annual meeting of our stockholders to be held at 10:00 a.m. Pacific time on November 28, 2006, at our executive offices located at 22700 Savi Ranch Parkway, Yorba Linda, California 92887, and at any adjournments or postponements of the meeting. We anticipate that this proxy statement and accompanying proxy card will first be mailed on or about November 6, 2006 to all stockholders entitled to vote at the annual meeting. At the annual meeting, stockholders will be asked to consider and vote upon the proposals described in the accompanying notice of meeting and any other matters that may properly come before the meeting.

VOTING RIGHTS AND VOTES REQUIRED FOR APPROVAL

         We have one class of capital stock outstanding, common stock. At the close of business on September 29, 2006, the record date for determining stockholders entitled to notice of and to vote at the annual meeting, we had issued and outstanding 19,235,041 shares of common stock. Each share of common stock entitles the holder of that share to one vote on any matter coming before the annual meeting and any adjournments or postponements of the annual meeting.

         Under Delaware law and our bylaws, a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of stockholders. Shares of our common stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the meeting.

         An "abstention" is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. "Broker non-votes" are shares of voting stock held in record name by brokers and nominees concerning which: (i) the brokers or nominees do not have discretionary voting power under applicable rules or the instrument under which they serve in such capacity and instructions have not been received from the beneficial owners or persons entitled to vote; or (ii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.

         Votes cast at the meeting will be tabulated by the person or persons appointed by us to act as inspectors of election for the meeting. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, which means that the five candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected.

         Proposals 2, 3, 4, 5 and 6 each require for approval the affirmative vote of a majority of the shares entitled to vote at the meeting. In all other matters that may properly come before the meeting, unless otherwise expressly provided by applicable statute or by our certificate of incorporation or bylaws, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal will constitute the act of the stockholders.

         On proposals that require for approval the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal, abstentions but not broker non-votes will be treated as shares present and entitled to vote on the proposals. Applying that standard, an abstention will be counted as a vote "against" the proposals, and a broker non-vote will reduce the absolute number (although not the percentage) of the affirmative votes needed for approval of the proposals. However, on proposals such as proposals 2, 3, 4, 5 and 6, the effect of either an abstention or a broker non-vote will be the same as a vote "against" the proposal, because an absolute number of affirmative votes is required, regardless of how many votes are cast, and abstentions and broker non-votes are not affirmative votes.

SOLICITATION OF PROXIES

         The proxy card accompanying this proxy statement is solicited on behalf of our board of directors for use at the meeting. Stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the accompanying envelope or otherwise mail it to us. All proxies that are properly executed and returned, and that are not revoked, will be voted at the meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, "for" each of the proposals described on the proxy card.

         A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting, by:

         o delivering to our secretary (by any means, including facsimile), a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

         o signing and delivering to our secretary (by any means, including facsimile) a proxy relating to the same shares and bearing a later date prior to the vote at the meeting; or

         o attending the meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

         Our board of directors does not presently intend to bring any business before the meeting of our stockholders other than the proposals referred to in this proxy statement and specified in the notice of meeting. So far as is known to our board of directors, no other matters are to be brought before the meeting. As to any business that may properly come before the meeting, however, it is intended that shares represented by proxies held by management will be voted in accordance with the judgment of the persons voting the shares.

         We contemplate that the solicitation of proxies will be made primarily by mail. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of shares of our common stock and will reimburse them for their expenses in so doing. We have no present plans to hire special employees or paid solicitors to assist us in obtaining proxies, but we reserve the right to do so if we believe it is necessary to secure a quorum.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

         Our board of directors recommends that our stockholders vote "for" the election of each of the director nominees named in this proxy statement and "for" each of the other proposals described in this proxy statement and the accompanying notice of meeting.

         THE PROPOSALS TO BE VOTED UPON AT THE MEETING ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT. YOU ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT AND ITS APPENDICES IN THEIR ENTIRETY.

                               SUMMARY OF PROPOSED
             REVERSE MERGER, SALE, NAME CHANGE, REVERSE STOCK SPLIT
                      AND INCREASE IN AUTHORIZED PREFERRED

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT RELATING TO THE PROPOSED TRANSACTIONS COVERED IN PROPOSALS 2, 3, 4, 5 AND 6. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU MAY CONSIDER TO BE IMPORTANT IN DETERMINING HOW TO VOTE ON THOSE PROPOSALS. YOU SHOULD CAREFULLY READ THE ENTIRE PROXY STATEMENT AND OTHER DOCUMENTS TO WHICH WE REFER. THESE WILL GIVE YOU A MORE DETAILED DESCRIPTION OF THE TRANSACTIONS CONTEMPLATED. WE HAVE INCLUDED CROSS-REFERENCES TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS PRESENTED IN THIS SUMMARY. UNLESS OTHERWISE INDICATED, CROSS-REFERENCES ARE TO PAGES CONTAINED IN THIS PROXY STATEMENT.

OVERVIEW OF PROPOSALS

         At the annual meeting, stockholders will be asked to vote on the election of directors as discussed in proposal 1. Stockholders will also be asked to consider and vote upon proposals to approve a reverse merger, a sale of our Indian operations and certain additional assets and liabilities to our affiliates, a corporate name change, a reverse stock split and an increase in our authorized number of shares of preferred stock. These matters are covered in the discussions of proposals 2, 3, 4, 5 and 6 and are described briefly in this summary.

PARTIES TO THE MERGER AND SALE TRANSACTIONS

         NETGURU

         We are an integrated Internet technology and services company providing collaborative software products and services and information technology ("IT") services. We serve our clients through offices located in the United States, Europe and India. Our principal executive offices are located at:

         netGuru, Inc.
         22700 Savi Ranch Parkway
         Yorba Linda, California  92887
         Telephone: (714) 974-2500

         For more information regarding our business, see page _ under the heading "Operations and Ownership Prior to and Following the Closings" and also refer to Item 1 of Part I of our annual report on Form 10-KSB for the fiscal year ended March 31, 2006 that accompanies this proxy statement.

         BPO ACQUISITION CORP.

         BPO Acquisition Corp. is a wholly-owned Delaware subsidiary of ours that shares our principal executive offices and was formed to facilitate the merger transaction.

         BPO MANAGEMENT SERVICES, INC.

         BPOMS is a privately-held Delaware corporation that provides business process outsourcing ("BPO") services to support back-office business functions such as human resources management, IT services, document management solutions, and finance and accounting processes. BPOMS' target is middle market enterprises located throughout the United States and Canada. Its principal executive offices are located at:

         BPO Management Services, Inc.
         19800 MacArthur Boulevard, Suite 820
         Irvine, California  92612
         Telephone: (714) 685-6473

         For more information regarding BPOMS' business, see page _ under the heading "BPOMS' Business and Related Matters."

         DAS FAMILY HOLDINGS

         DFH is a privately-held California corporation that was formed for the purpose of acquiring REL and certain additional assets and liabilities in the proposed sale transaction. Stockholders of DFH ("DFH Holders") include Amrit K. Das, who is our Chairman, Chief Executive Officer, President and holder of more than 10% of our outstanding common stock, Santanu K. Das, who is the son of Amrit K. Das and brother of Sormistha Das, is one of our directors and former executive officers and holds more than 10% of our outstanding common stock, and Sormistha Das, who is the daughter of Amrit K. Das and sister of Santanu K. Das, served as our assistant controller from October 2001 to September 15, 2006, and holds more than 10% of our outstanding common stock. The principal executive offices of DFH are located at:

         Das Family Holdings
         6837 E. Horizon Drive
         Orange, California  92867
         Telephone: (714) 464-5352

MERGER TRANSACTION

         MERGER AGREEMENT

         On August 29, 2006, we entered into an Agreement and Plan of Merger with BPOMS and BPO Acquisition Corp. ("merger agreement"). If the merger transaction contemplated by the merger agreement is consummated, BPOMS stockholders would exchange their shares of common and preferred stock of BPOMS for shares of our common stock and shares of three classes of preferred stock we would create, and we would assume BPOMS' obligations under its outstanding options and warrants to purchase BPOMS common stock.

         As a result of the merger, BPOMS would become a wholly-owned subsidiary of ours. Also, we would experience a change in control because we anticipate that approximately 90% of the equity interests of the combined company that would be outstanding immediately following the merger on a fully-diluted basis but excluding most new equity or equity-based securities issued by us or BPOMS after August 29, 2006, would be held by the former BPOMS stockholders.

         The merger agreement is the document that controls the proposed merger transaction. We encourage you to read the entire merger agreement, which is attached to this proxy statement as Appendix A and is described beginning on page _.

         CONSIDERATION TO BE RECEIVED AND USE OF PROCEEDS

         BPOMS has agreed to make available in connection with the closing $1.5 million in cash that we would apply toward the payment of a $3.5 million cash dividend to our pre-merger stockholders. See "Use of Proceeds" beginning on page
_.

         NON-SOLICITATION

         The merger agreement contains non-solicitation provisions restricting our and BPOMS' rights to negotiate or enter into other acquisition or sale transactions prior to the closing. See "Post-Signing and Post-Closing Covenants" beginning on page _.

SALE TRANSACTION

         SALE AGREEMENT

         On August 29, 2006, we entered into a Purchase Agreement ("sale agreement") pursuant to which we would, concurrently with the consummation of the merger transaction, sell and transfer our interest in the capital stock of REL, our majority-owned India subsidiary that engages in engineering business process outsourcing services, and certain additional assets and liabilities to DFH.

         The sale agreement is the document that controls the proposed sale transaction. We encourage you to read the entire sale agreement, which is attached to this proxy statement as Appendix B and is described beginning on page _.

         ADDITIONAL ASSETS AND LIABILITIES

         The additional assets to be sold to DFH would include certain marks and Internet domain names, including the "netGuru" name, a copy of the source code for our WEBWORKS(TM) software, and certain contracts, licenses and accounts receivable primarily relating to REL's business. DFH would assume certain obligations and liabilities, and the change in control and executive retention agreement and the split dollar life insurance arrangement between Amrit K. Das and us would be terminated. See "Stock, Assets and Liabilities to be Sold and Transferred" beginning on page _.

         VOTING AGREEMENTS

         On August 29, 2006, we entered into voting agreements with BPOMS and certain of our stockholders who also are stockholders of DFH. The voting agreements provide that those stockholders will vote their shares of our common stock, which as of September 29, 2006 constituted 37.5% of our outstanding common stock, in favor of the merger and sale transactions, our corporate name change and the reverse stock split, and against any opposing or competing transactions. See "Post-Signing and Post-Closing Covenants" beginning on pages _ and _.

         OTHER AGREEMENTS

         At the closing of the sale transaction, we would enter into an outsourcing services agreement with REL covering services that may be provided to us by REL after the closing, a value-added reseller agreement with REL covering our Web4 products that may be distributed by REL after the closing, and a transition agreement that covers the transition of the netGuru name and mark and our hosting of the "netguru.com" website for a limited time following the closing. See "Operations to be Sold" beginning on page _ for additional information.

         CONSIDERATION TO BE RECEIVED AND USE OF PROCEEDS

         DFH has agreed to pay us $2.0 million under the sale agreement, which we would apply toward the payment of a $3.5 million cash dividend to our pre-merger stockholders. See "Cash Dividend" below. We have agreed to transfer to REL at the closing of the merger and sale transactions any cash and cash equivalents in excess of U.S. reserved cash, as defined in Section 1.2(b)(i) of the merger agreement. See "Post-Signing and Post-Closing Covenants" beginning on page _.

         NON-SOLICITATION

         The sale agreement contains non-solicitation provisions restricting our right to negotiate or enter into other acquisition or sale transactions prior to the closing. The sale agreement also includes employee and customer non-solicitation provisions restricting our and DFH's rights to solicit employees and certain customers of one another for a period of 18 months following the closing. See "Post-Signing and Post-Closing Covenants" beginning on page _.

CLOSINGS AND TERMINATION FEES

         The merger agreement and the sale agreement each require that the closings of the merger and sale transactions occur simultaneously. The closings of the merger and sale transactions are subject to various conditions, including approval of the transactions by our stockholders. If all closing conditions are met, we anticipate that the merger and sale transactions would as soon as practicable following the annual meeting, but not later than December 22, 2006. See "Conditions to Closing" beginning on pages _ and _.

         However, each party has certain rights to terminate the merger and/or sale agreements, including the right to unilaterally terminate the agreements with or without reason if the transactions do not close by December 22, 2006. Depending upon the reasons a termination occurs, we might be required to pay to, or we may receive from, BPOMS and/or DFH termination fees totaling up to $400,000. See "Termination Fees" beginning on pages _ and _.

RELATED TRANSACTIONS

         CASH DIVIDEND

         In connection with the merger and sale transactions, we plan to declare a cash dividend and to conduct a reverse stock split prior to the closings. The cash dividend, if declared as anticipated, would be approximately $3.5 million in the aggregate, or approximately $0.18 cents per share of our common stock outstanding prior to the planned reverse stock split, and would become payable out of the $1.5 million in cash anticipated to be provided by BPOMS in the merger transaction and the approximate $2.0 million in cash anticipated to be received from DFH in the sale transaction. The cash dividend would be paid after the closings and only to holders of our common stock outstanding on a record date to be set prior to the closings. See "Use of Proceeds" beginning on pages _ and _ and "Post-Signing and Post-Closing Covenants" beginning on pages _ and _.

         CREATION OF PREFERRED STOCK

         We have agreed to create three series of preferred stock containing, among other terms, various conversion, liquidation, redemption, voting and director election and board observation provisions. Shares of BPOMS preferred stock would be exchanged for shares of our newly created preferred stock with substantially the same terms at the closing of the proposed merger. See "BPOMS Capital Stock, Options and Warrants" beginning on page _ and Appendix G to this proxy statement.

CORPORATE NAME CHANGE

         The agreements relating to the merger transaction and the sale transaction require that we change our name to BPO Management Services, Inc. at or after the effective time of the merger. See proposal 4 beginning on page _.

REVERSE STOCK SPLIT

         After the declaration of the dividend but prior to the payment of the dividend and the consummation of the merger, we would effect a reverse stock split of our approximately 19.2 million outstanding shares of common stock. See proposal 5 beginning on page _.

INCREASE IN AUTHORIZED NUMBER OF PREFERRED SHARES

         If the merger transaction is consummated, then we would first increase the authorized number of preferred shares from 5,000,000 to 5,000,000 plus the number of preferred shares needed to accommodate the creation of the three series of preferred stock for which the BPOMS preferred stock would be exchanged in the merger transaction if the merger is consummated. See proposal 6 beginning on page _.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS

         Some of our directors and executive officers have interests in the merger, sale and related transactions that are different from, or in addition to, those of our stockholders generally. Our board of directors was aware of these interests when it approved the merger and sale agreements.

         For example, new employment agreements with Bruce K. Nelson, who is our Chief Financial Officer and who is proposed to serve as Chief Financial Officer of the combined company, and Koushik Dutta, who is our Chief Operating Officer and who is proposed to serve as Chief Technology Officer of the combined company, may be entered into and become effective as of the closing of the merger transaction. Mr. Dutta is not currently a party to an employment agreement with us. The salary and various other benefits under the proposed new employment agreements include certain increases over the salary and benefits currently being provided to Messrs. Nelson and Dutta. See "Post-Closing Beneficial Ownership and Operations" beginning on page _ for more specific information regarding the proposed terms of those agreements.

         Mr. Nelson has received and anticipates receiving under his existing employment agreement compensation tied to milestones that relate in part to our progress in connection with the merger and sale transactions. See "Employment Agreements, Termination of Employment and Change-in-Control Arrangements" beginning on page _ for more specific information regarding that compensation. As indicated above, Mr. Dutta does not currently have an employment agreement with us. However, Mr. Dutta is entitled to a cash bonus payable at the time of the closing. See "Certain Relationships and Related Transactions" beginning on page _ for more specific information regarding that bonus.

         Each of our non-employee directors has received $67,000 for serving on a special committee of our board of directors that was charged with the task of assisting in establishing a specific course of action for us to take after the consummation of the asset sale last year. See "Directors' Compensation" beginning on page _ for more specific information regarding that compensation.

         Mr. Amrit K. Das and Mr. Santanu K. Das, two of our directors, are also shareholders and officers of DFH, the entity to which we propose to sell our interest in the capital stock of REL in the sale transaction. Accordingly, each of these two directors has a direct financial interest in the sale transaction and therefore abstained from voting on the proposed merger and sale transactions. See "the sale agreement - general" beginning on page _ for further information.

STOCKHOLDER AND BOARD APPROVALS

         The merger transaction, sale transaction, corporate name change, reverse stock split and increase in the authorized number of preferred shares are the subject of proposals 2, 3, 4, 5 and 6, respectively. Approval of each of these matters requires the affirmative vote of a majority of the shares entitled to vote at the annual meeting. We anticipate that the shares covered by the voting agreements will be voted in favor of proposals 2, 3, 4, 5 and 6. The independent members of our board of directors recommend that our stockholders approve each of these proposals.

         At the close of business on September 29, 2006, our directors, director nominees and executive officers collectively owned approximately 27.4% of the outstanding shares of our common stock entitled to vote at the annual meeting, a substantial portion of which are subject to the voting agreements. See "Security Ownership of Certain Beneficial Owners and Management" beginning on page _.

         The boards of directors and stockholders of BPOMS, BPO Acquisition Corp. and DFH have approved the merger and sale transactions, as applicable.

         We intend that the name change, cash dividend and increase in the authorized number of preferred shares will not occur unless the merger and the sale transactions are consummated. However, we intend that if approved by our stockholders, the reverse stock split likely would occur regardless of whether the merger and sale transactions are consummated. The cash dividend is discussed in conjunction with proposals 2 and 3 and does not require separate stockholder approval.

REASONS FOR THE MERGER AND SALE TRANSACTIONS

         POTENTIAL BENEFITS AND NEGATIVE FACTORS

         In reaching its decision to approve the merger and sale transactions, our board of directors considered numerous potential benefits and material factors pertaining to the merger and sale transactions, including the belief that the concurrent merger and sale transactions represent the most favorable alternative currently available to us to maximize stockholder value. Our board of directors also considered a number of potentially negative factors in reaching its decision to approve the merger and sale transactions, including the anticipated dilution and the termination fee provisions of the merger and sale agreements. See "Reasons for the Merger and Sale Transactions" beginning on page
_.

         OPINION OF FINANCIAL ADVISOR

         In deciding to approve the merger and sale transactions, our board of directors considered an opinion from its financial advisor, B. Riley & Co., Inc. ("B. Riley"), that as of August 29, 2006, the aggregate consideration proposed to be received by us in connection with the merger and sale transactions was fair to our stockholders from a financial point of view. See "Opinion of Financial Advisor" beginning on page _ and APPENDIX C.

         We did not request, and B. Riley did not provide, separate fairness determinations for the merger transaction and the sale transaction. The terms of the merger agreement and the sale agreement explicitly provide that both of those transactions must occur concurrently. Accordingly, we believe that obtaining separate fairness determinations would not have been useful or an appropriate use of our resources given the required concurrence of the two transactions.

REGULATORY APPROVALS

         There are no material United States federal or state regulatory approvals required for completion of the merger and sale transactions, the corporate name change and the reverse stock split, other than the approval of those proposals by our stockholders under the corporate law of the State of Delaware. However, in order to remain listed on The Nasdaq Capital Market, we will need to obtain Nasdaq approval. See "Regulatory Approvals" beginning on page _.

BENEFICIAL OWNERSHIP AND OPERATIONS FOLLOWING THE CLOSING

         BENEFICIAL OWNERSHIP

         As a result of the merger, BPOMS would become a wholly-owned subsidiary of ours. Also, we would experience a change in control because we anticipate that approximately 90% of the equity interests of the combined company that would be outstanding immediately following the merger on a fully-diluted basis but excluding most new equity or equity-based securities issued by us or BPOMS after August 29, 2006, would be held by the former BPOMS stockholders. See "Post-Closing Beneficial Ownership and Operations" beginning on page _.

         BUSINESS

         At the effective time of the merger, BPOMS will become a wholly-owned subsidiary of ours. We anticipate that our Web4 and IT services businesses will be integrated with BPOMS' businesses after the closing. See "Post-Closing Beneficial Ownership and Operations" beginning on page _.

         MANAGEMENT

         Concurrently with the closing, we anticipate that BPOMS' management team and directors and officers selected by BPOMS would assume various management positions with us and most positions on our board, including chairman. Also, BPOMS' management intends that Messrs. Nelson and Dutta will enter into employment agreements to take effect at the effective time of the merger. See "Post-Closing Beneficial Ownership and Operations" beginning on page
_.

ACCOUNTING TREATMENT

         MERGER TRANSACTION

         BPOMS will be the accounting acquirer, with the merger transaction reflected as a reverse acquisition. See "Accounting Treatment" beginning on page _ and Appendix D.

         SALE TRANSACTION

         We anticipate reporting a gain on sale of approximately $80,000 relating to the sale transaction. See "Accounting Treatment" beginning on page
_.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         We and BPOMS intend that the merger transaction will qualify as a tax deferred reorganization as defined in the Internal Revenue Code of 1986, as amended. If the merger qualifies as a tax deferred reorganization, BPOMS stockholders will generally not recognize gain or loss for United States federal income tax purposes upon receipt of our stock in the merger, except in connection with cash received instead of a fractional share of our common stock.

Our stockholders will not exchange their common stock in the merger and, accordingly, will not recognize any taxable gain or loss as a result of the merger. However, stockholders who participate in the cash distribution we intend to pay following the merger transaction may be taxed as a dividend on their receipt of the distribution. See "Material United States Federal Income Tax Consequences" beginning on pages __ and __.

RISK FACTORS

         Various risk factors relating to our consummation of, or failure to consummate, the proposals described in the proxy statement, together with risk factors relating to our current and proposed operations, are included under the heading "Risk Factors" beginning on page _.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This proxy statement and the documents accompanying or incorporated by reference into this proxy statement contain forward-looking statements about the merger and sale transactions and our company within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"). These forward-looking statements generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance, and can generally be identified by the use of the words "believe," "intend," "plan," "expect," "forecast," "project," "may," "should," "could," "seek," "pro forma," "goal," "estimates," "continues," "anticipate" and similar words. Other forward-looking statements include those concerning the value of the assets to be transferred to DFH in the sale transaction, the aggregate net consideration to be received by us in the merger and sale transactions, the likelihood of stockholder value resulting from the merger transaction or the merger and sale transactions, and the business operations of our company following the closing of, or in the event the merger and sale transactions are not completed, in lieu of, the merger and sale transactions.

         These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements.

         We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such statements are based upon current expectations and beliefs and are subject to risks, uncertainties and changes in condition, significance, value and effect, including those discussed in the sections entitled "Risk Factors" beginning on page __ and contained in Item 6 of Part II of our annual report on Form 10-KSB for the fiscal year ended March 31, 2006. Such risks, uncertainties and changes in condition, significance, value and effect could cause our actual results to differ materially from those anticipated events. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

                                  RISK FACTORS

         Please refer to the "Cautionary Statement Regarding Forward-Looking Statements" at page _. The discussion below highlights some important risks we have identified in connection with the proposed merger and sale transactions and related matters, but these should not be assumed to be the only factors that could affect our future performance and condition, financial and otherwise. We do not have a policy of updating or revising forward-looking statements, and silence by management over time should not be assumed to mean that actual events are bearing out as estimated in such forward-looking statements.

     WE AND BPOMS EACH HAVE HISTORIES OF LOSSES AND ACCUMULATED DEFICITS THAT MAY CONTINUE IN THE FUTURE AND, ALONG WITH "GOING CONCERN" REPORTS MAY ADVERSELY AFFECT OUR AND THE POST-MERGER COMBINED COMPANY'S BUSINESS, PROSPECTS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND STOCK PRICE BY, AMONG OTHER THINGS, MAKING IT MORE DIFFICULT TO RAISE ADDITIONAL DEBT OR EQUITY FINANCING.

         We have incurred net losses each fiscal year since our public offering in 1996, with the exception of the fiscal year ended March 31, 2006, in which we realized net income of $14.7 million due to a $21.5 million gain on the asset sale to Bentley Systems Incorporated ("Bentley") in November 2005. We do not expect to realize similar gains in future periods. For the three months ended June 30, 2006, we recorded a net loss of approximately $452,000, as compared to a net loss of approximately $334,000 for the three months ended June 30, 2005. Our accumulated deficit through June 30, 2006 was approximately $17.0 million, and as of that date we had a total shareholders' equity of approximately $3.2 million.

         Our recurring losses from operations, excluding gains on the sale of significant portions of our operating assets, our limited cash resources and continued negative cash flow from operations, our accumulated deficit and the potential sale of additional operating assets, among other factors, raised substantial doubt about our ability to continue as a going concern and led our independent registered public accounting firm to include an explanatory paragraph related to our ability to continue as a going concern in their report for the year ended March 31, 2006.

         BPOMS had a net loss of $792,227 from inception to December 31, 2005, and a net loss of $1,067,584 for the six months ended June 30, 2006. BPOMS believes that a substantial part of the loss in each period relates to the costs associated with forming its business, developing its business plan, acquiring companies and integrating the operations that it acquired. Nonetheless, BPOMS' losses from operations since inception and lack of sufficient capital resources led BPOMS' auditors to include an explanatory paragraph related to BPOMS' ability to continue as a going concern in their report accompanying BPOMS' financial statements for the fiscal year ended December 31, 2005.

         Reports of independent auditors questioning a company's ability to continue as a going concern generally are viewed unfavorably by analysts and investors. This may make it difficult for us and/or BPOMS to raise additional debt or equity financing needed for our or the combined company's continued operations or for planned expansion, particularly if we are unable to attain and maintain profitable operations in the future. Consequently, future losses may adversely affect our or the combined company's business, prospects, financial condition, results of operations and cash flows. You should review the reports of our and BPOMS' independent registered public accounting firms and our respective consolidated financial statements and unaudited pro forma financial information contained in the appendices to this proxy statement before making a decision as to whether to vote in favor of or against the proposed transactions.

     WE MAY INCUR ADDITIONAL COSTS AND EXPERIENCE IMPAIRED OPERATING RESULTS IF WE ARE UNABLE TO RETAIN AN EXPERIENCED MANAGEMENT TEAM, REGARDLESS OF WHETHER THE MERGER AND SALE TRANSACTIONS ARE CONSUMMATED.

         Our founder, Chairman and Chief Executive Officer, Amrit K. Das, and our Chief Financial Officer, Bruce K. Nelson, have been with us for approximately 25 years and 4 years, respectively. Mr. Das' employment agreement has expired, and he plans to resign concurrently with the consummation of the merger and sale transactions. Mr. Nelson's existing employment agreement may be terminated by us or him at any time and for any reason, and he has not entered into a new post-merger employment agreement, although BPOMS anticipates that he will do so. We rely heavily on the experience, expertise, industry knowledge and historical company knowledge of Mr. Das and Mr. Nelson. Accordingly, it would be extremely difficult to replace them if we were to lose the services of either of them. Also, we do not have key person insurance on the lives of either of them.

         BPOMS depends on the efforts of its executive officers and other key personnel, including its founders Patrick Dolan, who serves as its Chief Executive Officer, and James Cortens, who serves as its President, Chief Financial Officer and Chief Operating Officer. The loss of these officers could adversely affect our post-merger business, financial condition and results of operations. BPOMS has employment agreements with each of its executive officers, but does not have key person insurance on the lives of either of them.

         The precise impact of the loss of services of Mr. Das or Mr. Nelson if the merger and sale transactions are not consummated, or the loss of Messrs. Dolan or Cortens if the merger and sale transactions are consummated, is difficult to predict, but would likely result in, at a minimum, additional costs to recruit, hire and retain a successor and could impair operating results while the successor was being recruited and transitioning into the position.

     WE MAY BE DELISTED FROM THE NASDAQ CAPITAL MARKET EITHER VOLUNTARILY OR INVOLUNTARILY, AND WE MAY SEEK TO TERMINATE OUR SECURITIES AND EXCHANGE COMMISSION ("COMMISSION") REPORTING OBLIGATIONS UNDER SECTIONS 12 AND 15 OF THE EXCHANGE ACT IF WE ARE OR BECOME ELIGIBLE TO DO SO, WHICH COULD REDUCE THE LIQUIDITY OF OUR COMMON STOCK AND INHIBIT OR PRECLUDE OUR ABILITY TO RAISE ANY NEEDED WORKING CAPITAL FROM EQUITY INVESTORS.

         Nasdaq's quantitative listing standards require, among other things, that listed companies maintain a minimum closing bid price of $1.00. On September 12, 2006, we received a Nasdaq staff determination notice indicating that our grace period to regain compliance with this provision has expired and that our shares are subject to delisting from The Nasdaq Capital Market unless we successfully appeal the determination. On October 19, 2006, we attended an appeal hearing to present our plan for regaining compliance with all applicable Nasdaq rules. Elements of the plan include the proposed merger transaction and proposed reverse stock split to be voted upon by our stockholders. The hearing panel has granted our request for continued listing until December 4, 2006. However, we cannot assure you that the proposed merger transaction and proposed reverse stock split will be approved by our stockholders and ultimately consummated before or after that date.

         In addition, Nasdaq rules require that a listed company that experiences a change in control and desires to remain listed on Nasdaq must re-apply for a new listing and meet all initial listing criteria. We currently do not meet the initial listing criteria relating to minimum bid price, market value of publicly held shares and stockholders' equity/market value of listed securities/net income from continuing operations. Also, we will need to confirm whether the terms of the preferred stock to be created in connection with the merger transaction comply with Nasdaq corporate governance rules. Accordingly, even if we are able to maintain our listing until the reverse merger occurs, we may be delisted and unable to relist on Nasdaq if we are unable to meet the initial listing criteria at the effective time of the reverse merger.

         Alternatively, particularly if the merger transaction is not consummated, we may determine that it is not cost-effective for us to remain listed on Nasdaq and maintain full-reporting status relative to our operations. In that event, we would seek to conserve resources by voluntarily delisting our common stock from trading on Nasdaq and terminating our reporting obligations under Sections 12 and 15 of the Exchange Act. Considering our rate of cash usage and our current cash position, if the merger and sale transactions are not consummated within the next few months, we may proceed with steps to delist from Nasdaq and terminate our Commission reporting obligations if we are then eligible to do so.

         If we are delisted from The Nasdaq Capital Market and/or if we terminate our Commission reporting obligations, our stock price could decline and the ability of our stockholders and of any potential or future investors to achieve liquidity from our common stock could be severely limited. This could inhibit, if not preclude, our ability to raise any needed additional working capital through equity offerings on acceptable terms.

     THE SALE AGREEMENT CONTAINS INDEMNIFICATION OBLIGATIONS THAT WE OR THE COMBINED COMPANY MAY BE REQUIRED TO FULFILL.

         We have agreed to indemnify, defend and hold harmless DFH and each of its officers, directors, stockholders, employees, agents, representatives, affiliates, successors and assigns from and against and pay on behalf of or reimburse such persons in respect of any loss they incur as a result of or relating to our breach of any representation or warranty in the sale agreement or in any related closing certificate and our breach of any covenant or agreement in the sale agreement. As described under the heading "Indemnification" beginning at page _, the indemnification obligation may be in an amount up to the entire $2.0 million purchase price under the sale agreement.

          ADDITIONAL RISKS IF THE PROPOSED TRANSACTIONS ARE CONSUMMATED

     THE MERGER TRANSACTION WILL BE HIGHLY DILUTIVE TO OUR EXISTING STOCKHOLDERS AND WILL SUBJECT OUR STOCKHOLDERS TO THE PRIOR RIGHTS AND PREFERENCES OF PREFERRED STOCKHOLDERS.

         As a result of the merger transaction, we will experience a change in control because we anticipate that approximately 90% of the equity interests of the combined company that would be outstanding immediately following the merger on a fully-diluted basis but excluding most new equity or equity-based securities issued by us or BPOMS after August 29, 2006, would be held by the former BPOMS stockholders. In addition, our common stockholders will become subordinated to the rights, preferences and privileges of the classes of preferred stock to be created in connection with the merger transaction. These rights, preferences and privileges will include various conversion, liquidation, redemption, voting, director election and board observation provisions, consistent with those described under the heading "BPOMS' Capital Stock, Options and Warrants" beginning on page _.

     WE AND BPOMS WILL NEED FINANCING TO CONDUCT OUR COMBINED POST-MERGER OPERATIONS AND MAKE DESIRED ACQUISITIONS, WHICH FINANCING MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS OR AT ALL AND, IF AVAILABLE, MAY RESULT IN SIGNIFICANT ADDITIONAL DILUTION TO OUR CURRENT STOCKHOLDERS.

         The combined company will need financing to conduct operations and make desired acquisitions following the consummation of the merger and sale transactions. As described under the heading "BPOMS Potential Financing" beginning on page __, BPOMS is currently seeking to raise up to $15 million in one or more private financing transactions that would close immediately following the consummation of the merger. However, financing may not be available on terms favorable to the combined company, or at all. If adequate funds are not available when required or on acceptable terms, the combined company may be unable to continue its operations as planned or at all. In addition, financing transactions, if successful, are likely to result in significant additional dilution to the voting and economic rights of our existing stockholders. Financings may also result in the issuance of securities with rights, preferences and other characteristics superior to those of the common stock and, in the case of debt or preferred stock financings, may subject the combined company to covenants that restrict its ability to freely operate its business.

     TWO OF THE COMBINED COMPANY'S EXECUTIVE OFFICERS WILL COLLECTIVELY BENEFICIALLY OWN APPROXIMATELY 68.9% OF THE OUTSTANDING COMMON STOCK OF THE COMBINED COMPANY FOLLOWING THE MERGER ON A FULLY-DILUTED BASIS BUT EXCLUDING MOST NEW EQUITY OR EQUITY-BASED SECURITIES ISSUED BY US OR BPOMS AFTER AUGUST 29, 2006, AND WILL BE ABLE TO CONTROL OR EXERCISE SIGNIFICANT INFLUENCE OVER THE OUTCOME OF MATTERS TO BE VOTED ON BY THE COMBINED COMPANY'S STOCKHOLDERS.

         Immediately following the merger, Messrs. Dolan and Cortens will collectively beneficially own approximately 68.9% of the outstanding common stock of the combined company following the merger on a fully-diluted basis but excluding most new equity or equity-based securities issued by us or BPOMS after August 29, 2006. In addition, it is anticipated that as the sole holders of the combined company's Series A Preferred stock following the merger, voting as a separate class, they will be entitled to elect two members of our board of directors to the extent permitted by applicable Nasdaq rules. We anticipate that immediately following the merger, Mr. Dolan will be the combined company's Chairman of the Board and Chief Executive Officer and Mr. Cortens will be the combined company's President, Secretary and a director. Accordingly, Messrs. Dolan and Cortens will be able to control or exercise significant influence with respect to the election of directors, offers to acquire the combined company and other matters submitted to a vote of the combined company's stockholders.

     BECAUSE BPOMS HAS A LIMITED OPERATING HISTORY, IT IS DIFFICULT TO PREDICT ITS FUTURE PERFORMANCE.

         BPOMS was organized in July 2005 and acquired its ADAPSYS and Digica subsidiaries in August 2005 and January 2006, respectively. BPOMS therefore has limited operating and financial history available to help stockholders evaluate its past performance or to make a decision regarding the merger transaction. Moreover, BPOMS' limited historical financial results may not accurately predict its future performance. Companies in their initial stages of development present substantial business and financial risks and may suffer significant losses. As a result of the risks specific to BPOMS' business and those associated with new companies in general, it is possible that BPOMS or the combined company may not be successful in implementing BPOMS' business strategy and that our stockholders could lose the total value of their investment in the combined company.

     THE COMBINED COMPANY'S GROWTH MAY DEPEND ON ITS SUCCESSFUL ACQUISITION OF OTHER BUSINESSES IN THE BUSINESS PROCESS OUTSOURCING INDUSTRY.

         Following the merger, BPOMS' management intends that the combined company would pursue acquisitions of businesses in the business processing outsourcing industry that can be acquired on acceptable terms. The combined company's future growth may depend, in part, upon the successful implementation of this strategy. We cannot assure you, however, that the combined company will be successful in identifying suitable acquisitions. If any potential acquisition opportunities are identified, there can be no assurance that the combined company will consummate the acquisitions, or that any acquisitions that are consummated will enhance the combined company's business or results of operations. Acquisitions may also result in further dilution to existing stockholders and require the combined company, on a regular basis, to examine goodwill for impairment and, if appropriate, to write off significant amounts of impaired goodwill and other identifiable intangible assets.

     IF BPOMS IS UNABLE TO INTEGRATE OR ACHIEVE THE OBJECTIVES OF ITS RECENT OR FUTURE ACQUISITIONS, THE COMBINED COMPANY'S OVERALL BUSINESS MAY SUFFER.

         The combined company's business strategy will depend on successfully integrating BPOMS' recent and future acquisitions. Acquiring businesses involves integration risks, including:

         o the diversion of management's time and attention away from operating the business to acquisition and integration challenges;

         o the need to integrate each business' accounting, information management, human resources, contract and other administrative systems to permit effective management;

         o an acquired company, product or technology may not perform as well as expected; and

         o    its entry into new markets or geographic areas.

         BPOMS and the combined company may be unable to effectively integrate businesses they may acquire without encountering these and other difficulties. Failure to integrate these businesses effectively could adversely affect the combined company's business, results of operations and financial condition. In addition to this integration risk, the combined company's business, results of operations and financial condition could be adversely affected if it is unable to achieve the planned objectives of an acquisition resulting from, for example, the financial underperformance of these acquisitions, the loss of key clients of the acquired business, or the occurrence of unanticipated liabilities or contingencies.

     THE MARKETS BPOMS SERVES ARE HIGHLY COMPETITIVE, AND ITS COMPETITORS MAY HAVE GREATER RESOURCES TO COMMIT TO GROWTH, NEW TECHNOLOGY AND MARKETING, WHICH COULD IMPAIR THE COMBINED COMPANY'S RESULTS OF OPERATIONS.

         BPOMS' current and potential competitors include in-house, back-office departments of corporations, as well as other third parties that provide discrete or combined business process functions, including very large BPO firms that have evolved out of former "Big Five" accounting firms and other industry-leading technology and consulting services companies. In addition, BPOMS expects that the predicted growth of the outsourcing market will attract other consulting firms and outsourcers and motivate competitors to assume responsibility for broad integration of human resources and other back-office processes. Many of BPOMS' competitors have substantially greater financial, technical and marketing resources, larger customer bases, greater name recognition and more established relationships with their customers and key product and service suppliers than BPOMS does. Those competitors may be able to:


         o develop and expand their delivery infrastructure and service offerings more quickly;

         o adapt better to new or emerging technologies and changing client needs;

         o take advantage of acquisitions and other opportunities more readily;

         o devote greater resources to the marketing and sale of their services; and

         o    adopt more aggressive pricing policies.

Some of BPOMS' competitors may also be able or willing to provide clients with additional benefits at lower overall costs. In addition, BPOMS believes there will be future consolidation in its market, which could increase competition in ways that may be adverse to the combined company.

     THE COMBINED COMPANY MAY BE UNABLE TO ATTRACT AND RETAIN, OR HAVE ACCESS TO, QUALIFIED PERSONNEL IN THE MARKETS THE COMBINED COMPANY WOULD SERVE, WHICH COULD ADVERSELY AFFECT ITS RESULTS OF OPERATIONS BY IMPAIRING ITS ABILITY TO GROW AND PROVIDE COMPETITIVE SERVICES.

         BPOMS' ability to provide its customers with competitive services and grow partially depends on its ability to attract and retain highly motivated people with the skills to serve its customers in a cost-effective way. If the combined company is unable to hire or otherwise obtain cost-effective access to skilled personnel in its markets, its operations may suffer. In addition, the combined company will be subject to the risk of management and employee disruption associated with the merger and sale transactions, including the risk that key technical, marketing and management personnel might not remain employed by the combined company through the consummation of the merger and sale transactions.

     THE COMBINED COMPANY WOULD BE SUBJECT TO RISKS ASSOCIATED WITH BPOMS' CANADIAN OPERATIONS, WHICH COULD RESULT IN INCREASED COSTS, OPERATIONAL DIFFICULTIES AND REDUCED REVENUE.

         Canadian operations represented over 63% of BPOMS' revenue in the first six months of 2006. There are risks inherent in doing business internationally, including changing regulatory requirements, legal uncertainty regarding foreign laws, tariffs and other trade barriers, political instability, potentially adverse tax consequences, foreign currency fluctuations and cultural differences. In addition, BPOMS' Canadian operations are localized, which makes its business dependent on regional economic conditions. Any one or more of these factors could adversely affect the combined company's business in a number of ways, such as increased costs, operational difficulties and reductions in revenue.

     THE MARKET PRICE FOR THE COMBINED COMPANY'S COMMON STOCK MAY BE HIGHLY VOLATILE AFTER THE MERGER AND SALE TRANSACTIONS, WHICH COULD IMPAIR THE VALUE OF THE COMBINED COMPANY'S COMMON STOCK AND RESULT IN LITIGATION AGAINST THE COMBINED COMPANY.

         The cash expenditures related to the merger and sale transactions, as described under the heading "Expenses" beginning on page __, and our anticipated declaration of a cash dividend to our pre-merger stockholders, may add to the anticipated volatility of the combined company's stock price. The price of the combined company's common stock could further decline due to the impact of any of the following factors:

         o    failure to meet its sales goals or operating budget;

         o    decline in demand for its common stock;

         o revenues and operating results failing to meet expectations of securities analysts or investors in any quarter;

         o downward revisions in operating performance estimates or changes in general market conditions;

         o technological innovations by competitors or in competing technologies;

         o    investor perception of its industry or prospects; or

         o    general economic trends.

         Market fluctuations are often unrelated to operating performance and therefore are beyond our control. In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. The combined company may become the target of similar litigation, which could result in substantial costs and divert management's attention and resources.

     RESALES BY EXISTING BPOMS STOCKHOLDERS OF SHARES ISSUED TO THEM IN THE MERGER OR BY STOCKHOLDERS WHO PURCHASE SECURITIES IN THE PROPOSED FINANCINGS MAY DEPRESS THE MARKET PRICE OF THE COMBINED COMPANY'S COMMON STOCK.

         Our issuance of shares to existing BPOMS stockholders will result in the relative number of shares of our common stock outstanding after the merger being at least ten times the number it would have been absent the merger. The combined company will be required to register for public resale the shares of common stock issued in the merger transaction or underlying newly created preferred stock and the shares underlying options and warrants assumed by the combined company. Also, it is likely that any shares of common stock issued or issuable under derivative securities issued in the proposed financings being structured by BPOMS would subsequently be registered for resale by the purchasers. Future resales of these shares of common stock, or the perception that such sales could occur, could adversely affect the market price of the combined company's common stock. We cannot assure you as to when, and how many of, those shares will be resold and the effect those sales may have on the market price of the combined company's common stock.

     CHANGES IN TECHNOLOGY IN THE OUTSOURCING INDUSTRY COULD CAUSE BPOMS' OR THE COMBINED COMPANY'S BUSINESS TO LOSE MONEY OR COULD REQUIRE THE COMBINED COMPANY TO INVEST ADDITIONAL CAPITAL IN NEW TECHNOLOGY.

         The markets for BPOMS' services change rapidly because of technological innovation, new product and service introductions, and changes in customer requirements, among other things. New products and services and new technology often render existing information services or technology infrastructure obsolete, costly, or otherwise unmarketable. As a result, the combined company's success will depend on its ability to timely innovate and integrate new technologies into its service offerings. We cannot assure you that the combined company will be successful at adopting and integrating new technologies into its service offerings in a timely manner or at all.

     BPOMS' SYSTEMS AND PROCESSES ARE NOT PROTECTED BY PATENTS OR BY REGISTERED COPYRIGHTS, TRADEMARKS, TRADE NAMES OR SERVICES MARKS AND, AS A RESULT, THE COMBINED COMPANY'S COMPETITORS MAY BE ABLE TO USE ITS SYSTEMS AND PROCESSES TO COMPETE AGAINST IT.

         BPOMS believes that, because of the rapid pace of technological change in the computer industry, copyright and other forms of intellectual property protection are of less significance than factors such as the knowledge and experience of management and other personnel, and the ability to develop, enhance, market and acquire new systems and services. As a result, BPOMS' systems and processes are not protected by patents or by registered copyrights, trademarks, trade names, or service marks. To protect its proprietary services and software from illegal reproduction, BPOMS relies on certain mechanical techniques in addition to trade secret laws, restrictions in certain of its customer agreements with respect to use of its services and disclosure to third parties, and internal non-disclosure safeguards, including confidentiality restrictions with certain employees. Despite these efforts, it may be possible for BPOMS' competitors or clients to copy aspects of its trade secrets. This could adversely affect the combined company's business, financial condition and results of operations.

     IF THE TREND TOWARD OUTSOURCING DOES NOT CONTINUE, THE COMBINED COMPANY'S BUSINESS WILL BE ADVERSELY AFFECTED.

         The combined company's business could be adversely affected if the trend toward outsourcing declines or reverses, or if companies bring previously outsourced functions back in-house. The continued threat of terrorism within the United States and abroad and the potential for sustained military action may cause disruption to commerce and economic conditions, both domestic and foreign, which could adversely affect the combined company's business and new client prospects.

     BPOMS OPERATES IN A COMPLEX REGULATORY ENVIRONMENT, AND FAILURE TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS COULD ADVERSELY AFFECT THE COMBINED COMPANY'S BUSINESS.

         BPOMS' human resource processes and other operations are subject to a number of laws and regulations, including those applicable to payroll practices, benefits administration, employment practices and data privacy. Because BPOMS' clients operate in the United States and in Canada, BPOMS must perform its services in compliance with the legal and regulatory requirements of multiple jurisdictions. Some of these laws and regulations may be difficult to ascertain or interpret, may change and may be inconsistent with BPOMS' business practices. Violations of laws and regulations could subject BPOMS or the combined company to fines and penalties, damage their reputation, constitute breach of their client contracts and impair their ability to do business in various jurisdictions or according to their established processes.

     THE COSTS AND EFFECTS OF LITIGATION, INVESTIGATIONS OR SIMILAR MATTERS COULD ADVERSELY AFFECT THE COMBINED COMPANY'S FINANCIAL POSITION AND RESULTS OF OPERATIONS.

         The combined company may be involved from time to time in a variety of litigation, investigations or similar matters arising out of its business. For example, BPOMS is currently a defendant in two lawsuits filed by 28 former employees who allege their employment was terminated without either reasonable notice or compensation in lieu of reasonable notice and who seek unspecified damages. Further, although BPOMS' standard customer contracts limit liability to a specified percentage of revenue from the contract, asserted claims may still exceed those amounts. BPOMS' or the combined company's insurance may not cover all claims that may be asserted against them, and any claims asserted against them, regardless of merit or eventual outcome, may harm BPOMS' or the combined company's reputation. If the ultimate judgments or settlements in any litigation or investigation significantly exceed insurance coverage, they could adversely affect the combined company's financial position and results of operations. In addition, the combined company may be unable to obtain appropriate types or levels of insurance in the future.

     BPOMS' SYSTEMS MAY BE SUBJECT TO DISRUPTIONS THAT COULD ADVERSELY AFFECT THE COMBINED COMPANY'S BUSINESS AND REPUTATION.

         BPOMS' business depends on its ability to process, on a daily basis, a large number of complicated transactions. BPOMS relies heavily on its human resources, financial, accounting and other data processing systems. If any of these systems fails to operate properly or becomes disabled even for a brief period of time, the combined company could suffer financial loss, a disruption of its business, liability to clients, regulatory intervention or damage to its reputation. BPOMS has disaster recovery plans in place to protect its businesses against natural disasters, security breaches, military or terrorist actions, power or communication failures or similar events. Despite these preparations, in the event of a catastrophic occurrence, BPOMS' disaster recovery plans may not be successful in preventing the loss of customer data, service interruptions, disruptions to the combined company's operations, or damage to its important facilities.

        ADDITIONAL RISKS IF THE PROPOSED TRANSACTIONS ARE NOT CONSUMMATED

     EVEN IF APPROVED BY OUR STOCKHOLDERS, THE MERGER AND SALE TRANSACTIONS MAY NOT BE COMPLETED, WHICH WOULD MEAN WE EXPENDED SUBSTANTIAL RESOURCES AND INCURRED SIGNIFICANT LEGAL AND ACCOUNTING COSTS WITHOUT REALIZING ANY BENEFIT AND WE COULD BE REQUIRED TO PAY SUBSTANTIAL TERMINATION FEES.

         As discussed in proposals 2 and 3, the completion of the merger and sale transactions is subject to certain conditions, including stockholder approval. However, even if our stockholders approve the transactions, we cannot assure you that the other conditions to closing will be met and that the transactions will be completed. If the transactions are not completed, we will have spent a substantial amount of time and financial resources in connection with the transactions without realizing any benefit. In addition, as described under the heading "Termination Fees" beginning at pages _ and _, we may have to pay termination fees totaling up to $400,000.

     WE HAVE LIMITED CASH RESOURCES AVAILABLE TO CONTINUE OUR OPERATIONS AND OUR EFFORTS TO CONSUMMATE THE PROPOSED MERGER AND SALE TRANSACTIONS. ACCORDINGLY, IF WE ARE UNABLE TO TIMELY CONSUMMATE THE PROPOSED TRANSACTIONS OR RAISE NEEDED CAPITAL IN THE FUTURE, WE MAY BE UNABLE TO FUND OPERATING CASH SHORTFALLS.

         We have limited cash resources, and these resources may diminish in the future. Our future capital requirements will depend upon many factors, including our consummation of the merger and sale transactions, sales and marketing efforts, the development of new products and services, future strategic mergers and/or divestitures/acquisitions, the progress of our research and development efforts, and the status of competitive products and services. As of June 30, 2006, we had working capital of $3.6 million, including $1.5 million of net assets and liabilities held for sale, and an accumulated deficit of $17.0 million. As of that date, we had $2.2 million of cash and cash equivalents and $368,000 of accounts receivable, net of allowance for doubtful accounts. Our total cash "burn" rate is estimated to be approximately $300,000 per month.

         We recorded net operating losses of $6.1 million and $370,000 from continuing operations and used $2.2 million and $346,000 of cash in continuing operating activities during the fiscal year ended March 31, 2006 and the three months ended June 30, 2006, respectively. There is no assurance that we will be able to generate sufficient operating cash in future quarters. We believe that our cash resources may not be sufficient to fund our operations beyond December 31, 2006. We have incurred and expect to continue to incur significant costs in connection with the consummation of the merger and sale transactions, much of which we will expend in preparation for the closings and regardless of whether the proposed transactions ultimately are consummated.

         We do not have any debt instruments in place that we could use for future borrowings. Thus, if the merger and sale transactions are not consummated or are not consummated on a timely basis, we may be forced to seek additional capital in order to continue our operations. Our inability to obtain any needed financing on terms acceptable to us, or at all, could result in a significant loss of ownership and/or control of our proprietary technology and other important assets and could also hinder our ability to fund our continued operations and our product development efforts that historically have contributed significantly to our competitiveness. We could also find it necessary to pursue a plan of complete liquidation and dissolution. In that event, we would incur additional costs related to the disposal of our remaining assets and businesses, which would reduce or eliminate the cash available for distribution to our stockholders.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         Our bylaws provide that our board of directors shall consist of not less than five nor more than eight directors, with the exact number of directors that constitutes our board of directors to be set by our board of directors subject to the provisions of our certificate of incorporation. The number of directors on our board of directors is set at five, and there are no vacancies on our board of directors.

         Directors are elected annually and hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified. However, if the merger and sale transactions described in this proxy statement are consummated, then our board of directors would be reconstituted at the effective time of the merger in accordance with the terms of the merger agreement, as described under the heading "Post-Closing Beneficial Ownership and Operations - Management" beginning on page _ .

         It is intended that the proxies solicited by the board of directors will be voted "for" election of the five nominees listed in this proxy statement unless a contrary instruction is made on the proxy. If, for any reason, one or more of these nominees is unavailable as a candidate for director, an event that we do not anticipate, the proxies held by management may be voted for a substitute nominee or nominees, if any, as recommended by management. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named. All of the nominees for director are currently directors of netGuru.

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

         Set forth below is certain information as of September 29, 2006 regarding our directors, who are all nominees for re-election, and our executive officers.

              Name                   Age                  Position
              ----                   ---                  --------

Amrit K. Das                          61   Chairman of the Board, Chief
                                           Executive Officer, President and
                                           Director
Koushik Dutta                         42   Chief Operating Officer
Bruce K. Nelson                       52   Chief Financial Officer and Secretary
Santanu K. Das                        33   Director
D. Dean McCormick III (1)(2)(3)(4)    53   Director
Stanley W. Corbett (1)(2)(4)          73   Director
Benedict A. Eazzetta (1)(2)(3)(4)     43   Director
____________________________
(1) Member of Audit Committee.
(2) Member of Compensation Committee.
(3) Member of Nominating and Governance Committee.
(4) Member of Special Committee.

         AMRIT K. DAS is the founder of our company. He has served as our Chief Executive Officer and Chairman of our board of directors since our inception in 1981 and as our President since November 2003. Mr. Das also served as our President from our inception until March 1999. Mr. Das holds a B.S. in Civil/Structural Engineering from Calcutta University, India, and an M.S. in Structural Engineering from the University of South Carolina. Mr. Das is the father of Santanu K. Das.

         KOUSHIK DUTTA has served as our Chief Operating Officer since November 2005. He has served as Chief Technology Officer of our Web4 division since April 2000. Prior to that, Mr. Dutta co-founded Allegria Software, Inc. and served as President and Chief Technology Officer of that company from February 1999 to March 2000. Additionally, Mr. Dutta served as Vice President of Research and Development for Advanced Technology Corporation from 1995 to June 1997 and as Senior Manager for Research Engineers International from 1992 to 1995. Mr. Dutta also co-founded and launched two business ventures, MicroWare and StanSoft. Mr. Dutta is the inventor of eReview, WebWorks, ForReview and Autoproject. Further Mr. Dutta is the winner of CSI's (Computer Society of India) prestigious NSTPC award for programming. Mr. Dutta holds a Bachelors of Technology degree from Indian Institute of Technology and an M.B.A. from Indian Institute of Management.

         BRUCE K. NELSON has served as our Chief Financial Officer since April 2002 and as our Secretary since November 2005. Prior to joining us, Mr. Nelson served as Chief Financial Officer of Millennium Information Technologies, Inc. from 1997 to April 2002. From 1992 to 1997, he was co-founder and President of Comprehensive Weight Management, a healthcare marketing company. From 1985 to 1992, Mr. Nelson served as Treasurer of Comprehensive Care Corporation, a NYSE-traded national service company. Mr. Nelson holds a B.S. in Finance from University of Southern California and an M.B.A. from Bryant College in Smithfield, Rhode Island.

         SANTANU K. DAS has served as a director since November 2003. He also served as our Executive Vice President and Chief Operating Officer from November 2003 until he resigned to join Bentley in connection with our sale of assets on November 18, 2005. Prior to that, he served as Corporate Vice President and President of Engineering and Collaborative Software from April 2002 to November 2003, as our Vice President of New Technology from July 1999 to November 2003 and as a director from September 1996 to July 2003. Prior to that, Mr. Das served as our Corporate Vice President and President of Engineering and Animation Software and ASP from January 2001 to March 2002. Prior to that, Mr. Das served as our Manager of New Technology from May 1997 until June 1999, and as a Senior Engineering Analyst for our company from 1991 to April 1997. Mr. Das holds a B.S. in Structural Engineering from the University of Southern California and an M.S. in Structural Engineering from the Massachusetts Institute of Technology. Santanu Das is the son of Amrit K. Das.

         D. DEAN MCCORMICK III is a certified public accountant and has been president of the accounting firm of McCormick Consulting, Inc. since July 1993. He has also been a member of Insight Consulting Partners, LLC, a strategic consulting firm, since October 2004. He joined the Board of Directors of Composite Technology Corporation in January 2006. He has been a member of the Audit and Budget Committee for the Catholic Diocese of Orange since February 2004. Mr. McCormick has been a member of the Forum for Corporate Directors since June 2003. He served as president of the Orange County Chapter of the Association for Corporate Growth from 1995 to 1996. Mr. McCormick holds a B.A. in Economics from the University of Redlands and an M.B.A. from the University of Southern California.

         STANLEY W. CORBETT has served as one of our directors since July 2002. Mr. Corbett is a manufacturing executive in the aerospace industry. Since 1989, Mr. Corbett has been providing consulting services for software system implementations to first and second tier defense contractors as well as commercial manufacturers. As a consultant, he also has provided solutions to a large variety of manufacturing problems. Mr. Corbett holds a B.S. in Mechanical Engineering from Lehigh University and an M.S. in Industrial Engineering from Stanford University and has completed the University of California at Los Angeles Executive Program.

         BENEDICT A. EAZZETTA has served as the president of Intergraph Public Safety, Inc., a division of Intergraph Corporation (NasdaqGS:INGR), since August 2004. Prior to that, he served as the chief operating officer of Intergraph Process Power & Offshore, an engineering software and services business segment of Intergraph Corporation, and executive vice president of Intergraph Corporation, since May 2001. He co-founded and then served from January 2000 to April 2001 as vice president of product management for Industria Solutions, a privately held software and services company. Mr. Eazzetta served as an engineering executive at ExxonMobil from January 1996 to January 2000. Prior to that, he served in several engineering, staff and management positions, including downstream planning and development, economics and planning, and various operational supervisory roles. Mr. Eazzetta earned a B.S. in Nuclear Engineering and an M.S. in Mechanical Engineering from Georgia Tech.

TERM OF OFFICE AND FAMILY RELATIONSHIPS

         Our directors hold office until the next annual stockholders' meeting, until their respective successors are elected or until their earlier death, resignation or removal. Our officers are appointed by, and serve at the discretion of, our board of directors. However, the merger agreement described in proposal 2 requires that we receive written resignations dated and effective as of the closing of the merger, executed by our directors and officers who are not to continue as directors and officers after the merger, and that we will appoint officers selected by BPOMS in accordance with the merger agreement. See "Post-Closing Beneficial Ownership and Operations - Management" beginning on page _.

         Mr. Santanu K. Das, a director and director nominee, is the son of our Chairman, director and director nominee, Mr. Amrit K. Das.

BOARD OF DIRECTORS AND COMMITTEES

         Our board of directors held six meetings during the fiscal year ended March 31, 2006. Our board of directors currently has an audit committee, a compensation committee, a nominating and corporate governance committee and a special committee. During the fiscal year ended March 31, 2006, no incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors held during the period for which he was a director and the total number of meetings held by all committees of the board on which he served during the periods that he served.

         AUDIT COMMITTEE

         Our audit committee is responsible for the appointment of our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, reviews our consolidated financial statements for each interim period, and reviews and evaluates our internal control functions. Our audit committee is governed by a written charter, which was amended and restated on October 7, 2004. A copy of the amended and restated audit committee charter was attached as Appendix A to our definitive proxy statement for our 2004 annual meeting of stockholders and is available on our Internet site at the following address: http://www.netguru.com/netGuruPolicies.asp.

         Since July 25, 2003, our audit committee has consisted of Messrs. Corbett, Eazzetta and McCormick, with Mr. McCormick holding the position of chairman of that committee. Our board of directors has determined that Mr. McCormick is an "audit committee financial expert" and meets the NASD's professional experience requirements, and that each of the members of our audit committee is "independent" within the meaning of NASD Marketplace Rule 4200(a)(15). Our audit committee held five meetings during the fiscal year ended March 31, 2006.

         COMPENSATION COMMITTEE

         Our compensation committee makes recommendations to our board of directors concerning salaries and incentive compensation for our employees and consultants and also selects the persons to receive options under our stock option plans and establishes the number of shares, exercise price, vesting period and other terms of the options granted under these plans. Since July 25, 2003, our compensation committee has consisted of Messrs. McCormick, Eazzetta and Corbett, with Mr. Eazzetta holding the position of chairman of that committee.

         Our board of directors has determined that each member of the compensation committee meets NASD independence requirements. The compensation committee held one meeting during the fiscal year ended March 31, 2006. No executive officer of netGuru has served as a director or member of the compensation committee of any other entity whose executive officers served as a director of netGuru.

         Our compensation committee's amended and restated charter was attached as Appendix B to our definitive proxy statement for our 2004 annual meeting of stockholders and is available on our Internet site at http://www.netguru.com/netGuruPolicies.asp.

         NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

         Nasdaq rules require that board of director nominees must be either selected, or recommended for the board's selection, by either a nominating committee comprised solely of independent directors or by a majority of our independent directors. Effective as of April 30, 2004, we formed the nominating and corporate governance committee to be composed entirely of non-employee directors who meet Nasdaq independence standards. The committee currently comprises Messrs. Eazzetta and McCormick, with Mr. Eazzetta serving as committee chairman. The nominating and corporate governance committee assists our board of directors with its nominating function and with reviewing and evaluating our compliance with corporate governance requirements as described in the committee's charter referenced below.

         The committee utilizes a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by our stockholders. Stockholders who desire to recommend candidates for the board for evaluation may do so by contacting us in writing, identifying the potential candidate and providing background information. See "Security Holder Communications with Our Board of Directors." Candidates may also come to the attention of the committee through current board members, professional search firms and other persons. In evaluating potential candidates, the committee will take into account a number of factors, including among others, the following:

         o    independence from management;

         o    whether the candidate has relevant business experience;

         o    judgment, skill, integrity and reputation;

         o    existing commitments to other businesses;

         o    corporate governance background;

         o financial and accounting background, to enable the nominating and corporate governance committee to determine whether the candidate would be suitable for audit committee membership; and

         o    the size and composition of the board.

The committee operates pursuant to an amended and restated charter approved by our board of directors and the committee. A copy of the charter was attached as Appendix C to our definitive proxy statement for our 2004 annual meeting of stockholders and is available on our Internet site at http://www.netGuru.com/netGuruPolicies.asp. Our nominating and corporate governance committee held no meetings during the fiscal year ended March 31, 2006 and took action by written consent on one occasion.

         SPECIAL COMMITTEE

         On August 31, 2005, our board of directors appointed Messrs. McCormick, Eazzetta and Corbett to a special committee charged with the task of assisting the board of directors in establishing a specific course of action for us to take after the consummation of the asset sale that we completed in November 2005. For more information regarding the activities of the special committee, see "Background of the Merger and Sale Transactions" beginning on page _.

DIRECTORS' COMPENSATION

         From January 2004 to March 2005, Messrs. McCormick, Eazzetta and Corbett, our non-employee directors, were eligible to receive $1,500 per month, each, in consideration for their services on our board of directors. This amount was increased to $2,000 per month in April 2005. In addition, since June 1, 2005, the chairman of the Audit Committee has received an additional $500 per month in consideration for his services as Audit Committee chairman. Non-employee directors are reimbursed for certain expenses in connection with attendance at board of directors and committee meetings.

         We also periodically award options to our directors under our existing stock option plans and otherwise. During fiscal 2006, we established an automatic annual option grant program for our non-employee directors. However, the program subsequently was cancelled in connection with the cash distribution we made to our stockholders in January 2006. Prior to cancellation of the program, fully vested non-qualified stock options to purchase 15,000 shares of common stock each were issued to Dean McCormick III, Benedict A. Eazzetta and Stanley W. Corbett. The options had an exercise price of $1.02 per share (which price was the fair market value of a share of our common stock on the date of the grant), vested immediately on the date of the grant, which was June 7, 2005, and were to expire June 7, 2015. In addition, the vesting of outstanding options granted to non-employee directors was to be accelerated under the circumstances described in the program with regard to a change in control. However, all options granted to our non-employee directors terminated in connection with the January 2006 cash distribution, and no further grants have been made.

         Effective August 31, 2005, our board of directors approved payment of $42,000 cash compensation to each of our then three non-employee directors, Messrs. McCormick, Eazzetta and Corbett, in consideration of their agreement to serve as members of a special committee of the board of directors. The charge of the committee was to establish a specific course of action for us to take after we consummated the sale of assets to Bentley. Each non-employee director received five equal monthly installments of $8,400, commencing August 31, 2005.

         Subsequent to March 31, 2006, in recognition of the additional efforts expended by members of the special committee during calendar 2006, our board and compensation committee approved an additional cash payment in the amount of $25,000 made to each member of the special committee on May 31, 2006. Accordingly, through the date of this proxy statement, each special committee member has received cash compensation totaling $67,000 in consideration for their services on the special committee. No further compensation to the special committee has been granted or is under consideration.

SECURITY HOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

         Our board of directors has established a process to receive communications from security holders. Security holders and other interested parties may contact any member (or all members) of our board of directors, or the independent directors as a group, any committee of our board of directors or any chair of any such committee, by mail or electronically. To communicate with our board of directors, any individual directors or any group or committee of directors, correspondence should be addressed to our board of directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Secretary" at 22700 Savi Ranch Parkway, Yorba Linda, California 92887. To communicate with any of our directors electronically, security holders should send an e-mail "c/o Secretary," at info@netguru.com.

         All communications received as set forth in the preceding paragraph will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for our board of directors will be forwarded promptly to the addressee. In the case of communications to our board of directors or any group or committee of directors, our Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

POLICY WITH REGARD TO BOARD MEMBERS' ATTENDANCE AT ANNUAL MEETINGS

         It is our policy that our directors are invited and encouraged to attend all of our annual meetings. At the time of our 2005 annual meeting of stockholders, we had five directors, four of whom were in attendance at our 2005 annual meeting of stockholders.

CODE OF BUSINESS CONDUCT AND ETHICS

         Our code of business conduct and ethics, as approved by our board of directors, can be obtained from our Internet site at http://www.netGuru.com/netGuruPolicies.asp.

         We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provisions of the code that relate to one of more of the items set forth in Item 406(b) of Regulation S-B, by describing on our Internet site, within five business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

         Information on our Internet site is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the Commission.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the Commission. These officers, directors and stockholders are required by Commission regulations to furnish us with copies of all such reports that they file.

         Based solely upon a review of copies of such reports furnished to us during the fiscal year ended March 31, 2006 and thereafter, or any written representations received by us from reporting persons that no other reports were required, we believe that, during our fiscal 2006, all Section 16(a) filing requirements applicable to our reporting persons were met.

BOARD AUDIT COMMITTEE REPORT

         The audit committee of netGuru's board of directors reviewed and discussed with the independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and reviewed and discussed the audited consolidated financial statements of netGuru, both with and without management present. In addition, the audit committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and netGuru that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. Based upon the audit committee's review and discussions with management, the audit committee recommended to the board of directors that the audited consolidated financial statements of netGuru be included in netGuru's annual report on Form 10-KSB for the fiscal year ended March 31, 2006, for filing with the Commission. The audit committee also recommended appointment of new independent auditors, and the board of directors concurred with such selection.

                                AUDIT COMMITTEE:

                                D. Dean McCormick III, Chairman
                                Stanley W. Corbett
                                Benedict A. Eazzetta

CHANGE IN INDEPENDENT AUDITORS

         On July 20, 2004, we notified KPMG LLP ("KPMG"), our then independent accountants, that we had engaged new certifying accountants, and terminated our relationship with KPMG.

         Also on July 20, 2004, we engaged Haskell & White LLP ("H&W") as our new certifying accountants. We had not consulted with H&W during the two most recent fiscal years and through July 20, 2004 regarding the application of accounting principles to a proposed or completed specified transaction or the type of audit opinion that might be rendered on our consolidated financial statements, where either a written report was provided or oral advice was provided that H&W concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue or as to any disagreement or reportable event as described in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K under the Securities Act.

         The audit reports of KPMG on our consolidated financial statements as of and for the years ended March 31, 2004 and 2003, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG's audit reports on the fiscal 2004 and 2003 consolidated financial statements made reference to the fact that we changed our method of accounting for goodwill and other intangible assets as required by Statement of Financial Accounting standards No. 142, "Goodwill and Other Intangible Assets" on April 1, 2002.

         Our decision to change accountants was approved by our audit committee and board of directors. In connection with the audits of the two fiscal years ended March 31, 2004, and during the subsequent interim period through July 20, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in their report on the consolidated financial statements for such years. In addition, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act. We provided KPMG with a copy of the disclosures we made in the required Form 8-K for July 20, 2004 and filed with that Form 8-K KPMG's letter to the Commission dated July 27, 2004 regarding those disclosures.

PRINCIPAL ACCOUNTANT FEES AND EXPENSES

         Our audit committee and board of directors have appointed the independent registered public accounting firm of H&W to audit our consolidated financial statements for the fiscal year ending March 31, 2007, and to conduct whatever audit functions are deemed necessary pursuant thereto. H&W audited our fiscal 2006 consolidated financial statements included in our 2006 annual report. A representative of H&W is expected to be present at the annual meeting and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

         The following table presents fees for professional services rendered by H&W for the years ended March 31, 2006 and 2005:

                                                       2006               2005
                                                     --------           --------
     Audit Fees (1)                                  $190,000           $119,000
     Audit-Related Fees (2)                                --                 --
     Tax Fees (3)                                          --                 --
     All Other Fees (4)                                    --                 --
                                                     --------           --------
         Total                                       $190,000           $119,000
                                                     ========           ========
---------------

(1) Audit Fees: Includes fees for professional services performed by H&W in fiscal 2006, for the audit of our annual financial statements and review of financial statements included in our Form 10-QSB filings, and services that are normally provided in connection with statutory and regulatory filings or engagement, such as the filing of Form S-3 or Form S-8.

(2)    Audit-Related Fees: H&W did not provide any audit-related services.

(3) Tax Fees: H&W did not provide any professional services with respect to tax compliance, such as preparation and filing of original and amended returns for us and our consolidated subsidiaries, refund claims, payment planning, tax audit assistance and tax work stemming from "Audit-Related" items.

(4) All Other Fees: H&W did not provide other permissible work for us that does not meet the above category descriptions.

PRE-APPROVAL POLICY

         Our audit committee is responsible for approving all Audit, Audit-Related, Tax and Other Services. The audit committee pre-approves all auditing services and permitted non-audit services, including all fees and terms to be performed for us by our independent auditor at the beginning of the fiscal year. Non-audit services are reviewed and pre-approved by project at the beginning of the fiscal year. Any additional non-audit services contemplated by our company after the beginning of the fiscal year are submitted to the audit committee chairman for pre-approval prior to engaging the independent auditor for such services. Such interim pre-approvals are reviewed with the full audit committee at its next meeting for ratification.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the annual and long-term compensation for services rendered during the last three fiscal years to our company in all capacities as an employee by our Chief Executive Officer and our other executive officers whose aggregate cash compensation exceeded $100,000 (collectively, the "named executive officers") during fiscal 2006 shown below. Koushik Dutta accepted the position of Chief Operating Officer effective November 18, 2005 when Santanu K. Das resigned from this position due to his employment with Bentley. In addition, due to his employment with Bentley on November 18, 2005, Stephen Owen resigned from his positions as our Corporate Vice President and President of European Operations.

                                                                                   LONG-TERM COMPENSATION
                                                                                 -------------------------
                                                     ANNUAL COMPENSATION           AWARDS       PAYOUTS
                                              --------------------------------   ----------   ------------
                                   FISCAL
                                    YEAR                          OTHER ANNUAL   SECURITIES
                                   ENDED                          COMPENSATION   UNDERLYING    ALL OTHER
             NAME AND              MARCH      SALARY     BONUS         (1)         OPTIONS    COMPENSATION
        PRINCIPAL POSITION           31,        ($)       ($)          ($)           (#)           ($)
--------------------------------   ------     -------    ------   ------------   ----------   ------------
 Amrit K. Das                        2006     220,154      ---         ---           ---         11,827(2)
    Chairman, Chief Executive        2005     217,000      ---         ---           ---         11,749(3)
    Office, President                2004     330,462      ---         ---           ---         12,324(4)


 Koushik Dutta                       2006     114,231      ---         ---           ---          3,427(5)
    Chief Operating Officer          2005     110,000      ---         ---           ---          3,315(5)
                                     2004     106,277      ---         ---           ---          3,173(5)


 Bruce K. Nelson                     2006     127,500    25,000        ---           ---          3,825(5)
    Chief Financial Officer
    and Secretary                    2005     102,423      ---         ---         20,000*        3,073(5)
                                     2004       93,923     ---         ---           ---          2,301(5)


 Santanu K. Das                      2006     109,638    25,000        ---           ---          6,723(6)
    Former Corporate Vice
    President, Former Chief
    Operating Officer                2005     120,000      ---         ---           ---          8,750(7)
                                     2004     121,615      ---         ---           ---          8,750(7)

 Stephen W. Owen                     2006     108,152     9,652        ---           ---          2,100(8)
    Former Corporate Vice
    President, Former President,
    European Operations              2005     159,904     9,243        ---           ---          3,376(8)
                                     2004     157,477      ---         ---           ---            767(8)

(*) These options were cancelled in connection with the January 2006 cash distribution to stockholders.
(1) The costs of certain benefits are not included because they did not exceed, in the case of each named executive officer, the lesser of $50,000 or 10% of the total annual salary and bonus as reported above.
(2) Includes $6,324 in premiums paid by us pursuant to a split-dollar life insurance policy established for the benefit of Amrit Das and $5,504 in company contributions to the 401(k) plan.
(3) Includes $6,324 in premiums paid by us pursuant to a split-dollar life insurance policy established for the benefit of Amrit Das and $5,425 in company contributions to the 401(k) plan.
(4) Includes $6,324 in premiums paid by us pursuant to a split-dollar life insurance policy established for the benefit of Amrit Das and $6,000 in company contributions to the 401(k) plan

(5)    Represents company contributions to the 401(k) plan.
(6) Includes $3,433 in premiums paid by us pursuant to a life insurance policy established for the benefit of Santanu Das and $3,289 in company contributions to the 401(k) plan.
(7) Includes $5,150 in premiums paid by us pursuant to a life insurance policy established for the benefit of Santanu Das and $3,600 in company contributions to the 401(k) plan.
(8) Represents premiums paid by us pursuant to a life insurance policy for the benefit of Stephen Owen.

OPTION GRANTS IN LAST FISCAL YEAR

         In fiscal 2006, no options were granted to the named executive officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         On December 29, 2005, we announced that our board of directors approved a cash distribution in the amount of $0.85 per share payable on January 27, 2006 to stockholders of record as of January 17, 2006. In connection with the distribution, all holders of options issued under our stock option plans were notified that, in accordance with the terms of the plans, plan-related options would cease further vesting and then would terminate if not exercised prior to the ex-distribution date of January 30, 2006. Accordingly, all options held by the named executive officers were cancelled prior to fiscal year-end.

LONG-TERM INCENTIVE PLAN AWARDS

         In fiscal 2006, no awards were made to the named executive officers under long-term incentive plans.

REPRICING OF OPTIONS AND SARS

         No adjustments to or repricing of stock options previously awarded to the named executive officers occurred in fiscal 2006. However, outstanding options were terminated as described above under the heading "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values."

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         In June 2001, we entered into a five-year employment agreement with Amrit Das, our Chairman, Chief Executive Officer and President. The agreement provided that Mr. Das would receive a minimum base annual salary of $312,000. However, in December 2003, Mr. Das voluntarily agreed to reduce his annual salary by $100,000, effective April 2004. The $100,000 was to be used toward the expansion of our engineering business process outsourcing services, which Mr. Das has been managing from India.

         The agreement expired on May 31, 2006. All terms and conditions have been extended to Mr. Das that were in effect on May 31, 2006 on a month-to-month basis. The agreement contains provisions for confidentiality and assignments of intellectual property rights. In addition, the agreement prohibits Mr. Das from competing with us and from recruiting our employees, suppliers or independent contractors within one year after termination of the agreement.

         Since June 2005, we have been a party to a Change in Control and Executive Retention Agreement ("retention agreement") with Mr. Amrit K. Das. The initial term of the agreement ran through March 31, 2006. Commencing on April 1, 2006 and each April 1 thereafter, the term of the retention agreement shall automatically be extended for one additional year unless, not later than December 31 of the preceding year, we give notice to Mr. Das of our intention not to continue the retention agreement. However, if a Change in Control (as defined in the retention agreement) occurs during the term of the agreement, then the agreement will continue in effect for 24 months beyond the Change in Control.

         The sale agreement relating to proposal 3 provides that the retention agreement will terminate immediately prior to the consummation of the sale transaction, at which time DFH will assume all of our obligations and liabilities under the retention agreement.

         The retention agreement generally provides for payment of severance benefits if Mr. Das is terminated following a Change in Control during the term of the retention agreement, unless the termination is due to his death or disability, is made by us for cause, or is made by him other than for good reason. The retention agreement also contains certain provisions regarding a "Change in Control" as defined Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not we are then subject to such reporting requirement. A Change in Control will be deemed to have occurred if:


         (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under our employee benefit plan is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing 35% or more of the combined voting power of our then outstanding voting securities;

         (ii) there is a merger or consolidation of our company in which our company does not survive as an independent public company;

         (iii) the business or businesses of our company for which the services principally performed by the executive are disposed of by us pursuant to a partial or complete liquidation of our company, a sale of assets (including stock of a subsidiary) of our company, or otherwise; or

         (iv) during any period of two consecutive years during the term of the agreement, individuals who, at the beginning of such period constitute the board of directors, cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. However, no transaction that effects a mere reincorporation of our company or reorganizes our company will be considered a "Change in Control" for purposes of these agreements.

         Following a Change in Control during the term of the retention agreement, Mr. Das will be entitled to:

         (a) during a period of disability, receive base salary at the rate in effect at the commencement of the disability period until we terminate the retention agreement in accordance with its terms;

         (b) if termination is by us for cause, by Mr. Das other than for good reason, or due to death, disability or retirement, receive full base salary plus other amounts otherwise due through the date of termination;

         (c) if termination is by us other than for cause, retirement or disability, or by Mr. Das for good reason, receive:

              o full base salary plus other amounts otherwise due through the date of termination;

              o vesting of all unvested benefits Mr. Das has accrued under any stock option, retirement or deferred compensation plan, program or agreement of our company in which Mr. Das participates, payable subject to the same actuarial and interest factors applicable and in accordance with the options available and selected by Mr. Das under such plans or programs;

              o a lump sum severance payment equal to the sum of Mr. Das' annual base salary in effect immediately prior to the occurrence of the circumstance that gives rise to the termination ("Circumstance") plus the bonus paid to Mr. Das during the twelve calendar months preceding the Circumstance;

              o for twelve months after termination, receive for Mr. Das and his dependents life, disability, accident and health insurance benefits substantially similar to those received immediately prior to the notice of termination, provided that Mr. Das must continue to make the required employee contribution payments; and

              o payment of legal fees and expenses incurred by Mr. Das as a result of the termination.

         The retention agreement provides that the severance payment to Mr. Das will be reduced if and to the extent that any payment or benefit received or to be received by Mr. Das in connection with a change in control or the termination of his employment following a change in control would constitute an excess parachute payment as defined in Section 280G(b) of the Internal Revenue Code.

         On March 24, 2006, we entered into an employment agreement with Mr. Bruce Nelson, our Chief Financial Officer and Secretary. The employment agreement superseded and made void a retention agreement that we had entered into with Mr. Nelson in June 2005 on the same terms as the retention agreement described above. The employment agreement provides for an annual base salary of $127,000 per year, or such greater amount as may be established by our compensation committee, plus additional incentive cash compensation as follows:

         (a) A bonus payment equal to three months' salary, payable on the date of execution of the agreement, March 24, 2006;

         (b) A bonus payment equal to three months' salary, payable at the earlier of five days after we close the sale of any of our then three remaining business units or April 21, 2006;

         (c) A bonus payment equal to three months' salary at the earlier of five days after we enter into a definitive agreement providing for a change in control transaction, which is defined as the merger of our company (or a subsidiary of ours) with any other company in which our stockholders immediately prior to the merger will (by virtue of the ownership of our stock) own less than 50% of the outstanding voting securities of the surviving entity (or parent thereof) immediately after the merger, five days after we deregister our securities under the Exchange Act, or July 31, 2006; and

         (d) A bonus payment equal to three months' salary plus an additional $20,000 at the earlier of the completion of the sale of all three remaining business units, the closing of a change of control transaction, resignation of two or more members of our board of directors, including at least one of the independent members, or November 18, 2006.

         The agreement will continue until terminated by either party at any time and for any reason. The foregoing notwithstanding, if Mr. Nelson's employment is terminated for "good cause" or if he resigns without "good reason," Mr. Nelson shall not be entitled to receive any bonus payable after the effective date of such termination. If we terminate Mr. Nelson's employment without "good cause" or if Mr. Nelson dies or resigns for "good reason," then any unpaid bonus amounts will become immediately due and payable. The third and fourth bonus payments described above are to be placed into escrow and released to Mr. Nelson or his estate upon satisfaction of the conditions described above, or released back to us if Mr. Nelson's employment is terminated for "good cause" or without "good reason" prior to the relevant payment date.

         "Good cause" for us to terminate the agreement includes Mr. Nelson's material breach of the agreement, conviction of a crime involving moral turpitude or imprisonment, failure to cure within ten days after receiving a written notice regarding his continuing repeated failure or refusal to perform his material and lawful duties required by the agreement or regarding his gross negligence, insubordination, disloyalty or other material misconduct.

         "Good reason" for Mr. Nelson to terminate the agreement includes a reduction from Mr. Nelson's title as Chief Financial Officer, or our material breach of the agreement or failure to provide Mr. Nelson with adequate staff or continued benefits.

         The agreement also provides that Mr. Nelson is entitled to three weeks of paid vacation each year and standard employee health insurance. If Mr. Nelson's employment terminates other than for "good cause" or with "good reason," then Mr. Nelson or his estate will be entitled to receive $500 per month until the earlier of six months from the date of termination or November 18, 2006.

         The agreement contains restrictions on Mr. Nelson's disclosure and use of confidential company information and property and an assignment to us of intellectual property rights relating to Mr. Nelson's activities at our company.

         Mr. Koushik Dutta, our Chief Operating Officer, does not currently have an employment agreement with us. His current annual base salary is $115,000. As described under the heading "Certain Relationships and Related Transactions" beginning on page _, Mr. Dutta is eligible for a bonus upon completion of the merger transaction.

         In connection with the merger transaction described in proposal 2, BPOMS' management is negotiating new employment agreements with Messrs. Nelson and Dutta, to take effect at the closing of the merger transaction. See "Post-Closing Beneficial Ownership and Operations - Management" beginning at page _.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     GENERAL

         As of September 29, 2006, a total of 19,235,041 shares of our common stock were outstanding. The following table sets forth information as of that date regarding the beneficial ownership of our common stock by:

         o    each of our directors;

         o each of our current named executive officers listed in the summary compensation table;

         o    all of our directors and executive officers as a group; and

         o each person known by us to beneficially own 5% or more of the outstanding shares of our common stock as of the date of the table.

         Except as indicated below, the address for each named beneficial owner is the same as ours. The information with respect to each person is as supplied or confirmed by such person or based upon statements filed with the Commission. The inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership. Percentages shown as an asterisk represent less than 1.0%.

         Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Commission, and generally includes voting or investment power with respect to securities. Except as indicated below, we believe each holder possesses sole voting and investment power with respect to all of the shares of common stock shown below as owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options held by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for computing the percentage ownership of any other person or group.


       NAME AND ADDRESS        AMOUNT AND NATURE OF BENEFICIAL  PERCENT OF CLASS
     OF BENEFICIAL OWNER          OWNERSHIP OF COMMON STOCK     OF COMMON STOCK
     -------------------          -------------------------     ---------------
Amrit K. Das                             2,724,468(1)                14.2%
Koushik Dutta                                    -                    -
Bruce K. Nelson                                  -                    -
D. Dean McCormick III                            -                    -
Benedict A. Eazzetta                             -                    -
Stanley W. Corbett                               -                    -
Santanu K. Das                           2,554,900                   13.3%
Sormistha Das                            1,933,744                   10.1%
Peter Kellogg                            3,835,800(2)                19.9%
Diker GP, LLC, Diker
   Management LLC, Charles
   M. Diker and Mark M. Diker              967,424(3)                 5.0%
All directors and executive
   officers as a group (7 persons)       5,279,368(4)                27.4%
_______________
(1) Includes 1,170,659 shares of common stock held by the A. and P. Das Living Trust and 1,170,659 shares of common stock held by the Purabi Das Marital Trust, of which trusts Amrit Das is the trustee. Also includes 157,700 shares of common stock held by the Purabi Das Foundation, Inc., of which foundation Amrit Das is the trustee. Mr. Das disclaims beneficial ownership of the shares held by the foundation.
(2)    The address for Mr. Kellogg is 120 Broadway, New York, New York, 10271.
(3) Based on a Schedule 13G filed February 17, 2006, power to vote or dispose of the shares is shared by: Diker GP, LLC, as the general partner ("Diker GP") to Diker Value-Tech Fund, LP, the Diker Value Tech QP Fund, LP, the Diker Micro-Value Fund, LP, the Diker Micro-Value QP Fund, LP, the Diker Micro and Small Cap Fund, LP, and the Diker M&S Cap Master, Ltd. (collectively, the "Diker Funds"); Diker Management, LLC, as the investment manager of the Diker Funds with respect to the shares of common stock held by the Diker Funds ("Diker Management"); and Charles M. Diker and Mark N. Diker, as managing members of each of Diker GP and Diker Management, with respect to the shares of common stock subject to the control of Diker GP and Diker Management. Each of these persons disclaims all beneficial ownership, however, as affiliates of a registered investment advisor and, in any case, disclaims beneficial ownership except to the extent of their pecuniary interest in the shares. The address of each of these persons is 745 Fifth Avenue, Suite 1409, New York, New York 10151.
(4) Includes 157,700 shares of common stock that are held indirectly by Amrit Das and as to which Mr. Das disclaims beneficial ownership.

CHANGES IN CONTROL

         The merger transaction described in proposal 2 is anticipated to result in the former BPOMS stockholders holding approximately 90% of our equity interests that would be outstanding immediately following the consummation of the merger on a fully-diluted basis but excluding most new equity or equity-based securities, if any, issued by us or BPOMS after August 29, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In October 2003, we borrowed $100,000 from Mr. Amrit Das, our Chief Executive Officer, and issued to him a 7.25% interest bearing unsecured promissory note. The proceeds were used for working capital. The principal along with the accrued interest was paid in full in August 2005.

         In June 2001, we entered into a five-year employment agreement with Santanu Das, our then Chief Operating Officer and Executive Vice President. The agreement provided for a minimum base annual salary of $120,000 and contained terms similar to the employment agreement for Mr. Amrit Das discussed above. In June 2005, the annual salary of Mr. Santanu Das was increased to $165,000. Mr. Santanu Das resigned from his position with us effective November 18, 2006 due to his employment with Bentley. In March 2006, Mr. Santanu Das received a cash bonus of $25,000 in consideration for services he rendered in his capacity as an executive officer in connection with the asset sale to Bentley.

         Each of Mr. Amrit Das, Mr. Santanu Das and Mr. Nelson (collectively, the "Executives"), were eligible to receive annual bonuses at the discretion of the compensation committee based upon achievement of certain operating income targets and contribution of the recipient to profitability during fiscal 2006. The annual discretionary bonuses were to be up to 50% of Mr. Santanu Das' base salary or up to 30% of the annual base salaries of the other two Executives. However, none of the Executives received any annual bonus under this arrangement.

         In June 2005, we entered into Change in Control and Executive Retention Agreements with each of Mr. Amrit Das, Mr. Santanu Das and Mr. Nelson, on the terms described under the heading "Employment Agreements, Termination of Employment and Change-in-Control Arrangements" above with regard to Mr. Amrit Das's retention agreement. In connection with the asset sale to Bentley in November 2005, Mr. Santanu Das terminated his employment agreement with us, was immediately employed by Bentley and waived his rights to any claim under the retention agreement. Mr. Nelson's retention agreement was terminated in connection with the execution of his employment agreement in March 2006.

         In November 2005, Mr. Nelson received a cash bonus of $25,000, which had been contingent upon the closing of the asset sale to Bentley.

         Mr. Dutta is eligible for a bonus of approximately $50,000, payable upon the successful completion of the merger contemplated by the merger agreement described in proposal 2. The payment of a bonus was authorized prior to his becoming an executive officer, to be payable upon a change in control of our Web4 division.

         In December 2004, Mr. Amrit Das personally guaranteed a term loan from a bank in India. The term loan is secured by substantially all of our assets located in India. The loan bears an annual interest of 9.5% payable monthly. The principal is payable in quarterly installments beginning January 2005 and ending December 2009. As of March 31, 2006, this loan had been paid OFF. In addition to this, we had obtained overdraft facilities for meeting our working capital requirement in India. These overdraft facilities are also secured by substantially all our assets located in India. The loan bore an annual interest of 11% payable monthly. As of March 31, 2006, this loan had been paid off.

         We are a party to director and executive officer compensation arrangements, employment, change in control and separation agreements with related parties, as more particularly described elsewhere in this proxy statement. In addition, Sormistha Das, who beneficially owned more than 10% of our outstanding shares of common stock as of September 29, 2006 and is the daughter of Mr. Amrit Das and sister of Santanu K. Das, served as our assistant controller from October 2001 to September 15, 2006.

         In connection with the merger and sale transactions described in proposals 2 and 3, we entered into various agreements and arrangements with related parties, as more particularly described in the discussions of those proposals.

REQUIRED VOTE AND BOARD RECOMMENDATION

         Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, which means that the five candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected, to serve until the next annual meeting or until their successors are elected and qualified.

         However, if the merger and sale transactions described in this proxy statement are consummated, then our board of directors would be reconstituted at the effective time of the merger in accordance with the terms of the merger agreement, as described under the heading "Post-Closing Beneficial Ownership and Operations - Management" beginning on page _ .

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE FIVE DIRECTOR NOMINEES NAMED IN THIS PROPOSAL.

                                   PROPOSAL 2
                            REVERSE MERGER WITH BPOMS

GENERAL

         The following is a description of material aspects of the proposed reverse merger with BPOMS and certain related agreements and transactions. The proposed sale transaction and related agreements are discussed in further detail in proposal 3.

         While we believe the following description covers the material terms of the merger agreement and related transactions, the description may not contain all of the information that is important to you. You should carefully read this document and the other documents to which we refer for a more complete understanding of the merger transaction. In particular, the following summaries of the merger and other agreements are not complete and are qualified by reference to the copies of those agreements attached as appendices to this proxy statement and incorporated herein by reference.

         You should be aware, however, that the terms and information in the attached agreements should not be relied upon as disclosures about us or BPOMS without consideration of all of the public disclosures made by us in our public reports filed with the Commission and as set forth elsewhere in this proxy statement. The attached agreements are not intended to change or supplement the disclosures contained in the public reports we have filed with the Commission. This is particularly so because the terms of those agreements, including without limitation, the representations and warranties contained in those agreements, were made by the parties to those agreements solely for the benefit of one another and are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the merger and related transactions. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of those agreements and are modified in important part by the underlying disclosure materials. We have provided additional specific disclosures in our public filings to the extent we are aware of the existence of any material facts that are required to be disclosed under federal securities law and might otherwise contradict the representations and warranties contained in the agreements.

BACKGROUND OF THE MERGER AND SALE TRANSACTIONS

         During the second half of calendar 2004, we began an initial review of strategic alternatives, including the sale of some or all of our business operations, acquisitions of other companies, reverse merger candidates, and going private. During this time, our management and board of directors met with various consultants and advisors, including three investment banking firms specializing in providing strategic services to public companies in the technology sector. In August 2005, we entered into an asset sale agreement pursuant to which we agreed to sell to Bentley for approximately $23.5 million our Research Engineers International ("REI") division and STAAD product lines, which at that time constituted a substantial portion of our assets.

         On August 31, 2005, our board of directors appointed Messrs. McCormick, Eazzetta and Corbett to a special committee charged with the task of assisting the board of directors in establishing a specific course of action for us to take after the consummation of the asset sale to Bentley in November 2005. The asset sale to Bentley was approved by our stockholders at our last annual meeting in November 2005. We did not have a previous relationship with Bentley. Mr. Ben Eazzetta, who is and was then one of our directors, was also then an executive officer and shareholder of Intergraph Corporation, a publicly-held company that owned approximately 29% of the outstanding shares of common stock of Bentley as of the date of the agreement with Bentley. However, to our knowledge Mr. Eazzetta was not a party to any arrangement pursuant to which he benefited directly or materially from the sale to Bentley.

         On November 18, 2005, we completed the sale of our REI business and STAAD product lines to Bentley. The asset sale included the worldwide operations associated with REI, including the STAAD structural analysis and design product line, software and product development, customer support and relationships, and offices associated with the worldwide business. In addition to the $23.5 million cash purchase price, we received $250,000 for reimbursement of expenses relating to legal and financial services in connection with the asset sale.

         In accordance with the Bentley asset sale agreement, in November 2005 we had set aside a cash reserve of $1.07 million. As of May 17, 2006, the sum of the prepaid assets assigned to Bentley at closing and assigned accounts receivable for which payments had been received by Bentley was less than the aggregate amount of the assumed current liabilities, which resulted in a shortfall of approximately $760,000. Per the asset sale agreement, we were obligated to pay, and did pay, the amount of the shortfall to Bentley from the cash reserve.

         On December 29, 2005, we announced that our board of directors had approved a cash distribution in the amount of $0.85 per share payable on January 27, 2006 to stockholders of record as of January 17, 2006. The total amount that was distributed on January 27, 2006 was approximately $16.25 million, which constituted substantially all of the net proceeds of the asset sale after repaying debt and setting aside reserves for taxes, continuing operations, and other contingencies. In connection with the distribution, options issued under our stock option plans ceased further vesting and then terminated if not exercised prior to the ex-distribution date of January 30, 2006. Non-plan options and warrants that remained outstanding on the ex-distribution date had an $0.85 per share reduction in their exercise prices on the ex-distribution date.

         In November 2005, we retained ISI Capital Partners, LLC ("ISI") as an advisor to the special committee in connection with the special committee's evaluation of the possible divestiture of some or all of our remaining assets and operations, as well as possible mergers and/or strategic acquisitions for our company and our information technology, collaborative software, and engineering business process outsourcing businesses. ISI's role was to identify and initiate contact with potential parties interested in a transaction and to assist us in negotiations and was not to provide any formal reports, opinions or appraisals to the special committee and/or board relating to the merger and sale transactions.

         The compensation agreement between us and ISI involves a monthly retainer of $5,000 per month and a contingent fee of $75,000 payable upon the consummation of a transaction. If the merger and sale transactions are completed as anticipated in December 2006, ISI will have received fees totaling $135,000 under the compensation agreement.

         ISI's relationship with us dates back to late 2004, when we began reviewing the possible divestiture of our REI division. We retained ISI in June 2005 to assist in the sale of that division to a select group of buyers, including Bentley. We paid ISI total fees of $405,000 in connection with the sale to Bentley in November 2005. Upon completion of the proposed merger and sale transactions that are the subject of proposals in this proxy statement, ISI will have no obligation or arrangement to provide any services to or receive any further compensation from the combined company.

         Between November 2005 and July 2006, ISI and our management, under the supervision of our special committee, engaged in discussions with various public and private entities involving potential asset purchases, common stock purchases, and reverse mergers with unrelated third parties. However, those discussions did not lead to any indications of bona fide offers that were superior to the proposal involving the concurrent sale of our United States operations to BPOMS and our Indian operations to Mr. Das and his affiliates.

         On April 4, 2006, we engaged the services of an investment banking firm, B. Riley, to render a "fairness opinion" to our board of directors in connection with a merger or the sale of our remaining assets. B.Riley was hired as a third party advisor to avoid any conflicts of interest with ISI, as ISI would have a direct financial benefit should a transaction be completed. We had previously paid to B. Riley $90,000 plus reimbursement of certain expenses totaling approximately $9,200 for issuing a fairness opinion in connection with our sale of assets to Bentley in November 2005. In connection with the fairness opinion relating to the proposed merger and sale transactions, we paid B. Riley total fees and expenses of $62,500. No part of B. Riley's services or fees are contingent upon the merger and sale transactions occurring.

         On April 17, 2006, we received an inquiry from George Logan of Global Capital Markets, Inc., BPOMS' financial advisor ("GCM"), regarding BPOMS' potential interest in a merger transaction with us. We did not have any prior relationship with BPOMS. However, during 1999 to 2000, Mr. Logan had acted as an investor relations consultant for us. Mr. Logan had learned about our interest in exploring strategic alternatives via our public disclosures and contacted Mr. Nelson via e-mail on behalf of BPOMS regarding exploring a potential merger transaction between BPOMS and us. Mr. Nelson forwarded the inquiry to Brian Mulvaney of ISI. Mr. Mulvaney then notified the special committee regarding Mr. Logan's inquiry.

         On April 18, 2006, our special committee requested that Mr. Mulvaney examine the potential merger transaction with BPOMS.

         On April 19, 2006, we and BPOMS executed a mutual confidentiality and non-disclosure agreement. Also, BPOMS executed a finders' fee agreement with GCM. Under the finders' fee agreement, BPOMS has agreed to pay to GCM a $250,000 cash finders' fee and to issue a seven-year fully-vested warrant to purchase a number of shares of common stock of the combined company calculated by dividing 2% of the $1.5 million to be provided to us by BPOMS in the merger transaction (that is, $30,000) by the fair market value of a share of the combined company's common stock on the closing date. The warrant would have an exercise price equal to 100% of the fair market value of the combined company's common stock on the closing date.

         On April 21, 2006, our management, including Bruce Nelson and Amrit Das, met with Mr. Logan of GCM, Mr. Mulvaney of ISI and James Cortens and Patrick Dolan of BPOMS to discuss potential strategic integration issues and possible deal structures. At the meeting, BPOMS initially indicated that it would consider paying $4.0 million for our company based on certain assumptions regarding cash levels and liabilities and that this was contingent upon the completion of a due diligence review of our company. As the discussions continued about our various operations, it became evident that BPOMS was interested in acquiring our United States operations and not our Indian operations. Accordingly, Mr. Das then proposed the concept of selling our Indian operations to him and his affiliates for $2.5 million in cash plus the assumption of our Indian liabilities, including outstanding litigation and other contingent liabilities, and concurrently selling our United States operations, including control of our company, to BPOMS for $2.0 million in cash.

         This structure would have provided us with approximately $4.5 million for distribution to our stockholders, which was superior to the $4.0 million offer for our entire company initially proposed by BPOMS. However, it became apparent that the assumptions for these pricing levels included a closing date that could not be accomplished. Additional months would be needed to obtain stockholder approval, and the losses and expenses for those additional months needed to be taken into account. The discussions further progressed regarding how the acquisition could be structured in order to maintain our public reporting status. The concept of a reverse merger was considered, and the parties agreed that if a reverse merger were to be pursued, it would be appropriate for our stockholders to retain an approximate 10% ownership in the combined company, further enhancing the value of the proposal. Management immediately informed the special committee of the details of these discussions by telephone.

         On April 26, 2006, the special committee conducted a meeting to discuss the proposal outlined above. Mr. Nelson and Mr. Mulvaney informed the special committee regarding the status of our management's review of possible strategic alternatives, including the proposal outlined above. Following substantial discussion, the special committee directed our management to investigate the sale of our Indian operations to Mr. Das and his affiliates and the concurrent merger of our remaining United States operations with BPOMS, as well as to continue to identify and investigate any other possible strategic transactions with other parties.

         On May 3, 2006, the special committee met with Mr. Nelson, Mr. Mulvaney and Mr. Scott Santagata of Dorsey & Whitney LLP, counsel to the special committee. Mr. Mulvaney provided an update on efforts to sell our remaining businesses. Mr. Mulvaney reported that a third party had discussed with him a verbal proposal to acquire our entire company for cash. However, BPOMS also had verbally communicated its proposal of a cash purchase price, a continuing equity interest for our stockholders, and a requirement that DFH purchase the India subsidiary. The special committee then discussed the merits of these proposals. Mr. Mulvaney noted that the third party had been informed that it would need to improve its offer in order to be considered because we were in discussion regarding a superior proposal. The special committee instructed Mr. Mulvaney to continue to communicate with the third party and BPOMS in an effort to negotiate the best terms possible.

         On May 11, 2006, our special committee met with BPOMS and their investment banker at the time, to discuss the potential sale to BPOMS of our United States operations and concurrent sale to Mr. Das and his affiliates of our Indian operations, as well as to discuss a capital raise strategy. Our special committee authorized ISI and our management to continue negotiations with BPOMS and Mr. Das, as well as to continue to identify and investigate any other possible transactions with other parties.

         On May 18, 2006, we and BPOMS began the due diligence process and exchange of data, including conference calls with management groups of our respective entities.

         On or about May 22, 2006, BPOMS and an entity formed by Mr. Das for purposes of the proposed acquisition of our Indian operations, DFH, requested that their respective attorneys begin drafting the merger agreement and the sale agreement.

         On May 26, 2006, we received from BPOMS' counsel an initial draft of the merger agreement. The initial terms were based on the terms discussed at the April 21, 2006 meeting and assumed that no material changes would occur in our operations, assets and liabilities.

         On June 1, 2006, June 6, 2006 and June 21, 2006, the special committee met with Mr. Nelson, Mr. Mulvaney and Mr. Santagata. Mr. Mulvaney provided updates on the progress of negotiations with BPOMS. At the June 1, 2006 meeting, Mr. Mulvaney reported that Mr. Amrit Das and Mr. Santanu Das would be meeting with their affiliates on June 2, 2006 to discuss their proposed purchase of REL. The special committee discussed outstanding issues relating to proceeding with the proposed BPOMS transaction, including risks, timing, benefits, our financial condition and prospects for other proposals, and concluded it was in the best interests of our company and our stockholders to continue to proceed with negotiations regarding the BPOMS transaction and, at the same time, continue to consider alternative proposals that may be available in order to ensure the timely completion of a transaction.

         On June 8, 2006, we received from DFH's counsel an initial draft of the sale agreement. The initial purchase price proposed by DFH was $2.5 million plus the assumption of various contingent liabilities. The proposed terms were based on the expectation that at the closing, Indian working capital would be at least $200,000 and cash would be reserved to offset any assumed liabilities.

         On June 15, 2006, BPOMS provided revised terms involving a purchase price of $2.5 million in cash, with our stockholders still retaining an approximate 10% ownership in the combined company, and the concept of a purchase price adjustment that would be based upon our projected cash balances at the time of closing of the proposed merger and sale transactions. Our management continued negotiations with BPOMS and DFH regarding the terms of the proposed merger and sale transactions, keeping the special committee apprised and obtaining input from the special committee throughout the negotiation process.

         On July 7, 2006, the special committee met with Mr. Mulvaney and Mr. Nelson for an update on the progress of negotiations with BPOMS and DFH, including the status of and outstanding issues relating to the transactions, due diligence matters and the merger and sale agreements. Mr. Nelson noted that BPOMS had indicated that its audited financial statement would not be available until the end of July. The special committee discussed these matters, as well as issues relating to the contingent dividend, the financing structure and the impact on the timing and content of the proxy statement. The special committee provided direction to ISI and our management regarding efforts to resolve the outstanding issues as expeditiously as possible. Mr. Mulvaney noted that we were not foreclosing offers or proposals from other interested parties, but that no such parties were actively engaged in discussions with us at that time.

         On July 13, 2006, the special committee met with Mr. Nelson, Mr. Mulvaney, Ms. Cristy Parker of Rutan & Tucker, LLP, counsel to our company, and Mr. Santagata. Mr. Mulvaney and Mr. Nelson provided an update on the progress of negotiations with BPOMS and DFH. The special committee discussed the status of the transactions and outstanding issues, including a proposed purchase price adjustment depending upon cash balances and the terms of the sale of the India operations. The special committee discussed appropriate parameters for such adjustments and approved the negotiation of adjustments within those parameters.

         On July 18, 2006, the special committee met with Mr. Nelson, Mr. Mulvaney, Mr.Santagata and Mr. Michael Lowell of B. Riley. Mr. Lowell reported on the status of his firm's evaluation of the proposed combined BPOMS/and DFH transactions and preparation of a fairness opinion. Mr. Lowell indicated that the evaluation was complete based on the current terms and provided a brief overview of the process and certain key issues. Mr. Lowell also confirmed that his firm had concluded that, based on the current terms, the aggregate consideration proposed to be received by us in connection with the merger and sale transactions is fair to our stockholders from a financial point of view. Mr. Lowell confirmed that he would be prepared to provide a detailed presentation to our board as well as to deliver the fairness opinion (subject to material changes to the terms of the transactions) when the terms of the transactions had been finalized. Mr. Mulvaney and Mr. Nelson provided an update on the proposed BPOMS transaction, including outstanding issues, negotiations of the merger agreement, due diligence matters and financial statement information. Mr. Nelson and special committee member Mr. Dean McCormick were directed to follow up with BPOMS to discuss the outstanding issues.

         Mr. Mulvaney then provided an update on the status of the negotiation of the agreement to sell the India operations to DFH. The special committee then discussed the timing of the transaction with BPOMS, the reasons for delays and the issues facing us in light of the revised schedule. The special committee also discussed other options we might pursue. Mr. Mulvaney reported that no additional bona fide bidders were in discussions with us and there were no other indications of interest to acquire us at that time. The special committee discussed the prospect of selling the Indian operations separate from the rest of our company and also considered the likelihood of completing a transaction with other parties for the sale of the Indian operations on more favorable terms than the proposed DFH transaction. The special committee expressed willingness to consider any other credible offer. At the conclusion of the discussion, the special committee directed Mr. Mulvaney to continue discussions with all possible credible parties to assess their level of interest and determine whether they would be willing to make a proposal. The special committee further instructed Mr. Nelson and Mr. Mulvaney to continue to work as diligently as possible to resolve outstanding issues with BPOMS in order to further our progress with that transaction.

         At the July 28, 2006 meeting of our board of directors, Mr. Mulvaney of ISI (by telephone conference), and Mr. Mike Lowell and Mr. Bret Zorich of B. Riley (by telephone conference), were in attendance at our management's request. Mr. Amrit Das was also present at that meeting. However, no negotiations were conducted during that meeting. B. Riley's staff, Mr. Lowell and Mr. Zorich, presented to our board of directors a preliminary report in support of their fairness opinion proposed to be rendered for the merger and sale transactions and answered questions posed by our board of directors and management. After the presentation at the board meeting, the board again discussed the pros and cons of the proposed merger and sale transactions. Potential risks and liabilities to us in connection with the transactions were also discussed. Based on the report prepared by B. Riley and all other information received and deliberations made to date, including the fact that no third party had delivered a superior offer, all of the members of the board present expressed general support for the potential merger and sale transactions with BPOMS and DFH. However, because we were still awaiting final audited financial statements from BPOMS and final transaction documentation, the board postponed any final decision until a later board meeting and directed B. Riley to perform additional analyses upon receipt of final information.

         While awaiting BPOMS' final audited financial statements and final transaction documentation, our actual and projected working capital and cash balances declined further than previously anticipated. Changes in those conditions resulted from higher than forecasted audit and legal expenses for our Commission filings and the negotiation of the merger and sale agreements, lower than forecasted revenue for our Web4 and IT services divisions, and unanticipated expenses in India related to uncollectible receivables and litigation. Therefore, the proposed purchase price adjustments were removed from the draft merger and sale agreements and the purchase prices instead were adjusted downward. DFH reduced its purchase price offer for our Indian operations by $500,000 to $2.0 million in exchange for accepting that Indian working capital would be at least $0 and cash in REL could be less than $100,000. BPOMS reduced its purchase price offer for our United States operations by $500,000 to $1.5 million, with our stockholders still retaining an approximate 10% ownership in the combined company, in exchange for accepting that projected working capital and cash balances would be lower than previously anticipated.

         At the August 29, 2006 meeting of the special committee, the special committee met with B. Riley by telephone conference to obtain an update on the proposed fairness opinion that B. Riley had discussed with the special committee on July 28, 2006. A meeting of our board of directors then followed, at which Mr. Mulvaney of ISI was present by telephone conference at the request of our board of directors. The board members discussed the final terms of the proposed merger and sale, the presentations previously provided by B. Riley, and supplemental information provided by B. Riley to the special committee and the board members prior to the meeting. After further deliberation, our board of directors concluded, following a recommendation by the special committee, that the proposed concurrent merger and sale transactions with BPOMS and DFH would secure the best value reasonably available for our stockholders in the short-term and therefore were in the best interests of our company and our stockholders and consistent with the board's fiduciary obligations. Accordingly, our board approved the proposed merger and sale transactions by unanimous approval of our independent directors, with Mr. Amrit Das and Mr. Santanu Das abstaining from the vote due to their affiliation with DFH. Our board then directed our management to finalize and execute the merger agreement, the sale agreement and related documentation.

         After the close of business on August 29, 2006, the parties exchanged signatures on the merger agreement, sale agreement and voting agreements. On August 30, 2006, we issued a press release announcing the proposed transactions.

THE MERGER AGREEMENT

         The following section summarizes the material terms of the merger agreement. The merger agreement is attached as APPENDIX A to this proxy statement. Stockholders are urged to, and should, read the merger agreement carefully and in its entirety for a description of the terms of the proposed merger.

         GENERAL

         Under the terms of the merger agreement, BPOMS stockholders would exchange their shares of common and preferred stock of BPOMS for shares of our common stock and shares of three classes of preferred stock we would create, and we would assume BPOMS' obligations under its outstanding options and warrants to purchase BPOMS common stock. As a result of the merger, BPOMS would become a wholly-owned subsidiary of ours. Also, approximately 90% of the equity interests of NGRU that would be outstanding immediately following the merger on a fully-diluted basis but excluding most new equity or equity-based securities issued by NGRU or BPOMS after August 29, 2006, would be held by the former BPOMS stockholders.

         Exemption from the registration provisions of the Securities Act for the transaction described above will be claimed under Section 4(2) of, and Regulation S under, the Securities Act, among other exemptions, on the basis that such transaction does not involve any public offering and the recipients are either accredited or are not U.S. persons and not acquiring the securities for the account or benefit of any U.S. person. Appropriate investment representations will be obtained, and the securities will be issued with restricted securities legends.

         BPOMS' CAPITAL STOCK, OPTIONS AND WARRANTS

              Authorized and Outstanding
              --------------------------

              BPOMS' authorized capital stock currently consists of 15,000,000 shares of common stock and 34,220,000 shares of preferred stock, par value $0.001 per share, of which 2,220,000 shares are designated as Series A Preferred ("Series A"), 2,000,000 shares are designated as Series B Preferred ("Series B"), and 30,000,000 shares are designated as Series C Preferred ("Series C"). As of September 29, 2006, BPOMS had 9,925,000 shares of common stock issued and outstanding, 2,088,036 shares of Series A issued and outstanding, 2,000,000 shares of Series B issued and outstanding, no shares of Series C issued and outstanding and 2,762,999 shares of common stock reserved for issuance under outstanding options and warrants with exercise prices of $0.025 per share.

              Market Price and Dividends
              --------------------------

              There is no established public trading market for securities of BPOMS. At September 29, 2006, BPOMS had 13 holders of common stock, two holders of Series A, six holders of Series B and no holders of Series C.

              BPOMS has not paid any cash dividends on its common stock since its inception on July 26, 2005 and has indicated to us that it has no present plans to do so. Holders of BPOMS preferred stock have priority over holders of BPOMS common stock with regard to dividend payments.

              Preferred Stock
              ---------------

              The material terms of BPOMS' preferred stock are described below. The terms of BPOMS' preferred stock, options and warrants are subject to appropriate adjustments in connection with the proposed reverse stock split and other capitalization or similar changes that may occur prior to the closing of the merger transaction.

                o  Series A
                   --------

                   o DIVIDENDS - Shares of Series A are entitled to an 8.0% per year cumulative dividend, payable at the end of each calendar quarter in shares of Series A, junior to shares of Series C and senior to all other classes and series of stock.

                        Series A holders are entitled to a tax gross-up payment in cash to cover United States federal income and withholding taxes to the extent those taxes exceed 10% of the fair market value of a dividend on the dividend distribution date.

                   o VOTING - Shares of Series A vote together with shares of common stock on an as-converted basis, with any fractional votes rounded to the nearest share, on matters submitted to a vote of stockholders generally.

                        Series A holders, voting as a separate class, are entitled to elect two members of BPOMS' board of directors at each meeting or pursuant to each written consent.

                        The affirmative vote of a majority of the outstanding shares of Series A is required prior to:

                             o the sale, lease or other transfer of all or substantially all of BPOMS' assets;

                             o the merger or consolidation of BPOMS into or with any other corporation that results in the transfer of more than 50% of the voting power of BPOMS; or

                             o    the acquisition in any manner or form,
                                  including through the issuance of debt and/or stock and/or payment of cash, of all or substantially all of the assets or business or capital stock or ownership interest of another entity or business.

                   o LIQUIDATION PREFERENCE - Series A shares rank junior to shares of Series C and senior to shares of Series B and common stock in the distribution of BPOMS' assets in connection with a liquidation, dissolution or winding up event, which events include:

                             o    a voluntary or involuntary liquidation,
                                  dissolution or winding up;

                             o a merger or consolidation with or into any other corporation or corporations as a result of which BPOMS' stockholders immediately prior to the consummation of the merger or consolidation hold less than 50% of the voting securities of the surviving entity; and

                             o    the sale, transfer or lease of all or
                                  substantially all of BPOMS' assets.

                        The Series A liquidation preference is $1.00 per share, subject to adjustments for stock splits, stock dividends, recapitalizations and the like, plus an amount equal to all accrued and unpaid dividends.

                        Any remaining assets and funds available for distribution to stockholders after payment of the liquidation preferences on the Series C, Series A and then Series B are to be distributed ratably among the holders of common stock.

                   o REDEMPTION - Shares of Series A are not subject to redemption.

                   o CONVERSION - Each share of Series A is convertible at the option of the holder into one share of common stock, subject to adjustments for stock splits, stock dividends, recapitalizations and the like, with any fractional shares of common stock rounded up to the next whole number.

                        Shares of Series A are automatically convertible into common stock immediately prior to the closing of a firm commitment underwritten public offering with gross proceeds of at least $10 million and a public offering price of at least $5.00 per share, subject to adjustments for stock splits, stock dividends, recapitalizations and the like.

                o  Series B
                   --------

                   o DIVIDENDS - Shares of Series B are not entitled to dividends.

                   o VOTING - Shares of Series B vote together with shares of common stock on an as-converted basis, with any fractional votes rounded to the nearest share, on matters submitted to a vote of stockholders generally.

                   o LIQUIDATION PREFERENCE - Series B shares rank junior to shares of Series C and Series A and senior to shares common stock in the distribution of BPOMS' assets in connection with a liquidation, dissolution or winding up event;

                        The Series B liquidation preference is $1.00 per share, subject to adjustments for stock splits, stock dividends, recapitalizations and the like.

                   o REDEMPTION - Shares of Series B are not subject to redemption.

                   o CONVERSION - Each share of Series B is convertible at the option of the holder into one share of common stock, subject to adjustments for stock splits, stock dividends, recapitalizations and the like, with any fractional shares of common stock rounded up to the next whole number.

                        Shares of Series B are automatically convertible into common stock immediately prior to the closing of a firm commitment underwritten public offering with gross proceeds of at least $10 million and a public offering price of at least $5.00 per share, subject to adjustments for stock splits, stock dividends, recapitalizations and the like.

                   o BOARD OBSERVATION - Holders of a majority of outstanding shares of Series B have the right to appoint an observer to attend all meetings of BPOMS' board of directors in a nonvoting capacity, except during any period in which any holder of Series B serves as a director of BPOMS.

                o  Series C
                   --------

                   o ORIGINAL ISSUE PRICE - Shares of Series C, if any, are to be issued pursuant to the bridge loan agreement described under the heading "Bridge Loan Agreement" beginning at page _. The aggregate purchase price for the shares of Series C would equal the amount of additional equity required to meet BPOMS' $1.5 million capital surplus requirement. The number of shares of Series C issued for the purchase price is equal to the purchase price divided by 50% of the value of the BPOMS common stock (or, if the merger has occurred when the Series C is issued, the market value of the combined company's common stock).

                   o DIVIDENDS - Shares of Series C are entitled to a cumulative monthly dividend out of retained earnings, senior to dividends on all other classes and series of stock, in an amount calculated as follows:

                             o for the first twelve months following their issuance date, an amount equal to $0.00750 multiplied by the Series C original issue price per share (as adjusted for stock splits, stock dividends, recapitalizations and the like) and then divided by $1.00;

                             o for the next succeeding 36 months, an amount equal to $0.03180 multiplied by the Series C original issue price per share (as adjusted for stock splits, stock dividends, recapitalizations and the like) and then divided by $1.00; and

                             o from and after the 48th month, the Series C shares will not bear a dividend.

                   o VOTING - Shares of Series C have one vote per share and vote together with shares of common stock on matters submitted to a vote of stockholders generally.

                        In addition, the affirmative vote of a majority of the outstanding shares of Series C is required prior to any of the events listed under the heading "Liquidation Preference" below.

                        Also, the affirmative vote of holders of not less than two-thirds of the outstanding shares of Series C is required for:

                             o the creation of a new class or series of stock that is entitled to dividends or shares in the distribution of assets on a parity with or in priority to the Series C or that provides for mandatory redemption;

                             o the redemption of shares of capital stock other than Series C; and

                             o the amendment of the terms of the Series C in a manner that would materially alter or change their powers, preferences or special rights.

                   o LIQUIDATION PREFERENCE - Series C shares rank senior to all other classes and series of stock in the distribution of BPOMS' assets in connection with a liquidation, dissolution or winding up event, which events include:

                             o    a voluntary or involuntary liquidation,
                                  dissolution or winding up;

                             o a merger or consolidation with or into any other corporation or corporations as a result of which BPOMS' stockholders immediately prior to the consummation of the merger or consolidation hold less than 50% of the voting securities of the surviving entity; and

                             o    the sale, transfer or lease of all or
                                  substantially all of BPOMS' assets.

                        The Series C liquidation preference is equal to the Series C redemption price plus an amount equal to all accrued and unpaid dividends, plus interest on all accrued and unpaid dividends at a rate of 10% per year.

                        Any remaining assets and funds available for distribution to stockholders after payment of the liquidation preferences on the Series C, Series A and then Series B preferred stock are to be distributed ratably among the holders of common stock.

                   o REDEMPTION - Shares of Series C may be redeemed at BPOMS' election for an amount per share equal to 125% of the Series C original issue price plus any declared by unpaid dividends.

                   o CONVERSION - Shares of Series C are not convertible into shares of common stock.

              Additional Potential Capital Stock
              ----------------------------------

              The terms of the merger agreement permit BPOMS to issue or authorize for issuance BPOMS capital stock or other securities convertible into or exercisable for BPOMS capital stock as follows without our prior written consent:

                o issuance of shares of BPOMS common stock upon exercise of options or warrants that were outstanding as of August 29, 2006 or are specifically permitted to be issued;

                o issuance or authorization for issuance of up to 200,000 shares of BPOMS common stock upon the closing of BPOMS' acquisition of Novus Imaging Solutions, Inc. ("Novus"), which occurred in October 2006;

                o issuance of warrants to purchase up to a maximum of 1,000,000 shares of BPOMS common stock as permitted under the terms of a bridge loan agreement described under the heading "BPOMS Bridge Loan Agreement" beginning on page _;

                o entry into an agreement to authorize the issuance of securities in a financing transaction described under the heading "BPOMS Potential Financing" beginning on page _;

                o issuance of shares of BPOMS Series C in accordance with the BPOMS bridge loan agreement;

                o grant to BPOMS employees who were not officers, directors or stockholders of BPOMS as of August 29, 2006 of stock options to purchase up to an aggregate of 400,000 shares of BPOMS common stock under BPOMS' existing stock option plan on terms consistent with past practice (including initial vesting no earlier than six months after the date of grant); and

                o grant to Bruce Nelson and/or Koushik Dutta of options in connection with employment agreements they may enter into as of the closing.

              To the extent BPOMS issues securities as permitted under the merger agreement or with our prior written consent, our stockholders will become subject to additional dilution upon or following consummation of the merger transaction.

         NETGURU PREFERRED STOCK

         As outlined in proposal 5 beginning on page _, we had no shares of preferred stock outstanding as of September 29, 2006. However, we plan to create three series of preferred stock for which shares of BPOMS preferred stock outstanding at the effective time of the merger would be exchanged. The terms of the three new series would conform to the terms of the BPOMS preferred stock described above, subject to appropriate adjustments in connection with the proposed reverse stock split or similar changes that occur prior to the closing of the merger transaction. APPENDIX G to this proxy statement contains further details regarding the proposed terms of the preferred stock we would create.

         If we issue shares of preferred stock in connection with the closing of the merger, the rights and privileges of holders of our common stock will become subordinate to the conversion, liquidation, redemption, voting, director election, board observation and other rights of the preferred stockholders.

         CLOSING

         The merger is subject to various closing conditions, including approval by our stockholders and compliance with regulatory requirements. If stockholder approval and other closing conditions are met, the merger is expected to close as soon as practicable following the annual meeting but no later than December 22, 2006.

         PRIOR, CONCURRENT AND SUBSEQUENT TRANSACTIONS

         The merger would close concurrently with the closing of the sale transaction described in proposal 3. Prior to the closings, we would conduct the reverse stock split that is the subject of proposal 5 and declare a dividend to our pre-merger stockholders of record as described under the heading "Use of Proceeds" below. After the closings, we would change our name to BPO Management Services, Inc. as described in proposal 4.

         REPRESENTATIONS AND WARRANTIES

         We and BPOMS have made a number of representations and warranties, subject in some cases to qualifications, to one another in the merger agreement regarding aspects of our respective businesses, financial conditions, structures, customer contracts, intellectual properties, and other facts pertinent to the merger transaction. The representations and warranties made by both BPOMS and us will not survive the consummation of the merger transaction.

         CONDITIONS TO CLOSING

         Our and BPOMS' obligations to complete the merger transaction are subject to the satisfaction or waiver, at or prior to the closing, of each of the following:

              o the merger agreement and the transactions contemplated by the merger agreement must have been approved by the requisite vote of our stockholders;

              o the sale transaction must be effective at the effective time of the merger; and

              o    the reverse stock split must have been consummated.

         BPOMS' obligations to complete the merger transaction are subject to the satisfaction or waiver, at or prior to the closing, of each of the following:

              o each of our representations and warranties must have been accurate as of August 29, 2006 and as of the closing date as if made on such date, except where the failure to be accurate would not, individually or in the aggregate, have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of us and our subsidiaries, taken as a whole ("NGRU Material Adverse Effect"), without regard to any materiality qualification contained in our representations and warranties;

              o we must have performed, or complied in all material respects with all of the covenants and obligations required to be performed or complied with by us prior to the closing under the terms of the merger agreement, without regard to any materiality qualification contained in our representations and warranties;

              o after the date of the merger agreement, there must not have occurred any change, circumstance or event concerning us and our subsidiaries, taken as a whole, that has had or could be reasonably likely to have a NGRU Material Adverse Effect;

              o immediately prior to the effective time of the merger, the total combined cash and cash equivalents of us and our subsidiaries must be at least equal to our U.S. reserved cash, as defined in Section 1.2(b)(i) of the merger agreement;

              o we must have received written resignations dated and effective as of the closing date, executed by our directors and officers who are not to continue as directors and officers of the combined company and we must have appointed officers selected by BPOMS; and

              o after the date of the merger agreement, neither our principal executive officer nor our principal financial officer will have failed to provide any necessary certification for filing with the Commission relating to our controls and procedures.

         Our obligations to complete the asset sale are subject to the satisfaction or waiver, at or prior to the closing, of each of the following conditions:

              o each of BPOMS' representations and warranties must have been accurate as of August 29, 2006 and as of the closing date as if made on such date, except where the failure to be accurate would not, individually or in the aggregate, have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of BPOMS and its subsidiaries taken as a whole ("BPOMS Material Adverse Effect"), without regard to any materiality qualification contained in BPOMS' representations and warranties;

              o BPOMS must have performed, or complied in all material respects with all of the covenants and obligations required to be performed or complied with by it prior to the closing under the terms of the merger agreement, without regard to any materiality qualification contained in BPOMS' representations and warranties;

              o after the date of the merger agreement, there must not have occurred any change, circumstance or event concerning BPOMS and its subsidiaries that has had or could be reasonably likely to have a BPOMS Material Adverse Effect;

              o we must have received from each holder of shares of BPOMS capital stock or securities convertible or exchangeable or exercisable for BPOMS common stock, an investor suitability questionnaire containing required representations and certifications;

              o immediately prior to the effective time of the merger, BPOMS must have at least $1.5 million in cash available for payment of a cash dividend to our pre-merger stockholders and capital surplus of at least $1.5 million;

              o no holders of BPOMS capital stock will have failed to approve the merger transaction or exercised their right to demand payment for their shares as dissenting stockholders; and

              o BPOMS stockholders holding a majority of the disinterested shares of each class or series of BPOMS capital stock, voting as separate classes, must have approved any amendment to the terms of any certificate of designation of BPOMS and all other required approvals by BPOMS stockholders must have been obtained.

         POST-SIGNING AND POST-CLOSING COVENANTS

         We and BPOMS have also agreed to perform various obligations from and after the signing of the merger agreement or the closing of the merger transaction, including the following:

              o we and BPOMS have agreed to continue to operate our respective businesses in the ordinary course and in the same manner as our respective operations have previously been conducted until the close of the merger transaction and to report to one another on material operational matters;

              o prior to the closing of the merger transaction, we and BPOMS will not authorize or issue additional shares of capital stock or securities convertible into or exercisable for shares of our capital stock, other than as expressly permitted in the merger agreement or the sale agreement;

              o we have agreed to seek stockholder approval of the merger transaction, the sale transaction, the reverse stock split and the corporate name change;

              o we have agreed to use reasonable best efforts to maintain our listing on The Nasdaq Capital Market and to cause the shares of our common stock that are to be issued in the merger transaction to be listed, upon official notice of issuance, on The Nasdaq Capital Market prior to the effective time of the merger;

              o until the merger transaction is completed or the merger agreement is terminated, we and BPOMS each have agreed not to, and not to authorize any of our or our affiliates' respective officers, directors, employees, representatives or agents to, and not to permit any such person or any of its subsidiaries to, directly or indirectly encourage, solicit, or initiate discussions or negotiations with, or provide any information to, or approve, endorse, recommend or execute a letter of intent with any corporation, partnership, person or other entity or group concerning merger, sale of assets, sale of equity interests or similar transactions, except that:

                   o    we may engage in a superior proposal as described in
                        Section 6.9 of the merger agreement, provided that we may be required to pay a termination fee to BPOMS;

                   o    we may consummate the sale transaction;

                   o BPOMS may negotiate and enter into definitive agreements relating to a private placement of shares of our common stock or securities convertible into or exercisable for shares of our common stock, which private placement would be for the purpose of raising up to $15 million of working capital for us, would close after the effective time of the merger on terms consistent with those described under the heading "BPOMS Potential Financing" beginning on page _ and would not require a stockholder vote; and

                   o BPOMS may negotiate, enter into definitive agreements and close the proposed acquisition described under the heading "BPOMS Potential Acquisition" beginning on page _;

              o if we or BPOMS learn of any breach or potential breach of the merger agreement, that party must immediately notify the other party;

              o BPOMS must take all necessary and appropriate actions, including if necessary the issuance of shares of BPOMS Series C or the causing to be purchased shares of NGRU Series C in accordance with the terms of a bridge loan agreement dated August 18, 2006 between BPOMS, James Cortens and Patrick Dolan, to ensure that as of the second business day immediately preceding the dividend payable date and through the dividend payable date, the capital surplus carried from BPOMS to us as a result of the merger transaction is at least $1.5 million and BPOMS' unrestricted cash that shall remain unrestricted and available for payment of the cash dividend to our pre-merger stockholders is at least $1.5 million;

              o as of the effective time of the merger, we must have obtained the resignation of each of our directors and of Amrit K. Das, Chairman and Chief Executive Officer, and caused the persons designated by BPOMS (see "Post-Closing Beneficial Ownership and Operations - Management" at page __) to be appointed to our board of directors and as officers of our company;

              o we and BPO Acquisition Corp. will maintain director and officer indemnification provisions in our charter documents and directors' and officers' liability insurance tail coverage for six years after the effective time of the merger;

              o we and BPOMS have entered into voting agreements with each of the DFH Holders and certain of their affiliates, and each of the DFH Holders and those affiliates has granted irrevocable proxies to certain of our executive officers that provide that the holders' shares of our common stock will be voted in favor of the merger transaction, the sale transaction and related matters;

              o we have agreed to consummate the sale transaction at the effective time of the merger for aggregate net proceeds of at least $2.0 million;

              o we have agreed to effect a reverse stock split prior to the closing of the merger transaction;

              o we have agreed to declare a $3.5 million special cash dividend to our stockholders of record immediately prior to the closing of the merger transaction, with the dividend to be paid on or before the tenth business day after the closing, and must take all necessary and appropriate actions to ensure that the proceeds from the sale transaction are reserved for payment of the cash dividend;

              o we have agreed to transfer to REL at the closing of the merger and sale transactions any cash and cash equivalents in excess of U.S. reserved cash, as defined in Section 1.2(b)(i) of the merger agreement;

              o we have agreed to file promptly after the effective time of the merger a registration statement on Form S-8 with respect to the shares of our common stock underlying BPOMS options and warrants we assume in the merger transaction that are eligible for inclusion on Form S-8 under applicable securities laws, and to use our reasonable best efforts to maintain the current status of the prospectus contained therein, as well as to comply with any applicable state securities laws, for one year after the effective time of the merger; and

              o we have agreed to file within 120 days following the consummation of the merger transaction a registration statement covering the resale of the shares of our common stock to be issued in the merger transaction, to be issued upon conversion of our preferred stock issued in the merger transaction, or to be issued upon exercise of options or warrants we assume from BPOMS in the merger transaction that are not eligible for inclusion on Form S-8, and to use commercially reasonable efforts to cause the registration statement to be declared effective within 180 days, and to remain effective for up to two years, following the consummation of the merger transaction.

         TERMINATION

         The merger agreement may be terminated in accordance with its terms at any time prior to the closing of the merger transaction, whether before or after the approval of the merger transaction by our stockholders at our annual meeting of stockholders:

              o    by mutual written consent of us and BPOMS;

              o by us or BPOMS if a court of competent jurisdiction or other governmental body has issued a final and non-appealable order, decree or ruling or have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger transaction, provided that the party seeking to terminate has used its commercially reasonable efforts to appeal the order, decree, ruling or other action;

              o by us if BPOMS breaches any representation, warranty, covenant or agreement and, as a result, certain conditions to the closing would not be satisfied, provided that if the breach is capable of being cured by December 22, 2006 and BPOMS diligently proceeds to cure the breach, then we may not terminate under this provision unless BPOMS does not cure the breach by that date;

              o by BPOMS if we breach any representation, warranty, covenant or agreement and, as a result, certain conditions to the closing would not be satisfied, provided that if the breach is capable of being cured by December 22, 2006 and we diligently proceed to cure the breach, then BPOMS may not right terminate under this provision unless we do not cure the breach by that date;

              o by BPOMS or us if our board of directors withdraws or modifies adversely to BPOMS its approval or recommendation of the merger agreement or we enter into a definitive agreement providing for the implementation of another acquisition proposal in accordance with the provisions of Section 6.9 of the merger agreement;

              o by us if BPOMS' board of directors withdraws or modifies adversely to us its approval or recommendation of the merger agreement or BPOMS enters into or engages in negotiations regarding an acquisition proposal or otherwise violates the non-solicitation provisions of the merger agreement;

              o by either us or BPOMS, if the merger transaction has not been consummated on or before December 22, 2006, other than due to a failure or breach by the party seeking to terminate the merger agreement;

              o by us or BPOMS if we fail to obtain stockholder approval of the merger transaction;

              o by us if BPOMS suffers a BPOMS Material Adverse Effect, or by BPOMS if we suffer a NGRU Material Adverse Effect;

              o by us if immediately prior to the effective time of the merger, BPOMS's capital surplus is less than $1.5 million or BPOMS's unrestricted cash that remains unrestricted and available for payment of a cash dividend to our pre-merger stockholders is less than $1.5 million; or

              o by us or BPOMS, if the other party becomes unable to pay its liabilities as they come due or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other Party and not dismissed within 60 days.

         Upon termination of the merger agreement, all further obligations of the parties under the agreement will terminate, except that the expenses and termination fee provisions will apply, no party will be relieved of any obligations or other liabilities arising from any breach by that party of any provisions of the merger agreement and the parties shall remain bound by and continue to be subject to any obligations regarding confidentiality and non-disclosure of information that may continue pursuant to their terms.

         TERMINATION FEES

         We have agreed to pay BPOMS a termination fee of $200,000 upon the termination of the merger agreement by us or BPOMS if the sale agreement is terminated and DFH pays us a termination fee in connection with the termination of the sale agreement. However, if DFH pays us less than $400,000 upon termination of the sale agreement (other than upon mutual agreement of us and DFH), then we will pay BPOMS 50% of the lesser amount. If we have not paid BPOMS a termination fee as described in the preceding sentences, then we will be required to pay BPOMS a termination fee of $200,000 upon the termination of the merger agreement:

              o by BPOMS if we breach and fail to timely cure a representation, warranty or covenant such that certain conditions to closing could not be satisfied;

              o by BPOMS or us if our board of directors withdraws or modifies adversely to BPOMS its approval or recommendation of the merger agreement or we enter into a definitive agreement providing for the implementation of another acquisition proposal in accordance with the non-solicitation provisions of the merger agreement; or

              o by us other than as expressly permitted by the termination provisions.

         BPOMS has agreed to pay us a termination fee of $400,000 upon the termination of the merger agreement:

              o by us if BPOMS breaches and fails to timely cure a representation, warranty or covenant such that certain conditions to closing could not be satisfied;

              o by us if BPOMS' board of directors withdraws or modifies adversely to us its approval or recommendation of the merger agreement or BPOMS enters into or engages in negotiations regarding an acquisition proposal or otherwise violates the non-solicitation provisions of the merger agreement;

              o by us if immediately prior to the effective time of the merger, BPOMS's capital surplus is less than $1.5 million or BPOMS's unrestricted cash that remains unrestricted and available for payment of a cash dividend to our pre-merger stockholders is less than $1.5 million; or

              o by BPOMS other than as expressly permitted by the termination provisions.

         EXPENSES

         Except as specifically set forth in the merger agreement, all fees and expenses incurred in connection with the merger agreement and merger transaction are to be paid by the party incurring the expenses, whether or not the merger transaction is consummated and irrespective of the failure of any closing condition to be met. BPOMS has agreed to pay as and when requested all fees and expenses incurred by us in connection with listing on The Nasdaq Capital Market the shares of our common stock to be issued to BPOMS stockholders in the merger transaction and in connection with a substitute listing for the reverse stock split.

         ASSIGNMENTS

         We may assign the merger agreement or our related rights or obligations in whole or in part to any of our affiliates so long as we remain obligated under the merger agreement and the assignment does not alter BPOMS' rights or obligations under the merger agreement. BPOMS may not assign the merger agreement or any rights or obligations under the merger agreement.

         AMENDMENTS AND WAIVERS

         The parties may amend or modify the merger agreement in any respect in writing. However, after we obtain stockholder approval, no amendment may be made that would require further stockholder approval unless we obtain further stockholder approval. The failure to enforce any provision of the merger agreement will not operate as a waiver of the provision or any other provisions within the merger agreement.

REASONS FOR THE MERGER AND SALE TRANSACTIONS

         In reaching its decision to approve the merger agreement and the sale agreement and the merger and sale transactions contemplated by those agreements, our board of directors considered numerous potential benefits and material factors pertaining to the merger and sale transactions, including the following:

              o the belief that, after reviewing our ongoing financial condition, results of operations and business and earning prospects, and notwithstanding the concerted efforts of management and our board of directors to scale our business and increase revenues and profitability, remaining an independent operating company focusing on our remaining businesses was not reasonably likely to create greater value for our stockholders than the prospects presented by the merger and sale transactions;

              o the belief that the concurrent merger and sale transactions with BPOMS and DFH represent the most favorable alternative reasonably available for our stockholders in the short-term;

              o the opinion of B. Riley, financial advisor to our board of directors, to the effect that as of August 29, 2006, the aggregate consideration proposed to be received by us in connection with the merger and sale transactions was fair to our stockholders from a financial point of view;


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

              o the belief that the concurrent merger and sale transactions will likely be approved by our stockholders based upon the potential benefits of those transactions to us and our stockholders and the voting agreements;

              o the belief that the benefits to us contemplated in connection with the concurrent merger and sale transactions, including the receipt of the purchase price from DFH and the funds to be made available from BPOMS at closing, are likely to be achieved within a reasonable time frame;

              o the amount and form of the consideration to be paid in the sale transaction and the amount of cash required to be provided by BPOMS for our use in paying the cash dividend to our pre-merger stockholders;

              o the due diligence and negotiation process undertaken by us and BPOMS in connection with the negotiation of the merger agreement;

              o the terms of the merger and sale agreements, including our ability to terminate those agreements under certain circumstances, including in connection with certain unsolicited third party superior offers, and the limitation on our potential indemnification, compensation and reimbursement obligations for breaches of our representations and warranties to DFH under the terms of the sale agreement;

              o the potential cost savings through the transfer to DFH of customer contracts and assets and reduction of workforce in connection with the sale agreement; and

              o the positive treatment of many of our employees through possible employment by DFH following the sale transaction, as well as continued employment for many retained employees following the sale and merger transactions.

         Our board of directors also considered a number of potentially negative factors in reaching its decision to approve the concurrent merger and sale transactions, including the following:

              o the risk that the potential benefits of the merger and sale transactions may not be realized, in part or at all, including the risk that we could have to satisfy indemnification and/or termination fee obligations under the merger and sale agreements under certain circumstances;

              o the risk that the merger and sale transactions may not be consummated, including the risks associated with obtaining the necessary approval of our stockholders required to complete the merger and sale transactions, notwithstanding the voting agreements obtained from holders of a substantial amount of our outstanding common stock as of the record date;

              o the risk of management and employee disruption associated with the merger and sale transactions, including the risk that key technical, marketing and management personnel might not remain employed by us through the consummation of the merger and sale transactions;

              o the merger and sale agreements may be terminated by us or the other parties to those agreements if, among other things, our board of directors withdraws its recommendation in favor of the merger and sale transactions or recommends another acquisition proposal;


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

              o the merger and sale agreements require us to pay termination fees to BPOMS and DFH if those agreements are terminated under certain circumstances;

              o the interests of our directors and officers that are different from, or in addition to, those of our stockholders generally, including those described under the heading "Interests of Our Directors and Executive Officers" beginning on page _;

              o the potential impact of the merger and sale transactions on our employees who are not retained by us after the closing or offered employment by DFH or its affiliates;

              o our obligations to provide services to DFH for a period of time following the closing pursuant to the terms of the transition agreement;

              o the significant costs involved in consummating the merger and sale transactions; and

              o the potential negative effect on our stock price as a result of the public announcement of or consummation of the sale or merger transaction or related matters.

USE OF PROCEEDS

         Within ten business days following the consummation of the merger and sale transactions, we plan to use the approximate $2.0 million cash proceeds from the sale transaction and the $1.5 million cash to be supplied by BPOMS to pay a $3.5 million cash dividend to our pre-merger stockholders of record.

OPERATIONS AND OWNERSHIP PRIOR TO AND FOLLOWING THE CLOSINGS

         PRE-CLOSING OWNERSHIP AND OPERATIONS

         Information regarding our pre-closing beneficial ownership is contained under the heading "Security Ownership of Certain Beneficial Owners and Management" beginning on page _. Information regarding BPOMS' pre-closing beneficial ownership is contained under the heading "Principal BPOMS Stockholders" beginning on page _.

         Our operations currently consist of:

              o our Web4 division, consisting primarily of our eReview software;

              o our IT services division, operating primarily our of our Boston office; and

              o our engineering business process outsourcing operations, located in our Kolkata, India office.

         Sales in our Web4 division consist almost entirely of sales of our eReview software. Once installed at a host location, our eReview collaborative software enables a host and other participants to view, markup and/or engage in real-time Web-based conferencing and document sharing anywhere and anytime in over 150 widely used document formats. eReview allows our customers to bridge physical distances in their global business environments by enabling decision makers to communicate without costly and time consuming travel to geographically dispersed locations. Complementing eReview, our WebWorks software provides comprehensive project-based document and team management functions. Our collaborative products can be implemented as stand-alone enterprise solutions or as an integrated system working in concert with other products. For example, BfA and LVA, two Federal Pension Fund Agencies of Germany, are using eReview as the


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

viewer, which is tightly integrated with IBM content manager (for BfA) and FileNet P8 (for LVA). We have secured eReview contracts with Deusche Post. Due to our engineering experience, our collaborative software is ideally suited for multi-faceted architecture/engineering/construction projects. Architectural Resource Consultants based in the United States is using eReview to allow their architects to collaborate with clients and contractors across the country. We have also developed integrations to most major document and content management software, such as FileNet's ECM, TCM, MatrixOne, EMC's Documentum suite and Oracle's Collaboration Suite. Web4 also delivers custom content management solutions as professional services. We recently executed such a project with Post-Industrial Technology and Nissan USA.

         Our IT services division has provided contracted IT services and software solutions to a wide variety of vertical industry markets (that is, a particular industry or group of enterprises to whom similar goods and services can be sold), with an emphasis on engineering, aerospace, e-commerce, semiconductors, finance, education, insurance, manufacturing, distribution, retail, government, pharmaceuticals and healthcare. As a total service provider, we provide our business-to-business clients with services that involve integration of multiple existing third party software. We also offer value-added IT services by incorporating and customizing our proprietary collaborative software technology and/or our engineering software into enterprise solutions designed to accomplish our clients' current objectives and grow with our clients' enterprises. We specialize in providing IT services that involve mission critical applications that deliver round-the-clock performance.

         OPERATIONS TO BE SOLD

         We have agreed to sell our engineering business process outsourcing operations to DFH pursuant to the terms of the sale agreement. At the closing of the sale transaction, we plan to enter into an outsourcing services agreement with REL covering services that may be provided to us by REL after the closing, a value-added reseller agreement with REL covering our Web4 products that may be distributed by REL after the closing, and a transition agreement that covers the transition of our corporate name and mark and our hosting of the "netguru.com" website for a limited time following the closing. The sale agreement contains 18-month mutual post-closing employee and customer non-solicitation provisions between us and DFH and our respective subsidiaries.

         The outsourcing services agreement has an initial term of twelve months and will automatically renew for successive twelve month periods unless terminated by either party. The agreement provides that approximately ten persons who are employed by REL and who currently engage in ongoing product development, testing and support work for our Web4 and netGuru Systems divisions will continue to do those tasks, with us paying to REL their gross pay plus $500 per month each. Other services to be provided under the agreement will be pursuant to statements of work that would provide for fees commensurate with the type of services and level of skill required. Offshore BPO services would be paid at $7.00 per hour. Fees for software development services would range from $12.00 to $15.00 per hour. Onsite work fees would range from $20.00 to $70.00 per hour. Telephone and Internet usage and other special services or software would be billed at actual cost plus a 10% processing fee.

         Historically, our engineering business process outsourcing operations contributed approximately $370,000 of our $3.9 million total net revenues for the fiscal year ended March 31, 2006, and approximately $84,000 of our $1.1 million total net revenues for the three months ended June 30, 2006. See APPENDIX D for financial information regarding REL. We and BPOMS believe that the immediate effect of the concurrent merger and sale transactions will be a temporary improvement in the combined company's cash position and a temporary reduction in revenues while BPOMS' business is being integrated with ours and expanded. The approximately $2.0 million in net proceeds from the sale transaction and the $1.5 million to be provided by BPOMS, as described above, will be included in the combined company's cash balances at the time of closing. However, we anticipate that the combined company will pay a $3.5 million dividend on or before the tenth business day after the closing.


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

         We and BPOMS anticipate that the combined company will operate at a cash deficit during the integration process and that the combined company will not achieve profitability in the immediate future due primarily to the administrative costs of operating as a public company relative to its size. We and BPOMS believe that completion of a successful integration of BPOMS' and our businesses would provide efficiencies and cross-marketing opportunities that would lead to growth in the combined company's revenues and gross margins as early as the latter half of the combined company's first full year of operations.

         We and BPOMS believe that the combined company's access to capital markets may improve after the merger due to the anticipated increase in operating margins and revenues. We and BPOMS anticipate that if BPOMS does not raise additional capital for the combined company as described under the heading "BPOMS Potential Financing" below, the combined company likely will be required to do so after the merger transaction. Any additional equity offering would result in additional dilution to our and the combined company's stockholders.

         BPOMS' BUSINESS AND RELATED MATTERS

         Overview
         --------

         BPOMS provides business process outsourcing (BPO) services to enterprises in the United States and Canada. "BPO" refers to the outsourcing of entire business processes, typically to reduce cost and/or to improve the performance of that process. BPOMS' objective is to provide a comprehensive suite of BPO functions to support the back-office business requirements of middle-market enterprises throughout North America on an outsourced or recurring revenue basis.

         BPOMS was incorporated in the state of Delaware on July 26, 2005. Since its inception, BPOMS has grown principally through acquisitions. In August 2005, BPOMS acquired ADAPSYS Transaction Processing, Inc. and ADAPSYS Document Management, Inc. (collectively, the "ADAPSYS entities"), providers of document management solutions located in Winnipeg, Canada. In November 2005, BPOMS purchased the assets of BPO Management Services CA, a provider of human resources outsourcing services based in San Francisco, California. In December 2005, BPOMS purchased the Regina and Winnipeg, Canada- based assets of Deines Imaging, a provider of document imaging, microfilming and records management solutions from Critical Control, and consolidated this business within ADAPSYS Document Management.

         In January 2006, BPOMS acquired Digica, Inc., a provider of information technology outsourcing services based in Branchburg, New Jersey ("Digica"). In February 2006, as previously planned, the sole legacy customer contract of ADAPSYS Transaction Processing ended and, as a result, the ADAPSYS Transaction Processing entity has had no ongoing operations since that time. All new document management business for BPOMS is being provided through ADAPSYS Document Management. In October 2006, BPOMS purchased Novus, a provider of document imaging, microfilming and records management solutions located in Winnipeg, Canada, whose business operations are in the process of being consolidated with the former Deines imaging business operations of ADAPSYS Document Management.


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

         The stock purchase agreement pursuant to which BPOMS acquired Novus provides for the cash portion of the purchase price to be paid in two installments. The first installment is due upon the earlier of January 1, 2007 and the closing of a $1 million investment in BPOMS or the combined company by persons other than current BPOMS' stockholders. The second installment is due upon the earlier of three months after the closing of the Novus acquisition or the date upon which the Novus business integration plan is completed, as determined by BPOMS. If either of the installments are not paid when due, then the sellers of Novus will have the right to rescind their sale of Novus to BPOMS and to purchase for $1.00 from BPOMS all of the assets and liabilities of ADAPSYS' Deines business.

         BPOMS' principal subsidiaries are the two ADAPSYS entities, Digica and Novus. BPOMS is headquartered in Irvine, California, and has offices in San Francisco, California, Branchburg, New Jersey and the Canadian cities of Winnipeg, Regina and Toronto. Its principal business address is 19800 MacArthur Boulevard, Suite 820, Irvine, California 92612 and its telephone number is (714) 685-6473. BPOMS maintains a website at www.bpoms.com, and its subsidiaries maintain websites at www.adapsys.ca, www.digicainc.com and www.novusimaging.mb.ca. Information on these websites is not intended to be part of this proxy statement.

         Market Opportunity
         ------------------

         BPOMS believes the market for BPO services has grown rapidly in recent years and will continue to grow substantially in the near future. In today's rapidly changing and globally competitive business environment, executives are being asked to manage their companies more closely and to meet their growth and profitability commitments predictably by doing more with less. They require greater efficiencies from their resources and improved worker productivity. Combine this with a dramatic increase in regulatory requirements, such as under the Sarbanes-Oxley Act of 2002 and the Health Insurance Portability and Accountability Act, and BPOMS believes executives are turning increasingly to outsourcing a wide variety of important, non-core back-office business functions traditionally provided by in-house staff.

         Although the BPO market generally is dominated by large "Tier 1" providers who focus on the largest enterprises and governmental agencies, BPOMS believes those companies are not addressing the back-office needs of middle-market businesses. The middle market is defined by BPOMS as businesses with revenues between $100 million and $3 billion and between 100 and 7,000 on staff, which BPOMS estimates includes approximately 50,000 businesses in the United States. BPOMS believes middle market companies spend more, on a per employee basis, on back-office services (such as healthcare, IT services, staff benefits and payroll) than their larger counterparts and receive fewer benefits and less service in return. By outsourcing back-office functions, these companies can obtain better functionality and breadth of service at a lower total cost.

         BPOMS believes this middle market is underserved - the dominant Tier 1 BPO providers are focused on the largest companies and government agencies, whereas other large BPO providers generally provide a single, narrowly focused BPO solution, and the smaller BPO providers offer only a few BPO services. BPOMS' current intention is to acquire more of these small BPO providers in order to increase the breadth of its BPO service offering, increase geographic coverage and build critical mass in this market.

         BPO Services
         ------------

         BPOMS provides a variety of back-office support services to middle market companies on an outsourced basis. BPOMS currently provides four principal BPO services:


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              o    human resources outsourcing;

              o document and data management solutions, which is referred to in the industry as "enterprise content management";

              o    information technology outsourcing; and

              o    finance and accounting services.

         Substantially all of BPOMS' revenue during 2005 was derived from document and data management solutions. For the six months ended June 30, 2006, document and data management solutions and information technology outsourcing accounted for approximately 62% and 30%, respectively, of consolidated revenue.

                  HUMAN RESOURCES OUTSOURCING

                  BPOMS offers 22 human resources services to its customers, either as a complete human resources outsource or through the selective implementation of specific human resources services. BPOMS' human resources services include those relating to:

                   o personnel administration / human resources information system;

                   o    recruiting;

                   o    education and training;

                   o    consulting;

                   o    benefits administration; and

                   o    payroll.

                  DATA AND DOCUMENT MANAGEMENT SOLUTIONS

                  The ADAPSYS entities and Novus, subsidiaries of BPOMS, have been providing data and document management services to Canadian customers for over 30 years. BPOMS currently offers the following services: image and data capture; documents/records management; workflow and electronic forms; collaboration; consulting and implementation.

                  BPOMS' imaging and data capture solutions allow customers to transform paper documents into digital information deposited into a document repository with application specific indexing, which is readily accessible throughout a customer's computer network. BPOMS' documents/records management solutions provide out-sourced or in-sourced scanning services, as well as data entry and data capture services to extract desired information from scanned documents. Workflow and electronic forms solutions eliminate paper forms and capture indexing, routing and tracking information electronically. BPOMS' collaboration solutions create for customers virtual workgroups - comprising both internal colleagues and external customers and business partners - within a secure desktop workspace that is always available. BPOMS provides a full range of services to address customer records management business challenges, from initial consultation through project completion and ongoing operations management and support. Consultants and certified technical professionals recommend, design, implement and support solutions for middle market enterprises in a wide variety of industries.


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                  INFORMATION TECHNOLOGY OUTSOURCING

                  BPOMS can support, host and manage all related information technology infrastructure components, networks and applications on a 24 hours-7 days-52 weeks per year basis from a secure data center facility located in Branchburg, New Jersey, with high-speed, redundant fiber based connectivity to a MCI mega-center providing instantaneous backup and recovery capability. This capability provides BPOMS with the ability to standardize, support and integrate with other customer enterprise applications all of its customer information systems required to support the customer's back-office business functions.

                  BPOMS also offers remote managed services to support other business application servers, networks and related desktop environment, specializing in IBM iSeries and Intel-based servers which are predominant in middle market enterprises.

                  Hosting and managed application support services offered by BPOMS provide a secure, rapidly implemented and cost-effective method of application delivery and management. Through this service customers are able to access scanned images, human resources records, accounting information or other documents from any computer or office location via a secure web or private network connection. These services are offered on an on-demand basis.

                  FINANCE AND ACCOUNTING SERVICES

                  BPOMS currently offers a select few finance and accounting outsourcing solutions. BPOMS plans to build out and enhance its solution set in this area through strategic acquisitions. The services currently offered by BPOMS in this area are accounts payable invoice processing solutions and financial member services.

                  The BPOMS accounts payable invoice processing solution enables customers to scan incoming invoices and capture information from the image (for example, invoice date, invoice number, purchase order number and invoice total). This information can be automatically delivered directly into customers' accounts payable, document management or other back-end system. The solution also provides the ability to automatically match purchase orders with invoices, eliminating labor intensive manual matching. BPOMS' solution allows customers to process all invoices the day they are received, no matter how many batches are handled each day. The solution enables recording the batch number and date received, identifying the vendor and capturing data from key invoice fields -- not manually, but automatically with a high-powered document scanner.

                  BPOMS' process management/workflow solution is delivered to financial services providers and works in concert with customers' existing computing systems to improve the time it takes to process a loan application.

         Marketing and Sales
         -------------------

         BPOMS seeks multi-year, recurring revenue BPO service contracts with middle market enterprises in North America. BPOMS believes that the middle market offers shorter sales cycles, quicker implementation of services, and greater opportunity for continued growth and margin than the more traditional Tier 1 marketplace experience. BPOMS targets its marketing to middle-market companies with revenues in the range of $100 million to $3 billion and employee populations of 100 to 7,000 staff members. BPOMS believes approximately 50,000 businesses in the United States meet these criteria. BPOMS' sales force has not focused on a more particular geographic area or industry.


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         The buyer of BPOMS' services in its target market is typically the chief financial officer, who is the control point for all back-office business functions and understands the potential cost savings and improved business performance that effectively implemented BPO services can provide. While BPOMS seeks to outsource discrete back-office business functions in their entirety, thereby generating the desired recurring revenue relationship, new customers often begin with an initial fee-based consulting services engagement in order to address a specific business pain point (for example, an IT systems evaluation or human resources effectiveness study). During this period, BPOMS' domain experts seek to build greater confidence in BPOMS' end-to-end service capabilities and to establish BPOMS as a "trusted advisor" to the customer chief financial officer.

         From this initial engagement, BPOMS leads new customers through an outsourcing evaluation study, including suggested workflow improvement, supporting systems implementation and a transition into an outsourced delivery environment for the specific business process. BPOMS believes that this approach allows both organizations the opportunity to grow with one another into an outsourcing relationship, significantly increasing the probability of a long-term and successful business relationship. In addition, BPOMS believes this approach allows it to generate immediate revenue for all transition and migration work, which is sometimes not the case in traditional Tier 1 outsourcing engagements where the provider is forced to recover the cost of the initial transition phase by amortizing it over the expected life of the contract.

         Once BPOMS has successfully transitioned a specific business function to an outsourced relationship, BPOMS seeks to expand its customer relationship by offering other back-office support services, which can quickly increase its revenue base within each particular customer engagement.

         BPOMS anticipates that its typical per-customer contract revenues will be between $0.5 million to $5.0 million of annual revenue, with an initial contract term of three to five years. Given historic industry contract renewal rates, which BPOMS believes exceed 95%, and the historic inertia in changing service providers for important business functions, BPOMS anticipates that once obtained, substantially all contracts should mature into long-term engagements. BPOMS believes that its expected typical per-customer contract revenues will be enough below the typical revenues for Tier 1 providers. Accordingly, BPOMS does not expect to encounter significant competition from the Tier 1 providers, who built their organizations to sell and service Global 1000 enterprises are not expected to be responsive or cost-competitive for BPOMS' expected potential customer base.

         BPO service engagements require selling to high "C" level executives and, accordingly, BPOMS has a small targeted senior sales team led by experienced individuals in each functional area. BPOMS has established a rigorous method of profiling opportunities based on a variety of characteristics and metrics, which allows BPOMS to quickly identify and focus on those opportunities which it believes represent the highest probability of success.

         For the six months ended June 30, 2006 and for the period from July 26, 2005 (inception) to December 31, 2005, one customer, International Association of Travel Agents, accounted for 16% and 74%, respectively, of BPOMS' consolidated revenue. The relationship with this customer, pursuant to which BPOMS provided document management services, ended in February 2006. No other customer accounted for more than 10% of BPOMS' consolidated revenue during those periods.

         Most of BPOMS' services are provided by employees of BPOMS or its subsidiaries, some of which BPOMS leases on a professional employer organization ("PEO") basis from another outsourcing provider. Under this arrangement, the PEO is the actual employer and provides payroll, benefits and workers' compensation insurance to these employees, who are in turn licensed to BPOMS. Some of BPOMS' services are provided to customers through suppliers managed by BPOMS, where appropriate for business or economic reasons. For example, payroll and 401(k) plan administration in BPOMS' human resources outsourcing services may be provided in such a manner.


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         Competition
         -----------

         The BPO industry is highly competitive. Leading Tier 1 BPO service providers such as IBM, Accenture, EDS and ACS dominate the marketplace, competing for the very large contracts from Global 1000 enterprises and government agencies. Competition for BPO services provided to middle market enterprises - BPOMS' target market - is highly fragmented, consisting of a few large companies providing a narrowly focused solution and thousands of small, mostly privately-held, companies offering a reduced subset of services and solutions. BPO providers in this middle market compete on the basis of quality of service and price for a selected BPO function. BPOMS believes that the breadth of its BPO offerings differentiates it as able to offer greater customer benefits relative to the many companies who provide only a few BPO services or focus on a particular industry.

         Employees
         ---------

         BPOMS and its subsidiaries currently employ 81 full-time staff persons, of which eight are leased by BPOMS on a PEO basis from another outsourcing company.

         Facilities
         ----------

         BPOMS owns no real property and currently leases the following facilities, which BPOMS believes are adequate for its current operations:

         o 1,607 square feet of office space in downtown San Francisco, California, which lease expires in 2010;

         o 7,642 square feet of office space/data center facility in Branchburg, New Jersey, which lease expires in 2011;

         o 4,062 square feet of office space in Winnipeg, Canada, which lease expires in 2006 and BPOMS does not intend to renew;

         o 10,316 square feet of office space in Winnipeg, Canada, which lease expires in 2007;

         o 2,958 square feet of office space in Regina, Canada, which lease expires in 2007; and

         o 200 square feet of office space in Toronto, Canada, which is leased on a month-to-month basis.

         Legal Proceedings
         -----------------

         Two cases - PEAL ET AL. V. SKYTRACK SYSTEMS, INC. ET AL. (FILE NO. CI 06-01-47004) and MORRISON ET AL. V. SKYTRACK SYSTEMS, INC. ET AL. (FILE NO. CI 06-01-47005) -- were filed against BPOMS, the ADAPSYS subsidiaries and Skytrack Systems, Inc. on May 12, 2006 in the Court of Queen's Bench of Manitoba in the City of Winnipeg by a total of 28 former employees of ADAPSYS L.P., a partnership of which ADAPSYS Transaction Processing, Inc. serves as general partner. The plaintiffs allege that their employment was terminated in February 2006 without either reasonable notice or compensation in lieu of reasonable notice, and that the defendants acted unfairly and improperly in effecting the termination. The plaintiffs seek unspecified damages for severance payments owed to them arising out of the termination. The defendants have filed statements of defense.


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         Due to uncertainty regarding the litigation process, the outcome of each of these matters is unpredictable and could be unfavorable to BPOMS, in which event BPOMS could be required to pay damages and other expenses in amounts that could adversely affect its financial condition.

         Regulation
         ----------

         BPOMS' human resource processes and other operations are subject to a number of laws and regulations, including those applicable to payroll practices, benefits administration, employment practices and data privacy. Because BPOMS' clients operate in the United States and in Canada, BPOMS must perform its services in compliance with the legal and regulatory requirements of multiple jurisdictions.

         Principal BPOMS Stockholders
         ----------------------------

         As of September 29, 2006, BPOMS had 9,925,000 shares of common stock issued and outstanding, 2,088,036 shares of Series A issued and outstanding, 2,000,000 shares of Series B issued and outstanding, and no shares of Series C issued and outstanding. Each share of Series A and Series B is convertible into one share of common stock. Dividends on shares of Series A are payable in additional shares of Series A on the last day of each fiscal quarter.

         The following table sets forth information about beneficial ownership of BPOMS' voting stock as of September 29, 2006, plus dividends on Series A in the form of an aggregate of 32,221 shares of Series A paid on September 30, 2006, by:

         o        each of BPOMS' directors and executive officers;

         o        all of BPOMS' directors and executive officers as a group; and

         o each person known to BPOMS to beneficially own more than 5% of the outstanding shares of any class of BPOMS' voting stock as of the date of the table.

         Shares of common stock underlying preferred stock, options and warrants that are convertible into or exercisable for shares of common stock within 60 days after the date of the table are deemed outstanding for purposes of computing the number of shares of common stock and percentage of shares of common stock beneficially owned by each person, but are not deemed outstanding for purposes of computing the number or percentage of shares of common stock beneficially owned by any other person.

         Messrs. Dolan and Cortens are executive officers of BPOMS. Messrs. Dolan, Cortens and West are directors of BPOMS. Except as otherwise indicated, to BPOMS' knowledge each of the beneficial owners listed below has sole voting and dispositive power over the shares beneficially owned. The address of each beneficial owner is c/o BPOMS, 19800 MacArthur Boulevard, Suite 820, Irvine, California 92612.

         NAME OF BENEFICIAL OWNER               TITLE OF CLASS           NUMBER OF SHARES          PERCENT OF CLASS
         ------------------------               --------------           ----------------          ----------------
     Patrick Dolan                                  Common                 5,825,990 (1)                50.1%
                                              Series A Preferred           1,346,824 (2)                63.5%

     James Cortens                                  Common                 4,036,766 (3)                37.3%
                                              Series A Preferred             773,433 (4)                36.5%

     Brian Meyer                                    Common                 1,247,231 (5)                11.7%
                                              Series B Preferred             606,972 (6)                30.3%


                                       66


         NAME OF BENEFICIAL OWNER               TITLE OF CLASS           NUMBER OF SHARES          PERCENT OF CLASS
         ------------------------               --------------           ----------------          ----------------

     Don West                                       Common                 2,607,063 (7)                23.3%
                                              Series B Preferred           1,252,804 (8)                62.6%

     Directors and executive officers               Common             12,469,819 (1)(3)(7)             90.4%
        as a group (3 persons)                Series A Preferred          2,120,257 (2)(4)            100.00%
                                              Series B Preferred           1,252,804 (8)                62.6%

-------------------

     (1) Represents 4,125,000 shares of issued and outstanding common stock, 1,346,824 shares underlying Series A (including 21,467 shares underlying Series A dividends paid September 30, 2006), 187,500 shares underlying options and 166,666 shares underlying warrants.

     (2) Represents 1,346,824 shares underlying Series A (including 21,467 shares underlying Series A dividends paid September 30, 2006).

     (3) Represents 3,125,000 shares of issued and outstanding common stock, 773,433 shares underlying Series A (including 10,754 shares underlying Series A dividends paid September 30, 2006), 125,000 shares underlying options and 13,333 shares underlying warrants.

     (4) Represents 773,433 shares underlying Series A (including 10,754 shares underlying Series A dividends paid September 30, 2006).

     (5) Represents 279,644 shares of issued and outstanding common stock, 373,599 shares underlying Series B, 7,500 shares underlying warrants and 69,742 shares underlying options held by Mr. Meyer, 233,373 shares of issued and outstanding common stock and 233,373 shares underlying Series B held by Mr. Meyer's wife, and 50,000 shares underlying options held by a trust of which Mr. Meyer is trustee.

     (6) Represents 373,599 shares underlying Series B held by Mr. Meyer and 233,373 shares underlying Series B held by Mr. Meyer's wife.

     (7) Represents 730,373 shares of issued and outstanding common stock and 636,418 shares underlying Series B and 7,500 shares underlying warrants held by Mr. West, 432,625 shares of issued and outstanding common stock and 432,625 shares underlying Series B held by Mr. West's wife, and 183,761 shares of issued and outstanding common stock and 183,761 shares underlying Series B held by a trust of which members of the immediate family of Mr. West are beneficiaries.

     (8) Represents 636,418 shares underlying Series B held by Mr. West, 432,625 shares underlying Series B held by Mr. West's wife, and 183,761 shares underlying Series B held by a trust of which members of the immediate family of Mr. West are beneficiaries.

         POST-CLOSING BENEFICIAL OWNERSHIP AND OPERATIONS

         Pro Forma Principal Beneficial Owners Post-Closing
         --------------------------------------------------

         As of September 29, 2006, a total of 19,235,041 shares of our common stock were issued and outstanding, and we had no shares of preferred stock issued or outstanding. As of September 29, 2006, BPOMS had 9,925,000 shares of common stock issued and outstanding, 2,088,036 shares of Series A issued and outstanding, 2,000,000 shares of Series B issued and outstanding, and no shares of Series C issued and outstanding. Each share of Series A and Series B is convertible into one share of share of common stock. Dividends on shares of Series A are payable in additional shares of Series A on the last day of each fiscal quarter.

         The following table sets forth pro forma principal beneficial ownership information for the following categories of owners, prepared as if the merger and sale transactions, the increase in our authorized number of shares of preferred stock, a 1-for-30 reverse stock split and payment of dividends on Series A in the form of an aggregate of 32,221 shares of Series A of BPOMS that were due September 30, 2006 had all occurred as of September 29, 2006 and therefore 4,236,997 shares of the combined company's common stock were outstanding as of September 29, 2006:

         o each of the proposed directors of the combined company named under the "Management" subheading below;

         o each of the proposed executive officers of the combined company named under the "Management" subheading below;

         o all of the proposed directors and proposed executive officers of the combined company named under the "Management" subheading below, as a group; and

         o each person who, to our and BPOMS knowledge, would beneficially have owned 5% or more of the outstanding shares of the combined company's common stock as of the date of the table if the transactions and events described above had occurred as of that date.

         The address of each of Messrs. Dolan, Cortens, Meyer and West is c/o BPOMS, 19800 MacArthur Boulevard, Suite 820, Irvine, California 92612. Unless otherwise indicated below, the address for each other named beneficial owner is 22700 Savi Ranch Parkway, Yorba Linda, California 92887. The information with respect to each person is as supplied or confirmed by such person or based upon statements filed with the Commission. The inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership.

         Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Commission, and generally includes voting or investment power with respect to securities. Except as indicated below, we and BPOMS believe each holder possesses sole voting and investment power with respect to all of the shares of common stock and preferred stock shown below as owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options, warrants or preferred stock held by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for computing the percentage ownership of any other person or group.

         Messrs. Dolan, Cortens, Nelson and Dutta are expected to be appointed as executive officers of the combined company. Messrs. Dolan, Cortens and Paisley are expected to be appointed as directors of the combined company.

          NAME OF BENEFICIAL OWNER              TITLE OF CLASS           NUMBER OF SHARES         PERCENT OF CLASS
          ------------------------              --------------           ----------------         ----------------
     Patrick Dolan                                  Common                 2,110,763 (1)                43.5%
                                              Series A Preferred             487,959 (2)                63.5%

     James Cortens                                  Common                 1,462,526 (3)                32.0%
                                              Series A Preferred             280,219 (4)                36.5%

     Brian Meyer                                    Common                   451,876 (5)                10.0%
                                              Series B Preferred             219,907 (6)                30.3%

     Don West                                       Common                   944,544 (7)                20.1%
                                              Series B Preferred             453,893 (8)                62.6%

     Dale Paisley                                   Common                        --                    --

     Bruce K. Nelson                                Common                        --                    --

     Koushik Dutta                                  Common                        --                    --

     Proposed named directors and                   Common             4,517,833 (1)(3)(7)              80.1%
        executive officers as a group         Series A Preferred           768,178 (2)(4)              100.0%
        (5 persons)                           Series B Preferred             453,893 (8)                62.6%

------------------

     (1) Represents 1,494,488 shares of issued and outstanding common stock, 487,959 shares underlying Series A, 67,932 shares underlying options and 60,384 shares underlying warrants.

     (2)  Represents 487,959 shares underlying Series A.

     (3) Represents 1,132,188 shares of issued and outstanding common stock, 280,219 shares underlying Series A, 45,288 shares underlying options and 4,831 shares underlying warrants.

     (4)  Represents 280,219 shares underlying Series A.

     (5) Represents 101,316 shares of issued and outstanding common stock, 135,355 shares underlying Series B, 2,718 shares underlying warrants and 25,268 shares underlying options held by Mr. Meyer, 84,552 shares of issued and outstanding common stock and 84,552 shares underlying Series B held by Mr. Meyer's wife, and 18,115 shares underlying options held by a trust of which Mr. Meyer is trustee.

     (6) Represents 135,355 shares underlying Series B held by Mr. Meyer and 84,552 shares underlying Series B held by Mr. Meyer's wife.

     (7) Represents 264,615 shares of issued and outstanding common stock, 230,575 shares underlying Series B and 2,718 shares underlying warrants held by Mr. West, 156,741 shares of issued and outstanding common stock and 156,741 shares underlying Series B held by Mr. West's wife, and 66,577 shares of issued and outstanding common stock and 66,577 shares underlying Series B held by a trust of which members of the immediate family of Mr. West are beneficiaries.

     (8) Represents 230,575 shares underlying Series B held by Mr. West, 156,741 shares underlying Series B held by Mr. West's wife, and 66,577 shares underlying Series B held by a trust of which members of the immediate family of Mr. West are beneficiaries.

         Business
         --------

         Following the closing of the merger, BPOMS plans to consolidate our IT services business with its existing IT outsourcing infrastructure hosting business located in New Jersey. Both BPOMS' and our IT business units primarily operate in the northeastern United States and provide complementary IT outsourcing services to middle market companies. BPOMS believes there is a large opportunity to exploit the customer relationships of each individual business by cross-selling services within the combined customer base. Accordingly, BPOMS anticipates that the combined company will seek to sell application portfolio management services to BPOMS' infrastructure hosting clients and also sell infrastructure hosting services to our application portfolio management customers. In addition, BPOMS believes that the combined capability of these two businesses will enhance its overall IT outsourcing service offering, enabling the combined company to provide an end-to-end outsourcing solution to support the IT requirements of middle market enterprises.

         BPOMS plans to integrate our Web4 business unit with BPOMS' data and document management business segment ("ECM"). Within this business segment, the underlying core document view, markup and collaboration technology developed and maintained by Web4 will be used to enhance BPOMS' ECM solutions. In addition to continuing the historical method of selling individual product licenses to enterprise customers, BPOMS anticipates that the Web4 technology will also be offered under an on-demand, software as a service business model consistent with BPOMS' outsourcing services approach. BPOMS believes there is a significant opportunity to sell the Web4 technology into BPOMS' customer base and, more importantly, to use the feature/functionality of this product set, which is an enhancement to existing ECM software products, to expand channel partnerships with industry leading enterprise software providers.

         Following the close of the proposed merger and sale transactions, the combined company will have a services agreement with REL, whereby REL will provide the combined company with Indian-based resources that can be scaled as required to support the combined company's projects. BPOMS believes this arrangement will allow the combined company to provide a comprehensive BPO service offering that maximizes the advantages of its onshore, near shore (Canada) and offshore (India) outsourcing business model. BPOMS believes that this blended multi-shore delivery capability will enable it to provide middle market enterprises with capabilities and cost-efficiencies similar in nature to those enjoyed by large, global corporations.

         BPOMS expects that its corporate office will be consolidated into our existing Yorba Linda, California corporate headquarters promptly after the merger. BPOMS anticipates that the combined company will continue to provide BPO services to support critical, yet non-core back-office business functions for middle market enterprises located in the United States and Canada under four specific business segments: human resources outsourcing; ECM solutions; IT outsourcing; and finance and accounting services. Our Web4 and IT services business units are expected to be consolidated into BPOMS' ECM and ITO business segments, respectively.

         Acquisition Strategy
         --------------------

         BPOMS believes that its target market of BPO services for middle market enterprises is highly fragmented, consisting of a few large companies providing a narrowly focused solution and thousands of small companies offering a reduced subset of services and solutions. In order to complete its service offering, BPOMS has acquired and plans for the combined company to continue to acquire businesses operating in this fragmented middle market BPO industry in order to add delivery capability, increase geographic coverage and build marketplace critical mass. BPOMS is specifically targeting companies that have one or more of the following attributes:

         o Specific domain and/or technology expertise that complements the combined company's service offering;

         o Geographic coverage, particularly in areas with large concentrations of middle market enterprises;

         o Revenue, profitability and buy price parameters that fit within the combined company's business plan and are immediately accretive;

         o Provide substantially the same services and are able to be quickly consolidated into the existing combined company's operations; and/or

         o Application intellectual property enhancements or extensions that can be easily integrated into the core service offering of the combined company, including integration with industry-leading enterprise applications developed by application business partners, such as Oracle or Filenet, and supported through BPOMS' web portal on a software-as-a-service basis. The e-Review product is a good example.

         Particularly attractive acquisition targets are small privately-held companies that have no room for growth. This type of company, in many cases, can be acquired for attractive multiples relative to public company valuations. In addition, the owner/entrepreneur of such a company may be willing to sell at an attractive price in exchange for the potentially enhanced value and liquidity through share ownership in the combined company. The combined company may not be able to acquire such companies, or any businesses, on favorable terms or at all. See "The combined company's growth may depend on its successful acquisition of other businesses in the business process outsourcing industry" under "Risk Factors" beginning on page __.

         BPOMS' management has in the past successfully integrated acquired business operations into its operations and considers the integration of acquired business operations to be a core management competency. There can be no assurance, however, that combined company will be able to effectively integrate the businesses it will seek to acquire. See "If BPOMS is unable to integrate or achieve the objectives of its recent or future acquisitions, the combined company's overall business may suffer" under "Risk Factors" beginning on page
__.

         Management
         ----------

         If the merger transaction is consummated, then our board of directors would be reconstituted at the effective time of the merger in accordance with the terms of the merger agreement, which permits BPOMS to select the initial directors and executive officers of the combined company. BPOMS has selected the following persons to serve as directors and executive officers of the combined company immediately following the effective time of the merger:

     NAME               AGE                        POSITION
     ----               ---                        --------
Patrick Dolan           48        Chairman of the Board, Chief Executive Officer
                                      and Director
James Cortens           50        President, Secretary and Director
Bruce K. Nelson         52        Chief Financial Officer
Koushik Dutta           42        Chief Technology Officer
Dale Paisley            65        Director

         The appointment of the directors named above would constitute a change in the majority of our board of directors. In addition, BPOMS plans to designate two additional directors to serve on our board of directors immediately following the effective time. BPOMS expects that those two additional directors and Mr. Paisley would be considered "independent" under applicable Nasdaq independence standards.

         PATRICK DOLAN founded BPOMS and has served as its Chief Executive Officer and Chairman of the Board since its inception in July 2005. Prior to co-founding BPOMS, Mr. Dolan served as president and chief operating officer of Infocrossing Inc., a provider of selective information technology outsourcing solutions, from April 2004 through October 2004. For the two previous years, prior to Infocrossing acquiring ITO Acquisition Corporation, doing business as Systems Management Specialists ("SMS"), a California company, Mr. Dolan served as its chairman and chief executive officer. In December 2002, Mr. Dolan led a successful management team initiative, in conjunction with Los Angeles-based private equity fund Riordan, Lewis & Haden, to re-purchase SMS from Marconi, plc, which had acquired SMS from its prior owners in June 2000. Prior to that time, Mr. Dolan was president and chief operating officer of SMS from November 1994. Mr. Dolan spent the early years of his career with Affiliated Computer Services and subsequently, SHL Systemhouse. Mr. Dolan earned a B.S. in Economics from New York University.

         JAMES CORTENS founded BPOMS and has served as its Chief Financial Officer, President and a director since its inception in July 2005. Prior to co-founding BPOMS, Mr. Cortens served as executive vice president of Infocrossing Inc., a provider of selective information technology outsourcing solutions, from April 2004 through October 2004. For the two previous years, prior to Infocrossing acquiring SMS, Mr. Cortens served as its president and director. In December 2002, Mr. Cortens was part of a successful management team initiative, in conjunction with Los Angeles-based private equity fund Riordan, Lewis & Haden, to re-purchase SMS from Marconi, plc, which had acquired SMS from its prior owners in June 2000. Prior to that time, Mr. Cortens was executive vice president of business development of SMS from November 1994. Mr. Cortens spent the early years of his career with SHL Systemhouse. Mr. Cortens earned a B.Sc. in Computer Science from the University of Manitoba.

         DALE PAISLEY has been a financial and accounting consultant to primarily small public companies since 2000. He assists his clients with regulatory reporting with the Commission and state regulators and has served as temporary chief financial officer and chief executive officer of several public and private companies. From October 2002 until December 2003, Mr. Paisley served as president of SoCal Waste Group, Inc., and from February 2003 until December 2003, he served as chief executive officer and chief financial officer of USA Biomass Corporation. Prior to that time, Mr. Paisley was a partner in the international accounting firm of Coopers & Lybrand (now PriceWaterhouseCoopers). Mr. Paisley earned a B.S. in accounting from San Diego State University.

         Messrs. Nelson and Dutta currently are executive officers of netGuru. Their biographical information is contained under the heading "Directors, Director Nominees and Executive Officers" beginning at page _.

         Employment Agreements
         ---------------------

         BPOMS has employment agreements with its two executive officers, Patrick Dolan and James Cortens, dated July 29, 2005. Except as otherwise noted, the terms of the employment agreements are identical.

         The employment agreements provide that Mr. Dolan will serve as BPOMS' Chief Executive Officer and Mr. Cortens will serve as BPOMS' President, respectively, for an initial two and one-half year term. The employment agreements include the following provisions:

         o Initial base salary of not less than $225,000 in the case of Mr. Dolan, and $200,000 in the case of Mr. Cortens, subject to annual review and increase in the discretion of BPOMS' board of directors. The board set 2005-2006 base salaries for Mr. Dolan and Mr. Cortens at $250,000 and $225,000, respectively. For the period through July 29, 2006, the officers accepted their base salaries in shares of BPOMS' Series A Convertible Preferred Stock at a $1.00-for-1 share ratio, in lieu of cash. Since that time, BPOMS has not paid the officers any portion of their salaries.

         o Annual bonus in an amount, if any, as determined by the board based on the achievement of BPOMS and individual performance goals as established by the board.

         o Participation in BPOMS' employee welfare, pension and benefit plans as maintained for the benefit of BPOMS' employees.

         o        Six weeks of vacation annually.

         o Reimbursement for all business, travel and entertainment expenses incurred prior to, on or after July 29, 2005, with respect to the business or prospective business of BPOMS, and including expenses incurred in connection with the formation of the company and the acquisition of ADAPSYS Document Management, Inc. and ADAPSYS Transaction Processing, Inc.

         o Reimbursement of telephone, cell phones, computer usage and Internet access at home for business use, as well as a monthly car allowance of $750.00 per month.

         Upon execution of the employment agreements, Mr. Dolan and Mr. Cortens were each granted options to purchase 750,000 and 500,000 shares, respectively, of BPOMS' common stock, vesting 25% per year. In the event of a change of control, or if the officer's employment is terminated by BPOMS without cause, or by the officer for good reason, as defined in the agreements, then BPOMS will:

         o Pay a lump sum equal to the sum of all accrued and unpaid base salary and vacation pay through the date of termination, and if no change of control has occurred, the officer's base salary for the remainder of the employment period and two times the highest annual bonus paid for any fiscal year, and if no annual bonus has been paid, then two times the minimum annual bonus;

         o Continue to provide the officer and his eligible spouse and dependents the various medical and life insurance provided for in the agreement or economic equivalent as if he had remained employed through the employment agreement term; and

         o The officer's unvested stock options will become immediately 100% vested.

         If BPOMS terminates the officer's employment for cause or the officer terminates his employment without good reason, then BPOMS will:

         o Pay a lump sum equal to all accrued and unpaid base salary and vacation pay through the date of termination; and

         o Have no further obligation to the officer except for the benefits provided under any stock option grants and any other agreements, plans or programs of BPOMS.

         For purposes of the employment agreements, termination for "cause" means the employee's willful gross misconduct or conviction of a felony that, in either case, results in material and demonstrable damage to the business or reputation of BPOMS, or the willful and continued failure to perform his duties (subject to a 20-business day cure period), within twenty business days after BPOMS delivers to him a written demand for performance that specifically identifies the actions to be performed. Termination for "good reason" means, subject to a ten-business day cure period,

         o the assignment to the employee of duties inconsistent with this Agreement or a change in his titles or authority;

         o any failure by BPOMS to comply with sections of the agreement regarding compensation and benefits in any material way;

         o the requirement of the employee to relocate to locations other than Orange County, California;

         o the failure of BPOMS to comply with and satisfy its obligations regarding any successor to its business and/or assets;

         o        any material breach of the agreement by BPOMS; or

         o        a change in control of BPOMS.

         A change in control under the agreements is the acquisition of BPOMS by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation) other than a transaction or series of transactions in which the holders of the voting securities of BPOMS outstanding immediately prior to the transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in BPOMS held by those holders prior to those transactions, at least fifty percent (50%) of the total voting power represented by the voting securities of BPOMS or the surviving entity outstanding immediately after the transaction or series of transactions, or sale of 80% or more of the assets of BPOMS. The merger transaction that is the subject of this proposal 2 will not be deemed a change in control for purposes of the employment agreements with Messrs. Dolan and Cortens.

         BPOMS' management is negotiating employment agreements with Mr. Nelson, as Chief Financial Officer, and Mr. Dutta, as Chief Technology Officer, to take effect at the closing of the merger transaction. Although the terms of these agreements have not been finalized, the proposed terms are described below and include increases in base salary and the creation of car allowances and grant of stock options. See "Employment Agreements, Termination of Employment and Change-in-Control Arrangements" beginning on page _ for information regarding the current compensation arrangements for Messrs. Nelson and Dutta.

         The proposed employment agreement for Mr. Nelson states that Mr. Nelson will serve as Chief Financial Officer for a one-year term. The proposed employment agreement includes the following provisions:

         o Initial base salary of not less than $150,000, subject to annual review and increase in the discretion of the board and subject to a one-time potential 15% increase following two consecutive fiscal quarters of positive earnings before interest, taxes, depreciation and amortization expenses.

         o Annual bonus of up to 50% of the then base salary based on the achievement of company and individual performance goals as established by the board.

         o Participation in company employee welfare, pension and benefit plans as maintained for the benefit of company employees.

         o        Six weeks of vacation annually.

         o Reimbursement for all business, travel and entertainment expenses incurred with respect to the business or prospective business of the company

         o Reimbursement of telephone, cell phones, computer usage and Internet access at home for business use, as well as a monthly car allowance of $600.

         Upon execution of the employment agreement at the closing, Mr. Nelson would be granted an option to purchase up to 100,000 shares of common stock, vesting 25% after one month, an additional 25% six months after the closing, and the remaining 50% twelve months after the closing. In the event of a change in control, or if Mr. Nelson's employment is terminated without cause, or by Mr. Nelson for good reason, as defined in the agreement, the option would become 100% vested immediately.

         The proposed employment agreement for Mr. Dutta states that Mr. Dutta will serve as Chief Technology Officer for a two-year term. The proposed employment agreement includes the following provisions:

         o Initial base salary of not less than $140,000, subject to annual review and increase in the discretion of the board.

         o Annual bonus equal to up to 50% of the then base salary based on the achievement of company and individual performance goals as established by the board.

         o Participation in company employee welfare, pension and benefit plans as maintained for the benefit of company employees.

         o        Four weeks of vacation annually.

         o Reimbursement for all business, travel and entertainment expenses incurred with respect to the business or prospective business of the company

         o Reimbursement of telephone, cell phones, computer usage and Internet access at home for business use, as well as a monthly car allowance of $600 per month.

         Upon execution of the employment agreement, Mr. Dutta would be granted an option to purchase up to 75,000 shares of common stock, vesting 25% for every six months Mr. Dutta is employed full-time following the closing. In the event of a change in control, or if Mr. Dutta's employment is terminated without cause, or by Mr. Dutta for good reason, as defined in the agreements, the option would become 100% vested immediately.

         The employment agreements with Messrs. Dolan and Cortens and the proposed employment agreements with Messrs. Nelson and Dutta also contain confidentiality provisions.

         BPOMS POTENTIAL FINANCING

         In order for BPOMS and us to fund our combined operations and make desired acquisitions following the merger, we, BPOMS or the combined company must raise additional funds. BPOMS is currently seeking to raise up to $15 million for the combined company in one or a series of private transactions that would close immediately following the merger. As part of the potential financing transactions, BPOMS expects that the combined company would issue debt, convertible debt and/or equity securities to investors and placement agencies on terms yet to be negotiated.

         Those securities may have rights, preferences and other characteristics superior to one or more classes of the combined company's capital stock. In the case of debt or preferred stock financings, the combined company may be subject to various covenants, financial ratio undertakings, or security agreements, any or all of which could restrict the combined company's ability to operate its business in a manner consistent with BPOMS' current business plan. In the case of common stock equity financings, convertible debt financings, or convertible preferred stock financings, our current stockholders' ownership interests (in addition to the ownership interests of the current BPOMS stockholders) in the combined company may be subject to significant dilution, reducing their aggregate percentage ownership in the combined company. It is also likely that, in connection with any such financings, the combined company will also issue warrants exercisable for shares of its common stock. The exercise of those warrants may also subject our stockholders and BPOMS' stockholders to significant dilution in their respective ownership interests in the combined company. Our stockholders should carefully consider the requirement for and the impact of potential financing transactions prior making their voting decisions with respect to the merger transaction. See the "Risk Factors" section beginning at page __, including the risk factor "We and BPOMS will need financing to conduct our combined post-merger operations . . . ."

         The securities proposed to be offered in any private placement have not been and will not be registered for issuance under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. It is likely that any shares of common stock issued, or issuable under derivative securities issued, in a private placement would subsequently be registered for resale by the purchasers. This proxy statement shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.


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

         BPOMS BRIDGE LOAN AGREEMENT

         On August 18, 2006, BPOMS entered into a bridge loan agreement with Patrick Dolan and James Cortens. Pursuant to the bridge loan agreement, Messrs. Dolan and Cortens and/or their assigns may, in their discretion, provide personal guarantees for a portion of or all of a bridge loan of up to $3 million that may be arranged in favor of BPOMS. The guarantees would be subject to the bridge loan meeting the conditions specified in the bridge loan agreement, which include but are not limited to the granting of a first lien on all the assets of BPOMS.

         Under the terms of the bridge loan agreement, if the bridge loan and personal guarantees are made, then Messrs. Dolan and Cortens and/or their assigns will receive a seven-year warrant to purchase a number of shares of common stock of BPOMS (or, if the merger has occurred, of netGuru) equal to one-third of the amount drawn on the bridge loan, at an exercise price of $0.025 per share (subject to adjustment for the merger exchange ratio, stock splits and the like). In addition, BPOMS will pay to Messrs. Dolan and Cortens and/or their assigns a cash fee of 3% of the total amount that is initially available to be drawn on the bridge loan.

         On August 25, 2006 and September 20, 2006, bridge loans in the aggregate principal amount of $500,000 were made to BPOMS by a limited liability company controlled by Mr. Dolan and personally guaranteed by Mr. Dolan. In accordance with the terms of the bridge loan agreement, Mr. Dolan received warrants to purchase up to an aggregate of 166,666 shares of BPOMS common stock and is entitled to a $15,000 cash fee.

         On September 11, 2006, Mr. Cortens made to BPOMS a bridge loan in the principal amount of $40,000, which was personally guaranteed by Mr. Cortens. In accordance with the terms of the bridge loan agreement, Mr. Cortens received a warrant to purchase up to 13,333 shares of BPOMS common stock and is entitled to a $1,200 cash fee.

         The bridge loan agreement also provides that if BPOMS requires additional equity in order to meet the condition under the merger agreement that BPOMS have at least $1.5 million in capital surplus immediately prior to the closing of the merger, then Messrs. Dolan and Cortens and/or their assigns have the right, but not the obligation, to purchase shares of Series C of BPOMS (or, if the merger has occurred, of netGuru). The purchase price would equal the amount of additional equity required to meet the $1.5 million capital surplus requirement. The number of shares of Series C issued for such purchase price would be equal to the purchase price divided by 50% of the value of the BPOMS common stock (or, if the merger has occurred, the market value of the netGuru common stock).

         If the closing of the merger does not occur by March 31, 2007, or if BPOMS is in default under a bridge loan, then Messrs. Dolan and Cortens and/or their assigns will have the right, but not the obligation, to make a loan to BPOMS (a "stockholder loan"), on terms substantially similar to the bridge loan, to pay BPOMS' obligations under the bridge loan. BPOMS will pay all legal fees and costs incurred by Messrs. Dolan and Cortens and/or their assigns to document a stockholder loan. Further, for 60 days after the making of the stockholder loan, Messrs. Dolan and Cortens may elect to convert the stockholder loan into shares of Series C of BPOMS (or, if the merger has occurred, of netGuru). The price for such a conversion will be the lesser of $0.50 or, if BPOMS' common stock has been exchanged for our common stock, 50% of the market price of the our common stock.

         The bridge loan agreement provides that if a bridge loan is outstanding, BPOMS will not prepay any other debt of the company, other than a stockholder loan, trade payables, the existing operating capital line of credit and other specified loans and leases. In addition, BPOMS has agreed that 25% of the net proceeds from any debt or equity financing transactions will be applied to the balance of any stockholder loan and then to the balance of the bridge loan.

         Concurrently with the bridge loan agreement, BPOMS entered into a participation agreement with Patrick Dolan, James Cortens, Brian Meyer and Donald West pursuant to which BPOMS agreed that, at any time prior to the closing of the merger, Messrs. Meyer and West may choose to participate in the rights and obligations under the bridge loan agreement on a pro rata basis up to their respective proportionate stockholdings in BPOMS. In accordance with the participation agreement, when we and BPOMS signed the merger agreement, Messrs. Meyer and West each received a seven-year warrant to purchase up to 7,500 shares of the common stock of BPOMS at a purchase price of $0.025 per share in consideration for their personal guarantee of an existing loan made to ADAPSYS Document Management LP, a BPOMS affiliate, by Business Development Bank of Canada. The participation agreement also provides that if BPOMS at any time repays any portion of the bridge loan or a stockholder loan, it must also concurrently make a proportionate repayment of the existing bank loan made to ADAPSYS Document Management LP.

OPINION OF OUR FINANCIAL ADVISOR

         OPINION OVERVIEW

         We engaged B. Riley to provide a fairness opinion to our board of directors in connection with the sale or merger of our remaining assets, which consist primarily of our IT services, Web4 and Indian operations. Our IT services and Web4 divisions would be merged with BPOMS and our Indian operations would be simultaneously sold to DFH.

         On August 29, 2006, B. Riley rendered its opinion that, as of that date and, based on and subject to certain matters stated therein, the aggregate consideration proposed to be received by us in connection with the merger and sale transactions (the "Transaction") is fair to our stockholders from a financial point of view. The consideration we propose to receive is a cash infusion of $3.5 million (estimated by management to be $1.5 million from BPOMS and approximately $2.0 million from DFH), to be paid as a cash dividend to our existing stockholders as of a record date to be set prior to the closing of the merger and sale, with our stockholders retaining approximately 10% of the equity interests anticipated to be outstanding post-merger on a fully-diluted basis but excluding most new equity or equity-based securities we or BPOMS issue after August 29, 2006. This opinion was also based upon and incorporated information provided by our management, which B. Riley assumed to be accurate in all material aspects. A copy of B. Riley's opinion is included as APPENDIX C to this proxy statement.

         In arriving at its opinion, B. Riley did not perform or obtain any independent appraisal of the assets or liabilities (contingent or otherwise) of netGuru, nor was B. Riley furnished with any such appraisals. B. Riley assumed that the merger and sale would be completed in a timely manner and in accordance with the terms of the merger agreement and sale agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on us. B. Riley undertook no obligation to update its opinion following its delivery on August 29, 2006. B. Riley did not express any opinion as to the price or range of prices at which our common stock may trade subsequent to the announcement of the merger agreement and sale agreement.

         We did not request, and B. Riley did not provide, separate fairness determinations for the merger transaction and the sale transaction. The terms of the merger agreement and the sale agreement explicitly provide that both of those transactions must occur concurrently. Accordingly, we believe that obtaining separate fairness determinations would not have been useful or an appropriate use of our resources given the required concurrence of the two transactions.

         In the ordinary course of business, B. Riley and its affiliates may actively trade our securities for their own account and for the accounts of their customers and, accordingly, may at any time hold a long or short position in our securities.

         The following summary of the material financial analyses performed by
B. Riley in connection with rendering their fairness opinion to our board of directors may not expressly set forth all of the information B. Riley used to arrive at its opinion.

         SELECTED PRECEDENT TRANSACTIONS ANALYSIS

         B. Riley evaluated the financial metrics of numerous selected precedent transactions as part of the evaluation of the Transaction. B. Riley selected these particular transactions based upon the relative size of the transaction in comparison to netGuru, the timing of when the transactions occurred, the relative financial conditions of the target companies and the target companies' industry and market relevance to netGuru's various businesses. Then using publicly available information, B. Riley reviewed and analyzed certain financial and operating data relating to the selected transactions such as transaction values as a multiple of a company's revenue for a latest twelve-month ("LTM") period.

         B. Riley used the set of enterprise value to revenue ("EV/Revenue") multiples (size and liquidity discount applied to multiples) in its analysis to determine the valuation of netGuru. "Enterprise value" is calculated as the sum of the value of the common equity on a fully-diluted basis plus the value of net debt, any minority interest and preferred stock, less cash.

         Since we are in a loss position, and enterprise value to earnings before interest taxes, depreciation and amortization ("EV/EBITDA") is not applicable. Based upon the selected precedent transaction analysis and the implied revenue multiple of 0.90x (with nominal or no value assigned to the remaining ownership of shares in the combined company due to the future uncertainty of liquidity and trading volume), B. Riley determined that the aggregate consideration proposed to be received by us in the Transaction is fair to our stockholders from a financial point of view.

                            SELECTED PRECEDENT TRANSACTIONS ANALYSIS

      ANNOUNCED                     SELLER                                 BUYER
-----------------------------------------------------------------------------------------------
       03/01/06                 Matrixone Inc.                     Dassault Systemes SA

       02/08/06              Zen Technology, Inc.                  SI International Inc.

       08/27/05               KSoft Systems, Inc.               Virinchi Technologies Ltd.

       08/10/05                DAOU Systems Inc.                      Proxicom, Inc.

       07/26/05                BroadVision Inc.                       Vector Capital

       04/13/05          Analysts International Corp.             Computer Horizons Corp.

       03/01/05       Whitbread Technology Partners, Inc.               Zanett Inc.

       12/09/04          Bell Business Solutions Inc.                   Bell Canada

       09/10/04             VALSAR Consulting Group              Nstein Technologies Inc.

       08/10/04         Primus Knowledge Solutions Inc.         Art Technology Group Inc.


                                              79


      ANNOUNCED                     SELLER                                 BUYER
-----------------------------------------------------------------------------------------------
       06/07/04       Harris Orkand Information Services               Harris Corp.

       04/02/04             Genisys Consulting Inc.                  Perficient Inc.

       02/12/04         CMS Information Services, Inc.           CACI International Inc.

       02/11/04              Nims Associates, Inc.                      Keane Inc.

            TRANSACTION VALUE MULTIPLES OF LTM REVENUE AND LTM EBITDA

                                EV/REVENUE          EV/EBITDA
                                ----------          ---------

         High(1):                 0.50x                N/A
         Low(1):                  0.32x                N/A
         Median:                  0.43x                N/A
         Mean:                    0.50x                N/A
         Adj. Mean(2):            0.45x                N/A

         ---------------
         (1) High and low observations represent the 75th and 25th percentiles, respectively.
         (2)      Adjusted mean excludes the high and low observations.
         (3)      Size and liquidity discount applied to multiples.

         COMPARABLE PUBLIC COMPANY ANALYSIS

         B. Riley evaluated the financial metrics of several comparable public companies as part of its evaluation of the Transaction. B. Riley selected the comparable public companies based upon the relative sizes of the companies in relationship to us, the relative financial conditions and strengths of the comparable companies, and the industry segments and the markets served by the comparable public companies in relationship to us. In performing this analysis,
B. Riley reviewed certain financial information relating to us and compared such information to the corresponding financial information of other publicly-traded companies, which B. Riley deemed to be generally comparable to us.

         B. Riley used the ratio of enterprise value to revenue as of July 26, 2006 for the selected comparable public companies to estimate the value of netGuru. The ten publicly-traded companies that B. Riley deemed generally comparable to netGuru were:

         o        A Consulting Team Inc.
         o        Allin Corp.
         o        American Software Inc.
         o        Carreker Corp.
         o        DataLogic International Inc.
         o        Formula Systems (1985) Ltd.
         o        Innodata Isogen Inc.
         o        Paradigm Holdings Inc.
         o        TechTeam Global Inc.
         o        Vitria Technology Inc.

         B. Riley calculated the low, mean, adjusted mean, median and high multiples for the above public comparable companies.

        COMPARABLE PUBLIC COMPANY MULTIPLES OF LTM REVENUE AND LTM EBITDA

                                EV/REVENUE          EV/ EBITDA
                                ----------          ----------

         High(1):                 0.46x                N/A
         Low(1):                  0.30x                N/A
         Mean:                    0.41x                N/A
         Median:                  0.40x                N/A
         Adjusted Mean(2):        0.41x                N/A

         -------------
          (1) High and low observations represent the 75th and 25th percentiles, respectively.
          (2)      Adjusted mean excludes the high and low observations.

         B. Riley used the set of enterprise value to revenue multiples (size and liquidity discount applied to multiples) in its analysis of the valuation of netGuru. Since we are in a loss position, EBITDA is not applicable. Based upon the comparable public company analysis and the implied revenue multiple of 0.90x (with nominal or no value assigned to the remaining ownership of shares in the combined company due to the future uncertainty of liquidity and trading volume),
B. Riley determined that the aggregate consideration proposed to be received by us in the Transaction is fair to our stockholders from a financial point of view.

         DISCOUNTED CASH FLOW ANALYSIS

         B. Riley performed a discounted cash flow analysis as part of its valuation of netGuru, based upon the historical and projected cash flows provided by our management. The discounted cash flow analysis also accounts for the latest going concern opinion provided in the audit of our 2006 financial statements.

         The discounted cash flow analysis relates the value of an asset or business to the present value of expected future cash flows to be generated by that asset or business. Discounted cash flow has two components: (1) the present value of the projected after-tax cash flows after payment of any associated expenses and capital requirements necessary to generate the related cash flows, which B. Riley refers to as after-tax free cash flows, for a determined period and (2) the present value of the terminal value of the asset or business at the end of the period. In the discounted cash flow analysis, the projected after-tax free cash flows exclude the impact of interest income and interest expense. The terminal EBITDA multiple methodology is utilized to calculate a terminal value by applying a multiple to the EBITDA of the asset or business in the last year of the relevant projections. The terminal value calculated is an estimate for the value of the annual free cash flow of the asset or business beyond the terminal year projected into perpetuity. In this discounted cash flow valuation, the terminal value is determined using the range of EBITDA multiples found in the comparable precedent transaction analysis.

         B. Riley performed a discounted cash flow analysis assuming for netGuru, a range of illustrative discount rates of 18.0% to 22.0% and that the terminal value of netGuru was zero dollars due to the projections indicating netGuru would not be able to operate past December 31, 2006.

         The analysis began by using cash flow projections provided by our management from April 1, 2006 through December 31, 2006, at which time it was assumed netGuru would not have any more cash to operate. Balance sheets are based on LTM financial statements as of March 31, 2006 and cash reserves provided by our management.

         The calculation of cost of capital or discount rate was calculated on a weighted-average cost of capital for netGuru based upon market returns, cost of debt, the average comparable company beta (risk) factor, and a risk premium based on company size, limited growth and the going concern opinion issued by our auditors. Based upon the discounted cash flow analysis in comparison with the implied transaction value (with nominal or no value assigned to the remaining ownership of shares in the combined company due to the future uncertainty of liquidity and trading volume), B. Riley determined that the aggregate consideration proposed to be received by us in the Transaction is fair to our stockholders from a financial point of view.

         MISCELLANEOUS

         In connection with rendering its opinion, B. Riley performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the analyses summarized above, B. Riley believes that its analyses must be considered as a whole and that selecting portions of the analyses and factors considered by them, without considering all such analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying the opinion.

         In performing its analyses, B. Riley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of netGuru, including, among other assumptions, a moderately improving economy, no significant fundamental changes in the underlying market segments we serve and no rapid change in interest rates and other factors affecting the cost of conducting business. The analyses performed by B. Riley are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. B. Riley did not draw any specific conclusions from or with regard to any one method of analysis. With respect to the analysis of comparable companies and the analysis of selected precedent transactions summarized above, no public company utilized as a comparison is identical to us, and no transaction is identical to the Transaction. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations is not mathematical; rather, it involves considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or announced merger transaction values, as the case may be, of us and the companies to which we were compared. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future. In addition, B. Riley's opinion was just one of the many factors taken into consideration by our board of directors. Consequently, B. Riley's analysis should not be viewed as determinative of the decision of our board of directors or management with respect to the fairness of the consideration as set forth in the merger and sale agreements.

         B. Riley's engagement and its fairness opinion are for the benefit of our board of directors in its capacity as representatives of our stockholders, and its fairness opinion was rendered in connection with our board of directors' consideration of the Transaction. The fairness opinion is not intended and does not constitute a recommendation to any stockholder as to whether such stockholder should vote to approve the Transaction.

         B. Riley relied upon and assumed, without independent verification, that the financial information provided to it was reasonably prepared and reflected the best currently available estimates of our financial results and condition, and that there was no material change in our assets, financial condition, business or prospects since the date of the most recent financial statements made available to B. Riley. B. Riley also assumed that the Transaction would be consummated in accordance with the merger and sale agreements. Without limiting the generality of the foregoing, B. Riley undertook no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities to which we are a party or may be subject, and B. Riley's fairness opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. B. Riley did not independently verify the accuracy and completeness of the information supplied to it with respect to us and does not assume any responsibility with respect to it. B. Riley did not make any physical inspection or independent appraisal of any of our properties or assets. B. Riley's fairness opinion is necessarily based on business, economic, market and other conditions as they existed and could be evaluated by
B. Riley at August 29, 2006.

         B. Riley is an NASD member investment bank that since its inception has engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts and valuations for estate, corporate and other purposes.

         B. Riley was selected by our board of directors to render a fairness opinion because of B. Riley's expertise and reputation in investment banking and mergers and acquisitions and its familiarity with the engineering software industry and our company. Also, B. Riley rendered a fairness opinion to us in connection with our sale of assets in 2005. We and B. Riley entered into a letter agreement including indemnification provisions, dated April 4, 2006, relating to the services to be provided by B. Riley in connection with the Transaction, under which we paid B. Riley a fee of $55,000 upon the rendering of its opinion. We also agreed to reimburse B. Riley for certain out-of-pocket expenses incurred in connection with the engagement. No part of B. Riley's services or fees are contingent upon the Transaction occurring.

PRO FORMA FINANCIAL INFORMATION

         APPENDIX D contains unaudited pro forma financial information derived from our consolidated financial statements and the consolidated financial statements of BPOMS, which have been combined and adjusted based on certain assumptions to give effect to the merger and sale transactions.

         The unaudited pro forma financial information presented in Appendix D is for information purposes only. The information is not representative of our future results of operations or financial position.

HISTORICAL FINANCIAL INFORMATION

         Our audited historical financial statements as of and for the years ended March 31, 2006 and 2005 and our unaudited historical financial statements as of and for the three months ended June 30, 2006 and 2005 are incorporated by reference into this proxy statement and our unaudited historical financial statements for the three months ended September 30, 2005 and December 31, 2005 are included in this proxy statement. See "Annual and Quarterly Reports" beginning on page _ and Appendix E to this proxy statement.

         Historical unaudited financial statements of REL as of and for the years ended March 31, 2006 and 2005 and the three months ended June 30, 2006 and 2005 are included in APPENDIX E to this proxy statement.

         Historical audited and unaudited financial statements of BPOMS and its subsidiaries are included in APPENDIX F to this proxy statement. APPENDIX F also includes a discussion and analysis provided by BPOMS' management relating to BPOMS' financial statements and plan of operation.

ACCOUNTING TREATMENT

         Because BPOMS' stockholders will hold the majority of the outstanding common shares of the combined company after the merger, BPOMS will be treated as the acquirer for accounting purposes, with the merger transaction reflected as a reverse acquisition. BPOMS intends to account for the merger as a "purchase" of us for financial reporting and accounting purposes, in accordance with accounting principles generally accepted in the United States.

         The purchase accounting transaction will result in a purchase price in excess of net assets acquired. The purchase price is expected to be approximately $4.6 million based on the average closing price of our common stock for three days before and after August 30, 2006, the value of the net assets, the value of the assumed options and warrants, and merger-related costs. The allocation of the purchase price among net tangible assets acquired, patents, tradenames, developed technology, customer relationships, non-competition agreements, deferred stock-based compensation, and goodwill will be based on the estimated fair value of the respective assets.

         The allocation of the aggregate purchase price is preliminary. The actual purchase accounting to reflect the fair values of our assets to be acquired and liabilities to be assumed will be based upon valuation studies that are not yet complete and management's evaluation of those assets and liabilities. Accordingly, the pro forma condensed combined financial information presented elsewhere in this document is subject to change pending the final purchase price determination and allocations. Management does not expect the differences between the preliminary and final purchase price allocations will have a material impact on the combined company's pro forma financial position or results of operations. However, there can be no assurance until completion of the valuation studies.

         We anticipate that upon consummation of the merger transaction, the combined company will adopt the year end of the accounting acquirer, BPOMS, which is December 31. The unaudited pro forma condensed combined financial statements included in Appendix D were prepared using December 31 as the year end, which is different from the accounting acquiree's fiscal year end of March 31.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         We and BPOMS intend that the merger transaction will qualify as a tax deferred reorganization as defined in the Internal Revenue Code of 1986, as amended. If the merger qualifies as a tax deferred reorganization, BPOMS stockholders will generally not recognize gain or loss for United States federal income tax purposes upon receipt of our stock in the merger, except in connection with cash received instead of a fractional share of our common stock.

         Our stockholders will not exchange their common stock in the merger and, accordingly, will not recognize any taxable gain or loss as a result of the merger. However, stockholders who participate in the $3.5 million cash distribution we intend to pay following the merger transaction may be taxed as a dividend on the distribution.

         A cash distribution for federal income tax purposes is taxable to a stockholder as a dividend to the extent a corporation has current year earnings and profits and/or accumulated earnings and profits. Earnings and profits, both current and accumulated, are broadly defined in the Internal Revenue Code. We have no accumulated earnings and profits. If we operate profitably so as to generate current earnings and profits during the fiscal year, our stockholders may have a taxable dividend. For example, our sale of the stock of REL and certain additional assets to DFH may generate a gain, which may create current earnings and profits in the fiscal year. Thus, a cash dividend may be taxable to our stockholders to the extent of their pro rata share of current earnings and profit, if any.

         If the proposed cash distribution to our stockholders exceeds current earnings and profits, the excess distribution would first offset the adjusted tax basis of the recipient's stock and then be treated as a capital gain.

         Neither we nor BPOMS intends to obtain a legal opinion from our respective counsel or a ruling from the Internal Revenue Service that the merger will constitute a tax deferred reorganization. Tax matters are complicated and the tax consequences of the merger transaction to any particular stockholder will depend on the facts of his or her situation. Stockholders should consult with their own tax advisors for a full understanding of the consequences of the merger to them, including tax return reporting requirements, the applicability and effects of federal, state, local and other tax laws and the effects of any proposed changes in the tax laws.

ATTENDANCE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS AT ANNUAL MEETING

         A representative of our independent registered public accounting firm for the current year and the most recently completed fiscal year is expected to be present at the annual meeting and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

REGULATORY APPROVALS

         There are no material United States federal or state regulatory approvals required for completion of the merger transaction, other than the approval of proposals 2, 3, 4, 5 and 6 by our stockholders under the corporate law of the State of Delaware. However, in order to remain listed on The Nasdaq Capital Market, we will need to obtain Nasdaq approval. See the risk factor entitled "We may be delisted from The Nasdaq Capital Market . . ." beginning on page __ for further information.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS

         Some of our directors and executive officers have interests in the merger, sale and related transactions that are different from, or in addition to, those of our stockholders generally. Our board of directors was aware of these interests when it approved the merger and sale agreements.

         For example, new employment agreements with Bruce K. Nelson, who is our Chief Financial Officer and who is proposed to serve as Chief Financial Officer of the combined company, and Koushik Dutta, who is our Chief Operating Officer and who is proposed to serve as Chief Technology Officer of the combined company, may be entered into and become effective as of the closing of the merger transaction. Mr. Dutta is not currently a party to an employment agreement with us. The salary and various other benefits under the proposed new employment agreements include certain increases over the salary and benefits currently being provided to Messrs. Nelson and Dutta. See "Post-Closing Beneficial Ownership and Operations" beginning on page _ for more specific information regarding the proposed terms of those agreements.

         Mr. Nelson has received and anticipates receiving under his existing employment agreement compensation tied to milestones that relate in part to our progress in connection with the merger and sale transactions. See "Employment Agreements, Termination of Employment and Change-in-Control Arrangements" beginning on page _ for more specific information regarding that compensation.

As indicated above, Mr. Dutta does not currently have an employment agreement with us. However, Mr. Dutta is entitled to a cash bonus payable at the time of the closing. See "Certain Relationships and Related Transactions" beginning on page _ for more specific information regarding that bonus.

         Each of our non-employee directors has received $67,000 for serving on a special committee of our board of directors that was charged with the task of assisting in establishing a specific course of action for us to take after the consummation of asset sale last year. See "Directors' Compensation" beginning on page _ for more specific information regarding that compensation.

         Mr. Amrit K. Das and Mr. Santanu K. Das, two of our directors, are also shareholders and officers of DFH, the entity to which we propose to sell our interest in the capital stock of REL in the sale transaction. Accordingly, each of these two directors has a direct financial interest in the sale transaction and therefore abstained from voting on the proposed merger and sale transactions. See "The Sale Agreement - General" beginning on page _ for further information.

RISK FACTORS

         Various risk factors relating to our consummation of, or failure to consummate, the proposals described in the proxy statement, together with risk factors relating to our current and proposed operations, are included under the heading "Risk Factors" beginning on page _.

REQUIRED VOTE AND BOARD RECOMMENDATION

         The affirmative vote of a majority of the shares of our common stock entitled to vote on this proposal will constitute stockholder approval of this proposal. We anticipate that the shares covered by the voting agreements will be voted in favor of this proposal.

         If stockholder approval of this proposal is not obtained, we will not be in a position to consummate the transactions contemplated by merger agreement and the sale agreement, and we will have to pay to BPOMS and DFH termination fees totaling up to $400,000 as discussed in proposals 2 and 3.

         THE INDEPENDENT MEMBERS OF OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE "FOR" APPROVAL OF THE MERGER TRANSACTION DESCRIBED IN THIS PROPOSAL.


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                                   PROPOSAL 3
          SALE OF INDIAN SUBSIDIARY AND CERTAIN ASSETS AND LIABILITIES

GENERAL

         As summarized above under the heading "Sale Transaction" beginning at page _ and as described further below, we have entered into an agreement to sell and transfer to DFH our interest in REL and certain additional assets and liabilities, concurrently with the consummation of the merger transaction described in proposal 2. REL is our majority-owned Indian subsidiary that conducts our engineering business process outsourcing operations. Our engineering business process outsourcing operations involve provision of full engineering technical support for engineering software companies and steel detailing and fabrication companies in North America, through a qualified labor pool of experienced engineers and detailers at REL's Kolkata, India office.

         The following is a description of material aspects of the proposed sale transaction with DFH and certain related agreements and transactions. While we believe the following description covers the material terms of the sale agreement and related transactions, the description may not contain all of the information that is important to you. You should carefully read this document and the other documents to which we refer for a more complete understanding of the sale transaction. In particular, the following summaries of the sale and other agreements are not complete and are qualified by reference to the copies of those agreements attached as appendices to this proxy statement and incorporated herein by reference.

         You should be aware, however, that the terms and information in the attached agreements should not be relied upon as disclosures about us or REL without consideration of all of the public disclosures made by us in our public reports filed with the Commission and as set forth elsewhere in this proxy statement. The attached agreements are not intended to change or supplement the disclosures contained in the public reports we have filed with the Commission. This is particularly so because the terms of those agreements, including without limitation, the representations and warranties contained in those agreements, were made by the parties to those agreements solely for the benefit of one another and are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the sale and related transactions. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of those agreements and are modified in important part by the underlying disclosure materials. We have provided additional specific disclosures in our public filings to the extent we are aware of the existence of any material facts that are required to be disclosed under federal securities law and might otherwise contradict the representations and warranties contained in the agreements.

BACKGROUND OF THE SALE TRANSACTION

         The background of the sale transaction that is the subject of this proposal is discussed under the heading "Background of the Merger and Sale Transactions" beginning on page _.

THE SALE AGREEMENT

         The following section summarizes the material terms of the sale agreement entered into between DFH and us on August 29, 2006. The sale agreement is attached as Appendix B to this proxy statement. You are urged to, and should, read the sale agreement carefully and in its entirety for a description of the terms of the proposed sale transaction.


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         GENERAL

         Under the terms of the sale agreement, we have agreed to, concurrently with the consummation of the merger transaction, sell and transfer our interest in REL and certain additional assets and liabilities to DFH. DFH is owned and controlled by the following DFH Holders: Amrit K. Das, who is our Chairman of the Board, Chief Executive Officer and President and who beneficially owned more than 10% of our outstanding common stock as of the record date; Santanu K. Das, who is a director and former executive officer of our company, the son of Amrit
K. Das and brother of Sormistha Das, and who beneficially owned more than 10% of our outstanding common stock as of the record date; and Sormistha Das, who is the daughter of Amrit K. Das and sister of Santanu K. Das, served as our assistant controller from October 2001 to September 15, 2006, and beneficially owned more than 10% of our outstanding common stock as of the record date.

         STOCK, ASSETS AND LIABILITIES TO BE SOLD AND TRANSFERRED

         We have agreed to sell to DFH our majority ownership interest in REL. In addition, we have agreed to sell to DFH various additional assets, including:

         o Certain marks and Internet domain names, including the "netGuru" name;

         o        A copy of the source code for our WEBWORKS(TM) software;

         o Certain contracts, licenses and accounts receivable primarily relating to REL's business; and

         o        Certain furniture and digital media equipment and productions.

         DFH has agreed to assume certain obligations and liabilities, including:

         o Liabilities associated with payments demanded by or due or to become due to Indian customs authorities relating to REL or its business;

         o Liabilities associated with our existing legal dispute with Vital Communications;

         o Liabilities, if any, associated with the retention agreement and the split dollar life insurance agreement between us and Amrit K. Das, which agreements are scheduled to terminate immediately prior to the closing of the sale transaction; and

         o Liabilities associated with the remaining balance payable in connection with our acquisition of Apex Techno Consultants Private Limited.

         PURCHASE PRICE

         DFH has agreed to pay us $2.0 million for our shares of REL and assets we have agreed to transfer to them under the sale agreement. DFH will be required to withhold taxes, if any, to be paid pursuant to the Indian Income Tax Act. In addition, DFH has agreed to assume various liabilities, as described above. Also, we have agreed that at the closing of the merger and sale transactions, we will transfer to REL any cash and cash equivalents we may then have in excess of U.S. reserved cash, as defined in Section 1.2(b)(i) of the merger agreement.


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         CLOSING

         The sale transaction is subject to various closing conditions, including approval by our stockholders and compliance with regulatory requirements. If stockholder approval and other closing conditions are met, the sale transaction is expected to close as soon as practicable following the annual meeting but no later than December 22, 2006.

         PRIOR, CONCURRENT AND SUBSEQUENT TRANSACTIONS

         The sale would close concurrently with the closing of the merger transaction described in proposal 2. Prior to the closings, we would conduct the reverse stock split that is the subject of proposal 5 and declare a dividend to our pre-merger stockholders of record as described under the heading "Use of Proceeds" below. After the closings, we would change our name to BPO Management Services, Inc. as described in proposal 4.

         REPRESENTATIONS AND WARRANTIES

         We made a number of representations and warranties, subject in some cases to qualifications, to DFH in the sale agreement regarding our organization and authority to enter into the sale agreement, our ownership of REL, and REL's capitalization and ownership of other entities and other facts pertinent to the sale transaction. DFH made a number of representations and warranties, subject in some cases to qualifications, to us in the sale agreement regarding DFH's organization, its authority to enter into the sale agreement, and other facts pertinent to the sale transaction. The representations and warranties made by both DFH and us will survive the consummation of the sale transaction for limited time periods of either twelve months or the applicable statute of limitations, as provided in Article 8 of the sale agreement.

         CONDITIONS TO CLOSING

         Our and DFH's respective obligations to complete the sale transaction are subject to the satisfaction or waiver, at or prior to the closing, of each of the following:

         o any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated by the sale agreement and to continue to conduct REL's business after the closing in all material respects as it was conducted prior to the closing must have been given, obtained or complied with;

         o no court of competent jurisdiction or other governmental entity may have issued a final and non-appealable order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the sale agreement; and

         o the merger transaction shall close simultaneous with the sale transaction.

         DFH's obligations to complete the sale transaction also are subject to the satisfaction or waiver at or prior to the closing to each of the following:

         o the sale transaction must have been approved by the requisite vote of our stockholders;

         o each of our representations and warranties must have been accurate as of the closing as if made on such date, except those representations or warranties are only as of a particular date, and except where the failure to be accurate would not reasonably be expected to have a NGRU Material Adverse Effect or a material adverse effect on REL's business or the transactions contemplated by the sale agreement;


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         o        we must have performed or complied with all of the covenants and obligations required to be performed or complied with by us under the terms of the sale agreement;

         o we must have obtained all material or necessary consents, approvals or waivers;

         o        we must deliver the following documents to DFH:

                  o        bill of sale and assumption agreement;

                  o outsourcing services agreement covering services that may be provided to us by REL after the closing;

                  o value-added reseller agreement covering our Web4 products that may be distributed by REL after the closing;

                  o transition agreement covering the transition of the netGuru name and mark and our hosting of the "netguru.com" website for a limited time following the closing; and

                  o agreement to pay unpaid taxes incurred to our knowledge in connection with REL's (including any predecessor entity's) operation of its business with respect to all periods prior to the closing; and

         o there must not have occurred any change, circumstance or event concerning REL that has had or would be reasonably likely to have a material adverse effect on REL or its business.

         Our obligations to complete the sale transaction also are subject to the satisfaction or waiver at or prior to the closing of each of the following conditions:

         o the sale transaction must have been approved by the requisite vote of our stockholders;

         o each of DFH's representations and warranties must have been accurate as of the closing as if made on such date, except where those representations and warranties are only as of a particular date, and except where the failure to be accurate would not reasonably be expected to have a material adverse affect on DFH or the transactions contemplated by the sale agreement;

         o DFH must have performed or complied with all of the covenants and obligations required to be performed or complied with by it under the terms of the sale agreement;

         o DFH must have obtained all necessary consents, approvals or waivers;

         o        DFH must deliver the following documents to us:

                  o        bill of sale and assumption agreement;

                  o        outsourcing services agreement;

         o        value-added reseller agreement; and

         o        transition agreement.


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         POST-SIGNING AND POST-CLOSING COVENANTS

         Both parties have agreed to perform various obligations from and after the signing or the closing of the sale transaction, including the following:

         o DFH has agreed to deposit $125,000 cash at the closing into an escrow account, with the cash to serve as a source of indemnification for us until final resolution of DFH's assumed obligations in connection with the Vital Communications dispute, at which point the balance of the deposit, if any, would be released to DFH;

         o except as expressly permitted (and subject to payment of termination fees if required), until the sale transaction is completed or the sale agreement is terminated, we have agreed not to, and not to authorize any of our or our affiliates' respective officers, directors, investment bankers, attorneys or accountants to, and not to permit any such person or entity to, directly or indirectly encourage, solicit, or initiate discussions or negotiations with, provide any information to, or approve, endorse, recommend or execute a letter of intent with any third party concerning most mergers, sales of assets, sales of equity interests or similar transactions involving us or REL;

         o the sale agreement includes the following mutual 18-month post-closing employee and customer non-solicitation provisions:

                  o subject to limited exceptions, neither party nor any of its subsidiaries may solicit any employee of the other party or any of the other party's subsidiaries to terminate his or her employment for employment by such party or any of its subsidiaries;

                  o neither we nor any of our subsidiaries may solicit or attempt to influence any of DFH's named customers to purchase goods or services (as being provided by DFH) from us or any of our subsidiaries; and

                  o neither DFH nor any of its subsidiaries may solicit or attempt to influence any of our named customers to purchase goods or services (as being provided by us) from DFH or any of its subsidiaries;

         o within six months following the closing of the merger transaction, we must amend our certificate of incorporation to delete the word "netGuru" from our corporate name and take all actions reasonably necessary to change our trading symbol from "NGRU";

         o except as otherwise provided in a transition agreement, neither we nor any of our affiliates may use the marks and Internet domain names after the closing of the merger agreement;

         o we agreed to call and hold a meeting of our stockholders and to solicit proxies in favor of the sale transaction in accordance with the applicable Delaware law, at which meeting our board of directors will recommend the approval of the sale transaction (subject to limited exceptions) and our stockholders will be asked to consider and to vote upon and approve the sale transaction;


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         o        the DFH Holders, and certain affiliates, we and BPOMS have entered into voting agreements and granted irrevocable proxies to certain of our executive officers which provide that those holders' shares will be voted in favor of the sale transaction, the merger transaction and related matters;

         o DFH has agreed to withhold from the purchase price and remit to the relevant taxing authority any amount of taxes arising from the sale transaction pursuant to the Indian Income Tax Act; and

         o except under limited circumstances, we must cause REL to operate its business in the ordinary course and in the same manner as operations have previously been conducted and use commercially reasonable efforts to preserve REL's organization, officers, employees, relationships and goodwill until the closing of the sale transaction.

         INDEMNIFICATION

         We have agreed to indemnify, defend and hold harmless DFH and each of its officers, directors, stockholders, employees, agents, representatives, affiliates, successors, and assigns from and against and pay on behalf of or reimburse such persons in respect of any loss they incur as a result of or relating to:

         o our breach of any representation or warranty in the sale agreement or in any related closing certificate; and

         o        our breach of any covenant or agreement in the sale agreement.

         DFH has agreed to indemnify, defend and hold harmless us and each of our officers, directors, stockholders, employees, agents, representatives, affiliates, successors, and assigns from and against and pay on behalf of or reimburse such persons in respect of any loss they incur as a result of or relating to:

         o DFH's breach of any representation or warranty in the sale agreement or any related closing certificate;

         o DFH's breach of any covenant or agreement in the sale agreement;

         o DFH's failure to timely pay in full or fulfill all assumed obligations;

         o        the operations of REL and its business;

         o the use and ownership of the additional purchased assets after the closing; and

         o any additional taxes imposed upon us a result of any election under Section 338 of the Internal Revenue Code made by DFH under the sale agreement.

         Article 8 of the sale agreement includes various limitations on the indemnification rights set out in the sale agreement, including limitations on the duration of the parties' rights to seek indemnification under the sale agreement, a $2.0 million cap on the amount to be paid by either party under the indemnification provisions, and a $25,000 deductible that must be exceeded before the other party is obligated to make payments under the indemnification provisions.


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

         TERMINATION

         The sale agreement may be terminated in accordance with its terms at any time prior to the closing of the sale transaction, whether before or after the approval of the sale transaction by our stockholders at our annual meeting of stockholders:

         o        by mutual written consent of us and DFH;

         o        by either us or DFH if:

                  o a court of competent jurisdiction or other governmental entity shall have issued an order, decree, ruling or other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the sale agreement that has become final and nonappealable, provided that the party seeking to terminate used commercially reasonable efforts to appeal the order, decree, ruling or other action;

                  o the transactions contemplated by the sale agreement have not been consummated on or before December 22, 2006 other than due to the failure of the party seeking to terminate the sale agreement to perform its obligations;

                  o the sale agreement and transactions contemplated by the sale agreement have failed to receive required approval of our stockholders; or

                  o the other party becomes unable to pay its liabilities as they come due or seeks bankruptcy or similar protection or fails to obtain dismissal of such a proceeding within 60 days after it is instituted.

         o        by us if:

                  o DFH has breached any representation, warranty, covenant or agreement and, as a result, certain conditions to the closing would not be satisfied, provided that if the breach is capable of being cured by December 22, 2006 and DFH diligently proceeds to cure the breach, then we may not terminate under this provision unless DFH does not cured the breach by that date;

                  o our board of directors of withdraws or modifies its recommendation to our stockholders of the sale transaction or we enter into a definitive agreement providing for the implementation of another acquisition proposal in accordance with Section 5.2 of the sale agreement; or

                  o there has been a material adverse effect on DFH's ability to fulfill its obligations under the transactions contemplated by sale agreement.

         o        by DFH if:

                  o we have breached any representation, warranty, covenant or agreement and, as a result, certain conditions to the closing would not be satisfied, provided that if the breach is capable of being cured by December 22, 2006 and we diligently proceed to cure the breach, then DFH may not terminate under this provision unless we do not cured the breach by that date;


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

                  o our board of directors of withdraws or modifies its recommendation to our stockholders of the sale transaction or we enter into a definitive agreement providing for the implementation of another acquisition proposal in accordance with the terms of
                           Section 5.2 of the sale agreement; or

                  o there has been a material adverse effect on REL or the its business.

         Upon termination of the sale agreement, all further obligations of the parties under the sale agreement will terminate, except that the termination fees and expenses provisions will continue to apply and no party will be relieved of any obligations or other liabilities arising from any breach by that party of any provisions of the sale agreement.

         TERMINATION FEES

         We have agreed to pay DFH a termination fee of $200,000 upon the termination of the sale agreement by us or DFH if the merger agreement is terminated and BPOMS pays us a termination fee in connection with the termination of the merger agreement. However, if BPOMS pays us less than $400,000 upon termination of the merger agreement (other than upon mutual agreement of us and BPOMS), then we will pay DFH 50% of the lesser amount. If we have not paid DFH a termination fee as described in the preceding sentence, then we will be required to pay DFH a termination fee of $200,000 upon the termination of the sale agreement:

         o by DFH if we breach and fail to timely cure a representation, warranty or covenant such that certain conditions to the closing could not be satisfied;

         o by DFH or us if our board of directors withdraws or modifies adversely to DFH its approval or recommendation of the sale agreement or we enter into a definitive agreement providing for the implementation of another acquisition proposal in accordance with the non-solicitation provisions of the sale agreement; or

         o by us other than as expressly permitted by the termination provisions.

         DFH has agreed to pay us a termination fee of $400,000 upon the termination of the sale agreement:

         o by us if DFH breaches and fails to timely cure a representation, warranty or covenant such that certain conditions to the closing could not be satisfied; or

         o by DFH other than as expressly permitted by the termination provisions.

         EXPENSES

         All fees and expenses incurred in connection with the sale agreement and sale transaction are to be paid by the party incurring the expenses. However, DFH has agreed to reimburse us for any taxes we may owe if DFH makes an election under Section 338 of the Internal Revenue Code.

         Our consummation of the transactions contemplated by the sale agreement will involve various exit and disposal charges. We estimate cash outflows related to the sale to be approximately $847,000. We anticipate the charges to operations will be made up of approximately $326,000 in fees associated with the sale and approximately $51,000 in additional legal and accounting fees. Additional tax liabilities may be incurred at closing. We expect to incur substantially all of the charges in our second and third quarters of fiscal 2007.


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         ASSIGNMENTS

         Either party may assign any or all of its rights and obligations under the sale agreement to any wholly-owned subsidiary of that party. However, no assignment may relieve a party of its obligations under the sale agreement if the assignee does not perform those obligations.

         AMENDMENTS AND WAIVERS

         The parties may amend or modify the sale agreement in any respect in writing. However, after we obtain stockholder approval, no amendment may be made that would require further stockholder approval unless we obtain further stockholder approval. The failure to enforce any provision of the sale agreement will not operate as a waiver of the provision or any other provisions within the sale agreement.

REASONS FOR THE SALE TRANSACTION

         In reaching its decision to approve the sale agreement and the sale transaction, our board of directors considered numerous potential benefits and material factors pertaining to the merger and sale transactions, including those discussed under the heading "Reasons for the Merger and Sale Transactions" beginning on page _.

USE OF PROCEEDS

         Within ten business days following the consummation of the merger and sale transactions, we plan to use the approximate $2.0 million cash proceeds from the sale transaction and the $1.5 million cash to be supplied by BPOMS to pay a $3.5 million cash dividend to our pre-merger stockholders of record.

OPERATIONS AND OWNERSHIP PRIOR TO AND FOLLOWING THE CLOSINGS

         Our operations and ownership prior to and following the closings of the proposed merger and sale transactions are described under the heading "Operations and Ownership Prior to and Following the Closings" beginning on page
_.

OPINION OF OUR FINANCIAL ADVISOR

         We engaged B. Riley to provide a fairness opinion to our board of directors in connection with the sale and merger transactions. Information regarding the fairness opinion is contained under the heading "Opinion of our Financial Advisor" beginning on page _.

PRO FORMA FINANCIAL INFORMATION

         APPENDIX D contains unaudited pro forma financial information derived from our consolidated financial statements and the consolidated financial statements of BPOMS, which have been combined and adjusted based on certain assumptions to give effect to the merger and sale transactions.

         The unaudited pro forma financial information presented in APPENDIX D is for information purposes only. The information is not representative of our future results of operations or financial position.


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

HISTORICAL FINANCIAL INFORMATION

         Our audited historical financial statements as of and for the years ended March 31, 2006 and 2005 and our unaudited historical financial statements as of and for the three months ended June 30, 2006 and 2005 are incorporated by reference into this proxy statement and our unaudited historical financial statements for the three months ended September 30, 2005 and December 31, 2005 are included in this proxy statement. See "Annual and Quarterly Reports" beginning on page _ and APPENDIX E to this proxy statement.

         Historical unaudited financial statements of REL as of and for the years ended March 31, 2006 and 2005 and unaudited financial statements the three months ended June 30, 2006 and 2005 are included in APPENDIX E to this proxy statement.

ACCOUNTING TREATMENT

         We anticipate that upon completion of the sale transaction, we will recognize a financial reporting gain equal to the net proceeds (the sum of the purchase price received less the expenses relating to the sale transaction) less the net book value of the stock of REL and assets sold and the fair value of the liabilities retained.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         We anticipate that there will not be any material United States federal income tax consequences to our stockholders as a result of the sale transaction. However, stockholders who participate in the cash distribution we intend to pay following the merger transaction may be taxed as a dividend on the distribution, as described under the heading "Material United States Federal Income Tax Consequences" beginning on page _.

         Tax matters are complicated and the tax consequences of the merger transaction to any particular stockholder will depend on the facts of his or her situation. Stockholders should consult with their own tax advisors for a full understanding of the consequences of the merger to them, including tax return reporting requirements, the applicability and effects of federal, state, local and other tax laws and the effects of any proposed changes in the tax laws.

REGULATORY APPROVALS

         There are no material United States federal or state regulatory approvals required for completion of the sale transaction, other than the approval of proposals 2, 3, 4, 5 and 6 by our stockholders under the corporate law of the State of Delaware.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS

         Some of our directors and executive officers have interests in the merger, sale and related transactions that are different from, or in addition to, those of our stockholders generally. Our board of directors was aware of these interests when it approved the sale agreement.

         For example, new employment agreements with Bruce K. Nelson, who is our Chief Financial Officer and who is proposed to serve as Chief Financial Officer of the combined company, and Koushik Dutta, who is our Chief Operating Officer and who is proposed to serve as Chief Technology Officer of the combined company, may be entered into and become effective as of the closing of the merger transaction. Mr. Dutta is not currently a party to an employment


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agreement with us. The salary and various other benefits under the proposed new employment agreements include certain increases over the salary and benefits currently being provided to Messrs. Nelson and Dutta. See "Post-Closing Beneficial Ownership and Operations" beginning on page _ for more specific information regarding the proposed terms of those agreements.

         Mr. Nelson has received and anticipates receiving under his existing employment agreement compensation tied to milestones that relate in part to our progress in connection with the merger and sale transactions. See "Employment Agreements, Termination of Employment and Change-in-Control Arrangements" beginning on page _ for more specific information regarding that compensation. As indicated above, Mr. Dutta does not currently have an employment agreement with us. However, Mr. Dutta is entitled to a cash bonus payable at the time of the closing. See "Certain Relationships and Related Transactions" beginning on page _ for more specific information regarding that bonus.

         Each of our non-employee directors has received $67,000 for serving on a special committee of our board of directors that was charged with the task of assisting in establishing a specific course of action for us to take after the consummation of asset sale last year. See "Directors' Compensation" beginning on page _ for more specific information regarding that compensation.

         Mr. Amrit K. Das and Mr. Santanu K. Das, two of our directors, are also shareholders and officers of DFH, the entity to which we propose to sell our interest in the capital stock of REL in the sale transaction. Accordingly, each of these two directors has a direct financial interest in the sale transaction and therefore abstained from voting on the proposed merger and sale transactions. See "The Sale Agreement - General" beginning on page _ for further information.

RISK FACTORS

         Various risk factors relating to our consummation of, or failure to consummate, the proposals described in the proxy statement, together with risk factors relating to our current and proposed operations, are included under the heading "Risk Factors" beginning on page _.

REQUIRED VOTE AND BOARD RECOMMENDATION

         The affirmative vote of a majority of the shares of our common stock entitled to vote on this proposal will constitute stockholder approval of this proposal. We anticipate that the shares covered by the voting agreements will be voted in favor of this proposal.

         If stockholder approval of this proposal is not obtained, we will not be in a position to consummate the sale transaction contemplated by sale agreement or the merger transaction contemplated by the merger agreement, and we will have to pay to DFH and BPOMS termination fees totaling up to $400,000 as described in proposals 2 and 3.

         THE INDEPENDENT MEMBERS OF OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE "FOR" APPROVAL OF THE SALE TRANSACTION DESCRIBED IN THIS PROPOSAL.

                                   PROPOSAL 4
                              CORPORATE NAME CHANGE

THE PROPOSAL

         The merger agreement described in proposal 2 requires that we change our name to "BPO Management Services, Inc." at or following the effective time of the merger with BPOMS. In addition, the sale agreement described in proposal 3 requires that we remove "netGuru" from our corporate name within six months after the closing of the sale transaction.

         Accordingly, our board of directors has approved an amendment to our certificate of incorporation to change our name to "BPO Management Services, Inc." at or following the effective time of the merger. Our proposed business to be conducted after the consummation of the merger is described under the heading "Post-Closing Beneficial Ownership and Operations" beginning on page __. We believe this new name would be appropriately descriptive of the business proposed to be conducted by us if the merger and sale transactions are consummated.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS

         Some of our directors and executive officers have interests in the merger, sale and related transactions that are different from, or in addition to, those of our stockholders generally. Our board of directors was aware of these interests when it approved the merger and sale agreements.

         For example, new employment agreements with Bruce K. Nelson, who is our Chief Financial Officer and who is proposed to serve as Chief Financial Officer of the combined company, and Koushik Dutta, who is our Chief Operating Officer and who is proposed to serve as Chief Technology Officer of the combined company, may be entered into and become effective as of the closing of the merger transaction. Mr. Dutta is not currently a party to an employment agreement with us. The salary and various other benefits under the proposed new employment agreements include certain increases over the salary and benefits currently being provided to Messrs. Nelson and Dutta. See "Post-Closing Beneficial Ownership and Operations" beginning on page _ for more specific information regarding the proposed terms of those agreements.

         Mr. Nelson has received and anticipates receiving under his existing employment agreement compensation tied to milestones that relate in part to our progress in connection with the merger and sale transactions. See "Employment Agreements, Termination of Employment and Change-in-Control Arrangements" beginning on page _ for more specific information regarding that compensation. As indicated above, Mr. Dutta does not currently have an employment agreement with us. However, Mr. Dutta is entitled to a cash bonus payable at the time of the closing. See "Certain Relationships and Related Transactions" beginning on page _ for more specific information regarding that bonus.

         Each of our non-employee directors has received $67,000 for serving on a special committee of our board of directors that was charged with the task of assisting in establishing a specific course of action for us to take after the consummation of asset sale last year. See "Directors' Compensation" beginning on page _ for more specific information regarding that compensation.

         Mr. Amrit K. Das and Mr. Santanu K. Das, two of our directors, are also shareholders and officers of DFH, the entity to which we propose to sell our interest in the capital stock of REL in the sale transaction. Accordingly, each of these two directors has a direct financial interest in the sale transaction and therefore abstained from voting on the proposed merger and sale transactions. See "The Sale Agreement - General" beginning on page _ for further information.

RISK FACTORS

         Various risk factors relating to our consummation of, or failure to consummate, the proposals described in the proxy statement, together with risk factors relating to our current and proposed operations, are included under the heading "Risk Factors" beginning on page _.

REQUIRED VOTE AND BOARD RECOMMENDATION

         The affirmative vote of a majority of the shares of our common stock entitled to vote on this proposal will constitute stockholder approval of this proposal. We anticipate that the shares covered by the voting agreements will be voted in favor of this proposal.

         The corporate name change would be effective upon filing with the Secretary of State of Delaware an appropriate amendment to our certificate of incorporation at or following the effective time of the merger. If this proposal is not approved or the merger is not consummated, then we will not change our corporate name to BPO Management Services, Inc.

         If this proposal is not approved by our stockholders, then we will not be in a position to consummate the merger and sale transactions, and we will have to pay to BPOMS and DFH termination fees totaling up to $400,000 as described in proposals 2 and 3.

         THE INDEPENDENT MEMBERS OF OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE "FOR" APPROVAL OF THE CORPORATE NAME CHANGE DESCRIBED IN THIS PROPOSAL.

                                   PROPOSAL 5
                               REVERSE STOCK SPLIT

THE PROPOSAL

         Upon consummation of the merger transaction described in proposal 2, we will be required to issue to BPOMS' stockholders shares of our common stock and shares of three newly-created series of preferred stock in exchange for their shares of BPOMS common stock and preferred stock. We also will be required to assume BPOMS' obligations under its outstanding options and warrants to purchase shares of BPOMS common stock.

         Accordingly, the merger agreement requires that we create three series of preferred stock and effect a reverse stock split prior to the consummation of the merger. Under Delaware corporate law, stockholder approval is required for the reverse stock split.

         If the reverse stock split is approved and consummated as required by the merger agreement, then we will need stockholder approval of proposal 6 relating to the proposed increase in our authorized number of shares of preferred stock in order for our board of directors to create the three series of preferred stock required by the merger agreement. The rights, preferences and privileges of the three classes of preferred stock to be created are outlined in APPENDIX G to this proxy statement and are subject to appropriate adjustments to take into account the reverse stock split and other capitalization changes that may occur prior to the closing of the merger transaction and are also subject to any changes that may be required by applicable Nasdaq rules. The rights, preferences and privileges include various conversion, liquidation, redemption, voting, director election and board observation provisions, consistent with those described under the heading "BPOMS' Capital Stock, Options and Warrants" beginning on page _.

         We anticipate that the reverse stock split would be accomplished through an amendment to our certificate of incorporation prior to, and regardless of, the consummation of the merger transaction. The reverse stock split would be within a range of 1-for-4 to 1-for-30, with any fractional shares that would otherwise be issuable as a result of the split being rounded up to the nearest share so as to avoid cashing out holders who may own less than the number of shares needed to constitute one post-split share. Holders of certificated shares will be required to exchange their certificates for post-split certificates following the reverse stock split.

         We intend that if approved by our stockholders, the reverse stock split would occur regardless of whether the merger and sale transactions are consummated, unless our board of directors determines the reverse stock split is no longer necessary or in the best interests of our stockholders. We believe that the reverse stock split may assist us in regaining compliance with Nasdaq's quantitative listing standards that require, among other things, that listed companies maintain a minimum closing bid price of $1.00. If we do not successfully conduct a reverse split of our common stock or take other appropriate actions that increase our stock price, or if we fail to meet other Nasdaq requirements, we may be involuntarily delisted from The Nasdaq Capital Market. See the risk factor entitled "We may be delisted from The Nasdaq Capital Market . . ." beginning on page __ for further information.

PRE-SPLIT AUTHORIZED AND OUTSTANDING COMMON STOCK AND DERIVATIVE SECURITIES

         Our authorized capital stock currently consists of 150,000,000 shares of common stock and 5,000,000 shares of preferred stock, $0.01 par value. As of September 29, 2006, we had 19,235,041 shares of common stock issued and outstanding, no shares of preferred stock issued and outstanding and 1,073,490 shares of common stock reserved for issuance under outstanding options and warrants.

         BPOMS' authorized capital stock currently consists of 15,000,000 shares of common stock and 34,220,000 shares of preferred stock, par value $0.001 per share, of which 2,220,000 shares are designated as Series A, 2,000,000 shares are designated as Series B, and 30,000,000 shares are designated as Series C. As of September 29, 2006, BPOMS had 9,925,000 shares of common stock issued and outstanding, 2,088,036 shares of Series A issued and outstanding, 2,000,000 shares of Series B issued and outstanding, no shares of Series C issued and outstanding, and 2,762,999 shares of common stock reserved for issuance under outstanding options and warrants.

POTENTIAL ANTI-TAKEOVER AND OTHER EFFECTS

         The consummation of the reverse stock split will increase the number of shares available for issuance in connection with the merger or otherwise. The magnitude of this increase will depend upon the ratio (from 1-for-4 to 1-for-30) selected by our board of directors for the reverse stock split, which in turn will depend upon the ratio needed to facilitate compliance with applicable Nasdaq initial or continued listing requirements. We anticipate that a ratio at or near the 1-for-30 end of the range may be required in order to consummate the merger transaction and obtain a Nasdaq listing for the combined company. If, however, our stockholders approve the range provided in this proposal and the closing of the merger transaction becomes unlikely, then we anticipate that to the extent our board of directors deems a reverse stock split necessary to maintain our Nasdaq listing, our board of directors may declare a reverse stock split at a ratio that falls at or near the 1-for-4 end of the approved range.

         The following table, which was prepared based on shares of our and BPOMS' common stock issued and outstanding or underlying derivative securities outstanding as of September 29, 2006, plus dividends paid by BPOMS on September 30, 2006 in shares of Series A, is intended to illustrate the potential effects on the capitalization of our company or the combined company of reverse stock splits consummated at each end of the possible range of split ratios, with and without the effects of the issuance of securities of the combined company in the merger. All figures are approximations and generally do not reflect rounding up of fractional shares, which we anticipate will not be material. The figures shown in the columns labeled "Combined Company After Merger . . ." assume that the increase in our authorized number of preferred shares, which is the subject of proposal 6, is approved by our stockholders and then implemented.

------------------------------ ------------- ------------------ ------------------ --------------- ----------------
                                                                                                       COMBINED
                                                                COMBINED COMPANY                    COMPANY AFTER
 NETGURU OR COMBINED COMPANY                   NETGURU AFTER    AFTER MERGER AND   NETGURU AFTER      MERGER AND
       CAPITALIZATION          BEFORE SPLIT   1-FOR-30 SPLIT     1-FOR-30 SPLIT    1-FOR-4 SPLIT    1-FOR-4 SPLIT
------------------------------ ------------- ------------------ ------------------ --------------- ----------------

COMMON
                   Authorized  150,000,000      150,000,000        150,000,000      150,000,000      150,000,000
                  Outstanding   19,235,041        641,169           4,236,997        4,808,761        31,777,468
       Available for Issuance  129,691,469      149,323,048        143,233,403      144,922,866       99,250,620
------------------------------ ------------- ------------------ ------------------ --------------- ----------------

UNDESIGNATED PREFERRED
       Available for Issuance   5,000,000        5,000,000          5,000,000        5,000,000        5,000,000
------------------------------ ------------- ------------------ ------------------ --------------- ----------------

SERIES A
                   Authorized      N/A              N/A              804,306            N/A           6,032,295
                  Outstanding      N/A              N/A              768,178            N/A           5,761,277
       Available for Issuance      N/A              N/A              36,128             N/A            271,018
------------------------------ ------------- ------------------ ------------------ --------------- ----------------


                                                          101


------------------------------ ------------- ------------------ ------------------ --------------- ----------------
                                                                                                       COMBINED
                                                                COMBINED COMPANY                    COMPANY AFTER
 NETGURU OR COMBINED COMPANY                   NETGURU AFTER    AFTER MERGER AND   NETGURU AFTER      MERGER AND
       CAPITALIZATION          BEFORE SPLIT   1-FOR-30 SPLIT     1-FOR-30 SPLIT    1-FOR-4 SPLIT    1-FOR-4 SPLIT
------------------------------ ------------- ------------------ ------------------ --------------- ----------------

SERIES B
                   Authorized      N/A              N/A              724,604            N/A           5,434,500
                  Outstanding      N/A              N/A              724,604            N/A           5,434,500
       Available for Issuance      N/A              N/A                 0               N/A               0
------------------------------ ------------- ------------------ ------------------ --------------- ----------------

SERIES C
                   Authorized      N/A              N/A            10,869,000           N/A           81,517,500
                  Outstanding      N/A              N/A                 0               N/A               0
       Available for Issuance      N/A              N/A            10,869,000           N/A           81,517,500
------------------------------ ------------- ------------------ ------------------ --------------- ----------------

OPTIONS AND WARRANTS
                  Outstanding   1,073,490         35,783            1,036,818         268,373         7,776,135
------------------------------ ------------- ------------------ ------------------ --------------- ----------------

         The additional authorized shares of common stock that would become available if this proposed reverse stock split amendment is approved by our stockholders and filed with the Delaware Secretary of State may be issued from time to time as our board of directors may determine, without prior notice to or further action of our stockholders. The issuance of any or all of these additional available shares of common stock from time to time would cause dilution to the voting rights and earnings per share of our outstanding shares of common stock. However, we believe that approval of the reverse stock split is in the best interests of our company and our stockholders because the increase would make additional shares of common stock available for issuance in the merger, which cannot occur without the reverse stock split, and for additional acquisitions or financings that could be used to enhance our business and results of operations, such as those described in proposal 2 under the heading "BPOMS Potential Financing" beginning on page _.

         Additional shares would also be available for present and future benefit programs designed to attract, motivate and retain talented employees and directors, and for other corporate purposes. Other than the issuances contemplated in connection with the merger transaction, we have no current plans, proposals or arrangements to issue shares of stock. Although we have no definitive plans to utilize additional available shares to entrench present management, we may, in the future, be able to use the additional available shares of common stock as a defensive tactic against hostile takeover attempts by issuing additional shares under a stockholder rights plan, in a private placement or in another transaction that causes substantial dilution to a person or group that attempts to acquire control of our company through a merger or tender offer on terms or in a manner not approved by our board of directors, whether or not our stockholders favorably view the change in control, merger or tender offer. The availability of additional shares of common stock will have no current anti-takeover effect, because no hostile takeover attempts are, to our management's knowledge, currently threatened.

         We currently have a number of provisions in our charter documents that can, in some circumstances, operate as anti-takeover defenses. For example, consistent with Delaware corporate law, we do not have cumulative voting provisions in either our bylaws or certificate of incorporation. Under our bylaws, special meetings of stockholders may be called only by our board of directors, any person expressly authorized by our board of directors, or by holders of shares entitled to cast not less than 10% of the votes at the meeting. We also have advance notice provisions in our bylaws, as described under the heading "Stockholder Proposals" at page _, which restrict stockholders' rights to present director nominations or stockholder proposals at our stockholders' meetings.

         As discussed under the heading "Employment Agreements, Termination of Employment and Change-in-Control Arrangements" beginning on page _, we are a party to a retention agreement with Amrit K. Das, our Chairman, Chief Executive Officer and President. The retention agreement provides for payments to Mr. Das in the event of a change in control of our company. The sale agreement provides that the retention agreement will terminate immediately prior to the consummation of the sale transaction, and DFH will assume any obligations we may have under the retention agreement.

         Our board of directors has the authority to issue up to 5,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights of those shares, without any further vote or action by our stockholders. If proposal 6 is approved, then we will have the right to amend our certificate of incorporation to increase the authorized number of shares of preferred stock as described in that proposal. The rights of the holders of our common stock are subordinate to and may be adversely affected by the rights of the holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, which would delay, defer or prevent a change in control of our company. Furthermore, preferred stock may have other rights, including economic and voting rights senior to common stock.

         For example, we anticipate that to the extent permitted by applicable Nasdaq rules, the holders of Series A that would be issued if the merger is consummated following stockholder approval of proposals 2, 3, 4, 5 and 6 would have the right to elect two members of the combined company's board of directors. This right would give Messrs. Dolan and Cortens, who are the owners of the outstanding Series A of BPOMS, the right to keep themselves or their appointees on the board and otherwise render it more difficult to remove incumbent management following the merger, even if removal would be beneficial to the combined company's stockholders generally.

         In addition, we anticipate that the holders of Series A would have the right to control or substantially influence the outcome of various other matters. For example, we anticipate that shares of Series A would vote together with shares of common stock on an as-converted basis on matters submitted to a vote of stockholders generally, and that the affirmative vote of a majority of the outstanding shares of Series A would be required prior to:

         o the sale, lease or other transfer of all or substantially all of the combined company's assets;

         o the merger or consolidation of the combined company into or with any other corporation that results in the transfer of more than 50% of the voting power of the combined company; or

         o the acquisition in any manner or form, including through the issuance of debt and/or stock and/or payment of cash, of all or substantially all of the assets or business or capital stock or ownership interest of another entity or business.

         Section 203 of the Delaware corporate law prohibits us from engaging in business combinations with interested stockholders, as defined by statute. These provisions may have the effect of delaying or preventing a change in control of our company without action by our stockholders, even if a change in control would be beneficial to our stockholders.

         Our stockholders do not possess preemptive rights that would entitle such persons, as a matter of right, to subscribe for the purchase of any shares, rights, warrants or other securities or obligations convertible into, or exchangeable for, securities of our company. We do not presently have plans to propose the adoption of other anti-takeover measures in future proxy solicitations.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS

         Some of our directors and executive officers have interests in the merger, sale and related transactions that are different from, or in addition to, those of our stockholders generally. Our board of directors was aware of these interests when it approved the merger and sale agreements.

         For example, new employment agreements with Bruce K. Nelson, who is our Chief Financial Officer and who is proposed to serve as Chief Financial Officer of the combined company, and Koushik Dutta, who is our Chief Operating Officer and who is proposed to serve as Chief Technology Officer of the combined company, may be entered into and become effective as of the closing of the merger transaction. Mr. Dutta is not currently a party to an employment agreement with us. The salary and various other benefits under the proposed new employment agreements include certain increases over the salary and benefits currently being provided to Messrs. Nelson and Dutta. See "Post-Closing Beneficial Ownership and Operations" beginning on page _ for more specific information regarding the proposed terms of those agreements.

         Mr. Nelson has received and anticipates receiving under his existing employment agreement compensation tied to milestones that relate in part to our progress in connection with the merger and sale transactions. See "Employment Agreements, Termination of Employment and Change-in-Control Arrangements" beginning on page _ for more specific information regarding that compensation. As indicated above, Mr. Dutta does not currently have an employment agreement with us. However, Mr. Dutta is entitled to a cash bonus payable at the time of the closing. See "Certain Relationships and Related Transactions" beginning on page _ for more specific information regarding that bonus.

         Each of our non-employee directors has received $67,000 for serving on a special committee of our board of directors that was charged with the task of assisting in establishing a specific course of action for us to take after the consummation of asset sale last year. See "Directors' Compensation" beginning on page _ for more specific information regarding that compensation.

         Mr. Amrit K. Das and Mr. Santanu K. Das, two of our directors, are also shareholders and officers of DFH, the entity to which we propose to sell our interest in the capital stock of REL in the sale transaction. Accordingly, each of these two directors has a direct financial interest in the sale transaction and therefore abstained from voting on the proposed merger and sale transactions. See "The Sale Agreement - General" beginning on page _ for further information.

RISK FACTORS

         Various risk factors relating to our consummation of, or failure to consummate, the proposals described in the proxy statement, together with risk factors relating to our current and proposed operations, are included under the heading "Risk Factors" beginning on page _.

REQUIRED VOTE AND BOARD RECOMMENDATION

         The affirmative vote of a majority of the shares of our common stock entitled to vote on this proposal will constitute stockholder approval of this proposal. We anticipate that the shares covered by the voting agreements will be voted in favor of this proposal. If stockholder approval of this proposal is not obtained, then we will not be in a position to consummate the transactions contemplated by merger agreement and the sale agreement, and we will have to pay to BPOMS and DFH termination fees totaling up to $400,000 as described in proposals 2 and 3.

         THE INDEPENDENT MEMBERS OF OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE "FOR" APPROVAL OF THE REVERSE STOCK SPLIT DESCRIBED IN THIS PROPOSAL.

                                   PROPOSAL 6
                INCREASE IN AUTHORIZED NUMBER OF PREFERRED SHARES

THE PROPOSAL

         Upon consummation of the merger transaction described in proposal 2, we will be required to issue to BPOMS' stockholders shares of our common stock and shares of three newly-created series of preferred stock in exchange for their shares of BPOMS common stock and preferred stock. Accordingly, the merger agreement requires that we create three series of preferred stock and effect a reverse stock split prior to the consummation of the merger. Under Delaware corporate law, stockholder approval is required for the reverse stock split. The reverse stock split is the subject of proposal 5 beginning on page _.

         Even if the reverse stock split is approved and consummated as required by the merger agreement, under Delaware law we will need stockholder approval of this proposal 6 in order for our board of directors to have sufficient authorized capital to create the three series of preferred stock required by the merger agreement. The rights, preferences and privileges of the three classes of preferred stock to be created are outlined in APPENDIX G to this proxy statement and are subject to appropriate adjustments to take into account the reverse stock split and other capitalization changes that may occur prior to the closing of the merger transaction and are also subject to any changes that may be required by applicable Nasdaq rules. The rights, preferences and privileges include various conversion, liquidation, redemption, voting, director election and board observation provisions, consistent with those described under the heading "BPOMS' Capital Stock, Options and Warrants" beginning on page _.

AUTHORIZED AND OUTSTANDING COMMON STOCK AND DERIVATIVE SECURITIES

         Our authorized capital stock currently consists of 150,000,000 shares of common stock and 5,000,000 shares of preferred stock, $0.01 par value. As of September 29, 2006, we had 19,235,041 shares of common stock issued and outstanding, no shares of preferred stock issued and outstanding and 1,073,490 shares of common stock reserved for issuance under outstanding options and warrants.

         BPOMS' authorized capital stock currently consists of 15,000,000 shares of common stock and 34,220,000 shares of preferred stock, par value $0.001 per share, of which 2,220,000 shares are designated as Series A, 2,000,000 shares are designated as Series B, and 30,000,000 shares are designated as Series C. As of September 29, 2006, BPOMS had 9,925,000 shares of common stock issued and outstanding, 2,088,036 shares of Series A issued and outstanding, 2,000,000 shares of Series B issued and outstanding, no shares of Series C issued and outstanding, and 2,762,999 shares of common stock reserved for issuance under outstanding options and warrants.

         If this proposal is approved, then we will be authorized to amend our certificate of incorporation to increase the authorized number of preferred shares from 5,000,000 to a number equal to 5,000,000 plus the number of preferred shares needed to accommodate the creation of the three series of preferred stock for which the BPOMS preferred stock would be exchanged in the merger transaction. We anticipate that the number of preferred shares needed to cover the three new series of preferred shares would range from approximately 12,397,910 to 92,984,295, depending upon the ratio used to effect the reverse stock split. However, we do not intend to file an amendment to increase our authorized number of preferred shares unless the merger transaction is approved and we anticipate that it will be consummated. For further information regarding the number of preferred shares needed to cover the three new series of preferred shares, see proposal 5 under the heading "Potential Anti-Takeover and Other Effects" beginning on page _.

POTENTIAL ANTI-TAKEOVER AND OTHER EFFECTS

         The additional authorized shares of preferred stock that would become available if this proposal is approved by our stockholders and we file an appropriate certificate of amendment with the Delaware Secretary of State may be issued from time to time as our board of directors may determine, without prior notice to or further action of our common stockholders. The issuance of any or all of these additional available shares of preferred stock from time to time could cause dilution to the voting rights and earnings per share of our outstanding shares of common stock. However, we believe that approval of the increase in the authorized number of preferred shares is in the best interests of our company and our stockholders because the increase would make a sufficient number of preferred shares available for issuance in the merger and would provide 5,000,000 shares of undesignated preferred that we may use for additional acquisitions or financings that could enhance the combined company's business and results of operations, such as those described in proposal 2 under the heading "BPOMS Potential Financing" beginning on page _.

         The shares of preferred stock may operate as anti-takeover defenses. In addition, we currently have a number of other provisions in our charter documents that can, in some circumstances, operate as anti-takeover defenses. See proposal 5 under the heading "Potential Anti-Takeover and Other Effects" beginning at page _ for further information regarding the potential anti-takeover and other effects of the proposed reverse stock split and increase in authorized number of preferred shares.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS

         Some of our directors and executive officers have interests in the merger, sale and related transactions that are different from, or in addition to, those of our stockholders generally. Our board of directors was aware of these interests when it approved the merger and sale agreements.

         For example, new employment agreements with Bruce K. Nelson, who is our Chief Financial Officer and who is proposed to serve as Chief Financial Officer of the combined company, and Koushik Dutta, who is our Chief Operating Officer and who is proposed to serve as Chief Technology Officer of the combined company, may be entered into and become effective as of the closing of the merger transaction. Mr. Dutta is not currently a party to an employment agreement with us. The salary and various other benefits under the proposed new employment agreements include certain increases over the salary and benefits currently being provided to Messrs. Nelson and Dutta. See "Post-Closing Beneficial Ownership and Operations" beginning on page _ for more specific information regarding the proposed terms of those agreements.

         Mr. Nelson has received and anticipates receiving under his existing employment agreement compensation tied to milestones that relate in part to our progress in connection with the merger and sale transactions. See "Employment Agreements, Termination of Employment and Change-in-Control Arrangements" beginning on page _ for more specific information regarding that compensation. As indicated above, Mr. Dutta does not currently have an employment agreement with us. However, Mr. Dutta is entitled to a cash bonus payable at the time of the closing. See "Certain Relationships and Related Transactions" beginning on page _ for more specific information regarding that bonus.

         Each of our non-employee directors has received $67,000 for serving on a special committee of our board of directors that was charged with the task of assisting in establishing a specific course of action for us to take after the consummation of asset sale last year. See "Directors' Compensation" beginning on page _ for more specific information regarding that compensation.

         Mr. Amrit K. Das and Mr. Santanu K. Das, two of our directors, are also shareholders and officers of DFH, the entity to which we propose to sell our interest in the capital stock of REL in the sale transaction. Accordingly, each of these two directors has a direct financial interest in the sale transaction and therefore abstained from voting on the proposed merger and sale transactions. See "The Sale Agreement - General" beginning on page _ for further information.

RISK FACTORS

         Various risk factors relating to our consummation of, or failure to consummate, the proposals described in the proxy statement, together with risk factors relating to our current and proposed operations, are included under the heading "Risk Factors" beginning on page _.

REQUIRED VOTE AND BOARD RECOMMENDATION

         The affirmative vote of a majority of the shares of our common stock entitled to vote on this proposal will constitute stockholder approval of this proposal. We anticipate that the shares covered by the voting agreements will be voted in favor of this proposal. If stockholder approval of this proposal is not obtained, then we will not be in a position to consummate the transactions contemplated by merger agreement and the sale agreement, and we will have to pay to BPOMS and DFH termination fees totaling up to $400,000 as described in proposals 2 and 3.

         THE INDEPENDENT MEMBERS OF OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE "FOR" APPROVAL OF THE INCREASE IN OUR AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK SPLIT DESCRIBED IN THIS PROPOSAL.

                              STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the Exchange Act, proposals by stockholders that are intended for inclusion in our proxy statement and proxy card and to be presented at our next annual meeting must be received by us no later than 120 calendar days in advance of the one-year anniversary of the date of this proxy statement in order to be considered for inclusion in our proxy materials relating to the next annual meeting. Such proposals must be addressed to our Secretary at our corporate headquarters and may be included in next year's annual meeting proxy materials if they comply with rules and regulations of the Commission governing stockholder proposals.

         Proposals by stockholders that are not intended for inclusion in our proxy materials may be made by any stockholder who timely and completely complies with the notice procedures contained in our bylaws, was a stockholder of record at the time of giving of notice and is entitled to vote at the meeting, so long as the proposal is a proper matter for stockholder action and the stockholder otherwise complies with the provisions of our bylaws and applicable law. However, stockholder nominations of persons for election to our board of directors at a special meeting may only be made if our board of directors has determined that directors are to be elected at the special meeting.

         To be timely, a stockholder's notice regarding a proposal not intended for inclusion in our proxy materials must be delivered to our Secretary at our corporate headquarters not later than:

         o In the case of an annual meeting, the close of business on the 45th day before the first anniversary of the date on which we first mailed our proxy materials for the prior year's annual meeting of stockholders. However, if the date of the current year's meeting has changed more than 30 days from the date of the prior year's meeting, then in order for the stockholder's notice to be timely it must be delivered to our Secretary a reasonable time before we mail our proxy materials for the current year's meeting. For purposes of the preceding sentence, a "reasonable time" coincides with any adjusted deadline we publicly announce.

         o In the case of a special meeting, the close of business on the 7th day following the day on which we first publicly announce the date of the special meeting.

         Except as otherwise provided by law, if the chairperson of the meeting determines that a nomination or any business proposed to be brought before a meeting was not made or proposed in accordance with the procedures set forth in our bylaws and summarized above, the chairperson may prohibit the nomination or proposal from being presented at the meeting.

                          ANNUAL AND QUARTERLY REPORTS

         A copy of our annual report to the Commission on Form 10-KSB for the year ended March 31, 2006 ("2006 Annual Report") and a copy of our quarterly report to the Commission on Form 10-QSB for the quarter ended June 30, 2006 ("June 2006 Quarterly Report") are being distributed to persons from whom the accompanying proxy is solicited. The following information is incorporated by reference into this proxy statement from the 2006 Annual Report and June 2006 Quarter Report:

         o        The business and facilities disclosures contained in Item 1 of
                  Part I of our 2006 Annual Report;

         o The legal proceedings disclosure contained in Item 3 of Part I of our 2006 Annual Report and Item 1 of Part II of our June 2006 Quarterly Report;

         o The disclosures regarding market price of and dividends on our common equity and related stockholder matters contained in
                  Item 5 of Part II of our 2006 Annual Report;

         o The risk factors contained in Item 6 of Part II of our 2006 Annual Report;

         o        The audited and unaudited financial statements contained in
                  Item 7 of Part II of our 2006 Annual Report and Item 1 of Part I of our June 2006 Quarterly Report; and

         o The management's discussion and analysis or plan of operation disclosures contained in Item 6 of Part II of our 2006 Annual Report and Item 2 of Part I of our June 2006 Quarterly Report.

         Any statement in a document incorporated by reference into this proxy statement is deemed to be modified or superseded to the extent that a statement contained in this proxy statement, or in any other document we subsequently file with the Commission, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this proxy statement, except as modified or superseded.

         Notwithstanding the above, information that is "furnished to" the Commission shall not be deemed "filed with" the Commission and shall not be deemed incorporated by reference into this proxy statement.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Exchange Act. In accordance with that act, we file reports, proxy statements and other information with the Commission. These materials can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

         An additional copy (without exhibits) of our annual report on Form 10-KSB for the year ended March 31, 2006 or our quarterly report on Form 10-QSB for the quarter ended June 30, 2006 will be furnished by first class mail, without charge to any person from whom the accompanying proxy is solicited upon written or oral request to Investor Relations Department, netGuru, Inc., 22700 Savi Ranch Parkway, Yorba Linda, California 92887, telephone (714) 974-2500. If exhibit copies are requested, a copying charge of $0.20 per page will be made.

                                  OTHER MATTERS

         Our board of directors knows of no other matters to be brought before the annual meeting. However, if other matters should properly come before the annual meeting, it is the intention of each of the persons named in the proxy to vote such proxy in accordance with his judgment on such matters.

         STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                              By Order of the Board of Directors


                                              Amrit K. Das
                                              Chief Executive Officer

Yorba Linda, California
October 31, 2006

APPENDIX A

                                                                  EXECUTION COPY







________________________________________________________________________________



                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                         BPO MANAGEMENT SERVICES, INC.,

                                  NETGURU, INC.

                                       AND

                              BPO ACQUISITION CORP.

                           DATED AS OF AUGUST 29, 2006


________________________________________________________________________________


                                                 Table of Contents
                                                 -----------------

                                                                                                               Page
                                                                                                               ----
RECITALS .........................................................................................................5

AGREEMENT.........................................................................................................6

ARTICLE 1 DESCRIPTION OF THE TRANSACTION..........................................................................6

         Section 1.1       The NGRU Divestiture; Reverse Split....................................................6
         Section 1.2       Ngru Dividend..........................................................................6
         Section 1.3       The Merger.............................................................................7
         Section 1.4       Effects of the Merger..................................................................7
         Section 1.5       The Closing............................................................................7
         Section 1.6       Effective Time.........................................................................8
         Section 1.7       Certificate of Incorporation; By-laws..................................................8
         Section 1.8       Directors and Officers.................................................................8
         Section 1.9       Tax Consequences.......................................................................9

ARTICLE 2 CONVERSION OF SHARES....................................................................................9

         Section 2.1       Conversion of Merger Sub Shares........................................................9
         Section 2.2       Conversion of BPOMS Shares.............................................................9
         Section 2.3       Conversion of BPOMS Preferred Stock...................................................10
         Section 2.4       Conversion of BPOMS Employee Stock Options and Warrants...............................10
         Section 2.5       Adjustments...........................................................................11
         Section 2.6       Dissenting BPOMS Stockholders.........................................................11

ARTICLE 3 EXCHANGE OF SHARES.....................................................................................12

         Section 3.1       Exchange of Certificates..............................................................12
         Section 3.2       Exchange of Preferred Stock Certificates..............................................14
         Section 3.3       Withholding Rights....................................................................14

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BPOMS................................................................15

         Section 4.1       Organization; Good Standing; Authority; Compliance With Law...........................15
         Section 4.2       Authorization, Validity and Effect of Agreements......................................16
         Section 4.3       Capitalization........................................................................16
         Section 4.4       Subsidiaries..........................................................................17
         Section 4.5       Other Interests.......................................................................18
         Section 4.6       No Violation..........................................................................18
         Section 4.7       Auditors..............................................................................18
         Section 4.8       Financial Statements..................................................................19
         Section 4.9       Litigation............................................................................19
         Section 4.10      Absence of Certain Changes............................................................19
         Section 4.11      Taxes.   .............................................................................21
         Section 4.12      Books and Records.....................................................................22
         Section 4.13      Properties............................................................................23
         Section 4.14      Environmental Matters.................................................................23


                                       A-2




                                                 Table of Contents
                                                 -----------------
                                                    (Continued)
                                                                                                               Page
                                                                                                               ----

         Section 4.15      Brokers...............................................................................24
         Section 4.16      [Reserved]............................................................................24
         Section 4.17      Related Party Transactions............................................................24
         Section 4.18      Contracts and Commitments.............................................................25
         Section 4.19      Employee Matters and Benefit Plans....................................................26
         Section 4.20      Intellectual Property.................................................................28
         Section 4.21      Antitakeover Plan.....................................................................32
         Section 4.22      Shareholder Vote Required.............................................................32
         Section 4.23      Undisclosed Liabilities...............................................................32
         Section 4.24      Insurance.............................................................................33
         Section 4.25      Tax Treatment.........................................................................33
         Section 4.26      Relationships With Suppliers, Licensors and Customers.................................33

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF NGRU AND MERGER SUB..................................................33

         Section 5.1       Organization; Good Standing; Authority; Compliance With Law...........................34
         Section 5.2       Authorization, Validity and Effect of Agreements......................................35
         Section 5.3       Capitalization........................................................................35
         Section 5.4       No Violation..........................................................................36
         Section 5.5       Tax Treatment.........................................................................36
         Section 5.6       [Reserved]............................................................................36
         Section 5.7       [Reserved]............................................................................36
         Section 5.8       Litigation............................................................................36
         Section 5.9       Absence of Certain Changes............................................................37
         Section 5.10      Ownership of Bpoms Shares.............................................................39
         Section 5.11      Taxes.................................................................................39
         Section 5.12      Books and Records.....................................................................40
         Section 5.13      Properties............................................................................40
         Section 5.14      Environmental Matters.................................................................41
         Section 5.15      No Brokers............................................................................41
         Section 5.16      Related Party Transactions............................................................41
         Section 5.17      Employee Matters and Benefit Plans....................................................41
         Section 5.18      Intellectual Property.................................................................44
         Section 5.19      Antitakeover Matters..................................................................47
         Section 5.20      Vote Required.........................................................................47
         Section 5.21      Undisclosed Liabilities...............................................................47
         Section 5.22      Insurance.............................................................................47
         Section 5.23      Relationships With Suppliers, Licensors and Customers.................................48
         Section 5.24      Continuity of Business Enterprise.....................................................48
         Section 5.25      Sec Filings; Financial Statements.....................................................48

ARTICLE 6 COVENANTS AND OTHER AGREEMENTS.........................................................................49

         Section 6.1       Conduct of Businesses.................................................................49
         Section 6.2       Meeting of Stockholders...............................................................54
         Section 6.3       Approvals; Other Action...............................................................55
         Section 6.4       Access to Information; Due Diligence..................................................56


                                       A-3




                                                 Table of Contents
                                                 -----------------
                                                    (Continued)
                                                                                                               Page
                                                                                                               ----

         Section 6.5       Publicity.............................................................................56
         Section 6.6       Listing of Ngru Common Stock..........................................................56
         Section 6.7       Further Action........................................................................56
         Section 6.8       Tax Treatment.........................................................................56
         Section 6.9       No Solicitation.......................................................................57
         Section 6.10      Notice of Certain Events..............................................................60
         Section 6.11      Capital Surplus.......................................................................60
         Section 6.12      Directors and Officers................................................................60
         Section 6.13      Indemnification and Insurance.........................................................61
         Section 6.14      Shelf Registration....................................................................62

ARTICLE 7 CONDITIONS.............................................................................................64

         Section 7.1       Conditions to Each Party's Obligation to Effect the Merger............................64
         Section 7.2       Conditions to Obligations of BPOMS to Effect the Merger...............................64
         Section 7.3       Conditions to Obligations of NGRU and Merger Sub to Effect the Merger.................65

ARTICLE 8 TERMINATION............................................................................................66

         Section 8.1       Termination...........................................................................66
         Section 8.2       Effect of Termination.................................................................68
         Section 8.3       Expenses and Termination Fees.........................................................68
         Section 8.4       Extension; Waiver.....................................................................69

ARTICLE 9 GENERAL PROVISIONS.....................................................................................69

         Section 9.1       Nonsurvival of Representations, Warranties and Agreements.............................69
         Section 9.2       Notices...............................................................................69
         Section 9.3       Assignment; Binding Effect; Benefit...................................................70
         Section 9.4       Entire Agreement......................................................................71
         Section 9.5       Confidentiality.......................................................................71
         Section 9.6       Amendment.............................................................................71
         Section 9.7       Governing Law; Attorneys' Fees........................................................71
         Section 9.8       Counterparts..........................................................................72
         Section 9.9       Headings..............................................................................72
         Section 9.10      Waivers...............................................................................72
         Section 9.11      Incorporation.........................................................................72
         Section 9.12      Severability..........................................................................72
         Section 9.13      Interpretation and Certain Definitions................................................72
         Section 9.14      Specific Performance..................................................................73


                                       A-4

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of August 29, 2006, among BPO Management Services, Inc., a Delaware corporation ("BPOMS"), netGuru, Inc., a Delaware corporation ("NGRU"), and BPO Acquisition Corp., a Delaware corporation and wholly owned subsidiary of NGRU ("MERGER Sub"). Each of BPOMS, NGRU and Merger Sub are sometimes referred to herein as a "PARTY" or, collectively, the "PARTIES."

                                    RECITALS

         A. BPOMS, NGRU and Merger Sub intend to effect a merger of Merger Sub into BPOMS (the "Merger") in accordance with this Agreement and the Delaware General Corporation Law, as a result of which Merger Sub will cease to exist, and BPOMS will become a wholly owned subsidiary of NGRU.

         B. BPOMS, NGRU and Merger Sub intend that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

         C. The Board of Directors of NGRU, after consideration of the fairness opinion rendered by its investment bankers and other relevant factors, (i) has determined that the proposed Merger, NGRU Divestiture and NGRU Dividend together would secure the best value reasonably available to the stockholders of NGRU in the short-term and therefore are in the best interests of NGRU and its stockholders, (ii) has approved this Agreement, the Merger, the issuance of shares of NGRU Common Stock to the stockholders of BPOMS pursuant to the terms of this Agreement, the change of control of NGRU, and the other actions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of NGRU vote to approve the issuance of shares of NGRU Common Stock to the stockholders of BPOMS pursuant to the terms of this Agreement, the change of control of NGRU and such other actions as contemplated by this Agreement.

         D. The Board of Directors of Merger Sub (i) has determined that the Merger is fair to, and in the best interests of, Merger Sub and its sole stockholder, (ii) has approved this Agreement, the Merger, and the other actions contemplated by this Agreement and (iii) has determined to recommend that the stockholder of Merger Sub vote to approve the Merger and such other actions as contemplated by this Agreement.

         E. The Board of Directors of BPOMS and the stockholders of BPOMS have approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

         F. As a condition and inducement to BPOMS entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, (i) NGRU is entering into a purchase agreement (the "NGRU DIVESTITURE AGREEMENT") with Das Family Holdings with respect to the NGRU Divestiture (defined herein) and (ii) the parties are entering into a voting agreement with certain NGRU stockholders with respect to the voting of their shares in connection with the transactions contemplated by this Agreement.

                                    AGREEMENT

         In consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                         DESCRIPTION OF THE TRANSACTION

                  Section 1.1 THE NGRU DIVESTITURE; REVERSE SPLIT.

         At the Effective Time, NGRU shall sell one of its subsidiaries, Research Engineers Ltd. (the "DIVESTED SUBSIDIARY"), to Das Family Holdings, an entity controlled by Mr. Amrit Das and his family (the "NGRU DIVESTITURE"), for aggregate net proceeds of no less than $2.0 million ("DIVESTITURE PROCEEDS"). Prior to the Closing Date, NGRU shall effect a reverse stock split of shares of NGRU capital stock in a range to be determined by the Board of Directors of NGRU (the "REVERSE SPLIT").

                  Section 1.2 NGRU DIVIDEND; PRE-CLOSING NGRU BALANCE SHEET.

                  (a) Prior to the Effective Time, NGRU shall declare a special dividend in respect of the NGRU Common Stock to holders of record of NGRU Common Stock immediately prior to the Effective Time in an aggregate amount of $3,500,000 (the "NGRU DIVIDEND"). The NGRU Dividend shall be paid out of the Divestiture Proceeds and the BPOMS Available Cash (as defined in Section 6.11) and in accordance with applicable provisions of the Delaware General Corporation Law ("DGCL"). Prior to the Effective Time, the NGRU Board of Directors shall take all actions necessary to approve the declaration and payment of the NGRU Dividend and NGRU shall, at the Closing, deliver a certificate to BPOMS executed by the Secretary of NGRU to the effect that the NGRU Dividend has been approved by the NGRU Board of Directors. NGRU shall use commercially reasonable efforts to pay the NGRU Dividend on the tenth (10th) business day after the Closing Date and shall pay the NGRU Dividend in no event later than ten (10) business days after the Closing Date ("DIVIDEND PAYABLE DATE").

                  (b) On the calendar day preceding the Closing Date (the "BALANCE SHEET DATE")), the Parties shall complete preparation of: (1) a pro forma consolidated balance sheet of NGRU and its Subsidiaries ("PRE-CLOSING NGRU BALANCE SHEET") and (2) a pro forma consolidated balance sheet of NGRU and its Subsidiaries other than the Divested Subsidiary ("U.S. BALANCE SHEET"). Each of the two balance sheets shall be based upon financial information as of the close of business on the fifth (5th) business day preceding the Balance Sheet Date and shall be prepared in accordance with United States generally accepted accounting principles ("GAAP"). The Parties shall cooperate with one another in the timely preparation of the balance sheets and shall make available to the other such personnel, work papers and other documents and financial information relating to the balance sheets as the other may request. Simultaneous with completion of the preparation of the balance sheets, the Parties shall make the following calculations:

                           (i) "U.S. RESERVED CASH" shall be calculated by
                  subtracting (x) the deferred gain on sale-leaseback, all liabilities that are included in the calculation of U.S. Working Capital and 80% of deferred maintenance revenues from
                  (y) the sum of the total amount of liabilities on the U.S. Balance Sheet plus any Withheld Taxes (as defined in the NGRU Divestiture Agreement) to be withheld by Das Family Holdings in accordance with Section 2.7 of the NGRU Divestiture Agreement, and then adding (z) the U.S. Working Capital Shortfall, if any.

                           (ii) "U.S. WORKING CAPITAL" shall be calculated from
                  the U.S. Balance Sheet by subtracting (x) the sum of accounts payable, accrued expenses, 20% of deferred maintenance revenues, and income taxes payable from (y) the sum of accounts receivable, prepaid expenses, deposits and deferred income taxes.

                           (iii) "U.S. WORKING CAPITAL SHORTFALL" shall be the
                  amount by which U.S. Working Capital is less than $0, reflected as a positive number.

                  (c) Any cash and cash equivalents on the Pre-Closing NGRU Balance Sheet in excess of the amount calculated as U.S. Reserved Cash shall be distributed at the Closing to the Divested Subsidiary via an adjusting wire transfer from NGRU to the Divested Subsidiary, it being understood that the Divestiture Proceeds shall not be distributed at the Closing to the Divested Subsidiary but rather shall be held by NGRU to applied to the payment of the NGRU Dividend.

                  Section 1.3 THE MERGER.

         Upon the terms and subject to the conditions contained in this Agreement, at the Effective Time (as defined in Section 1.6 hereof), Merger Sub shall be merged with and into BPOMS, and the separate corporate existence of Merger Sub shall thereupon cease (the "MERGER"). BPOMS shall continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION").

                  Section 1.4 EFFECTS OF THE MERGER.

         The Merger shall have the effects provided in this Agreement and the applicable provisions of the DGCL. As a result of the Merger, BPOMS will become a wholly owned subsidiary of NGRU.

                  Section 1.5 THE CLOSING.

         On the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Rutan & Tucker, LLP, 611 Anton Boulevard, Suite 1400, Costa Mesa, California 92626, at 10:00 a.m., local time, on (a) the third (3rd) business day immediately following the day on which the last of the conditions set forth in Article 7 shall be fulfilled or waived in accordance herewith, or (b) at such other time, date or place as BPOMS and NGRU may otherwise agree in writing. Unless the parties shall otherwise agree and subject to Article 8, the parties shall use their reasonable best efforts to cause the Closing to occur as soon as practicable after the NGRU Meeting (as defined in Section 6.2). The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE."

                  Section 1.6 EFFECTIVE TIME.

         If all the conditions to the Merger set forth in Article 7 shall have been fulfilled or waived in accordance herewith, and this Agreement shall not have been terminated as provided in Article 8, the parties hereto shall cause a Certificate of Merger satisfying the requirements of the DGCL to be properly executed, verified and delivered for filing in accordance with the DGCL on the Closing Date. The Merger shall become effective upon the acceptance for record of the Certificate of Merger by the Secretary of State of the State of Delaware in accordance with the DGCL (but not earlier than the Closing Date) or at such later time that the parties hereto shall have agreed upon and designated in such filing in accordance with applicable law as the effective time of the Merger (the "EFFECTIVE TIME").

                  Section 1.7 CERTIFICATE OF INCORPORATION; BY-LAWS.

         At the Effective Time, unless otherwise determined by BPOMS and NGRU prior to the Effective Time:

                  (a) The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Merger Sub immediately prior to the Effective Time, until thereafter amended as provided by the DGCL and such Certificate of Incorporation.

                  (b) The Certificate of Incorporation of NGRU shall be the Certificate of Incorporation of NGRU immediately prior to the Effective Time, until thereafter amended as provided by the DGCL and such Certificate of Incorporation; provided, however, that at the Effective Time, NGRU shall file an amendment to its Certificate of Incorporation (the "CHARTER AMENDMENT") to (i) change the name of NGRU to "BPO MANAGEMENT SERVICES, INC.", and (ii) create three separate series of Preferred Stock designated as Series A Convertible Preferred Stock (the "NGRU SERIES A PREFERRED STOCK"), Series B Preferred Convertible Preferred Stock (the "NGRU SERIES B PREFERRED STOCK") and Series C Preferred Stock (the "NGRU SERIES C PREFERRED STOCK") having the rights, powers and privileges set forth in EXHIBIT A hereto (to be adjusted in accordance with Section 2.5).

                  (c) The By-laws of Merger Sub in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

                  Section 1.8 DIRECTORS AND OFFICERS.

                  (a) The directors of BPOMS immediately prior to the Effective Time shall initially be the directors of the Surviving Corporation as of the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

                  (b) The officers of BPOMS immediately prior to the Effective Time shall initially be the officers of the Surviving Corporation as of the Effective Time, until their respective successors are duly elected or appointed and qualified.

                  Section 1.9 TAX CONSEQUENCES.

         For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the parties shall report the Merger consistent therewith. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Section 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.


                                    ARTICLE 2

                              CONVERSION OF SHARES

                  Section 2.1 CONVERSION OF MERGER SUB SHARES.

         At the Effective Time, by virtue of the Merger and without any action on the part of NGRU, Merger Sub, BPOMS or the holders thereof, each share of common stock, $0.01 par value per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, $0.01 par value per share, of the Surviving Corporation.

                  Section 2.2 CONVERSION OF BPOMS SHARES.

                  (a) At the Effective Time, by virtue of the Merger and without any action on the part of NGRU, Merger Sub, BPOMS or the holders thereof, each issued and outstanding share of common stock, par value $0.001 per share (the "BPOMS COMMON STOCK"), of BPOMS (each a "BPOMS SHARE" and collectively, the "BPOMS SHARES") shall be converted into the right to receive a number of shares of common stock, par value $0.01 per share, of NGRU (the "NGRU COMMON STOCK"), equal to 10.869 (to be adjusted in accordance with Section 2.5) (the "EXCHANGE RATIO"). The shares of NGRU Common Stock to be issued in connection with the Merger are sometimes referred to as the "NGRU SHARES" and shall bear appropriate restrictive legends.

                  (b) Each BPOMS Share held in BPOMS's treasury, if any, immediately prior to the Effective Time (collectively, "CANCELLED BPOMS SHARES") shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist and no payment shall be made with respect thereto.

                  (c) No fractional shares of NGRU Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of BPOMS Shares who would otherwise be entitled to receive a fraction of a share of NGRU Common Stock (after aggregating all fractional shares of NGRU Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's Certificate(s) (as defined in Section 3.1(b)), one full share of NGRU Common Stock.

                  Section 2.3 CONVERSION OF BPOMS PREFERRED STOCK.

                  (a) At the Effective Time, each share of BPOMS Series A Preferred Stock (as defined in Section 4.3), BPOMS Series B Preferred Stock (as defined in Section 4.3) and BPOMS Series C Preferred Stock (as defined in Section 4.3) that is then outstanding and unconverted shall cease to represent a right to acquire shares of BPOMS Common Stock and shall be converted automatically into a right to receive one share of NGRU Series A Preferred Stock, NGRU Series B Preferred Stock or NGRU Series C Preferred Stock, as applicable (to be adjusted in accordance with Section 2.5).

                  (b) Promptly following the date of this Agreement, BPOMS shall file an amendment to its certificate of incorporation to revise the terms of the BPOMS Series A Preferred Stock, BPOMS Series B Preferred Stock and BPOMS Series C Preferred Stock to conform to the terms set forth in EXHIBIT A to this Agreement. At or prior to the Effective Time, NGRU shall reserve for issuance the number of shares of NGRU Common Stock issuable upon conversion of the NGRU Series A Preferred Stock, NGRU Series B Preferred Stock and NGRU Series C Preferred Stock issued pursuant to Section 2.3(a).

                  Section 2.4 CONVERSION OF BPOMS EMPLOYEE STOCK OPTIONS AND WARRANTS.

                  (a) At the Effective Time, each option or warrant, whether vested or unvested, to purchase BPOMS Common Stock that is then outstanding and unexercised (a "BPOMS OPTION" or a "BPOMS WARRANT," as the case may be) shall cease to represent a right to acquire shares of BPOMS Common Stock and shall be converted automatically into an option or warrant to acquire, under the same terms and conditions as were applicable to such BPOMS Option or BPOMS Warrant immediately prior to the Effective Time, shares of NGRU Common Stock, and NGRU shall assume each BPOMS Option and BPOMS Warrant and each option plan or agreement pursuant to which any such BPOMS Option and BPOMS Warrant were granted; provided, however, that from and after the Effective Time, (i) the number of shares of NGRU Common Stock purchasable upon exercise of such BPOMS Option or BPOMS Warrant shall be equal to the number of shares of BPOMS Common Stock that were purchasable under such BPOMS Option or BPOMS Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio rounding down to the nearest whole share, and (ii) the per share exercise price under each such BPOMS Option and BPOMS Warrant shall be adjusted by dividing the per share exercise price of each such BPOMS Option and BPOMS Warrant by the Exchange Ratio, rounding up to the nearest cent. The terms of each BPOMS Option and BPOMS Warrant shall be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to NGRU Common Stock on or subsequent to the Effective Time.

                  (b) As soon as practicable after the Effective Time, NGRU shall deliver to each holder of an outstanding BPOMS Option or BPOMS Warrant an appropriate notice setting forth such holder's rights pursuant thereto, and such BPOMS Option and BPOMS Warrant shall continue in effect on the same terms and conditions (including antidilution provisions).

                  (c) At or prior to the Effective Time, NGRU shall reserve for issuance the number of shares of NGRU Common Stock subject to BPOMS Options and BPOMS Warrants assumed pursuant to Section 2.4(a) hereof. Promptly following the Effective Time, NGRU shall file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-8 (to the extent such form is available) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the shares of NGRU Common Stock subject to BPOMS Options and BPOMS Warrants assumed pursuant to Section 2.4(a) hereof and eligible for inclusion on Form S-8 under applicable securities laws, and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as to comply with any applicable state securities or "BLUE SKY" laws, for one year after the Effective Time.

                  Section 2.5 ADJUSTMENTS.

         If at any time during the period between the date of this Agreement and the Effective Time, any change in the BPOMS Common Stock or NGRU Common Stock shall occur by reason of any reclassification, recapitalization, stock dividend, stock split or combination (including the Reverse Split), exchange or readjustment of shares, or any stock dividend thereon with the record date during such period, the Exchange Ratio shall be appropriately adjusted.

                  Section 2.6 DISSENTING BPOMS STOCKHOLDERS.

         Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL but only to the extent required thereby, shares of BPOMS Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by holders of such shares of BPOMS Common Stock who have properly exercised appraisal rights with respect thereto (the "DISSENTING COMMON STOCK") in accordance with Section 262 of the DGCL will not be exchangeable for the right to receive the per share amount of the merger consideration described in Section 2.2(a) attributable to such shares of Dissenting Common Shares, and holders of such shares of Dissenting Common Stock will be entitled to receive payment of the appraised value of such shares of Dissenting Common Stock in accordance with the provisions of such Section 262 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Dissenting Common Stock will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the merger consideration attributable to such shares of Dissenting Common Stock. Notwithstanding anything to the contrary contained in this Section 2.6, if the Merger is not consummated, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Common Stock pursuant to Section 262 of the DGCL shall cease. BPOMS will promptly comply with its obligations under
Section 262 of the DGCL and will give NGRU prompt notice of any demands and withdrawals of such demands received by BPOMS for appraisals of shares of Dissenting Common Stock.

                                    ARTICLE 3

                               EXCHANGE OF SHARES

                  Section 3.1 EXCHANGE OF CERTIFICATES.

                  (a) Prior to the Effective Time, NGRU shall designate either its transfer agent as of the date hereof or a bank or trust company as shall be reasonably acceptable to BPOMS, to act as Exchange Agent in connection with the Merger (the "EXCHANGE AGENT"). At, or immediately prior to, the Effective Time, NGRU will take all steps necessary to deposit with the Exchange Agent for the benefit of the holders of BPOMS Shares (i) certificates representing the aggregate number of shares of NGRU Common Stock issuable pursuant to Section 2.2 in exchange for outstanding BPOMS Shares and (ii) cash in lieu of fractional shares of NGRU Common Stock (the "EXCHANGE FUND").

                  (b) Promptly after the Effective Time, NGRU and the Surviving Corporation shall cause the Exchange Agent to mail to each Person who was a record holder, as of the Effective Time, of an outstanding certificate or certificates that immediately prior to the Effective Time represented BPOMS Shares (the "CERTIFICATES"), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent), instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing NGRU Shares and cash in lieu of fractional shares. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing the number of whole shares of NGRU Common Stock, if any, to which such holder shall be entitled pursuant to Section 2.2, (ii) a check representing the amount of cash in respect of fractional shares, if any, to which such holder shall be entitled in accordance with Section 2.2(d), and (iii) any dividends or other distributions to which such holder is entitled pursuant to Section 3.1(c) (the NGRU Shares and cash paid pursuant to Section 2.2(d) and Section 3.1(c) being referred to, collectively as the "EXCHANGE MERGER CONSIDERATION") and such Certificate shall forthwith be canceled. If payment is to be made to a Person other than the Person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the transfer not be prohibited under applicable law and the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer as determined by the Exchange Agent, and that the Person requesting such payment shall pay any transfer, or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or established to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 3.1, each Certificate (other than Certificates representing Canceled BPOMS Shares and other than Certificates representing Dissenting Common Stock) shall represent for all purposes only the right to receive the Exchange Merger Consideration, without any interest thereon. In the event of a transfer of ownership of BPOMS Shares which is not registered in the stock transfer records of BPOMS, the Exchange Merger Consideration may be issued to such a transferee if the transfer is not prohibited under applicable law and the certificate representing BPOMS Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                  (c) No dividends or other distributions declared or made after the Effective Time with respect to shares of NGRU Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of NGRU Common Stock they are entitled to receive until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of NGRU Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of NGRU Common Stock.

                  (d) Any portion of the Exchange Fund that remains unclaimed by the former stockholders of BPOMS one year after the Effective Time shall be returned to NGRU (provided that NGRU shall issue such shares of NGRU Common Stock and/or pay such cash in accordance with this
         Article 3 to former stockholders of BPOMS who thereafter surrender their Certificates), subject to the provisions and effect of applicable abandoned property, escheat or similar laws. Any former stockholders of BPOMS who have not theretofore complied with this Article 3 shall thereafter look only to NGRU for issuance or payment of the Exchange Merger Consideration, without any interest thereon. Neither the Surviving Corporation, the Exchange Agent nor NGRU shall be liable to any holder of a BPOMS Share for any consideration set forth in Section
         2.2 hereof delivered in respect of such BPOMS Share to a public official pursuant to any abandoned property, escheat or other similar law.

                  (e) After the Effective Time there shall be no registration on the share transfer books of the Surviving Corporation of transfers of the BPOMS Shares that were outstanding immediately prior to the Effective Time, and as of the Effective Time, the share ledger of BPOMS shall be closed. All Exchange Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Article 3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the BPOMS shares previously evidenced by Certificates. After the Effective Time, the holders of BPOMS Shares outstanding at the Effective Time shall cease to have any rights with respect to such BPOMS Shares except as provided herein or by applicable law. If, after the Effective Time, certificates evidencing BPOMS Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Exchange Merger Consideration as provided in this Article 3.

                  (f) In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of NGRU Common Stock as may be required pursuant to Section 2.2, cash for fractional shares, as may be required by Section 2.2(d) and any dividends or distributions payable pursuant to Section 3.1(c), provided, however, that NGRU may, in its discretion and as a condition precedent to the issuance and/or payment thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against NGRU, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                  Section 3.2 EXCHANGE OF PREFERRED STOCK CERTIFICATES.

                  (a) Promptly after the Effective Time, NGRU shall mail to each Person who was a holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of BPOMS Series A Preferred Stock or BPOMS Series B Preferred Stock or BPOMS Series C Preferred Stock (the "PREFERRED CERTIFICATES"), a letter of transmittal (which shall specify that delivery shall be effected, and the risk of loss and title to the Preferred Certificates shall pass, only upon proper delivery of the Preferred Certificates to NGRU), instructions for use in effecting the surrender of the Preferred Certificates in exchange for certificates evidencing shares of NGRU Series A Preferred Stock, NGRU Series B Preferred Stock or NGRU Series C Preferred Stock, as applicable. Upon surrender to NGRU of a Preferred Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Preferred Certificate shall be entitled to receive in exchange therefore a certificate representing the number of shares of NGRU Series A Preferred Stock, NGRU Series B Preferred Stock or NGRU Series C Preferred Stock, as applicable, to which such holder shall be entitled pursuant to Section 2.3 and such Preferred Certificate shall forthwith be cancelled.

                  (b) In the event any Preferred Certificates shall have been lost, stolen or destroyed, NGRU shall issue in exchange for such lost, stolen or destroyed Preferred Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of NGRU Series A Preferred Stock, NGRU Series B Preferred Stock or NGRU Series C Preferred Stock as may be required pursuant to Section 2.3, provided, however, that NGRU may, in its discretion and as a condition precedent to the issuance and/or payment thereof, require the owner of such lost, stolen or destroyed Preferred Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against NGRU with respect to the Preferred Certificates alleged to have been lost, stolen or destroyed.

                  Section 3.3 WITHHOLDING RIGHTS.

         NGRU and the Surviving Corporation shall be entitled to deduct and withhold from the number of shares of NGRU Common Stock otherwise deliverable under the Agreement such amounts as NGRU and the Surviving Corporation are required to deduct and withhold with respect to such delivery and payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the holder of shares of BPOMS Common Stock, BPOMS Series A Preferred Stock or BPOMS Series B Preferred Stock or BPOMS Series C Preferred Stock in respect of which such deduction and withholding was made by NGRU and the Surviving Corporation.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BPOMS

         BPOMS hereby represents and warrants to NGRU and Merger Sub as follows, except as set forth in the written disclosure letter delivered at or prior to the execution hereof to NGRU (the "BPOMS DISCLOSURE Letter"). The BPOMS Disclosure Letter shall be arranged in sections or subsections corresponding to the number and lettered sections and subsections contained in this Article 4. The disclosures in any section or subsection of the BPOMS Disclosure Letter shall qualify the correspondingly numbered representation and warranty and such other representations and warranties in this Article 4 to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other representations and warranties.

                  Section 4.1 ORGANIZATION; GOOD STANDING; AUTHORITY; COMPLIANCE WITH LAW.

                  (a) BPOMS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted. BPOMS is duly licensed or qualified and is in good standing to transact business as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it therein or in which the nature of its business makes such qualification or licensing necessary, except where the failure to be so licensed or qualified would not have, individually or in the aggregate, a BPOMS Material Adverse Effect. For purposes of this Agreement, a "BPOMS MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of BPOMS and the BPOMS Subsidiaries (as defined in Section 4.4) taken as a whole.

                  (b) Each of the BPOMS Subsidiaries is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, partnership or limited liability company power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a BPOMS Material Adverse Effect.

                  (c) The business of BPOMS and the BPOMS Subsidiaries has been operated in compliance with all laws, ordinances, regulations and orders of all governmental entities, except for violations that would not have, individually or in the aggregate, a BPOMS Material Adverse Effect. BPOMS and the BPOMS Subsidiaries have all permits, certificates, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENT APPROVALS") of all governmental agencies, entities, commissions, boards, bureaus, tribunals, officials or authorities, whether Federal, state or local (collectively, "GOVERNMENTAL AGENCIES"), required by law with respect to the operation of their businesses, except those the absence of which would not, individually or in the aggregate, have a BPOMS Material Adverse Effect or prevent or delay consummation of the Merger. All such Government

         Approvals are in full force and effect, and, BPOMS and the BPOMS Subsidiaries are in compliance with all conditions and requirements of the Government Approvals and with all rules and regulations relating thereto, other than failures that would not have a BPOMS Material Adverse Effect. BPOMS has not received any notices of violations of any Federal, state and local laws, regulations and ordinances relating to its business, operations or assets which, if it were determined that a violation had occurred, would have a BPOMS Material Adverse Effect.

                  (d) The certificate of incorporation or other charter documents, bylaws, organizational documents and partnership, shareholder, joint venture or similar agreements (and in each such case, all amendments thereto) of BPOMS and each of the BPOMS Subsidiaries are listed in Section 4.1(d) of the BPOMS Disclosure Letter, true and correct copies of which have previously been delivered to NGRU or its counsel.

                  Section 4.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS.

         BPOMS has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of BPOMS and the holders of BPOMS Shares have taken all necessary corporate action to approve this Agreement, the Merger, and the transactions contemplated by this Agreement. BPOMS has taken all action necessary to exempt the transactions contemplated by this Agreement from the operation of any "fair price," "moratorium," "control share acquisition," or other similar anti-takeover statute or regulation enacted under the state or federal laws of the United States. The execution by BPOMS of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action on the part of BPOMS. This Agreement constitutes the valid and legally binding obligation of BPOMS, enforceable against BPOMS in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                  Section 4.3 CAPITALIZATION.

         The authorized capital stock of BPOMS consists of 15,000,000 shares of BPOMS Common Stock and 34,220,000 shares of preferred stock, par value $0.001 per share, of which 2,220,000 shares are designated as Series A (the "BPOMS SERIES A PREFERRED SHARES"), 2,000,000 shares are designated as Series B (the "BPOMS SERIES B PREFERRED SHARES"), and 30,000,000 shares are designated as Series C (the "BPOMS SERIES C PREFERRED SHARES"). As of the date hereof, there are 9,925,000 BPOMS Shares issued and outstanding, 2,088,036 BPOMS Series A Preferred Shares issued and outstanding, 2,000,000 BPOMS Series B Preferred Shares issued and outstanding and zero shares of BPOMS Series C Preferred Shares issued and outstanding. All outstanding shares of BPOMS are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of BPOMS or any agreement to which BPOMS is a party or by which it is bound, and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof or under applicable federal or state securities or "blue sky" laws. Except as set forth in Section
4.3 of the BPOMS Disclosure Letter, BPOMS has no outstanding bonds, debentures, notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the stockholders of BPOMS on any matter. Each holder of shares of capital stock or securities that are or may become convertible into or exercisable or exchangeable for shares of capital stock of BPOMS qualifies as an "accredited investor" as defined in Regulation D promulgated under the Securities Act, or if such holder does not qualify as an "accredited investor," that such holder is not a "U.S. person" as defined in Regulation S promulgated under the Securities Act and did not acquire and does not hold shares of capital stock or securities that are or may become convertible into or exercisable or exchangeable for shares of capital stock of BPOMS for the account or benefit of any U.S. person. Except as set forth in Section 4.3 of the BPOMS Disclosure Letter, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, stock appreciation rights or similar derivative securities or instruments or commitments which obligate BPOMS to issue, transfer or sell any BPOMS Shares or make any payments in lieu thereof. Except as set forth in Section 4.3 of the BPOMS Disclosure Letter, there are no agreements or understandings to which BPOMS or any BPOMS Subsidiary is a party with respect to the voting of any BPOMS Shares or which restrict the transfer of any such shares, nor does BPOMS have knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. There are no outstanding contractual obligations of BPOMS or any BPOMS Subsidiary to repurchase, redeem or otherwise acquire any BPOMS Shares or any other securities of BPOMS or any BPOMS Subsidiary. Except as set forth in
Section 4.3 of the BPOMS Disclosure Letter, neither BPOMS nor any BPOMS Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register any of their securities under the Securities Act. Section
4.3 of the BPOMS Disclosure Letter contains a complete and correct list setting forth as of the date hereof (i) the number of options and warrants outstanding,
(ii) the dates on which such options or warrants were granted, (iii) the dates on which such options or warrants shall vest and expire and (iv) the exercise or conversion price of each outstanding option or warrant, as the case may be. The terms of the options and warrants permit the assumption or substitution of options to purchase NGRU Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities or BPOMS stockholders. True and complete copies of all agreements and instruments relating to the securities described above and in Section 4.3 of the BPOMS Disclosure Letter have been provided to NGRU and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to NGRU. The shares of BPOMS Common Stock issued under options or warrants were issued in transactions which qualified for exemptions under either Section 4(2) of, or Rule 701 under, the Securities Act for stock issuances under compensatory benefit plans.

                  Section 4.4 SUBSIDIARIES.

         Section 4.4 of the BPOMS Disclosure Letter lists all Subsidiaries (as defined in Section 9.13) of BPOMS (the "BPOMS SUBSIDIARIES" and, individually, a "BPOMS SUBSIDIARY"). BPOMS owns directly or indirectly all of the outstanding shares of capital stock or other equity interests of each of the BPOMS Subsidiaries. All of the outstanding shares of capital stock in each of the BPOMS Subsidiaries are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 4.4 of the BPOMS Disclosure Letter, all of the outstanding shares of capital stock of each of the BPOMS Subsidiaries owned, directly or indirectly, by BPOMS are owned free and clear of all liens, pledges, security interests, claims or other encumbrances. Except as set forth in Section 4.4 of the BPOMS Disclosure Letter, there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate BPOMS or any BPOMS Subsidiary to issue, transfer or sell any shares of capital stock of any BPOMS Subsidiary. The following information for each BPOMS Subsidiary is set forth in Section 4.4 of the BPOMS Disclosure Letter: (i) its name and jurisdiction of incorporation and
(ii) its authorized capital stock.

                  Section 4.5 OTHER INTERESTS.

         Except for interests in the BPOMS Subsidiaries, neither BPOMS nor any BPOMS Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short term investment securities).

                  Section 4.6 NO VIOLATION.

         Except as set forth in Section 4.6 of the BPOMS Disclosure Letter, neither the execution and delivery by BPOMS of this Agreement nor the consummation by BPOMS of the transactions contemplated by this Agreement in accordance with its terms will: (i) conflict with or result in a breach of any provisions of BPOMS's Certificate of Incorporation or Bylaws; (ii) violate, result in a breach of any provision of, or constitute a default under, or require any approval or consent under or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by or result in a material adverse change to, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties owned or leased by BPOMS under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument to which BPOMS or any of the BPOMS Subsidiaries is a party, or by which BPOMS or any of the BPOMS Subsidiaries or any of the properties owned or leased by BPOMS is bound or affected, except for any of the foregoing matters in this clause which, individually or in the aggregate, would not have a BPOMS Material Adverse Effect and would not reasonably be expected to prevent, materially alter or materially delay any of the transactions contemplated by this Agreement; (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to BPOMS or any BPOMS Subsidiary; or (iv) other than the filings provided for in this Agreement, required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Securities Act or applicable state securities and "Blue Sky" laws (collectively, the "REGULATORY FILINGS"), require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority which has not been obtained or made, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a BPOMS Material Adverse Effect and could not reasonably be expected to prevent, materially alter or materially delay any of the transactions contemplated by this Agreement.

                  Section 4.7 AUDITORS.

         To BPOMS's knowledge, the auditor of the BPOMS financial statements provided to NGRU pursuant to this Agreement has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) "independent" with respect to BPOMS and the BPOMS Subsidiaries within the meaning of Regulation S-X under the Exchange Act; and (iii) to the knowledge of BPOMS, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

                  Section 4.8 FINANCIAL STATEMENTS.

         BPOMS has delivered to NGRU true and complete copies of the audited consolidated balance sheets of BPOMS at December 31, 2005, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, and unaudited consolidated balance sheets of BPOMS at June 30, 2006, and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the six
(6) month periods then ended (collectively, the "BPOMS Financials"). The BPOMS Financials (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the footnotes to the BPOMS Financials and that the interim financial statements may not have notes thereto and other presentation items that may be required by GAAP and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount), (ii) fairly present in all material respects the consolidated financial position and operating results and cash flows of BPOMS as of the dates and for the periods indicated therein, (iii) comply as to form in all material respects with the published rules and regulations of the SEC as would be applicable thereto if BPOMS were subject to the reporting requirements of the Exchange Act, and (iv) in the case of the interim financial statements, have been reviewed by the auditor of BPOMS to the same extent as if BPOMS were subject to the reporting requirements of the Exchange Act.

                  Section 4.9 LITIGATION.

         Except as set forth in Section 4.9 of the BPOMS Disclosure Letter, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which BPOMS or any BPOMS Subsidiary is a party or by which any of its properties or assets are bound or likely to be affected and (ii) no actions, suits or proceedings pending against BPOMS or any BPOMS Subsidiary or to which any of their respective properties or assets are subject or, to the knowledge of BPOMS, threatened against BPOMS or any BPOMS Subsidiary or to which any of their respective properties or assets are subject, at law or in equity, that in each such case could, individually or in the aggregate, have a BPOMS Material Adverse Effect.

                  Section 4.10 ABSENCE OF CERTAIN CHANGES.

         Except as set forth in Section 4.10 of the BPOMS Disclosure Letter, since December 31, 2005, BPOMS and the BPOMS Subsidiaries have conducted their business only in the ordinary course of such business and consistent with past practices and there has not been any:

                  (a) BPOMS Material Adverse Effect;

                  (b) amendment or change in the Certificate of Incorporation or By-Laws of BPOMS or in any similar organizational documents of any BPOMS Subsidiaries;

                  (c) incurrence, creation or assumption by BPOMS or any of the BPOMS Subsidiaries of (i) any mortgage, deed of trust, security interest, pledge, lien, title retention device, collateral assignment, claim, charge, restriction or other encumbrance of any kind on any of the assets or properties of BPOMS or any of the BPOMS Subsidiaries; or
         (ii) any obligation or liability of any indebtedness for borrowed money;

                  (d) issuance or sale of any debt or equity securities of BPOMS or any of the BPOMS Subsidiaries, or the issuance or grant of any options, warrants or other rights to acquire from BPOMS or any of the BPOMS Subsidiaries, directly or indirectly, any debt or equity securities of BPOMS or any of the BPOMS Subsidiaries (except upon the exercise of then outstanding BPOMS Options and BPOMS Warrants);

                  (e) payment or discharge by BPOMS or any of the BPOMS Subsidiaries of any security interest, lien, claim, or encumbrance of any kind on any asset or property of BPOMS or any of the BPOMS Subsidiaries, or the payment or discharge of any liability that was not either shown or reflected on the BPOMS Financials or incurred in the ordinary course of BPOMS's business after the December 31, 2005, in an amount in excess of $50,000 for any single liability to a particular creditor;

                  (f) purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of BPOMS other than a license or sale of any product or products of BPOMS or any of the BPOMS Subsidiaries made in the ordinary course of BPOMS's business;

                  (g) damage, destruction or loss of any property or asset, whether or not covered by insurance, having (or likely with the passage of time to have) a BPOMS Material Adverse Effect;

                  (h) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of BPOMS, any split, combination or recapitalization of the capital stock of BPOMS or any direct or indirect redemption, purchase or other acquisition of the capital stock of BPOMS or any change in any rights, preferences, privileges or restrictions of any outstanding security of BPOMS;

                  (i) increase in the compensation payable or to become payable to any of the officers, directors, or employees of BPOMS or any of the BPOMS Subsidiaries, or any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, employees or agents;

                  (j) obligation or liability incurred by BPOMS or any of the BPOMS Subsidiaries to any of its officers, directors or stockholders except for normal and customary compensation and expense allowances payable to officers in the ordinary course of BPOMS's business consistent with past practice;

                  (k) making by BPOMS or any of the BPOMS Subsidiaries of any loan, advance or capital contribution to, or any investment in, any officer, director or stockholder of BPOMS or any BPOMS Subsidiary or any firm or business enterprise in which any such Person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

                  (l) entering into, amendment of, relinquishment, termination or non-renewal by BPOMS or any BPOMS Subsidiary of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business or any written or oral indication or assertion by the other party thereto of any material problems with BPOMS's or any BPOMS Subsidiary's services or performance under such contract, lease, transaction, commitment or other right or obligation or of such other party's demand to amend, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

                  (m) material change in the manner in which BPOMS or any BPOMS Subsidiary extends discounts, credits or warranties to customers or otherwise deals with its customers;

                  (n) entering into by BPOMS or any of the BPOMS Subsidiaries of any transaction, contract or agreement that by its terms requires or contemplates a required minimum current and/or future financial commitment, expenses (inclusive of overhead expenses) or obligation on the part of BPOMS or any of the BPOMS Subsidiaries involving in excess of $50,000 (provided that the amount of such financial commitments and expenses for all such transactions, contracts or agreements does not exceed $150,000 in the aggregate) or that is not entered into in the ordinary course of BPOMS's business, or the conduct of any business or operations by BPOMS or any BPOMS Subsidiary that is other than in the ordinary course of BPOMS's or such BPOMS Subsidiary's business; or

                  (o) license, transfer or grant of a right under any BPOMS Intellectual Property (as defined in Section 4.20 below), other than those licensed, transferred or granted in the ordinary course of business consistent with its past practices.

                  Section 4.11 TAXES.

         Except as set forth in Section 4.11 of the BPOMS Disclosure Letter or where such failure would not have, individually or in the aggregate, a BPOMS Material Adverse Effect:

                  (a) BPOMS and each of the BPOMS Subsidiaries has paid or caused to be paid all federal, state, local, foreign, and other taxes, and all deficiencies, or other additions to tax, interest, fines and penalties (collectively, "TAXES"), owed or accrued by it and due and payable through the date hereof (including any Taxes payable pursuant to Treasury Regulation ss.1.1502-6 (and any similar state, local or foreign provision)).

                  (b) BPOMS and each of the BPOMS Subsidiaries has timely filed all federal, state, local and foreign tax returns (collectively "TAX RETURNS") required to be filed by any of them through the date hereof, and all such returns accurately set forth the amount of any Taxes relating to the applicable period.

                  (c) BPOMS and each of the BPOMS Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other party.

                  (d) The BPOMS Financials reflect adequate reserves for Taxes payable by BPOMS and each BPOMS Subsidiary for all taxable periods and portions thereof through the date of such financial statements.

                  (e) Since December 31, 2005, each of BPOMS and the BPOMS Subsidiaries has made sufficient accrual for Taxes in accordance with GAAP with respect to periods for which Tax Returns have not been filed.

                  (f) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes due from BPOMS or any BPOMS Subsidiary for any taxable period and there have been no deficiencies proposed, assessed or asserted for such Taxes.

                  (g) There are no closing agreements that could affect Taxes of BPOMS or any BPOMS Subsidiary for periods after the Effective Time pursuant to Section 7121 of the Code or any similar provision under state, local or foreign tax laws.

                  (h) No audit or other proceedings by any court, governmental or regulatory authority or similar authority has occurred, been asserted or is pending and none of BPOMS or any BPOMS Subsidiary has received notice that any such audit or proceeding may be commenced.

                  (i) No election has been made or filed by or with respect to, and no consent to the application of, Section 341(f)(2) of the Code has been made by or with respect to, BPOMS, any BPOMS Subsidiary or any of their properties or assets.

                  (j) None of BPOMS or any BPOMS Subsidiary has agreed to, or filed application for, or is required, to make any changes or adjustment to its accounting method.

                  (k) There is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by BPOMS or any BPOMS Subsidiary by reason of Section 280G or Section 162(m) of the Code.

                  Section 4.12 BOOKS AND RECORDS.

                  (a) The books of account and other financial records of BPOMS and each of the BPOMS Subsidiaries are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the BPOMS Financials.

                  (b) The minute books and other records of BPOMS and each of the BPOMS Subsidiaries contain accurate records of all meetings and accurately reflect all other action of the stockholders and Board of Directors and any committees of the Board of Directors of BPOMS and each of the BPOMS Subsidiaries.

                  Section 4.13 PROPERTIES.

                  (a) Section 4.13(a) of the BPOMS Disclosure Letter sets forth a list of all real property currently, or at any time in the past five years, owned or leased by BPOMS or any of the BPOMS Subsidiaries, and, with respect to all real property currently leased by BPOMS or any of the BPOMS Subsidiaries, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such current leases are, to the knowledge of BPOMS, in full force and effect, are valid and effective in accordance with their respective terms, and there is not to the knowledge of BPOMS any existing material default or event of default under any such lease (or event which with notice or lapse of time, or both, would constitute such a material default).

                  (b) BPOMS and each of the BPOMS Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, except as reflected in the BPOMS Financials or in Section 4.13(b) of the BPOMS Disclosure Letter and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

                  Section 4.14 ENVIRONMENTAL MATTERS.

         Except as set forth in Section 4.14 of the BPOMS Disclosure Letter, neither BPOMS nor any of the BPOMS Subsidiaries is in violation of any laws, regulations, judgments or consent decrees relating to hazardous substances or hazardous waste (collectively, "ENVIRONMENTAL LAWS") which violation could reasonably be expected to result in a BPOMS Material Adverse Effect. Except as set forth in Section 4.14 of the BPOMS Disclosure Letter, neither BPOMS, any of the BPOMS Subsidiaries, nor, to the knowledge of BPOMS, any third party, has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, or under or about its owned or leased property or other assets, or transported thereto or therefrom, any hazardous substances or hazardous wastes, including asbestos, lead and petroleum, during the period of BPOMS's or the BPOMS Subsidiary's ownership or lease of such property in a manner that could reasonably be expected to subject BPOMS or any BPOMS Subsidiary to a material liability under the Environmental Laws. None of BPOMS or any of the BPOMS Subsidiaries has received written notice from any governmental authority that any property owned or leased by BPOMS or any of the BPOMS Subsidiaries is in violation of any Environmental Laws. There is no pending civil, criminal or administrative suit or other legal proceeding against BPOMS or any of the BPOMS Subsidiaries with respect to any Environmental Laws. BPOMS has provided NGRU complete copies of all environmental reports, assessments and studies in BPOMS's possession and control with respect to properties owned or leased by BPOMS or any BPOMS Subsidiary. As used in this Agreement, the terms "HAZARDOUS SUBSTANCES" and "HAZARDOUS WASTES" shall have the meanings set forth in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and the regulations thereunder; the Resource Conservation and Recovery Act, as amended, and the regulations thereunder; the Federal Clean Water Act, as amended, and the regulations thereunder; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001 et seq.; the Occupational Safety and Health Act of 1970; the Hazardous Materials Transportation Act, as amended by the Hazardous Materials Transportation Authorization Act of 1994, 49 U.S.C. Sections 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701 et seq.; as each of these may be amended from time to time; and any and state or local analogues to any of these statutes.

                  Section 4.15 BROKERS.

         Except as set forth on Section 4.15 of the BPOMS Disclosure Letter, neither BPOMS nor any of the BPOMS Subsidiaries has entered into any contract, arrangement or understanding with any Person or firm that may result in the obligation of such entity or NGRU or the Surviving Corporation to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. BPOMS is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby other than as set forth in
Section 4.15 of the BPOMS Disclosure Letter.

                  Section 4.16 [Reserved].

                  Section 4.17 RELATED PARTY TRANSACTIONS.

         Section 4.17 of the BPOMS Disclosure Letter sets forth all arrangements, agreements and contracts or understandings entered into by BPOMS or any of the BPOMS Subsidiaries (which are or will be in effect as of or after the date of this Agreement) with (i) any consultant (X) involving payments in excess of $60,000 or (Y) which may not be terminated at will by BPOMS or the BPOMS Subsidiary which is a party thereto without penalty, or (ii) any Person who is an officer, director or affiliate of BPOMS or any of the BPOMS Subsidiaries. All such documents are listed (and any unwritten arrangement or understanding is accurately and completely described) in Section 4.17 of the BPOMS Disclosure Letter and the copies of such documents, and such descriptions, all of which have previously been provided to NGRU and its counsel, are true, complete and correct copies. Except as disclosed in Section 4.17 of the BPOMS Disclosure Letter, BPOMS (including all BPOMS Subsidiaries) has not made any payments to, received any services from, or is dependent on any services of, any affiliate of BPOMS other than services provided by officers and directors in such capacities and payments to such officers and directors of BPOMS in such capacities. Neither BPOMS nor any of the BPOMS Subsidiaries is a party to any arrangement, agreement, contract or understanding of the type that would be grandfathered in or prohibited by Section 402 of the Sarbanes-Oxley Act of 2002 if BPOMS were subject to Section 402.

                  Section 4.18 CONTRACTS AND COMMITMENTS.

                  (a) Except as set forth in Section 4.18(a) of the BPOMS Disclosure Letter, neither BPOMS nor any of the BPOMS Subsidiaries has, or is party to or is bound by:

                           (i) any consulting or sales agreement, contract or
                  commitment under which any firm or other organization provides services to BPOMS or any of the BPOMS Subsidiaries;

                           (ii) any fidelity or surety bond or completion bond;

                           (iii) any agreement of indemnification or guaranty;

                           (iv) any agreement, contract, commitment, transaction
                  or series of transactions for any purpose other than in the ordinary course of BPOMS's or any of the BPOMS Subsidiaries' business relating to capital expenditures or commitments or long term obligations in excess of $50,000;

                           (v) any agreement, contract or commitment relating to
                  the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of BPOMS's or any of the BPOMS Subsidiaries' business.

                           (vi) any mortgages, indentures, loans or credit
                  agreements, security agreements or other arrangements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (iii) hereof:

                           (vii) any purchase order or contract for the purchase
                  of inventory or other materials involving $50,000 or more;

                           (viii) any distribution, joint marketing or
                  development agreement;

                           (ix) any assignment, license or other agreement with
                  respect to any form of intangible property; or

                           (x) any other agreement, contract or commitment that
                  involves $50,000 or more or is not cancelable without penalty within thirty (30) days.

Collectively, any of (i) through (x) above shall be referred to herein as "CONTRACTS".

                  (b) Except as would not individually or in the aggregate have a BPOMS Material Adverse Effect, all such Contracts are valid and binding on BPOMS and are in full force and effect and enforceable against BPOMS in accordance with their respective terms. Except as disclosed in Section 4.18(b) of the BPOMS Disclosure Letter, no approval or consent of, or notice to any Person the failure of which to obtain would have a BPOMS Material Adverse Effect is needed in order that such Contracts shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement. Except to the extent any of the following would not individually or in the aggregate have a BPOMS

         Material Adverse Effect, BPOMS is not in violation of, breach of or default under any such Contract nor, to BPOMS's knowledge, is any other party to any such Contract. Except as set forth in Section 4.18 of the BPOMS Disclosure Letter, BPOMS is not in violation or breach of or default under any such Contract (including leases of real property) relating to non-competition, indebtedness, guarantees of indebtedness of any other Person, employment, or collective bargaining.

                  Section 4.19 EMPLOYEE MATTERS AND BENEFIT PLANS.

                  (a) With the exception of the definition of "AFFILIATE" set forth in Section 4.19(a)(i) below (which definition shall apply only to this Section 4.19 and Section 5.17), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i) "AFFILIATE" shall mean any other Person under
                  common control with or otherwise required to be aggregated with a Person or any Subsidiary of such Person as set forth in
                  Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                           (ii) "EMPLOYEE" shall mean any current, former or
                  retired employee, officer, or director of a Person or any Subsidiary or any Affiliate of such Person;

                           (iii) "EMPLOYEE AGREEMENT" shall refer to any
                  material management, employment, severance, consulting, relocation, repatriation, expiration, visas, work permit or similar agreement or contract between a Person or any Subsidiary or Affiliate of such Person and any Employee or consultant that is not an Employee Plan;

                           (iv) "EMPLOYEE PLAN" shall refer to any plan,
                  program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "EMPLOYEE BENEFIT PLAN" within the meaning of Section 3(3) of ERISA (as defined below), which is or has been maintained, contributed to, or required to be contributed to, by a Person or any of its Subsidiaries or any Affiliate for the benefit of any "EMPLOYEE," and pursuant to which such Person or any of its Subsidiary or any Affiliate has or may have any material liability contingent or otherwise;

                           (v) "ERISA" shall mean the Employee Retirement Income
                  Security Act of 1974, as amended;

                           (vi) "IRS" shall mean the Internal Revenue Service;

                           (vii) "MULTIEMPLOYER PLAN" shall mean any "PENSION
                  PLAN" (as defined below) which is a "multiemployer plan," as defined in Sections 3(37) and 4001(a)(3) of ERISA; and

                           (viii) "PENSION PLAN" shall refer to each BPOMS and
                  Subsidiary Employee Plan that is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

                  (b) Section 4.19(b) of the BPOMS Disclosure Letter contains an accurate and complete list of each Employee Agreement of BPOMS. BPOMS has no Employee Plans. No benefits under any Employee Agreement of BPOMS will be increased, or subject to accelerated vesting, by the occurrence of any of the transactions contemplated by this Agreement, nor will the value of any of the benefits thereunder be calculated on the basis of any transactions contemplated by this Agreement. Except as set forth in Section 4.19(b) of the BPOMS Disclosure Letter, neither BPOMS nor any of its Subsidiaries or Affiliates has any announced plan or commitment, whether legally binding or not, to establish any new Employee Plan or Employee Agreement, to modify any Employee Agreement (except to the extent required by law or to conform any such Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to NGRU in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

                  (c) BPOMS has provided to NGRU correct and complete copies of all material documents embodying or relating to each Employee Agreement.

                  (d) Neither BPOMS nor any of the BPOMS Subsidiaries or Affiliates currently maintain, sponsor, participate in or contribute to, nor have they ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                  (e) At no time has BPOMS or any of the BPOMS Subsidiaries or Affiliates contributed to or been requested or obligated to contribute to any Multiemployer Plan.

                  (f) Except as set forth in Section 4.19(g) of the BPOMS Disclosure Letter or as required by local, state or federal law, no Employee Agreement provides, or is required to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, and BPOMS and each of the BPOMS Subsidiaries has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment.

                  (g) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, except as set forth in Schedule 4.19(h) of the BPOMS Disclosure Letter.

                  (h) Except as set forth in Section 4.19(i) of the Disclosure Letter, BPOMS and each of the BPOMS Subsidiaries (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees except as would not have a BPOMS Material Adverse Effect; (ii) is not liable for any arrears of wages of any taxes or any penalty for failure to comply with any of the foregoing; and (iii) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

                  (i) No work stoppage or labor strike against BPOMS or any BPOMS Subsidiary is pending or, to the knowledge of BPOMS, threatened. Neither BPOMS nor any of the BPOMS Subsidiaries is involved in or, to the knowledge of BPOMS, threatened with, any labor dispute, grievance, administrative proceeding or litigation relating to labor, safety, employment practices or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, have a BPOMS Material Adverse Effect. Neither BPOMS nor any of the BPOMS Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act that would, individually or in the aggregate, directly or indirectly have a BPOMS Material Adverse Effect. Neither BPOMS nor any of the BPOMS Subsidiaries or Affiliates has ever been a party to any agreement with any labor organization or union, and none of the BPOMS Employees are represented by any labor organization or union, nor have any BPOMS Employees threatened to organize or join a union or filed a petition for representation with the National Labor Relations Board.

                  (j) There are no (i) bonus or severance payments that could be payable to Employees of BPOMS under existing Employee Agreements on account of the transactions contemplated by this Agreement (without regard to termination of employment), or (ii) severance obligations that could be payable to Employees of BPOMS under existing Employee Agreements on account of terminations of employment following the Effective Time, except as disclosed in Section 4.19(k) of the BPOMS Disclosure Letter.

                  Section 4.20 INTELLECTUAL PROPERTY.

                  (a) For the purposes of this Agreement, the following terms have the following definitions:

                           (i) "INTELLECTUAL PROPERTY" shall mean any or all of
                  the following and all rights in, arising out of, or associated therewith: (a) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations in part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, customer lists, proprietary processes and formulae, all source and object code, algorithms, architectures, structures, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records; (c) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (d) all industrial designs and any registrations and applications therefor throughout the world;
                  (e) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (f) all proprietary databases and data collections and all rights therein throughout the world; and (g) any equivalent rights to any of the foregoing anywhere in the world.

                           (ii) "BPOMS INTELLECTUAL PROPERTY" shall mean that
                  Intellectual Property owned by or licensed to or controlled by BPOMS or any of the BPOMS Subsidiaries.

                           (iii) "BPOMS REGISTERED INTELLECTUAL PROPERTY" means
                  those United States, international and foreign: (a) patents and patent applications (including provisional applications);
                  (b) registered trademarks and service marks, applications to register trademarks or service marks, intent to use applications, or other registrations or applications related to trademarks or service marks; and (c) registered copyrights and applications for copyright registration, owned by BPOMS.

                           (iv) "UTILIZE" or "UTILIZATION" means to make,
                  manufacture, use, market, import, export, distribute, sell, dispose, assign, license, develop, publish, display, modify and/or amend.

                  (b) Section 4.20(b) of the BPOMS Disclosure Letter lists all material proceedings or actions known to BPOMS before any court, tribunal (including the United States Patent and Trademark Office ("PTO") or equivalent authority anywhere in the world) related to any BPOMS Intellectual Property. No BPOMS Intellectual Property is the subject of any outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by BPOMS or any of the BPOMS Subsidiaries, or which may affect the validity, use or enforceability of any BPOMS Intellectual Property.

                  (c) Section 4.20(c) of the BPOMS Disclosure Letter lists all BPOMS Registered Intellectual Property. With respect to each item of BPOMS Registered Intellectual Property, necessary registration, maintenance and renewal fees in connection with such BPOMS Registered Intellectual Property have been made and all necessary documents and certificates in connection with such BPOMS Registered Intellectual Property have been filed with the relevant patent, trademark or copyright authorities in the United States or other jurisdictions for the purposes of maintaining such BPOMS Registered Intellectual Property.

                  (d) BPOMS and each BPOMS Subsidiary has the right to prevent others from using, marketing, distributing, selling or licensing all BPOMS Intellectual Property used in its business as presently conducted and as it is expected to be conducted as of the Effective Time, including without limitation, all Intellectual Property used or to be used in the BPOMS Products (as defined below), and such rights to Utilize the BPOMS Intellectual Property are sufficient for such conduct of their respective businesses.

                  (e) To BPOMS's knowledge, neither the manufacture, development, publication, marketing, license, sale, distribution or use intended by BPOMS or any of the BPOMS Subsidiaries of any BPOMS Intellectual Property currently being licensed, produced or sold by BPOMS or any of the BPOMS Subsidiaries or currently under development or consideration by BPOMS or any of the BPOMS Subsidiaries (the "BPOMS PRODUCTS") violates any license or agreement between BPOMS or any of the BPOMS Subsidiaries and any third party or, to BPOMS's knowledge, infringes any Intellectual Property right, moral right or right of publicity or privacy of any other party, and BPOMS has not received notice of any pending or threatened claim or litigation contesting the validity, ownership or right to Utilize any BPOMS Intellectual Property nor, to the knowledge of BPOMS, is there any basis for any such claim under applicable law, nor has BPOMS or any of the BPOMS Subsidiaries received any notice asserting that any BPOMS Intellectual Property or the Utilization thereof conflicts or will conflict with the rights of any other party. Section 4.20(e) of the BPOMS Disclosure Letter sets forth a list of all BPOMS Products.

                  (f) BPOMS and the BPOMS Subsidiaries have timely and satisfactorily fulfilled their respective obligations under all material agreements pursuant to which BPOMS or any of the BPOMS Subsidiaries, as the case may be, has agreed to program, design or develop on behalf of a third party, whether for original use or for porting or conversion (for use on a different hardware platform or in a different language), any software products or any part thereof, except where the failure to so comply would not reasonably be expected to have a BPOMS Material Adverse Effect.

                  (g) Except as set forth in Section 4.20(g) of the BPOMS Disclosure Letter, to the extent that any work, invention, or material has been developed or created by a third party for BPOMS or any of the BPOMS Subsidiaries, to BPOMS's knowledge, BPOMS and each of the BPOMS Subsidiaries has a written agreement with such third party with respect thereto and BPOMS and each of the BPOMS Subsidiaries thereby has obtained ownership of, and is the exclusive owner of, or has a valid license to use, all BPOMS Intellectual Property in such work, material or invention by operation of law or by valid assignment or by agreement, as the case may be.

                  (h) Section 4.20(h) of the BPOMS Disclosure Letter lists all material contracts, licenses and agreements to which BPOMS or any of the BPOMS Subsidiaries is a party that are currently in effect (i) with respect to BPOMS Intellectual Property licensed or offered to any third party; or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to BPOMS or any of the BPOMS Subsidiaries. Except as set forth in Section 4.20(h) of the BPOMS Disclosure Letter, neither BPOMS nor any of the BPOMS Subsidiaries has transferred ownership of, or granted any license with respect to, any BPOMS Intellectual Property, to any third party.

                  (i) Except as set forth in Section 4.20(i) of the BPOMS Disclosure Letter, the contracts, licenses and agreements listed in
         Section 4.20(h) are in full force and effect to BPOMS's knowledge. The consummation of the transactions contemplated by this Agreement will not violate or result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements listed in Section 4.20(i) and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any rights of BPOMS to any BPOMS Intellectual Property or impair the right of BPOMS or any of the BPOMS Subsidiaries or the Surviving Corporation to Utilize any BPOMS Intellectual Property or portion thereof. BPOMS and each of the BPOMS Subsidiaries is in material compliance with, and has not materially breached any term any of such contracts, licenses and agreements listed in Section 4.20(i) and, to the knowledge of BPOMS, all other parties to such contracts, licenses and agreements listed in Section 4.20(i) are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Except as set forth in Section 4.20(i) of the BPOMS Disclosure Letter, following the Effective Time, the Surviving Corporation will be permitted to exercise all of BPOMS's and each of the BPOMS Subsidiaries', if any, rights under the contracts, licenses and agreements listed in Section 4.20(h) to the same extent BPOMS and such BPOMS Subsidiary would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional funds other than ongoing fees, royalties or payments which BPOMS or such BPOMS Subsidiary would otherwise be required to pay.

                  (j) [Reserved.]

                  (k) Except as set forth in Section 4.20(k) of the BPOMS Disclosure Letter, (a) BPOMS and each of the BPOMS Subsidiaries (including each of their executive officers, directors and, to the knowledge of BPOMS, employees) has not received any notice or claim (whether written, oral or otherwise) challenging BPOMS's ownership or rights in the BPOMS Intellectual Property or claiming that any other Person or entity has any legal or beneficial ownership with respect thereto; (b) all the BPOMS Intellectual Property rights owned by BPOMS and embodied in its products are, to BPOMS's knowledge, legally valid and enforceable without any material qualification, limitation or restriction on their use, and BPOMS has not received any notice or claim (whether written or oral) challenging the validity or enforceability of any of the BPOMS Intellectual Property rights; and
         (c) to BPOMS's knowledge, no third party is infringing or misappropriating any part of the BPOMS Intellectual Property.

                  (l) BPOMS and each of the BPOMS Subsidiaries has taken reasonable and practicable measures designed to protect their respective rights in their respective confidential information and trade secrets or any trade secrets or confidential information of third parties provided to BPOMS or any of the BPOMS Subsidiaries. None of BPOMS or any of the BPOMS Subsidiaries, or any employees or, to BPOMS's knowledge, consultants of BPOMS or any of the BPOMS Subsidiaries, has permitted any such confidential information or trade secrets to be used, divulged or appropriated for the benefit of Persons to the material detriment of BPOMS or any of the BPOMS Subsidiaries.

                  (m) Section 4.20(m) of the BPOMS Disclosure Letter sets forth a list of all Internet domain names used by BPOMS in its business (collectively, the "DOMAIN NAMES"). BPOMS has, and after the Effective Time, to BPOMS's knowledge, the Surviving Corporation will have, a valid registration and all material rights (free of any material restriction) in and to the Domain Names, including, without limitation, all rights necessary to continue to conduct BPOMS's business as it is currently conducted.

                  (n) Neither BPOMS nor any of the BPOMS Subsidiaries is or has been a party to any Government Contract relating to or affecting ownership or Utilization of any BPOMS Intellectual Property. For purposes of this paragraph, the term "GOVERNMENT CONTRACT" means any Government Prime Contract, Government Subcontract, Bid or Teaming Agreement. "GOVERNMENT PRIME CONTRACT" means any prime contract, basic ordering agreement, letter contract, purchase order, delivery order, change, arrangement or other commitment of any kind, on which final payment has not been made, between a party and either the U.S. Government or a State Government. "GOVERNMENT SUBCONTRACT" means any subcontract, basic ordering agreement, letter subcontract, purchase order, delivery order, change, arrangement, or other commitment of any kind, on which final payment has not been made, between a party and any prime contractor to either the U.S. Government or a State Government or any subcontractor with respect to a Government Prime Contract. "STATE GOVERNMENT" means any state, territory or possession of the United States or any department, agency or instrumentality thereof, or any department or agency of any of the above with statewide jurisdiction and responsibility, or any municipal or local government, department, agency or instrumentality. "TEAMING AGREEMENT" has same meaning as the term "contractor team arrangement(s)" as defined in the Federal Acquisition Regulation (FAR) Subpart 9.601. "U.S. GOVERNMENT" means the United States Government or any department, agency or instrumentality thereof.

                  Section 4.21 ANTI-TAKEOVER PLAN.

         Neither BPOMS nor any BPOMS Subsidiary has in effect any plan, scheme, device or arrangement, commonly or colloquially known as a "poison pill" or, an "anti-takeover" plan or any similar plan, scheme, device or arrangement.

                  Section 4.22 SHAREHOLDER VOTE REQUIRED.

         The only vote of the holders of any class or shares of capital stock of BPOMS necessary to approve the Merger and the transactions contemplated by this Agreement is (i) the affirmative vote of holders of a majority of the outstanding BPOMS Common Stock, (ii) the affirmative vote of the holders of a majority of the outstanding BPOMS Series A Preferred Shares, and (iii) the affirmative vote of the holders of a majority of the outstanding BPOMS Series B Preferred Shares. BPOMS has obtained the required votes described in this
Section 4.22 and timely complied with its obligations under Section 262 of the DGCL.

                  Section 4.23 UNDISCLOSED LIABILITIES.

         Except as and to the extent reflected, reserved against or otherwise disclosed in the BPOMS Financials (including the notes thereto) or as set forth in Section 4.23 of the BPOMS Disclosure Letter, to BPOMS's knowledge, neither BPOMS nor any BPOMS Subsidiary has any liabilities or obligations of any kind, whether accrued, absolute, asserted or unasserted, contingent or otherwise, whether or not such liabilities would have been required to be reflected in a balance sheet prepared in accordance with GAAP consistently applied, which would have, individually or in the aggregate, a BPOMS Material Adverse Effect.

                  Section 4.24 INSURANCE.

         BPOMS maintains, and has maintained or caused to be maintained, without interruption, during its existence, policies or binders of insurance covering such risk, and events, including personal injury, property damage, errors and omissions and general liability in amounts BPOMS reasonably believes adequate for its business and operations, and its current insurance policies (other than directors' and officers' insurance) will not terminate due to the consummation of the Merger. Section 4.24 of the BPOMS Disclosure Letter sets forth a summary of all current insurance policies (including, without limitation, limits, deductibles and terms) maintained by BPOMS and the BPOMS Subsidiaries.

                  Section 4.25 TAX TREATMENT.

         Neither BPOMS nor any of the BPOMS Subsidiaries has taken any action or engaged in any activities that would preclude the treatment of the Merger as a reorganization under Section 368(a) of the Code. In addition, neither BPOMS nor any of the BPOMS Subsidiaries has any plan or intention to take any action or engage in any activities that would preclude the treatment of the Merger as a reorganization under Section 368(a) of the Code.

                  Section 4.26 RELATIONSHIPS WITH SUPPLIERS, LICENSORS AND CUSTOMERS.

         No current distributor, customer of or supplier to BPOMS or any of the BPOMS Subsidiaries has notified BPOMS or such BPOMS Subsidiary of an intention to terminate or substantially alter its existing business relationship with BPOMS or such BPOMS Subsidiary, nor has any licensor under a license agreement with BPOMS or any of the BPOMS Subsidiaries notified BPOMS or such BPOMS Subsidiary of an intention to terminate or substantially alter BPOMS's or such BPOMS Subsidiary's rights under such license, which termination or alteration would have a BPOMS Material Adverse Effect.


                                    ARTICLE 5

              REPRESENTATIONS AND WARRANTIES OF NGRU AND MERGER SUB

         NGRU and Merger Sub hereby represent and warrant to BPOMS as follows, except as set forth in the written disclosure letter delivered at or prior to the execution hereof to BPOMS (the "NGRU DISCLOSURE Letter"). The NGRU Disclosure Letter shall be arranged in sections or subsections corresponding to the number and lettered sections and subsections contained in this Article 5. The disclosures in any section or subsection of the NGRU Disclosure Letter shall qualify the correspondingly numbered representation and warranty and such other representations and warranties in this Article 5 to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other representations and warranties.

                  Section 5.1 ORGANIZATION; GOOD STANDING; AUTHORITY; COMPLIANCE WITH LAW.

                  (a) NGRU is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of NGRU and Merger Sub has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted. NGRU is duly licensed or qualified and is in good standing to transact business as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it therein or in which the nature of its business makes such qualification or licensing necessary, except where the failure to be so licensed or qualified would not have, individually or in the aggregate, a NGRU Material Adverse Effect. For purposes of this Agreement, a "NGRU MATERIAL ADVERSE EFFECT," means a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of NGRU and its Subsidiaries, taken as a whole; provided that any actual or anticipated failure to maintain NGRU's Nasdaq listing or obtain a new listing shall not be considered in determining whether a NGRU Material Adverse Effect has occurred or is likely to occur.

                  (b) Each of the Subsidiaries of NGRU (the "NGRU SUBSIDIARIES") is a corporation, partnership or limited liability company duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, has the corporate, partnership or limited liability company power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have, individually or in the aggregate, a NGRU Material Adverse Effect. Except for a nominal amount of shares of NGRU Subsidiaries in India held by Indian residents pursuant to applicable law, each of the NGRU Subsidiaries is wholly-owned, directly or indirectly, by NGRU. Except for its interests in the NGRU Subsidiaries, neither NGRU nor any NGRU Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short term investment securities).

                  (c) Except as described in the NGRU SEC Documents (as defined in Section 5.25), the business of NGRU and the NGRU Subsidiaries has been operated in compliance with all laws, ordinances, regulations and orders of all governmental entities, except for violations which would not have, individually or in the aggregate, a NGRU Material Adverse Effect. NGRU and the NGRU Subsidiaries have all Government Approvals of all Governmental Agencies, required by law with respect to the operation of their businesses, except those the absence of which would not, individually or in the aggregate, have a NGRU Material Adverse Effect or prevent or delay consummation of the Merger. All such Government Approvals are in full force and effect, and NGRU and the NGRU Subsidiaries are in compliance with all conditions and requirements of the Government Approvals and with all rules and regulations relating thereto other than failures that would not have a NGRU Material Adverse Effect. NGRU has not received any notices of violations of any Federal, state and local laws, regulations and ordinances relating to its business, operations or assets which, if it were determined that a violation had occurred, would have a NGRU Material Adverse Effect.

                  (d) The Certificate of Incorporation or other charter documents and Bylaws (and in each such case, all amendments thereto) of NGRU are described in the NGRU SEC Documents, and true and correct copies have previously been delivered or made available to BPOMS and its counsel.

                  Section 5.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS.

         NGRU and Merger Sub each has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. To the extent required by law, the Board of Directors of each of NGRU and Merger Sub have approved this Agreement, the Merger, and the transactions contemplated by this Agreement. The execution by NGRU and Merger Sub of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of NGRU and Merger Sub, subject to the approvals described in
Section 6.2. This Agreement constitutes the valid and legally binding obligation of NGRU and Merger Sub, enforceable against NGRU and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                  Section 5.3 CAPITALIZATION.

                  (a) The authorized capital stock of NGRU consists of 150,000,000 shares of NGRU Common Stock and 5,000,000 shares of preferred stock, $0.01 par value (the "NGRU PREFERRED SHARES"). As of the date hereof, there are 19,235,041 shares of NGRU Common Stock issued and outstanding and zero NGRU Preferred Shares issued and outstanding. All such outstanding shares of NGRU are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01. As of the date hereof, 100 shares of common stock of Merger Sub are issued and outstanding, fully paid and non-assessable and owned by NGRU. Except as described in the NGRU SEC Documents or as called for by this Agreement, NGRU has no outstanding bonds, debentures, notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of NGRU on any matter. Except as described in the NGRU SEC Documents or as called for in this Agreement or the employment agreements contemplated to be entered into with Bruce Nelson and Koushik Dutta prior to the Closing Date, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, stock appreciation rights or similar derivative securities or instruments or commitments which obligate NGRU to issue, transfer or sell any Shares of NGRU Common Stock or make any payments in lieu thereof other than options granted to employees, directors and consultants after the date of the most recent SEC Report.

                  (b) The shares of NGRU Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and unassessable and free of preemptive rights of any nature.

                  (c) Section 5.3(c) of the NGRU Disclosure Letter describes NGRU's outstanding and effective employee or director stock purchase or option plans, each of which has been approved and adopted by the Board of Directors of NGRU and approved by the stockholders of NGRU.

                  Section 5.4 NO VIOLATION.

         Neither the execution and delivery by NGRU and Merger Sub of this Agreement nor the consummation by NGRU and Merger Sub of the transactions contemplated by this Agreement in accordance with its terms will: (i) conflict with or result in a breach of any provisions of NGRU's or Merger Sub's respective certificate of incorporation or by-laws; (ii) violate, result in a breach of any provision of, or constitute a default under, or require any approval or consent under or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by or result in a material adverse change to, or result in the creation of any lien, security interest, charge or encumbrance upon any of NGRU's or Merger Sub's properties under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument to which NGRU or Merger Sub is a party, or by which NGRU or Merger Sub or any of their properties is bound or affected, except for any of the foregoing matters in this clause which, individually or in the aggregate, would not have a NGRU Material Adverse Effect; (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to NGRU or Merger Sub; or (iv) other than the filings provided for in this Agreement and the Regulatory Filings, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority which has not been obtained or made, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a NGRU Material Adverse Effect.

                  Section 5.5 TAX TREATMENT.

         Neither NGRU nor Merger Sub has taken any action or engaged in any activities that would preclude the treatment of the Merger as a reorganization under Section 368(a) of the Code. In addition, neither NGRU nor Merger Sub has any plan or intention to take any action or engage in any activities that would preclude the treatment of the Merger as a reorganization under Section 368(a) of the Code.

                  Section 5.6 [Reserved].

                  Section 5.7 [Reserved].

                  Section 5.8 LITIGATION.

         Except as set forth in Section 5.8 of the NGRU Disclosure Letter, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which NGRU or any NGRU Subsidiary is a party or by which any of its properties or assets are bound or likely to be affected and

(ii) no actions, suits or proceedings pending against NGRU or any NGRU Subsidiary as to which any of their respective properties or assets are subject or, to the knowledge of NGRU threatened against NGRU or any NGRU Subsidiary or to which any of their respective properties or assets are subject, at law or in equity, that in each such case could, individually or in the aggregate, have an NGRU Material Adverse Effect.

                  Section 5.9 ABSENCE OF CERTAIN CHANGES.

         Except as set forth in the NGRU Disclosure Letter or the NGRU SEC Documents, since March 31, 2006, NGRU and the NGRU Subsidiaries have conducted their business only in the ordinary course of such business and consistent with past practices and there has not been any:

                  (a) NGRU Material Adverse Effect;

                  (b) amendment or change in the Certificate of Incorporation or By-Laws of NGRU or any of the NGRU Subsidiaries; other than as contemplated in this Agreement;

                  (c) incurrence, creation or assumption by NGRU or any of the NGRU Subsidiaries of (i) any mortgage, deed of trust, security interest, pledge, lien, title retention device, collateral assignment, claim, charge, restriction or other encumbrance of any kind on any of the assets or properties of NGRU or any of the NGRU Subsidiaries; or
         (ii) any obligation or liability of any indebtedness for borrowed money;

                  (d) issuance or sale of any debt or equity securities of NGRU or any of its Subsidiaries, or the issuance or grant of any options, warrants or other rights to acquire from NGRU or any NGRU Subsidiaries, directly or indirectly, any debt or equity securities of NGRU or any of its Subsidiaries, other than the granting of stock options to employees, directors and consultants and other than upon exercise of then outstanding options and warrants;

                  (e) payment or discharge by NGRU or any of the NGRU Subsidiaries of any security interest, lien, claim, or encumbrance of any kind on any asset or property of NGRU or any of the NGRU Subsidiaries, or the payment or discharge of any liability that was not either shown or reflected in the NGRU SEC Documents or incurred in the ordinary course of NGRU's business after March 31, 2006 in an amount in excess of $50,000 for any single liability to a particular creditor;

                  (f) purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of NGRU other than a license or sale of any product or products of NGRU or any of the NGRU Subsidiaries made in the ordinary course of NGRU's business and other than as contemplated in connection with the NGRU Divestiture;

                  (g) damage, destruction or loss of any property or asset, whether or not covered by insurance, having (or likely with the passage of time to have) a NGRU Material Adverse Effect;


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

                  (h) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of NGRU, any split, combination or recapitalization of the capital stock of NGRU or any direct or indirect redemption, purchase or other acquisition of the capital stock of NGRU or any change in any rights, preferences, privileges or restrictions of any outstanding security of NGRU, other than the NGRU Dividend and the Reverse Split;

                  (i) except as provided in the employment agreements contemplated to be entered into with Bruce Nelson and Koushik Dutta prior to the Closing Date, increase in the compensation payable or to become payable to any of the officers, directors, or employees of NGRU or any of the NGRU Subsidiaries, or any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, employees or agents;

                  (j) obligation or liability incurred by NGRU or any of the NGRU Subsidiaries to any of its officers, directors or stockholders except for normal and customary compensation and expense allowances payable to officers in the ordinary course of NGRU's business consistent with past practice;

                  (k) making by NGRU or any of the NGRU Subsidiaries of any loan, advance or capital contribution to, or any investment in, any officer, director or stockholder of NGRU or any NGRU Subsidiary or any firm or business enterprise in which any such Person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

                  (l) entering into, amendment of, relinquishment, termination or non-renewal by NGRU or any NGRU Subsidiary of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business or any written or oral indication or assertion by the other party thereto of any material problems with NGRU's or any NGRU Subsidiary's services or performance under such contract, lease, transaction, commitment or other right or obligation or of such other party's demand to amend, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

                  (m) material change in the manner in which NGRU or any NGRU Subsidiary extends discounts, credits or warranties to customers or otherwise deals with its customers;

                  (n) entering into by NGRU or any of the NGRU Subsidiaries of any transaction, contract or agreement that by its terms requires or contemplates a required minimum current and/or future financial commitment, expenses (inclusive of overhead expenses) or obligation on the part of NGRU or any of the NGRU Subsidiaries involving in excess of $50,000 (provided that the amount of such financial commitments and expenses for all such transactions, contracts or agreements does not exceed $150,000 in the aggregate, excluding legal and accounting fees associated with this Agreement and the transactions contemplated hereby and fees described in Section 5.15) or that is not entered into in the ordinary course of NGRU's business, or the conduct of any business or operations by NGRU or any NGRU Subsidiary that is other than in the ordinary course of NGRU's or such NGRU Subsidiary's business; or

                  (o) license, transfer or grant of a right under any NGRU Intellectual Property (as defined in Section 5.18 below), other than those licensed, transferred or granted in the ordinary course of business consistent with its past practices.

                  Section 5.10 OWNERSHIP OF BPOMS SHARES.

         As of the date hereof, and during the three (3) year period immediately preceding the date hereof, neither NGRU nor, to NGRU's knowledge, any affiliate or associate (as defined in Section 203 of the DGCL) thereof, is an "interested stockholder" of BPOMS within the meaning of Section 203 of the DGCL.

                  Section 5.11 TAXES.

         Except as set forth in Section 5.11 of the NGRU Disclosure Letter or where such failure would not have, individually or in the aggregate, a NGRU Material Adverse Effect:

                  (a) NGRU and each of the NGRU Subsidiaries has paid or caused to be paid all Taxes, owed or accrued by it and due and payable through the date hereof (including any Taxes payable pursuant to Treasury Regulation ss.1.1502-6 (and any similar state, local or foreign provision)).

                  (b) NGRU and each of the NGRU Subsidiaries has timely filed all Tax Returns required to be filed by any of them through the date hereof, and all such returns accurately set forth the amount of any Taxes relating to the applicable period.

                  (c) NGRU and each of the NGRU Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other party.

                  (d) The financial statements included in the NGRU SEC Documents reflect adequate reserves for Taxes payable by NGRU and each NGRU Subsidiary for all taxable periods and portions thereof through the date of such financial statements.

                  (e) Since March 31, 2006, each of NGRU and the NGRU Subsidiaries has made sufficient accrual for Taxes in accordance with GAAP with respect to periods for which Tax Returns have not been filed.

                  (f) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes due from NGRU or any NGRU Subsidiary for any taxable period and there have been no deficiencies proposed, assessed or asserted for such Taxes.

                  (g) There are no closing agreements that could affect Taxes of NGRU or any NGRU Subsidiary for periods after the Effective Time pursuant to Section 7121 of the Code or any similar provision under state, local or foreign tax laws.

                  (h) No audit or other proceedings by any court, governmental or regulatory authority or similar authority has occurred, been asserted or is pending and none of NGRU or any NGRU Subsidiary has received notice that any such audit or proceeding may be commenced.

                  (i) No election has been made or filed by or with respect to, and no consent to the application of, Section 341(f)(2) of the Code has been made by or with respect to, NGRU, any NGRU Subsidiary or any of their properties or assets.

                  (j) None of NGRU or any NGRU Subsidiary has agreed to, or filed application for, or is required, to make any changes or adjustment to its accounting method.

                  (k) There is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by NGRU or any NGRU Subsidiary by reason of Section 280G or Section 162(m) of the Code.

                  Section 5.12 BOOKS AND RECORDS.

                  (a) The books of account and other financial records of NGRU and each of the NGRU Subsidiaries are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the NGRU SEC Documents.

                  (b) The minute books and other records of NGRU and each of the NGRU Subsidiaries contain accurate records of all meetings and accurately reflect all other action of the stockholders and Board of Directors and any committees of the Board of Directors of NGRU and each of the NGRU Subsidiaries.

                  Section 5.13 PROPERTIES.

                  (a) Section 5.13(a) of the NGRU Disclosure Letter sets forth a list of all real property currently owned or leased by NGRU or any of the NGRU Subsidiaries, and, with respect to all real property currently leased by NGRU or any of the NGRU Subsidiaries, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such current leases are, to the knowledge of NGRU, in full force and effect, are valid and effective in accordance with their respective terms, and there is not to the knowledge of NGRU any existing material default or event of default under any such lease (or event which with notice or lapse of time, or both, would constitute such a material default).

                  (b) NGRU and each of the NGRU Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, except as reflected in the NGRU SEC Documents or in Section 5.13(b) of the NGRU Disclosure Letter and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

                  Section 5.14 ENVIRONMENTAL MATTERS.

         Except as set forth in Section 5.14 of the NGRU Disclosure Letter, neither NGRU nor any of the NGRU Subsidiaries is in violation of any Environmental Laws which violation could reasonably be expected to result in a NGRU Material Adverse Effect. Except as set forth in Section 5.14 of the NGRU Disclosure Letter, neither NGRU, any of the NGRU Subsidiaries, nor, to the knowledge of NGRU, any third party, has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, or under or about its owned or leased property or other assets, or transported thereto or therefrom, any hazardous substances or hazardous wastes, including asbestos, lead and petroleum, during the period of NGRU's or the NGRU Subsidiary's ownership or lease of such property in a manner that could reasonably be expected to subject NGRU or any NGRU Subsidiary to a material liability under the Environmental Laws. None of NGRU or any of the NGRU Subsidiaries has received written notice from any governmental authority that any property owned or leased by NGRU or any of the NGRU Subsidiaries is in violation of any Environmental Laws. There is no pending civil, criminal or administrative suit or other legal proceeding against NGRU or any of the NGRU Subsidiaries with respect to any Environmental Laws. NGRU has provided BPOMS complete copies of all environmental reports, assessments and studies in NGRU's possession and control with respect to properties owned or leased by NGRU or any NGRU Subsidiary.

                  Section 5.15 NO BROKERS.

         Neither NGRU nor Merger Sub has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of such entity or BPOMS to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except as set forth in the NGRU Disclosure Letter. Except as set forth in the NGRU Disclosure Letter, neither NGRU nor Merger Sub is aware of any claim for payment directly by NGRU or Merger Sub of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                  Section 5.16 RELATED PARTY TRANSACTIONS.

         Except as set forth in the NGRU SEC Documents, or the NGRU Disclosure Letter, since March 31, 2006, no event has occurred that would be required to be reported by NGRU pursuant to Item 404 of Regulation S-B promulgated under the Securities Act.

                  Section 5.17 EMPLOYEE MATTERS AND BENEFIT PLANS.

                  (a) Section 5.17(a) of the NGRU Disclosure Letter contains an accurate and complete list of each NGRU Employee Plan (including for each such plan a description of any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement of the value of any of the benefits of which will be calculated on the basis of any transactions contemplated by this

         Agreement) and each Employee Agreement of NGRU. Except as set forth in
         Section 5.17(a) of the NGRU Disclosure Letter, neither NGRU nor any of the NGRU Subsidiaries or Affiliates has any announced plan or commitment, whether legally binding or not, to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to BPOMS in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

                  (b) NGRU has provided or made available to BPOMS correct and complete copies of all material documents embodying or relating to each NGRU Employee Plan and Employee Agreement including: (i) all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each NGRU Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each NGRU Employee Plan or related trust; (iv) if the NGRU Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each NGRU Employee Plan; (vi) all IRS determination letters and rulings relating to NGRU Employee Plans and copies of all applications and correspondence to or from the IRS or DOL with respect to any NGRU Employee Plan; and (vii) all communications material to any Employee or Employees relating to any NGRU Employee Plan and any proposed NGRU Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to NGRU or any NGRU Subsidiary.

                  (c) (i) Except as set forth in Section 5.17(c) of the NGRU Disclosure Letter, NGRU and each of the NGRU Subsidiaries and Affiliates has performed in all material respects all obligations required to be performed by them under each NGRU Employee Plan, and each NGRU Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA for which no class or statutory exemption is available, has occurred with respect to any NGRU Employee Plan; (iii) there are no material actions, suits or claims pending or, to the knowledge of NGRU, threatened or anticipated (other than routine claims for benefits) against any NGRU Employee Plan or against the assets of any NGRU Employee Plan; (iv) such NGRU Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to NGRU or any of the NGRU Subsidiaries or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no audits, inquiries or proceedings pending or, to the knowledge of NGRU, threatened by the IRS or DOL with respect to any NGRU Employee Plan; (vi) neither NGRU nor any of the NGRU Subsidiaries is subject to any penalty or tax with respect to any NGRU Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code;

         and (vii) all contributions, including any top heavy contributions, required to be made prior to the Closing by NGRU or any ERISA Affiliate to any Employee Plan have been made or shall be made on or before the Closing Date.

                  (d) Neither NGRU nor any of the NGRU Subsidiaries or Affiliates currently maintain, sponsor, participate in or contribute to, nor have they ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                  (e) At no time has NGRU or any of the NGRU Subsidiaries or Affiliates contributed to or been requested or obligated to contribute to any Multiemployer Plan.

                  (f) Except as set forth in Section 5.17(f) of the NGRU Disclosure Letter or as required by local, state or federal law, no Employee Plan or any other Employment Agreement to which NGRU is a party provides, or is required to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, and NGRU and each of the NGRU Subsidiaries has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment.

                  (g) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any NGRU Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any NGRU Employee, except as set forth in Schedule 5.17(g) of the NGRU Disclosure Letter.

                  (h) NGRU and each of the NGRU Subsidiaries (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees except as would not have an NGRU Material Adverse Effect; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to Employees; (iii) is not liable for any arrears of wages of any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

                  (i) No work stoppage or labor strike against NGRU or any NGRU Subsidiary is pending or, to the knowledge of NGRU, threatened. Neither NGRU nor any of the NGRU Subsidiaries is involved in or, to the knowledge of NGRU, threatened with, any labor dispute, grievance, administrative proceeding or litigation relating to labor, safety, employment practices or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, have a NGRU Material Adverse Effect. Neither NGRU nor any of the NGRU Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly have a NGRU Material Adverse Effect. Neither NGRU nor any of the NGRU Subsidiaries or Affiliates has ever been a party to any agreement with any labor organization or union, and none of the NGRU Employees are represented by any labor organization or union, nor have any NGRU Employees threatened to organize or join a union or filed a petition for representation with the National Labor Relations Board.

                  (j) Section 5.17(j) of the NGRU Disclosure Letter sets forth
         (i) the aggregate amounts of bonus and severance payments that could be payable to Employees of NGRU under existing Employee Agreements or Employee Plans on account of the transactions contemplated by this Agreement (without regard to termination of employment), and (ii) the aggregate amounts of severance obligations that could be payable to Employees of NGRU under existing Employee Agreements and Employee Plans on account of terminations of employment following the Effective Time, separately stating the amounts that are payable by reason of a termination following a change of control of NGRU.

                  Section 5.18 INTELLECTUAL PROPERTY.

                  (a) Section 5.18(a) of the NGRU Disclosure Letter lists all material proceedings or actions known to NGRU before any court, tribunal (including the PTO or equivalent authority anywhere in the world) related to any Intellectual Property owned by, or licensed to, or controlled by NGRU or any of the NGRU Subsidiaries (the "NGRU INTELLECTUAL PROPERTY"). No NGRU Intellectual Property is the subject of any outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by NGRU or any of the NGRU Subsidiaries, or which may affect the validity, use or enforceability of any NGRU Intellectual Property.

                  (b) Section 5.18(b) of the NGRU Disclosure Letter lists all United States, international and foreign: (a) patents and patent applications (including provisional applications); (b) registered trademarks and service marks, applications to register trademarks or service marks, intent to use applications, or other registrations or applications related to trademarks or service marks; and (c) registered copyrights and applications for copyright registration owned by NGRU (collectively, the "NGRU REGISTERED INTELLECTUAL PROPERTY"). With respect to each item of NGRU Registered Intellectual Property, all material registration, maintenance and renewal fees necessary in connection with such NGRU Registered Intellectual Property have been made and all material documents and certificates necessary in connection with such NGRU Registered Intellectual Property have been filed with the relevant patent, trademark or copyright authorities in the United States or other jurisdictions for the purposes of maintaining such NGRU Registered Intellectual Property.

                  (c) NGRU and each NGRU Subsidiary has the right to prevent others from using, marketing, distributing, selling or licensing all NGRU Intellectual Property used in its business as presently conducted and as it is expected to be conducted as of the Effective Time, including without limitation, all Intellectual Property used or to be used in the NGRU Products (as defined below), and such rights to Utilize are sufficient for such conduct of their respective businesses.

                  (d) To NGRU's knowledge, neither the manufacture, development, publication, marketing, license, sale, distribution or use intended by NGRU or any of the NGRU Subsidiaries of any NGRU Intellectual Property currently being licensed, produced or sold by NGRU or any of the NGRU Subsidiaries or currently under development or consideration by NGRU or any of the NGRU Subsidiaries (the "NGRU PRODUCTS") violates any license or agreement between NGRU or any of the NGRU Subsidiaries and any third party or, to NGRU's knowledge, infringes any Intellectual Property right, moral right or right of publicity or privacy of any other party, and, except as set forth in Section 5.18(d) of the Disclosure Letter, NGRU has not received notice of any pending or threatened claim or litigation contesting the validity, ownership or right to Utilize any NGRU Intellectual Property nor, to the knowledge of NGRU, is there any basis for any such claim under applicable law, nor has NGRU or any of the NGRU Subsidiaries received any notice asserting that any NGRU Intellectual Property or Utilization thereof conflicts or will conflict with the rights of any other party. Section 5.18(d) of the NGRU Disclosure Letter sets forth a list of all NGRU Products.

                  (e) NGRU and the NGRU Subsidiaries have timely and satisfactorily fulfilled their respective obligations under all material agreements pursuant to which NGRU or any of the NGRU Subsidiaries, as the case may be, has agreed to program, design or develop on behalf of a third party, whether for original use or for porting or conversion (for use on a different hardware platform or in a different language), any software products or any part thereof, except where the failure to so comply would not reasonably be expected to have a NGRU Material Adverse Effect.

                  (f) Except as set forth in Section 5.18(f) of the NGRU Disclosure Letter, to the extent that any work, invention, or material has been developed or created by a third party for NGRU or any of the NGRU Subsidiaries, to NGRU's knowledge, NGRU and each of the NGRU Subsidiaries has a written agreement with such third party with respect thereto and NGRU and each of the NGRU Subsidiaries thereby has obtained ownership of, and is the exclusive owner of, or has a valid license to use, all NGRU Intellectual Property in such work, material or invention by operation of law or by valid assignment or by agreement, as the case may be.

                  (g) Section 5.18(g) of the NGRU Disclosure Letter lists all material contracts, licenses and agreements to which NGRU or any of the NGRU Subsidiaries is a party that are currently in effect (i) with respect to NGRU Intellectual Property licensed or offered to any third party; or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to NGRU or any of the NGRU Subsidiaries. Except as set forth in Section 5.18(g) of the NGRU Disclosure Letter, neither NGRU nor any of the NGRU Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any NGRU Intellectual Property, to any third party.

                  (h) Except as set forth in Section 5.18(h) of the NGRU Disclosure Letter, the contracts, licenses and agreements listed in
         Section 5.18(h) are in full force and effect to NGRU's knowledge. The consummation of the transactions contemplated by this Agreement will not violate or result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements listed in Section 5.18(h) and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any rights of NGRU to any NGRU Intellectual Property or impair the right of NGRU or any of the NGRU Subsidiaries to Utilize any NGRU Intellectual Property or portion thereof (other than that part of NGRU Intellectual Property being sold or transferred as part of the NGRU Divestiture). NGRU and each of the NGRU Subsidiaries is in material compliance with, and has not materially breached any term any of such contracts, licenses and agreements listed in Section 5.18(h) and, to the knowledge of NGRU, all other parties to such contracts, licenses and agreements listed in Section 5.18(h) are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Except as set forth in Section 5.18(h) of the NGRU Disclosure Letter, following the Effective Time NGRU and each of the NGRU Subsidiaries will be permitted to exercise all of NGRU's and each of the NGRU Subsidiaries', if any, respective rights under the contracts, licenses and agreements listed in Section 5.18(h) to the same extent NGRU and such NGRU Subsidiary would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional funds other than ongoing fees, royalties or payments which NGRU or such NGRU Subsidiary would otherwise be required to pay.

                  (i) [Reserved]

                  (j) Except as set forth in Section 5.18(j) of the NGRU Disclosure Letter, (a) NGRU and each of the NGRU Subsidiaries (including each of their executive officers, directors and, to the knowledge of NGRU, employees) has not received any notice or claim (whether written, oral or otherwise) challenging NGRU's ownership or rights in the NGRU Intellectual Property or claiming that any other Person or entity has any legal or beneficial ownership with respect thereto; (b) all the NGRU Intellectual Property rights owned by NGRU and embodied in its products are, to NGRU's knowledge, legally valid and enforceable without any material qualification, limitation or restriction on their use, and NGRU has not received any notice or claim (whether written or oral) challenging the validity or enforceability of any of the NGRU Intellectual Property rights; and (c) to NGRU's knowledge, no third party is infringing or misappropriating any part of the NGRU Intellectual Property.

                  (k) NGRU and each of the NGRU Subsidiaries has taken reasonable and practicable measures designed to protect their respective rights in their respective confidential information and trade secrets or any trade secrets or confidential information of third parties provided to NGRU or any of the NGRU Subsidiaries. None of NGRU or any of the NGRU Subsidiaries, or any employees or, to NGRU's knowledge, consultants of NGRU or any of the NGRU Subsidiaries, has permitted any such confidential information or trade secrets to be used, divulged or appropriated for the benefit of Persons to the material detriment of NGRU or any of the NGRU Subsidiaries.

                  (l) Section 5.18(l) of the NGRU Disclosure Letter sets forth a list of all Internet domain names used by NGRU in its business (collectively, the "NGRU DOMAIN NAMES"). To NGRU's knowledge, NGRU has a valid registration and all material rights (free of any material restriction) in and to the NGRU Domain Names, including, without limitation, all rights necessary to continue to conduct NGRU's business as it is currently conducted.

                  (m) Neither NGRU nor any of the NGRU Subsidiaries is or has been a party to any Government Contract relating to or affecting ownership or Utilization of any NGRU Intellectual Property.

                  Section 5.19 ANTI-TAKEOVER MATTERS.

         NGRU and Merger Sub have taken all action necessary to exempt the merger and the other transactions contemplated by this Agreement from the operation of any "fair price," "moratorium," "control share acquisition," or other similar anti-takeover statute or regulation enacted under the state or federal laws of the United States, including without limitation, Section 203 of the DGCL. Neither NGRU nor any NGRU Subsidiary has in effect any plan, scheme, device or arrangement commonly or colloquially known as a "poison pill" or an "anti-takeover" plan or any similar plan, scheme, device or arrangement.

                  Section 5.20 VOTE REQUIRED.

         The affirmative vote of the holders of a majority of the shares of NGRU Common Stock entitled to vote at the NGRU Stockholders Meeting is the only vote of the holders of any class or series of NGRU's capital stock necessary to approve the (i) issuance of NGRU Common Stock in the Merger; (ii) the change of control of NGRU for purposes of NASD Rule 4350(i)(B); (iii) the Charter Amendment and the Reverse Split; and the NGRU Divestiture (collectively, the "NGRU STOCKHOLDER VOTE").

                  Section 5.21 UNDISCLOSED LIABILITIES.

         Except as set forth in Section 5.21 of the NGRU Disclosure Letter and except as and to the extent reflected, reserved against or otherwise disclosed in NGRU's consolidated balance sheet dated March 31, 2006 (including the notes thereto), neither NGRU nor the NGRU Subsidiaries have any liabilities or obligations of any kind, whether accrued, absolute, asserted or unasserted, contingent or otherwise, whether or not such liabilities would have been required to be reflected in a balance sheet prepared in accordance with GAAP consistently applied, which would be reasonably expected to have, individually or in the aggregate, a NGRU Material Adverse Effect.

                  Section 5.22 INSURANCE.

         NGRU maintains, and has maintained or caused to be maintained, without interruption, during its existence, policies or binders of insurance covering such risk, and events, including personal injury, property damage, errors and omissions and general liability in amounts NGRU reasonably believes adequate for its business and operations, and its current insurance policies (other than directors' and officers' insurance) will not terminate due to the consummation of the Merger. Section 5.22 of the NGRU Disclosure Letter sets forth a summary of all current insurance policies (including, without limitation, limits, deductibles and terms) maintained by NGRU and the NGRU Subsidiaries.

                  Section 5.23 RELATIONSHIPS WITH SUPPLIERS, LICENSORS AND CUSTOMERS.

         No current distributor, customer of NGRU or supplier to NGRU or any of the NGRU Subsidiaries has notified NGRU or such NGRU Subsidiary of an intention to terminate or substantially alter its existing business relationship with NGRU or such NGRU Subsidiary, nor has any licensor under a license agreement with NGRU or any of the NGRU Subsidiaries notified NGRU or such NGRU Subsidiary of an intention to terminate or substantially alter NGRU's or such NGRU Subsidiary's rights under such license, which termination or alteration would not be reasonably expected to have a NGRU Material Adverse Effect.

                  Section 5.24 CONTINUITY OF BUSINESS ENTERPRISE.

         It is the present intention of NGRU to continue at least one significant historic business line of BPOMS, or to use at least a significant portion of BPOMS's historic assets in a business, in each case within the meaning of the United States Treasury Regulations Section 1.368-1(d).

                  Section 5.25 SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) NGRU has delivered to BPOMS accurate and complete copies of all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by NGRU with the SEC since March 31, 2003 (the "NGRU SEC DOCUMENTS"), other than such documents that can be obtained on the SEC's website at www.sec.gov. Except as set forth on Section 5.25(a) of the NGRU Disclosure Letter or as would not have a NGRU Material Adverse Effect, all statements, reports, schedules, forms and other documents required to have been filed by NGRU with the SEC have been filed on a timely basis. None of the NGRU Subsidiaries is required to file any documents with the SEC under the Exchange Act. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the NGRU SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the NGRU SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by (A) Rule 13a-14 under the Exchange Act and (B) 18 U.S.C. ss.1350 (Section 906 of the Sarbanes-Oxley Act) relating to the NGRU SEC Documents (collectively, the "CERTIFICATIONS") are accurate and complete and comply as to form and content with all applicable laws or rules of applicable governmental and regulatory authorities.

                  (b) Except as described in the NGRU SEC Documents, (i) NGRU maintains disclosure controls and procedures that satisfy the requirements of Rule 13a-15 under the Exchange Act, and (ii) such disclosure controls and procedures are designed to ensure that all material information concerning NGRU is made known on a timely basis to the individuals responsible for the preparation of NGRU's filings with the SEC and other public disclosure documents. Except as set forth in

         Section 5.25(b) of the NGRU Disclosure Letter, NGRU is in compliance with the applicable listing and other rules and regulations of the Nasdaq Capital Market and has not received any notice from the Nasdaq Capital Market asserting any present non-compliance with such rules and regulations.

                  (c) The financial statements (including any related notes) contained or incorporated by reference in the NGRU SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-QSB of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present the consolidated financial position of NGRU and the NGRU Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of NGRU and the NGRU Subsidiaries for the periods covered thereby.

                  (d) NGRU's auditor has at all required times since the date of enactment of the Sarbanes-Oxley Act been: (i) to the knowledge of NGRU, a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) "independent" with respect to NGRU and the NGRU Subsidiaries within the meaning of Regulation S-X under the Exchange Act; and (iii) to the knowledge of NGRU, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. Section 5.25(d) of the NGRU Disclosure Letter contains an accurate and complete description of all non-audit services performed by NGRU's auditors for NGRU and the NGRU Subsidiaries since March 31, 2003 and the fees paid for such services. All such non-audit services were approved as required by Section 202 of the Sarbanes-Oxley Act.

                  (e) Section 5.25(f) of the NGRU Disclosure Letter lists, and NGRU has delivered to BPOMS accurate and complete copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K under the Exchange Act) effected by NGRU since March 31, 2003.


                                    ARTICLE 6

                         COVENANTS AND OTHER AGREEMENTS

                  Section 6.1 CONDUCT OF BUSINESSES.

                  (a) During the period from the date of this Agreement until the Effective Time, except as specifically permitted by this Agreement, unless the other Party has consented in writing thereto:

                           (i) BPOMS and NGRU shall use their reasonable best
                  efforts, and shall cause their respective Subsidiaries to use their reasonable best efforts, to preserve intact their business organizations and goodwill;

                           (ii) BPOMS and NGRU shall confer on a regular basis
                  with one or more representatives of the other to report on material operational matters relating to the business of BPOMS and the BPOMS Subsidiaries;

                           (iii) NGRU will cooperate with and, at the request of
                  BPOMS, provide reasonable assistance to BPOMS to seek to reduce or avoid disruptions to BPOMS's business that may result from or arise out of the announcement or pendency of the transactions contemplated hereby;

                           (iv) BPOMS and NGRU shall promptly notify the other
                  of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its businesses or in the operation of their properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

                           (v) NGRU shall promptly deliver to BPOMS true and
                  correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement other than those reports, statements or schedules that are available through the SEC's website; and

                           (vi) In the event either Party becomes aware that any
                  of its respective representations or warranties set forth in Sections 4 and 5 hereof will not be true and correct in all material respects on the Closing Date as if made at and as of the Closing Date, such Party shall give prompt written notice thereof to the other Party, and shall give access to all appropriate information related thereto that is in its possession or control.

                  (b) Prior to the Closing Date, except as expressly provided in this Agreement or unless BPOMS has first obtained written consent of NGRU, BPOMS:

                           (i) Shall, and shall cause each BPOMS Subsidiary to,
                  conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted, preserve and protect the BPOMS Intellectual Property and keep available the services of its officers and employees;

                           (ii) Shall not amend BPOMS's Certificate of
                  Incorporation or By-laws, and shall cause each BPOMS Subsidiary not to amend its certificates of incorporation, bylaws or equivalent organizational documents;

                           (iii) Shall not, and shall cause each BPOMS
                  Subsidiary not to, (A) issue or authorize for issue any BPOMS Common Stock or any other capital stock or security convertible into or exercisable for any of the foregoing (except for (I) shares of BPOMS Common Stock issued upon the exercise of options or warrants outstanding as of the date of this Agreement, (II) options issued as permitted under the following clause (B), (III) up to 200,000 shares of BPOMS Common Stock that may be issued if BPOMS enters into a definitive agreement for or closes the proposed acquisition as permitted by Section 6.9(a)(C), (IV) warrants to purchase up to a maximum of 1,000,000 shares of BPOMS common stock as permitted under the terms of the Bridge Loan Agreement as entered into on August 18, 2006 among BPOMS, Patrick Dolan and James Cortens ("BRIDGE LOAN AGREEMENT"), (V) the entry into an agreement to authorize the issuance of securities in a financing transaction permitted by Section 6.9(a)(B), (VI) such number of shares, if any, of BPOMS Series C Preferred Stock that may be issued in accordance with Section 6.11 and the Bridge Loan Agreement), effect any share split, reverse share split, share dividend, recapitalization or other similar transaction or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for BPOMS capital stock or capital stock of any BPOMS Subsidiary,
                  (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire, redeem or repurchase any BPOMS capital stock except for the grant to BPOMS employees who are not currently officers, directors or stockholders of BPOMS of stock options to purchase up to an aggregate of 400,000 shares of BPOMS Common Stock under BPOMS' existing 2005 stock option plan on terms consistent with past practice (including initial vesting no earlier than six months after the date of grant), and the grant of options to Bruce Nelson or Koushik Dutta in connection with employment agreements contemplated to be entered into prior to the Closing Date, (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees, other than Bruce Nelson and Koushik Dutta, (D) adopt any new Employee Plan or (except as contemplated in this Agreement) amend any existing BPOMS Employee Plan or severance or termination pay policies in any material respect, except for changes which are less favorable to participants in such plans; or (E) authorize, declare, set aside or pay any dividends or make any other distribution or payments with respect to any BPOMS capital stock, directly or indirectly redeem, purchase or otherwise acquire any BPOMS capital stock or capital stock of any of the BPOMS Subsidiaries, or make any commitment for any such action;

                           (iv) Shall not, and shall not permit any of the BPOMS
                  Subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the BPOMS Financials (or the notes thereto) or incurred after the date thereof in the ordinary course of business consistent with past practice, and other than the settlement of the two litigation matters named in Section 4.9 of the BPOMS Disclosure Letter if such litigation settlement would not have a material effect on BPOMS' financial condition or results of operations or BPOMS' ability to fulfill its obligations under this Agreement;

                           (v) Shall not, and shall not permit any of the BPOMS
                  Subsidiaries to, enter into or amend, modify or terminate any contract which may result in total fixed or guaranteed payments or liability by or to it in excess of $100,000 other than contracts for expenses of attorneys and accountants incurred in connection with the Merger and office space leases on commercially reasonable terms;

                           (vi) Shall not, and shall not permit any of the BPOMS
                  Subsidiaries to, enter into or amend any contract with any officer, trustee, director, consultant or affiliate of BPOMS or any of the BPOMS Subsidiaries;

                           (vii) Shall, and shall cause each BPOMS Subsidiary
                  to, timely prepare, in a manner consistent with past practice, and file all Tax Returns required to be filed the due date of which (including reasonable extensions) occurs on or before the Effective Time and pay all Taxes due with respect to any such Tax Returns;

                           (viii) Shall not make or rescind any express or
                  deemed election relating to Taxes, settle or compromise any claim, suit, litigation, proceeding, investigation, audit or controversy relating to Taxes (unless required by law);

                           (ix) Shall not enter into, terminate or materially
                  amend or renew any contract other than with third parties in the ordinary course of operating its business consistent with past practice, except that BPOMS may enter into or terminate office space leases on commercially reasonable terms; and

                           (x) Shall not incur any indebtedness or other
                  obligation for borrowed money other than trade payables and other accruals made in the ordinary course of business consistent with past practice.

                  (c) Prior to the Closing Date, except as expressly provided in this Agreement or the NGRU Divestiture Agreement unless NGRU has first obtained written consent of BPOMS, NGRU:

                           (i) Shall, and shall cause each NGRU Subsidiary to,
                  conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted, preserve and protect the NGRU Intellectual Property, except as such operations relate to the NGRU Divestiture;

                           (ii) Except as otherwise expressly provided in this
                  Agreement or the NGRU Divestiture Agreement, shall not amend NGRU's Certificate of Incorporation or By-laws, and shall cause each NGRU Subsidiary not to amend its certificates of incorporation, bylaws or equivalent organizational documents;

                           (iii) Shall not, and shall cause each NGRU Subsidiary
                  not to, (A) issue or authorize for issue any NGRU Common Stock (except for shares issued upon the exercise of currently outstanding share options or warrants therefor) or any other capital stock or security convertible into or exercisable for any of the foregoing, effect any share split, reverse share split, share dividend, recapitalization or other similar transaction or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for NGRU capital stock or capital stock of any NGRU Subsidiary,
                  (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire, redeem or repurchase any NGRU Common Stock, (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees, other than Bruce Nelson and Koushik Dutta, (D) adopt any new employee benefit plan or amend any existing NGRU Employee Plan or severance or termination pay policies in any material respect, except for changes which are less favorable to participants in such plans; or (E) authorize, declare, set aside or pay any dividends (except as expressly provided in this Agreement) or make any other distribution or payments with respect to any NGRU Common Stock, directly or indirectly redeem, purchase or otherwise acquire any NGRU capital stock or capital stock of any of the NGRU Subsidiaries, or make any commitment for any such action;

                           (iv) Shall not, and shall not permit any of the NGRU
                  Subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the NGRU SEC Documents (or the notes thereto) or incurred after the date thereof in the ordinary course of business consistent with past practice;

                           (v) Shall not, and shall not permit any of the NGRU
                  Subsidiaries (other than the Divested Subsidiary) to, enter into or amend, modify or terminate any contract which may result in total fixed or guaranteed payments or liability by or to it in excess of $100,000 other than contracts for expenses of attorneys and accountants incurred in connection with the Merger and the NGRU Divestiture;

                           (vi) Except as expressly contemplated by this
                  Agreement or the NGRU Divestiture Agreement, shall not, and shall not permit any of the NGRU Subsidiaries to, enter into any contract with any officer, trustee, director, consultant or affiliate of NGRU or any of the NGRU Subsidiaries;

                           (vii) Shall, and shall cause each NGRU Subsidiary to,
                  timely prepare, in a manner consistent with past practice, and file all Tax Returns required to be filed the due date of which (including reasonable extensions) occurs on or before the Effective Time and pay all Taxes due with respect to any such Tax Returns;

                           (viii) Shall not make or rescind any express or
                  deemed election relating to Taxes, settle or compromise any claim, suit, litigation, proceeding, investigation, audit or controversy relating to Taxes (unless required by law);

                           (ix) Shall not enter into, terminate or materially
                  amend or renew any contract other than with third parties in the ordinary course of operating its business consistent with past practice; and

                           (x) Shall not incur any indebtedness or other
                  obligation for borrowed money other than trade payables and other accruals made in the ordinary course of business consistent with past practice.

                  Section 6.2 MEETING OF STOCKHOLDERS.

                  (a) NGRU will take all action necessary in accordance with applicable law and its respective Certificate of Incorporation, to convene an annual or special meeting of its stockholders (the "NGRU MEETING") as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby including the change of control of NGRU, the Charter Amendment, the Reverse Split and the NGRU Divestiture. The Board of Directors of NGRU shall recommend that its stockholders approve this Agreement and the transactions contemplated hereby and NGRU shall use its reasonable best efforts to obtain such approval; provided, however, that nothing contained in this Section 6.2 shall prohibit the directors of NGRU from failing to make or withdrawing such recommendation or using their reasonable best efforts to obtain such approval if such directors have determined in good faith, based upon the advice of their respective outside legal counsel, that such action is necessary for such directors to comply with their fiduciary duties to NGRU's stockholders under applicable law.

                  (b) As promptly as practicable following the date hereof, but in any event no later than the later of the fifth business day (or, if such day is not a date on which the SEC is open to receive filings, then the next such day thereafter) after NGRU has received all of the information it reasonably requires from BPOMS in connection with the preparation of the Proxy Statement (as defined below) and September 22, 2006, NGRU shall prepare and, following review and incorporation of reasonable comments by BPOMS (which review period shall be no greater than two business days), file with the SEC a preliminary proxy statement and form of proxy, or preliminary information statement, as permitted by Regulation 14A or 14C, as applicable, under the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT") relating to the NGRU Meeting and the vote of the stockholders of NGRU with respect to this Agreement, the Merger, the transactions contemplated by this Agreement, the change of control of NGRU, the Charter Amendment, the Reverse Split and the NGRU Divestiture. As soon as practicable and permitted under applicable laws, NGRU shall prepare the related final proxy statement or final information statement (such final proxy statement or final information statement, the "PROXY STATEMENT"), mail such Proxy Statement to its shareholders and file such Proxy Statement with the SEC. BPOMS shall promptly furnish all information about itself and its business and operations and all necessary financial information to NGRU as it may reasonably request in connection with the preparation of the Proxy Statement, it being understood that prior to execution of this Agreement, NGRU has requested BPOMS to provide NGRU with all financial and other information required by Regulation 14A under the Exchange Act to be disclosed in the Proxy Statement with regard to BPOMS and its business, operations and financial condition, and the acquisition and financing transactions permitted by Sections 6.9(a)(B) and 6.9(a)(C). BPOMS shall ensure that the financial statements to be included in the Proxy Statement (i) are prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the footnotes thereto and that the interim financial statements may not have notes thereto and other presentation items that may be required by GAAP and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount), (ii) fairly present in all material respects the consolidated financial position and operating results and cash flows of the issuer of the financial statements as of the dates and for the periods indicated therein, (iii) comply as to form in all material respects with the published rules and regulations of the SEC as would be applicable thereto if the issuer of the financial statements were subject to the reporting requirements of the Exchange Act, and (iv) in the case of the interim financial statements, have been reviewed by the auditor of BPOMS to the same extent as if the issuer of the financial statements were subject to the reporting requirements of the Exchange Act.

                  (c) As promptly as practicable following the date hereof, and in any event on or before September 12, 2006 ("INFORMATION DEADLINE"), NGRU shall deliver to BPOMS a draft of the preliminary proxy statement containing all information required to be included therein, other than such information as is to be provided by or is dependent upon information provided by BPOMS pursuant to Section 6.2(b) above.

                  (d) For each day, if any, past the Information Deadline that any information requested prior to the Information Deadline pursuant to
         Section 6.2(b) above has not been delivered to NGRU, BPOMS shall pay to NGRU in cash $5,000, with such payments to be made in arrears, through and including the final date of delivery to NGRU of the information, on a weekly basis every Friday, commencing September 15, 2006, with the final payment to be made on the final date of delivery to NGRU of the information. If, on or after the Information Deadline, NGRU reasonably requests additional information or clarification from BPOMS in connection with the preparation of the proxy statement, then BPOMS shall have one (1) business day to provide the additional requested information or clarification to NGRU. If such additional requested information or clarification is not provided to NGRU within such timeframe, then BPOMS shall pay to NGRU in cash $5,000 for each day that delivery of such information is delayed, with payments to be made on a weekly basis in the manner described above in this Section 6.2(c).

                  Section 6.3 APPROVALS; OTHER ACTION.

         Subject to the terms and conditions herein provided, BPOMS and NGRU shall: (i) use all reasonable best efforts to cooperate with one another in (x) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and any third parties in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and (y) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (ii) use all reasonable best efforts to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in form reasonably satisfactory to BPOMS and NGRU; and (iii) use all reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors NGRU and BPOMS shall take all such necessary action.

                  Section 6.4 ACCESS TO INFORMATION; DUE DILIGENCE.

                  (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements by which BPOMS and NGRU are bound, BPOMS and NGRU shall (and shall cause their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other reasonable access, during normal business hours during the period prior to the Effective Time, to all their properties, books, contracts, commitments and records and permit such Persons to make such inspections as they may reasonably require and, during such period, each of BPOMS and NGRU shall (and shall cause their respective Subsidiaries to) furnish promptly to the other all information concerning its business, properties and Personnel as the other may reasonably request; provided that if a Party is withholding information because it is obligated to do so pursuant to a confidentiality agreement by which it is bound, the Party shall give the other notice of such withholding.

                  (b) In the event of termination of this Agreement for any reason each Party shall promptly return all such information obtained from the other, and any copies made of, or reports or analyses based on, such information, to the other and not use any such information for any purpose that would be competitive with or cause material harm to the other.

                  Section 6.5 PUBLICITY.

         NGRU and BPOMS shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated herein and shall not issue any such press release or make any such public statement without the prior consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that a Party may, without the prior consent of the other Party, issue such press release or make such public statement as may be required by law or the rules of the Nasdaq Stock Market if it has used its reasonable best efforts to consult with the other Party and to obtain such Party's consent but has been unable to do so in a timely manner.

                  Section 6.6 LISTING OF NGRU COMMON STOCK.

         NGRU shall use its reasonable best efforts to maintain its listing on the Nasdaq Capital Market and to cause the NGRU Shares to be listed, upon official notice of issuance, on the Nasdaq Capital Market prior to the Effective Time.

                  Section 6.7 FURTHER ACTION.

         Each Party hereto shall, subject to Article 8 and subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger.

                  Section 6.8 TAX TREATMENT.

         No Party shall take any action either prior to or after the Effective Time that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code. BPOMS covenants that at the time of the Merger, its assets will satisfy the "substantially all" test within the meaning of Revenue Procedure 77-37, 1977-2 C.B. 568.

                  Section 6.9 NO SOLICITATION.

                  (a) For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean, with respect to a Party, any offer or proposal (other than an offer or proposal made or submitted by BPOMS, on the one hand or NGRU, on the other hand, to the other Party and other than the NGRU Divestiture) contemplating or otherwise relating to any Acquisition Transaction with such Party. "ACQUISITION TRANSACTION" shall mean any transaction or series of transactions (other than (A) the NGRU Divestiture, (B) a private placement of shares of NGRU Common Stock or securities convertible into or exercisable for shares of NGRU Common Stock, which private placement would be for the purpose of raising up to $15,000,000 of working capital for NGRU, would close after the Effective Time on terms consistent with the proxy statement information provided by BPOMS to NGRU on or prior to the Information Deadline, and would not require a stockholder vote, and (C) the proposed acquisition described in Section 6.9 of the BPOMS Disclosure Letter, provided that the terms of such acquisition and all required financial and other information regarding the acquisition required to be disclosed in the Proxy Statement pursuant to Regulation 14A under the Exchange Act are fully disclosed in the proxy statement information provided by BPOMS to NGRU on or prior to the Information Deadline) involving:

                           (i) any merger, consolidation, amalgamation, share
                  exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Party is a constituent corporation; (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of a Party or any of its Subsidiaries; (iii) in which a Party or any of its Subsidiaries issues securities representing more than 15% of the outstanding securities of any class of voting securities of such Party or any of its Subsidiaries; or (iv) in which a Party or any of its Subsidiaries would acquire a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act.

                           (ii) any sale, lease, exchange, transfer, license,
                  acquisition or disposition of any business or businesses or assets that constitute or account for: (i) 15% or more of the consolidated net revenues of a Party and its Subsidiaries, taken as a whole, consolidated net income of a Party and its Subsidiaries, taken as a whole, or consolidated book value of the assets of a Party and its Subsidiaries, taken as a whole; or (ii) 15% or more of the fair market value of the assets of a Party and its Subsidiaries, taken as a whole; or

                           (iii) any liquidation or dissolution of a Party.

                  (b) For purposes of this Agreement, "SUPERIOR OFFER" shall mean an unsolicited bona fide written offer made to NGRU or any of its Subsidiaries by a third party to enter into (i) a merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction as a result of which either (A) the Party's stockholders prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or (B) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) directly or indirectly acquires beneficial or record ownership of securities representing 50% or more of the Party's capital stock or (ii) a sale, lease, exchange transfer, license, acquisition or disposition of any business or other disposition of at least 50% of the assets of the Party or its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions that: (a) was not obtained or made as a direct or indirect result of a breach of (or in violation of) the Agreement; and (b) is on terms and conditions that the board of directors of NGRU determines, in its reasonable, good faith judgment, after obtaining and taking into account such matters that its board of directors deems relevant following consultation with its outside legal counsel and financial advisor: (x) is reasonably likely to be more favorable, from a financial point of view, to NGRU's stockholders, than the terms of the transactions contemplated by the Merger Agreement; and (y) is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

                  (c) Each Party agrees that neither it nor any of its Subsidiaries shall, nor shall it nor any of its Subsidiaries authorize or permit any of the officers, directors, investment bankers, attorneys or accountants retained by it or any of its Subsidiaries to, and that it shall use commercially reasonable efforts to cause its and its Subsidiaries' non-officer employees and other agents not to (and shall not authorize any of them to) directly or indirectly: (i) solicit, initiate, encourage, induce or knowingly facilitate the communication, making, submission or announcement of any Acquisition Proposal; (ii) furnish any information regarding such Party to any Person in connection with or in response to an Acquisition Proposal; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) execute or enter into any letter of intent or similar document or any agreement contemplating or otherwise relating to any Acquisition Transaction; provided, however, that, nothing contained in this Agreement shall prevent NGRU or its board of directors from (1) complying with its disclosure obligations under Sections 14d-9 and 14e-2 of the Exchange Act with regard to an Acquisition Proposal; provided, further however, that, if such disclosure has the substantive effect of withdrawing, modifying or qualifying the directors' recommendation in a manner adverse to BPOMS or the adoption of this Agreement by the NGRU Board of Directors, BPOMS and NGRU each shall have the right to terminate this Agreement as set forth in Section 8.1(e); and (2) at any time prior to the approval of the transactions contemplated by this Agreement by NGRU's stockholders, NGRU may furnish nonpublic information regarding NGRU or its Subsidiaries to, and enter into discussions or negotiations with, any Person in response to an Acquisition Proposal that is submitted to NGRU or any of its Subsidiaries by such Person (and not withdrawn) if: (A) neither NGRU nor any Representative of NGRU shall have breached this Section; (B) the Board of Directors of NGRU concludes in good faith based on the advice of outside legal counsel, that such action is reasonably necessary to comply with its fiduciary duties; (C) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, NGRU gives BPOMS written notice of the identity of such Person and of NGRU's intention to furnish nonpublic information to, or enter into discussions with, such Person; (D) NGRU receives from such Person an executed confidentiality agreement containing provisions (including nondisclosure provisions, use restrictions, non-solicitation provisions, no hire provisions and "standstill" provisions) at least as favorable to such Party as those contained in the Non-Disclosure Agreement; and (E) concurrently with furnishing any such nonpublic information to such Person, NGRU furnishes such nonpublic information to BPOMS (to the extent such nonpublic information has not been previously furnished by NGRU to BPOMS). Without limiting the generality of the foregoing, each Party acknowledges and agrees that, in the event any officer, director, employee, controlling stockholder, agent or representative (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) of such Party (each, a "Representative") (whether or not such Representative is purporting to act on behalf of such Party) takes any action that, if taken by such Party, would constitute a breach of this Section by such Party, the taking of such action by such Representative shall be deemed to constitute a breach of this Section by such Party for purposes of this Agreement.

                  (d) If any Party or any Representative of such Party receives an Acquisition Proposal at any time prior to the Closing Date, then such Party shall promptly (and in no event later than one (1) business day after such Party becomes aware of such Acquisition Proposal) advise the other Party orally and in writing of such Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal, and the terms thereof). Such Party shall keep the other Party fully informed with respect to the status and terms of any such Acquisition Proposal and any modification or proposed modification thereto.

                  (e) Each Party shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal as of the date of this Agreement.

                  (f) Each Party shall not release or permit the release of any Person from, or waive or permit the waiver of any provision of or right under, any confidentiality, non-solicitation, no hire, "standstill" or similar agreement (whether entered into prior to or after the date of this Agreement) to which such Party is a party or under which such Party has any rights, and shall enforce or cause to be enforced each such agreement to the extent requested by the other Party. Each Party shall promptly request each Person that has executed a confidentiality or similar agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return to such Party all confidential information heretofore furnished to such Person by or on behalf of such Party.

                  Section 6.10 NOTICE OF CERTAIN EVENTS.

         Each of BPOMS and NGRU shall as promptly as reasonably practicable notify the other of: (i) any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement and/or that such consent will or may be withheld or unobtainable on a timely basis or without unreasonable effort or expense; (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting such Party or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.9 or 5.8, as applicable, or which relate to the consummation of the transactions contemplated by this Agreement; and (iv) of any fact or occurrence between the date of this Agreement and the Effective Time of which it becomes aware which makes any of its representations and warranties contained in this Agreement untrue in any material respect (without regard to any materiality qualification contained in such representation or warranty) or causes any breach of its obligations under this Agreement in any material respect (without regard to any materiality qualification contained in such obligation).

                  Section 6.11 CAPITAL SURPLUS AND CASH.

                  (a) BPOMS shall take all necessary and appropriate actions, including if necessary the issuance of shares of BPOMS Series C Preferred Stock or the causing to be purchased shares of NGRU Series C Preferred Stock in accordance with the Bridge Loan Agreement to ensure that as of the second (2nd) business day immediately preceding the Dividend Payable Date and through the Dividend Payable Date, the capital surplus (as that term is used in the DGCL) carried from BPOMS to NGRU as a result of the Merger is at least $1,500,000 and BPOMS's unrestricted cash that shall remain unrestricted and available for payment of the NGRU Dividend ("BPOMS AVAILABLE CASH") is at least $1,500,000. This Section 6.11 shall survive consummation of the Merger at the Effective Time, is intended to benefit NGRU and each of its directors, officers, managers, partners, employees and each person, if any, who controls NGRU within the meaning of the Securities Act, and shall be binding on all successors and assigns of BPOMS.

                  (b) NGRU shall take all necessary and appropriate actions to ensure that the Divestiture Proceeds shall be reserved for payment of the NGRU Dividend.

                  Section 6.12 DIRECTORS AND OFFICERS.

         At or prior to the Effective Time, NGRU shall obtain the resignation of each of the directors of NGRU and of Amrit Das, Chairman and Chief Executive Officer, to be effective as of the Effective Time. At the Effective Time, NGRU shall accept the resignations of each of the directors of NGRU and Mr. Das (as to all of his officer and director positions), and shall cause such Persons to be elected to the NGRU Board of Directors as BPOMS shall designate in writing prior to the filing of the preliminary Proxy Statement. The Board of Directors of NGRU shall appoint each of the individuals to serve as officers of NGRU, effective as of the Effective Time, as BPOMS shall designate in writing prior to the filing of the preliminary Proxy Statement.

                  Section 6.13 INDEMNIFICATION AND INSURANCE.

                  (a) The By-Laws and Certificate of Incorporation of NGRU and the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the By-Laws and Certificate of Incorporation of NGRU and BPOMS respectively which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time were directors, officers, employees or agents of NGRU or BPOMS, respectively, unless such modification is required after the Effective Time by law.

                  (b) Notwithstanding the foregoing, NGRU and the Surviving Corporation shall, to the fullest extent permitted under applicable law or under NGRU's or the Surviving Corporation's Certificate of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, officer or employee of NGRU or BPOMS, as applicable, or any of their respective Subsidiaries (collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in NGRU's or BPOMS's Certificate of Incorporation or By-Laws, as applicable, or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six (6) years after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain any counsel reasonably satisfactory to NGRU, (ii) after the Effective Time, NGRU shall advance to the Indemnified Party the reasonable fees and expenses of such counsel, and other reasonable costs incurred in the defense of such matter, and (iii) NGRU and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that NGRU and/or the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six (6) year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

                  (c) This Section 6.13 shall survive the consummation of the Merger at the Effective Time, is intended to benefit NGRU, BPOMS, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and NGRU and shall be enforceable by the Indemnified Parties.

                  (d) NGRU shall, until the sixth (6th) anniversary of the Effective Time, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by NGRU and the NGRU Subsidiaries as of the date hereof (or policies of at least the same coverage and amounts containing terms that are not less advantageous to the insured parties) with respect to claims arising from facts that occurred on or prior to the Effective Time, including without limitation all claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving the Merger and any and all related events. In lieu of the purchase of such insurance by NGRU, NGRU may purchase a six (6)-year extended reporting period endorsement ("Reporting Tail Coverage") under NGRU's existing directors' and officers' liability insurance coverage, providing that such Reporting Tail Coverage shall extend the directors' and officers' liability coverage in force as of the date hereof for a period of at least six (6) years from the Effective Time for any claim based upon, arising out of, directly or indirectly resulting from, in consequence of, or any way involving acts or omissions occurring or prior to the Effective Time, including without limitation all claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or any way involving the Merger or any and all related events. BPOMS shall cooperate with NGRU in obtaining such insurance coverage.

                  Section 6.14 SHELF REGISTRATION.

                  (a) Within 120 days following the Closing Date, NGRU shall prepare and file with the SEC a shelf registration statement (the "RESALE REGISTRATION STATEMENT") on Form S-3 (or, if Form S-3 is not available, Form SB-2) covering (i) all of the NGRU Shares issued hereunder, (ii) all of the shares of NGRU Common Stock that are issuable upon exercise of the BPOMS Options and BPOMS Warrants assumed pursuant to Section 2.4(a) hereof that are not eligible for inclusion on Form S-8 under applicable securities laws, and (iii) all of the shares of NGRU Common Stock that are issuable upon exercise of the NGRU Series A Preferred Stock, NGRU Series B Preferred Stock and NGRU Series C Preferred Stock issued pursuant to Section 2.3 hereof (collectively, the "REGISTRABLE SECURITIES"); provided that no holder of Registrable Securities shall be entitled to be named as a selling security holder in the Resale Registration Statement or to use the prospectus contained therein for offers or resales of Registrable Securities at any time, unless such holder first timely supplies NGRU with all information reasonably requested by NGRU in connection with the preparation of the Resale Registration Statement or such prospectus. NGRU shall use its commercially reasonable efforts to cause the Resale Registration Statement to be declared effective under the Securities Act within 180 days following the Closing Date and to keep such Resale Registration Statement continuously effective under the Securities Act until the earlier of the date which is two years following the Effective Time or the date on which all of the Registrable Securities covered thereby have been sold or may be sold without restriction pursuant to Rule 144 under the Securities Act.

                  (b) NGRU shall use its commercially reasonable efforts to register or qualify (or meet an exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for a reasonable time and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Resale Registration Statement; provided, however, that in no event shall NGRU be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section, or (B) file any general consent to service of process in any jurisdiction where it is not then so subject.

                  (c) All fees and expenses incident to the filing of the Resale Registration Statement and keeping it effective shall be borne by NGRU.

                  (d) NGRU covenants that, for so long as it is required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, it will take such action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Registrable Securities without registration under the Securities Act pursuant to Rule 144 under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144.

                  (e) To the extent permitted by law, NGRU shall indemnify and hold harmless each holder of Registrable Securities (and, if such holder is not an individual, each of its directors, officers, managers, partners, employees and each person, if any, who controls such holder within the meaning of the Securities Act), against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in the Resale Registration Statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by NGRU of any federal, state or common law, rule or regulation applicable to NGRU in connection with any registration; and shall promptly reimburse each of the foregoing persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that NGRU shall not be liable in any such case for any such loss, claim, damage, liability, expenses, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Resale Registration Statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished for use in connection with such registration by a holder. If for any reason the indemnification provided for in the preceding sentence is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding sentence, then the indemnifying party will contribute to the amount paid or payable by the indemnified party as a result of the loss, claim, damage, liability or expense in the proportion as is appropriate to reflect (i) the relative benefits received by the indemnified party and the indemnifying party, (ii) the relative failure of the indemnified party and the indemnifying party, and (iii) any other relevant equitable considerations.

                  (f) This Section 6.14 shall survive consummation of the Merger at the Effective Time, is intended to benefit the holders of Registrable Securities (and, if such holder is not an individual, each of its directors, officers, managers, partners, employees and each person, if any, who controls such holder within the meaning of the Securities Act), shall be binding on all successors and assigns of NGRU and shall be enforceable by the holders of Registrable Securities.


                                    ARTICLE 7

                                   CONDITIONS

                  Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.

         The respective obligation of each Party to effect the Merger and the other transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part by the parties hereto, to the extent permitted by applicable law:

                  (a) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of stockholders of NGRU.

                  (b) The NGRU Divestiture shall be effective at the Effective Time.

                  (c) The Reverse Split shall have been consummated.

                  Section 7.2 CONDITIONS TO OBLIGATIONS OF BPOMS TO EFFECT THE MERGER.

         The obligation of BPOMS to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by BPOMS:

                  (a) Each of the representations and warranties of NGRU contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent that any changes, circumstances or events making such representations and warranties not true or correct would not, individually or in the aggregate, constitute a NGRU Material Adverse Effect (without regard to any materiality qualification contained in such representation or warranty), and BPOMS shall have received a certificate, dated the Closing Date, signed on behalf of NGRU by the Chairman, Chief Executive Officer or Chief Financial Officer of NGRU to the foregoing effect.

                  (b) NGRU shall have performed or complied in all material respects (without regard to any materiality qualification contained in such representation or warranty) with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and BPOMS shall have received a certificate, dated the Closing Date, signed on behalf of NGRU by the Chairman, Chief Executive Officer or Chief Financial Officer of NGRU to the foregoing effect.

                  (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change, circumstance or event concerning NGRU and the NGRU Subsidiaries, taken as a whole, that has had or could be reasonably likely to have a NGRU Material Adverse Effect, and BPOMS shall have received a certificate, dated the Closing Date, signed on behalf of NGRU by the Chairman, Chief Financial Officer, or Chief Financial Officer of NGRU to the foregoing effect to such officer's knowledge.

                  (d) Immediately prior to the Effective Time, total combined cash and cash equivalents of NGRU and its Subsidiaries shall be at least equal to the U.S. Reserved Cash as defined in Section 1.2(b)(i).

                  (e) NGRU shall have received, in form satisfactory to BPOMS, written resignations dated and effective as of the Closing Date, executed by the directors and officers of NGRU who are not to continue as directors and officers of NGRU pursuant to Section 6.12, and each of the individuals who are to be officers of NGRU pursuant to that Section shall have been appointed officers of NGRU in such capacity as of the Effective Time.

                  (f) Neither the principal executive officer nor the principal financial officer of NGRU shall have failed to provide, with respect to any NGRU SEC Document filed (or required to be filed) with the SEC on or after the date of this Agreement, any necessary certification in the form required under Rule 13a-14 under the Exchange Act and 18 U.S.C. ss.1350.

                  Section 7.3 CONDITIONS TO OBLIGATIONS OF NGRU AND MERGER SUB TO EFFECT THE MERGER.

         The obligations of NGRU and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by NGRU:

                  (a) Each of the representations and warranties of BPOMS contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent that any changes, circumstances or events making such representations and warranties not true or correct would not, individually or in the aggregate, constitute a BPOMS Material Adverse Effect (without regard to any materiality qualification contained in such representation or warranty), and NGRU shall have received a certificate, dated the Closing Date, signed on behalf of BPOMS by the Chief Executive Officer or the President of BPOMS to the foregoing effect.

                  (b) BPOMS shall have performed or complied in all material respects (without regard to any materiality qualification contained in such representation or warranty) with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and NGRU shall have received a certificate, dated the Closing Date, signed on behalf of BPOMS by the Chief Executive Officer or the Chief Financial Officer of BPOMS to the foregoing effect.

                  (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change, circumstance or event, concerning BPOMS and the BPOMS Subsidiaries, taken as a whole, that has had or could be reasonably likely to have a BPOMS Material Adverse Effect and NGRU shall have received a certificate, dated the Closing Date, signed on behalf of BPOMS by the Chief Executive Officer or the Chief Financial Officer of BPOMS to the foregoing effect.

                  (d) NGRU shall have received from each holder of shares of BPOMS capital stock or securities convertible or exchangeable or exercisable for BPOMS Common Stock, an investor suitability questionnaire in form and substance satisfactory to NGRU, containing customary investment representations and certifying that such holder qualifies as an "accredited investor" as defined in Regulation D, or if such holder does not qualify as an "accredited investor," that such holder is not a "U.S. person" as defined in Regulation S and is not acquiring NGRU securities for the account or benefit of any U.S. person.

                  (e) Immediately prior to the Effective Time, BPOMS's unrestricted cash that shall remain unrestricted and available for payment of the NGRU Dividend through the Dividend Payable Date shall be at least $1,500,000, and its capital surplus (as that term is used in the DGCL) shall be at least $1,500,000, and NGRU shall have received a certificate to such effect signed by the Chief Financial Officer of BPOMS.

                  (f) Holders of not more than zero percent (0%) of the outstanding shares of BPOMS Common Stock and holders of not more than zero percent (0%) of the outstanding shares of BPOMS Series A Preferred Shares, BPOMS Series B Preferred Shares and BPOMS Series C Preferred Shares shall have not voted in favor of the Merger or not consented thereto in writing and shall have delivered prior to the Effective Time written notice of such holders' intent to demand payment as dissenting stockholders for such shares in accordance with the DGCL.

                  (g) BPOMS stockholders holding a majority of the disinterested shares of BPOMS Common Stock, BPOMS Series A Preferred Shares, BPOMS Series B Preferred Sharesand BPOMS Series C Preferred Shares, voting as separate classes, shall have approved any amendment to the terms of any certificate of designation of BPOMS and all other required approval by BPOMS stockholders shall have been obtained, and NGRU shall have received a certificate to such effect signed by the Secretary of BPOMS.


                                    ARTICLE 8

                                   TERMINATION

                  Section 8.1 TERMINATION.

         This Agreement may be terminated and abandoned at any time prior to the Effective Time (whether before or after approval and adoption of this Agreement and/or approval of the issuance of the NGRU Shares by the stockholders of NGRU):

                  (a) by mutual written consent authorized by the Board of Directors of NGRU and BPOMS;

                  (b) by either NGRU or BPOMS if any United States federal or state court of competent jurisdiction or other governmental entity shall have issued a final order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non appealable, provided that the Party seeking to terminate shall have used its commercially reasonable efforts to appeal such order, decree, ruling or other action;

                  (c) by NGRU upon a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of BPOMS and as a result of such breach the conditions set forth in Section 7.3(a) or Section 7.3(b), as the case may be, would not then be satisfied; provided, that if such breach is capable of being cured by the Termination Date and BPOMS diligently proceeds to cure the breach, then NGRU shall not have the right to terminate this Agreement under this Section 8.1(c) unless such breach has not been so cured by the Termination Date;

                  (d) by BPOMS upon a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of NGRU or Merger Sub and as a result of such breach the conditions set forth in Section 7.2(a) or
Section 7.2(b), as the case may be, would not then be satisfied; provided, that if such breach is capable of being cured by the Termination Date and NGRU diligently proceeds to cure the breach, then BPOMS shall not have the right to terminate this Agreement under this Section 8.1(d) unless such breach has not been so cured by the Termination Date;

                  (e) by BPOMS or NGRU if (i) the Board of Directors of NGRU pursuant to Section 6.9 withdraws or modifies adversely to BPOMS its approval or recommendation of this Agreement or (ii) NGRU enters into a definitive agreement providing for the implementation of any Acquisition Proposal in accordance with the provisions of Section 6.9;

                  (f) by NGRU if (i) the Board of Directors of BPOMS pursuant to
Section 6.9 withdraws or modifies adversely to NGRU its approval or recommendation of this Agreement or (ii) BPOMS enters into or engages in negotiations regarding an Acquisition Proposal or otherwise violates the provisions of Section 6.9;

                  (g) by either NGRU or BPOMS, if the Merger shall not have been consummated on or before December 22, 2006 ("TERMINATION DATE") (other than due to the failure of the Party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed by it at or prior to the Effective Time or a breach by such Party of this Agreement);

                  (h) by NGRU or BPOMS if this Agreement and the transactions contemplated hereby shall have failed to receive the requisite vote for approval and adoption by the stockholders of NGRU upon the holding of a duly convened stockholders meeting and any adjournments thereof;

                  (i) by NGRU if BPOMS suffers a BPOMS Material Adverse Effect, or by BPOMS if NGRU suffers a NGRU Material Adverse Effect;

                  (j) by NGRU if immediately prior to the Effective Time BPOMS's capital surplus (as that term is used in the DGCL) is less than $1,500,000 or BPOMS's unrestricted cash that shall remain unrestricted and available for payment of the NGRU Dividend through the Dividend Payable Date is less than $1,500,000; or

                  (k) by either Party, if the other Party becomes unable to pay its liabilities as they come due or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against such other Party (and not dismissed within sixty (60) days).

         The right of any Party hereto to terminate this Agreement pursuant to this Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Party hereto, any Person controlling any such Party or any of their respective employees, officers, directors, agents, representatives or advisors, whether prior to or after the execution of this Agreement.

                  Section 8.2 EFFECT OF TERMINATION.

         In the event of the termination and abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party hereto or its affiliates, directors, officers or stockholders and all rights and obligations of any Party hereto shall cease except for the agreements contained in this
Section 8.2 (Effect of Termination), Section 8.3 (Expenses and Termination
Fees), Section 8.4 (Extension; Waiver) and Section 9.5 (Confidentiality); provided, however, that nothing contained in this Section 8.2 shall relieve any Party from liability for any breach of this Agreement.

                  Section 8.3 EXPENSES AND TERMINATION FEES.

                  (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, whether or not the Merger is consummated and irrespective of the failure of any closing condition set forth in Article 7 hereof to be met.

                  (b) BPOMS shall pay as and when requested all fees and expenses incurred by NGRU in listing the NGRU Shares on the Nasdaq Capital Market in connection with the Merger and in connection with the substitute listing for the Reverse Split.

                  (c) Except as otherwise provided in Section 8.3(e), NGRU shall pay BPOMS a termination fee of $200,000 upon the termination of this Agreement
(i) by BPOMS pursuant to Section 8.1(d), (ii) by BPOMS or NGRU pursuant to
Section 8.1(e), or (iii) by NGRU other than as expressly permitted by Section
8.1.

                  (d) BPOMS shall pay NGRU a termination fee of $400,000 upon the termination of this Agreement (i) by NGRU pursuant to Section 8.1(c),
Section 8.1(f) or Section 8.1(j), or (iii) by BPOMS other than as expressly permitted by Section 8.1.

                  (e) NGRU shall pay BPOMS a termination fee of $200,000 upon the termination of this Agreement by NGRU or BPOMS in the event that the NGRU Divestiture Agreement is terminated and Das Family Holdings pays a termination fee to NGRU in connection therewith; provided, however, that to the extent that Das Family Holdings pays NGRU less than $400,000 upon termination of the NGRU Divestiture Agreement (other than upon mutual agreement of the parties thereto), NGRU shall pay BPOMS 50% of such lesser amount.

                  (f) If either Party fails to pay when due any amount payable by such Party under Section 8.3, then (i) such Party shall reimburse the other Party for reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other Party of its rights under this
Section 8.3, and (ii) such Party shall pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other Party in full) at a rate per annum equal to the "PRIME RATE" (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

                  Section 8.4 EXTENSION; WAIVER.

         At any time prior to the Effective Time, any Party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.


                                    ARTICLE 9

                               GENERAL PROVISIONS

                  Section 9.1 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         The representations and warranties of NGRU, Merger Sub, and BPOMS contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Article 9 shall survive the Effective Time.

                  Section 9.2 NOTICES.

         Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first class postage prepaid) and addressed as follows:

              If to BPOMS:              BPO Management Services, Inc.
                                        19800 MacArthur Blvd., Suite 820
                                        Irvine, CA 92612
                                        Attn:    Jack T. Cornman, Esq.
                                        Tel.:    (949) 224-1500
                                        Fax:     (949) 224-1505

              With a copy to (which shall not constitute notice):

                                        Cornman & Swartz
                                        19800 MacArthur Blvd., Suite 820
                                        Irvine, CA 92612
                                        Attn:    Jack T. Cornman, Esq.
                                        Tel.:    (949) 224-1500
                                        Fax:     (949) 224-1505

                                        and

                                        Bryan Cave LLP
                                        1900 Main Street, Suite 700
                                        Irvine, CA 92614
                                        Attn:    Randolf W. Katz, Esq.
                                        Tel.:    (949) 223-7103
                                        Fax:     (949) 223-7100

              If to NGRU:               netGuru, Inc.
                                        22700 Savi Ranch Parkway
                                        Yorba Linda, CA 92887
                                        Attn:    Chief Financial Officer
                                        Tel.:    (714) 974-2500
                                        Fax:     (714) 974-4771

              With a copy to (which shall not constitute notice):

                                        Rutan & Tucker, LLP
                                        611 Anton Boulevard, Suite 1400
                                        Costa Mesa, CA  92626
                                        Attn:    Cristy Parker, Esq.
                                        Tel:     (714) 641-5100
                                        Fax:     (714) 546-9035

or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date received.

                  Section 9.3 ASSIGNMENT; BINDING EFFECT; BENEFIT.

         Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, NGRU and Merger Sub may each assign their respective rights, interests or obligations hereunder to any affiliate provided that NGRU remains obligated hereunder and such assignment does not alter the rights, interests or obligations of BPOMS hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, surviving corporations, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  Section 9.4 ENTIRE AGREEMENT.

         This Agreement, the BPOMS Disclosure Letter, the NGRU Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto, except that the Non-Disclosure Agreement (as hereinafter defined) shall remain in effect and shall be binding upon NGRU and BPOMS in accordance with its terms. No addition to or modification of any provision of this Agreement shall be binding upon any Party hereto unless made in writing and signed by all parties hereto.

                  Section 9.5 CONFIDENTIALITY.

         NGRU and BPOMS understand and agree that they are and shall remain bound by and subject to the terms of the non-disclosure agreement, dated as of May 3, 2006, by and between NGRU and BPOMS (the "NON-DISCLOSURE AGREEMENT").

                  Section 9.6 AMENDMENT.

         This Agreement may be amended by the parties hereto, by action taken by their respective authorized Person, Persons or governing bodies, at any time before or after approval of matters presented in connection with the Merger by the stockholders of BPOMS and NGRU, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 9.7 GOVERNING LAW; ATTORNEYS' FEES.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of NGRU and BPOMS hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and the United States of America located in the State of Delaware (the "DELAWARE COURTS") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), consent to the service of process in such Delaware Courts, waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

                  (b) In any action at law or suit in equity to enforce this Agreement or the rights of any Parties under this Agreement, the prevailing Party in such action or suit shall be entitled to receive a reasonable sum for its attorney's fees and all other reasonable costs and expenses incurred in such action or suit.

                  Section 9.8 COUNTERPARTS.

         This Agreement may be executed by the parties hereto in separate counterparts, each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  Section 9.9 HEADINGS.

         Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

                  Section 9.10 WAIVERS.

         Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any Party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

                  Section 9.11 INCORPORATION.

         The BPOMS Disclosure Letter and the NGRU Disclosure Letter and all Schedules and Exhibits attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                  Section 9.12 SEVERABILITY.

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  Section 9.13 INTERPRETATION AND CERTAIN DEFINITIONS.

                  (a) In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders.

                  (b) As used in this Agreement, the word "SUBSIDIARY" or "SUBSIDIARIES" when used with respect to any Party means any corporation, partnership, joint venture, business trust or other entity, of which such Party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

                  (c) As used in this Agreement, the word "PERSON" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, a limited liability company, any unincorporated organization or any other entity.

                  (d) As used in this Agreement unless otherwise indicated, the word "AFFILIATE" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

                  Section 9.14 SPECIFIC PERFORMANCE.

         The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist, and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, without the posting of any bond whatsoever in addition to any other remedy at law or equity.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                             BPO MANAGEMENT SERVICES, INC.



                                             By   /S/ PATRICK A. DOLAN
                                               ---------------------------------
                                             Name:  Patrick A. Dolan
                                             Title: Chairman & CEO


                                             NETGURU, INC.



                                             By   /S/ BRUCE K. NELSON
                                               ---------------------------------
                                             Name:  Bruce K. Nelson
                                             Title: Chief Financial Officer


                                             BPO ACQUISITION CORP.



                                             By   /S/ BRUCE K. NELSON
                                               ---------------------------------
                                             Name:  Bruce K. Nelson
                                             Title: President


                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

APPENDIX B

                                                                  EXECUTION COPY





________________________________________________________________________________



                               PURCHASE AGREEMENT

                           DATED AS OF AUGUST 29, 2006

                                     BETWEEN

                               DAS FAMILY HOLDINGS

                                       AND

                                  NETGURU, INC.



________________________________________________________________________________

                                Table of Contents
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE 1 DEFINED TERMS.......................................................1

     Section 1.1.  Definitions.................................................1
     Section 1.2.  Dollar Amounts..............................................1

ARTICLE 2 THE TRANSACTION.....................................................1

     Section 2.1.  Stock and Asset Purchase....................................1
     Section 2.2.  Additional Seller Assets....................................2
     Section 2.3.  Assumed Seller Obligations..................................3
     Section 2.4.  Purchase Price..............................................4
     Section 2.5.  Closing.....................................................5
     Section 2.6.  Transfer Taxes..............................................5
     Section 2.7.  Allocation of Purchase Price................................5
     Section 2.8.  Section 338 Election........................................5
     Section 2.9.  Vital Communications Escrow.................................5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER.............................5

     Section 3.1.  Organization and Qualification; Investments.................6
     Section 3.2.  Capitalization of the Company...............................6
     Section 3.3.  Authority Relative to this Agreement........................6
     Section 3.4.  Proxy Statement.............................................7
     Section 3.5.  Consents and Approvals; No Violations.......................7
     Section 3.6.  Brokerage...................................................7
     Section 3.7.  Stockholder Vote Required...................................7

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PURCHASER..........................7

     Section 4.1.  Organization................................................8
     Section 4.2.  Authority Relative to this Agreement........................8
     Section 4.3.  Consents and Approvals; No Violations.......................8
     Section 4.4.  Information Supplied........................................8

                                Table of Contents
                                -----------------
                                   (continued)

                                                                            Page
                                                                            ----

ARTICLE 5 COVENANTS............................................................9

     Section 5.1.  Conduct of the Business.....................................9
     Section 5.2.  No Solicitation or Negotiation.............................10
     Section 5.3.  Proxy Statement............................................13
     Section 5.4.  Meeting of Stockholders of Seller..........................13
     Section 5.5.  Access to Information......................................14
     Section 5.6.  Certain Filings; Reasonable Efforts........................14
     Section 5.7.  Public Announcements.......................................14
     Section 5.8.  Notification of Certain Matters............................14
     Section 5.9.  Additions to and Modification of the
                   Seller Disclosure Schedule.................................15
     Section 5.10. Access to Company Employees................................15
     Section 5.11. Non-Solicitation of Employees and Customers................15
     Section 5.12. Change of Corporate Name and Trading Symbol;
                   Transition Agreement.......................................16
     Section 5.13. Discussions Regarding Structure............................16
     Section 5.14. Termination of Retention Agreement.........................16
     Section 5.15. Termination of Split Dollar Arrangement....................16

ARTICLE 6 CONDITIONS TO CONSUMMATION OF THE TRANSACTION.......................16

     Section 6.1.  Conditions to Each Party's Obligations to
                   Effect the Transaction.....................................16
     Section 6.2.  Conditions to the Obligations of Seller....................17
     Section 6.3.  Conditions to the Obligations of Purchaser.................18
     Section 6.4.  Proceedings and Documents..................................19
     Section 6.5.  Frustration of Closing Conditions..........................19

ARTICLE 7 TERMINATION; AMENDMENT; WAIVER......................................19

     Section 7.1.  Termination................................................19
     Section 7.2.  Effect of Termination......................................20
     Section 7.3.  Fees and Expenses..........................................20
     Section 7.4.  Amendment..................................................21
     Section 7.5.  Extension; Waiver..........................................21

ARTICLE 8 INDEMNIFICATION.....................................................22

     Section 8.1.  Survival...................................................22
     Section 8.2.  Indemnification............................................22

                                Table of Contents
                                -----------------
                                   (continued)

                                                                            Page
                                                                            ----
ARTICLE 9 MISCELLANEOUS.......................................................25

     Section 9.1.  Entire Agreement; Assignment...............................25
     Section 9.2.  Validity...................................................25
     Section 9.3.  Actions by Parties.........................................25
     Section 9.4.  Notices....................................................25
     Section 9.5.  Governing Law and Venue; Waiver of Jury Trial..............26
     Section 9.6.  Descriptive Headings.......................................27
     Section 9.7.  Parties in Interest........................................27
     Section 9.8.  Participation in Drafting..................................27
     Section 9.9.  Specific Performance.......................................27
     Section 9.10. Incorporation of Exhibits and Schedules....................28
     Section 9.11. Counterparts...............................................28

                               PURCHASE AGREEMENT


         This PURCHASE AGREEMENT (this "AGREEMENT"), dated as of August 29, 2006, is by and between Das Family Holdings, a California corporation (the "PURCHASER"), and netGuru, Inc., a Delaware corporation ("SELLER").

                                    RECITALS
                                    --------

         WHEREAS, Seller owns beneficially and of record 100,000 of the outstanding shares (collectively, the "SHARES") of Capital Stock of Research Engineers Ltd., an Indian company ("COMPANY");

         WHEREAS, Purchaser is an Affiliate of Amrit K. Das, who is the Chairman of the Board and Chief Executive Officer of Seller;

         WHEREAS, subject to the terms and conditions of this Agreement, Purchaser desires to acquire and assume from Seller, and Seller desires to sell and transfer to Purchaser, all of the Shares, the Additional Seller Assets owned by Seller, and the Assumed Seller Obligations;

         WHEREAS, concurrently with the Closing, Seller shall consummate the Merger contemplated by the Merger Agreement; and

         WHEREAS, each of the Das Stockholders has entered into a Voting Agreement and Irrevocable Proxy with Seller and BPO Management Services, Inc., a Delaware corporation ("BPOMS"), in the form attached as an exhibit to the Merger Agreement (collectively, the "VOTING AGREEMENTS"), providing among other things, that each such stockholder shall vote all shares of common stock of Seller controlled by such stockholder in favor of or otherwise consent to the transactions contemplated by this Agreement and the Merger Agreement.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Seller and Purchaser hereby agree as follows:

                                    ARTICLE 1

                                  DEFINED TERMS

         Section 1.1. DEFINITIONS. For the purposes of this Agreement, capitalized terms used herein shall have the meanings set forth on EXHIBIT A hereto.

         Section 1.2. DOLLAR AMOUNTS. All references in this Agreement to dollars or $ shall mean U.S. dollars.

                                    ARTICLE 2

                                 THE TRANSACTION

         Section 2.1. STOCK AND ASSET PURCHASE.

                  (a) SALE AND PURCHASE. On the basis of the representations, warranties, covenants, and agreements herein, and subject to the satisfaction or waiver of the conditions set forth herein and the terms hereof, at the Closing, Purchaser shall purchase from Seller, and Seller shall sell and transfer to Purchaser, all of the Shares and Additional Seller Assets, free and clear of any Liens, and Purchaser shall assume all of the Assumed Seller Obligations.

                  (b) PAYMENT AND WITHHOLDING BY PURCHASER. At the Closing, Purchaser shall pay to Seller the Purchase Price, less the Withheld Taxes, by wire transfer of immediately available funds. At the Closing, Purchaser shall pay the full amount of Withheld Taxes to the relevant taxation authority in accordance with Applicable Law and shall promptly furnish Seller with copies of all documentation relating to such payment when and as it becomes available.

                  (c) DELIVERIES BY SELLER. At the Closing, Seller shall deliver to Purchaser, free and clear of any Liens, (i) certificates representing the Shares being sold by Seller hereunder, accompanied by duly executed share transfer deeds and (ii) the Additional Seller Assets (except as otherwise contemplated by the Transition Agreement). In addition, at the Closing, Purchaser shall accept and assume the Assumed Seller Obligations.

                  (d) RECORDATION OF SHARE TRANSFER. Immediately following the Closing on the Closing Date, Purchaser shall cause the Company's board of directors to approve the transfer of the Shares from Seller to Purchaser in accordance with Applicable Law. Purchaser shall promptly make all filings and take all other steps necessary to formally record the share transfer in accordance with Applicable Law and shall promptly furnish Seller with copies of all documentation relating to such filings and other steps when and as it becomes available.

         Section 2.2. ADDITIONAL SELLER ASSETS. For purposes of this Agreement, the term "ADDITIONAL SELLER ASSETS" shall mean all of Seller's rights and interests in the following:

                  (a) SELLER MARKS. All of Seller's worldwide right, title and interest in and to the marks and Internet domain names listed on SCHEDULE 2.2(A) (the "SELLER MARKS"), including all registrations and applications for registration therefor and any common law rights therein in the United States, Canada, and throughout the world, all as listed and described on SCHEDULE 2.2(A), together with the goodwill related thereto, along with the right to pursue all claims and recover all damages and profits for past infringements thereof and all other related causes of action in connection therewith.

                  (b) WEBWORKS(TM) SOURCE CODE. One copy of the source code for Seller's WEBWORKSTM software (the "SOFTWARE") documented in a manner that will enable a software engineer of reasonable experience and skill to understand, interpret and modify such source code. The Software is provided to Purchaser without any representations or warranties from Seller. Purchaser and its Affiliates shall be entitled to, on a nonexclusive basis, install, transfer, sell, use, execute, copy, edit, format, modify, translate and create derivative works of the Software perpetually and without additional payment; PROVIDED, HOWEVER, that the foregoing rights shall exclude the right of Purchaser to use the WEBWORKSTM name; PROVIDED FURTHER, HOWEVER, that in the event that any portion of the Software is bundled together with Seller's eReview product and sold by Purchaser, Purchaser shall make such sale in accordance with the terms and conditions of that certain Value-Added Reseller Agreement, including the payment to Seller of any stated royalty and maintenance fees specified therein; PROVIDED FURTHER, HOWEVER, that Purchaser shall not sell or attempt to sell the re-branded Software to any existing customer of Seller who is listed on SCHEDULE 2.2(B) attached hereto. The foregoing includes the rights of Purchaser's and its Affiliates' customers to install, use, execute and copy the Software. All right, title and interest in and to the Software and all related documentation, and all copyrights, patents, trademarks, service marks or other intellectual property or proprietary rights thereto, are and shall remain solely with Seller. All right, title and interest in and to any enhancements, modifications, improvements, updates or derivative works made by Purchaser or its Affiliates to the Software and all related documentation shall remain with Purchaser and its Affiliates. Seller acknowledges that no such title to any such enhancements, modifications, improvements, updates or derivative works made by Purchaser or its Affiliates to the Software, and related documentation, is granted to Seller and that no such assertion shall be made by Seller; provided, however, that Purchaser is not being granted any rights in or to enhancements, modifications, improvements, updates or derivative works made by Seller or its Affiliates to the Software (collectively and individually, "SELLER CHANGES"), and any related documentation whether or not such Seller Changes are the same or similar to any changes or improvements to the Software made by Purchaser. Purchaser and its Affiliates shall not be entitled to any future updates of the Software or any other Seller Changes unless otherwise agreed to in writing with Seller or its successors or assigns.

                  (c) ACCOUNTS RECEIVABLE. All accounts receivable outstanding from SMI Joist and Guava Tech.

                  (d) SELLER CONTRACTS. All of the rights and benefits existing under the contracts set forth on SCHEDULE 2.2(D) hereto.

                  (e) STAAD.SUITE CROSS LICENSE. All of the rights and benefits of Seller to the seventy-five (75) perpetual, paid-up, named user licenses of STAAD.Pro 2005 (with all international design codes) and the related STAAD.suite of products (including updates) described in detail on SCHEDULE B2 to that certain Transition Services Agreement between Seller and Bentley Systems, Incorporated dated on or about November 18, 2005.

                  (f) MISCELLANEOUS SELLER ASSETS. All of Seller's right, title and interest in and to the additional assets set forth on SCHEDULE 2.2(F) hereto.

         Section 2.3. ASSUMED SELLER OBLIGATIONS. At the Closing, Purchaser shall assume the executory obligations of Seller with respect to the Business, the Additional Seller Assets, and the following specified liabilities (collectively, the "ASSUMED SELLER OBLIGATIONS"):

                  (a) All obligations and liabilities of Seller, the Company and their respective Affiliates associated with payments demanded by or due or to become due to Indian customs authorities relating to the Company or the Business ("CUSTOMS OBLIGATIONS");

                  (b) All obligations and liabilities of Seller, the Company and their respective Affiliates associated with the existing dispute with Vital Communications;

                  (c) All obligations and liabilities, if any, of Seller and its Affiliates associated with that certain Change in Control and Executive Retention Agreement between Seller and Amrit K. Das made effective June 1, 2005 ("RETENTION AGREEMENT") and the Split Dollar Agreement and related Collateral Assignment, both dated February 14, 1992, by and among Research Engineers, Inc., a California corporation, Amrit K. Das, and Santanu K. Das, acting solely in his capacity as Trustee of the Das Insurance Trust (together, the "SPLIT DOLLAR ARRANGEMENT"); and

                  (d) All obligations and liabilities of Seller, the Company and their respective Affiliates associated with the remaining balance payable in connection with Seller's acquisition of Apex Techno Consultants Private Limited.

         Notwithstanding the foregoing, with respect to SECTION 2.2(B) above, the Assumed Seller Obligations shall only include any liabilities and obligations that arise from actions or inactions of Purchaser and its Affiliates subsequent to the Closing. Additionally, to the extent that certain of the Seller Marks are transferred to Purchaser after the Closing pursuant to the Transition Agreement, Purchaser shall not assume any liabilities or obligations with respect to such Seller Marks until the date of transfer and such assumption shall exclude liabilities or obligations arising from actions or inactions of Seller and its Affiliates occurring between the Closing and the date of transfer.

         Section 2.4. PURCHASE PRICE. The Purchase Price shall be $2,000,000 (the "PURCHASE PRICE").

                  (a) Prior to the Closing, Seller shall declare a special dividend in respect of the Seller's common stock to holders of record of Seller's common stock immediately prior to the Effective Time in an aggregate amount of $3,500,000 (the "SELLER DIVIDEND"). Prior to the Effective Time, Seller's board of directors shall take all actions necessary to approve the declaration and payment of the Seller Dividend out of the proceeds received by Seller from the Purchase Price and the BPOMS Available Cash in accordance with applicable provisions of the DGCL. Seller shall use commercially reasonable efforts to pay the Seller Dividend on the tenth (10th) Business Day after the Closing Date and shall pay the Seller Dividend in no event later than ten (10) Business Days after the Closing Date.

                  (b) On the calendar day preceding the Closing Date ("BALANCE SHEET DATE"), the parties shall complete preparation of: (1) a pro forma consolidated balance sheet of Seller and its Subsidiaries ("PRE-CLOSING SELLER BALANCE SHEET"), and (2) a pro forma consolidated balance sheet of Seller and its Subsidiaries other than the Company ("U.S. BALANCE SHEET"). Each of the two balance sheets shall be based upon financial information as of the close of business on the fifth (5th) Business Day preceding the Balance Sheet Date and shall be prepared in accordance with U.S. GAAP. The parties shall cooperate with one another in the timely preparation of the balance sheets and shall make available to the other such personnel, work papers and other documents and financial information relating to the balance sheets as the other may request. Simultaneous with completion of the preparation of the balance sheets, the parties shall make the following calculations:

                           (i) "U.S. RESERVED CASH" shall be calculated by
                  subtracting (x) the deferred gain on sale-leaseback, all liabilities that are included in the calculation of U.S. Working Capital and 80% of deferred maintenance revenues from
                  (y) the sum of the total amount of liabilities on the U.S. Balance Sheet plus any Withheld Taxes to be withheld by Purchaser in accordance with Section 2.7, and then adding (z) the U.S. Working Capital Shortfall, if any.

                           (ii) "U.S. WORKING CAPITAL" shall be calculated from
                  the U.S. Balance Sheet by subtracting (x) the sum of accounts payable, accrued expenses, 20% of deferred maintenance revenues, and income taxes payable from (y) the sum of accounts receivable, prepaid expenses, deposits and deferred income taxes.

                           (iii) "U.S. WORKING CAPITAL SHORTFALL" shall be the
                  amount by which U.S. Working Capital is less than $0, reflected as a positive number.

                  (c) Any cash and cash equivalents on the Pre-Closing Seller Balance Sheet in excess of the amount calculated as U.S. Reserved Cash shall be distributed at the Closing to the Company via an adjusting wire transfer from Seller to the Company, it being understood that the Purchase Price shall not be distributed at the Closing to the Company but rather shall be held by Seller to be applied to the payment of the Seller Dividend.

         Section 2.5. CLOSING. Subject to the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties shall take at the Closing itself), the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Rutan & Tucker, LLP, 611 Anton Boulevard, Suite 1400, Costa Mesa, California 92626, simultaneous with the consummation of the merger transaction contemplated by the Merger Agreement, or at such other place or on such other date as may be mutually agreeable to Purchaser and Seller. The date and time of the Closing are herein referred to as the "CLOSING DATE."

         Section 2.6. TRANSFER TAXES. Each of Seller and Purchaser shall pay one-half of any sales, use, value-added, gross receipts, excise, registration, stamp, duty, transfer and other similar taxes and governmental fees imposed or levied by reason of, in connection with or attributable to, the transfer of the Shares (including, without limitation, any facilities occupied by the Company) or any other transfer contemplated by Article 2 of this Agreement (other than the Withheld Taxes, which shall be paid entirely by Purchaser pursuant to
SECTION 2.1(B)) ("TRANSFER TAXES"). This amount shall not include any Transfer Taxes that will be rebated or refunded to, or otherwise recovered by Seller, Purchaser, or any of their respective Affiliates. Seller and Purchaser shall cooperate with each other to the extent reasonably requested and legally permitted to minimize any such Transfer Taxes.

         Section 2.7. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Shares, the Additional Seller Assets and the non-solicitation covenants in accordance with EXHIBIT B to be completed by the parties in good faith on or prior to the Balance Sheet Date. Purchaser and Seller agree to use such allocation for purposes of all federal and state Tax reports and returns with respect to the sale and purchase of the Shares and the Additional Seller Assets. EXHIBIT B also shall include the amount, if any, determined by Seller that, as a result of the transfer of any capital assets pursuant to this Agreement, must be withheld by Purchaser pursuant to the provisions of the Indian Income Tax Act that require the transferee of capital assets situated in India to withhold an amount equal to the capital gains taxes (plus applicable surcharges) on the capital assets being transferred to Purchaser pursuant to this Agreement (the "WITHHELD TAXES").

         Section 2.8. SECTION 338 ELECTION. The parties hereby acknowledge and agree that Purchaser shall be entitled, at Purchaser's sole discretion, to make an election under Section 338 of the Internal Revenue Code of 1986, as amended (the "CODE"), in connection with the purchase of the Company contemplated by this Agreement. Immediately following any such election, Purchaser shall pay to Seller any additional Taxes imposed upon Seller as a result of such election.

         Section 2.9. VITAL COMMUNICATIONS ESCROW. At the Closing, Purchaser shall deposit $125,000 cash (which amount shall be separate from and in addition to the Purchase Price) in an escrow account upon terms mutually agreed upon by the parties, which cash shall remain in such account to satisfy Purchaser's indemnification obligations to Seller with regard to the Assumed Seller Obligations referenced in SECTION 2.3(B), until the final resolution of the Assumed Seller Obligations described in SECTION 2.3(B) above, at which point the balance of such amount, if any, shall be released to Purchaser to the extent not previously disbursed (with Purchaser's prior written consent) in satisfaction of such Assumed Seller Obligations.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Purchaser, subject to the exceptions set forth in the Disclosure Schedule (the "SELLER DISCLOSURE SCHEDULE") delivered by Seller to Purchaser in accordance with SECTION 5.9 and attached hereto as EXHIBIT C, that the statements contained in this Article 3 are true and correct. Any qualification of a representation or warranty must be specifically identified as a qualification or exception. The qualifications or exceptions shall be deemed to qualify only specifically identified Sections, Subsections or clauses of a single Section or Subsection hereof, as applicable, to which such qualification or exception relates, except to the extent that it is reasonably clear that the qualification or exception applies to additional Sections, Subsections or clauses.

         Section 3.1. ORGANIZATION AND QUALIFICATION; INVESTMENTS.

                  (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) Except as set forth in SECTION 3.1(B) of the Seller Disclosure Schedule, the Company does not own, or have the right to acquire, the shares of Capital Stock of any other Person.

         Section 3.2. CAPITALIZATION OF THE COMPANY.

                  (a) The authorized and issued and outstanding shares of Capital Stock of the Company is as set forth on SECTION 3.2(A) of the Seller Disclosure Schedule. All of the issued and outstanding shares of Capital Stock of the Company have been duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Seller owns beneficially, and of record, all of the Shares, free and clear of all Liens.

                  (b) Except as set forth on SECTION 3.2(B) of the Seller Disclosure Schedule, as of the date hereof there are outstanding: (i) no shares of Capital Stock or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable or exercisable for shares of Capital Stock or other securities of the Company; (iii) no options, warrants, phantom stock, preemptive or other rights to acquire from the Company, and no obligations of the Company to issue any Capital Stock, voting securities or securities convertible into or exchangeable or exercisable for shares of Capital Stock or other securities of the Company; and (iv) no equity equivalent interests in the ownership or earnings of the Company or other similar rights (collectively, "COMPANY SECURITIES"). Except as set forth in SECTION 3.2(B) of the Seller Disclosure Schedule, there are no (x) outstanding rights or obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities or (y) stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of Capital Stock of the Company. All of the issued and outstanding shares of Capital Stock of the Company were issued in compliance with Applicable Laws.

         Section 3.3. AUTHORITY RELATIVE TO THIS AGREEMENT.

                  (a) Seller has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the board of directors of Seller. This Agreement has been duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery hereof by Purchaser, constitutes the valid, legal and binding agreement of Seller, enforceable against Seller in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

                  (b) The board of directors of Seller has approved this Agreement and the transactions contemplated hereby and determined to make the Board Recommendation.

         Section 3.4. PROXY STATEMENT. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Except for information supplied by Purchaser in writing for inclusion in the Proxy Statement, none of the information included or incorporated by reference in the Proxy Statement shall, on the date the Proxy Statement is first mailed to Seller's stockholders or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. If at any time before the Closing, any event relating to Seller or any of its Affiliates, officers or directors should be discovered by Seller which should be set forth in a supplement to the Proxy Statement, Seller shall promptly inform Purchaser. Notwithstanding the foregoing, Seller makes no representation or warranty with respect to any information supplied or to be supplied by Purchaser in writing for inclusion in the Proxy Statement, that is, will be, or is required to be contained in the Proxy Statement.

         Section 3.5. CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in SECTION 3.5 of the Seller Disclosure Schedule and except for filings, notices, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, and any filings under similar notification laws or regulations of other foreign Governmental Entities, no filing with or notice to, and no permit, authorization, consent or approval of any Person or Governmental Entity is necessary for the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby. Except as set forth in SECTION 3.5 of the Seller Disclosure Schedule, neither the execution, delivery and performance of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (with or without the passage of time or the giving of notice or both), directly or indirectly: (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or similar governing documents) of Seller; (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Seller is a party or by which Seller or any of its properties or assets are bound; or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Seller or any of its properties or assets.

         Section 3.6. BROKERAGE. Except as set forth in SECTION 3.6 of the Seller Disclosure Schedule, there are no claims for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller.

         Section 3.7. STOCKHOLDER VOTE REQUIRED. The only vote of the holders of any class or shares of Capital Stock of Seller necessary to approve the transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Seller's common stock entitled to vote at a stockholders' meeting held for such purpose.

                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller as follows:

         Section 4.1. ORGANIZATION.

                  (a) Purchaser is duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser has heretofore made available to Seller accurate and complete copies of its organizational documents and bylaws, as currently in full force and effect.

                  (b) Purchaser is duly qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed would not have a Material Adverse Effect on Purchaser or the transactions contemplated by this Agreement.

         Section 4.2. AUTHORITY RELATIVE TO THIS AGREEMENT. Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement have been duly and validly authorized, and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser, and constitutes, assuming the due authorization, execution and delivery hereof by Seller, a valid, legal and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

         Section 4.3. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, notices, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, and any filings under similar notification laws or regulations of other foreign Governmental Entities, no filing with or notice to, and no permit, authorization, consent or approval of any Person or Governmental Entity is necessary for the execution and delivery by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby will (with or without the passage of time or the giving of notice or both), directly or indirectly: (i) conflict with or result in any breach of any provision of the organizational documents or Bylaws of Purchaser,
(ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Purchaser is a party or by which its properties or assets are bound or (iii) violate any material order, writ, injunction, decree, law, statute, rule or regulation applicable to Purchaser or its properties or assets.

         Section 4.4. INFORMATION SUPPLIED. None of the information supplied or to be supplied by Purchaser for inclusion or incorporation by reference in the Proxy Statement will result in the Proxy Statement, at the time it is mailed, containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that Purchaser makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Seller that is contained in or omitted from the Proxy Statement.

                                    ARTICLE 5

                                    COVENANTS

         Section 5.1. CONDUCT OF THE BUSINESS. Except as contemplated by this Agreement or as described in SECTION 5.1 of the Seller Disclosure Schedule, during the period from the date hereof to the Closing, Seller shall cause the Company to conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use commercially reasonable efforts to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with them with the intention that its goodwill and ongoing business shall be unimpaired at the Closing. Except as otherwise expressly provided in this Agreement and except as described in SECTION 5.1 of the Seller Disclosure Schedule, prior to the Closing, the Company shall not, without the prior written consent of Purchaser:

                  (a) amend its memorandum of association or articles of association (or other similar governing instrument);

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities or equity equivalents (including any stock options or stock appreciation rights);

                  (c) split, combine or reclassify any shares of its Capital Stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its Capital Stock, make any other actual, constructive or deemed distribution in respect of its Capital Stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities;

                  (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

                  (e) (i) incur or assume any long-term or short-term debt (including obligations under capital leases) or issue any debt securities, except for borrowings under existing lines of credit in the ordinary course of business, or modify or agree to any amendment of the terms of any of the foregoing, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances or capital contributions to or investments in any other Person (other than customary loans or advances to employees in each case in the ordinary course of business consistent with past practice); (iv) pledge or otherwise encumber shares of Capital Stock of the Company or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien (other than any existing Lien) thereupon;

                  (f) except as may be required by Applicable Law, increase in any manner the compensation of any director, officer or employee or pay any benefit not required by an employment agreement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units);

                  (g) grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to employment agreements outstanding on the date hereof, or as required by Applicable Law;

                  (h) (A) acquire, sell, lease, license, transfer or otherwise dispose of any material assets in any single transaction or series of related transactions that have a fair market value of more than $25,000 in the aggregate, (B) grant or enter into any exclusive license, distribution, marketing, sales or other agreement, or (C) sell, transfer or otherwise dispose of any material Intellectual Property Assets;

                  (i) except as may be required as a result of a change in law or in generally accepted accounting principles, materially change any of the accounting principles, practices or methods used by it;

                  (j) revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business;

                  (k) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other entity or division thereof or any equity interest therein; (ii) enter into any contract or agreement that is not consistent with the ordinary course of business and involves in excess of $25,000 individually or $100,000 in the aggregate; (iii) amend, modify or waive any right under any contract in any material manner that is, or would reasonably likely to be, adverse to the Business; (iv) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date hereof in any material manner that is adverse to the Business; (v) authorize any additional or new capital expenditure or expenditures in excess of $25,000 in the aggregate; or (vi) except in the ordinary course of business, authorize any new or additional manufacturing capacity expenditure or expenditures for any manufacturing capacity contracts or arrangements;

                  (l) make any material Tax election or settle or compromise any Tax liability or permit any material insurance policy naming it as a beneficiary or loss-payable to expire or to be canceled or terminated, unless a comparable insurance policy reasonably acceptable to Purchaser is obtained and in effect;

                  (m) fail to file any Tax Returns when due (or, alternatively, fail to file for available extensions) or fail to cause such Tax Returns when filed to be complete and accurate in all respects to the Knowledge of Seller;

                  (n) fail to pay any Taxes or other material debts when due;

                  (o) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would involve more than $25,000 or that would otherwise be material to the Company or that relates to any material Intellectual Property Right; or

                  (p) take or agree in writing or otherwise to take any of the actions described in SECTIONS 5.1(A) through 5.1(O) or take any action that would make any of the representations or warranties of Seller contained in this Agreement (including the exhibits hereto) untrue or incorrect.

         Section 5.2. NO SOLICITATION OR NEGOTIATION.

                  (a) For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal made or submitted by Purchaser to Seller and other than the Merger) contemplating or otherwise relating to any Acquisition Transaction. "ACQUISITION TRANSACTION" shall mean any transaction or series of transactions (other than the transactions contemplated by the Merger Agreement) involving:

                           (i) any merger, consolidation, amalgamation, share
exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which Seller or the Company is a constituent corporation; (ii) in which a Person or "group" (as defined in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of Seller or the Company; (iii) in which Seller or the Company issues securities representing more than 15% of the outstanding securities of any class of voting securities of Seller or the Company; or (iv) in which Seller or the Company would acquire a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act;

                           (ii) any sale, lease, exchange, transfer, license,
acquisition or disposition of any business or businesses or assets that constitute or account for: (i) 15% or more of the consolidated net revenues of Seller and its Subsidiaries, taken as a whole, consolidated net income of Seller and its Subsidiaries, taken as a whole, or consolidated book value of the assets of Seller and its Subsidiaries, taken as a whole; or (ii) 15% or more of the fair market value of the assets of Seller and its Subsidiaries, taken as a whole;

                           (iii) any sale, lease, exchange, transfer, license,
acquisition or disposition of any of the Additional Seller Assets or 5% or more of the assets of the Business (other than the sale of its products in the ordinary course of business consistent with past practices); or

                           (iv) any liquidation or dissolution of Seller or the
Company.

                  (b) For purposes of this Agreement, "SUPERIOR OFFER" shall mean an unsolicited bona fide written offer made to Seller or any of its Subsidiaries by a third party to enter into (i) a merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction as a result of which either (A) Seller's stockholders prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or (B) in which a Person or "group" (as defined in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) directly or indirectly acquires beneficial or record ownership of securities representing 50% or more of Seller's capital stock or (ii) a sale, lease, exchange transfer, license, acquisition or disposition of any business or other disposition of at least 50% of the assets of Seller or its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions that: (a) was not obtained or made as a direct or indirect result of a breach of (or in violation of) the Agreement; and (b) is on terms and conditions that the board of directors of Seller determines, in its reasonable, good faith judgment, after obtaining and taking into account such matters that its board of directors deems relevant following consultation with its outside legal counsel and financial advisor: (x) is reasonably likely to be more favorable, from a financial point of view, to Seller's stockholders than the terms of the transactions contemplated by the Merger Agreement; and (y) is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

                  (c) Seller agrees that neither it nor any of its Subsidiaries shall, nor shall it nor any of its Subsidiaries authorize or permit any of the officers, directors, investment bankers, attorneys or accountants retained by it or any of its Subsidiaries to, and that it shall use commercially reasonable efforts to cause its and its Subsidiaries' non-officer employees and other agents not to (and shall not authorize any of them to) directly or indirectly:
(i) solicit, initiate, encourage, induce or knowingly facilitate the communication, making, submission or announcement of any Acquisition Proposal;
(ii) furnish any information regarding Seller or the Company to any Person in connection with or in response to an Acquisition Proposal; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) execute or enter into any letter of intent or similar document or any agreement contemplating or otherwise relating to any Acquisition Transaction; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent Seller or its board of directors from (1) complying with its disclosure obligations under Sections 14d-9 and 14e-2 of the Securities Exchange Act of 1934, as amended, with regard to an Acquisition Proposal; PROVIDED FURTHER, HOWEVER, that, if such disclosure has the substantive effect of withdrawing, modifying or qualifying the directors' recommendation in a manner adverse to Purchaser or the adoption of this Agreement by Seller's board of directors, Seller and Purchaser each shall have the right to terminate this Agreement as set forth in SECTION 7.1(C)(II) and SECTION 7.1(D)(II); and (2) at any time prior to the approval of the transactions contemplated by this Agreement by Seller's stockholders, Seller may furnish nonpublic information regarding Seller or its Subsidiaries to, and enter into discussions or negotiations with, any Person in response to an Acquisition Proposal that is submitted to Seller or any of its Subsidiaries by such Person (and not withdrawn) if: (A) neither Seller nor any Representative of Seller shall have breached this Section; (B) the Board of Directors of Seller concludes in good faith based on the advice of outside legal counsel, that such action is reasonably necessary to comply with its fiduciary duties; (C) at least two (2) Business Days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, Seller gives Purchaser written notice of the identity of such Person and of Seller's intention to furnish nonpublic information to, or enter into discussions with, such Person; (D) Seller receives from such Person an executed confidentiality agreement containing provisions (including nondisclosure provisions, use restrictions, non-solicitation provisions, no hire provisions and "standstill" provisions) at least as favorable to Seller as those contained in the non-disclosure agreement entered into by Seller in connection with the Merger; and (E) concurrently with furnishing any such nonpublic information to such Person, Seller furnishes such nonpublic information to Purchaser (to the extent such nonpublic information has not been previously furnished by Seller to Purchaser). Without limiting the generality of the foregoing, Seller acknowledges and agrees that, in the event any officer, director, employee, controlling stockholder, agent or representative (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) of Seller (each, a "REPRESENTATIVE") (whether or not such Representative is purporting to act on behalf of Seller) takes any action that, if taken by Seller, would constitute a breach of this Section by Seller, the taking of such action by such Representative shall be deemed to constitute a breach of this Section by Seller for purposes of this Agreement.

                  (d) If Seller or any Representative of Seller receives an Acquisition Proposal at any time prior to the Closing Date, then Seller shall promptly (and in any event within one (1) Business Day after Seller becomes aware of such Acquisition Proposal) advise Purchaser orally and in writing of such Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal, and the terms thereof). Seller shall keep Purchaser fully informed with respect to the status and terms of any such Acquisition Proposal and any modification or proposed modification hereto.

                  (e) Seller shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal as of the date of this Agreement.

                  (f) Seller shall not release or permit the release of any Person from, or waive or permit the waiver of any provision of or right under, any confidentiality, non-solicitation, no hire, "standstill" or similar agreement (whether entered into prior to or after the date of this Agreement) to which Seller is a party or under which Seller has any rights, and shall enforce or cause to be enforced each such agreement to the extent requested by Purchaser. Seller shall promptly request each Person that has executed a confidentiality or similar agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return to Seller all confidential information heretofore furnished to such Person by or on behalf of Seller.

         Section 5.3. PROXY STATEMENT. Seller will prepare and file with the SEC the Proxy Statement as promptly as practicable following the date of the Merger Agreement, but in any event no later than the later of the fifth (5th) Business Day (or, if such day is not a date on which the SEC is open to receive filings, then the next such day thereafter) after Seller has received all of the information it reasonably requires from BPOMS in connection with the preparation of the Proxy Statement (as described in the Merger Agreement) and September 22, 2006. Purchaser will promptly provide Seller with any information with respect to it which may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, and cause its counsel and auditors to cooperate with Seller's counsel and auditors in the preparation and filing of the Proxy Statement pursuant to this SECTION 5.3. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, or any information in the Proxy Statement shall have become incomplete, false or misleading, Purchaser or Seller, as the case may be, will promptly inform the other party thereof, and will cooperate in filing with the SEC or its staff, and/or mailing to stockholders of Seller such amendment or supplement. Seller shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after its filing, and promptly thereafter mail the Proxy Statement to its stockholders.

         Section 5.4. MEETING OF STOCKHOLDERS OF SELLER

                  (a) Seller shall take all action reasonably necessary or advisable in accordance with the DGCL and its Certificate of Incorporation and Bylaws and Applicable Laws to call, convene and hold the Stockholders' Meeting pursuant to the Merger Agreement. Seller will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of the transactions as contemplated hereunder, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the Nasdaq Capital Market or the DGCL to obtain such approval. Notwithstanding anything to the contrary contained in this Agreement, Seller may adjourn or postpone the Stockholders' Meeting to the extent reasonably necessary to facilitate the provision of any necessary supplement or amendment to the Proxy Statement to its stockholders in advance of the vote to be taken at such meeting or, if as of the time for which the Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Seller common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders' Meeting. Seller shall ensure that the Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with the Stockholders' Meeting are solicited in compliance with the DGCL, its Certificate of Incorporation and Bylaws, and the rules of the Nasdaq Capital Market.

                  (b) (i) The board of directors of Seller shall make the recommendation that the stockholders of Seller approve the transactions as contemplated hereunder (the "BOARD RECOMMENDATION"), (ii) the Proxy Statement shall include a statement to the effect that the board of directors of Seller has made the Board Recommendation and (iii) except as expressly permitted in this Agreement, neither the board of directors of Seller nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other parties, the Board Recommendation.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, Seller's board of directors shall not be prohibited from failing to make or withdrawing the Board Recommendation or failing to take any prescribed actions with regard to the Proxy Statement and/or related stockholders' meeting if such directors have determined in good faith, based upon the advice of their outside legal counsel, that such action is reasonably necessary for such directors to comply with their fiduciary duties to Seller's stockholders under Applicable Law in accordance with SECTION 5.2 hereof.

         Section 5.5. ACCESS TO INFORMATION. Between the date hereof and the Closing Date, Seller will give Purchaser and its authorized representatives reasonable access during normal business hours to all employees, plants, offices, warehouses and other facilities, to all books and records and all personnel files of current or former employees of the Company as Purchaser may reasonably require.

         Section 5.6. CERTAIN FILINGS; REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto will use all reasonable efforts and due diligence to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts and due diligence to do the following: (i) cooperate in the preparation and filing of the Proxy Statement and any amendments thereto, and any filings under similar notification laws or regulations of foreign Governmental Entities; (ii) obtain consents of all third parties and Governmental Entities necessary, proper, advisable or reasonably requested by Purchaser or Seller, for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding relating to the transactions contemplated hereunder; and (iv) execute any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Purchaser agrees to use all reasonable efforts to cause the Closing Date to occur as soon as reasonably practicable after the conditions set forth in Article 6 have been satisfied or waived. Seller agrees to use all reasonable efforts to encourage employees of the Company to continue their employment with the Company after the Closing. If at any time after the Closing Date any further action is reasonably necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such reasonably necessary action.

         Section 5.7. PUBLIC ANNOUNCEMENTS. Neither party shall issue any press release or otherwise make any public statements (including any written statement circulated to employees, customers or other third parties) with respect to the transactions contemplated by this Agreement, without the prior written consent of the other party, which consent will not be unreasonably withheld, except as may be required by Applicable Law or any listing agreement with the Nasdaq Capital Market or any other applicable securities exchange (in which case the party will first consult with the other party to the extent reasonably practicable).

         Section 5.8. NOTIFICATION OF CERTAIN MATTERS. Seller shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to Seller, of (i) any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement and/or that such consent will or may be withheld or unobtainable on a timely basis or without unreasonable effort or expense (other than a communication from a shareholder of Seller with respect to the voting of shares held by such shareholder); (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries or which relate to the consummation of the transactions contemplated by this Agreement; and (iv) of any fact or occurrence between the date of this Agreement and the Closing of which it becomes aware which makes any of its representations and warranties contained in this Agreement untrue in any material respect (without regard to any materiality qualification contained in such representation or warranty) or causes any breach of its obligations under this Agreement in any material respect (without regard to any materiality qualification contained in such obligation); PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.8 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 5.9. ADDITIONS TO AND MODIFICATION OF THE SELLER DISCLOSURE SCHEDULE. Concurrently with the execution and delivery of this Agreement, Seller has delivered the Seller Disclosure Schedule that includes all of the information required by the relevant provisions of this Agreement. In addition, Seller shall deliver to Purchaser such additions to or modifications of any Sections of the Seller Disclosure Schedule necessary to make the information set forth therein true, accurate and complete in all material respects as soon as practicable after such information is available to Seller after the date of execution and delivery of this Agreement and prior to the Closing; PROVIDED, HOWEVER, that (i) such disclosure shall not limit the rights and remedies of Purchaser under this Agreement for any breach by Seller of such representation and warranties and (ii) failure to comply with the disclosure obligations required hereunder shall not be deemed to constitute a failure of the conditions set forth in SECTION 6.2(C) or 6.3(C) unless the information to be disclosed would constitute a breach of representations or warranties that would cause a failure of the conditions set forth in SECTION 6.2(B) or 6.3(B) as the case may be.

         Section 5.10. ACCESS TO COMPANY EMPLOYEES. Seller shall provide Purchaser with reasonable access to employees of the Company during normal working hours following Seller's public announcement of this Agreement to provide information to such employees about Purchaser and their continued employment. All communications by Purchaser with employees of the Company shall be conducted in a manner that does not disrupt or interfere with the efficient and orderly operation of the Business.

         Section 5.11. NON-SOLICITATION OF EMPLOYEES AND CUSTOMERS.

                  (a) For a period of eighteen (18) months following the Closing Date, neither party nor any of its Subsidiaries shall, directly or indirectly, without the prior written consent of the other party, solicit any employee of the other party or any of the other party's Subsidiaries to terminate his or her employment with the other party or any of the other party's Subsidiaries for employment by such party or any of its Subsidiaries; PROVIDED, HOWEVER, that such prohibition shall not apply if such employee (i) independently seeks employment with a party or (ii) has been terminated or otherwise released from employment with a party.

                  (b) For a period of eighteen (18) months following the Closing Date, neither Seller nor any of its Subsidiaries shall, directly or indirectly, without the prior written consent of Purchaser, solicit or attempt to influence any of Purchaser's customers set forth on SCHEDULE 5.11(B) to purchase goods or services from Seller or any of its Subsidiaries.

                  (c) For a period of eighteen (18) months following the Closing Date, neither Purchaser nor any of its Subsidiaries shall, directly or indirectly, without the prior written consent of Seller, solicit or attempt to influence any of Seller's customers set forth on SCHEDULE 5.11(C) to purchase goods or services from Purchaser or any of its Subsidiaries.

                  (d) Each party hereto agrees that it would be impossible or inadequate to measure and calculate damages from any breach of the covenants set forth in this SECTION 5.11. Accordingly, each party agrees that if it breaches any provision of this SECTION 5.11, the other party shall have available, in addition to any other right or remedy otherwise available, the right to seek an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

         Section 5.12. CHANGE OF CORPORATE NAME AND TRADING SYMBOL; TRANSITION AGREEMENT. Within six (6) months following the Closing of the Merger Agreement,
(i) Seller shall file with the Secretary of State of the State of Delaware an amendment to its Certificate of Incorporation deleting the word "netGuru" from its corporate name and (ii) Seller shall take all actions reasonably necessary to change its trading symbol from "NGRU". Seller covenants and agrees that, except as otherwise provided in a transition agreement negotiated in good faith between the parties and executed prior to the Closing (the "TRANSITION AGREEMENT"), which Transition Agreement shall relate solely to the continued exclusive temporary use by Seller of "netguru.com" and "netGuru, Inc." for a period of up to twelve (12) months and six (6) months, respectively, following the Closing, in accordance with past practices, and which Transition Agreement shall provide for reasonably satisfactory hosting of the "netguru.com" website by Seller at its sole cost and expense during such period including a link to Purchaser's designated website, neither it nor any of its Affiliates shall use the Seller Marks after the Closing of the Merger Agreement. Seller further covenants and agrees that, if requested, it shall consent to the Company's use of corporate name "netGuru Services, Inc." following the Closing.

         Section 5.13. DISCUSSIONS REGARDING STRUCTURE. Purchaser and Seller shall work together in good faith to structure the transactions contemplated hereby in such a manner as to make them as advantageous for each party as is reasonably possible with respect to Taxes and accounting treatment resulting therefrom, and each party shall agree to consider, in good faith, taking such actions as are reasonably necessary in furtherance of the foregoing.

         Section 5.14. TERMINATION OF RETENTION AGREEMENT. The Retention Agreement shall terminate immediately prior to the Closing, with Purchaser assuming any and all obligations and liabilities of Seller thereunder.

         Section 5.15. TERMINATION OF SPLIT DOLLAR ARRANGEMENT. The Split Dollar Agreement shall be terminated at the Closing, and the parties thereto shall have forgiven all debts and obligations owed to one another thereunder and shall have released the other parties thereto from any such claims.

                                    ARTICLE 6

                  CONDITIONS TO CONSUMMATION OF THE TRANSACTION

         Section 6.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE TRANSACTION. The respective obligations of each party hereto to consummate the transactions contemplated by the Agreement are subject to the satisfaction of the following conditions as of the Closing Date:

                  (a) Any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby and to conduct the Business after the Closing Date in all material respects as it was conducted prior thereto shall have been given, obtained or complied with, as applicable;

                  (b) No court of competent jurisdiction or other governmental entity shall have issued a final and non-appealable order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; and

                  (c) The Merger shall close simultaneous with the Closing of the transactions contemplated by this Agreement.

         Section 6.2. CONDITIONS TO THE OBLIGATIONS OF SELLER. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

                  (a) The transactions contemplated by this Agreement shall have been approved and adopted by the requisite vote of the stockholders of Seller.

                  (b) The representations and warranties of Purchaser contained in this Agreement (i) that are qualified by the phrase "Material Adverse Effect" shall each be true and correct in all respects and (ii) that are not so qualified shall be true and correct in all respects, in the case of clauses (i) and (ii) as of the date of this Agreement and as of the Closing Date with the same force and effect as if made as of such date, except (A) with respect to clause (ii), any such representations and warranties in each case, or in the aggregate, as would not reasonably be expected to constitute a Material Adverse Effect on Purchaser or the transactions contemplated by this Agreement; and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject, if applicable, to the Material Adverse Effect limitations set forth in the preceding clause (B)) as of such particular date) (it being understood that, for purposes of determining the accuracy of the representations and warranties described in clause (ii), all materiality qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded). Seller shall have received, at the Closing, a certificate to such effect signed on behalf of Purchaser by an authorized senior executive officer of Purchaser.

                  (c) Each of the covenants and obligations of Purchaser to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed at or before the Closing and, at the Closing, Purchaser shall have delivered to Seller a certificate to that effect, executed by an executive officer of Purchaser.

                  (d) Purchaser shall have received in writing and in form and substance reasonably acceptable to Seller all necessary consents, approvals and waivers with respect to the consummation of the transactions contemplated by this Agreement as required by any other third party or governmental agency with respect to the consummation of the transactions contemplated by this Agreement.

                  (e) From the date of this Agreement through the Closing Date, there shall not have occurred any change, circumstance or event concerning Purchaser that has had or would be reasonably likely to have a Material Adverse Effect on the Purchaser's ability to fulfill its obligations under the transactions contemplated by this Agreement, and Seller shall have received a certificate, dated the Closing Date, signed on behalf of Purchaser by an executive officer of Purchaser to the foregoing effect to such officer's knowledge.

                  (f) Seller shall have received a Bill of Sale and Assumption Agreement in substantially the form of EXHIBIT D hereto, duly executed by Purchaser.

                  (g) Seller shall have received an Outsourcing Services Agreement in substantially the form of EXHIBIT E hereto, duly executed by Purchaser.

                  (h) Seller shall have received a Value-Added Reseller Agreement in substantially the form of EXHIBIT F hereto, duly executed by Purchaser.

                  (i) Seller shall have received a Transition Agreement contemplated by SECTION 5.12 of this Agreement duly executed by Purchaser.

         Section 6.3. CONDITIONS TO THE OBLIGATIONS OF PURCHASER. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

                  (a) The transactions contemplated by this Agreement shall have been approved and adopted by the requisite vote of the stockholders of Seller.

                  (b) The representations and warranties of Seller contained in this Agreement (i) that are qualified by the phrase "Material Adverse Effect" shall each be true and correct in all respects and (ii) that are not so qualified shall be true and correct in all respects, in the case of clauses (i) and (ii) as of the date of this Agreement and as of the Closing Date with the same force and effect as if made as of such date, except (A) with respect to clause (ii), any such representations and warranties in each case, or in the aggregate, as would not reasonably be expected to constitute a Material Adverse Effect on Seller, the Business or the transactions contemplated by this Agreement; and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject, if applicable, to the Material Adverse Effect limitations set forth in the preceding clause (B)) as of such particular date) (it being understood that, for purposes of determining the accuracy of the representations and warranties described in clause (ii), all materiality qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded). Purchaser shall have received, at the Closing, a certificate to such effect signed on behalf of Seller by an authorized senior executive officer of Seller.

                  (c) Each of the covenants and obligations of Seller to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed at or before the Closing and, at the Closing, the Company shall have delivered to Purchaser a certificate to that effect, executed by an executive officer of Seller.

                  (d) Seller shall have received, in writing and in form and substance reasonably acceptable to Purchaser (i) the material consents, approvals and waivers with respect to the consummation of the transactions contemplated by this Agreement indicated or required to be indicated on the Seller Disclosure Schedules and (ii) all necessary consents, approvals and waivers as required by any other third party or governmental agency with respect to the consummation of the transactions contemplated by this Agreement.

                  (e) From the date of this Agreement through the Closing Date, there shall not have occurred any change, circumstance or event concerning the Company that has had or would be reasonably likely to have a Material Adverse Effect on the Company or the Business, and Purchaser shall have received a certificate, dated the Closing Date, signed on behalf of Seller by an executive officer of Seller to the foregoing effect to such officer's knowledge.

                  (f) Purchaser shall have received a Bill of Sale and Assumption Agreement in substantially the form of EXHIBIT D hereto, duly executed by Seller.

                  (g) Purchaser shall have received an Outsourcing Services Agreement in substantially the form of EXHIBIT E hereto, duly executed by Seller.

                  (h) Purchaser shall have received a Value-Added Reseller Agreement in substantially the form of EXHIBIT F hereto, duly executed by Seller.

                  (i) Purchaser shall have received a Transition Agreement contemplated by SECTION 5.12 of this Agreement duly executed by Seller.

                  (j) Seller shall have paid, or shall agree to pay, all Tax incurred to Seller's Knowledge, in connection with the Company's (including any predecessor entities such as netGuru Systems, Ltd.) operation of the Business with respect to all periods prior to the Closing.

         Section 6.4. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to Purchaser and Purchaser's legal counsel on the one hand and Seller and Seller's legal counsel on the other hand, and Purchaser and Seller shall have received all such counterpart originals and certified or other copies of such documents as they may reasonably request, including certified copies of charter documents, corporate resolutions, and good standing advice.

         Section 6.5. FRUSTRATION OF CLOSING CONDITIONS. Neither Purchaser nor Seller may rely on the failure of any condition set forth in SECTIONS 6.1, 6.2 or 6.3, as the case may be, if such failure was caused by such party's failure to comply with any provision of this Agreement.

                                    ARTICLE 7

                         TERMINATION; AMENDMENT; WAIVER

         Section 7.1. TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Closing whether before or after approval of the transactions contemplated by this Agreement by the stockholders of Seller:

                  (a) by mutual written consent of Purchaser and Seller;

                  (b) by Purchaser or Seller if:

                           (i) any court of competent jurisdiction or other
governmental entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereunder and such order, decree, ruling or other action is or shall have become final and nonappealable, provided that the party seeking to terminate shall have used its commercially reasonable efforts to appeal such order, decree, ruling or other action;

                           (ii) the transactions contemplated hereunder have not
been consummated on or before December 22, 2006 ("TERMINATION DATE") other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed by it at or prior to the Closing or a breach by such party of this Agreement;

                           (iii) this Agreement and the transactions
contemplated hereby shall have failed to receive the requisite vote for approval and adoption by the stockholders of Seller upon the holding of a duly convened stockholders' meeting and any adjournments thereof; or

                           (iv) the other party becomes unable to pay its
liabilities as they come due or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against such other party and not dismissed within sixty (60) days.

                  (c) by Seller if:

                           (i) there shall have been a breach of any
representation, warranty, covenant or agreement contained in this Agreement on the part of Purchaser and as a result of such breach the conditions set forth in SECTIONS 6.2(B) or 6.2(C) would not then be satisfied; provided that if such breach is capable of being cured by the Termination Date and Purchaser diligently proceeds to cure the breach, then Seller shall not have the right to terminate this Agreement under this SECTION 7.1(C)(I) unless such breach has not been so cured by the Termination Date;

                           (ii) (A) the board of directors of Seller pursuant to
SECTION 5.2 withdraws or modifies the Board Recommendation, or (B) Seller enters into a definitive agreement providing for the implementation of any Acquisition Proposal in accordance with the provisions of SECTION 5.2; or

                           (iii) there shall have been a Material Adverse Effect
on Purchaser's ability to fulfill its obligations under the transactions contemplated by this Agreement in accordance with Section 6.2(e).

                  (d) by Purchaser if:

                           (i) there shall have been a breach of any
representation, warranty or covenant contained in this Agreement on the part of Seller and as a result of such breach the conditions set forth in SECTIONS 6.3(B) or 6.3(C) would not then be satisfied; provided that if such breach is capable of being cured by the Termination Date and Seller diligently proceeds to cure the breach, then Purchaser shall not have the right to terminate this Agreement under this SECTION 7.1(D)(I) unless such breach has not been so cured by the Termination Date;

                           (ii) (A) the board of directors of Seller pursuant to
SECTION 5.2 withdraws or modifies the Board Recommendation, or (B) Seller enters into a definitive agreement providing for the implementation of any Acquisition Proposal in accordance with the provisions of SECTION 5.2; or

                           (iii) there shall have been a Material Adverse Effect
on the Company or the Business in accordance with Section 6.3(e).

         The right of either party hereto to terminate this Agreement pursuant to this SECTION 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of either party hereto, any Person controlling either such party or any of their respective employees, officers, directors, agents, representatives or advisors, whether prior to or after the execution of this Agreement except, in the case of Purchaser's right to terminate, to the extent any of the Das Stockholders or their Affiliates that serve or have served as a director or employee of Seller or the Company had actual knowledge of, prior to the execution of this Agreement, or engaged in the acts or omissions that caused, the particular fact, circumstance, event or other matter giving rise to Purchaser's right of termination.

         Section 7.2. EFFECT OF TERMINATION. Subject to the immediately succeeding sentence, in the event of the termination and abandonment of this Agreement pursuant to SECTION 7.1 (Termination), this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders except for SECTION
7.3 (Fees and Expenses), SECTION 9.4 (Notices), and SECTION 9.5 (Governing Law and Venue; Waiver of Jury Trial). Nothing contained in this SECTION 7.2 shall relieve any party from liability for any breach of this Agreement prior to such termination.

         Section 7.3. FEES AND EXPENSES.

                  (a) Except as set forth in this SECTION 7.3, the parties shall pay all of their own fees, costs, and expenses (including, without limitation, fees, costs and expenses of legal counsel, investment bankers, brokers, or other representatives and consultants and appraisal fees, costs, and expenses) incurred in connection with the negotiation of this Agreement and the other agreements contemplated hereby, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby.

                  (b) Except as otherwise provided in Section 7.3(c), Seller shall pay Purchaser a termination fee of $200,000 upon the termination of this Agreement (A) by Seller pursuant to SECTION 7.1(C)(II), (B) by Purchaser pursuant to SECTION 7.1(D)(I) or SECTION 7.1(D)(II), or (C) by Seller other than in accordance with SECTIONS 7.1(A) through (C).

                  (c) Seller shall pay Purchaser a termination fee of $200,000 upon the termination of this Agreement by Purchaser or Seller in the event that the Merger Agreement is terminated and BPOMS or any of its affiliates pays a termination fee to Seller in connection therewith; PROVIDED, HOWEVER, that to the extent that BPOMS or any of its affiliates pays Seller less than $400,000 upon termination of the Merger Agreement (other than upon mutual agreement of the parties thereto), Seller shall pay Purchaser 50% of such lesser amount.

                  (d) Purchaser shall pay Seller a termination fee of $400,000 upon the termination of this Agreement (A) by Seller pursuant to Section 7.1(c)(i), or (B) by Purchaser other than in accordance with SECTIONS 7.1(A),
(B) or (D).

                  (e) If either party fails to pay when due any amount payable by such party under SECTIONS 7.3(B), (C) or (D), then (i) such party shall reimburse the other party for reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other party of its rights under this SECTION 7.3, and (ii) such party shall pay to the other party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other party in full) at a rate per annum equal to the "prime rate" (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

         Section 7.4. AMENDMENT. This Agreement may be amended by action taken by Seller and Purchaser at any time before or after approval of the transactions contemplated by this Agreement by the stockholders of the Seller, but after any such approval no amendment shall be made that requires the approval of such stockholders under Applicable Law without such approval. This Agreement may be amended only by an instrument in writing signed on behalf of the parties hereto.

         Section 7.5. EXTENSION; WAIVER. At any time prior to the Closing, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

                                    ARTICLE 8

                                 INDEMNIFICATION

         Section 8.1. SURVIVAL. All representations, warranties, covenants, and agreements set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, no party shall be entitled to recover for any Loss pursuant to
SECTION 8.2(A)(I) and 8.2(C)(I) unless written notice of a claim thereof is delivered to the other party before the Applicable Limitation Date. For purposes of this Agreement, the term "APPLICABLE LIMITATION DATE" shall mean the date which is twelve (12) months after the Closing Date; provided that with respect to any Loss arising from or related to a breach of the representations and warranties of Seller set forth in SECTION 3.1 (Organization and Qualification; Investments), SECTION 3.2 (Capitalization of the Company), and SECTION 3.3 (Authority Relative to this Agreement) and with respect to any Loss arising from or related to a breach of the representations and warranties of Purchaser set forth in SECTION 4.1 (Organization) and SECTION 4.2 (Authority Relative to this Agreement), the Applicable Limitation Date shall be the applicable statute of limitations.

         Section 8.2.      INDEMNIFICATION.

                  (a) INDEMNIFICATION BY SELLER. Seller shall indemnify Purchaser and each of Purchaser's respective officers, directors, stockholders, employees, agents, representatives, affiliates, successors, and assigns (collectively, the "PURCHASER PARTIES") and hold each of them harmless from and against and pay on behalf of or reimburse such Purchaser Parties in respect of any Loss which any such Purchaser Party may suffer, sustain, or become subject to, as a result of or relating to:

                           (i) the breach of any representation or warranty made
by Seller contained in this Agreement or in any certificate delivered by Seller with respect thereto in connection with the Closing; and

                           (ii) the breach of any covenant or agreement made by
Seller contained in this Agreement.

                  Seller hereby acknowledges that it and its Affiliates shall have no claims or rights to contribution or indemnity from the Company with respect to any amounts paid by Seller pursuant to this SECTION 8.2(A).

                  (b) LIMITATIONS ON INDEMNIFICATION BY SELLER. The indemnification provided for in SECTION 8.2(A) above is subject to the following limitations:

                           (i) Seller shall be liable to the Purchaser Parties
with respect to claims referred to in Section 8.2(A) only if a Purchaser Party gives Seller written notice thereof within the Applicable Limitation Date.

                           (ii) The aggregate amount of all payments made by
Seller in satisfaction of claims for indemnification pursuant to SECTION 8.2(A) shall not exceed the Purchase Price (the "CAP").

                           (iii) Seller shall not be liable to indemnify any
Purchaser Parties pursuant to SECTION 8.2(A) unless and until the Purchaser Parties have collectively suffered a Loss by such breaches or pursuant to such
Section in excess of $25,000 in the aggregate (the "DEDUCTIBLE"), and then only for the amount in excess of the Deductible.

                           (iv) In addition to the indemnification rights
provided hereunder, the Purchaser Parties shall be entitled to all other rights and remedies available in law or equity, except that a claim for indemnification hereunder shall be the sole and exclusive remedy for any breach referred to in
SECTION 8.2(A).

                  Notwithstanding any implication to the contrary contained in this Agreement, so long as Purchaser delivers written notice of a claim to Seller no later than the Applicable Limitation Date, Seller shall be required to indemnify the Purchaser Parties for all Losses (subject to the Deductible and Cap limitations) which the Purchaser Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred. Notwithstanding any implication to the contrary contained in this Agreement, the limits on indemnification set forth in this Agreement shall not apply to claims for damages arising from fraud. Further, notwithstanding anything explicit or implicit to the contrary in this Agreement, Seller shall not be liable to indemnify any Purchaser Party pursuant to SECTION 8.2 to the extent that any of the Das Stockholders or their Affiliates that serve or have served as a director or employee of Seller or the Company had actual knowledge at the date of this Agreement and/or at the Closing Date of a particular fact, circumstance, event or other matter giving rise to the Loss for which indemnification is sought.

                  (c) INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify Seller and hold Seller and its respective officers, directors, stockholders, employees, agents, representatives, affiliates, successors, and assigns (collectively, the "SELLER PARTIES") harmless from and against and pay on behalf of or reimburse such Seller Parties in respect of any Loss which such Seller Party may suffer, sustain, or become subject to, as a result of or relating to:

                           (i) The breach of any representation or warranty made
by Purchaser contained in this Agreement or in any certificate delivered by Purchaser with respect thereto in connection with the Closing;

                           (ii) The breach of any covenant or agreement made by
Purchaser contained in this Agreement;

                           (iii) The failure by Purchaser to timely pay in full
or fulfill all Assumed Seller Obligations;

                           (iv) The operations of the Business and the Company;

                           (v) The use and ownership of the Additional Seller
Assets after the Closing;
and

                           (vi) Additional Taxes imposed upon Seller as a result
of any Section 338 election made by Purchaser pursuant to SECTION 2.8 of this Agreement.

                  (d) LIMITATIONS ON INDEMNIFICATION BY PURCHASER. The indemnification provided for in SECTION 8.2(C) above is subject to the following limitations:

                           (i) Purchaser shall be liable to Seller Parties with
respect to claims referred to in SECTION 8.2(C) only if Seller gives Purchaser written notice thereof within the Applicable Limitation Date.

                           (ii) The aggregate amount of all payments made by
Purchaser in satisfaction of claims for indemnification pursuant to SECTION 8.2(C) shall not exceed the Cap.

                           (iii) Purchaser shall not be liable to indemnify any
Seller Parties pursuant to SECTION 8.2(C) unless and until the Seller Parties have collectively suffered a Loss by such breaches or pursuant to such Section in excess of the Deductible, and then only for the amount in excess of the Deductible.

                           (iv) In addition to the indemnification rights
provided hereunder, the Seller Parties shall be entitled to all other rights and remedies available in law or equity, except that a claim for indemnification hereunder shall be the sole and exclusive remedy for any breach referred to in
SECTION 8.2(C).

                  Notwithstanding any implication to the contrary contained in this Agreement, so long as Seller delivers written notice of a claim to Purchaser no later than the Applicable Limitation Date, Purchaser shall be required to indemnify Seller Parties for all Losses which Seller Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred. Notwithstanding any implication to the contrary contained in this Agreement, the limits on indemnification set forth in this Agreement shall not apply to claims for damages arising from fraud.

                  (e) PROCEDURES. If a party hereto seeks indemnification under this Article 8, such party (the "INDEMNIFIED PARTY") shall promptly give written notice to the other party (the "INDEMNIFYING Party") after receiving written notice of any action, lawsuit, proceeding, investigation, or other claim against it (if by a third party) or discovering the liability, obligation, or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have prejudiced the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation, or other claim shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Article 8, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation, or other claim giving rise to the Indemnified Party's claim for indemnification at the Indemnifying Party's expense and option (subject to the limitations set forth below) shall be entitled to control and appoint lead counsel of such defense with reputable counsel reasonably acceptable to the Indemnified Party; provided that, as a condition precedent to the Indemnifying Party's right to assume control of such defense, it must first agree in writing to be fully responsible for all Losses relating to such claims and to provide full indemnification to the Indemnified Party for all Losses relating to such claim; and provided further that the Indemnifying Party shall not have the right to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the claim which the Indemnifying Party seeks to assume control (each, an "INDEMNIFIED PARTY CONTROLLED PROCEEDING") (i) involves a claim to which the Indemnified Party reasonably believes could be detrimental to or injure the Indemnified Party's reputation, customer or supplier relations or future business prospects, (ii) seeks non-monetary relief (except where non-monetary relief is merely incidental to a primary claim or claims for monetary damages), (iii) involves criminal allegations, (iv) is one in which the Indemnifying Party is also a party and joint representation would be inappropriate or there may be legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party, or (v) involves a claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend. With respect to actions, lawsuits, proceedings and investigations or other claims asserted by a third party against the Company which are outstanding as of the Closing Date, if Seller is currently defending such action, lawsuit, proceeding, investigation or other claim, Seller shall have the right to control such defense subject to the right of the Purchaser Parties to divest Seller of such right if such action, lawsuit, proceeding, investigation or other claim would be an Indemnified Party Controlled Proceeding hereunder.

         If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless the employment thereof has been specifically authorized by the Indemnifying Party in writing.

         If the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim unless (i) there is no finding or admission of any violation of Applicable Law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

                                    ARTICLE 9

                                  MISCELLANEOUS

         Section 9.1. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Seller Disclosure Schedule and all other agreements entered into in connection herewith) (i) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise; provided, however, that either party may assign any or all of its rights and obligations under this Agreement to any wholly-owned Subsidiary of such party, but no such assignment shall relieve such party of its obligations hereunder if such assignee does not perform such obligations.

         Section 9.2. VALIDITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         Section 9.3. ACTIONS BY PARTIES. Any action permitted or required to be taken under this Agreement by either party, including without limitation, any termination of this Agreement pursuant to SECTION 7.1, any amendment of this Agreement pursuant to SECTION 7.4, or any waiver pursuant to SECTION 7.5, and any consent, approval or determination permitted or required to be made or given by either party pursuant to this Agreement, shall be made, taken or given, as the case may be, only with the concurrence, or at the direction, of the board of directors of such party or committee thereof, as the board of directors may determine, from time to time, in its sole discretion.

         Section 9.4. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next Business Day delivery, on the next Business Day after the date when sent and (iv) in the case of mailing, on the third Business Day following that on which the piece of mail containing such communication is posted:

         if to Seller to:                   netGuru, Inc.
                                            22700 Savi Ranch Parkway
                                            Yorba Linda, California  92887
                                            Telephone:  (714) 974-2500
                                            Telecopier:  (714) 974-4771
                                            Attention:  Chief Executive Officer

         with a copy to:                    Rutan & Tucker, LLP
                                            611 Anton Boulevard, Suite 1400
                                            Costa Mesa, California  92626
                                            Telephone:  (714) 641-5100
                                            Telecopier:  (714) 546-9035
                                            Attention:  Cristy Parker, Esq.

         if to Purchaser to:                Das Family Holdings
                                            6837 E. Horizon Drive
                                            Orange, California  92867
                                            Telephone:  (714) 270-2201
                                            Telecopier:  (714) 464-5352
                                            Attention:  Chief Executive Officer

         with a copy to:                    Stradling Yocca Carlson & Rauth
                                            660 Newport Center Drive, Suite 1600
                                            Newport Beach, California  92660
                                            Telephone:  (949) 725-4000
                                            Telecopier:  (949) 725-4100
                                            Attention:  Shivbir Grewal, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         Section 9.5.      GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

                  (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware without regard to the conflict of law principles thereof. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in SECTION 9.4 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

                  (c) Notwithstanding anything to the contrary contained in this
SECTION 9.5, the parties acknowledge that jurisdiction of the Indian courts cannot be waived by agreement between the parties on any matter on which the Indian courts have jurisdiction. Accordingly, the agreements made in this
SECTION 9.5 are subject to any mandatory jurisdiction required by the Indian courts.

         Section 9.6. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 9.7. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, nothing in this Agreement is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement nor shall any such Person be entitled to assert any claim hereunder. In no event shall this Agreement constitute a third party beneficiary contract.

         Section 9.8. PARTICIPATION IN DRAFTING. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that that party drafted the provision or caused it to be drafted.

         Section 9.9. SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the transactions contemplated hereby, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 9.10. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         Section 9.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                         NETGURU, INC.,
                                         A DELAWARE CORPORATION



                                         By: /S/ BRUCE K. NELSON
                                             ----------------------------------
                                             Name:  Bruce K. Nelson
                                             Title:  Chief Financial Officer


                                         DAS FAMILY HOLDINGS
                                         A CALIFORNIA CORPORATION



                                         By: /S/ AMRIT K. DAS
                                             ----------------------------------
                                             Name:  Amrit K. Das
                                             Title:  President


Acknowledged and agreed for purposes of SECTION 5.14 (Termination of Retention Agreement) and SECTION 5.15 (Termination of Split Dollar Arrangement):


AMRIT K. DAS


/S/ AMRIT K. DAS
--------------------------------
Amrit K. Das


Acknowledged and agreed for purposes of SECTION 5.15 (Termination of Split Dollar Arrangement):

DAS INSURANCE TRUST


By: /S/ SANTANU K. DAS
    ----------------------------
        Santanu K. Das, Trustee



                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

                         TABLE OF EXHIBITS AND SCHEDULES

EXHIBITS
--------

         EXHIBIT A..................Definitions

         EXHIBIT B..................Purchase Price Allocation

         EXHIBIT C..................Seller Disclosure Schedule

         EXHIBIT D..................Bill of Sale and Assumption Agreement

         EXHIBIT E..................Outsourcing Services Agreement

         EXHIBIT F..................Value-Added Reseller Agreement

SCHEDULES
---------

         SCHEDULE 2.2(A)............Seller Marks

         SCHEDULE 2.2(B)............Seller WEBWORKSTM Customers

         SCHEDULE 2.2(D)............Seller Contracts

         SCHEDULE 2.2(F)............Miscellaneous Seller Assets

         SCHEDULE 5.11(B)...........Purchaser's Non-Solicitation Customer List

         SCHEDULE 5.11(C)...........Seller's Non-Solicitation Customer List


(EXHIBITS AND SCHEDULES OTHER THAN EXHIBIT A WILL BE PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST IN ACCORDANCE WITH APPLICABLE RULES AND REGULATIONS)

                                    EXHIBIT A
                                    ---------


                                   DEFINITIONS


         "ACQUISITION PROPOSAL" has the meaning set forth in Section 5.2(a) of this Agreement.

         "ACQUISITION TRANSACTION" has the meaning set forth in Section 5.2(a) of this Agreement.

         "ADDITIONAL SELLER ASSETS" has the meaning set forth in Section 2.2 of this Agreement.

         "AFFILIATE" means a Person that, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, the first-mentioned Person. Control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" means this Purchase Agreement.

         "APPLICABLE LAW" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity existing as of the date hereof or as of the Closing Date applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents.

         "APPLICABLE LIMITATION DATE" has the meaning set forth in Section 8.1 of this Agreement.

         "ASSUMED SELLER OBLIGATIONS" has the meaning set forth in Section 2.3 of this Agreement.

         "BALANCE SHEET DATE" has the meaning set forth in Section 2.4(b) of this Agreement.

         "BOARD RECOMMENDATION" has the meaning set forth in Section 5.4(b) of this Agreement.

         "BPOMS" has the meaning set forth in the fifth Recital to this Agreement.

         "BPOMS AVAILABLE CASH" has the meaning set forth in Section 6.11(a) of the Merger Agreement.

         "BUSINESS" means the provision of engineering services, information technology services and digital media services to businesses as currently engaged in by the Company worldwide.

         "BUSINESS DAY" means any day other than a day on which the Nasdaq Capital Market is closed.

         "CAP" has the meaning set forth in Section 8.2(b)(ii) of this Agreement.

         "CAPITAL STOCK" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof.

         "CODE" has the meaning set forth in Section 2.8 of this Agreement.

         "CLOSING" has the meaning set forth in Section 2.5 of this Agreement.

         "CLOSING DATE" has the meaning set forth in Section 2.5 of this Agreement.

         "COMPANY" has the meaning set forth in the first Recital to this Agreement.

         "COMPANY SECURITIES" has the meaning set forth in Section 3.2(b) of this Agreement.

         "CUSTOMS OBLIGATIONS" has the meaning set forth in Section 2.3(a) of this Agreement.

         "DAS STOCKHOLDERS" means, collectively, Sormistha Das, Santanu Das, The Purabi Das Foundation, The Purabi Das Marital Trust, The A&P Living Trust, Amrit and/or Tamisra Das and the Amrit Das IRA.

         "DEDUCTIBLE" has the meaning set forth in Section 8.2(b)(iii) of this Agreement.

         "DGCL" means the Delaware General Corporation Law.

         "EFFECTIVE TIME" means the effective time of the Merger, as defined in
Section 1.6 of the Merger Agreement.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "GOVERNMENTAL ENTITY" shall mean any United States or foreign court, administrative or regulatory agency or commission or other United States or foreign, federal, state, county or local governmental authority, instrumentality, agency or commission.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 8.2(e) of this Agreement.

         "INDEMNIFIED PARTY CONTROLLED PROCEEDING" has the meaning set forth in
Section 8.2(e) of this Agreement.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 8.2(e) of this Agreement.

         "INTELLECTUAL PROPERTY ASSETS" means all Intellectual Property Rights owned or licensed by the Company or owned or licensed by Seller and used or exercised by the Company or Seller in the conduct of the Business.

         "INTELLECTUAL PROPERTY RIGHTS" means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction:

                  (i) trade names, registered and unregistered trademarks and service marks, Internet domain names, and trade dress rights, and all applications (including intent to use applications) to register any of the foregoing;

                  (ii) patents or models, industrial designs and all applications and applications to register any of the foregoing, including any and all continuation, divisional, continuation-in-part, reexamination and reissue patent applications, and any patents issuing therefrom;

                  (iii) copyrights and all registrations and applications therefor;

                  (iv) know-how, inventions, discoveries, improvements, concepts, ideas, methods, processes, designs, plans, schematics, drawings, formulae, technical data, specifications, research and development information, data bases and other proprietary or confidential information, including customer lists, technology and product roadmaps, business and marketing plans and information, financial information; and

                  (v) mask work rights, moral rights, publicity rights and any other proprietary, intellectual or industrial property or similar intangible rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights or Trade Secrets.

         "KNOWLEDGE" or "KNOWN" means, with respect to any fact, circumstance, event or other matter in question, the actual present knowledge of such fact, circumstance, event or other matter of any director or officer of Seller other than any of the Das Stockholders or their Affiliates.

         "LIEN" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; PROVIDED, HOWEVER, that the term "Lien" shall not include: (i) statutory liens for Taxes that are not yet due and payable or are being contested in good faith by appropriate proceedings; (ii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented; (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under Applicable Laws; (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and material men, to secure claims for labor, materials or supplies and other like liens; and (v) restrictions on transfer of securities imposed by Applicable Laws.

         "LOSS" means, with respect to any Person, any damage, liability, diminution in value, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any Governmental Entity or any department, agency or political subdivision thereof) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Loss and the investigation, defense or settlement of any of the foregoing.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of the party and its Subsidiaries, taken as a whole.

         "MERGER" means the merger transaction contemplated by the Merger Agreement.

         "MERGER AGREEMENT" means that certain Agreement and Plan of Merger dated the date hereof, between BPOMS, Seller and BPO Acquisition Corp., a Delaware corporation and wholly-owned Subsidiary of Seller.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity.

         "PRE-CLOSING SELLER BALANCE SHEET" has the meaning set forth in Section 2.4(b) of this Agreement.

         "PROXY STATEMENT" means the proxy statement to be mailed to the stockholders of Seller seeking the approval of the transactions contemplated by this Agreement.

         "PURCHASE PRICE" has the meaning set forth in Section 2.4 of this Agreement.

         "PURCHASER" has the meaning set forth in the introductory paragraph of this Agreement.

         "PURCHASER PARTIES" has the meaning set forth in Section 8.2(a) of this Agreement.

         "REPRESENTATIVE" has the meaning set forth in Section 5.2(c) of this Agreement.

         "RETENTION AGREEMENT" has the meaning set forth in Section 2.3(c) of this Agreement.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SELLER" has the meaning set forth in the introductory paragraph of this Agreement.

         "SELLER CHANGES" has the meaning set forth in Section 2.2(b) of this Agreement.

         "SELLER DISCLOSURE SCHEDULES" has the meaning set forth in the preamble to Article 3 of this Agreement.

         "SELLER DIVIDEND" has the meaning set forth in Section 2.4(a) of this Agreement.

         "SELLER MARKS" has the meaning set forth in Section 2.2(a) of this Agreement.

         "SELLER PARTIES" has the meaning set forth in Section 8.2(c) of this Agreement.

         "SHARES" has the meaning set forth in the Recitals of this Agreement.

         "SOFTWARE" has the meaning set forth in Section 2.2(b) of this Agreement.

         "SPLIT-DOLLAR ARRANGEMENT" has the meaning set forth in Section 2.3(c) of this Agreement.

         "SUBSIDIARY" or "SUBSIDIARIES" means any corporation, partnership, joint venture, business trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

         "SUPERIOR OFFER" has the meaning set forth in Section 5.2(b) of this Agreement.

         "TAX" or "TAXES" means (i) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs duties or other taxes, fees, assessments or charges of any kind, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law; and (iii) any liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person; PROVIDED, HOWEVER, that "Tax" or "Taxes" shall not include the Customs Obligations.

         "TAX RETURN" means any return, declaration, report, statement, information statement and other document filed or required to be filed with respect to Taxes.

         "TERMINATION DATE" has the meaning set forth in Section 7.1(b)(ii) of this Agreement.

         "THIRD PARTY" means any Person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Purchaser or any Affiliate thereof.

         "TRANSFER TAXES" has the meaning set forth in Section 2.6 of this Agreement.

         "TRANSITION AGREEMENT" has the meaning set forth in Section 5.12 of this Agreement.

         "U.S. BALANCE SHEET" has the meaning set forth in Section 2.4(b) of this Agreement.

         "U.S. GAAP" means accounting principles generally accepted in the United States.

         "U.S. RESERVED CASH" has the meaning set forth in Section 2.4(b)(iv) of this Agreement.

         "U.S. WORKING CAPITAL" has the meaning set forth in Section 2.4(b)(v) of this Agreement.

         "U.S. WORKING CAPITAL SHORTFALL" has the meaning set forth in Section 2.4(c)(ii)(H) of this Agreement.

         "VALUE-ADDED RESELLER AGREEMENT" has the meaning set forth in Section 6.3(k) of this Agreement.

         "VOTING AGREEMENTS" has the meaning set forth in the Recitals to this Agreement.

         "WITHHELD TAXES" has the meaning set forth in Section 2.7 of this Agreement.

APPENDIX C

B RILEY

Research   Trading
Investment Banking

                                                4675 MacArthur Court, Suite 1500
                                                Newport Beach, CA  92660
                                                Tel: 949.852.9911
                                                Fax: 949.852.0430

August 29, 2006

The Board of Directors of netGuru, Inc.
22700 Savi Ranch Parkway
Yorba Linda, CA 92887

Dear Board Members:

We understand that netGuru, Inc. ("netGuru" or the "Company"), BPO Acquisition Corp. ("Merger Sub"), a 100% owned subsidiary of netGuru, and BPO Management Services, Inc. ("BPOMS") intend to effect a merger of Merger Sub into BPOMS (the "Merger"), as a result of which Merger Sub will cease to exist and BPOMS will become a 100% owned subsidiary of netGuru. Under the terms of the Agreement, netGuru will distribute a cash dividend to existing netGuru shareholders of $3,500,000 or approximately $0.18 per share. netGuru shareholders will also retain approximately 10.0% of the equity interests of the Company post merger on a fully diluted basis (excluding new equity or equity-based securities issued by netGuru or BPOMS after August 29, 2006). Simultaneous to the merger, Research Engineers Ltd. will be divested to Das Family Holdings, an entity affiliated with Mr. Amrit Das (currently Chairman, CEO and a netGuru shareholder) for cash consideration of $2.0 million payable at closing. The merger and divestiture as summarized above is hereinafter referred to as the "Transaction."

You have requested our opinion (the "Opinion") with respect to the fairness, from a financial point of view to netGuru's shareholders, of the aggregate consideration to be received by netGuru. In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. Reviewed netGuru's internal financial information and other data prepared by the management of netGuru, relating to the business and financial prospects of netGuru, as well as their audited income statement and balance sheet for the year ended March 31, 2006, their estimated cash reserves as of July 12, 2006, and their cash balance as of July 27, 2006;

2. Discussed with members of the senior management of netGuru, the business, operations, financial condition, future prospects and projected operations and performance of the Company;

3. Reviewed the execution copy of the Agreement and Plan of Merger as of August 29, 2006 between netGuru, Merger Sub and BPOMS ("Merger Agreement");

4. Reviewed the execution copy of the Purchase Agreement as of August 29, 2006 between Das Family Holdings and netGuru ("Purchase Agreement");

5. Reviewed the PWC report on India and assumed the information within it was accurate;

6. Reviewed senior management's estimated cash flow projections for netGuru from April 1, 2006 through December 31, 2006;

7. Reviewed publicly available financial and stock market data with respect to certain other companies engaged in businesses we believe to be generally comparable to that of netGuru (the "Comparables") as of July 26, 2006;

8. Prepared various other financial analyses to assess the value of netGuru; and

9. Conducted such other financial studies, analyses, investigations and considered such other information, as we deemed appropriate.

Our engagement and the Opinion expressed herein are for the benefit of the Board of Directors of netGuru (the "Board") on their behalf as representatives of netGuru's shareholders, and our Opinion is rendered in connection with the Board's consideration of the Transaction. It is further understood that this Opinion may not be used for any other purpose, nor may it be reproduced, disseminated, quoted or referred to at any time, in whole or in part, in any manner or for any purpose, without our prior written consent; provided, however, that this Opinion and any description thereof may be included in its entirety in any proxy statement or consent solicitation statement distributed to the Company's shareholders in connection with the Transaction provided that any such inclusion or description shall be subject to our prior review and approval, which will not be unreasonably withheld. Notwithstanding the foregoing, this Opinion is not intended and does not constitute a recommendation to any such shareholder as to whether such shareholder should vote to approve the Transaction.

In arriving at our Opinion, we have not performed any appraisals or valuations of specific assets or liabilities of the Company and have not been furnished with any such appraisals or valuations, and express no opinion regarding the liquidation value of the Company. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities to which either the Company is a party or may be subject and our Opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We also have not appraised the India assets nor done complete due diligence on those assets, either on a company or individual basis.

We have relied upon information delivered to us by management, its affiliates and representatives. We have also relied upon and assumed, without independent verification, that the financial information provided to us has been reasonably prepared and reflects the best currently available estimates of the financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

Without limiting the generality of the foregoing, for the purpose of this Opinion, we have assumed that the Company is not a party to any pending transactions, including external financing, recapitalizations, acquisitions, or merger discussions, other than the Transaction described herein. We have also assumed that the Transaction will be consummated in accordance with the Merger Agreement and Purchase Agreement referred to above.

Events occurring after the date hereof could materially affect the assumptions used in preparing this Opinion, however, we do not have any obligation to update, revise or reaffirm this Opinion. We were not requested to opine as to, and this Opinion does not in any manner address, the Company's underlying decision to proceed with or effect the Transaction or structure thereof.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they currently exist and can be evaluated by us at the date of this letter.

For our services in rendering this Opinion, the Company has paid us a fee and has agreed to indemnify us against certain liabilities associated with the issuance of this opinion.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the aggregate consideration proposed to be received by netGuru in connection with the Transaction is fair, from a financial point of view, to netGuru's shareholders.

Very truly yours,

B. Riley & Co., Inc.

/s/ B. Riley & Co., Inc.

APPENDIX D

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The unaudited pro forma condensed combined financial statements included in this APPENDIX D are based upon the unaudited interim financial statements of netGuru, Inc. ("NGRU") and BPO Management Services, Inc. ("BPOMS"), and the audited financial statements of BPOMS, combined and adjusted to give effect to the merger transaction with BPOMS and the sale transaction with Das Family Holdings ("DFH") pursuant to the merger agreement and the sale agreement that are included as APPENDIX A and APPENDIX B, respectively, to this proxy statement.

        Upon consummation of the merger and sale transactions, the combined company intends to adopt the year end of the accounting acquirer, BPOMS, which is December 31. The unaudited pro forma condensed combined financial statements included in APPENDIX D were prepared using December 31 as the year end, which is different from the accounting acquiree's fiscal year end of March 31.

        The unaudited pro forma condensed combined balance sheet as of June 30, 2006 gives effect to the merger and sale transactions as if each had occurred on that date, and was prepared based upon the unaudited balance sheets of NGRU and BPOMS as of June 30, 2006.

        The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2006 and the period from July 26, 2005 ended December 31, 2005 assume that the merger and sale transactions occurred on the first day of the periods then ended. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2006 was prepared based on the unaudited statements of operations of BPOMS and NGRU for the six months ended June 30, 2006. The unaudited pro forma condensed combined statement of operations for the period ended December 31, 2005 was prepared based on the unaudited statements of operations of BPOMS for the period from July 26, 2005 (inception) to December 31, 2005, and of NGRU for the six months ended December 31, 2005. The unaudited statements of operations of BPOMS include the results of operations of Novus Imaging Solutions, Inc. as of the beginning of the respective periods presented.

        The unaudited pro forma condensed combined financial statements include specific assumptions and adjustments related to the merger and sale transactions. These pro forma adjustments have been made to illustrate the anticipated financial effects of the merger and sale transactions. The adjustments are based upon available information and assumptions that BPOMS and NGRU believe are reasonable as of the date of this proxy statement. However, actual adjustments may differ materially from the information presented.

        Assumptions underlying the pro forma adjustments are described in the notes accompanying the pro forma financial statements and should be read in conjunction with NGRU's historical financial statements and related notes contained in NGRU's quarterly report on Form 10-QSB for the period ended June 30, 2006 and annual report on Form 10-KSB for the fiscal year ended March 31, 2006, including any notes thereto, which financial statements are incorporated by reference into and accompany this proxy statement, NGRU's unaudited financial statements for three month periods ended September 30, 2005 and December 31, 2005, which financial statements are set forth in APPENDIX E to this proxy statement, and BPOMS' audited financial statements and unaudited interim financial statements, including any notes thereto, which are set forth in APPENDIX F to this proxy statement.

        Because the sale and merger transactions contemplate that NGRU would dispose of Research Engineers Ltd. ("REL") and certain additional assets and liabilities and BPOMS would be the controlling entity following the sale and merger transactions, the pro forma adjustments eliminate the operations of REL and the assets and liabilities to be sold. The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the merger using the purchase method of accounting, with BPOMS being treated as the acquirer for accounting purposes. Accordingly, the total purchase cost will be allocated to the tangible and intangible assets acquired and liabilities assumed of NGRU based on their respective fair values in accordance with SEC interpretations for accounting for reverse acquisitions. Fair value for pro forma purposes was determined by the fair value of outstanding shares of NGRU. Fair value was determined by computing the average closing price on the Nasdaq Capital Market for the three days preceding and following the public announcement of the terms of the transaction on August 30, 2006. Following consummation of the merger, the financial statements issued will reflect the historical operating results of BPOMS with the equity section of the balance sheet retroactively restated to reflect the effect of the exchange ratio established in the merger agreement.

        The allocation of the aggregate purchase price is preliminary. The actual purchase accounting to reflect the fair values of the assets to be acquired and liabilities to be assumed of NGRU will be based upon valuation studies that are not yet complete and management's evaluation of such assets and liabilities. Accordingly, the pro forma condensed combined financial information presented herein is subject to change pending the final purchase price determination and allocations. Management does not expect the differences between the preliminary and final purchase price allocations will have a material impact on the combined company's pro forma financial position or results of operations. However, there can be no assurance until completion of the valuation studies.

        The unaudited pro forma condensed combined financial information presented in APPENDIX D is for information purposes only. The information is not representative of future results of operations or financial position.


                                     CONDENSED COMBINED PRO FORMA BALANCE SHEET
                                                     (Unaudited)
                                                   (In thousands)

                                                 As of June 30, 2006


                                                                                                         COMBINED
                                                   NGRU            REL         BPOMS       PRO FORMA      COMPANY
                                                HISTORICAL     DISPOSITION     MERGER     ADJUSTMENTS    PRO FORMA
                                              --------------  -------------  ----------  -------------  -----------
ASSETS
Current assets:
  Cash and cash equivalents                   $       2,197   $              $     516       1,759 (C)  $    4,472
                                                                                             1,500 (D)       1,500
  Accounts receivable                                   368                        575           -             943
  Notes and related party loans receivable               38                                      -              38
  Prepaid expenses and other current assets             134                         67           -             201
  Assets held for sale                                1,995      (1,995)(A)                                      -
                                              --------------  -------------  ----------  -------------  -----------
Total current assets                                  4,732      (1,995)         1,158       3,259           7,154

Property and equipment, net                             151                        728           -             879
Goodwill, net                                                                      826           -             826
Intangible assets, net                                                             631           -             631
Other assets                                            105                         33           -             138
Purchase price to be allocated                                                               3,369 (E)       3,369
                                              --------------  -------------  ----------  -------------  -----------
Total assets                                  $       4,988   $  (1,995)     $   3,376       6,628      $   12,997
                                              --------------  -------------  ----------  -------------  -----------
LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
  Accounts payable                            $         158   $              $     546           -      $      704
  Accrued expenses                                      244                        204         135 (F)         583
  Current portion of long-term debt, net                  -                         29                          29
  Current portion of capital lease
     obligations                                        118                          -           -             118
  Dividend payable                                        -                          -       3,500 (G)       3,500
  Accrued severance obligations                           -                        981                         981
  Income taxes payable                                   32                          -           -              32
  Deferred revenues                                      87                        187           -             274
  Other liabilities                                      34                          -           -              34
  Current liabilities held for sale                     451        (451)(A)          -           -               -
                                              --------------  -------------  ----------  -------------  -----------
Total current liabilities                             1,124        (451)         1,947       3,635           6,255
Long-term debt, net of current portion                    -                        226                         226
Notes payable to Novus shareholders                       -                        700                         700
Capital lease obligations, net of current
  portion                                               106                          -           -             106
Deferred gain on sale-leaseback                         591                          -           -             591
                                              --------------  -------------  ----------  -------------  -----------
Total liabilities                                     1,821        (451)         2,873       3,635           7,878
                                              --------------  -------------  ----------  -------------  -----------
Stockholders' equity:
  Preferred stock                                         -           -              4          (2)(H)           2
  Common stock (NGRU)                                   192           -              -        (192)(H)           -
  Common stock (BPOMS)                                                              10          (6)(H)           4
  Additional paid-in capital (NGRU)                  20,685           -              -     (20,685)(H)           -
  Additional paid-in-capital (BPOMS)                                             2,349       4,624 (H)       6,973
  Accumulated deficit                               (17,014)     (1,544)(B)     (1,840)      1,544 (B)      (1,840)
                                                                                            17,014 (H)
  Accumulated other comprehensive loss:                                              -
     Cumulative foreign currency translation
        adjustments                                    (696)          -            (20)        696 (H)         (20)
                                              --------------  -------------  ----------  -------------  -----------
Total stockholders' equity                            3,167      (1,544)           503       2,993           5,119
                                              --------------  -------------  ----------  -------------  -----------
Total liabilities and stockholders' equity    $       4,988   $  (1,995)     $   3,376       6,628      $   12,997
                                              ==============  =============  ==========  =============  ===========


                       See accompanying notes to unaudited pro forma condensed balance sheet.

                          NOTES TO UNAUDITED PRO FORMA
                        CONDENSED COMBINED BALANCE SHEET

(A)     Reflects the elimination of all assets and liabilities of REL.

(B) Reflects the net carrying value of assets and liabilities of REL that was disposed

(C) Reflects the proceeds received of $2.0 million in connection with the REL disposition, net of $241,000 of transaction costs.

(D)     Reflects the $1.5 million to be provided by BPOMS.

(E) In accordance with SFAS No. 141 "Business Combinations", the merger will be treated as a reverse acquisition whereby BPOMS is treated as the accounting acquirer and NGRU is treated as the accounting acquiree. Accordingly, the shareholders' equity of NGRU will be recapitalized, and the historical financial statements of the combined company will be those of the combined entities of BPOMS. The value of the common stock was determined by computing the average closing price on The Nasdaq Capital Market for the three days preceding and following the public announcement of the terms of the transactions on August 30, 2006, which resulted in an average share price of $0.24 per share. Adjustments of assets based on purchase valuation are as follows:

        Fair market value (NGRU, 19,235,041 shares at $0.24 per share)  $ 4,616
        Estimated acquisition costs                                         376
        Net carrying value of assets and liabilities                     (1,623)
                                                                        -------
        Purchase price to be allocated                                  $ 3,369
                                                                        -------

        The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the merger using the purchase method of accounting, with BPOMS being treated as the acquirer for accounting purposes. Accordingly, the total purchase cost will be allocated to the tangible and intangible assets acquired and liabilities assumed of NGRU based on their respective fair values in accordance with SEC interpretations for accounting for reverse acquisitions. Fair value for pro forma purposes was determined by the fair value of outstanding shares of NGRU. Fair value was determined by computing the average closing price on The Nasdaq Capital Market for the three days preceding and following the public announcement of the terms of the transaction on August 30, 2006.

        The allocation of the aggregate purchase price is preliminary. The actual purchase accounting to reflect the fair values of the assets to be acquired and liabilities to be assumed of NGRU will be based upon valuation studies that are not yet complete and management's evaluation of such assets and liabilities. Accordingly, the pro forma condensed combined financial information presented herein is subject to change pending the final purchase price determination and allocations. Management does not expect the differences between the preliminary and final purchase price allocations will have a material impact on the combined company's pro forma financial position or results of operations. However, there can be no assurance until completion of the valuation studies.

(F)     Reflects liabilities retained by NGRU related to the REL disposition.

(G) Reflects the $3.5 million dividend payable to NGRU shareholders after the merger is effective.

(H)     Reflects the recapitalization of BPOMS and NGRU equity.


                                  CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                                                      (Unaudited)
                                   (In thousands, except share and per share amounts)

                                             Six Months Ended June 30, 2006


                                                                                                            COMBINED
                                                      NGRU            REL         BPOMS       PRO FORMA      COMPANY
                                                   HISTORICAL     DISPOSITION     MERGER     ADJUSTMENTS    PRO FORMA
                                                 --------------  -------------  ----------  -------------  -----------
                                                                      (A)
Net revenues:
  Collaborative software products and services   $         724   $         (6)  $       -   $          -   $      718
  IT services                                            1,242           (411)      3,426              -        4,257
                                                 --------------  -------------  ----------  -------------  -----------
         Total net revenues                      $       1,966           (417)  $   3,426   $          -   $    4,975

Cost of revenues:
  Collaborative software products and services             118             (4)                         -          114
  IT services                                              822           (262)        999              -        1,559
                                                 --------------  -------------  ----------  -------------  -----------
         Total cost of revenues                            940           (266)        999              -        1,673
                                                 --------------  -------------  ----------  -------------  -----------
         Gross profit                            $       1,026   $       (151)  $   2,427   $          -   $    3,302
                                                 --------------  -------------  ----------  -------------  -----------

Operating expenses:
  Selling, general and administrative                    2,104           (571)      3,445              -        4,978
  Research and development                                 208             (2)          -              -          206
  Depreciation                                             129            (47)          -              -           82
                                                  --------------  -------------  ----------  -------------  -----------
        Total operating expenses                $        2,441   $       (620)  $   3,445   $          -   $    5,266
                                                 --------------  -------------  ----------  -------------  -----------
         Operating loss                                 (1,415)           469      (1,018)             -       (1,964)
                                                 --------------  -------------  ----------  -------------  -----------
Interest (income) expense, net                             (50)            (2)          5                         (47)
Other (income) expense                                    (103)            96           -                          (7)
                                                 --------------  -------------  ----------  -------------  -----------
Loss from continuing operations before income
  taxes                                                 (1,262)           375      (1,023)             -       (1,910)
Income tax expense                                          35            (26)                         -            9
                                                 --------------  -------------  ----------  -------------  -----------

Loss from continuing operations                         (1,297)           401      (1,023)             -   $   (1,919)
                                                 --------------  -------------  ----------  -------------  -----------

Loss from discontinued operations                       (1,007)          (401)          -              -       (1,408)
                                                 --------------  -------------  ----------  -------------  -----------

         Net loss                                $      (2,304)  $          -   $  (1,023)                 $   (3,327)
                                                 ==============  =============  ==========  =============  ===========

Basic and diluted loss per common share:
Loss per common share from continuing
   operations                                                                                              $    (0.45)
Loss per common share from discontinued
   operations                                                                                              $    (0.33)
                                                                                                           -----------
Basic and diluted loss per common share                                                                    $    (0.77)
                                                                                                           ===========
Common shares used in computing basic                                                          4,309,457
  and diluted net loss per common share                                                              (B1)   4,309,457
                                                                                                           ===========


             See accompanying notes to unaudited pro forma condensed consolidated statement of operations.


                                                          D-5




                                  CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                                                       (Unaudited)
                                        (In thousands, except per share amounts)

                                           Six Months Ended December 31, 2005


                                                                                  BPOMS
                                                                                  MERGER
                                                                                 JULY 26,
                                                                                   2005
                                                                                (INCEPTION)                  COMBINED
                                                      NGRU            REL       TO DECEMBER    PRO FORMA      COMPANY
                                                   HISTORICAL     DISPOSITION     31, 2005    ADJUSTMENTS    PRO FORMA
                                                 --------------  -------------  -----------  -------------  -----------

Net revenues:
  Collaborative software products and services   $         453   $       -      $        -   $          -   $      453
  IT services                                            1,329        (502)(C)       3,379              -        4,206
                                                 --------------  -------------  -----------  -------------  -----------
        Total net revenues                       $       1,782   $    (502)     $    3,379   $          -   $    4,659
Cost of revenues:
  Collaborative software products and services              39           -               -              -           39
  IT services                                            1,040        (408)(C)       1,289              -        1,921
                                                 --------------  -------------  -----------  -------------  -----------
        Total cost of revenues                           1,079        (408)          1,289              -        1,960
                                                 --------------  -------------  -----------  -------------  -----------
        Gross profit                                       703         (94)          2,090              -        2,699
Operating expenses:
  Selling, general and administrative                    1,912        (648)(C)       2,989              -        4,253
  Research and development                                 244          (5)(C)           -              -          239
  Depreciation                                             158         (37)(C)           -              -          121
  Impairment charge                                      2,924           -               -              -        2,924
                                                 --------------  -------------  -----------  -------------  -----------
        Total operating expenses                         5,238        (690)          2,989              -        7,537
                                                 --------------  -------------  -----------  -------------  -----------
        Operating loss                                  (4,535)        596            (899)             -       (4,838)
                                                 --------------  -------------  -----------  -------------  -----------
Other expense (income):
  Interest, net                                            470         (19)(C)          (1)             -          450
  Other                                                    (49)          9 (C)           -              -          (40)
                                                 --------------  -------------  -----------  -------------  -----------
        Total other expense (income)                       421         (10)             (1)             -          410

Loss from continuing operations before income
  taxes                                                 (4,956)        606            (898)             -       (5,248)
Income tax expense                                           -           -               4              -            4
                                                 --------------  -------------  -----------  -------------  -----------
Loss from continuing operations                         (4,956)        606            (902)             -       (5,252)
                                                 --------------  -------------  -----------  -------------  -----------
Income (Loss) from discontinued operations,
  net of taxes                                          21,811        (606)              -              -   $   21,205
                                                 --------------  -------------  -----------  -------------  -----------
Income (Loss) from continuing operations                16,855           -            (902)             -   $   15,953
                                                 --------------  -------------  -----------  -------------  -----------
Basic and diluted loss per common share:
  Loss per common share from continuing
     operations                                                                                             $    (1.22)
                                                                                                            ===========
  Income per common share from
     discontinued operations                                                                                $     4.66
                                                                                                            ===========
  Income per common share                                                                                   $     3.51
                                                                                                            ===========

Common shares used in computing basic net
  income per common share:                                                                  4,309,457 (B1)   4,309,457
                                                                                                            ===========
Common shares used in computing and diluted
  net income per common share                                                               4,550,120 (B2)   4,550,120
                                                                                                            ===========


              See accompanying notes to unaudited pro forma condensed consolidated statement of operations.

                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED COMBINED STATEMENT OF OPERATIONS

(A) Reflects the elimination of all revenues and expenses of the REL subsidiary for the six months ended June 30, 2006. The selling, general, and administrative expenses that were eliminated represent the amounts allocated to the REL subsidiary that were specifically identified as expenses of the REL subsidiary. As a result of NGRU reporting discontinued operations, EITF 87-24 does not allow corporate expenses to be allocated to the discontinued operations, therefore these amounts do not include any corporate overhead expenses.

(B1) Represents shares of common stock outstanding after the merger and 1-for-30 stock split. See computation below

(B2) Includes shares of common stock and common stock equivalents outstanding after the merger and 1-for-30 stock split. See computation below:

        ---------------------------------------------------------------------------------------
                                                      NGRU         EXCHANGED AT
                                                   SECURITIES      0.3623 SHARE      COMBINED
             SHARES OR SHARE                      AFTER 1-FOR-30   FOR ONE NGRU      COMPANY
         EQUIVALENTS OUTSTANDING   BEFORE SPLIT       SPLIT           SHARE         SECURITIES
        ---------------------------------------------------------------------------------------
        COMMON
          NGRU                     19,235,041       641,169              N/A              N/A
          BPOMS                    10,125,000           N/A        3,668,288        4,309,457
        ---------------------------------------------------------------------------------------
        PREFERRED
          NGRU                            N/A           N/A              N/A              N/A
          BPOMS
           SERIES A                  2,088,036           N/A          756,495          756,495
           SERIES B                  2,000,000           N/A          724,600          724,600
           SERIES C                        N/A           N/A              N/A                0
        ---------------------------------------------------------------------------------------
        OPTIONS AND WARRANTS
          NGRU                         427,500        14,250              N/A              N/A
          BPOMS                        664,250           N/A          240,663          254,913
        ---------------------------------------------------------------------------------------

(C) Reflects the elimination of all revenues and expenses of the REL subsidiary for the six months ended December 31, 2005. The selling, general, and administrative expenses that were eliminated represent the amounts allocated to REL that were specifically identified as expenses of REL. As a result of NGRU reporting discontinued operations, EITF 87-24 does not allow corporate expenses to be allocated to the discontinued operations, therefore these amounts do not include any corporate overhead expenses.

APPENDIX E


                       HISTORICAL FINANCIAL INFORMATION OF
                  NETGURU, INC. AND RESEARCH ENGINEERS LIMITED

        The following unaudited historical financial statements for netGuru, Inc. and subsidiaries and for and Research Engineers Limited (A Subsidiary of netGuru, Inc.) are included in this APPENDIX E:

                                                                            PAGE
        NETGURU, INC. AND SUBSIDIARIES

        Condensed Consolidated Statement of Operations for the
             Three Months Ended September 30, 2005...........................E-2

        Condensed Consolidated Balance Sheet as of September 30, 2005........E-3

        Condensed Consolidated Statement of Cash Flows for the
             Six Months Ended September 30, 2005.............................E-4

        Notes to Condensed Consolidated Financial Statements.................E-6

        Condensed Consolidated Statement of Operations for the Three
             Months Ended December 31, 2005.................................E-19

        Condensed Consolidated Balance Sheet as of December 31, 2005........E-20

        Condensed Consolidated Statement of Cash Flows for the
             Nine Months Ended December 31, 2005............................E-21

        Notes to Condensed Consolidated Financial Statements................E-23

        RESEARCH ENGINEERS LIMITED

        Statements of Operations for the Quarters Ended June 30, 2006
             and 2005 and the Years Ended March 31, 2006 and 2005...........E-37

        Balance Sheets as of June 30, 2006 and March 31, 2006...............E-38

        Statements of Cash Flows for the Quarters Ended June 30, 2006
             and 2005 and the Years Ended March 31, 2006 and 2005...........E-39

        Statements of Changes in Divisional Equity and Comprehensive Loss
             for the Years Ended March 31, 2006 and 2005 and Three Months
             Ended June 30, 2006............................................E-40

        Notes to Unaudited Financial Statements.............................E-41

                         NETGURU, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
               (In thousands, except share and per share amounts)


                                                       THREE MONTHS
                                                          ENDED
                                                       SEPTEMBER 30,
                                                           2005
                                                     -----------------

        Net revenues:
            Collaborative software products and      $            172
              services
            IT services                                           744
                                                     -----------------
                   Total net revenues                             916

        Cost of revenues:
            Collaborative software products and                     1
              services
            IT services                                           570
                                                     -----------------
                   Total cost of revenues                         571

                                                     -----------------
                   Gross profit                                   345
                                                     -----------------

        Operating expenses:
            Selling, general and administrative                   737
            Research and development                              138
            Bad debt expense                                      165
            Depreciation                                           48

                                                     -----------------
                   Total operating expenses                     1,088
                                                     -----------------

                   Operating loss                                (743)
                                                     -----------------

        Other expense (income):
            Interest, net                                         127
            Other                                                 (11)

                                                     -----------------
                   Total other expense                            116
                                                     -----------------

        Loss from continuing operations before                   (859)
            income taxes
        Income tax (benefit) expense                               (3)
                                                     -----------------
        Loss from continuing operations                          (856)

        (Loss) income from discontinued operations
          (Note 14)                                              (138)
                                                     -----------------
                   Net loss                          $           (994)
                                                     =================

        Basic and diluted loss per common share:
            Loss per common share from continuing
              operations                             $          (0.04)
            (Loss) income from discontinued
              operations                                        (0.01)
                                                     -----------------
             Basic and diluted loss per common share $          (0.05)
                                                     =================

        Common shares used in computing basic and
            diluted  loss per common share:                19,117,154
                                                     =================

                         NETGURU, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
               (In thousands, except share and per share amounts)


                                                                  SEPTEMBER 30,
                                                                      2005
                                                                   (UNAUDITED)
                                                                 ---------------
                                     ASSETS
Current assets:
    Cash and cash equivalents                                    $        2,753
    Accounts receivable (net of allowance for doubtful
        accounts of $166, as of September 30, 2005)                         806
    Income tax receivable                                                    12
    Notes and related party loans receivable                                 12
    Deposits                                                                 38
    Prepaid expenses and other current assets                               773
    Current assets held for sale (Note 14)                                3,549
                                                                 ---------------
           Total current assets                                           7,943

Property, plant and equipment, net                                          895
Goodwill                                                                  2,929
Other assets                                                                135
                                                                 ---------------
                                                                 $       11,902
                                                                 ===============
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term debt, net of discount
        of $209                                                  $        1,361
    Related party loans payable                                               -
    Current portion of capital lease obligations                             16
    Accounts payable                                                        405
    Accrued expenses                                                        410
    Income taxes payable                                                     24
    Deferred revenues                                                       317
    Other liabilities                                                       157
      Liabilities held for sale (Note 14)                                 2,976
                                                                 ---------------
           Total current liabilities                                      5,666

Long-term debt, net of current portion and net of
    discount of $99                                                       1,644
Capital lease obligations, net of current portion                            47
Deferred gain on sale-leaseback                                             643
                                                                 ---------------
           Total liabilities                                              8,000
                                                                 ---------------

Stockholders' equity:
    Preferred stock, par value $.01 (Authorized
      5,000,000 shares; no shares issued and outstanding)                     -
    Common stock, par value $.01; (Authorized
      150,000,000 shares; 19,117,154 shares outstanding)                    191
    Additional paid-in capital                                           36,869
    Accumulated deficit                                                 (32,560)
    Accumulated other comprehensive loss:
       Cumulative foreign currency translation adjustments                 (598)
                                                                 ---------------
           Total stockholders' equity                                     3,902
                                                                 ---------------
                                                                 $       11,902
                                                                 ===============

                         NETGURU, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (In thousands)


                                                                  SIX MONTHS
                                                                    ENDED
                                                                SEPTEMBER 30,
                                                                     2005
                                                               -----------------
Cash flows from operating activities:
   Net loss                                                    $         (1,328)
   Income from discontinued operations                                      154
                                                               -----------------
   Loss from continuing operations                                       (1,482)
   Adjustments to reconcile net loss to net cash used
     in operating activities:
       Depreciation and amortization                                         95
       Bad debt expense                                                     221
       Amortization of discount on loan                                     113
       Changes in operating assets and liabilities:
         Accounts receivable                                                462
         Income tax receivable                                                4
         Prepaid expenses and other current assets                          187
         Deposits                                                            15
         Other assets                                                         9
         Accounts payable                                                   227
         Accrued expenses                                                   (55)
         Income taxes payable                                                 6
         Other current liabilities                                          (10)
         Deferred revenues                                                 (255)
         Deferred gain on sale-leaseback                                    (35)
                                                               -----------------

                Net cash used in operating activities                      (498)
                                                               -----------------

Cash flows from investing activities:
   Purchase of property, plant and equipment                                (67)

                                                               -----------------

                Net cash (used in) provided by
                  investing activities                                      (67)
                                                               -----------------

Cash flows from financing activities:
   Repayment of long-term debt                                             (604)
   Repayment of capital lease obligations                                    (7)

                                                               -----------------

                Net cash (used in) provided by
                  financing activities                                     (611)
                                                               -----------------

   Effect of exchange rate changes on cash and cash
     equivalents                                                            (46)
                                                               -----------------

                Net cash used in continuing operations                   (1,222)
                Net cash provided by (used in)
                  discontinued operations                                   294

                                                               -----------------
Cash and cash equivalents, beginning of period                            3,681
                                                               -----------------

Cash and cash equivalents, end of period                       $          2,753
                                                               =================


                        (continued on the following page)

                         NETGURU, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                                   (Unaudited)
                                 (In thousands)


                                                                  SIX MONTHS
                                                                     ENDED
                                                                 SEPTEMBER 30,
                                                                     2005
                                                                ----------------

Supplemental disclosure of cash flow information:
  Cash paid for:
    Interest                                                    $           165
                                                                ================
    Income taxes                                                $             8
                                                                ================

Supplemental disclosure of non-cash investing and
  financing activities:
    None




     See accompanying notes to condensed consolidated financial statements.

                         NETGURU, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                                   (UNAUDITED)


1.      BASIS OF PRESENTATION

        The condensed consolidated financial statements include the accounts of netGuru, Inc. and its wholly-owned subsidiaries (the "Company"). All significant transactions among the consolidated entities have been eliminated upon consolidation.

        These condensed consolidated financial statements have been prepared by the Company and include all normal and recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position at September 30, 2005 and the results of operations and the cash flows for the three and six months ended September 30, 2005 and 2004, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for annual consolidated financial statements. Results of operations for the three and six months ended September 30, 2005 are not necessarily indicative of the results to be expected for the full year ending March 31, 2006 or any other period. It is suggested that the accompanying condensed consolidated financial statements be read in conjunction with the Company's audited consolidated financial statements included in the Company's annual report on Form10-KSB for the year ended March 31, 2005.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

        On August 19, 2005, the Company entered into an Asset Purchase Agreement with privately held Bentley Systems, Incorporated to sell the Company's Research Engineers International ("REI") business and STAAD product lines. As of that date, the Company met the criteria required to account for the REI business as a discontinued operation. As such, unless otherwise noted, all amounts presented, including all note disclosures, contain only information related to the Company's continuing operations. See note 14 for additional discontinued operations disclosures.

        Certain reclassifications have been made to the fiscal 2005 condensed consolidated financial statements to conform to the fiscal 2006 presentation. The primary reclassifications relate to the separate reporting for the discontinued operations of the REI business and STAAD product lines (note 14).

2.      FAIR VALUE OF FINANCIAL INSTRUMENTS

        Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value Of Financial Instruments," requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS No. 107 as financial instruments. At September 30, 2005, the Company's management believed the carrying amounts of cash and cash equivalents, receivable and payable amounts, and accrued expenses approximated fair value because of the short maturity of these financial instruments. The Company's management also believed that the carrying amounts of its capital lease obligations approximated their fair values, as the interest rates approximated a rate that the Company could have obtained under similar terms at the balance sheet date. In addition, the Company's management also believed that the carrying amounts of its long-term debt obligations approximated their fair values, as the borrowing rates are consistent with those of other lending sources. The estimated fair value of the Company's long-term debt at September 30, 2005, was approximately $3.0 million.

3.      IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

        EXCHANGES OF NONMONETARY ASSETS

        In December 2004, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 153, "Exchanges of Nonmonetary Assets," an Amendment of Accounting Principles Board ("APB") Opinion No. 29, "Accounting for Nonmonetary Transactions." SFAS No. 153 requires companies to measure exchanges of nonmonetary assets, including similar productive assets that have commercial substance, based on the fair value of the assets exchanged, recognizing a gain or loss. SFAS No. 153 is effective for interim periods beginning after June 15, 2005 and, thus, became effective for the Company beginning with the second quarter of fiscal 2006. The adoption of SFAS No. 153 has not had a material effect on the Company's consolidated financial condition or results of operations.

        SHARE-BASED PAYMENT

        In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment." SFAS No. 123(R) requires companies to measure and recognize compensation expense for all stock-based payments at fair value. For small businesses, SFAS No. 123(R) is effective for the first quarter of the first fiscal year beginning after December 15, 2005 and, thus, will be effective for the Company for the interim periods beginning with first quarter of fiscal 2007. Early adoption is encouraged and retroactive application of the provisions of SFAS No. 123(R) to the beginning of the fiscal year that includes the effective date is permitted, but not required. The Company is currently evaluating the effect of adopting SFAS No. 123(R) and the Company's management believes the adoption of SFAS No. 123(R), will have a material effect on the Company's consolidated results of operations, similar to the pro forma results described in "Stock-Based Compensation" in note 1 to the Company's consolidated financial statements included in the Company's annual report on Form 10-KSB for fiscal 2005 and note 8 of this quarterly report. However, management has not yet determined the actual effect of the accounting for stock option and related income tax components.

4.      SOFTWARE DEVELOPMENT COSTS AND PURCHASED TECHNOLOGY

        The Company capitalizes costs related to the development of certain software products in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Capitalization of costs begins when technological feasibility has been established and ends when the product is available for general release to customers. As of September 30, 2005, there were no unamortized capitalized software costs.

        The Company amortizes capitalized software development costs and purchased technology using the straight-line method over two to five years, or the ratio of actual sales to anticipated sales, whichever is greater. Amortization of software development costs and purchased technology charged to operations was approximately $0 and $69,000 for the six months ended September 30, 2005 and 2004, respectively. Accumulated amortization on capitalized software was $544,000 as of September 30, 2005 and 2004.

5.      REVENUE RECOGNITION

        The Company recognizes revenue when the following criteria are met: (1) persuasive evidence of an arrangement, such as agreements, purchase orders or written or online requests, exists; (2) delivery has been completed and no significant obligations remain; (3) the Company's price to the buyer is fixed or determinable; and (4) collection is reasonably assured. The Company's revenues arise from the following segments: collaborative software products and services; and IT services.

        Revenue from software sales is recognized upon shipment if no significant post-contract support obligations remain outstanding and collection of the resulting receivable is reasonably assured probable. Since July 1, 2002, the Company has provided at the time of sale a 15-day right of return on the purchase of a product during which time the customer may return the product subject to a $50 restocking fee per item returned. Customers may choose to purchase maintenance contracts that include telephone, e-mail and other methods of support, and the right to receive upgrades. Revenue from these maintenance contracts is deferred and recognized ratably over the life of the contract, usually twelve months.

        In October 1997, the Accounting Standards Executive Committee ("AcSEC") of the AICPA issued Statement of Position ("SOP") 97-2, "Software Revenue Recognition." SOP 97-2 distinguishes between significant and insignificant vendor obligations as a basis for recording revenue, with a requirement that each element of a software licensing arrangement be separately identified and accounted for based on relative fair values of each element. The Company determines the fair value of each element in multi-element transactions based on vendor-specific objective evidence ("VSOE"). VSOE for each element is based on the price charged when the same element is sold separately.

        In 1998, the AICPA issued SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions," which modifies SOP 97-2 to allow for use of the residual method of revenue recognition if certain criteria have been met. If evidence of fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the transaction fee is recognized as revenue.

        The Company sells its collaborative software along with a maintenance package. This constitutes a multiple element arrangement. The price charged for the maintenance portion is the same as when the maintenance is sold separately. The fair values of the maintenance contracts sold in all multiple element arrangements are recognized over the terms of the maintenance contracts. The collaborative software portion is recognized when persuasive evidence of an arrangement exits, price is fixed and determinable, when delivery is complete, collection of the resulting receivable is reasonably assured and no significant obligations remain.

        Revenues from providing IT services are recognized primarily on a time and materials basis, with time at a marked-up rate and materials and other reasonable expenses at cost, once the services are completed and no significant obligations remain. Certain IT services contracts are fixed price contracts where progress toward completion is measured by mutually agreed upon pre-determined milestones for which the Company recognizes revenue upon achieving such milestones. Fixed price IT contracts are typically for a short duration of one to six months. The Company did not have any fixed price contracts at September 30, 2005.

6.      DEFERRED REVENUES

        The Company defers revenues for its maintenance contracts and for its collaborative software sales that are not considered earned. The Company defers its maintenance revenues when the maintenance contracts are sold, and then recognizes the maintenance revenues over the term of the maintenance contracts. The Company defers its collaborative software sales revenues if it invoices or receives payment prior to the completion of a project, and then recognizes these revenues upon completion of the project when no significant obligations remain.

7.      LONG-TERM DEBT

        2002 NOTE

        On December 13, 2002, the Company entered into a Securities Purchase Agreement ("Agreement") with Laurus Master Fund, Ltd. ("Laurus"). Pursuant to the Agreement, the Company issued to Laurus a 6% Convertible Note ("2002 Note") in the principal amount of $2,000,000 and a five-year warrant to purchase up to 200,000 shares of the Company's common stock at exercise prices ranging from $1.76 to $2.40 per share.

        On August 4, 2003, the terms of the 2002 Note were amended as follows:
(1) the interest rate was amended from 6% to the greater of 5% or prime rate plus 1%, payable in arrears; (2) the amortization period was extended from 20 months ending on November 13, 2004 to 24 months ending on July 31, 2005; (3) the penalty for repayments of the outstanding balance in cash was removed; and (4) the fixed conversion price, upon which potential issuances of the Company's common stock to satisfy the obligations of the convertible note are based, was reduced from $1.60 to $1.30.

        In April 2004, Laurus converted $650,000 of principal balance on the 2002 Note into 500,000 shares of the Company's common stock. In December 2004, Laurus converted the remaining balance of $80,000 into 61,358 shares of the Company's common stock. At September 30, 2005, the Company had no principal balance outstanding under the 2002 note.

        REVOLVING CREDIT FACILITY

        On July 31, 2003, the Company obtained a three-year, renewable, $4,000,000 revolving accounts receivable credit facility from Laurus ("Facility"). The amount available under this Facility is reduced by the balances, if any, outstanding on the 2002 Note and the Amended and Restated 2003 Note (defined below).

        Borrowings under the Facility accrued interest, initially, at an annual rate equal to the greater of 5% or the prime rate plus 1%. Since November 1, 2003, the interest rate may be adjusted every month based on certain registration requirements and on the volume weighted average price of the Company's common stock. The interest rate was adjusted up to 7.75% in September 2005 as a result of increases in the prime rate. Obligations owed under this Facility may be repaid at the Company's option in cash or through the issuance of shares of the Company's common stock at the fixed conversion price of $1.30 per share, subject to volume limitations and other terms, as described in the Facility. An early termination fee of up to $120,000 will be payable if the Facility is terminated prior to August 1, 2006. It is anticipated that this termination fee will be waived when all outstanding borrowings from Laurus are repaid. The Facility also provides the Company, under certain conditions, the flexibility to borrow additional amounts up to $1,000,000 above what is available based upon eligible accounts receivable. Any such additional borrowings will accrue interest at a rate of 0.6% per month, payable monthly.

        In connection with this Facility, the Company issued to Laurus a five-year warrant to purchase 180,000 shares of the Company's common stock, exercisable at various prices ranging from $1.50 to $1.89 per share. Laurus may also receive additional five-year warrants to purchase up to 400,000 shares of the Company's common stock at an exercise price equal to 125% of the fixed conversion price based upon how much of the outstanding obligation under the Facility is converted to equity. As of September 30, 2005, none of the additional five-year warrants had been issued. The Facility is secured by a general security interest in the assets of the Company and its subsidiaries and prohibits the Company from paying any dividends on its common stock without Laurus' permission.

        On December 4, 2003, the outstanding balance of $900,000 under the Facility was refinanced with Laurus along with $500,000 of additional borrowings into a three-year, 5% secured convertible note ("2003 Note"). At September 30, 2005, the Company had no borrowings under the Facility.

        2003 NOTE

        The interest rate on the 2003 Note was equal to the greater of 5% or the prime rate plus 1%. The fixed conversion price, upon which potential issuances of the Company's common stock to satisfy the obligations of the 2003 Note were based, was $1.30. On April 27, 2004, the Company amended and restated the 2003 Note to reflect an additional $1,000,000 that it borrowed on April 27, 2004, so that the principal amount of the 2003 Note was increased to $2,400,000 from $1,400,000 (the "Amended and Restated 2003 Note"). The net proceeds from the additional principal under the Amended and Restated 2003 Note were used for working capital.

        The Amended and Restated 2003 Note requires monthly principal payments of $50,000 plus accrued interest (payable in arrears) on the first business day of each month, commencing August 1, 2004, with the entire remaining principal balance becoming due on December 3, 2006. Monthly payments under the original 2003 Note had been scheduled to begin in April 2004. The amount of monthly principal payment was increased from $30,000 to $50,000. The Company is required to pay any remaining balance of principal, including any accrued and unpaid interest, on the maturity date. The final payment due at maturity was increased from $440,000 to $710,000. The Company recorded approximately $173,000 as additional discount to the Amended and Restated 2003 Note, which included the $11,000 in fees it paid to an affiliate of Laurus and the $162,000 it recorded in April 2004 due to the beneficial conversion feature of the debt related to the additional borrowings. This additional discount, along with approximately $133,000 in unamortized discount remaining at the time of the amendment for a total discount of $306,000, is being amortized to interest expense over the remainder of the term of the Amended and Restated 2003 Note. In April 2004 and December 2004, Laurus converted $260,000 and $219,000 of the principal balance under the Amended and Restated 2003 Note into 200,000 and 168,462 shares of the Company's common stock, respectively. At September 30, 2005, the Company had an outstanding balance of $1,410,000, excluding unamortized fees and unamortized beneficial conversion adjustments, under the Amended and Restated 2003 Note.

        The Amended and Restated 2003 Note is secured by a general security interest in the assets of the Company and its domestic subsidiaries. The Company was required to use the net proceeds from the Amended and Restated 2003 Note for general corporate purposes only. The Company is also required not to permit for any fiscal quarter commencing April 1, 2003, the net operating cash flow deficit to be greater than $500,000, excluding extraordinary items, as determined by Laurus. At September 30, 2005, the Company was in compliance with this covenant.

        2004 NOTE

        On December 23, 2004 ("Closing Date"), the Company entered into a Securities Purchase Agreement ("2004 Agreement") with Laurus. Pursuant to the 2004 Agreement, the Company sold to Laurus a secured convertible note in the original principal amount of $1,000,000 ("2004 Note") that is scheduled to mature on December 23, 2007 ("Maturity Date"). The Company paid Laurus Capital Management, LLC, an affiliate of Laurus, a $5,000 fee, and reimbursed Laurus for $5,000 of expenses in connection with the offering. The net proceeds from the sale of the 2004 Note were used for working capital. In connection with the 2004 Note, we issued to Laurus a warrant to purchase up to 130,000 shares of the Company's common stock at any time or from time to time on or before December 23, 2009 at an exercise price of $1.56 per share ("2004 Warrant"). On September 30, 2005, the outstanding principal balance of the 2004 Note was $910,000.

        The 2004 Note bears an annual interest rate equal to the greater of 5% or prime rate plus 1% based on a 360-day year, and requires monthly interest payments in arrears on the first business day of each month beginning February 1, 2005 through the Maturity Date. The interest rate may be adjusted downward (but not below 0%) following effective registration of the shares underlying the 2004 Note with the Securities and Exchange Commission, (the "SEC") if certain increases occur in the closing price of the Company's common stock. The 2004 Note requires monthly principal repayments of $30,000 along with any related accrued but unpaid interest (together the "Monthly Payment") beginning July 1, 2005 and through the Maturity Date. The remaining balance of principal, including any accrued and unpaid interest, is due on the Maturity Date. The Monthly Payment must be paid through conversion into shares of the Company's common stock at the initial fixed conversion price of $1.29 per share (subject to anti-dilution adjustments in connection with mergers, acquisitions, stock splits, dividends and the like, and in connection with future issuances of the Company's common stock at prices per share below the then-applicable conversion price) if the following conversion criteria are met:

        (1)     the shares are registered with the SEC for public resale
        (2) the average closing price of the Company's common stock for the 5 trading days preceding a repayment date is at least 110% of the fixed conversion price; and
        (3) the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Company's common stock for the 30-day trading period immediately preceding the applicable repayment date.

        Any amount of Monthly Payment that cannot be converted into common stock due to failure to meet the conversion criteria must be paid in cash at a rate of 102% of the monthly principal amount. Laurus may convert at the fixed conversion price amounts due under the 2004 Note if the underlying shares are registered for resale or an exemption from registration is available and no event of default under the 2004 Note remains uncured or remains unwaived by Laurus.

        The Company may also prepay the amount of the 2004 Note in cash by paying 104% of the principal balance together with any accrued but unpaid interest.

        In the event of a default and continuation of a default, Laurus may accelerate the payment of the principal balance requiring the Company to pay 115% of the entire principal balance of the 2004 Note outstanding on that date. In the event of a default and continuation of default, the interest rate will increase by 5% per annum on the unpaid principal balance until the default is cured or waived. Events of default that would give rise to automatic acceleration of payment of the principal balance and an increase in annual interest rate on unpaid principal balance include:

        o       A failure to pay principal, interest or fees;
        o       Breach of covenant, representations and warranties;
        o       A receiver or trustee for the Company is appointed;
        o Any judgment against the Company or any of its assets in excess of $250,000 remains unvacated, unbonded or unstayed for ninety days;
        o Bankruptcy, insolvency, liquidation or reorganization proceedings against the Company are not resolved within 30 days;
        o Trading stop in the Company's common stock is in effect for more than five days;
        o Failure to deliver the Company's common stock or replacement note;
        o Occurrence of default or continuation of default in related or other agreements with Laurus; and
        o       Change in control of ownership of the Company.

        As security for payment of the 2004 Note, the Company granted to Laurus a continuing general security interest in the Company's assets.

        On June 28, 2005, the Company and Laurus entered into a waiver and extension, pursuant to which they agreed to amend the definition of "Effectiveness Date" contained in a Registration Rights Agreement (the "Agreement") dated December 23, 2004 that they entered into simultaneously with the issuance of the 2004 Note and the 2004 Warrant. Pursuant to the Agreement, the Company was required to file by a January 22, 2005 initial filing date a resale registration statement with the SEC covering the shares of common stock issuable upon conversion of the 2004 Note and upon exercise of the 2004 Warrant. The Company was also required to obtain effectiveness of the registration statement by a May 22, 2005 initial Effectiveness Date.

        The Agreement provides that:

        o if a registration statement is not filed on or prior to the initial filing date, or
        o if the registration statement is not declared effective by the SEC by the Effectiveness Date, or
        o if after the registration statement is filed with and declared effective by the SEC, the registration statement ceases to be effective as to all registrable securities to which it is required to relate at any time prior to the time that all of the registrable securities have been sold or may be sold without volume restrictions under Rule 144(k) of the Securities Act of 1933, as amended, or
        o if trading of our common stock is suspended for more than three trading days, then subject to certain grace periods, until the event described above is cured, the Company must pay to Laurus cash liquidated damages equal to 1.0% for each 30-day period (prorated for partial periods) of the original principal amount of the 2004 Note.

        The Company was unable to meet either the initial filing deadline or the initial Effectiveness Date. Accordingly, the Company and Laurus entered into the June 28, 2005 waiver and extension. The waiver and extension provides that the January 22, 2005 initial filing deadline is waived. The waiver and extension also provides that the amended Effectiveness Date for the initial registration statement filed under the Agreement is September 1, 2005, and with respect to each additional registration statement that may be required to be filed in the future, a date no later than 30 days following the applicable filing date. The Company paid $10,000 in liquidated damages for the delay in the registration statement being declared effective by the SEC. The $10,000 liquidated damage payment was recorded as a penalty expense under other expense in July 2005. The registration statement was declared effective by the SEC on August 12, 2005.

        With the exception of previously disclosed issuances of stock and the exception of stock options granted to employees and directors, the Company is prohibited from issuing any securities with a continuously variable/floating conversion feature that could become free-trading prior to the full repayment or conversion of the 2004 Note together with all related accrued and unpaid interest and fees.

        The five-year 2004 Warrant permits Laurus to purchase up to 130,000 shares of common stock, at any time or from time to time, at the exercise price of $1.56 per share. The exercise price and the number of shares underlying the 2004 Warrant are fixed but are subject to anti-dilution adjustments in connection with mergers, acquisitions, stock splits, dividends and the like.

        Laurus has contractually agreed to two separate beneficial ownership limitations that restrict conversion of the 2004 Note and the exercise of the 2004 Warrant. Laurus has agreed that the 2004 Note shall not be converted and the 2004 Warrant shall not be exercised to the extent such conversion would result in Laurus, together with its affiliates, beneficially owning in excess of 4.99% of the number of shares of the Company's common stock outstanding at that time. Laurus may cause this 4.99% limitation to expire by providing the Company with 75 days' advance notice of its intention to do so. This 4.99% limitation does not preclude conversion of the 2004 Note or exercise of the 2004 Warrant over time, so long as Laurus' beneficial ownership of the Company's common stock, together with its affiliates, does not exceed the limitation amount. This 4.99% limitation automatically becomes void upon an event of default under the 2004 Note.

        The Company recorded a debt discount as a result of the issuance of the 2004 Warrant of approximately $103,000 and a debt discount as a result of $10,000 in fees paid to Laurus and its affiliate. The total debt discount of $113,000 is being charged to interest expense, ratably, over the term of the 2004 Note.

        In connection with the Company's entry into the Asset Purchase Agreement described in note 14, Laurus and the Company entered into a Stand Still Agreement as of August 19, 2005. Under the Stand Still Agreement, Laurus consented to the Company's entry into and consummation of the transactions contemplated by the Asset Purchase Agreement and agreed to release its security interest in the assets being sold, subject to Laurus being paid in full at the closing all of the Company's obligations under the convertible promissory notes held by Laurus. In anticipation of the consummation of the asset sale described in note 14 , Laurus has agreed to release all UCC filings against assets of the Company immediately upon receiving payment in full for all principal and accrued interest. Laurus also agreed not to exercise any of its warrants to purchase the Company's common stock until the earlier to occur of the closing of the Asset Purchase Agreement, the termination of the Asset Purchase Agreement or February 15, 2006. In addition, Laurus agreed not to interfere with the transactions contemplated by the Asset Purchase Agreement through involvement in any merger, sale of assets, sale of equity or similar transaction involving the Company or any of its divisions or any other transaction that would involve the transfer or potential transfer of control of the Company. The Stand Still Agreement does not, however, limit the right of Laurus to transfer or vote shares of the Company's common stock.

8.      STOCKHOLDERS' EQUITY

        The Company continues to follow the guidance of APB No. 25. Pursuant to APB No. 25, compensation related to stock options is measured as the difference between the grant price and the fair market value of the underlying common shares at the grant date. Generally, the Company issues options to employees with a grant price equal to the market value of its common stock on the grant date. Accordingly, the Company has recognized no compensation expense on its grants of employee stock options.

        The following represents pro forma information as if the Company recorded compensation cost using the fair value of the issued compensation instrument under SFAS No. 123 (in thousands, except amounts per share):

                                               THREE MONTHS ENDED               SIX MONTHS ENDED
                                                   SEPTEMBER 30,                  SEPTEMBER 30,
                                          ----------------------------    ----------------------------
                                              2005            2004            2005            2004
                                          ------------    ------------    ------------    ------------
Net loss - as reported                    $      (994)    $       (73)    $    (1,328)    $      (691)
   Deduct:  Stock-based compensation
expense determined under the fair
value based method for all awards,
net of tax                                        (36)           (145)            (72)           (290)

                                          ------------    ------------    ------------    ------------
   Net loss - pro forma                   $    (1,030)    $      (218)    $    (1,400)    $      (981)
                                          ============    ============    ============    ============

   Basic and diluted net loss per share -
         As reported                     $      (0.05)    $    (0.00)    $       (0.07)       $  (0.04)
         Pro forma                       $      (0.05)    $    (0.01)    $        (0.07)      $    (0.05)
   Weighted average fair value of
         options granted                 $       1.02           1.45     $          1.02             1.45

                                                       SIX MONTHS ENDED
                                                         SEPTEMBER 30,
                                                 ----------------------------
                                                     2005           2004
                                                 ------------    ------------
     Black-Scholes option pricing model
       Assumptions:
         Dividend yield                                    -               -
         Expected volatility                           81.0%           80.7%
         Risk-free interest rate                        4.26           3.56%
         Expected option lives (in years)               7.01            6.93

9.      FOREIGN CURRENCY TRANSLATION

        The financial condition and results of operations of the Company's foreign subsidiaries are accounted for using the local currency as the functional currency. Assets and liabilities of the subsidiaries are translated into United States dollars (the reporting currency) at the exchange rate in effect at the end of the interim period. Statements of operations accounts are translated at the average rate of exchange prevailing during the respective interim periods. Translation adjustments arising from the use of differing exchange rates from period to period are included in accumulated other comprehensive income (loss) in the consolidated statements of stockholders' equity. Gains and losses resulting from foreign currency transactions are included in operations and were not material to the first half of fiscal 2005 and 2006.

10.     COMPREHENSIVE INCOME (LOSS)

        The Company applies the provisions of SFAS No. 130, "Reporting Comprehensive Income," which prescribes rules for the reporting and display of comprehensive income (loss) and its components. SFAS No. 130 requires foreign currency translation adjustments, which are reported separately in stockholders' equity, to be included in other comprehensive income (loss). Total comprehensive loss was $1,383,000 and $681,000 for the six months ended September 30, 2005 and 2004, respectively.

11.     NET LOSS PER SHARE

        Basic earnings (loss) per share ("EPS") is calculated by dividing net income (loss) by the weighted-average common shares outstanding during the period. Diluted EPS reflects the potential dilution to basic EPS that could occur upon conversion or exercise of securities, options, or other such items, to common shares using the treasury stock method based upon the weighted-average fair value of the Company's common shares during the period.

        The following table illustrates the computation of basic and diluted net loss per share (in thousands, except per share amounts):

                                                          THREE MONTHS ENDED               SIX MONTHS ENDED
                                                              SEPTEMBER 30,                  SEPTEMBER 30,
                                                      ----------------------------    ----------------------------
                                                          2005            2004            2005            2004
                                                      ------------    ------------    ------------    ------------
        Numerator:
        Net loss and numerator for basic and diluted
          loss per share                              $      (994)    $       (73)    $    (1,328)    $      (691)
                                                      ============    ============    ============    ============
        Denominator:
        Denominator for basic net loss per share -
          average number of common shares                  19,117          18,833          19,117          18,730
          outstanding during the period
        Incremental common shares attributable to
          exercise of outstanding options, warrants
          and other common stock equivalents                    -               -               -               -
                                                      ------------    ------------    ------------    ------------
        Denominator for diluted net loss per share    $    19,117     $    18,833          19,117          18,730
                                                      ============    ============    ============    ============

        Basic and diluted net loss per share          $     (0.05)    $     (0.00)    $     (0.07)    $     (0.04)
                                                      ============    ============    ============    ============

        Options, warrants and other common stock equivalents amounting to 1,790,000 potential common shares for the three and six month periods ended September 30, 2005 (all of which are potential common shares from the possible conversion of the convertible notes issued to Laurus for each of the same periods), and 1,615,000 and 1,664,000 potential common shares for the three and six month periods ended September 30, 2004, respectively, were excluded from the computation of diluted EPS for the periods presented because the Company reported net losses and, therefore, the effect would be antidilutive.

12.     SEGMENT AND GEOGRAPHIC DATA

        The Company is an integrated Internet and IT technology and services company. The Company's operating segments are:

        o       Collaborative software products and services; and
        o       IT services

        The Company applies the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires segments to be determined and reported based on how management measures performance and makes decisions about allocating resources. The Company's management monitors unallocable expenses related to the Company's corporate activities in a separate "Center," which is reflected in the tables below.

        The significant components of worldwide operations by reportable operating segment are:

                                                          THREE MONTHS ENDED               SIX MONTHS ENDED
                                                              SEPTEMBER 30,                  SEPTEMBER 30,
                                                      ----------------------------    ----------------------------
                                                          2005            2004            2005            2004
                                                      ------------    ------------    ------------    ------------
             NET REVENUE
    Collaborative software products and services      $       172     $       185     $       380     $       268
    IT services                                               744           1,034           1,517           2,109
                                                      ------------    ------------    ------------    ------------
         Consolidated                                 $       916     $     1,219     $     1,897     $     2,377
                                                      ============    ============    ============    ============

             GROSS PROFIT
    Collaborative software products and services      $       171     $       184     $       378     $       197
    IT services                                               174             377             342             721
                                                      ------------    ------------    ------------    ------------
         Consolidated                                 $       345     $       561     $       720     $       918
                                                      ============    ============    ============    ============

       OPERATING (LOSS) INCOME
    Collaborative software products and services      $        15     $        22     $        45     $      (274)
    IT services                                              (286)             50            (440)             77
    Center                                                   (472)           (439)           (836)           (850)
                                                      ------------    ------------    ------------    ------------
         Consolidated                                 $      (743)    $      (367)    $    (1,231)    $    (1,047)
                                                      ============    ============    ============    ============

        The Company's operations are based worldwide through foreign and domestic subsidiaries and branch offices in the United States, India, Germany and Asia-Pacific. The following are significant components of worldwide operations by geographic location:

                                                          THREE MONTHS ENDED               SIX MONTHS ENDED
                                                              SEPTEMBER 30,                  SEPTEMBER 30,
                                                      ----------------------------    ----------------------------
                                                          2005            2004            2005            2004
                                                      ------------    ------------    ------------    ------------
             NET REVENUE
    United States                                     $       627     $       856     $     1,398     $     1,691
    Europe                                                     52             167             104             242
    Asia-Pacific                                              237             196             395             444
                                                      ------------    ------------    ------------    ------------

         Consolidated                                 $       916     $     1,219     $     1,897     $     2,377
                                                      ============    ============    ============    ============

             EXPORT SALES
    United States                                     $       24      $        57     $       110     $       309
                                                      ============    ============    ============    ============


                                                                     SEPTEMBER 30,        MARCH 31,
                                                                        2005                2005
                                                                   ----------------    ----------------
                                                                              (IN THOUSANDS)
                LONG-LIVED ASSETS
                United States                                      $         2,929     $         2,897
                Europe                                                         109                 113
                Asia-Pacific                                                   921                 989
                                                                   ----------------    ----------------

                         Consolidated                              $         3,959     $         3,999
                                                                   ================    ================

13.     CONTINGENCIES

        The Company is a named defendant in a civil action commenced against it by plaintiffs Ash Brahma ("Brahma"), Sujit Kumar ("Kumar"), and Venture International ("Venture") (collectively, "Plaintiffs") on August 18, 2005, in the Commonwealth of Massachusetts, Essex County, Superior Court Department of the Trial Court, Civil Action No. 05-1446 B, entitled, ASH BRAHMA, ET AL. V. NETGURU, INC. (the "Action").

        In the Action, Plaintiffs allege breach of contract and fraud on the part of the Company, and they seek alleged damages of $4,885,000. On October 5, 2005, the Company timely filed a Notice of Removal of the Action to the United States District Court, District of Massachusetts, where the Action is currently pending.

        On October 13, 2005, the Company filed its answer and counterclaim in the Action. The Company has denied any breach of contract or other wrongdoing on its part, and has denied that Plaintiffs are entitled to equitable relief or damages. The Company's counterclaim seeks recission of contract and/or breach of contract, restitution and/or damages for consulting fees paid to Plaintiffs, damages for time and money spent pursuant to the contracts alleged objectives, (plus interest, costs and attorneys' fees.

        The Company is also party to various litigation matters arising in the normal course of business. Management believes the resolution of these matters will not materially affect the Company's consolidated results of operations or financial condition.

14.     DISCONTINUED OPERATIONS

        On August 19, 2005, the Company entered into an Asset Purchase Agreement with privately held Bentley Systems, Incorporated ("Bentley"). The Asset Purchase Agreement provides for the sale of the Company's REI business and STAAD product lines to Bentley for approximately $23.5 million in cash. The sale is subject to various closing conditions, including approval by the Company's stockholders and compliance with regulatory requirements. If approved by stockholders at the Annual Meeting on November 17, 2005, the Company anticipates the sale will close during the quarter ended December 31, 2005. Bentley will acquire the worldwide operations associated with REI, including the STAAD structural analysis and design product line, software and product development, customer support and relationships, and offices associated with the worldwide business.

        The Company's condensed consolidated financial statements have been reclassified for all periods presented to reflect the REI business segment as discontinued operations. In accordance with GGAAP, the revenues, costs, and expenses directly associated with the REI business have been reclassified as discontinued operations on the condensed consolidated statements of operations for all periods presented. Corporate expenses such as general corporate overhead and interest have not been allocated to discontinued operations. Additionally, assets and liabilities of the REI business segment have been reclassified as held for sale on the Company's condensed consolidated balance sheets for all periods presented, and the Company's condensed consolidated statements of cash flows have been reclassified to reflect the operations of the REI business segment as discontinued operations for all periods presented.

        Separately, in September 2004, the Company sold its Web-based telecommunications services division in its continuing efforts to focus on its core software products and IT services businesses. Accordingly, the results of the operations of the Web-based telecommunications services division is excluded from continuing operations and reported as "Discontinued Operations" for the three and six months ended September 30, 2004. The total sales price was $130,000 for the sale of the Web-based telecommunications services division in September 2004. The Company received the entire proceeds from the sale of the Web-based telecommunications services division prior to March 31, 2005.

        The carrying value of the assets and liabilities held for sale of the discontinued REI business segment included in the consolidated balance sheets are as follows:

                                                           SEPTEMBER 30,           MARCH 31,
                                                               2005                   2005
                                                         ----------------      -----------------
ASSETS HELD FOR SALE
    Accounts receivable, net                             $         2,212       $          2,843
    Deposits                                                          47                     42
    Prepaid expenses and other current assets                        341                    376
                                                         ----------------      -----------------
           Total current assets                                    2,600                  3,261

Property, plant and equipment, net                                   588                    758
Goodwill                                                             157                    157
Other assets                                                         204                     98
                                                         ----------------      -----------------
                                                         $         3,549       $          4,274
                                                         ================      =================

LIABILITIES HELD FOR SALE
    Current portion of capital lease obligations         $           142       $            129
    Accounts payable                                                 215                    285
    Accrued expenses                                                 499                    667
    Income taxes payable                                              10                     10
    Deferred revenues                                              1,817                  2,118
    Other liabilities                                                 33                     33
                                                          ---------------      -----------------
           Total current liabilities                               2,716                  3,242

Capital lease obligations, net of current portion                    237                    288
Other long term liabilities                                           23                      -
                                                          ---------------      -----------------
           Total liabilities                              $        2,976       $          3,530
                                                          ===============      =================

        The net revenues and net income of the Company's discontinued operations were as follows:

                                                          THREE MONTHS ENDED               SIX MONTHS ENDED
                                                              SEPTEMBER 30,                  SEPTEMBER 30,
                                                      ----------------------------    ----------------------------
                                                          2005            2004            2005            2004
                                                      ------------    ------------    ------------    ------------
Net revenues:
   Web-based telecommunications services business     $         -     $       109     $         -     $       327
    REI business                                            2,952           2,680           5,821           5,047
                                                      ------------    ------------    ------------    ------------
                                                      $     2,952     $     2,789     $     5,821     $     5,374
                                                      ------------    ------------    ------------    ------------

Net (loss) income:
   Web-based telecommunications services business     $         -     $        38     $         -     $        67
    REI business                                             (138)            333             154             455
                                                      ------------    ------------    ------------    ------------
                                                      $      (138)    $       371     $       154     $       522
                                                      ------------    ------------    ------------    ------------

                         NETGURU, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
               (In thousands, except share and per share amounts)


                                                              THREE MONTHS ENDED
                                                              DECEMBER 31, 2005
                                                             -------------------
Net revenues:
    Collaborative software products and services             $              245
    IT services                                                             636
                                                             -------------------
           Total net revenues                                               881
                                                             -------------------

Cost of revenues:
    Collaborative software products and services                             38
    IT services                                                             485
                                                             -------------------
           Total cost of revenues                                           523
                                                             -------------------
           Gross profit                                                     358
                                                             -------------------

Operating expenses:
    Selling, general and administrative                                     897
    Research and development                                                106
    Bad debt expense                                                         32
    Depreciation                                                             83
    Impairment charge (Note 11)                                           2,924
                                                             -------------------
           Total operating expenses                                       4,042
                                                             -------------------

           Operating loss                                                (3,684)
                                                             -------------------

Other expense (income):
    Interest, net                                                           343
    Other                                                                   (38)
                                                             -------------------
           Total other expense                                              305
                                                             -------------------

Loss from continuing operations before income taxes                      (3,989)
Income tax expense                                                            3
                                                             -------------------
       Loss from continuing operations                                   (3,992)
                                                             -------------------

Discontinued operations:
(Loss) income from discontinued operations (Note 14)                       (327)
Gain on sale of business, net of taxes (Note 14)                         22,168
                                                             -------------------
       Income from discontinued operations                               21,841
                                                             -------------------

           Net income (loss)                                 $           17,849
                                                             ===================

Basic and diluted income (loss) per common share:
     Loss per common share from continuing operations        $            (0.21)
     Income from discontinued operations                                   1.14
                                                             -------------------
     Basic income (loss) per common share                    $             0.93
                                                             ===================

Common equivalent shares used in computing basic and
    diluted net loss per common share:                               19,117,154

                         NETGURU, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
               (In thousands, except share and per share amounts)

                                                                  DECEMBER 31,
                                                                     2005
                                                                  (UNAUDITED)
                                                                ---------------
                                     ASSETS
Current assets:
    Cash and cash equivalents                                   $       20,540
    Restricted cash                                                      1,070
    Accounts receivable (net of allowance for doubtful
      accounts of $180)                                                    853
    Income tax receivable                                                    8
    Notes and related party loans receivable                                 2
    Deposits                                                                85
    Prepaid expenses and other current assets                              736
    Current assets held for sale (Note 14)                                 164
                                                                ---------------
           Total current assets                                         23,458

Property, plant and equipment, net                                       1,046
Goodwill                                                                     -
Other assets                                                               128
                                                                ---------------
                                                                $       24,632
                                                                ===============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term debt, net of discount
      of $15                                                    $           66
    Related party loans payable                                              -
    Current portion of capital lease obligations                           138
    Accounts payable                                                       248
    Accrued expenses                                                       563
    Income taxes payable                                                   660
    Cash distribution payable (Note 15)                                 16,250
    Deferred revenues                                                      174
    Other liabilities                                                       39
      Liabilities held for sale (Note 14)                                  220
                                                                ---------------
           Total current liabilities                                    18,358

Long-term debt, net of current portion and net of
    discount of $7                                                          28
Capital lease obligations, net of current portion                          221
Deferred gain on sale-leaseback (Note 14)                                  625
                                                                ---------------
           Total liabilities                                            19,232
                                                                ---------------

Stockholders' equity:
    Preferred stock, par value $.01 (Authorized
      5,000,000 shares; no shares issued and outstanding)                    -
    Common stock, par value $.01; (Authorized
      150,000,000 shares; 19,117,154 shares outstanding)                   191
    Additional paid-in capital                                          20,619
    Accumulated deficit                                                (14,711)
    Accumulated other comprehensive loss:
       Cumulative foreign currency translation adjustments                (699)
                                                                ---------------
           Total stockholders' equity                                    5,400
                                                                ---------------
                                                                $       24,632
                                                                ===============


                                 NETGURU, INC. AND SUBSIDIARIES
                        CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited) (In thousands)


                                                                            NINE MONTHS ENDED
                                                                            DECEMBER 31, 2005
                                                                           -------------------
Cash flows from operating activities:
    Net income (loss)                                                      $           16,521
       Less: (Loss) income from discontinued operations                                  (118)
       Less: Gain on sale                                                              22,168
                                                                           -------------------
    Loss from continuing operations                                                    (5,529)
    Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation and amortization                                                     232
        Tax expense allocation to discontinued operations                                (650)
        Bad debt expense                                                                  246
        Impairment charge-goodwill                                                      2,924
        Amortization of discount on loan                                                  399
        Changes in operating assets and liabilities:
          Accounts receivable                                                             445
          Notes and related party loans receivable                                         10
          Prepaid expenses and other current assets                                       177
          Deposits                                                                          8
          Other assets                                                                     15
          Accounts payable                                                                 77
          Accrued expenses                                                                 30
          Income taxes payable                                                            636
          Other current liabilities                                                       (19)
          Deferred revenues                                                              (234)
          Deferred gain on sale-leaseback                                                 (52)
                                                                           -------------------
                  Net cash used in operating activities                                (1,285)
                                                                           -------------------

Cash flows from investing activities:
    Purchase of property, plant and equipment                                            (224)
    Increase in restricted cash                                                        (1,070)
    Proceeds from sale of discontinued operations                                      23,500
                                                                           -------------------
                  Net cash provided by investing activities                            22,206
                                                                           -------------------

Cash flows from financing activities:
    Repayment of long-term debt                                                        (3,775)
    Repayment of capital lease obligations                                               (140)

                                                                           -------------------
                  Net cash (used in) provided by financing activities                  (3,915)
                                                                           -------------------

    Effect of exchange rate changes on cash and cash equivalents                          (49)
                                                                           -------------------

                  Net cash provided by continuing operations                           16,957
                                                                           -------------------
Cash flows from discontinued operations (Revised- See Note 16)
     Cash provided by operating activities                                                 59
     Cash used in investing activities                                                   (147)
     Cash used in financing activities                                                    (10)
                                                                           -------------------
                  Net cash (used in) provided by discontinued operations                  (98)
                                                                           -------------------

Cash and cash equivalents, beginning of period                                          3,681
                                                                           -------------------
Cash and cash equivalents, end of period                                   $           20,540
                                                                           ===================

Supplemental disclosure of cash flow information:
    Cash paid for:
      Interest                                                             $              266
                                                                           ===================
      Income taxes                                                         $               25
                                                                           ===================

Supplemental disclosure of non-cash investing and financing activities:
    Acquisition of equipment under capital leases                          $               27


             See accompanying notes to condensed consolidated financial statements.

                         NETGURU, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                                   (UNAUDITED)

1.      BASIS OF PRESENTATION

        The condensed consolidated financial statements include the accounts of netGuru, Inc. and its wholly-owned subsidiaries (the "Company"). All significant transactions among the consolidated entities have been eliminated upon consolidation.

        The condensed consolidated financial statements have been prepared by the Company and include all normal and recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position at December 31, 2005 and the results of operations and the cash flows for the three and nine months ended December 31, 2005 and 2004, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America, ("GAAP") for annual consolidated financial statements. Results of operations for the three and nine months ended December 31, 2005 are not necessarily indicative of the results to be expected for the full year ending March 31, 2006 or any other period. It is suggested that the accompanying condensed consolidated financial statements be read in conjunction with the Company's audited consolidated financial statements included in the Company's annual report on Form 10-KSB for the year ended March 31, 2005.

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

        On November 18, 2005, the Company completed its sale of the assets of its Research Engineers International ("REI") business and STAAD product lines to privately held Bentley Systems, Incorporated ("Bentley") for $23.50 million and recorded a net gain of $22.17 million. As such, unless otherwise noted, all amounts presented, including all note disclosures, contain only information related to the Company's continuing operations. In accordance with GAAP, the balance sheet at March 31, 2005 has been adjusted to reflect the assets and liabilities of the REI business and STAAD product lines as held for sale. At December 31, 2005, all of the assets and liabilities in our France subsidiary, which we plan to sell during the fourth quarter of fiscal 2006, remained classified as held for sale. Additionally, the statements of operations and cash flows have been adjusted to reflect the results of the REI business and STAAD product lines as discontinued for the periods presented. See note14 for additional discontinued operations disclosures.

        Certain reclassifications have been made to the fiscal 2005 condensed consolidated financial statements to conform to the fiscal 2006 presentation. The primary reclassifications relate to the separate reporting for the discontinued operations of the REI business and STAAD product lines (note 14).

2.      FAIR VALUE OF FINANCIAL INSTRUMENTS

        Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value Of Financial Instruments," requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS No. 107 as financial instruments. At December 31, 2005, the Company's management believed the carrying amounts of cash and cash equivalents, receivable and payable amounts, and accrued expenses approximated fair value because of the short maturity of these financial instruments. The Company's management also believed that the carrying amounts of its capital lease obligations approximated their fair values, as the interest rates approximated a rate that the Company could have obtained under similar terms at the balance sheet date. In addition, the Company's management also believed that the carrying amounts of its long-term debt obligations approximated their fair values, as the borrowing rates are consistent with those of other lending sources. The estimated fair value of the Company's long-term debt at December 31, 2005, was approximately $94,000.

                         NETGURU, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                             (UNAUDITED) (CONTINUED)

3.      IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

        EXCHANGES OF NONMONETARY ASSETS

        In December 2004, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 153, "Exchanges of Nonmonetary Assets," an Amendment of Accounting Principles Board ("APB") Opinion No. 29, "Accounting for Nonmonetary Transactions." SFAS No. 153 requires companies to measure exchanges of nonmonetary assets, including similar productive assets that have commercial substance, based on the fair value of the assets exchanged, recognizing a gain or loss. SFAS No. 153 is effective for interim periods beginning after June 15, 2005 and, thus, became effective for the Company beginning with the second quarter of fiscal 2006. The adoption of SFAS No. 153 has not had a material effect on the Company's consolidated financial condition or results of operations.

        SHARE-BASED PAYMENT

        In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment." SFAS No. 123(R) requires companies to measure and recognize compensation expense for all stock-based payments at fair value. For small businesses, SFAS No. 123(R) is effective for the first quarter of the first fiscal year beginning after December 15, 2005 and thus, will be effective for the Company for the interim periods beginning with first quarter of fiscal 2007. Early adoption is encouraged and retroactive application of the provisions of SFAS No. 123(R) to the beginning of the fiscal year that includes the effective date is permitted, but not required. The Company is currently evaluating the effect of adopting SFAS No. 123(R) and the Company's management believes the adoption of SFAS No. 123(R), will have a material effect on the Company's consolidated results of operations, similar to the pro forma results described in "Stock-Based Compensation" in note 1 to the Company's consolidated financial statements included in the Company's annual report on Form 10-KSB for fiscal 2005 and note 8 of this quarterly report. However, management has not yet determined the actual effect of the accounting for stock option and related income tax components.

4.      REVENUE RECOGNITION

        The Company recognizes revenue when the following criteria are met: (1) persuasive evidence of an arrangement, such as agreements, purchase orders or written or online requests, exists; (2) delivery has been completed and no significant obligations remain; (3) the Company's price to the buyer is fixed or determinable; and (4) collection is reasonably assured. The Company's revenues arise from the following segments: collaborative software products and services and IT services.

        Revenue from software sales is recognized upon shipment if no significant post-contract support obligations remain outstanding and collection of the resulting receivable is reasonably assured. Customers may choose to purchase maintenance contracts that include telephone, e-mail and other methods of support, and the right to unspecified upgrades on a when-and-if available basis. Revenue from these maintenance contracts is deferred and recognized ratably over the life of the contract, usually twelve months.

                         NETGURU, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                             (UNAUDITED) (CONTINUED)

        In October 1997, the Accounting Standards Executive Committee ("AcSEC") of the AICPA issued Statement of Position ("SOP") 97-2, "Software Revenue Recognition." SOP 97-2 distinguishes between significant and insignificant vendor obligations as a basis for recording revenue, with a requirement that each element of a software licensing arrangement be separately identified and accounted for based on relative fair values of each element. The Company determines the fair value of each element in multi-element transactions based on vendor-specific objective evidence ("VSOE"). VSOE for each element is based on the price charged when the same element is sold separately.

        In 1998, the AICPA issued SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions," which modifies SOP 97-2 to allow for use of the residual method of revenue recognition if certain criteria have been met. If evidence of fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the transaction fee is recognized as revenue.

        The Company sells its collaborative software along with a maintenance package. This constitutes a multi-element arrangement. The price charged for the maintenance portion is the same as when the maintenance is sold separately. The fair values of the maintenance contracts sold in all multi-element arrangements are recognized over the terms of the maintenance contracts. The collaborative software portion is recognized when persuasive evidence of an arrangement exits, price is fixed and determinable, when delivery is complete, collection of the resulting receivable is reasonably assured and no significant obligations remain.

        Revenues from providing IT services are recognized primarily on a time and materials basis, with time at a marked-up rate and materials and other reasonable expenses at cost, once the services are completed and no significant obligations remain. Certain IT services contracts are fixed price contracts where progress toward completion is measured by mutually agreed upon pre-determined milestones for which the Company recognizes revenue upon achieving such milestones. Fixed price IT contracts are typically for a short duration of one to nine months. The Company did not have any fixed price contracts at December 31, 2005.

5.      DEFERRED REVENUES

        The Company defers revenues for its maintenance contracts and for its collaborative software sales that are not considered earned. The Company defers its maintenance revenues when the maintenance contracts are sold, and then recognizes the maintenance revenues over the term of the maintenance contracts. The Company defers its collaborative software sales revenues if it invoices or receives payment prior to the completion of a project, and then recognizes these revenues upon completion of the project when no significant obligations remain.

6.      LONG-TERM DEBT

        In connection with the Company's entry into the Asset Purchase Agreement with Bentley described in note 14, the Company and Laurus Master Fund, Ltd., ("Laurus"), then a secured creditor and beneficial owner of more than 5% of the Company's outstanding common stock, entered into a Stand Still Agreement as of August 19, 2005. Under the Stand Still Agreement, Laurus consented to the Company's entry into and consummation of the transactions contemplated by the Asset Purchase Agreement and agreed to release its security interest in the assets being sold, subject to Laurus being paid in full at the closing all of the Company's obligations under the convertible promissory notes described below held by Laurus. The Stand Still Agreement did not, however, limit the right of Laurus to transfer or vote shares of the Company's common stock.

                         NETGURU, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                             (UNAUDITED) (CONTINUED)

        As described below, on November 18, 2005, the Company used part of the sale proceeds to pay the remaining total outstanding debt and accrued interest owed to Laurus in the amount of approximately $2.25 million. This amount also included 4% prepayment penalty charges aggregating approximately $86,000. Upon receiving payment in full for all of the Company's obligations under the convertible promissory notes held, Laurus released all UCC filings against assets of the Company. In addition, the revolving credit facility described below was terminated.

        REVOLVING CREDIT FACILITY

        On July 31, 2003, the Company obtained a three-year, renewable, $4,000,000 revolving accounts receivable credit facility from Laurus ("Facility"). The amount available under this Facility was reduced by the balance outstanding on the Amended and Restated 2003 Note (defined below).

        On December 4, 2003, the outstanding balance of $900,000 under the Facility was refinanced with Laurus along with $500,000 of additional borrowings into a three-year, 5% secured convertible note ("2003 Note"). In connection with the Facility, the Company issued to Laurus a warrant to purchase up to 180,000 shares of the Company's common stock at any time or from time to time on or before July 2008 at an exercise price ranging from $1.50 to $1.89 per share. The Company recorded a debt discount as a result of the issuance of this warrant of approximately $201,000. The total debt discount was being charged to interest expense, ratably, over the term of the Facility

        On November 18, 2005, this Facility was terminated after the entire outstanding debt balance for the Amended and Restated 2003 Note and 2004 Note were paid off. As of that date the Company had no borrowings under the Facility. On the day the note was terminated, the Company expensed the remaining unamortized discount to interest expense in the amount of approximately $38,000. The early termination fee that was due if the Facility were to be terminated prior to August 1, 2006 was waived since all of the outstanding borrowings from Laurus were repaid.

        2003 NOTE

        On April 27, 2004, the Company amended and restated the 2003 Note to reflect an additional $1,000,000 that it borrowed on April 27, 2004, so that the principal amount of the 2003 Note was increased to $2,400,000 from $1,400,000 (the "Amended and Restated 2003 Note"). The net proceeds from the additional principal under the Amended and Restated 2003 Note were used for working capital.

        The Company recorded approximately $173,000 as additional discount to the Amended and Restated 2003 Note, which included the $11,000 in fees it paid to an affiliate of Laurus and the $162,000 it recorded in April 2004 due to the beneficial conversion feature of the debt related to the additional borrowings. This additional discount, along with approximately $133,000 in unamortized discount remaining at the time of the amendment for a total discount of $306,000, was being amortized to interest expense over the remainder of the term of the Amended and Restated 2003 Note. In April 2004 and December 2004, Laurus converted $260,000 and $219,000 of the principal balance under the Amended and Restated 2003 Note into 200,000 and 168,462 shares of the Company's common stock, respectively.

                         NETGURU, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                             (UNAUDITED) (CONTINUED)

        As of November 18, 2005, there was an outstanding principal balance of $1,310,000 and accrued interest of approximately $5,000 for the 2003 Note. On November 18, 2005, the Company paid the entire amount of outstanding debt and accrued interest for the 2003 Note. In addition, the Company was charged a 4% pre-payment penalty fee in the amount of approximately $52,000. The total amount that was paid for the 2003 Note was approximately $1,367,000. On the day the note was paid off, the Company expensed the remaining unamortized discount to interest expense in the amount of approximately $85,000.

        2004 NOTE

        On December 23, 2004 ("Closing Date"), the Company entered into a Securities Purchase Agreement ("2004 Agreement") with Laurus. Pursuant to the 2004 Agreement, the Company sold to Laurus a secured convertible note in the original principal amount of $1,000,000 ("2004 Note") that is scheduled to mature on December 23, 2007 ("Maturity Date"). The Company paid Laurus Capital Management, LLC, an affiliate of Laurus, a $5,000 fee, and reimbursed Laurus for $5,000 of expenses in connection with the offering. The net proceeds from the sale of the 2004 Note were used for working capital.

        In connection with the 2004 Note, the Company issued to Laurus a warrant to purchase up to 130,000 shares of the Company's common stock at any time or from time to time on or before December 23, 2009 at an exercise price of $1.56 per share ("2004 Warrant"). The Company recorded a debt discount as a result of the issuance of the 2004 Warrant of approximately $103,000 and a debt discount as a result of $10,000 in fees paid to Laurus and its affiliate. The total debt discount of $113,000 was being charged to interest expense, ratably, over the term of the 2004 Note.

        As of November 18, 2005, there was an outstanding principal balance of $850,000 and accrued interest of approximately $3,000 for the 2004 Note. On November 18, 2005, the Company paid the entire amount of outstanding debt and accrued interest for the 2004 Note. In addition, the Company was charged a 4% pre-payment penalty fee in the amount of $34,000. The total amount that was paid for the 2004 Note was approximately $887,000. On the day the note was paid off, the Company expensed the remaining unamortized discount to interest expense in the amount of approximately $124,000.

7.      STOCKHOLDERS' EQUITY

        The Company continues to follow the guidance of APB No. 25. Pursuant to APB No. 25, compensation related to stock options is measured as the difference between the grant price and the fair market value of the underlying common shares at the grant date. Generally, the Company issues options to employees with a grant price equal to the market value of its common stock on the grant date. Accordingly, the Company has recognized no compensation expense on its grants of employee stock options.

                         NETGURU, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                             (UNAUDITED) (CONTINUED)

        The following represents pro forma information as if the Company recorded compensation cost using the fair value of the issued compensation instrument under SFAS No. 123 (in thousands, except amounts per share):

                                                          THREE MONTHS ENDED               NINE MONTHS ENDED
                                                              DECEMBER 31,                   DECEMBER 31,
                                                      ----------------------------    ----------------------------
                                                          2005            2004            2005            2004
                                                      ------------    ------------    ------------    ------------
    Net income (loss) - as reported                   $    17,849     $      (235)    $    16,521     $      (925)
        Deduct:  Stock-based compensation
           expense determined under the
           fair value based method for
           all awards, net of tax                             (36)            (68)           (108)           (204)
                                                      ------------    ------------    ------------    ------------
        Net income (loss) - pro forma                 $    17,813     $      (303)    $    16,413     $    (1,129)
                                                      ============    ============    ============    ============

        Basic and diluted net income
        (loss) per share -
             As reported                              $      0.93     $     (0.01)    $      0.86     $     (0.05)
             Pro forma                                $      0.93     $     (0.02)    $      0.86     $     (0.06)

        Weighted average fair value of
             options granted                          $         -     $         -     $      1.02            1.45

                                                                        NINE MONTHS ENDED
                                                                           DECEMBER 31,
                                                                   ----------------------------
                                                                       2005            2004
                                                                   ------------    ------------
        Black-Scholes option pricing model
              Assumptions:
                  Dividend yield                                              -               -
                  Expected volatility                                     81.0%           83.9%
                  Risk-free interest rate                                  4.26            3.81
                  Expected option lives (in years)                         7.01            6.85

8.      FOREIGN CURRENCY TRANSLATION

        The financial condition and results of operations of the Company's foreign subsidiaries are accounted for using the local currency as the functional currency. Assets and liabilities of the subsidiaries are translated into United States dollars (the reporting currency) at the exchange rate in effect at the end of the interim period. Statements of operations accounts are translated at the average rate of exchange prevailing during the respective interim periods. Translation adjustments arising from the use of differing exchange rates from period to period are included in accumulated other comprehensive income (loss) in the consolidated statements of stockholders' equity. Gains and losses resulting from foreign currency transactions are included in operations and were not material to the first nine months of fiscal 2005 and 2006.

9.      COMPREHENSIVE INCOME (LOSS)

        The Company applies the provisions of SFAS No. 130, "Reporting Comprehensive Income," which prescribes rules for the reporting and display of comprehensive income (loss) and its components. SFAS No. 130 requires foreign currency translation adjustments, which are reported separately in stockholders' equity, to be included in other comprehensive income (loss). Total comprehensive loss was $17,748,000 and $59,000 for the three months ended December 31, 2005 and 2004, respectively, and was $16,365,000 and $738,000 for the nine months ended December 31, 2005 and 2004, respectively.

                         NETGURU, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                             (UNAUDITED) (CONTINUED)

10.     NET LOSS PER SHARE

        Basic earnings (loss) per share ("EPS") is calculated by dividing net income (loss) by the weighted-average common shares outstanding during the period. Diluted EPS reflects the potential dilution to basic EPS that could occur upon conversion or exercise of securities, options, or other such items, to common shares using the treasury stock method based upon the weighted-average fair value of the Company's common shares during the period.

        The following table illustrates the computation of basic and diluted net loss per share (in thousands, except per share amounts):

                                                          THREE MONTHS ENDED               NINE MONTHS ENDED
                                                              DECEMBER 31,                   DECEMBER 31,
                                                      ----------------------------    ----------------------------
                                                          2005            2004            2005            2004
                                                      ------------    ------------    ------------    ------------
        Numerator:
        Net income (loss) and numerator for basic
          and diluted income (loss) per share         $    17,849     $      (235)    $    16,521     $      (925)
                                                      ============    ============    ============    ============
        Denominator:
        Denominator for basic net loss per share -
          average number of common shares
          outstanding during the period                    19,117          18,866          19,117          18,776
        Incremental common shares attributable to
          exercise of outstanding options, warrants
          and other common stock equivalents                    -               -               -               -
                                                      ------------    ------------    ------------    ------------
        Denominator for diluted net loss per share    $    19,117     $    18,866          19,117          18,776
                                                      ============    ============    ============    ============

        Basic and diluted net income (loss) per share $      0.93     $    $(0.01)    $      0.86     $     (0.05)
                                                      ============    ============    ============    ============

        There were no options, warrant and other common stock equivalents that amounted to potential common shares for the three and nine-month periods ended December 31, 2005. Options, warrants and other common stock equivalents amounting to 1,377,000 and 1,360,000 potential common shares for the three and nine month periods ended December 31, 2004 were excluded from the computation of diluted EPS for the periods presented because the Company reported net losses and, therefore, the effect would be antidilutive.

11.     IMPAIRMENT CHARGE

        On April 1, 2002, the Company adopted the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested at least annually for impairment.

        The Company considers the following operating segments- collaborative software products and services and IT services - to be our reporting units for purposes of testing for impairment.

        The Company uses a two-step test to assess potential impairment to goodwill. In the first step, the fair value of each reporting unit is compared to its carrying value including goodwill. If the fair value exceeds the carrying value, then goodwill is not considered impaired, and the Company does not need to proceed to the second step. If the carrying value of a reporting unit exceeds its fair value, then the Company has to determine and compare the implied fair value of the reporting unit's goodwill to the carrying value of its goodwill. If the carrying value of the reporting unit's goodwill exceeds its implied fair value, then the Company has to record an impairment loss in the amount of the excess.

                         NETGURU, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                             (UNAUDITED) (CONTINUED)

        The implied fair value of goodwill is determined by allocating the fair value of the reporting unit to all of the assets (recognized and unrecognized) and liabilities of the reporting unit in a manner similar to a purchase price allocation, in accordance with SFAS No. 141, "Business Combinations." The residual fair value after this allocation is the implied fair value of the reporting unit goodwill.

        In accordance with SFAS No. 142, the Company assessed the fair value of its two reporting units by considering their projected cash flows, using risk-adjusted discount rates and other valuation techniques. Given consideration of relevant factors, such as the decline in revenue of these reporting units and the projected cash flows being negatively affected due to the Company's total operating costs now being charged against the remaining operations after the REI sale, the Company conducted a test and concluded that as of December 31, 2005, an impairment write-down of its IT services division and collaborative service division were required. In accordance with the provisions of SFAS No. 142, the Company recorded an impairment charge of $2,924,000 during the three months ended December 31, 2005 for the write-down of goodwill related to the purchases of netGuru Systems, Inc., R-Cube Technologies, Inc., Apex Technology, and Allegria, Inc. The amount of the write-down represented the excess of the carrying amount of goodwill over its fair value. As of December 31, 2005, the Company had no remaining goodwill balance.

12.     SEGMENT AND GEOGRAPHIC DATA

        The Company is an integrated Internet and IT technology and services company. The Company's operating segments are:

        o       Collaborative software products and services; and
        o       IT services

        The Company applies the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires segments to be determined and reported based on how management measures performance and makes decisions about allocating resources. The Company's management monitors unallocable expenses related to the Company's corporate activities in a separate "Center," which is reflected in the tables below.

                         NETGURU, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                             (UNAUDITED) (CONTINUED)

        The significant components of worldwide operations by reportable operating segment are:

                                                          THREE MONTHS ENDED               NINE MONTHS ENDED
                                                              DECEMBER 31,                   DECEMBER 31,
                                                      ----------------------------    ----------------------------
                                                          2005            2004            2005            2004
                                                      ------------    ------------    ------------    ------------
             NET REVENUE
    Collaborative software products and services      $       245     $       193     $       624     $       461
    IT services                                               636             903           2,153           3,012
                                                      ------------    ------------    ------------    ------------
         Consolidated                                 $       881     $     1,096     $     2,777     $     3,473
                                                      ============    ============    ============    ============

             GROSS PROFIT
    Collaborative software products and services      $       207     $       192     $       584     $       389
    IT services                                               151             267             494             988
                                                      ------------    ------------    ------------    ------------
         Consolidated                                 $       358     $       459     $     1,078     $     1,377
                                                      ============    ============    ============    ============

          OPERATING (LOSS)
    Collaborative software products and services      $    (1,786)    $        (27)   $    (1,742)    $      (331)
    IT services                                            (1,321)             (97)        (1,761)            (19)
     Center                                                  (577)            (475)        (1,467)         (1,295)
                                                      ------------    ------------    ------------    ------------
         Consolidated                                 $    (3,684)    $      (599)    $    (4,970)    $    (1,645)
                                                      ============    ============    ============    ============

        The Company's operations are based worldwide through foreign and domestic subsidiaries and branch offices in the United States, India, France, United Kingdom, Germany and Asia-Pacific. The following are significant components of worldwide operations by geographic location:

                                                          THREE MONTHS ENDED               NINE MONTHS ENDED
                                                              DECEMBER 31,                   DECEMBER 31,
                                                      ----------------------------    ----------------------------
                                                          2005            2004            2005            2004
                                                      ------------    ------------    ------------    ------------
             NET REVENUE
United States                                         $       618     $       727     $     2,017     $     2,418
Europe                                                         87              52             190             294
Asia-Pacific                                                  176             317             570             761
                                                      ------------    ------------    ------------    ------------

         Consolidated                                 $       881     $     1,096     $     2,777     $     3,473
                                                      ============    ============    ============    ============

             EXPORT SALES
United States                                         $        24     $       136     $       134     $        445
                                                      ============    ============    ============    ============

                         NETGURU, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                             (UNAUDITED) (CONTINUED)

                                       DECEMBER 31,         MARCH 31,
                                          2005                2005
                                     ----------------    ----------------
                                                (IN THOUSANDS)
    LONG-LIVED ASSETS
    United States                    $           324     $         3,050
    Europe                                        30                 101
    Asia-Pacific                                 820                 989
                                     ----------------    ----------------

             Consolidated            $         1,174     $         4,140
                                     ================    ================

13.     CONTINGENCIES

        The Company is a named defendant in a civil action commenced against it by plaintiffs Ash Brahma, Sujit Kumar , and Venture International (collectively, "Plaintiffs") on August 18, 2005, in the Commonwealth of Massachusetts, Essex County, Superior Court Department of the Trial Court, Civil Action No. 05-1446 B, entitled, ASH BRAHMA, ET AL. V. NETGURU, INC. (the "Action").

        In the Action, Plaintiffs allege breach of contract and fraud on the part of the Company, and they seek alleged damages of $4,885,000. On October 5, 2005, the Company timely filed a Notice of Removal of the Action to the United States District Court, District of Massachusetts, where the Action is currently pending.

        On October 13, 2005, the Company filed its answer and counterclaim in the Action. The Company has denied any breach of contract or other wrongdoing on its part, and has denied that Plaintiffs are entitled to equitable relief or damages. The Company's counterclaim seeks recession of contract and/or breach of contract, restitution and/or damages for consulting fees paid to Plaintiffs, damages for time and money spent pursuant to the contracts alleged objectives (plus interest, costs and attorneys' fees).

        Both parties have engaged in early discussions exploring potential resolution of the disputes to avoid protracted litigation. During the course of the discussions, Plaintiffs have been made aware of material facts, which serve to obviate the bulk of their alleged damages claim. Accordingly, with respect to the complaint, the Company believes that the alleged damages approximate $60,000 as opposed to the original claim.

        The assigned judge has issued an inquiry asking if the parties will stipulate to assignment of the Action to a magistrate judge for all purposes. The parties have until February 17, 2006, to respond to the inquiry.

        The Company's wholly-owned subsidiary, R-Cube Technologies, Inc. ("R-Cube") is a named defendant in a civil action commenced against it by plaintiff EOP-Central Park Plaza, LLC ("EOP") on December 27, 2005, in Orange County Superior Court, Case No. 05NL25236, entitled, EOP-CENTRAL PARK PLAZA. LLC
V. R-CUBE TECHNOLOGIES, INC. (the "R-Cube Action").

        In the R-Cube Action, EOP alleges causes of action for (1) breach of contract; (2) open book account; and (3) account stated on the part of R-Cube, and seeks alleged damages of $21,3000. R-cube denies any breach of contract or other wrongdoing and/or contends that its performance under the agreement was excused. R-Cube further denies that EOP is entitled to the claimed damages

                         NETGURU, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                             (UNAUDITED) (CONTINUED)

        Management believes the resolution of these matters will not materially affect the Company's consolidated results of operations or financial condition.

14.     DISCONTINUED OPERATIONS

        On November 18, 2005, the Company completed the sale of assets of its REI business and STAAD product lines to Bentley for $23.50 million in cash and recorded a net gain of approximately $22.17 million, net of approximately $650,000 in net tax expense. Net operating losses from prior years are being utilized to significantly reduce the Company's taxable income. The primary difference in the Company's federal statutory rate compared to the effective tax rate resulted from a change of approximately $7.3 million in the Company's valuation allowance. The change decreased the expected tax from approximately $8.0 million to approximately $650,000. The Company continues to record a full valuation allowance against the remaining net deferred tax assets, which includes state net operating losses, research and development tax credits, reserves, and other accruals. In November 2005 the company set aside a cash reserve of $1.07 million in accordance with the purchase agreement with Bentley. In addition to the $23.50 million, the Company also received $250,000 for reimbursement of expenses relating to legal and financial services in connection with the asset sale.

        The asset sale included the worldwide operations associated with REI, including the STAAD structural analysis and design product line, software and product development, customer support and relationships, and offices associated with the worldwide business. The Yorba Linda office sale-leaseback was assigned to Bentley on November 17, 2005. Effective as of that date, the Company assigned to Bentley all of its right, title, and interest in and to the lease. Bentley assumed all of the Company's obligations under the lease, and agreed to make all payments and to perform all covenants and agreements of tenant under the lease, however the assignment did not alter the primary responsibility of the Company for the payment of rent if Bentley defaults or breaches the lease assignment. As such, the deferred gain on the sale-leaseback that was recorded in November 1999 remains on the balance sheet as a liability and is being recognized over the remaining period of the original lease.

        On January 5, 2006, the Company entered into a separate agreement with Mr. Badreddine Ziane to sell the Company's France subsidiary for $100,000. Mr. Ziane has agreed to purchase all the outstanding shares of the subsidiary and he intends to sell the REI products and offer related consulting services as an independent contractor to Bentley. The Company expects this sale to be finalized by the end of the fourth quarter of fiscal 2006. At December 31, 2005 the assets and liabilities associated with the France subsidiary remained classified as held for sale.

        The Company's condensed consolidated financial statements have been reclassified for all periods presented to reflect the REI business as discontinued operations. The Company first reflected these operations as discontinued in the second quarter of fiscal 2006 when the Company decided to sell the operations. In accordance with GAAP, the revenues, costs, and expenses directly associated with the REI business have been reclassified as discontinued operations on the condensed consolidated statements of operations for all periods presented. Corporate expenses such as general corporate overhead and interest have not been allocated to discontinued operations. Additionally, assets and liabilities of the REI business segment have been reclassified as held for sale on the Company's condensed consolidated balance sheets for all periods presented, and the Company's condensed consolidated statements of cash flows have been reclassified to reflect the operations of the REI business segment as discontinued operations for all periods presented.

                         NETGURU, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                             (UNAUDITED) (CONTINUED)

        Separately, in September 2004, the Company sold its Web-based telecommunications services division in its continuing efforts to focus on its core software products and IT services businesses. Accordingly, the results of the operations of the Web-based telecommunications services division are excluded from continuing operations and reported as discontinued operations for the three and nine months ended December 31, 2004. The total sales price was $130,000 for the sale of the Web-based telecommunications services division in September 2004. The Company received the entire proceeds from the sale of the Web-based telecommunications services division prior to March 31, 2005.

        The carrying value of the assets and liabilities held for sale of the discontinued REI business included in the consolidated balance sheets are as follows:

                                                                 DECEMBER 31,
                                                                     2005
                                                               ----------------
ASSETS HELD FOR SALE
    Accounts receivable, net                                   $           133
    Income taxes receivable                                                  -
    Prepaid expenses and other current assets                               23
                                                               ----------------
           Total current assets                                            156

Property, plant and equipment, net                                           8
Goodwill                                                                     -
Other assets                                                                 -
                                                               ----------------
                                                               $           164
                                                               ================

LIABILITIES HELD FOR SALE
    Current portion of capital lease obligations               $             -
    Accounts payable                                                        10
    Accrued expenses                                                        26
    Income taxes payable                                                    12
    Deferred revenues                                                       27
    Other liabilities                                                      145
                                                               ----------------
           Total current liabilities                                       220

Capital lease obligations, net of current portion                            -
                                                               ----------------
           Total liabilities                                   $           220
                                                               ================

                         NETGURU, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                             (UNAUDITED) (CONTINUED)

        The net revenues, net income (loss), gain on sale, and income tax expense of the Company's discontinued operations, were as follows:

                                                             THREE MONTHS
                                                          ENDED DECEMBER 31,
                                                                 2005
                                                        ----------------------

Net revenues:
   Web-based telecommunications services business       $                   -
    REI business                                                        1,707
                                                        ----------------------
                                                        $               1,707

Net (loss) income from operations of:
   Web-based telecommunications services business       $                   -
    REI business                                                         (327)
                                                        ----------------------
                                                        $                (327)

Gain on sale before income taxes from:
   Web-based telecommunications services business
                                                        $                   -
    REI business                                                       22,818
                                                        ----------------------
                                                        $              22,818
Income tax expense:
    REI business                                        $                 650
                                                        ----------------------

15.     SUBSEQUENT EVENTS

        On December 29, 2005, the Company announced that its board of directors approved a cash distribution in the amount of $0.85 per share payable on January 27, 2006 to stockholders of record as of January 17, 2006. The total amount that was distributed on January 27, 2006 was approximately $16,250,000, which has been recorded as a cash distribution payable on the December 31, 2005 balance sheet. The distribution follows the Company's sale of the assets of its REI business and STAAD product lines on November 18, 2005 and the board of directors' subsequent decision to distribute substantially all of the net proceeds of the sale after repaying debt and setting aside reserves for taxes, continuing operations, and other contingencies. In connection with the distribution, options issued under the Company's stock option plans ceased further vesting and then terminated if not exercised prior to the ex-distribution date of January 30, 2006. Non-plan options and warrants that remained outstanding on the ex-distribution date had an $0.85 per share reduction in their exercise prices of those options and warrants on the ex-distribution date.

        On January 5, 2006, the Company entered into a separate agreement with Mr. Badreddine Ziane to sell the Company's France subsidiary for $100,000. Mr. Ziane has agreed to purchase all the outstanding shares of the subsidiary and he intends to sell the REI products and offer related consulting services as an independent contractor to Bentley. The Company expects this sale to be finalized by the end of the fourth quarter of fiscal 2006. At December 31, 2005 the assets and liabilities associated with the France subsidiary remained classified as held for sale.

                         NETGURU, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                             (UNAUDITED) (CONTINUED)

16.     CASH FLOWS FROM DISCONTINUED OPERATIONS

        At December 31, 2005, the Company has separately disclosed the operating, investing and financing portions of the cash flows attributable to its discontinued operations, which in prior periods were reported on a combined basis as a single amount.


                                         RESEARCH ENGINEERS LIMITED
                                       (A SUBSIDIARY OF NETGURU, INC.)

                                          STATEMENTS OF OPERATIONS
                                               (IN THOUSANDS)


                                               FOR THE QUARTERS ENDED             FOR THE YEARS ENDED
                                                       JUNE 30,                         MARCH 31,
                                           ------------------------------    ------------------------------
                                               2006             2005             2006             2005
                                           -------------    -------------    -------------    -------------
                                            (UNAUDITED)      (UNAUDITED)      (UNAUDITED)      (UNAUDITED)
Revenues                                   $        195     $        197     $       1,063    $         896

Cost of revenues                                    141              195               816              397
                                           -------------    -------------    -------------    -------------
      Gross profit                                   54                2               247              499
                                           -------------    -------------    -------------    -------------

Operating expenses:
    Selling, general and administrative             198              190            1,136              797
    Research and development                          1                3                9               20
    Bad debt expense                                  -               56              329               63
    Depreciation                                     35               19              105               53
    Impairment charge                                                  -              195
                                           -------------    -------------    -------------    -------------
      Total operating expenses                      234              268            1,774              933
                                           -------------    -------------    -------------    -------------

      Operating loss                               (180)            (266)          (1,527)            (434)
                                           -------------    -------------    -------------    -------------
Other (income) expense:
    Interest, net                                     5                5               19               76
    Other income                                    (75)               -             (145)             (32)

                                           -------------    -------------    -------------    -------------
    Total other (income) expense                    (70)               5             (126)              44
                                           -------------    -------------    -------------    -------------
Loss from operations before income taxes           (110)            (271)          (1,401)            (478)
Income tax expense                                    -                -               26                -
                                           -------------    -------------    -------------    -------------
          Net income                       $       (110)    $       (271)    $     (1,427)    $       (478)
                                           =============    =============    =============    =============


                          See accompanying notes to unaudited financial statements


                                                    E-36




                                            RESEARCH ENGINEERS LIMITED
                                          (A SUBSIDIARY OF NETGURU, INC.)

                                                  BALANCE SHEETS
                                                  (IN THOUSANDS)


                                                                                 JUNE 30,           MARCH 31,
                                                                                   2006                2006
                                                                               (UNAUDITED)         (UNAUDITED)
                                                                            -----------------   -----------------

Current assets:
    Cash and cash equivalents                                               $            290    $            251
    Restricted cash                                                                       51                 147
    Accounts receivable (net of allowance for doubtful accounts of $233
      and $256, respectively)                                                            228                 276
    Deposits                                                                              46                  69
    Prepaid expenses and other current assets                                            538                 515
                                                                            -----------------   -----------------
           Total current assets                                                        1,153               1,258

Property and equipment, net                                                              842                 875
                                                                            -----------------   -----------------
                                                                            $          1,995    $          2,133
                                                                            =================   =================

Current liabilities:
    Current portion of long-term bank debt, net of discount of $14 and      $             52    $             57
      $18, respectively
    Current portion of capital lease obligations                                          18                  18
    Accounts payable                                                                      57                 109
    Accrued expenses                                                                     272                 458
    Income taxes payable                                                                   8                   8
    Deferred revenues                                                                      8                   9
    Other
                                                                            -----------------   -----------------
           Total current liabilities                                                     415                 659

Capital lease obligations, net of current portion                                         36                  41
Long-term bank debt                                                                        -                  17
                                                                            -----------------   -----------------

           Total liabilities                                                             451                 717
                                                                            -----------------   -----------------

Divisional equity:
    Divisional capital                                                                 1,765               1,745
    Accumulated other comprehensive loss:
       Cumulative foreign currency translation adjustments                              (221)               (329)
                                                                            -----------------   -----------------

           Total divisional equity                                                     1,544               1,416
                                                                            -----------------   -----------------
                                                                            $          1,995    $          2,133
                                                                            =================   =================


                             See accompanying notes to unaudited financial statements


                                                       E-37




                                                 RESEARCH ENGINEERS LIMITED
                                               (A SUBSIDIARY OF NETGURU, INC.)

                                                  STATEMENTS OF CASH FLOWS
                                                         (UNAUDITED)
                                                       (IN THOUSANDS)


                                                               FOR THE QUARTERS ENDED             FOR THE YEARS ENDED
                                                                       JUNE 30,                         MARCH 31,
                                                           ------------------------------    ------------------------------
                                                               2006             2005             2006             2005
                                                           -------------    -------------    -------------    -------------
                                                            (UNAUDITED)      (UNAUDITED)      (UNAUDITED)      (UNAUDITED)

Cash flows from operating activities:
    Net loss                                               $       (110)    $       (271)    $     (1,428)    $       (478)
    Adjustments to reconcile net income to net
      cash provided by operating activities:
        Depreciation expense                                         35               19              105               53
        Bad debt expense                                              -               56              329               63
        Goodwill impairment charge                                    -                -              195                -
        Amortization of discount on loan                              4                4               15               11
        Changes in operating assets and liabilities:
          Accounts receivable                                        41               12                -             (204)
          Prepaid expenses and other current assets                 (25)              39              210             (111)
          Deposits                                                   21               (4)              25              (29)
          Other assets                                                -               (1)               -                -
          Accounts payable                                          (49)               3               45             (219)
          Accrued expenses                                         (172)             (22)             313               32
          Income taxes payable                                        -                -                8
          Deferred revenues                                           -                8               (2)              10
                                                           -------------    -------------    -------------    -------------
          Net cash used in operating activities                    (255)            (157)            (185)            (872)
                                                           -------------    -------------    -------------    -------------
Cash flows from investing activities:
    Purchase of property and equipment                              (29)             (38)            (284)             (92)
    Payments to acquire companies, net of cash acquired               -              (19)               -              (76)
    Decrease (increase) in restricted cash                           91                2              (87)             (62)
                                                           -------------    -------------    -------------    -------------
          Net cash used in investing activities                      62              (55)            (371)            (230)
                                                           -------------    -------------    -------------    -------------
Cash flows from financing activities:
    Repayment of long term debt                                     (22)                              (75)               -
    Repayment of capital lease obligations                           (5)              (4)              (9)             (12)
      Net capital receivables to the subsidiary                     264              101              509            1,352
                                                           -------------    -------------    -------------    -------------
          Net cash provided by financing activities                 237               97              425            1,330
                                                           -------------    -------------    -------------    -------------
    Effect of exchange rate changes on cash and
      cash equivalents                                               (5)               1              (10)               2
                                                           -------------    -------------    -------------    -------------
          Net cash provided by (used in) operations                  39             (114)            (141)             230
Cash and cash equivalents, beginning of period                      251              392              392              162
                                                           -------------    -------------    -------------    -------------
Cash and cash equivalents, end of period                   $        290     $        278     $        251     $        392
                                                           =============    =============    =============    =============
Supplemental disclosure for cash flow information:
   Cash paid during the period for:
     Interest                                              $          5     $          5     $         19     $         76
     Taxes                                                 $          -     $          -     $          -     $          -


                                  See accompanying notes to unaudited financial statements.


                                                            E-38




                                        RESEARCH ENGINEERS LIMITED
                                      (A SUBSIDIARY OF NETGURU, INC.)

                     STATEMENTS OF CHANGES IN DIVISIONAL EQUITY AND COMPREHENSIVE LOSS
                                FOR THE YEARS ENDED MARCH 31, 2006 AND 2005
                                   AND THREE MONTHS ENDED JUNE 30, 2006
                                                (UNAUDITED)
                                              (IN THOUSANDS)


                                                                              OTHER            TOTAL
                                                                          COMPREHENSIVE      DIVISIONAL
                                                   DIVISIONAL CAPITAL     INCOME (LOSS)        EQUITY
                                                  --------------------   ---------------   --------------

Balance, March 31, 2004                           $             1,969    $         (408)   $       1,561
   Net loss                                                      (478)               --             (478)
   Net distributions to the Division                            1,314                --            1,314
   Foreign currency translation                                    --                29               29
                                                  --------------------   ---------------   --------------
Balance, March 31, 2005                                         2,781              (379)           2,402
   Net loss                                                    (1,428)               --           (1,428)
   Net distributions to the Division                              392                --              392
   Foreign currency translation                                    --                50               50
                                                  --------------------   ---------------   --------------
Balance, March 31, 2006                                         1,745              (329)           1,416
   Net loss                                                      (110)               --             (110)
   Net contributions to the Division                              130                --              130
   Foreign currency translation                                    --               108              108
                                                  --------------------   ---------------   --------------
Balance, June 30, 2006                            $             1,765    $         (221)   $       1,544
                                                  ====================   ===============   ==============


                         See accompanying notes to unaudited financial statements.

                           RESEARCH ENGINEERS LIMITED
                         (A SUBSIDIARY OF NETGURU, INC.)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        ORGANIZATION

        Research Engineers Limited (the "Subsidiary") is a majority-owned subsidiary of netGuru, Inc. ("netGuru") offering IT enabled services, engineering design and detailing services, and sale of hardware and networking items.

        BASIS OF PRESENTATION

        The Subsidiary is a separate private legal entity. The unaudited financial statements of the Subsidiary present the operating results and the financial position of the India-based subsidiary of netGuru.

        The unaudited financial statements have been prepared from the historical accounting records of netGuru and reflect the allocation of various corporate overhead costs and activities. All of the accounting judgments, estimations and allocations in these financial statements are based on assumptions that the management of netGuru believe are reasonable for purposes of preparing the Subsidiary's financial statements. Allocations were specifically identifiable and directly associated with the Subsidiary. However, these allocations are not necessarily indicative of the costs that would have resulted had the Subsifiary operated as a stand-alone, separate entity.

        The unaudited financial statements have been prepared by netGuru and include all normal and recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position as of June 30, 2006 and March 31, 2006 and the results of operations and the cash flows for the quarters ended June 30, 2006 and 2005 and fiscal years ended March 31, 2006 and 2005, pursuant to the rules and regulations of the Securities and Exchange Commission.

        USE OF ESTIMATES

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

        FAIR VALUE OF FINANCIAL INSTRUMENTS

        Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value Of Financial Instruments," requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS No. 107 as financial instruments. Management believed the carrying amounts of cash and cash equivalents, receivable and payable amounts, and accrued expenses approximated fair value at June 30, 2006, March 31, 2006 and 2005 because of the short maturity of these financial instruments. The Subsidiary also believed that the carrying amounts of its capital lease obligations approximated their fair value, as the interest rates approximated a rate that the Subsidiary could have obtained under similar terms at the balance sheet date.

                           RESEARCH ENGINEERS LIMITED
                         (A SUBSIDIARY OF NETGURU, INC.)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

        FOREIGN CURRENCY TRANSLATION

        The financial condition and results of operations of the Subsidiary's foreign operations are accounted for using the local currency as the functional currency. Assets and liabilities of the subsidiaries are translated into U.S. dollars (the reporting currency) at the exchange rate in effect at the fiscal year-end. Statements of operations accounts are translated at the average rate of exchange prevailing during the respective fiscal years. Translation adjustments arising from the use of differing exchange rates from period to period are included in accumulated other comprehensive (loss) in the statements of changes in divisional capital and comprehensive loss. Gains and losses resulting from foreign currency transactions are included in operations and are not material for the three months ended June 30, 2006 and 2005 and the years ended March 31, 2006 and 2005.

        CASH AND CASH EQUIVALENTS

        The Subsidiary considers all liquid investments with maturities of three months or less at the date of purchase to be cash equivalents. The Subsidiary maintains its cash balances at financial institutions that management believes possesses high-credit quality. Although a portion of the related cash balances are federally insured, the Subsidiary maintains amounts on deposit in excess of federally insured limits.

        PROPERTY AND EQUIPMENT

        Property, plant and equipment are stated at cost. Depreciation is calculated using the straight-line method over the following useful lives:

                Computer equipment                           5 years

                Computer software                           2-3 years

                Office equipment and furniture              3-7 years

        Assets subject to capital lease agreements and leasehold improvements are amortized over the lesser of the life of the asset or the term of the lease.

        GOODWILL

        The Subsidiary adopted the provisions of SFAS No. 142 "Goodwill and Other Intangible Assets" on April 1, 2002. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144. SFAS No. 142 required the Subsidiary to perform an assessment of whether there was an indication that goodwill was impaired as of the date of adoption. The India subsidiary is required to perform reviews for impairment annually, or more frequently when events occur or circumstances change that would more likely than not reduce the fair value of the net carrying amount. The evaluation of goodwill impairment involves assumptions about the fair values of assets and liabilities of each reporting unit. If these assumptions are materially different from actual outcomes, the carrying value of goodwill will be incorrect.

                           RESEARCH ENGINEERS LIMITED
                         (A SUBSIDIARY OF NETGURU, INC.)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

        The Subsidiary assessed the fair value of its reporting unit by considering their projected cash flows, using risk-adjusted discount rates and other valuation techniques. Given consideration of relevant factors, such as the decline in revenue of this reporting unit, the Subsidiary concluded that as of December 31, 2005, impairment write-downs in its IT services division and collaborative service division were required. In accordance with the provisions of SFAS No. 142, the Subsidiary recorded an impairment charge of $195,000 during the three months ended December 31, 2005. The amount of the write-down represented the excess of the carrying amounts of goodwill over their fair value. As of June 30, 2006, the India subsidiary had no remaining goodwill balance.

        IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS

        The Subsidiary accounts for its long-lived assets under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. SFAS No. 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

        REVENUE RECOGNITION

        The Subsidiary recognizes revenue when the following criteria are met:
        (1) persuasive evidence of an arrangement, such as agreements, purchase orders or written or online requests, exists; (2) delivery has been completed and no significant obligations remain; (3) the price to the buyer is fixed or determinable; and (4) collection is reasonably assured. The Subsidiary's revenues arise from the following segments: IT enabled services, engineering design and detailing services, and sale of hardware and networking items.

        Revenues from providing IT enabled services and Engineering design and detailing services are recognized primarily on a time and materials basis, with time at a marked-up rate and materials and other reasonable expenses at cost, once the services are completed and no significant obligations remain. Certain IT services contracts are fixed price contracts where progress toward completion is measured by mutually agreed upon pre-determined milestones for which the Subsidiary recognizes revenue upon achieving such milestones. Fixed price IT contracts are typically for a short duration of one to nine months. Other products and services sold via Internet portals, where the Subsidiary is an agent, are recognized net of purchase costs when the products and services are delivered and collection is reasonably assured. The Subsidiary recognizes revenues from sales of hardware and networking items on the completion of delivery and receipt by the customers of the hardware and networking items.

                           RESEARCH ENGINEERS LIMITED
                         (A SUBSIDIARY OF NETGURU, INC.)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

        ALLOWANCE FOR DOUBTFUL ACCOUNTS RECEIVABLE

        The Subsidiary sells to its customers on credit and grants credit to those who are deemed credit worthy based on its analysis of their credit history. The Subsidiary reviews its accounts receivable balances and the collectibility of these balances on a periodic basis. Based on the Subsidiaries analysis of the length of time that the balances have been outstanding, the pattern of customer payments, the Subsidiaries understanding of the general business conditions of its customers and its communications with their customers, the Subsidiary estimates the recoverability of these balances. When recoverability is uncertain, the Subsidiary records bad debt expenses and increases the allowance for accounts receivable by an amount equal to the amount estimated to be unrecoverable. If the historical data the Subsidiary uses to calculate the allowance provided for doubtful accounts does not reflect its future ability to collect outstanding receivables, additional provisions for doubtful accounts may be needed and the Subsidiaries future results of operations could be materially affected.

        DEFERRED REVENUES

        The Subsidiary defers revenues for its maintenance contracts. The Division defers its maintenance revenues when the maintenance contracts are sold, and then recognizes the maintenance revenues over the term of the maintenance contracts.

        COMPREHENSIVE INCOME (LOSS)

        The Subsidiary applies the provisions of SFAS No. 130, "Reporting Comprehensive Income," which establishes rules for the reporting and display of comprehensive income (loss) and its components. SFAS No. 130 requires changes in foreign currency translation adjustments, which are reported separately in divisional equity, to be included in other comprehensive income (loss).

        INCOME TAXES

        The Subsidiary files separate statutory local income tax returns and records a provision for local income taxes based upon amounts payable or refundable. The charge for taxation is based on the result for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for deferred tax only to the extent that it is probably that an actual liability will develop.

(2)     PROPERTY AND EQUIPMENT

        Property and equipment, at cost, as of June 30, 2006 and March 31, 2006 consisted of the following (in thousands):

                                                                    JUNE 30,           MARCH 31,
                                                                      2006               2006
                                                                ----------------   ----------------
        Land                                                    $            25    $            25
        Building and leasehold improvements                                 754                765
        Office and computer equipment, software
            and furniture                                                   338                331
        Automobiles                                                         102                106
                                                                ----------------   ----------------
                                                                          1,219              1,227
        Less accumulated depreciation and amortization                     (377)              (352)
                                                                ----------------   ----------------
        Property and equipment, net                             $           842    $           875
                                                                ================   ================

(3)     LONG TERM DEBT

        Long-term debt, including capital lease obligations, consisted of the following at June 30, 2006 and March 31, 2006 (dollars in thousands):

                           RESEARCH ENGINEERS LIMITED
                         (A SUBSIDIARY OF NETGURU, INC.)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                                                              JUNE 30,          MARCH 31,
                                                                               2006               2006
                                                                         ----------------   ----------------
        Capital lease obligations maturing at dates ranging from
          April 2006 to May 2009, secured by the leased assets                        54                 60
        Note payable, at an imputed interest rate of 14.5% per annum,
          principal and accrued interest due on or before April 1, 2007               66                 75
        Other                                                                          -                 16
                                                                         ----------------   ----------------
              Total long-term debt                                                   120                151
                Less: Unamortized discount                                           (14)               (18)
                                                                         ----------------   ----------------
              Long-term debt                                                         106                133
                Less: current portion                                                (70)               (75)
                                                                         ----------------   ----------------
                                                                         $            36    $            58
                                                                         ================   ================

        The long-term debt, excluding unamortized discount, and capital lease obligations mature in each of the following years ending March 31 (in thousands):

                                                           LONG-TERM            CAPITAL LEASE
                                                              DEBT               OBLIGATIONS
                                                        ------------------    -----------------
              2007                                      $              75     $             21
              2008                                                      3                   22
              2009                                                      3                   15
              2010                                                      3                    8
              2011                                                      3                    -
              Thereafter                                                4                    -
                                                        ------------------    -----------------
              Total minimum payments                    $              91                   66
                                                        ==================

              Less amount representing interest                                             (6)
                                                                              -----------------
              Present value of minimum capital lease
                payments                                                      $             60
                                                                              =================

(4)     COMMITMENTS AND CONTINGENCIES

        RESEARCH ENGINEERS LTD. (FORMERLY RESEARCH ENGINEERS PRIVATE LTD.) V. VITAL COMMUNICATIONS, AND VITAL COMMUNICATIONS V. RESEARCH ENGINEERS LTD.

        The Subsidiary is a plaintiff in a civil action commenced by the Subsidiary and is a defendant in a counter suit by Vital Communications stemming from actions in 2001 in Tiz Hazari Court, India and Delhi High Court, India, Suit No. 256 of 2001 lying pending at the High Court of Delhi, India.

        In the actions, the Subsidiary alleges causes of action for breach of contract and seeks alleged damages of approximately $450,000. Vital Communications denies any breach of contract or other wrongdoing and/or contends and alleges that the Subsidiary is in breach of contract and is demanding $1,350,000 in damages. The Subsidiary further denies that Vital Communications is entitled to the claimed damages.

        Both the Subsidiary and Vital Communications are engaged in settlement discussions. No reserves regarding this dispute have been recorded under accrued expenses in the June 30, 2006 consolidated balance sheet.

                           RESEARCH ENGINEERS LIMITED
                         (A SUBSIDIARY OF NETGURU, INC.)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

        AUTODESK, INC. V. NETGURU SYSTEMS LIMITED AND THE SUBSIDIARY (NETGURU SYSTEMS LIMITED WAS AMALGAMATED INTO THE SUBSIDIARY)

        The Subsidiary was a defendant in a civil action commenced against it by plaintiff Autodesk, Inc. ("Autodesk") on May 4, 2006, Suit No. 752 of 2006, in the High Court of Delhi, India. In the action, plaintiff alleged infringement of copyright on account of unlicensed use of software programs being utilized by defendant.

        On June 29, 2006, the Subsidiary entered into a deed of settlement agreement with Autodesk, Inc whereby the Subsidiary would purchase all software programs allegedly being used and would agree to periodic audits by plaintiff over a period of 12 months. The agreement called for a payment of 5 million rupees for the purchase of the software and 1 million rupees towards legal fees, for a total of 6 million rupees, which is $131,600. As of March 31, 2006, the Subsidiary accrued $120,000 for the settlement of this lawsuit. The entire payment of $131,600 was paid in July 2006 and the remaining expense of approximately $12,000 was recorded during the three months ended June 30, 2006.

(5)     DIVISIONAL EQUITY

        The Subsidiary has been partially dependent upon netGuru to fund its working capital needs. All charges and allocations of costs for functions and services provided by netGuru are deemed paid by the Subsidiary, in cash, in the year in which the cost is recorded in these unaudited financial statements. netGuru does not charge the Subsidiary interest on the divisional capital balances.

(6)     SEGMENT AND GEOGRAPHIC DATA

        The Subsidiary's operations are based in India. The following are significant components of the operations by geographic location:

                                                               FOR THE QUARTERS ENDED             FOR THE YEARS ENDED
                                                                       JUNE 30,                         MARCH 31,
                                                           ------------------------------    ------------------------------
                                                               2006             2005             2006             2005
                                                           -------------    -------------    -------------    -------------
                                                                    (in thousands)                   (in thousands)
               NET REVENUE
           United States                                   $         62     $         95     $        286     $         95
           Asia-Pacific                                             133              102              777              801
                                                           -------------    -------------    -------------    -------------

               CONSOLIDATED                                $        195     $        197     $      1,063     $        896
                                                           =============    =============    =============    =============

                                                                              AT JUNE 30,      AT MARCH 31,
                           LONG-LIVED ASSETS                                     2006              2006
                                                                            --------------    --------------
                                                                            (in thousands)    (in thousands)
                Asia-Pacific                                                $         842     $         875
                                                                            --------------    --------------

                         Consolidated                                       $         842     $         875
                                                                            ==============    ==============

(7)     SUBSEQUENT EVENT

        On August 29, 2006, netGuru entered into a stock and asset sale agreement ("sale agreement") pursuant to which it would, concurrently with the consummation of a merger transaction with BPO Management Services, Inc., sell and transfer its interest in the Subsidiary and certain additional assets and liabilities to Das Family Holdings ("DFH"). DFH is owned and controlled by Amrit K. Das, who is netGuru's Chairman, Chief Executive Officer, President and holder of more than 10% of netGuru's outstanding common stock, Santanu K. Das, who is one of netGuru's directors and former executive officers and holds more than 10% of netGuru's outstanding common stock, and their affiliates.

        The pending sale is subject to various closing conditions, including approval by netGuru stockholders and compliance with regulatory requirements. If approved, the sale is expected to close before the end of 2006.

                       HISTORICAL FINANCIAL INFORMATION OF
                 BPO MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

        The following historical financial information of BPO Management Services, Inc. and subsidiaries is included in this APPENDIX F:

                                                                            PAGE
        BPO MANAGEMENT SERVICES, INC.
        -----------------------------

        Report of Independent Registered Public Accounting Firm..............F-3

        Consolidated Balance Sheet as of December 31, 2005...................F-4

        Consolidated Statement of Operations for the Period from
           July 26, 2005 (Inception) to December 31, 2005 ...................F-6

        Consolidated Statement of Shareholders' Equity for the Period
           from July 26, 2005 (Inception) to December 31, 2005 ..............F-7

        Consolidated Statement of Cash Flows for the Period from
           July 26, 2005 (Inception) to December 31, 2005 ...................F-8

        Notes to Consolidated Financial Statements..........................F-10

        Consolidated Balance Sheet as of June 30, 2006......................F-32

        Consolidated Statement of Operations for the Six Month Period
           Ended June 30, 2006..............................................F-33

        Consolidated Statement of Cash Flows for the Six Month Period
           Ended June 30, 2006..............................................F-34

        Notes to Consolidated Financial Statements..........................F-36

        Management's Discussion and Analysis or Plan of Operation...........F-51

        ADAPSYS L.P.
        ------------

        Report of Independent Registered Public Accounting Firm.............F-55

        Combined Statement of Operations for the Period from January
           1,  2005 to July 29, 2005........................................F-56

        Combined Statement of Cash Flows for the Period from January
           1,  2005 to July 29, 2005........................................F-57

        ------------------------

        Notes to the Combined Financial Statements..........................F-58

        Report of Independent Registered Public Accounting Firm.............F-63

        Balance Sheets for Each of the Two Years in the Period
           ended December 31, 2004 .........................................F-64

        Statements of Operations for Each of the Two Years in the
           Period ended December 31, 2004...................................F-66

        Statements of Partners Capital for Each of the Two Years in
           the Period ended December 31, 2004...............................F-67

        Statements of Cash Flows for Each of the Two Years in the
           Period ended December 31, 2004 ..................................F-68

        Notes to Financial Statements.......................................F-70

        DIGICA, INC.
        ------------

        Report of Independent Registered Public Accounting Firm.............F-78

        Balance Sheet as of June 30, 2005...................................F-79

        Statement of Operations for the Year Ended June 30, 2005............F-80

        Statement of Stockholders' Deficit for the Year Ended June 30,
           2005.............................................................F-81

        Statement of Cash Flows for the Year Ended June 30, 2005............F-82

        Notes to Financial Statements.......................................F-84

        NOVUS IMAGING SOLUTIONS INC.
        ----------------------------

        Auditors' Report....................................................F-96

        Balance Sheets as of September 2005 and 2004........................F-97

        Statement of Income and Retained Earnings for the Years Ended
           September 30, 2005 and 2004......................................F-98

        Statement of Cash Flows for the Years Ended September 30,
           2005 and 2004....................................................F-99

        Notes to Financial Statements......................................F-100

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of BPO Management Services and Subsidiaries

We have audited the accompanying consolidated balance sheet of BPO Management Services and Subsidiaries as of December 31, 2005 and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from July 26, 2005 (inception) through December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BPO Management Services and Subsidiaries as of December 31, 2005 and the results of its operations and its cash flows for the 158 day period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred a net loss for the period from July 26, 2005 (inception) to December 31, 2005 of $792,227 and has incurred a net loss for the six month period ended June 30, 2006 of $1,067,584. Despite its negative cash flows from operations, the Company has been able to obtain operating capital through private equity funding sources. Management's plans include the continued development and eventual implementation of its business plan. The Company has relied upon equity funding since inception. No assurances can be given that the Company can obtain sufficient working capital through the sale of the Company's common stock and borrowing or that the continued implementation of its business plan will generate sufficient revenues in the future to sustain ongoing operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

As discussed in Note 9 - Concentration in Revenue to the financial statements, the Company recognized seventy four percent of its revenue from one client. This client's contract lapsed in February 2006 and was not renewed. The inability of the Company to replace the lost revenue from this client could have an adverse effect on the Company.

/s/ Kelly & Company

Kelly & Company
Costa Mesa, California
August 11, 2006

                              BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                                            BALANCE SHEET

                 FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
---------------------------------------------------------------------------------------------------


                                               ASSETS

Current assets:
   Cash and cash equivalents                                                            $1,232,169
   Accounts receivable - trade, net of allowance for doubtful accounts of $82,121          489,896
   Accounts receivable - other                                                               4,888
   Prepaid expenses                                                                          3,643
   Customer contract                                                                       245,265
                                                                                   ----------------

     Total current assets                                                                1,975,861

Equipment, net of $12,963 of accumulated depreciation                                       56,035
Customer lists, net of $1,540 of accumulated amortization                                  219,162
Goodwill                                                                                   826,071
                                                                                   ----------------

TOTAL ASSETS                                                                            $3,077,129
                                                                                   ================





              The accompanying notes are an integral part of the financial statements.


                                                F-4

                              BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                                            BALANCE SHEET

                 FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
---------------------------------------------------------------------------------------------------


                                LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable - trade                                                                $120,518
  Accrued payroll liabilities                                                              130,364
  Current portion of note payable                                                           17,184
  Deferred income                                                                           32,830
  Accrued professional fees                                                                199,263
  Reserve for severance obligations                                                      1,027,276
  Other                                                                                     71,906
                                                                                   ----------------

     Total current liabilities                                                           1,599,341

Note payable, less current portion                                                          58,731
                                                                                   ----------------

TOTAL LIABILITIES                                                                        1,658,072
                                                                                   ----------------

Commitments and contingencies

Shareholders' equity:
   Preferred shares; $0.001 par value; liquidation preference of $1.00 per share, authorized 10,000,000 shares; issued
     and outstanding:
     Series A voting convertible preferred shares; 2,220,000
       shares authorized; 1,500,000 issued and outstanding;
       8% in kind annual dividend; and $1,500,000 liquidation
       preference.                                                                           1,500
     Series B voting convertible preferred shares; 2,000,000
       shares authorized, issued and outstanding; and $2,000,000
       liquidation preference.                                                               2,000
   Common shares; $.001 par value; 15,000,000 authorized;
     9,425,000 issued and outstanding                                                        9,425
   Additional paid-in capital                                                            2,198,359
   Accumulated deficit                                                                    (792,227)
                                                                                   ----------------

TOTAL SHAREHOLDERS' EQUITY                                                               1,419,057
                                                                                   ----------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                              $3,077,129
                                                                                   ================


              The accompanying notes are an integral part of the financial statements.

                                                F-5

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

Revenue                                                              $2,347,534
Cost of revenue                                                        (887,456)
                                                                 ---------------

  Gross profit                                                        1,460,078
                                                                 ---------------
Operating expense:
  Salaries and other personnel costs                                    813,875
  Operating expense                                                     202,417
  General and administrative                                          1,252,416
                                                                 ---------------

     Total operating expense                                          2,268,707
                                                                 ---------------

Operating loss                                                         (808,629)
                                                                 ---------------
Other income (expense):
  Interest income                                                        11,357
  Interest expense                                                       (4,147)
  Loss on the disposal of equipment                                     (14,805)
  Gain on foreign currency translation                                   15,704
                                                                 ---------------

     Total other income                                                  16,403
                                                                 ---------------

NET LOSS                                                              $(792,227)
                                                                 ===============

NET LOSS PER SHARE, BASIC AND DILUTED                                    $(0.09)
                                                                 ===============

WEIGHTED NUMBER OF SHARES OUTSTANDING                                 9,222,727
                                                                 ===============


    The accompanying notes are an integral part of the financial statements.


                                              BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                 FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
------------------------------------------------------------------------------------------------------------------------------------


                        Preferred Series A       Preferred Series B            Common         Additional
                      -----------------------------------------------------------------------   Paid-In    Accumulated
                        Shares      Amount      Shares       Amount       Shares     Amount     Capital      Deficit       Total
                      --------------------------------------------------------------------------------------------------------------
BALANCE, JULY 26,
  2005                         -          -            -           -            -          -            -            -            -
  Initial shares
    issued for cash    1,500,000     $1,500            -           -    7,250,000     $7,250   $1,491,250            -   $1,500,000
  Acquisition of
    Adapsys entities           -          -    2,000,000      $2,000    2,000,000      2,000      629,580            -      633,580
  Acquisition of HRO           -          -            -           -      175,000        175       27,544            -       27,719
  Shares issued to
    Board of Director
    members                    -          -            -           -            -          -            -            -            -
  Net value of
    options granted            -          -            -           -            -          -       49,985            -       49,985
  Net loss                     -          -            -           -            -          -            -    $(792,227)   $(792,227)
                      --------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER
  31, 2005             1,500,000     $1,500    2,000,000      $2,000    9,425,000     $9,425   $2,198,359    $(792,227)  $1,419,057
                      ==============================================================================================================


                              The accompanying notes are an integral part of the financial statements.


                                                                F-7

                                 BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                                  CONSOLIDATED STATEMENTS OF CASH FLOWS

                    FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------------------------------

CASH FLOWS USED IN OPERATING ACTIVITIES:
  Net loss                                                                                    $(792,227)
     Adjustments to reconcile net loss to net cash provided by (used in)
       operating activities:
       Depreciation                                                                              12,693
       Recognition of acquired customer contract cost                                           719,243
       Decrease in deferred revenue                                                            (103,985)
       Amortization of customer lists                                                             1,540
       Stock-based compensation                                                                  49,985
       Foreign currency translation gain                                                        (15,704)
       Changes in operating assets and liabilities:
         (Increase) decrease in:
           Accounts receivable - trade                                                          (39,853)
           Other assets                                                                          (5,279)
         Increase (decrease) in:
           Accounts payable - trade and accrued expenses                                        192,819
           Severance obligation                                                                 (68,768)
                                                                                      ------------------
NET CASH USED IN OPERATING ACTIVITIES                                                           (49,536)
                                                                                      ------------------

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
  Acquisition of business, net of cash acquired                                                (111,321)
  Purchase of equipment                                                                          (7,839)
  Cost of an investment held-for-sale - sold                                                    124,663
  Purchase of customer lists                                                                   (220,702)
                                                                                      ------------------
NET CASH USED IN INVESTING ACTIVITIES                                                          (215,199)
                                                                                      ------------------

CASH FLOW PROVIDED BY (USED IN) FINANCING ACTIVITIES:
  Payment on note payable                                                                        (3,096)
  Proceeds from issuance of preferred and common stock                                        1,500,000
                                                                                      ------------------
CASH PROVIDED BY FINANCING ACTIVITIES                                                         1,496,904
                                                                                      ------------------
NET INCREASE IN CASH                                                                          1,232,169
CASH AND CASH EQUIVALENTS AT JULY 26, 2005                                                            -
                                                                                      ------------------

CASH AND CASH EQUIVALENTS AT DECEMBER 31, 2005                                               $1,232,169
                                                                                      ==================

                 The accompanying notes are an integral part of the financial statements.

                                                   F-8

                                 BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                                  CONSOLIDATED STATEMENTS OF CASH FLOWS

                    FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------------------------------


                             SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid                                                                                    $4,145
Income taxes paid                                                                                     -

                                 NON-CASH FINANCING ACTIVITY TRANSACTIONS

Acquisition of the Adapsys Entities:
     Accounts receivable                                                                       $454,931
     Acquired contract                                                                          964,508
     Other current assets                                                                           424
     Property, plant, and equipment                                                              60,888
     Other assets                                                                               125,297
     Goodwill                                                                                   826,071
                                                                                      ------------------

         Total assets acquired                                                                2,432,119
                                                                                      ------------------
     Note payable to bank                                                                       (79,011)
     Accounts payable and other current liabilities                                            (525,158)
     Estimated termination liability                                                         (1,083,049)
                                                                                      ------------------

         Total liabilities assumed                                                           (1,687,218)
                                                                                      ------------------

     Assets acquired                                                                            744,901
         Less: cash paid                                                                       (111,321)
                                                                                      ------------------

     Net assets acquired                                                                       $633,580
                                                                                      ==================

     Issuance of common and preferred Series B shares                                           633,580

     Acquisition of the HRO customer list:
         Customer list                                                                           27,719
         Issuance of common shares                                                              (27,719)


                 The accompanying notes are an integral part of the financial statements.

                                                   F-9

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF DECEMBER 31, 2005 AND
       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

1.      DESCRIPTION OF BUSINESS

        BPO Management Services, Inc. (the "Company") was incorporated in Delaware on July 26, 2005. The Company offers a broad range of business process outsourcing services to middle market enterprises. The Company's services include human resources outsourcing, document and data management solutions and information technology outsourcing. Services are provided using a blend of on and near shore resources utilizing the Company's technology infrastructure platform and cross industry delivery model. The Company has acquired and intends to acquire additional companies operating in the business process outsourcing space in order to add capability and build marketplace critical mass.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

        The accompanying consolidated financial statements include the accounts of the Company and its two wholly owned subsidiary Canadian limited partnerships and the related corporate general partners after elimination of all material intercompany accounts, transactions, and profits.

        REVENUE RECOGNITION

        The Company recognizes revenue only when all of the following criteria have been met:

        o       Persuasive evidence of an arrangement exists
        o       Delivery has occurred or services have been rendered;
        o       The fee for the arrangement is fixed or determinable; and
        o       Collectibility is reasonably assured.

        PERSUASIVE EVIDENCE OF AN ARRANGEMENT

        The Company documents all terms of an arrangement in a written contract signed by the customer prior to recognizing revenue.

        DELIVERY HAS OCCURRED OR SERVICES HAVE BEEN PERFORMED

        The Company performs all services or delivers all products prior to recognizing revenue. Monthly services are considered to be performed ratably over the term of the arrangement. Professional consulting services are considered to be performed when the services are complete. Equipment is considered delivered upon delivery to a customer's designated location.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF DECEMBER 31, 2005 AND
       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        REVENUE RECOGNITION, CONTINUED

        THE FEE FOR THE ARRANGEMENT IS FIXED OR DETERMINABLE

        Prior to recognizing revenue, a customer's fee is either fixed or determinable under the terms of the written contract. Fees for most monthly services, professional consulting services, and equipment sales are fixed under the terms of the written contract. Fees for certain services are variable based on an objectively determinable factor such as usage. Those factors are included in the written contract such that the customer's fee is determinable. The customer's fee is negotiated at the outset of the arrangement.

        COLLECTIBILITY IS REASONABLY ASSURED

        The Company determines that collectibility is reasonably assured prior to recognizing revenue. Collectibility is assessed on a customer-by-customer basis based on criteria outlined by management. New customers are subject to a credit review process, which evaluates the customer's financial position and ultimately its ability to pay. The Company does not enter into arrangements unless collectibility is reasonably assured at the outset. Existing customers are subject to ongoing credit evaluations based on payment history and other factors. If it is determined during the arrangement that collectibility is not reasonably assured, revenue will be recognized on a cash basis.

        USE OF ESTIMATES

        Preparing the Company's financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        The financial statements include some amounts that are based on management's best estimates and judgments. The most significant estimates are the allocation of the purchase price in its business combinations, the allowance for uncollectible accounts receivable, the estimation of fixed asset useful lives, and the related valuation of intangible assets and the determination of their useful lives, the review for the impairment of goodwill, the estimation of the severance liability, the valuation of stock options issued, the valuation of the allocation of equity unit purchase price between preferred and common share and the determination of the valuation reserves on the United States and Canadian income tax assets. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF DECEMBER 31, 2005 AND
       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        FAIR VALUE OF FINANCIAL INSTRUMENTS

        Statement of Financial Accounting Standards ("SFAS") No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS No. 107 as financial instruments. Financial instruments are generally defined by SFAS No. 107 as cash and cash equivalents, evidence of ownership interest in equity, or a contractual obligation that both conveys to one entity a right to receive cash or other financial instruments from another entity and imposes on the other entity the obligation to deliver cash or other financial instruments to the first entity.

        At December 31, 2005, the Company's financial instruments are cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and a note payable. The recorded values of cash and cash equivalents, accounts receivable, and accounts payable and accrued liabilities approximate their fair values based on their short-term nature. The recorded value of the note payable approximates its fair value, as interest approximates market rates.

        CASH

        The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents. As of December 31, 2005, the Company's cash and cash equivalents were deposited primarily in three financial institutions.

        At December 31, 2005, the Company had $740,102 on deposit that exceeded United States (FDIC) federally insurance limit. At December 31, 2005, the Company has $261,466 (the accounts are in Canadian dollars with a value of $304,845 CDN) on a deposit that exceeded the Canadian (CDIC) insurable limit of $100,000 CDN per entity per bank. The Canadian funds' insurance is limited to Canadian currency deposits only and does provide coverage to money master high interest savings accounts (money market accounts) but all accounts are considered in the overall limitation per entity per bank.

        ACCOUNTS RECEIVABLE - TRADE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

        Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectibility of specific customer accounts: customer credit- worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of the Company's customers were to deteriorate, adversely affecting their ability to make payments, additional allowances

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF DECEMBER 31, 2005 AND
       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        ACCOUNTS RECEIVABLE - TRADE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS,
        CONTINUED

        would be required. Based on management's assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

        EQUIPMENT

        Equipment is recorded at cost. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful lives for significant equipment categories are as follows:

           Computer equipment                                 2 to 5 years
           Furniture and fixtures                            5 to 10 years

        The Company reviews the carrying value of equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment at December 31, 2005.

        SHARE-BASED PAYMENT

        The Company accounts for employee stock-based compensation using the fair value method provided in Statement of Financial Accounting Standards ("SFAS") No. 123(R). The fair value of options granted is recognized as compensation expense over the vesting period of the options.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF DECEMBER 31, 2005 AND
       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        SHARE-BASED PAYMENT, CONTINUED

        The Company accounts for non-employee stock-based compensation using the fair value method provided by SFAS No. 123(R), as amended by SFAS No.
        148. When stock options are granted to non-employees, the Company estimates the fair value of the award and recognizes related expenses over the performance period as prescribed by EITF 96-18.

        The fair value of each stock option grant has been estimated on the date of grant using the Black-Scholes option-pricing model, assuming no expected dividends and the following weighted average assumptions:

           Volatility                                                    125%
           Risk free interest rate                             4.16% to 4.28%
           Expected life of options                                   5 years

        The Black-Scholes model was developed to estimate the fair value of freely-tradable, fully-transferable options without vesting restrictions, which significantly differ from the Company's stock options. This model also require highly subjective assumptions, including future stock price volatility and expected time until exercise, which greatly affect the calculated fair value on the grant date.

        ADVERTISING

        Advertising and sales promotion costs are expensed as incurred. Advertising expense totaled $6,815 for the period from July 26, 2005 (inception) to December 31, 2005.

        LOSS PER COMMON SHARE

        Basic net loss per common share is computed by dividing net loss applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF DECEMBER 31, 2005 AND
       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        FUTURE OPERATIONS ARE DEPENDENT ON FOREIGN OPERATIONS

        The Company's future operations and earnings will depend, in large part, on the results of the Company's operations in Canada. There can be no assurance that the Company will be able to successfully conduct such operations, and a failure to do so would have a material adverse effect on the Company's financial position, results of operations, and cash flows. Also, the success of the Company's operations will be subject to numerous contingencies, some of which are beyond management's control. These contingencies include general and regional economic conditions, prices for the Company's services, competition, and changes in regulation.

        FOREIGN CURRENCY TRANSLATION

        The financial position and results of operations of the Company's Canadian subsidiaries are measured using the Canadian currency as the functional currency. Revenues and expenses of the Canadian subsidiaries have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rates of exchange on the balance-sheet date. The resulting translation gain and loss adjustments are recorded as other income or expense during the period. Foreign currency translation adjustments resulted in gains of $15,704 for the period from July 26th (inception) to December 31, 2005. Since December 31, 2005 the U.S. dollar-Canadian dollar exchange rate has fluctuated with the average exchange rate for the period for December 31, 2005 through August 31, 2006 resulting in a decrease in the value of the US dollar in relationship to the Canadian dollar of 3%.

        INCOME TAX

        Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics.

        The Company's practice is to provide U.S. Federal taxes on undistributed earnings of the Company's non-U.S. subsidiaries.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF DECEMBER 31, 2005 AND
       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        INCOME TAX, CONTINUED

        Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Realization of the deferred income tax asset is dependent on generating sufficient taxable income in future years. Although realization is not assured, management believes it is more likely than not that all of the deferred income tax asset will be realized.

        The amount of the deferred income tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

        The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company's financial statements or tax returns. The Company currently has substantial net operating loss carryforwards. The Company has recorded a 100% valuation allowance against net deferred tax assets due to uncertainty of their ultimate realization.

        INTANGIBLE ASSETS

        The Company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset's carrying amount may not be recoverable. Such circumstances could include, but are not limited to: (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. The Company's evaluation of intangible assets completed during the year resulted in no impairment losses.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF DECEMBER 31, 2005 AND
       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        GOODWILL

        The Company evaluates the carrying value of goodwill during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to: (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit's carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach and the market approach, which utilizes comparable companies' data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value. The Company's evaluation of goodwill completed during the fourth quarter of 2005 resulted in no impairment losses.

        SALES AND VALUE ADDED TAXES

        The Company excludes sales and value added taxes from revenues as they are recorded as a liability when incurred.

3.      EQUIPMENT

        The following is a summary of equipment, at cost less accumulated depreciation, at December 31, 2005:

         Computer equipment                                           $40,147
         Furniture and fixtures                                        28,851
                                                                --------------

         Total equipment                                               68,998
         Less: accumulated depreciation                               (12,963)
                                                                --------------
         EQUIPMENT, NET                                               $56,035
                                                                ==============

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF DECEMBER 31, 2005 AND
       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

3.      EQUIPMENT, CONTINUED

        The Company's two Canadian subsidiaries equipment (with a net carrying value at December 31, 2005 of $52,826) has been pledged in the security agreement with the Bank of Nova Scotia which covers both the operating and the revolving term leasing lines of credit.

        Depreciation of equipment amounted to $12,963 for the period from July 26, 2005 (inception) to December 31, 2005.

4.      BUSINESS COMBINATIONS

        ACQUISITION OF ADAPSYS TRANSACTION PROCESSING, INC. AND ADAPSYS DOCUMENT MANAGEMENT, INC.

        In August 2005, the Company completed the purchase of all the voting equity interest of ADAPSYS Transaction Processing, Inc. and ADAPSYS Document Management, Inc., (the "Adapsys entities"), privately held providers of data and document management solutions by acquiring all of their outstanding capital stock for a total purchase price of $1,319,048. The Adapsys entities' results of operations have been included in the consolidated financial statements since the date of acquisition. In addition to adding the Adapsys data and document management solutions capability with its long term Canadian-based customer relationships, this acquisition enabled the company to offer a high quality, cost-effective service utilizing its near shore delivery model to its US customers.

        The purchase price consisted of cash in the amount of $659,899 and preferred stock, common stock and options valued at $659,149. The value of the 2 million shares of preferred Series B stock, 2 million shares of common stock and options to purchase 168,000 common shares issued all at fair value based on the cash price paid for a comparable number of shares of Company's common stock at formation in July 2005.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF DECEMBER 31, 2005 AND
       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

4.      BUSINESS COMBINATIONS

        ACQUISITION OF ADAPSYS TRANSACTION PROCESSING, INC. AND ADAPSYS DOCUMENT MANAGEMENT, INC., CONTINUED

        The following table presents the allocation of the acquisition price, including professional fees and other related acquisition costs, to the assets acquired and liabilities assumed, based on their fair values as of the date of acquisition:

           Cash and cash equivalents                                   $574,147
           Accounts receivable                                          454,931
           Acquired contract                                            964,508
           Other current assets                                             424
           Property, plant, and equipment                                60,888
           Other assets                                                 125,297
           Goodwill                                                     826,071
                                                                ----------------

             Total assets acquired                                    3,006,266
                                                                ----------------

           Note payable to bank                                         (79,011)
           Accounts payable and other current liabilities              (525,158)
           Estimated termination liability                           (1,083,049)
                                                                ----------------

             Total liabilities assumed                               (1,687,218)
                                                                ----------------

           NET ASSETS ACQUIRED                                       $1,319,048
                                                                ================

        The $826,071 of goodwill is not expected to be deductible for United States income tax, state income tax or Canadian income tax purposes.

        The allocation of the purchase price is based on preliminary data and could change when final valuation of certain intangible assets is obtained.

        ALLOCATION OF PURCHASE PRICE TO A CUSTOMER CONTRACT

        Customer contract at December 31, 2005 represents the unrealized portion of the purchase price allocated to the customer contract. This customer contract had 6.5 months remaining when it was acquired in August 2005 and expired in February 2006. Under this agreement, the Company determined the fair value of the customer contract based upon an income approach in which an estimated gross profit margin of 60% was utilized. The gross profit estimate was based on the SIC average computer service industry gross profit margins over a 5 year period. During the period from July 26, 2005 (inception) to December 31, 2005, the Company expensed $719,243 of this amount based on the actual revenue recognized on the contract during the period.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF DECEMBER 31, 2005 AND
       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

4.      BUSINESS COMBINATIONS, CONTINUED

        ALLOCATION OF PURCHASE PRICE TO GOODWILL

        The purchase price and costs associated with the Adapsys entities acquisition exceeded the Company's allocation of the fair value of net assets acquired by $826,071, which was assigned to goodwill (Note 9).

        ACQUISITION OF CUSTOMER LISTS

        In November and December 2005, the Company through its Canadian subsidiary acquired two small companies, a San Francisco based provider of human resources management and a Canadian based provider of data management services for a total of $192,983 in cash and 175,000 shares of its common stock, with a fair value of $27,719. The purchase price was allocated to customer lists. There were no other significant assets or liabilities of either entity. The customer lists are being amortized over three and ten year periods with a weighted-average useful life of
        9.1 years.

        No significant residual value is estimated for these intangible assets. Aggregate amortization expense for the five months ended December 31, 2005 was $1540. The following table represents the total estimated amortization of intangible assets for the five succeeding years:

                                                                   Estimated
                                                                 Amortization
          For the Year Ending December 31                           Expense
                                                               ----------------
          2006                                                       $28,538
          2007                                                       $28,538
          2008                                                       $26,998
          2009                                                       $19,298
          2010 and thereafter                                       $115,790

        ACQUISITION OF DIGICA, INC.

        In January 2006, the Company completed its acquisition of all of the shares of Digica, Inc., a state of New York corporation ("Digica"), a privately held provider of information technology outsourcing services based in New Jersey. Under the terms of the purchase agreement, the Company paid $400,000 in cash and issued 500,000 shares of the Company's common stock, in exchange for all outstanding equity of Digica. The fair value of the 500,000 shares of the Company's common stock issued in this acquisition was determined using cash price of shares of the Company's common stock sold in July 2005 and the fair value of common shares issued in other acquisitions (Note 4 - Acquisition of ADAPSYS Transaction Processing, Inc. and ADAPSYS Document Management, Inc). The Company's push down accounting allocation of the purchase price to assets and liabilities related to this acquisition has not as of yet been completed.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF DECEMBER 31, 2005 AND
       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

4.      BUSINESS COMBINATIONS, CONTINUED

        The following table summarizes Digica's estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The purchase price allocation herein is based on management's preliminary assessment of the fair value of both the assets acquired and liabilities assumed.

           Current assets                                              $210,213
           Property, plant, and equipment                               420,369
           Other noncurrent assets                                       53,098
           Identifiable intangible assets                               218,206
                                                                 ---------------

             Total assets acquired                                      901,886
                                                                 ---------------

           Current liabilities                                          377,660
           Other noncurrent liabilities                                  36,559
           Long-term debt                                                 8,470
                                                                 ---------------

             Total liabilities assumed                                  422,689
                                                                 ---------------

           NET ASSETS ACQUIRED                                         $479,197
                                                                 ===============

        Acquired identifiable intangible assets in the amount of $218,206 were assigned to customer relationships, with an estimated useful life of 6 years with no residual value.

5.      NOTE PAYABLE

        Note payable at December 31, 2006, consists of the following:

         Note payable to Business Development Bank of Canada,
           interest at prime plus 3.25% (10.25% at December 31, 2005), monthly principal payments of $1,432 plus interest, due
           May 21, 2010, substantially all of the Company's Canadian
           subsidiary's assets as collateral                                        $75,915
             Less: amount due within one year                                        17,184
                                                                             ---------------
         NOTE PAYABLE, DUE AFTER ONE YEAR                                           $58,731
                                                                             ===============

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF DECEMBER 31, 2005 AND
       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

5.      NOTE PAYABLE, CONTINUED

        Payments on this note payable during the following years are as follows:

         2006                                                          $17,184
         2007                                                           17,184
         2008                                                           17,184
         2009                                                           17,184
         2010                                                            7,179

6.      ESTIMATED SEVERANCE LIABILITY

        As part of the acquisition of the Adapsys entities, the Company acquired the remaining term of a contract to provide services to IATA. This contract expired in February 2006. As a result of the expiration of this contract, the Company terminated 36 employees. The Company believes that it has a termination obligation to certain of these prior employees. The Company recorded the estimated liability as part of the allocation of the purchase price of the Adapsys entities in August 2005, and reduces the liability as individual prior employees and the Company reach agreement on the amount of termination payment due. The Company believes that the balance at December 31, 2005 of the termination liability is sufficient to satisfy the remaining amounts due (Note 9).

7.      DEFERRED INCOME

        Revenue under maintenance agreements is deferred and recognized over the term of the agreements (typically two years) on a straight-line basis. At December 31, 2005 deferred revenue totaled $32,830 which is recognizable within one year and is included as a current liability on the accompanying balance sheet.

8.      INCOME TAXES

        There is no current or deferred income tax provision due to the Company's losses and valuation allowance.

        Significant components of the Company's deferred tax assets and liabilities are as follows at December 31 2005:

         Deferred tax assets (liabilities):
           Net operating loss carryforward                            $116,863
           Loss on foreign currency exchange                            (5,339)
                                                               ----------------
                                                                       111,524
         Total deferred tax assets
         Valuation allowance                                          (111,524)
                                                               ----------------

      NET DEFERRED TAX ASSETS                                                -
                                                               ================

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF DECEMBER 31, 2005 AND
       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

8.      INCOME TAXES, CONTINUED

        The Company, based upon its limited history of losses and management's assessment of when operations are anticipated to generate taxable income, has concluded that it is more likely than not that none of the net deferred income tax assets will be realized through future taxable earnings and has established a valuation allowance for them. The valuation allowance incurred during the period from July 26, 2006 (inception) to December 31, 2005 amounted to $111,524.

        Reconciliation of the effective tax rate to the U.S. statutory rate is as follows:

          Tax expense at U.S. statutory rate                            (34.0)%
          Change in valuation allowance                                  28.8%
          Canadian operations                                            (8.1)%
          Permanent difference related to acquisitions costs             13.3%
                                                                  -------------
          Effective income tax rate                                         -
                                                                  =============

        The Company has federal net operating loss carryforwards of $343,716. The federal net operating loss carryforward will expire in 2025. The Company has a Canadian net operating loss carryforward of $174,971 that will expire in 2,010. Due to the uncertainty of its realization on the loss carry-forward, a full valuation allowance has been provided for the deferred tax assets.

9.      CONTINGENCIES, RISKS, UNCERTAINTIES, AND CONCENTRATIONS

        FINANCIAL RESULTS, LIQUIDITY AND MANAGEMENT'S PLAN

        The Company has incurred a net loss for the period from July 26, 2005 (inception) to December 31, 2005 of$792,227, and has incurred a net loss for the six month period ended June 30, 2006 of $1,067,584. Despite its negative cash flows from operations, the Company has been able to obtain operating capital through private equity funding sources. Management's plans include the continued development and eventual implementation of its business plan. The Company has relied upon equity funding since inception.

        No assurances can be given that the Company can obtain sufficient working capital through the sale of the Company's common stock and borrowing or that the continued implementation of its business plan will generate sufficient revenues in the future to sustain ongoing operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF DECEMBER 31, 2005 AND
       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

9.      CONTINGENCIES, RISKS, UNCERTAINTIES, AND CONCENTRATIONS, CONTINUED

        OPERATING LEASES

        The Company has operating leases for certain of its facilities leases, office equipment and automobiles. Future minimum lease payments are as follows at December 31:

          2006                                                        $124,575
          2007                                                          79,929
          2008                                                          44,464
          2009                                                          46,072
          2010 and after                                                31,072
                                                             ------------------

        TOTAL MINIMUM LEASE PAYMENTS                                  $326,112
                                                             ==================

        For the five-month period ended December 31, 2005, rental expense was $81,637.

        The Company occupies five facilities under rental agreements with lease terms that expire at various times through April 2010. None of the Company's facilities have lease agreements with lease extension options. The facility with the lease that expired in February 2006 is currently operating on a month-to-month basis.

        CONCENTRATION OF SUPPLIERS

        The Company made approximately 14% of its purchases from one vendor in the period from July 26, 2005 (inception) to December 31, 2005. If the Company were unable to obtain products from the current supplier, the Company believes that the impact on its financial statements from such an uncertainty would be minimal. The Company has not experienced any such disruption in supply of products as of December 31, 2005.

        CONCENTRATION IN REVENUE TO ONE CUSTOMER

        In the five-month period ended December 31, 2005, the company's largest customer accounted for 74% of revenue. This customer was the only one that exceeded 10% of the company's revenue.

        CONCENTRATION OF CREDIT RISK

        Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of trade accounts receivable. The Company provides business process and information technology outsourcing services in Canada and the United States. Exposure to losses on trade accounts receivable is principally dependent on the individual customer's financial conditions, as credit sales are not collateralized. The Company monitors its exposure to credit losses and writes off those accounts receivable that it deems to be not collectible. The Company had three customers that exceeded 10% of the accounts receivable, and combined they represented 56% of the Company's accounts receivable at December 31, 2005.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF DECEMBER 31, 2005 AND
       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

9.      CONTINGENCIES, RISKS, UNCERTAINTIES, AND CONCENTRATIONS, CONTINUED

        LITIGATION

        The Company is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

        The Company is currently the defendant in three Canadian civil lawsuits, all of which involve individuals who were former employees of the Adapsys entities. The basis for all three lawsuits by the former employees is the amount and timing of payments due them from the Company resulting from their termination. The Company believes that it has created an adequate liability to cover the liabilities owed the plaintiffs (Note 6).

        BANK LINES OF CREDIT

        One of the Company's Canadian subsidiaries has an operating line of credit with The Bank of Nova Scotia with a maximum borrowing limit of $300,000, collateralized by the that subsidiary's accounts receivable (with a net carrying value of $464,196 at December 31, 2005) and repayable on demand. The line of credit matured on November 30, 2002 and was renewed. Outstanding borrowings, when they occur, will accrue interest at the bank's prime interest rate plus 1%. There was no outstanding balance at December 31, 2005.

        The Company also has a revolving term leasing line of credit with the Bank of Nova Scotia to assist with the acquisition of computer equipment with a maximum leased equipment purchase value of $100,000, collateralized by the bank leased computer equipment. The line of credit matured on November 30, 2002 and was renewed. The lease financing will accrue interest at the bank's prime interest rate plus 2%. There was no outstanding balance under this leasing line of credit at December 31, 2005.

10.     EQUITY TRANSACTIONS

        In December 2005 the Company issued 175,000 shares of its common stock for the acquisition of customer lists. The Company valued these shares at $.16 per share, based on the cash sales price of common shares in July 2005.

        At formation, the Company issued 1,500,000 shares of Preferred Series A stock and 7,250,000 shares of common stock for total cash consideration of $1,500,000. The Company valued each of the common and Preferred Series A shares at $.16 per share.

        The Company issued 2,000,000 shares of Preferred Series B stock and 2,000,000 shares of common stock in connection with the acquisition of the Adapsys Entities. The Company valued each of the common and Preferred Series B shares at $.16 per share for a total value of $633,580.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF DECEMBER 31, 2005 AND
       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

10.     EQUITY TRANSACTIONS, CONTINUED

        PREFERRED SHARES

        The Company has authorized 10 million shares of preferred stock. At December 31, 2005 the Company had established two series of preferred shares, Series A and Series B. A description of each series follows.

        PREFERRED SERIES A STOCK

        The preferred Series A stock ranks senior to the preferred Series B stock and receives an annual 8% in kind dividend payable quarterly. The Company's Board has not declared the dividends required on this series. The total number of additional preferred Series A stock required to be issued as a dividend at December 31, 2005 is 60,000.

        Each share of preferred Series A stock is convertible into one share of common stock and has the same voting rights as one share of common stock. The preferred Series A stock have a $1.00 per share liquidation preference. There are 2,200,000 shares of Preferred Series A Stock authorized.

        PREFERRED SERIES B STOCK

        Each share of preferred Series B stock is convertible into one share of the Company's common stock and has the same voting rights as one share of common stock. The preferred Series B stock is not entitled to dividends and has a $1.00 per share liquidation preference and is subordinate to the preferred Series A stock.

        The shares of both the preferred Series A stock and the preferred Series B stock are convertible at the option of the holders, however both series automatically convert upon sale of the Company or upon closing of a firmly underwritten offering of shares of the common stock with aggregate gross cash proceeds of at least $10 million and a public offering price of $5.00 per share.

        COMMON SHARES

        SHARES RESERVED FOR FUTURE ISSUANCE

        At December 31, 2005, the Company has reserved 6,488,000 shares of its authorized but unissued common stock for possible future issuance in connection with the following:

         Exercise and future grants of stock options                  2,268,000
         Conversion of preferred stock                                4,220,000
                                                             ------------------

                                                                      6,488,000
                                                             ==================

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF DECEMBER 31, 2005 AND
       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

10.     EQUITY TRANSACTIONS, CONTINUED

        STOCK-BASED PAYMENTS
        A summary of all stock-based payments for the year ended December 31, 2005 is as follows:

                                                                    Weighted
                                                    Common           Average
                                                    Stock          Exercise
                                                   Options           Price

          Outstanding at beginning of year                 -                -
            Granted                                2,268,000           $0.025
            Exercised                                      -                -
            Forfeited                                      -                -
            Expired                                        -                -
                                               ---------------------------------

          OUTSTANDING AT END OF YEAR               2,268,000           $0.025
                                               =================================

          EXERCISABLE AT END OF YEAR                 168,000           $0.025
                                               =================================

        The following table summarizes information about stock options outstanding under all plans at December 31, 2005:

                                       Options      Weighted       Weighted        Options        Weighted
                                     Outstanding     Average        Average    Exercisable at     Average
                                    December 31,    Remaining      Exercise     December 31,      Exercise
        Range of Exercise Price         2005           Life          Price          2005          Price
        -----------------------    ------------------------------------------------------------------------
        $0.025                         2,268,000          4.63        $0.025         168,000        $0.025
                                   --------------                              --------------

                                       2,268,000                                     168,000
                                   ==============                              ==============

        OPTIONS

        During the period from July 26, 2005 (inception) to December 31, 2005, the board of directors granted options to purchase an aggregate of 2,268,000 shares of the Company's common stock. These options are exercisable at $0.025 per share, vest over four years and expire at various dates in 2010. Of the options granted, 168,000 are currently vested. No options were exercised, cancelled or forfeited during the five-month period ended December 31, 2005. The average fair value of the options issued was $0.15.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF DECEMBER 31, 2005 AND
       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

11.     LOSS PER COMMON SHARE

        Basic loss per common share for the period from July 26, 2005 (inception) to December 31, 2005 is calculated by dividing net loss by weighted-average common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss by the weighted-average number of common shares and dilutive potential common shares outstanding during the period.

          Net loss                                                   $(792,227)
          Weighted-average number of common shares
             outstanding - basic and diluted                         9,222,727
                                                             ------------------
          Basic and diluted net loss per share
             attributable to common shareholders                         $0.09
                                                             ==================

        The following securities were not included in the computation of diluted net loss per share for the period from July 26, 2005 (inception) to December 31, 2005 as their effect would have been anti-dilutive:

        Securities that could be potentially anti-dilutive to the loss per share:

          Convertible preferred shares                               3,500,000
          Options to purchase common stock                           2,268,000
                                                             ------------------

      DILUTIVE POTENTIAL COMMON SHARES                               5,768,000
                                                             ==================

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF DECEMBER 31, 2005 AND
       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

12.     TERMINATION OF SIGNIFICANT CONTRACT

        The Company when it acquired one of the Adapsys entities recorded as an asset the value of an existing customer contract (Note 4). During the period from July 26, 2005 (inception) through December 31, 2005, this customer contract resulted in 64% of the all Company revenues. This contract terminated on February 14, 2006, and there has not been any follow-on revenue. The total acquisition value of the contract has been recognized as expense over the period from acquisition through February 14, 2006, the final day of the customer contract. This one contract resulted in $126,918 of the Company's gross profit for the period from July 26, 2005 (inception) through December 31, 2005.

13.     SEGMENT REPORTING

        Upon acquisition of the Adapsys entities in July 2005, the Company manages its operations through two geographical segments; United States ("domestic") and Canada. Each segment provides business process outsourcing and other computer related services. The Canadian business segment recognizes the majority of its revenue from Canadian customers, while the United States segment services the United States domestic market.

        All functions of the Company are done on a decentralized basis. The operating segments do not share any facilities or personnel. There are no inter-segment transactions. All costs of revenue and operating and general and administrative expenses are captured and reported within each operating segment. The Company's assets and liabilities are captured and reported discretely within each operating segment.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           AS OF DECEMBER 31, 2005 AND
       FOR THE PERIOD FROM JULY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005
--------------------------------------------------------------------------------

13.     SEGMENT REPORTING, CONTINUED

        Segment results for the period from July 26, 2005 (inception) to December 31, 2005 are as follows:

                                                                    United
                                                                    States        Canada        Consolidated
                                                               -----------------------------------------------
        July 26, 2005 (inception) to December 31, 2005:
          Assets:
              Total assets                                          $943,162     $2,136,660      $3,079,822
              Cash                                                   884,726        347,443       1,232,169
              Accounts receivable                                     25,700        469,084         494,784
              Fixed assets                                             3,209         52,826          56,035
              Customer contract                                            -        245,265         245,265
              Goodwill                                                     -        826,071         826,071
              Customer list                                           26,180        192,982         219,162
          Liabilities:
              Total liabilities                                       44,064      1,614,008       1,658,072
              Reserve for severance obligations                            -      1,027,276       1,027,276
          Operations:
              Revenue                                                 25,700      2,321,834       2,347,534
              Operating loss                                        (345,711)      (462,919)       (808,630)
              Other income (loss)                                     (1,998)        18,401          16,403
              Net loss                                              (347,709)      (444,518)       (792,227)
              Significant customer                                         -      1,837,695       1,837,695
              Interest expense                                             -          4,147           4,147
              Depreciation expense                                         -         12,693          12,693
              Amortization expense                                         -          1,540           1,540

                            BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                                   CONSOLIDATED BALANCE SHEET

                                          JUNE 30, 2006
-----------------------------------------------------------------------------------------------

                                             ASSETS
Current assets:
   Cash and cash equivalents                                                          $190,572
   Accounts receivable - trade, net of allowance for doubtful accounts of
     $2,586                                                                            438,170
   Prepaid expenses                                                                     21,561
                                                                                ---------------

     Total current assets                                                              650,303
Equipment, net of $55,895 of accumulated depreciation                                  590,408
Deposit                                                                                 33,115
Customer lists, net of $33,930 of accumulated amortization                             390,094
Goodwill                                                                               826,071
                                                                                ---------------

TOTAL ASSETS                                                                        $2,489,991
                                                                                ===============



            The accompanying notes are an integral part of the financial statements.


                                              F-31

                            BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                                   CONSOLIDATED BALANCE SHEET

                                          JUNE 30, 2006
-----------------------------------------------------------------------------------------------

                              LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable - trade                                                            $536,014
  Accrued payroll                                                                      110,381
  Current portion of note payable                                                       85,983
  Current portion of capital leases                                                     28,573
  Deferred income                                                                      186,880
  Reserve for severance obligations                                                    981,750
                                                                                ---------------

     Total current liabilities                                                       1,929,581

Notes payable, less current portion                                                     85,829
Leases payable, less current portion                                                     3,959
                                                                                ---------------

TOTAL LIABILITIES                                                                    2,019,369
                                                                                ---------------

Commitments and contingencies

Shareholders' equity:
  Preferred shares; $0.001 par value; liquidation
     preference of $1.00 per share, authorized
     10,000,000 shares; issued and outstanding:
     Series A voting convertible preferred shares;
       2,220,000 shares authorized; 1,500,000 issued
       and outstanding; 8% in-kind annual dividend;
       and $1,500,000 liquidation preference.                                            1,500
     Series B voting convertible preferred shares;
       2,000,000 shares authorized, issued and
       outstanding; and $2,000,000 liquidation preference.                               2,000
  Common shares; $.001 par value; 15,000,000 authorized;
     9,925,000 issued and outstanding                                                    9,925
  Additional paid-in capital                                                         2,317,008
  Accumulated deficit                                                               (1,859,811)
                                                                                ---------------

TOTAL SHAREHOLDERS' EQUITY                                                             470,622
                                                                                ---------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                          $2,489,991
                                                                                ===============


            The accompanying notes are an integral part of the financial statements.

                                              F-32

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2006
--------------------------------------------------------------------------------


Revenue                                                             $2,889,609
Cost of revenue                                                       (965,115)
                                                                ---------------

  Gross profit                                                       1,924,494
                                                                ---------------

Operating expense:
  Salaries and other personnel costs                                 1,779,575
  Operating expense                                                    124,654
  General and administrative                                         1,047,448
                                                                ---------------

     Total operating expense                                         2,951,677
                                                                ---------------

Operating loss                                                      (1,027,183)
Interest expense                                                        (4,996)
Loss on foreign currency exchange                                      (35,405)
                                                                ---------------

NET LOSS                                                           $(1,067,584)
                                                                ===============

NET LOSS PER SHARE, BASIC AND DILUTED                                   $(0.11)
                                                                ===============

WEIGHTED NUMBER OF SHARES OUTSTANDING                                9,925,000
                                                                ===============


    The accompanying notes are an integral part of the financial statements.

                             BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                               CONSOLIDATED STATEMENTS OF CASH FLOWS

                           FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2006
-------------------------------------------------------------------------------------------------

CASH FLOWS USED IN OPERATING ACTIVITIES:                                             $(1,067,584)
   Net loss
     Adjustments to reconcile net loss to net cash provided by (used in)
       operating activities:
       Depreciation                                                                       42,932
       Amortization of acquired customer contract cost                                   245,265
       Decrease in deferred revenue                                                       22,115
       Amortization of customer lists                                                     32,390
       Stock-based compensation                                                           39,953
       Changes in operating assets and liabilities:
         Decrease in assets:
           Accounts receivable - trade                                                   171,806
           Other assets                                                                   52,696
         Decrease in liabilities:
           Accounts payable - trade and accrued expenses                                 (31,506)
           Payments made on severance obligation                                         (45,526)
                                                                                 ----------------

NET CASH USED IN OPERATING ACTIVITIES                                                   (537,459)
                                                                                 ----------------

CASH FLOWS USED IN INVESTING ACTIVITIES:
   Acquisition of business, net of cash acquired                                        (375,593)
   Acquisition of equipment                                                             (125,470)
                                                                                 ----------------

NET CASH USED IN INVESTING ACTIVITIES                                                   (501,063)
                                                                                 ----------------

CASH FLOWS USED IN FINANCING ACTIVITIES:
   Payment of note payable                                                                (3,075)
                                                                                 ----------------

NET CASH USED IN FINANCING ACTIVITIES                                                     (3,075)
                                                                                 ----------------

NET DECREASE IN CASH                                                                  (1,041,597)

CASH AND CASH EQUIVALENTS AT DECEMBER 31, 2005                                         1,232,169
                                                                                 ----------------

CASH AND CASH EQUIVALENTS AT JUNE 30, 2006                                              $190,572
                                                                                 ================

             The accompanying notes are an integral part of the financial statements.

                                               F-34

                             BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                               CONSOLIDATED STATEMENTS OF CASH FLOWS

                           FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2006
-------------------------------------------------------------------------------------------------

                         SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid                                                                            $(4,996)
Income taxes paid                                                                              -

Acquisition of Digica, Inc.:
   Equipment                                                                             $79,197
   Issuance of shares of common stock                                                   $(79,197)



             The accompanying notes are an integral part of the financial statements.


                                               F-35

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2006 AND
                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2006
--------------------------------------------------------------------------------

1.      BUSINESS AND THE BASIS OF PRESENTATION

        DESCRIPTION OF BUSINESS

        BPO Management Services, Inc and Subsidiaries (the "Company") was incorporated in Delaware on July 26, 2005. The Company offers a broad range of business process outsourcing services to middle market enterprises, primarily grouped into three types of businesses, human resources outsourcing, document and data management solutions and information technology outsourcing. Services are provided using a blend of on and near shore resources utilizing the Company's technology infrastructure platform and cross industry delivery model. The Company has acquired and intends to acquire additional companies operating in the business process outsourcing.

        BASIS OF PRESENTATION

        The consolidated financial statements included herein have been prepared by BPO Management Services, Inc and Subsidiaries (the "Company"), without audit, pursuant to Rule 310 of Regulation SB applicable to quarterly reporting on Form 10-QSB and reflect, in the opinion of management, all adjustments necessary to present fairly the financial information for the Company. All such adjustments are of a normal recurring nature. Certain information and footnote disclosures normally included in financial statements, prepared in accordance with generally accepted accounting principles ("GAAP"), have been condensed or omitted as permitted by Rule 310 of Regulation SB. These consolidated financial statements and related notes should be read in conjunction with the consolidated financial statements and related notes of the Company's consolidated financial statements for the period from July 26, 2005 (inception) through December 31, 2005. Results of operations for this interim period are not necessarily indicative of annual results.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

        The accompanying consolidated financial statements include the accounts of the Company, its two wholly owned subsidiary Canadian limited partnerships and the related corporate general partners, and one wholly owned subsidiary U.S. corporation after elimination of all material intercompany accounts, transactions, and profits.

        REVENUE RECOGNITION

        The Company recognizes revenue only when all of the following criteria have been met:

        o       Persuasive evidence of an arrangement exists
        o       Delivery has occurred or services have been rendered;
        o       The fee for the arrangement is fixed or determinable; and
        o       Collectibility is reasonably assured.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2006 AND
                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2006
--------------------------------------------------------------------------------

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        REVENUE RECOGNITION, CONTINUED

        PERSUASIVE EVIDENCE OF AN ARRANGEMENT

        The Company documents all terms of an arrangement in a written contract signed by the customer prior to recognizing revenue.

        DELIVERY HAS OCCURRED OR SERVICES HAVE BEEN PERFORMED

        The Company performs all services or delivers all products prior to recognizing revenue. Monthly services are considered to be performed ratably over the term of the arrangement. Professional consulting services are considered to be performed when the services are complete. Equipment is considered delivered upon delivery to a customer's designated location.

        THE FEE FOR THE ARRANGEMENT IS FIXED OR DETERMINABLE

        Prior to recognizing revenue, a customer's fee is either fixed or determinable under the terms of the written contract. Fees for most monthly services, professional consulting services, and equipment sales are fixed under the terms of the written contract. Fees for certain services are variable based on an objectively determinable factor such as usage. Those factors are included in the written contract such that the customer's fee is determinable. The customer's fee is negotiated at the outset of the arrangement.

        COLLECTIBILITY IS REASONABLY ASSURED

        The Company determines that collectibility is reasonably assured prior to recognizing revenue. Collectibility is assessed on a customer-by-customer basis based on criteria outlined by management. New customers are subject to a credit review process, which evaluates the customer's financial position and ultimately its ability to pay. The Company does not enter into arrangements unless collectibility is reasonably assured at the outset. Existing customers are subject to ongoing credit evaluations based on payment history and other factors. If it is determined during the arrangement that collectibility is not reasonably assured, revenue will be recognized on a cash basis.

        USE OF ESTIMATES

        Preparing the Company's financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2006 AND
                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2006
--------------------------------------------------------------------------------

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        USE OF ESTIMATES, CONTINUED

        reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        The financial statements include some amounts that are based on management's best estimates and judgments. The most significant estimates have been the allocation of the purchase prices in its business combinations, the estimation of fixed asset useful lives, the valuation of intangible assets and the determination of their useful lives, the review for the impairment of goodwill, the estimation of the severance obligation, the valuation of stock options issued, the valuation of the allocation of equity unit purchase price between preferred and common shares and the determination of the valuation reserves on the United States and Canadian income tax assets. These estimates may be adjusted as more current information becomes available and it is at least a reasonable possible that changes could occur in the near future, and any adjustment could be significant.

        FAIR VALUE OF FINANCIAL INSTRUMENTS

        Statement of Financial Accounting Standards ("SFAS") No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS No. 107 as financial instruments. Financial instruments are generally defined by SFAS No. 107 as cash and cash equivalents, evidence of ownership interest in equity, or a contractual obligation that both conveys to one entity a right to receive cash or other financial instruments from another entity and imposes on the other entity the obligation to deliver cash or other financial instruments to the first entity.

        At June 30, 2006, the Company's financial instruments are cash and cash equivalents, accounts receivable, accounts payable, notes payable, and long-term debt. The recorded values of cash and cash equivalents, accounts receivable, and accounts payable and accrued liabilities approximate their fair values based on their short-term nature. The recorded values of notes payable and capital leases approximate their fair values, as interest approximates market rates.

        CASH

        The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents. As of June 30, 2006, the Company's cash and cash equivalents were deposited primarily in three financial institutions.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2006 AND
                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2006
--------------------------------------------------------------------------------

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        CASH, CONTINUED

        At June 30, 2006, the Company had $65,102 on deposit that exceeded United States (FDIC) federally insurance limit. At June 30, 2006, the Company had no amounts on deposit that exceeded the Canadian (CDIC) insurable limit of $100,000 CDN per entity per bank. The funds insurance is limited to Canadian currency deposits only and does provide coverage to money master high interest savings accounts (money market accounts) but all accounts are considered in the overall limitation per entity per bank.

        ACCOUNTS RECEIVABLE - TRADE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

        Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectibility of specific customer accounts: customer credit worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of the Company's customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management's assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. Accounts receivable are presented net of an allowance for doubtful accounts of $2,586 at June 30, 2006.

        EQUIPMENT

        Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight line method for financial statement purposes. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

          Computer equipment                                   2 to 5 years
          Furniture and fixtures                               5 to 10 years

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2006 AND
                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2006
--------------------------------------------------------------------------------

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        EQUIPMENT, CONTINUED

        The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment at June 30, 2006.

        SHARE-BASED PAYMENT

        The Company accounts for employee stock-based compensation using the fair value method provided in Statement of Financial Accounting Standards ("SFAS") No. 123R. The fair value of options granted is recognized as compensation expense over the vesting period of the options.

        The Company accounts for non-employee stock-based compensation using the fair value method provided by SFAS No. 123R, as amended by SFAS No. 148. When stock options are granted to non-employees, the Company estimates the fair value of the award and recognizes related expenses over the performance period as prescribed by EITF 96-18.

        The fair value of each stock option grant has been estimated on the date of grant using the Black-Scholes option-pricing model, assuming no expected dividends and the following weighted average assumptions:

          Volatility                                                     125%
          Risk free interest rate                              4.16% to 4.28%
          Expected life of options                                    5 years

        The Black-Scholes model was developed to estimate the fair value of freely-tradable, fully-transferable options without vesting restrictions, which significantly differ from the Company's stock options. This model also require highly subjective assumptions, including future stock price volatility and expected time until exercise, which greatly affect the calculated fair value on the grant date.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2006 AND
                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2006
--------------------------------------------------------------------------------

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        ADVERTISING

        Advertising and sales promotion costs are expensed as incurred. Advertising expense totaled $13,192 for the six-month period ended June 30, 2006.

        LOSS PER COMMON SHARE

        Basic net loss per common share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti dilutive.

        FUTURE OPERATIONS ARE DEPENDENT ON FOREIGN OPERATIONS

        The Company's future operations and earnings will depend, in large part, on the results of the Company's operations in Canada. There can be no assurance that the Company will be able to successfully conduct such operations, and a failure to do so would have a material adverse effect on the Company's financial position, results of operations, and cash flows. Also, the success of the Company's operations will be subject to numerous contingencies, some of which are beyond management's control. These contingencies include general and regional economic conditions, prices for the Company's services, competition, and changes in regulation.

        FOREIGN CURRENCY TRANSLATION

        The financial position and results of operations of the Company's Canadian subsidiaries are measured using the Canadian currency as the functional currency. Revenues and expenses of the Canadian subsidiaries have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rates of exchange on the balance sheet date. The resulting translation gain and loss adjustments are recorded directly as a separate component of shareholders' equity, unless there is a sale or complete liquidation of the underlying foreign investments. Foreign currency translation adjustments resulted in losses of $35,405 for the six month period ended June 30, 2006.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2006 AND
                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2006
--------------------------------------------------------------------------------

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        INCOME TAX

        Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics.

        The Company's practice is to provide U.S. Federal taxes on undistributed earnings of the Company's non-U.S. subsidiaries.

        Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Realization of the deferred income tax asset is dependent on generating sufficient taxable income in future years. Although realization is not assured, management believes it is more likely than not that all of the deferred income tax asset will be realized.

        The amount of the deferred income tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

        The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company's financial statements or tax returns. The Company currently has substantial net operating loss carryforwards. The Company has recorded a 100% valuation allowance against net deferred tax assets due to uncertainty of their ultimate realization.

        INTANGIBLE ASSETS

        The Company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset's carrying amount may not be recoverable. Such circumstances could include, but are not limited to: (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2006 AND
                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2006
--------------------------------------------------------------------------------

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        INTANGIBLE ASSETS, CONTINUED

        with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. The Company's evaluation of intangible assets completed during the year resulted in no impairment losses.

        GOODWILL

        The Company evaluates the carrying value of goodwill during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to: (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit's carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach and the market approach, which utilizes comparable companies' data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value. The Company's evaluation of goodwill completed during the fourth quarter of 2005 resulted in no impairment losses.

        SALES AND VALUE ADDED TAXES

        The Company excludes sales and value added taxes from revenues as they are recorded as a liability when incurred.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2006 AND
                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2006
--------------------------------------------------------------------------------

3.      BUSINESS COMBINATIONS

        DIGICA, INC.

        In January 2006, the Company completed its acquisition of all of the shares of Digica, Inc., a state of New York corporation ("Digica"), a privately held provider of information technology outsourcing services based in New Jersey. Under the terms of the purchase agreement, the Company paid $400,000 in cash and issued 500,000 shares of the Company's common stock, in exchange for all outstanding equity of Digica.

        The fair value of the 500,000 shares of the Company's common stock issued in this acquisition was determined using sales of shares of the Company's common stock and the estimated value of common shares issued in other acquisitions. The calculation of the preliminary purchase price is subject to refinement.

        The following table summarizes Digica's estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The purchase price allocation herein is based on management's preliminary assessment of the fair value of both the assets acquired and liabilities assumed.

          Current assets                                              $210,213
          Property, plant, and equipment                               420,369
          Other noncurrent assets                                       53,098
          Identifiable intangible assets                               218,206
                                                               ----------------

          Total assets acquired                                        901,886
                                                               ----------------

          Current liabilities                                          377,660
          Other noncurrent liabilities                                  36,559
          Long term debt                                                 8,470
                                                               ----------------

          Total liabilities assumed                                   $422,689
                                                               ----------------

          NET ASSETS ACQUIRED                                         $479,197
                                                               ================

        Acquired identifiable intangible assets in the amount of $217,453 were assigned to customer relationships, with an estimated useful life of 6 years with no residual value.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2006 AND
                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2006
--------------------------------------------------------------------------------

4.      CUSTOMER LISTS

        In November and December 2005, and in January 2006 the Company subsidiary acquired three companies. A portion of the combined purchase price was allocated to customer lists. The customer lists are being amortized over three, ten, and six year periods.


        The following table represents the total estimated amortization of intangible assets for the five succeeding years:

                                                               Estimated
                                                              Amortization
          For the Year Ending December 31:                      Expense
          --------------------------------                   --------------
          2007                                                    $64,780
          2008                                                    $64,780
          2009                                                    $58,620
          2010                                                    $55,540
          2011 and thereafter                                    $127,014

5.      ESTIMATED SEVERANCE LIABILITY

        As part of the acquisition of the Adapsys entities, the Company acquired the remaining term of a contract to provide services to IATA. This contract expired in February 2006. As a result of the expiration of this contract, the Company terminated 36 employees. The Company believes that it has a termination obligation to certain of these prior employees. The Company recorded the estimated liability as part of the allocation of the purchase price of the Adapsys entities in August 2005, and reduces the liability as individual prior employees and the Company reach agreement on the amount of termination payment due. The Company believes that the balance of $981,750 at June 30, 2006 of the termination liability is sufficient to satisfy the remaining amounts due.

6.      INCOME TAXES

        There is no current or deferred income tax provision due to the Company's losses and valuation allowance.

7.      CONTINGENCIES, RISKS, UNCERTAINTIES, AND CONCENTRATIONS

        FINANCIAL RESULTS, LIQUIDITY AND MANAGEMENT'S PLAN

        The Company has incurred a net loss for the period from July 26, 2005 (inception) to June 30, 2005 of $1,859,811 and has incurred a net loss for the six-month period ended June 30, 2006 of $1,067,584. Despite its negative cash flows from operations, the Company has been

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2006 AND
                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2006
--------------------------------------------------------------------------------

7.      CONTINGENCIES, RISKS, UNCERTAINTIES, AND CONCENTRATIONS, CONTINUED

        FINANCIAL RESULTS, LIQUIDITY AND MANAGEMENT'S PLAN, CONTINUED

        able to obtain operating capital through private equity funding sources. Management's plans include the continued development and eventual implementation of its business plan. The Company has relied upon equity funding since inception.

        No assurances can be given that the Company can obtain sufficient working capital through the sale of the Company's common stock and borrowing or that the continued implementation of its business plan will generate sufficient revenues in the future to sustain ongoing operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

        OPERATING LEASES

        The Company has operating leases for certain of its facilities leases, office equipment and automobiles. Future minimum lease payments are as follows for the twelve-month period ended June 30:

          2006                                                        $182,797
          2007                                                         170,227
          2008                                                         169,909
          2009                                                         167,200
          2010 and after                                               216,014
                                                               ----------------

          TOTAL MINIMUM LEASE PAYMENTS                                $906,147
                                                               ================

        LITIGATION

        The Company is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

        The Company is currently the defendant in three Canadian civil lawsuits, all of which involve individuals who were former employees of the Adapsys entities. The basis for all three lawsuits by the former employees is the amount and timing of payments due them from the Company resulting from their termination. The Company believes that it has created an adequate liability to cover the liabilities owed the plaintiffs (Note 5).

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2006 AND
                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2006
--------------------------------------------------------------------------------

7.      CONTINGENCIES, RISKS, UNCERTAINTIES, AND CONCENTRATIONS, CONTINUED

        CONCENTRATION OF SUPPLIERS

        The Company had no purchases from any vendor that exceeded 10% in the period from January 1, 2006 to June 30, 2006. The Company has not experienced any disruption in supply of products as of June 30, 2006.

        CONCENTRATION IN SALES TO FEW CUSTOMERS

        In the six-month period ended June 30, 2006, the Company's two largest customers accounted for 27% and 10% of the revenue. These two customers were to only ones that exceeded 10% of the Company's revenue.

        CONCENTRATION OF CREDIT RISK

        Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of trade accounts receivable. The Company provides business process outsourcing, software development and information technology consulting services in Canada and the United States. Exposure to losses on trade accounts receivable is principally dependent on the individual customer's financial conditions, as credit sales are not collateralized. The Company monitors its exposure to credit losses and writes off those accounts receivable that it deems to be not collectible. The Company had two customers that combined represented 45% of the Company's accounts receivable at June 30, 2006.

8.      EQUITY TRANSACTIONS

        COMMON SHARES

        In January 2006 the Company issued 500,000 shares of its common stock in the acquisition of Digica, Inc. The fair value of these shares was $79,178 and is included in the purchase price of Digica, Inc.

        PREFERRED SHARES

        The Company has authorized 10 million shares of preferred stock. At June 30, 2006 the Company had established two series of preferred shares, Series A and Series B. A description of each series follows.

        PREFERRED SERIES A STOCK

        The Series A preferred stock ranks senior to the preferred Series B stock and receives an annual 8% in kind dividend payable quarterly. The Company's Board has not declared the dividends required on this series. The total number of additional Series A preferred stock required to be issued as a dividend at December 31, 2005 is 60,000.

        Each share of preferred Series A stock is convertible into one share of common stock and has the same voting rights as one share of common stock. The Series A preferred stock have a $1.00 per share liquidation preference. There are 2,200,000 shares of Series A Preferred Stock authorized.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2006 AND
                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2006
--------------------------------------------------------------------------------

        SERIES B PREFERRED STOCK

        Each share of Series B preferred stock is convertible into one share of the Company's common stock and has the same voting rights as one share of common stock. The Series B preferred stock is not entitled to dividends, has a $1.00 per share liquidation preference and is subordinate to the Series A preferred stock.

                    BPO MANAGEMENT SERVICES AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2006 AND
                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2006
--------------------------------------------------------------------------------

9.      EQUITY TRANSACTIONS, CONTINUED

        PREFERRED SHARES, CONTINUED

        The shares of both the Series A preferred stock and the Series B preferred stock are convertible at the option of the holders, however both series automatically convert upon sale of the Company or upon closing of a firmly underwritten offering of shares of the common stock with aggregate gross cash proceeds of at least $10 million and a public offering price of $5.00 per share.

        COMMON SHARES

        The Company has issued 9,925,000 shares of its common stock. Of these shares, 7,250,000 were issued for cash and 2,675,000 were issued in acquisitions.

        At June 30, 2006, the Company has reserved 6,488,000 shares of its authorized but unissued common stock for possible future issuance in connection with the following:

          Exercise and future grants of stock options                2,268,000
          Conversion of preferred stock                              4,220,000
                                                                ---------------

                                                                     6,488,000
                                                                ===============

10.     LOSS PER COMMON SHARE

        STOCK OPTIONS

        During the period from July 26, 2005 (inception) to June 30, 2006, the board of directors granted options to purchase an aggregate of 2,268,000 shares of the Company's common stock. These options are exercisable at $.025 per share, vest over four years and expire at various dates in 2010. Of the options granted, 168,000 are currently vested. No options were exercised, cancelled or forfeited during the six-month period ended June 30, 2006.

        Basic loss per common share for the six-month period ended June 30, 2006 is calculated by dividing net loss by weighted average common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss by the weighted average number of common shares and dilutive potential common shares outstanding during the period.

          Net loss                                                $ (1,067,584)
          Weighted-average number of common shares
            outstanding - Basic and diluted                       $  9,222,727
          Basic and diluted net loss per share
            attributable to common shareholders                   $      (0.12)

        The following securities were not included in the computation of diluted net loss per share for the six-month period ended June 30, 2006 as their effect would have been anti-dilutive:

        Securities that could be potentially anti-dilutive to the loss per share:

          Convertible preferred shares                               3,500,000
          Options to purchase common stock                           2,268,000
                                                                ---------------

           DILUTIVE POTENTIAL COMMON SHARES                         $5,768,000
                                                                ===============

11.     SEGMENT REPORTING

        Upon acquisition of the Adapsys entities in July 2005, the Company manages its operations through two geographical segments; United States ("domestic") and Canada. Each segment provides business process outsourcing and other computer related services. The Canadian business segment recognizes most of its revenue from Canadian companies, while the United States segment services the domestic market.

        All functions of the Company are done on a decentralized basis. The operating segments do not share any facilities or personnel. There are no inter-segment transactions. All costs of revenue and operating and general and administrative expenses are captured and reported within each operating segment. The Company's assets and liabilities are captured and reported discretely within each operating segment.

        Segment results for the six-month period ended June 30, 2006 are as follows:

                                                             United
                                                             States         Canada        Consolidated
                                                         -----------------------------------------------
          Revenue                                          $1,092,279     $1,797,330       $2,889,609
          Operating loss                                      758,696        273,483        1,032,179
          Total assets                                      1,181,745      1,308,246        2,489,991
          Total liabilities                                   457,046      1,562,323        2,019,369
          Cash                                                190,572              -          190,572
          Accounts receivable                                 224,530        213,640          438,170
          Fixed assets                                        528,236         62,172          590,408
          Intangible assets and goodwill                    1,032,693        183,472        1,216,165
          Reserve for severance obligations                         -        981,750          981,750

                          BPO MANAGEMENT SERVICES, INC.
            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

A NOTE ABOUT FORWARD-LOOKING STATEMENTS

        This discussion contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current management's expectations. These statements may be identified by their use of words like "plans," "expect," "aim," "believe," "projects," "anticipate," "intend," "estimate," "will," "should," "could" and other expressions that indicate future events and trends. All statements that address expectations or projections about the future, including statements about BPOMS' business strategy, expenditures and financial results, are forward-looking statements. BPOMS' believes that the expectations reflected in such forward-looking statements are accurate. However, there is no assurance that those expectations will be met.

        Actual results could differ materially from those in the forward looking statements due to a number of uncertainties including, but not limited to, those discussed in this appendix and in the "Risk Factors" section of the accompanying proxy statement. Factors that could cause future results to differ from these expectations include general economic conditions, further changes in our business direction or strategy, competitive factors, and an inability to attract, develop, or retain technical, consulting, managerial, agents or independent contractors. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives requires the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and BPOMS' assumes no obligation to update any such forward-looking statements. Readers should not unduly rely on these forward-looking statements, which speak only as of the date of the proxy statement. Except as required by law, BPOMS is not obligated to release publicly any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this proxy statement or to reflect the occurrence of unanticipated events.

OVERVIEW OF BPOMS

        BPOMS provides a broad range of business process outsourcing services to middle-market enterprises. The services BPOMS provides include human resources outsourcing, document and data management solutions, and information technology outsourcing. BPOMS was formed in July 2005. In August 2005, BPOMS acquired ADAPSYS Transaction Processing, Inc. and ADAPSYS Document Management, Inc. (the "Adapsys entities"). Since then, BPOMS has continued to expand its service capabilities through the following additional acquisitions:

        o In November 2005, BPOMS acquired the customer list of a small human resources outsourcing provider;

        o In December 2005, BPOMS acquired the customer list of a provider of data management services;

        o In January 2006, BPOMS acquired a provider of information technology outsourcing; and

        o In September 2006, BPOMS acquired a provider of data and document management solutions.

        In September 2006, BPOMS entered into an agreement to be acquired by netGuru, Inc. Because BPOMS' stockholders will own the majority of the shares of netGuru after the merger, this transaction will be accounted for as a "reverse merger" where BPOMS will be considered to be the financial acquirer, and the combined company's historical financial statements will be those of BPOMS.

        There is little historical financial information about BPOMS upon which to base an evaluation of BPOMS' performance. BPOMS has only been in operation since August 2005 and cannot guarantee it will be successful in its core business or in any business operations. BPOMS' business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources.

        BPOMS cannot offer assurance that future financing will be available on acceptable terms. If such financing is not available, BPOMS may be unable to continue with its current business plan. If equity financing is available to BPOMS on acceptable terms, it could result in additional dilution to BPOMS' and the post-merger combined company's stockholders.

RESULTS OF OPERATIONS FOR THE PERIOD FROM JULY 26, 2006 (INCEPTION) TO DECEMBER 31, 2005 AND THE SIX MONTH PERIOD ENDED JUNE 30, 2006

        From inception to December 31, 2005, BPOMS had a loss of $792,227. BPOMS had a loss of $1,067,584 for the six-month period ended June 30, 2006. BPOMS believes that a substantial part of the loss in each period relates to the costs associated with forming its business, developing its business plan and integrating the operations that it acquired. A description of the elements of BPOMS' results of operations follows.

        Revenue was $2,347,534 for the period from inception to December 31, 2005 and was $2,889,609 for the six-month period ended June 30, 2006. Revenue included $1,422,331 and $414,566 during the periods in 2005 and 2006, respectively, from a contract that ended in February 2006. In addition, revenue in the six-month period ended June 30, 2006 included $869,598 from BPOMS' subsidiary acquired on January 1, 2006. Therefore, BPOMS' revenue from the core continuing business it acquired in 2005 increased from $925,203 during 2005 to $1,605,445 during the six-month period ended June 30, 2006. BPOMS believes that this increase supports its belief that its business plan and continued acquisition and integration strategy have merit.

        Cost of revenue in 2005 included the write-off of the amount of the purchase price of the Adapsys entities allocated to the contract that lapsed in February 2006 of $719,243 compared to $245,265 during the six-month period in 2006. This was offset by cost of revenue of $437,851 of the entity BPOMS acquired in January 2006.

        Salaries and other personnel costs increased during the six-month period in 2006 compared to the five-month period in 2005 due to the inclusion of a full six months of expenses of the two operations BPOMS acquired in November and December of 2005 and the salary costs of the acquisition BPOMS made in January 2006.

        The increase in operating expenses in 2006 results primarily from the acquisition BPOMS made in January 2006. General and administrative expenses decreased in 2006 as a result of efficiencies BPOMS achieved through its growth in revenue. BPOMS believes that it expended one-time costs in 2005 of approximately $350,000 related to the development of its infrastructure required to support its growth.

LIQUIDITY AND CAPITAL RESOURCES

        As of June 30, 2006, BPOMS' total current assets were $650,303 compared to $1,975,861 at December 31, 2005. This decrease is due to the cash cost of an acquisition of $689,025 and the cash used in BPOMS' operations of $314,092. At its formation, BPOMS raised $1.5 million through the sale of shares of its common stock and preferred stock.

        Despite its negative cash flows from operations of $118,529 and $314,092 during the five-month period in 2005 and the six-month period in 2006, respectively, BPOMS has not raised additional capital since its formation, except for $540,000 which was made available from the founders' bridge loan facility in September 2006. BPOMS believes that it will be required to raise additional capital, either through the sale of additional equity or from debt financing. BPOMS management's plan includes the continued development and eventual implementation of BPOMS' business plan.

PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS

        Since inception, BPOMS has funded its operations from the private placement of shares of its common stock and preferred stock. Although BPOMS expects that, during the next twelve months, its operating capital needs will be met by its current economic resources and, if required, by additional private capital stock and/or debt transactions, there can be no assurance that funds required will be available on terms acceptable to BPOMS or at all. If BPOMS is unable to raise sufficient funds on acceptable terms, BPOMS may be unable to complete its business plan. If equity financing is available to BPOMS on acceptable terms, it could result in additional dilution to stockholders.

OFF-BALANCE SHEET ARRANGEMENTS

        BPOMS had no off balance sheet arrangements at June 30, 2006.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        BPOMS is exposed to certain market risks associated with interest rate fluctuations and credit risk on its cash equivalents and marketable securities, which investments are entered into for purposes other than trading. The primary objective of its investment activities is to preserve principal, while at the same time maximizing yields without significantly increasing risk. BPOMS does not utilize hedging contracts or similar instruments.

        BPOMS' primary exposures relate to (1) interest rate risk on its investment portfolio, and (2) credit risk of the companies' bonds in which BPOMS invests. BPOMS manages interest rate risk on its investment portfolio by matching scheduled investment maturities with its cash requirements. BPOMS' investments as of June 30, 2006 were primarily in floating rate securities, short-term government securities and money market accounts. Because of the ability to redeem these investments at par with short notice, changes in interest rates would have an immaterial effect on the fair value of these investments. If a 10% change in interest rates were to have occurred on June 30, 2006, any decline in the fair value of BPOMS' investments would not have been material.

        In addition, BPOMS is exposed to certain market risks associated with credit ratings of corporations whose corporate bonds BPOMS may purchase from time to time. If these companies were to experience a significant detrimental change in their credit ratings, the fair market value of those corporate bonds may significantly decrease. If these companies were to default on these corporate bonds, BPOMS may lose part or all of its principal. BPOMS believes that it effectively manages this market risk by diversifying its investments and selecting securities that generally have third party insurance coverage in the event of default by the issuer.

        In addition, BPOMS is exposed to foreign currency exchange rate fluctuations relating to payments it makes to vendors and suppliers using foreign currencies. In particular, BPOMS has foreign expenses associated with its ongoing business in Canada, which provided 63% of BPOMS' revenue during the six-month period ended June 30, 2006. BPOMS' operations in Canada conduct business using the Canadian dollar as the functional currency. BPOMS mitigates this risk by maintaining a limited portion of its cash in Canadian dollars; however accounts receivable of $224,530 at June 30, 2006 were Canadian dollar accounts. Although fluctuations in exchange rates have an effect on BPOMS' operations, such fluctuations have not had a material impact on its financial condition or results of operations as of or for the six-month period ended June 30, 2006.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
ADAPSYS L.P. and ADAPSYS Document Management Services, L.P

We have audited the accompanying related combined statements of operations and cash flows of ADAPSYS L.P. and ADAPSYS Document Management Services L.P. (the "Adapsys Entities") (the "Company") for the period from January 1, 2005 to July 29, 2005. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements of the Adapsys Entities referred to above present fairly, in all material respects, the results of its operations and its cash flows for the period from January 1, 2005 to July 29, 2005 in conformity with accounting principles generally accepted in the United States of America.

These combined financial statements of the Adapsys Entities are presented pursuant Rule 10 of Regulation SB concerning recently organized registrants and the presentation of financial information of the registrant's predecessor entity for all periods prior to its existence, with no lapse in audited periods. These combined financial statements of the Adapsys Entities and related notes should be read in conjunction with the consolidated financial statements and related notes of BPO Management Services for the period from July 26, 2005 (inception) through December 31, 2005 as well as the financial statements of Adapsys, L.P. as of December 31, 2004 and the two year period ended December 31, 2004.

/s/ Kelly & Company

Kelly & Company
Costa Mesa, California
September 26, 2006

                                  ADAPSYS, L.P.
                    ADAPSYS DOCUMENT MANAGEMENT SYSTEMS, L.P.
                     CANADIAN LIMITED PARTNERSHIPS (ONTARIO)

                        COMBINED STATEMENT OF OPERATIONS

                FOR PERIOD FROM JANUARY 1, 2005 TO JULY 29, 2005
--------------------------------------------------------------------------------

Service revenue                                                     $3,110,900
Cost of services provided                                             (319,649)
                                                              -----------------

  Gross profit on services provided                                  2,791,251
                                                              -----------------
Operating expenses:
  Salaries and other personnel costs                                 1,488,107
  Operations expenses                                                  113,298
  General and administrative                                           416,637
                                                              -----------------

     Total operating expenses                                        2,018,042
                                                              -----------------
Operating income                                                       773,209
Loss on currency translation                                            (6,585)
Interest expense, net                                                     (854)
                                                              -----------------

NET INCOME                                                            $765,770
                                                              =================



    The accompanying notes are in integral part of the financial statements.

                                        ADAPSYS, L.P.

                           A CANADIAN LIMITED PARTNERSHIP (ONTARIO)

                               COMBINED STATEMENT OF CASH FLOWS

                       FOR PERIOD FROM JANUARY 1, 2005 TO JULY 29, 2005
--------------------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                       $765,770
      Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation                                                                10,703
         Allowance for doubtful accounts                                            (11,738)
         Loss on currency translation                                                 6,585
         Changes in operating assets and liabilities:
           (Increase) decrease in:
               Accounts receivable - trade                                           73,048
               Other assets                                                            (424)
           Increase (decrease) in:
               Accounts payable - trade and accrued expenses                       (218,229)
               Deferred revenue                                                     100,436
                                                                          ------------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                           726,151
                                                                          ------------------

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES
  Proceeds from sale of equipment                                                    11,711
  Partner withdrawals                                                              (983,836)
  Sale of investment                                                                (61,147)
                                                                          ------------------

NET CASH USED IN INVESTING ACTIVITIES                                            (1,033,272)
                                                                          ------------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  Increase in note payable                                                           79,496
                                                                          ------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                            79,496
                                                                          ------------------

NET DECREASE IN CASH                                                               (227,625)

CASH - BEGINNING OF PERIOD                                                          801,772
                                                                          ------------------

CASH - END OF PERIOD                                                               $574,147
                                                                          ==================

                       SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid - partner loans                                                          $854
Income taxes paid                                                                         -



           The accompanying notes are in integral part of the financial statements.

                                            F-57

                                  ADAPSYS, L.P.
                    ADAPSYS DOCUMENT MANAGEMENT SYSTEMS, L.P.
                     CANADIAN LIMITED PARTNERSHIPS (ONTARIO)

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

              FOR THE PERIOD FROM JANUARY 1, 2005 TO JULY 29, 2005
--------------------------------------------------------------------------------

1.      BUSINESS PURPOSE AND STRUCTURE

        ADAPSYS L.P. is a limited partnership formed on June 29, 1988 under the laws of Ontario under the Limited Partnership Act (Ontario). ADAPSYS L.P. is involved in providing business clients data processing, computer software and hardware sales and consulting. The general partner is SkyTrack Systems Inc., a Canadian Controlled Private Corporation. Effective February 1, 2005, the Partnership sold its document management division to ADAPSYS Document Management L.P., ("ADM L.P,") ( a newly formed sister entity). The purchase price was $25,000 in cash and shares in the newly formed entity's general partner with a fair value of at $75,000. Adapsys, L.P. and Adapsys Document Management Systems, L.P. (the Adapsys Entities) were sold to BPO Management Services on July 29, 2005.

        The combined statements of operations and cash flows for ADAPSYS L.P. and ADAPSYS Document Management LP (the "Company") for the period from January 1, 2005 through July 29, 2005 are presented pursuant to Rule 10 of Regulation SB concerning recently organized registrants and the presentation of financial information of the registrant's predecessor entity for all periods prior to its existence, with no lapse in audited periods. These combined financial statements and related notes should be read in conjunction with the consolidated financial statements and related notes of BPO Management Services for the period from July 26, 2005 (inception) through December 31, 2005 as well as the financial statements of Adapsys, L.P. as of December 31, 2004 and the two year period ended December 31, 2004.

2.      SIGNIFICANT ACCOUNTING POLICIES

        CRITICAL ACCOUNTING POLICIES

        The preparation of financial statement and related disclosures in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires the management of the Company to make judgments, assumptions, and estimates that affect the amounts reported in the combined financial statements and accompanying notes. This note includes the significant accounting policies and methods used in the preparation of the financial statement. The Company's management considers the accounting policies described below to be its critical accounting policies. These critical accounting policies are impacted significantly by judgments, assumptions, and estimates used in the preparation of the financial statement and actual results could differ materially from the amounts reported based on these policies.

                                  ADAPSYS, L.P.
                    ADAPSYS DOCUMENT MANAGEMENT SYSTEMS, L.P.
                     CANADIAN LIMITED PARTNERSHIPS (ONTARIO)

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

              FOR THE PERIOD FROM JANUARY 1, 2005 TO JULY 29, 2005
--------------------------------------------------------------------------------

2.      SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        REVENUE RECOGNITION

        The Company recognizes revenue on service contracts ratably over applicable contract periods or as services are performed. Amounts billed before the services are performed are included in deferred revenues. Revenue on all consulting and other services is recognized upon the successful completion of the services provided.

        ALLOWANCE FOR DOUBTFUL ACCOUNTS

        The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectibility of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of the Company's customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management's assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

        EQUIPMENT

        Equipment is recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes:

        Equipment:                                                        Estimated  Useful Lives
                                                                          -----------------------

          Computer equipment                                                          3 - 5 years
          Computer software                                                               2 years
          Furniture and fixtures                                                     5 - 10 years
          Tapes and disks                                                                 5 years
          Leasehold improvements                  The shorter of 5 years or the term of the lease

                                  ADAPSYS, L.P.
                    ADAPSYS DOCUMENT MANAGEMENT SYSTEMS, L.P.
                     CANADIAN LIMITED PARTNERSHIPS (ONTARIO)

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

              FOR THE PERIOD FROM JANUARY 1, 2005 TO JULY 29, 2005
--------------------------------------------------------------------------------

2.      SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        INCOME TAXES

        The Company consists of two Canadian limited partnerships and as such are not subject to Canadian or provincial income taxes. Accordingly, there has been no provision made for income taxes in these financial statement.

        USE OF ESTIMATES

        The preparation of the consolidated financial statement in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting periods. These estimates include revenue recognition, the determination of useful lives for tangible assets, and the collectibility of accounts receivable-trade, among others. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statement in the period they are determined to be necessary. Actual results could differ from those estimates. necessary they are reported in earnings in the periods in which they become known.

3.      DEPRECIATION EXPENSE

        Depreciation of equipment and fixtures for the period from January 1, 2005 to July 29, 2005 amounted to $10,703.

4.      RELATED PARTY TRANSACTIONS

        The Company has contracted with the general partner of ADAPSYS L.P., SkyTrack Systems, Inc., to obtain management and professional services required for the operation of the business. Management and professional services fees paid to SkyTrack Systems, Inc. were $60,919 for the period from January 1, 2005 to July 29, 2005.

        Legal fees were paid to a law firm where one of the shareholders of SkyTrack Systems Inc. is a partner. These legal fees were $138,842 for the period from January 1, 2005 to July 29, 2005.

        The above transactions were conducted in the normal course of operations and were for amounts established and agreed to by the related parties.

                                  ADAPSYS, L.P.
                    ADAPSYS DOCUMENT MANAGEMENT SYSTEMS, L.P.
                     CANADIAN LIMITED PARTNERSHIPS (ONTARIO)

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

              FOR THE PERIOD FROM JANUARY 1, 2005 TO JULY 29, 2005
--------------------------------------------------------------------------------

5.      COMMITMENTS AND CONTINGENCIES

        FOREIGN CURRENCY RISK

        The Partnership enters into transactions denominated in United States currency for which the related revenues, expenses, accounts receivable and accounts payable balances are subject to exchange rate fluctuations.

6.      ECONOMIC DEPENDENCE AND SUBSEQUENT EVENTS

        The Company operates under an exclusive contract with International Air Transportation Association ("IATA") to provide certain services to the travel industry. Under the terms of the current contract, as amended, IATA may give twelve months written notice of termination at any time. On January 31, 2005, IATA gave the Company twelve months written notice that the Data Process Services contract between IATA and ADAPSYS L.P. would terminate in February 2006.

7.      SUMMARY COMBINED FINANCIAL STATEMENT

        COMBINED STATEMENTS OF OPERATIONS

        The following schedule reflects the combining of statements of operations of ADAPSYS, L.P ("ADP") and Adapsys Document Management Systems L.P. ("ADM") for the period from January 1, 2005 to July 29, 2005.

                                                       ADM               ADP            Combined
                                                   -------------------------------------------------
         Service revenue                               $694,953        $2,415,947       $3,110,900
         Cost of services provided                     (283,605)          (36,044)        (319,649)
                                                   -------------------------------------------------
           Gross profit on services provided            411,348         2,379,903        2,791,251
                                                   -------------------------------------------------
         Operating expenses:
           Salaries and other personnel costs           380,702         1,107,405        1,488,107
           Operations expenses                            5,668           107,630          113,298
           General and administrative                    27,114           389,523          416,637
                                                   -------------------------------------------------

              Total operating expenses                  413,484         1,604,558        2,018,042
                                                   -------------------------------------------------

         Operating income (loss)                         (2,136)          775,345          773,209
                                                   -------------------------------------------------

         Other expense:
           Interest expense, net                           (856)                2            (854)
           Gain (loss) on currency translation               26            (6,611)         (6,585)
                                                   -------------------------------------------------

         Total other expense                               (830)           (6,609)          (7,439)
                                                   -------------------------------------------------

         NET INCOME (LOSS)                              $(2,966)         $768,736         $765,770
                                                   =================================================

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the President
SkyTrack Systems, Inc.
General Partner
Adapsys. L.P.

We have audited the accompanying balance sheet as of December 31, 2004, and the related statements of operations, partners' capital, and cash flows for the two years ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Adapsys, L.P. as of December 31, 2004, and the results of its operations and its cash flows for the two years ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8 - CONCENTRATION IN REVENUE FROM ONE CUSTOMER to the financial statements, Adapsys, L.P. recognized sixty-nine and sixty-eight percent of its revenue from one customer for the years ended December 31, 2004 and 2003, respectively. This client's contract lapsed in February 2006 and was not renewed. If the Company is unable to replace the lost revenue from this client it could have an adverse effect on the Company. As discussed in Note 1 to the financial statements, Adapsys, L.P. was acquired by BPO Management Services in August 2005 and now operates as its wholly owned subsidiary.


/s/ Kelly & Company

Kelly & Company
Costa Mesa, California
September 1, 2006

                                            ADAPSYS, L.P.

                              A CANADIAN LIMITED PARTNERSHIP (ONTARIO)

                                           BALANCE SHEETS

                                     DECEMBER 31, 2004 AND 2003
---------------------------------------------------------------------------------------------------


                                               ASSETS

                                                                      2004              2003
                                                              -------------------------------------
Current assets:
   Cash                                                                $801,772          $623,943
   Investments                                                              615                 -
   Accounts receivable - trade, net of allowance for
     doubtful accounts of $44,411 and $332,662 as of
     December 31, 2004 and 2003, respectively                           530,210           789,096
   Prepaid expenses                                                           -             3,035
                                                              -------------------------------------

     Total current assets                                             1,332,597         1,416,074

Plant and equipment, net                                                 84,448           137,784
                                                              -------------------------------------

TOTAL ASSETS                                                         $1,417,045        $1,553,858
                                                              =====================================


              The accompanying notes are an integral part of the financial statements.


                                                F-64



                                            ADAPSYS, L.P.

                              A CANADIAN LIMITED PARTNERSHIP (ONTARIO)

                                           BALANCE SHEETS

                                     DECEMBER 31, 2004 AND 2003
---------------------------------------------------------------------------------------------------


                                    LIABILITIES AND PARTNERS' CAPITAL

                                                                      2004             2003
                                                               ------------------------------------

Current liabilities:
   Accounts payable - trade                                            $194,809            $50,200
   Payroll related payables and accrued expenses                        432,126            375,828
   Sale taxes payable - various                                               -                  -
   Deferred revenues                                                     36,372             26,047
                                                               ------------------------------------

     Total current liabilities                                          663,307            452,075

Long-term liabilities:
   Notes payable - related parties                                            -            348,210
                                                               ------------------------------------

TOTAL LIABILITIES                                                       663,307            800,285
                                                               ------------------------------------

Commitments and contingencies

Partners' capital:
   General partner's capital 133,055 units issued, and
     133,055 units outstanding at December 31, 2004
     and 2003.                                                          278,506             60,170
   Limited  partners' capital, 216,945 units issued, and
     216,945 units outstanding at December 31, 2004 and 2003.           475,067            119,122
   Partners' distributions                                             (976,589)          (134,093)
   Income                                                               976,754            708,374
                                                               ------------------------------------

TOTAL PARTNERS' CAPITAL                                                 753,738            753,573
                                                               ------------------------------------

TOTAL LIABILITIES AND PARTNERS' CAPITAL                              $1,417,045         $1,553,858
                                                               ====================================


              The accompanying notes are an integral part of the financial statements.


                                                F-65




                                            ADAPSYS, L.P.

                              A CANADIAN LIMITED PARTNERSHIP (ONTARIO)

                                      STATEMENTS OF OPERATIONS

                   FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2004
---------------------------------------------------------------------------------------------------

                                                               For the Year Ended December 31,
                                                        -------------------------------------------
                                                                 2004                 2003
                                                        -------------------------------------------

Service revenue                                                   $5,175,905            $5,084,388
Cost of services provided                                           (956,639)             (938,811)
                                                        -------------------------------------------

    Gross profit on services provided                              4,219,266             4,145,577
                                                        -------------------------------------------

Operating expenses:
   Salaries and other personnel costs                              2,431,087             2,607,929
   Operations expenses                                               211,710               265,826
   General and administrative                                        649,312               637,310
                                                        -------------------------------------------

     Total operating expenses                                      3,292,109             3,511,065
                                                        -------------------------------------------

Operating income                                                     927,157               634,512
                                                        -------------------------------------------

Other expense:
   Interest expense, net                                              (1,770)               (7,236)
   Gain on sale of assets                                                  -                     -
   Gain on currency conversion                                        51,367                81,098
                                                        -------------------------------------------

     Total other expense                                              49,597                73,862
                                                        -------------------------------------------

NET INCOME                                                          $976,754              $708,374
                                                        ===========================================
Net income allocable to the general partner                         $371,320              $269,293
                                                        ===========================================
Net income allocable to the limited partners                       $2.790726             $2.023926
                                                        ===========================================
Weighted average number of general partnership
   units                                                             133,055               133,055
                                                        ===========================================
Net income allocable to the limited partners                        $605,434              $439,081
                                                        ===========================================
Net income per limited  partnership unit
   allocable to the limited partners                               $2.790726             $2.023926
                                                        ===========================================
Weighted average number of limited partnership
   units                                                             216,945               216,945
                                                        ===========================================


              The accompanying notes are an integral part of the financial statements.


                                                F-66



                                               ADAPSYS, L.P.

                                 A CANADIAN LIMITED PARTNERSHIP (ONTARIO)

                                      STATEMENTS OF PARTNER'S CAPITAL

                        FOR EACH OF THE YEARS IN THE PERIOD ENDED DECEMBER 31, 2004
---------------------------------------------------------------------------------------------------------


                                 General Partner           Limited Partner               Total
                           ------------------------------------------------------------------------------

BALANCE, DECEMBER
  31, 2002                    133,055       $95,040     216,945      $188,157     350,000      $283,197
  Distributions                     -       (51,009)          -       (83,170)          -      (134,179)
  Undistributed profits
    from 1988 - 2001                -            58           -            28           -            86
  Currency translation              -             -           -             -           -             -
  Net income                        -       269,293           -       439,081           -       708,374
                           ------------------------------------------------------------------------------
BALANCE, DECEMBER
  31, 2003                    133,055       278,512     216,945       475,061     350,000       753,573
  Distributions                     -      (371,257)          -      (605,332)          -      (976,589)
  Net income                        -       371,320           -       605,434           -       976,754
                           ------------------------------------------------------------------------------
BALANCE, DECEMBER
  31, 2004                   $133,055      $278,575     216,945      $475,163     350,000       $753,738
                           ==============================================================================


                 The accompanying notes are an integral part of the financial statements.


                                                   F-67




                                             ADAPSYS, L.P.

                                A CANADIAN LIMITED PARTNERSHIP (ONTARIO)

                                        STATEMENTS OF CASH FLOWS

                      FOR EACH OF THE YEARS IN THE PERIOD ENDED DECEMBER 31, 2004
-------------------------------------------------------------------------------------------------------


                                                                   For the Year Ended December 31,
                                                             ------------------------------------------
                                                                      2004                2003
                                                             ------------------------------------------

CASH FLOWS USED IN OPERATING ACTIVITIES:
   Net loss                                                              $976,754             $708,374
     Adjustments  to  reconcile  net  loss to net cash
      used in operating activities:
       Depreciation                                                        91,622              137,698
       Increase in allowance for doubtful accounts                         11,749                    -
       Gain on currency translation                                       (51,367)             (81,098)
       Changes in operating assets and liabilities:
         (Increase) decrease in:
           Accounts receivable - trade                                    268,809             (299,238)
           Other assets                                                     3,035               (1,942)
         Increase (decrease) in:
           Accounts payable - trade and accrued
              expenses                                                    210,143               26,032
           Accrued compensation                                            10,325                9,402
                                                             ------------------------------------------

NET CASH USED IN OPERATING ACTIVITIES                                   1,521,070              499,228
                                                             ------------------------------------------
CASH FLOWS USED IN INVESTING ACTIVITIES
   Proceeds from sale of equipment                                              -                1,649
   Purchase of equipment - third parties                                  (20,176)             (36,388)
   Shares - Ace Aviation                                                     (615)                   -
                                                             ------------------------------------------

NET CASH USED IN INVESTING ACTIVITIES
                                                             ------------------------------------------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
   Change in Partners' Capital - partner withdrawals                     (976,589)            (134,093)
   Payments on note payable                                              (345,861)                   -
                                                             ------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                              (1,322,450)            (134,093)
                                                             ------------------------------------------

NET INCREASE IN CASH                                                      177,829              330,396

CASH - BEGINNING OF PERIOD                                                623,943              293,547
                                                             ------------------------------------------

CASH - END OF PERIOD                                                     $801,772             $623,943
                                                             ==========================================


                The accompanying notes are an integral part of the financial statements.


                                                 F-68




                                             ADAPSYS, L.P.

                                A CANADIAN LIMITED PARTNERSHIP (ONTARIO)

                                        STATEMENTS OF CASH FLOWS

                      FOR EACH OF THE YEARS IN THE PERIOD ENDED DECEMBER 31, 2004
-------------------------------------------------------------------------------------------------------


                            SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                                   For the Year Ended December 31,
                                                             ------------------------------------------
                                                                      2004                2003
                                                             ------------------------------------------

Interest paid - third party                                                     -                    -
Interest paid - partner loans                                             $11,413              $15,075
Income taxes paid                                                               -                    -





                The accompanying notes are an integral part of the financial statements.

                                                 F-69

                                  ADAPSYS, L.P.

                    A CANADIAN LIMITED PARTNERSHIP (ONTARIO)

                        NOTES TO THE FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 2004 AND 2003
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2004
--------------------------------------------------------------------------------

1.      BUSINESS PURPOSE AND STRUCTURE

        ADAPSYS L.P. (formerly called ADP Systems Partnership) is a limited partnership formed on June 29, 1988 under the laws of Ontario by filing and recording of a declaration under the Limited Partnership Act (Ontario), and is also registered under the laws of the Province of Manitoba.

        ADAPSYS L.P. carries on the business of data processing, computer software and hardware sales and consulting. The general partner is SkyTrack Systems Inc., a Canadian Controlled Private Corporation.

        Effective February 1, 2005, the Partnership sold its document management division to ADAPSYS Document Management L.P., ("ADM L.P,") for proceeds of $100,000. Consideration received was $25,000 in cash for equipment and 125,000 Class A preference shares, 125,000 Class B preference shares and 200,000 common shares, in ADAPSYS Information Management Inc. valued at $75,000. These shares were then redeemed by ADAPSYS Information Management Inc. for $75,000.

        On July 1, 2005, all but one of the partnership units of ADAPSYS L.P. were transferred to Adapsys Transaction Processing Inc. by the limited partners in exchange for shares in Adapsys Transaction Processing Inc. The shares of Adapsys Transaction Processing Inc. were then sold to BPO Management Services Inc.

2.      SIGNIFICANT ACCOUNTING POLICIES

        CRITICAL ACCOUNTING POLICIES

        The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires the Company's management to make judgments, assumptions, and estimates that affect the amounts reported in the financial statements and accompanying notes. This note includes the significant accounting policies and methods used in the preparation of the financial statements. The Company's management considers the accounting policies described below to be its critical accounting policies. These critical accounting policies are impacted significantly by judgments, assumptions, and estimates used in the preparation of the financial statements and actual results could differ materially from the amounts reported based on these policies.

                                  ADAPSYS, L.P.

                    A CANADIAN LIMITED PARTNERSHIP (ONTARIO)

                        NOTES TO THE FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 2004 AND 2003
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2004
--------------------------------------------------------------------------------

2.      SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        REVENUE RECOGNITION

        The Company recognizes revenue on service contracts ratably over applicable contract periods or as services are performed. Amounts billed before the services are performed are included in deferred revenues. Revenue on all consulting and other services is recognized upon the successful completion of the services provided.

        CASH EQUIVALENTS

        The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents.

        ACCOUNTS RECEIVABLE - TRADE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

        Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectibility of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of the Company's customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management's assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. Accounts receivable are presented net of an allowance for doubtful accounts of $44,411 at December 31, 2004.

        INVESTMENT

        The Company's investment is an equity security is classified as "available-for-sale" and is reported at fair value. The unrealized gains or losses on this equity security are included in accumulated other comprehensive income (loss) as a separate component of partners equity unless the decline in value is deemed to be other-than-temporary, in which case it would be written down to the fair value and the loss charged to income. The Company evaluates its equity security for other-than-temporary declines based on quantitative and qualitative factors.

                                  ADAPSYS, L.P.

                    A CANADIAN LIMITED PARTNERSHIP (ONTARIO)

                        NOTES TO THE FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 2004 AND 2003
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2004
--------------------------------------------------------------------------------

2.      SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        EQUIPMENT AND FIXTURES

        Equipment and fixtures are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When equipment and fixtures are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes:

                                                                           Estimated Useful
                                                                                Lives
                                                                         --------------------
         Computer equipment                                                       3 - 5 years
         Computer software                                                            2 years
         Furniture and fixtures                                                  5 - 10 years
         Tapes and disks                                                              5 years
         Leasehold improvements               The shorter of 5 years or the term of the lease

        ADVERTISING

        Advertising and sales promotion costs are expensed as incurred. Advertising expense totaled $7,725 as of December 31, 2004.

        INCOME TAXES

        The Partnership is not a taxpaying entity for federal or state income tax purposes; accordingly, a provision for income taxes has not been recorded in the accompanying financial statements. Partnership income or losses are reflected in the partners' individual or corporate income tax returns in accordance with their ownership percentages.

        USE OF ESTIMATES

        The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates include revenue recognition, the determination of useful lives for tangible assets, the collectibility of accounts receivable-trade, and the determination of the fair value of financial instruments, among others. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the

                                  ADAPSYS, L.P.

                    A CANADIAN LIMITED PARTNERSHIP (ONTARIO)

                        NOTES TO THE FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 2004 AND 2003
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2004
--------------------------------------------------------------------------------

2.      SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        USE OF ESTIMATES, CONTINUED

        financial statements in the period they are determined to be necessary. Actual results could differ from those estimates and they are reported in earnings in the periods in which they become known.

        FAIR VALUE OF FINANCIAL INSTRUMENTS

        The Company's financial instruments are cash and cash equivalents, accounts receivable-trade, accounts payable-trade, and notes payable-related parties. The recorded values of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair values based on their short-term nature. The recorded values of notes payable - related party approximate their fair values.

3.      EQUIPMENT AND FIXTURES

        Equipment and fixtures consist of the following:

                                                       2004            2003
                                                 -------------------------------

          Computer equipment                         $1,059,345      $1,055,721
          Software                                      305,918         307,364
          Furniture and fixtures                        395,424         368,295
          Tapes and disks                               100,956          94,029
          Leasehold improvement                          29,898          27,846
                                                 -------------------------------
                                                      1,891,541       1,853,255

          Accumulated depreciation                   (1,807,093)     (1,715,471)
                                                 -------------------------------

          TOTAL EQUIPMENT AND FIXTURES                  $84,448        $137,784
                                                 ===============================

        Depreciation of equipment for the years ended December 31, 2004 and 2003 amounted to $91,622 and $137,698, respectively.

                                  ADAPSYS, L.P.

                    A CANADIAN LIMITED PARTNERSHIP (ONTARIO)

                        NOTES TO THE FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 2004 AND 2003
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2004
--------------------------------------------------------------------------------

4.      INVESTMENT

        During the year ended December 31, 2004, the Company received 37 shares of Ace Aviation Holdings Inc. common stock (Ace shares) as an initial distribution in respect to its unsecured claims relating to the reorganization of Air Canada. The Ace shares are classified as "available-for-sale" and are reported at fair value. Management has determined that the Ace shares are available to support current operations and, accordingly, has classified them as a current asset. The estimated fair value of the Ace shares at December 31, 2004 was $1,310 with an unrealized holding gain of $570 for the year then ended.

5.      ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                                  2004
                                                             ---------------

          Goods and services tax payable                            $23,363
          Trade payables and accrued liabilities                    341,877
          Accrued payroll and benefits                              261,694
                                                             ---------------

                                                                   $626,934
                                                             ===============

6.      LOANS FROM PARTNERS

        Loans from Partners were repaid during 2004. At December 31, 2003 there were loans from partners in the amount of $348,210.

7.      PARTNERS' CAPITAL

        The balance of partnership accounts at the end of the year is the aggregate of the net cash originally invested by the partners plus the income earned by the partnership and reduced by all cash distributions made to the partners. Income is allocated to the partners and cash is distributed according to the Limited Partnership Agreement dated July 1, 1988. The Limited Partnership Agreement provides for retaining a portion of income if deemed to be needed for working capital or capital acquisitions, and payment of interest on related amounts.

        The Partnership has 350,000 partnership units issued and authorized. At December 31, 2004 and 2003, the Partnership had 350,000 partnership units outstanding.

        The net income per Limited Partnership unit was calculated by dividing the allocable total limited partner net income by the weighted average number of Limited Partnership units issued and outstanding during the period. The General Partner does not own any Limited Partnership units.

                                  ADAPSYS, L.P.

                    A CANADIAN LIMITED PARTNERSHIP (ONTARIO)

                        NOTES TO THE FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 2004 AND 2003
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2004
--------------------------------------------------------------------------------

8.      COMMITMENTS

        CASH DEMAND DEPOSITS IN EXCESS OF CANADIAN INSURED LIMITS

        The Company maintains its cash in Canadian bank demand deposit accounts that, at times, exceed Canadian insured limits. Accounts are guaranteed by the Canadian Deposit Insurance Corporation ("CDIC") up to $100,000 CDN. At December 31, 2004, the Company had $865,061 CDN ($718,693 USD) in excess respectively, of CDIC insurable limits. The Company has not experienced any losses in such accounts.

        BANK LINES OF CREDIT

        The Company has an operating line of credit with The Bank of Nova Scotia with a maximum borrowable amount of $300,000 CDN, collateralized by the Company's accounts receivable (with a net carrying value of $530,210 at December 31, 2004) and repayable on demand. The line of credit had previously matured on November 30, 2002 and was renewed. Outstanding borrowings, when they occur, will accrue interest at the bank's prime interest rate plus 1%. There were no outstanding balances at December 31, 2004 and 2003, respectively.

        The Company also has a revolving term leasing line of credit with the Bank of Nova Scotia to assist with the acquisition of computer equipment with a maximum leased equipment purchase value of $100,000 CDN, collateralized by the leased computer equipment. The line of credit had previously matured on November 30, 2002 and was renewed. The lease financing will accrue interest at the bank's prime interest rate plus 2%. There were no outstanding balances under this leasing line of credit at December 31, 2004 and 2003, respectively. OPERATING LEASES

        OPERATING LEASES

        The Company has operating leases for one piece of office equipment. As of December 31, 2004, all facilities rent are due on a month to month basis, with no future commitment. Future minimum annual lease payments are as follows at December 31:

         2005                                                           $1,524
         2006                                                               $0
         2007                                                               $0

        Rental expense was $260,088 and $262,371 for the years ended December 31, 2004 and 2003, respectively.

                                  ADAPSYS, L.P.

                    A CANADIAN LIMITED PARTNERSHIP (ONTARIO)

                        NOTES TO THE FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 2004 AND 2003
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2004
--------------------------------------------------------------------------------

8.      COMMITMENTS, CONTINUED

        CONCENTRATION IN SALES TO ONE CUSTOMER

        As of December 31, 2004 and 2003 respectively, the company's largest customer accounted for 69% and 68% of revenue. This customer was the only one that exceeded 10% of the company's revenue.

        CONCENTRATION OF CREDIT RISK

        As at December 31, 2004, two customers accounted for 55% of the accounts receivable. The Partnership believes that there is no unusual exposure associated with the collection of these receivables. The balance of accounts receivable is widely distributed among the remainder of the Partnership's large customer base. The Partnership performs regular credit assessments of its customers and provides allowances for potentially uncollectible accounts receivable.

        FOREIGN CURRENCY RISK

        The Partnership enters into transactions denominated in United States currency for which the related revenues, expenses, accounts receivable and accounts payable balances are subject to exchange rate fluctuations.

9.      RELATED PARTY TRANSACTIONS

        The partnership has contracted with the general partner, SkyTrack Systems Inc., to obtain management and professional services required for the operation of the business. Management and professional services fees paid to SkyTrack Systems Inc. were $71,636 and $68,035 for the years ended December 31, 2004 and 2003, respectively.

        Legal fees were paid to a law firm where one of the shareholders of the general partner SkyTrack Systems Inc. is a partner. These legal fees were $19,205 and $73,068 in the years ended December 31, 2004 and 2003, respectively.

        The above transactions were conducted in the normal course of operations and were measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

10.     ECONOMIC DEPENDENCE AND SUBSEQUENT EVENTS

        The BSP Operations operates under an exclusive contract with International Air Transportation Association ("IATA") to provide certain services to the travel industry. Under the terms of the current contract, as amended, IATA may give twelve months written notice of termination at any time.

        On January 31, 2005 IATA gave ADAPSYS L.P. 12 months' written notice that the Data Process Services contract between IATA and ADAPSYS L.P. would terminate at the end of the settlement cycle for January, 2006, being February 9, 2006.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and
Stockholders of Digica, Inc.

We have audited the accompanying balance sheet as of June 30, 2005, and the related statements of operations, stockholders' deficit, and cash flows for the year ended June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digica, Inc. as of June 30, 2005, and the results of its operations and its cash flows for year ended June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a loss $52,846 during the year ended June 30, 2005, and, as of that date, had a working capital deficiency of $103,484 and a stockholders' deficit of $92,169. The Company's business plan for the year ended June 30, 2006, which is described in Note 9 to the financial statements, contemplates increasing its revenue and reducing costs. The Company's ability to achieve the foregoing elements of its business plan, which may be necessary to permit the realization of assets and satisfaction of liabilities in the ordinary course of business, is uncertain. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 9 - CONCENTRATION IN REVENUE to the financial statements, Digica, Inc. recognized thirty-nine percent of its revenue from or as a result of one client in the year ended June 30, 2005. A loss of this client could have an adverse effect on the Company. As discussed in Note 11 to the financial statements, Digica, Inc. was acquired by BPO Management Services in January 2006 and now operates as a wholly owned subsidiary.

/s/ Kelly & Company

Kelly & Company
Costa Mesa, California
September 1, 2006

                                        DIGICA, INC.

                                        BALANCE SHEET

                                        JUNE 30, 2005
-------------------------------------------------------------------------------------------

                                           ASSETS

Current assets:
  Cash                                                                            $103,450
  Accounts receivable - trade                                                       86,049
  Advances - related parties                                                        19,983
  Prepaid expenses                                                                   5,858
                                                                           ----------------

     Total current assets                                                          215,340
Equipment, net of accumulated depreciation of $19,863                               61,411
                                                                           ----------------

Total assets                                                                       276,751
                                                                           ================

                            LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable-trade                                                          $172,578
  Accrued liability                                                                  6,000
  Current portion of long term debt                                                  5,403
  Current portion of capital leases                                                  3,778
  Deferred income                                                                  131,065
                                                                           ----------------

     Total current liabilities                                                     318,824
Long term debt, less current portion                                                11,466
Capital leases, less current portion                                                 5,514
Payable to prior parent                                                             33,115
                                                                           ----------------

TOTAL LIABILITIES                                                                  368,919
                                                                           ----------------

Commitments and contingencies
Stockholders' deficit:
  Common stock, no stated value, 100 shares authorized;
     100 shares issued and outstanding  at June 30, 2005                                 1
  Accumulated deficit                                                              (92,169)
                                                                           ----------------

TOTAL STOCKHOLDERS' DEFICIT                                                        (92,168)
                                                                           ================

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                       $276,751
                                                                           ================


                 The accompanying notes and independent accountants' report should be read with these financial statements.


                                            F-79





                                        DIGICA, INC.

                                   STATEMENT OF OPERATIONS

                              FOR THE YEAR ENDED JUNE 30, 2005
-------------------------------------------------------------------------------------------

                                                                           June 30, 2005
                                                                        -------------------

Revenue                                                                         $1,924,157
Cost of revenue                                                                  1,099,997
                                                                        -------------------

  Gross profit                                                                     824,160
Selling, general and administrative                                                234,245
Compensation costs                                                                 362,414
Occupancy costs                                                                    273,849
                                                                        -------------------

Loss from operations                                                               (46,348)
Interest expense                                                                    (6,498)
                                                                        -------------------

NET LOSS                                                                          $(52,846)
                                                                        ===================

NET LOSS PER COMMON SHARE, BASIC AND DILUTED                                      $(528.46)
                                                                        ===================

WEIGHTED NUMBER OF COMMON SHARES OUTSTANDING                                           100
                                                                        ===================


                 The accompanying notes and independent accountants' report should be read with these financial statements.


                                            F-80





                                         DIGICA, INC.

                              STATEMENT OF STOCKHOLDERS' DEFICIT

                               FOR THE YEAR ENDED JUNE 30, 2005
--------------------------------------------------------------------------------------------


                                      Common Stock                  Accumulated
                                   Shares        Amount       Deficit            Total
                              --------------------------------------------------------------

BALANCE AT JUNE 30, 2004              100        $    1      $ (39,323)        $ (39,322)
   Net loss                             -             -        (52,846)          (52,846)
                              --------------------------------------------------------------

BALANCE AT JUNE 30, 2005              100        $    1      $ (92,169)        $ (92,168)
                              ==============================================================





                  The accompanying notes and independent accountants' report should be read with these financial statements.

                                  DIGICA, INC.

                             STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED JUNE 30, 2005
--------------------------------------------------------------------------------


                                                                    For the
                                                                  Year Ended
                                                                 June 30, 2005
                                                               -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                     $        (52,846)
     Adjustments  to reconcile  net loss to cash provided by
      (used in) operating activities:
       Depreciation                                                      14,392
       Decrease (increase) in assets:
         Accounts receivable - trade                                    220,539
         Other receivables                                                1,116
         Officer loans                                                   (7,261)
         Prepaid license                                                 22,268
         Prepaid expenses and other assets                               15,019
       Decrease in liabilities:
         Accounts payable - trade                                       (44,329)
         Deferred income                                                (36,838)
                                                               -----------------

CASH PROVIDED BY OPERATING ACTIVITIES                                   132,060
                                                               -----------------

CASH FLOW USED IN INVESTING ACTIVITIES:
  Purchase of equipment                                                 (10,634)
                                                               -----------------

CASH USED IN INVESTING ACTIVITIES                                       (10,634)
                                                               -----------------

CASH FLOW USED IN FINANCING ACTIVITIES:
  Payment on capital leases and long term debt                          (19,316)
                                                               -----------------

CASH USED IN FINANCING ACTIVITIES                                       (19,316)
                                                               -----------------
                                                                        102,110
NET INCREASE IN CASH
CASH, BEGINNING OF YEAR                                                   1,340
                                                               -----------------

CASH, END OF YEAR                                              $        103,450
                                                               =================


           The accompanying notes and independent accountants' report should be read with these financial statements.

                                  DIGICA, INC.

                             STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED JUNE 30, 2005
--------------------------------------------------------------------------------


                SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION


                                                                    For the
                                                                  Year Ended
                                                                 June 30, 2005
                                                               -----------------
Cash paid during the fiscal year for;

     Interest paid                                             $          6,498
     Income taxes paid                                                        -


                   NON-CASH INVESTING AND FINANCING ACTIVITIES


                                                                    For the
                                                                  Year Ended
                                                                 June 30, 2005
                                                               -----------------
Equipment acquired on capital leases:

     Equipment acquired                                        $          9,292
     Capitalized leases                                                 ($9,292)




           The accompanying notes and independent accountants' report should be read with these financial statements.

                                  DIGICA, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2005 AND
                        FOR THE YEAR ENDED JUNE 30, 2005
--------------------------------------------------------------------------------


1.      DESCRIPTION OF BUSINESS

        Digica, Inc. ("the Company") is a New York corporation that operates as a corporation doing business in New Jersey. The Company provides information technology outsourcing services to a variety of middle market companies. The Company operates it business from a data center located in Branchburg, New Jersey. Its services include full service data processing, data storage and information support. The Company was acquired from a foreign parent by its current shareholders in February 2002. The Company's current shareholders sold all of the outstanding shares of the Company to BPO Management Services in January 2006.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        REVENUE RECOGNITION

        The Company recognizes revenue only when all of the following criteria have been met:

        o       Persuasive evidence of an arrangement exists
        o       Delivery has occurred or services have been rendered;
        o       The fee for the arrangement is fixed or determinable; and
        o       Collectibility is reasonably assured.

        PERSUASIVE EVIDENCE OF AN ARRANGEMENT

        The Company documents all terms of an arrangement in a written contract signed by the customer prior to recognizing revenue.

        DELIVERY HAS OCCURRED OR SERVICES HAVE BEEN PERFORMED

        The Company performs all services or delivers all products prior to recognizing revenue. Monthly services are considered to be performed ratably over the term of the arrangement. Professional consulting services are considered to be performed when the services are complete. Equipment is considered delivered upon delivery to a customer's designated location.

        THE FEE FOR THE ARRANGEMENT IS FIXED OR DETERMINABLE


        Prior to recognizing revenue, a customer's fee is either fixed or determinable under the terms of the written contract. Fees for most monthly services, professional consulting services, and equipment sales are fixed under the terms of the written contract. Fees for certain services are variable based on an objectively determinable factor such as usage. Those factors are included in the written contract such that the customer's fee is determinable. The customer's fee is negotiated at the outset of the arrangement.

                                  DIGICA, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2005 AND
                        FOR THE YEAR ENDED JUNE 30, 2005
--------------------------------------------------------------------------------


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        REVENUE RECOGNITION, CONTINUED

        COLLECTIBILITY IS REASONABLY ASSURED

        The Company determines that collectibility is reasonably assured prior to recognizing revenue. Collectibility is assessed on a customer-by-customer basis based on criteria outlined by management. New customers are subject to a credit review process, which evaluates the customer's financial position and ultimately its ability to pay. The Company does not enter into arrangements unless collectibility is reasonably assured at the outset. Existing customers are subject to ongoing credit evaluations based on payment history and other factors. If it is determined during the arrangement that collectibility is not reasonably assured, revenue will be recognized on a cash basis.

        USE OF ESTIMATES

        Preparing the Company's financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        The financial statements include some amounts that are based on management's best estimates and judgments. The most significant estimates are the allowance for uncollectible accounts receivable, the estimation of fixed asset useful lives, and the determination of the valuation reserves on the United States income tax assets. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

        PUSH DOWN ACCOUNTING

        The current shareholders of the Company acquired all of the outstanding common shares from its former parent company in February 2002 for one British pound. The Company allocated that purchase price to the assets and liabilities of the Company at the date of acquisition. The sum of the amounts assigned to assets acquired and liabilities assumed exceeded the cost of the acquired entity ("excess"). As required by Statement on Financial Accounting Standards ("SFAS") No. 144 that excess was allocated as a pro rata reduction of the amounts that otherwise would have been assigned to certain of the acquired assets based on their fair value. Accordingly, the amount assigned to equipment that was acquired was reduced to zero.

                                  DIGICA, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2005 AND
                        FOR THE YEAR ENDED JUNE 30, 2005
--------------------------------------------------------------------------------


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        CASH

        The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents. As of June 30, 2005, the Company's cash was deposited in one financial institution.

        At June 30, 2005, the Company had $ $8,812 on deposit that exceeded United States (FDIC) federally insurance limit of $100,000.

        FAIR VALUE OF FINANCIAL INSTRUMENTS

        SFAS No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS No. 107 as financial instruments. Financial instruments are generally defined by SFAS No. 107 as cash and cash equivalents, evidence of ownership interest in equity, or a contractual obligation that both conveys to one entity a right to receive cash or other financial instruments from another entity and imposes on the other entity the obligation to deliver cash or other financial instruments to the first entity.

        At June 30, 2005, the Company's financial instruments are cash, accounts receivable - trade, accounts payable - trade, notes payable, and long-term debt. The recorded values of cash, accounts receivable - trade, and accounts payable - trade and accrued liabilities approximate their fair values based on their short-term nature. The recorded values of capital leases and note payable approximate their fair values, as interest approximates market rates.

        ACCOUNTS RECEIVABLE - TRADE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

        Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectibility of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of the Company's customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management's assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. The Company had no allowance for doubtful accounts at June 30, 2005.

                                  DIGICA, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2005 AND
                        FOR THE YEAR ENDED JUNE 30, 2005
--------------------------------------------------------------------------------


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        EQUIPMENT

        Equipment is recorded at cost. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance, and repairs are charged to expense as incurred. When equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

                Computer equipment                              5 years
                Vehicles                                        5 years

        The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment at June 30, 2005.

        DEFERRED INCOME -AMOUNTS BILLED IN ADVANCE

        The Company recognizes revenues as earned. Amounts billed in advance of the period in which service is rendered are recorded as a liability under "Deferred income."

        INCOME TAX

        Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax

                                  DIGICA, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2005 AND
                        FOR THE YEAR ENDED JUNE 30, 2005
--------------------------------------------------------------------------------


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

        CONTINGENCIES

        Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

        If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

        Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

        LOSS PER COMMON SHARE

        Basic net loss per common share is computed by dividing net loss applicable to common shareholders by the weighted-average number of common shares outstanding during the period. The Company had no common stock equivalents outstanding during the year ended June 30, 2005.

        SALES TAXES

        The Company reports sales taxes as part of revenue and cost (the gross method) which for the year ended June 30, 2006 amounted to $365.

                                  DIGICA, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2005 AND
                        FOR THE YEAR ENDED JUNE 30, 2005
--------------------------------------------------------------------------------


        ADVERTISING

        Advertising and sales promotion costs are expensed as incurred. The Company had no advertising expense for the year ended June 30. 2005.

        SHIPPING AND HANDLING COSTS

        The Company's shipping and handling costs are included in cost of sales for the year ended June 30, 2005.

3.      RELATED PARTIES - ADVANCES

        The amounts due from two officers, who are sole shareholders, are without interest and collateral and were settled in sale of the Company in January 2006 (Note 13)

4.      EQUIPMENT

        The following is a summary of equipment, at cost less accumulated depreciation, at June 30, 2005:

            Computer equipment                        $             52,110
            Vehicle                                                 29,164
                                                      ---------------------

            Total equipment                                         81,274
              Less: accumulated depreciation                        19,863
                                                      ---------------------

           EQUIPMENT, NET                             $             61,411
                                                      =====================

        Depreciation expense for the year ended June 30, 2005 amounted to $14,392.

5.      NOTE PAYABLE

        A note payable to Chrysler Financial incurs
        interest at an annual percentage rate of
        13.99%, has monthly principal and interest
        payments of $619, and is collateralized by a
        vehicle, with any unpaid balance due in March
        2008. The unpaid balance at of June 30, 2005
          is:                                         $             16,869
          Less: amount due within one year                           5,403
                                                      ---------------------
                                                      $             11,466
        NOTE PAYABLE, DUE AFTER ONE YEAR
                                                      =====================

        Future maturities of long term debt are as follows at June 30:

        2006                                          $              5,403
        2007                                                         6,216
        2008                                                         5,250
        2009                                                             -
        2010 and thereafter                                              -

                                  DIGICA, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2005 AND
                        FOR THE YEAR ENDED JUNE 30, 2005
--------------------------------------------------------------------------------


        The Company incurred interest costs of $6,492 in the year ended June 30, 2005 including the amount representing interest on capital lease obligations, all of which was charged to operations.

6.      CAPITAL LEASE OBLIGATIONS

        The Company leases certain equipment under agreements that are classified as capital leases. The cost of equipment under capital leases is included in the balance sheet as equipment and was $11,883 at June 30, 2005. Accumulated amortization of the leased equipment at June 30, 2005 was $1,666. Amortization of assets under capital leases is included in depreciation expense.

        The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments as of June 30, 2005, are as follows:

            Year ending June 30:
               2006                                                    $             4,778
               2007                                                                  4,778
               2008                                                                  1,291
                                                                       --------------------

            Total minimum lease payments                                            10,847
              Less: amount representing interest                                    (1,555)
                                                                       --------------------

            Present value of net minimum lease payments                              9,292
              Less: current maturities of capital lease obligations                 (3,778)
                                                                       --------------------

            LONG-TERM CAPITAL LEASE OBLIGATIONS                        $             5,514
                                                                       ====================

7.      DEFERRED INCOME

        Revenue under agreements for future services is deferred and recognized over the term of the agreements (typically less than one year) on a straight-line basis. At June30, 2005 deferred income totaled $131,065, which is recognizable within one year and is included as a current liability on the accompanying balance sheet. Deferred income includes $106,753 from the Company's former parent. As of September 1, 2006, all of the deferred income that was present at June 30, 2005 has been recognized.

                                  DIGICA, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2005 AND
                        FOR THE YEAR ENDED JUNE 30, 2005
--------------------------------------------------------------------------------


8.      INCOME TAXES

        There is no current or deferred income tax provision due to the Company's losses.

        For the year ended June 30, 2005 the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At June 30, 2005, the Company had approximately $240,542 of federal net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2018 for federal purposes.

        The components of the Company's deferred tax assets are as follows:

           Deferred tax assets (liabilities):
             Additional tax basis in fixed assets         $             66,181
             Net operating loss carryforwards                           81,784
                                                          ---------------------

           Total deferred tax assets                                   147,965
             Less: valuation allowance                                (147,965)
                                                          ---------------------

           NET DEFERRED TAX ASSETS                                           -
                                                          =====================

        For financial reporting purposes, the Company has incurred a loss in each period since its change in control in February 2003. Based on the available objective evidence, including the Company's recent history of losses, and the net operating loss limitations relating to the changes in ownership control in February 2003 and again in January 2006, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at June 30, 2005.

        The Tax Reform Act of 1986 limits the use of net operating loss in the case of an "ownership change" of a corporation. An "ownership change" has occurred due to the sales of all of the Company's shares in February 2003 and again in January 2006. An ownership change, as defined by the tax code, may severely restrict utilization of the Company's loss carryforwards to the point that they may never be utilized.


        Reconciliation of the effective tax rate to the U.S. statutory rate is as follows:

           Tax expense at U.S. statutory rate                           (34.0)%
           Change in valuation allowance                                  34.0%
                                                          ---------------------

           Effective income tax rate                                         -%
                                                          =====================

                                  DIGICA, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2005 AND
                        FOR THE YEAR ENDED JUNE 30, 2005
-------------------------------------------------------------------------------


9.      COMMITMENTS AND CONTINGENCIES

        FINANCIAL RESULTS, LIQUIDITY AND MANAGEMENT'S PLAN

        As shown in the accompanying financial statements, the Company has incurred recurring losses from operations, and as of June 30, 2005, the Company's current liabilities exceeded its current assets by $103,484 and its total liabilities exceeded its total assets by $92,168. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management has instituted a cost reduction program and worked to increase revenue and the gross margin on new business and in the rewriting of annual contracts with existing clients. Management believes these factors will contribute toward achieving profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

        OPERATING LEASES

        The Company has an operating lease for its facilities. Future minimum lease payments are as follows at June 30:

            2006                                             $          114,044
            2007                                                        117,458
            2008                                                        120,998
            2009                                                        124,641
            2010 and after                                              344,374
                                                             -------------------

            TOTAL MINIMUM LEASE PAYMENTS                     $          821,515
                                                             ===================

        For the year ended June 30, 2005, rental expense was $157,435.

        CONCENTRATION OF VENDORS

        The Company made approximately 24% of its purchases from one vendor in the year ended June 30, 2005. If the Company were unable to obtain services from the current vendor, the Company believes that the impact on its financial statements from such an uncertainty would be minimal. The Company has not experienced any such disruption in the provision of services from the vendor as of June 30, 2005.

        CONCENTRATION IN REVENUE

        In the year ended June 30, 2005, the Company's four largest customers accounted for 26%, 14%, 13% and 11% of revenue.

        The Company has a subcontract arrangement with its former parent to provide certain services to the former parent's customers. This agreement expires June 30, 2008. During the year ended June 30, 2005 the Company realized revenue of $503,822 (26% of total revenue) under this subcontract arrangement. In addition, the Company realized revenue of $263,261 (13% of total revenue) from providing services directly to its former parent as a customer.

                                  DIGICA, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2005 AND
                        FOR THE YEAR ENDED JUNE 30, 2005
--------------------------------------------------------------------------------


9.      COMMITMENTS AND CONTINGENCIES, CONTINUED

        CONCENTRATION OF CREDIT RISK

        Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of trade accounts receivable. The Company provides business process and information technology outsourcing services in Canada and the United States. Exposure to losses on trade accounts receivable is principally dependent on the individual customer's financial conditions, as credit sales are not collateralized. The Company monitors its

9.      COMMITMENTS AND CONTINGENCIES, CONTINUED

        CONCENTRATION OF CREDIT RISK, CONTINUED

        exposure to credit losses and writes off those accounts receivable that it deems to be not collectible. The Company had three customers that accounted for 27%, 26%, and 18% of the accounts receivable that combined represented 71% of the Company's accounts receivable as of June 30, 2005.

        CLAIMS AND LEGAL PROCEEDINGS

        The Company is subject to various claims and legal proceedings that arise in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

10.     LOSS PER SHARE

        Basic and diluted net loss per share are computed using the weighted-average number of common shares outstanding. There is no dilutive effect of potential common shares as there are none that were outstanding during the year. The computations of basic and diluted net loss per share for the year ended June 30, 2005 is as follows

            Net loss from continuing operations               $          52,846
                                                              ------------------

            Basic and diluted weighted-average shares                       100
                                                              ------------------

            Net loss per share from continuing operations:

                 Basic                                        $          528.46
                                                              ==================

                 Diluted                                      $          528.46
                                                              ==================

                                  DIGICA, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2005 AND
                        FOR THE YEAR ENDED JUNE 30, 2005
--------------------------------------------------------------------------------


11.     401(K) SAVINGS PLAN

        The Company maintains a 401-K savings plan for all full-time employees. Employees are eligible to participate in the Company sponsored plan if they have been employed for one year after their employment hire date. Generally, employees can defer up to a maximum of $15,000 of their gross salary in the plan annually. The Company's mandatory employer matching contribution is equal to 100% of the employee contribution to a maximum of 4% of the employee's gross wages. The Company's contributions for the year ended June 30, 2005 amounted to $11,325 and are included in "Compensation costs".

12.     SOFTWARE LICENSE

        In 2003, the Company acquired software license pertaining to technology incorporated into certain of the Company's service products. The Company paid $100,000 for the license upon entering into the agreement. The Company determined that the technological life of the product that it licensed was three years. The license provided for the use of up to a maximum of 4,636 licensed users. The Company determined that it was appropriate to allocate the license acquisition costs over the total licenses it used during the three year period ended June 30, 2005. The total licenses used during the three year period was 1,392, and the total acquisition cost was charged to expense pro rata. The Company expensed $22,268 during the year ended June 30, 2005.

13.   SUBSEQUENT EVENT

        In January 2006, the Company was acquired by BPO Management Services ("BPOMS") through a stock purchase agreement. Under the terms of the stock purchase agreement, BPOMS paid the Company's shareholders $400,000 in cash and issued 500,000 shares of BPOMS common stock, in exchange for all outstanding shares of the Company.

                                  DIGICA, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                             AS OF JUNE 30, 2005 AND
                        FOR THE YEAR ENDED JUNE 30, 2005
--------------------------------------------------------------------------------


13.     SUBSEQUENT EVENT, CONTINUED

        The following table summarizes the fair values of the Company's assets acquired and liabilities assumed at the date of acquisition. The purchase price allocation herein is based on BPOMS management's preliminary assessment of the fair value of both the assets acquired and liabilities assumed.

           Current assets                                    $          210,213
           Property, plant, and equipment                               420,369
           Other noncurrent assets                                       53,098
           Identifiable intangible assets                               218,206
                                                             -------------------
           Total assets acquired                             $          901,886
                                                             -------------------
           Current liabilities                               $          377,660
           Other noncurrent liabilities                                  36,559
           Long-term debt                                                 8,470
                                                             -------------------

           TOTAL LIABILITIES ASSUMED                         $          422,689
                                                             -------------------

           NET ASSETS ACQUIRED                               $          479,197
                                                             ===================

        Acquired identifiable intangible assets in the amount of $217,453 were assigned to customer relationships, with an estimated useful life of 6 years with no residual value.

FROSTIAK & LESLIE
         CHARTERED ACCOUNTANTS INC.

Larry H. Frostiak, FCA, CFP, TEP
                              Kenneth T. Leslie, CA
                                                 Myles L. Pouteau, CA, TEP, CAFA
--------------------------------------------------------------------------------




                                AUDITOR'S REPORT


TO THE SHAREHOLDERS OF NOVUS IMAGING SOLUTIONS INC. :

We have audited the balance sheet of Novus Imaging Solutions Inc. as at September 30, 2005 and the statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at September 30, 2005 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.




Winnipeg, Manitoba                                   /s/ Frostiak & Leslie
August 3, 2006                                       Chartered Accountants Inc.




          200 - 1700 Corydon Avenue, Winnipeg, Manitoba, Canada R3N OK1
                       Tel: 204-487-4449 Fax: 204-488-8658
                            www.cafinancialgroup.com


NOVUS IMAGING SOLUTIONS INC.
BALANCE SHEET
As at September 30, 2005, with comparative figures for 2004
======================================================================================================================
                                                                                          2005             2004
                                                                                                        (unaudited)
----------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets
   Cash                                                                              $   483,860       $   141,778
   Accounts receivable                                                                   149,768           182,297
   Inventory (Note 2)                                                                     51,999            79,049
   Prepaid expenses                                                                        6,275            15,832
                                                                                     ------------      ------------
                                                                                         691,902           418,956

Capital assets (Note 3)                                                                  185,611           206,530

Intangibles (Note 4)                                                                      13,571            15,862

Future income taxes                                                                            -               300

----------------------------------------------------------------------------------------------------------------------
                                                                                     $   891,084       $   641,648
======================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
   Accounts payable                                                                  $    34,040       $    30,269
   Loans and notes payable (Note 5)                                                      110,271           153,675
   Management fees payable                                                               363,000           226,000
                                                                                     ------------      ------------
                                                                                         507,311           409,944

Shareholder loans (Note 6)                                                               378,567           226,559
                                                                                     ------------      ------------
                                                                                         885,878           636,503

Share capital (Note 7)                                                                       100               100
Retained earnings                                                                          5,106             5,045
                                                                                     ------------      ------------
                                                                                           5,206             5,145

Lease commitments (Note 9)
Related party transactions (Note 10)
Significant events (Note 11)

----------------------------------------------------------------------------------------------------------------------
                                                                                     $   891,084       $   641,648
======================================================================================================================

See accompanying notes to financial statements.

Approve on behalf of the Board:

/s/ illegible                        Director
--------------------------------
                                     Director
--------------------------------


                                      F-97




NOVUS IMAGING SOLUTIONS INC.
STATEMENT OF INCOME AND RETAINED EARNINGS
Year ended September 30, 2005, with comparative figures for 2004
======================================================================================================================
                                                                                          2005             2004
                                                                                                        (unaudited)
----------------------------------------------------------------------------------------------------------------------

Sales and other revenue                                                              $  1,422,732      $ 1,301,419

Cost of sales                                                                            668,855           657,837
                                                                                     ------------      ------------
Gross profit                                                                             753,877           643,582

Operating expenses (Schedule 1)                                                          294,368           330,659
                                                                                     ------------      ------------
Income from operations                                                                   459,509           312,923

Other items
Management fees                                                                         (457,000)         (310,000)
   Gain on disposal of assets                                                                  -             2,500
   Gain (loss) on foreign exchange                                                        (2,148)            2,385
                                                                                     ------------      ------------
                                                                                        (459,148)         (305,115)
                                                                                     ------------      ------------

Income before income taxes                                                                   361             7,808

Provision for income taxes
   Current income taxes                                                                        -                 -
   Future income taxes                                                                       300             1,100
                                                                                     ------------      ------------

Net income for the year                                                                       61             6,708

Retained earnings (deficit), beginning of year                                             5,045            (1,663)

----------------------------------------------------------------------------------------------------------------------
Retained earnings, end of year                                                       $     5,106       $     5,045
======================================================================================================================

See accompanying notes to financial statements.


                                      F-98




NOVUS IMAGING SOLUTIONS INC.
STATEMENT OF CASH FLOWS
Year ended September 30, 2005, with comparative figures for 2004
======================================================================================================================
                                                                                        2005              2004
                                                                                                       (unaudited)
----------------------------------------------------------------------------------------------------------------------

Operating activities
  Net income for the year                                                            $        61       $     6,708
  Items not involving a current outlay of cash
     Amortization                                                                         51,012            53,222
     Future income taxes                                                                     300             1,100
                                                                                     ------------      ------------
                                                                                          51,373            61,030

Net change in non-cash working capital balances
  Accounts receivable                                                                     32,529           (56,229)
  Inventory                                                                               27,050           (19,441)
  Prepaid expenses                                                                         9,557             4,233
  Accounts payable                                                                         3,770             1,719
  Loans and notes payable                                                                (43,404)           27,905
  Management fees payable                                                                137,000           140,000
                                                                                     ------------      ------------
                                                                                         217,875           159,217
                                                                                     ------------      ------------
Investing activities
  Purchases of capital assets                                                            (27,801)          (47,695)
                                                                                     ------------      ------------
Financing activities
  Repayments of long term debt                                                                 -            (5,749)
  Advances (to) from shareholders                                                        152,008           (70,876)
                                                                                     ------------      ------------
                                                                                         152,008           (76,625)
                                                                                     ------------      ------------

Increase in cash                                                                         342,082            34,897

Cash, beginning of year                                                                  141,778           106,881

----------------------------------------------------------------------------------------------------------------------
Cash, end of year (Note 8)                                                           $   483,860       $   141,778
======================================================================================================================

See accompanying notes to financial statements.

NOVUS IMAGING SOLUTIONS INC.
NOTES TO FINANCIAL STATEMENTS
September 30, 2005
--------------------------------------------------------------------------------


1.      SIGNIFICANT ACCOUNTING POLICIES

        The financial statements have been prepared in accordance with Canadian generally accepted accounting principles and reflect the following policies:

        a)      Accounting estimates and assumptions

                The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

        b)      Credit risk management

                The company is exposed to credit risk on the accounts receivable from its customers. In order to reduce its credit risk, the company reviews a new customer's credit history before extending credit and conducts regular reviews of its existing customers' credit performance. An allowance for doubtful accounts is established based upon factors surrounding the credit risk of specific customers, historical trends and other information. The company does not have a significant exposure to any individual customer or counter party.

        c)      Inventory

                Inventory is valued at the lower of cost and net realizable value. An inventory write-down of $21,000 is included in cost of sales for the September 30, 2005 fiscal period.

        d)      Amortization

                Capital assets are stated at cost less accumulated amortization. Capital assets are amortized using the following rates:

                        Computer hardware                30 % declining balance
                        Computer hardware (purchased
                          after March 22, 2004)          45 % declining balance
                        Furniture and fixtures           20 % declining balance
                        Production equipment             20 % declining balance
                        Goodwill                         10 years straight line

                Leasehold improvements are amortized on a straight line basis over the 27 month term remaining on the lease assigned to the corporation on September 29, 2000.

NOVUS IMAGING SOLUTIONS INC.
NOTES TO FINANCIAL STATEMENTS
September 30, 2005
--------------------------------------------------------------------------------


        e)      Revenue recognition

                Revenue recognition policy is the deferral method of accounting wherein revenue contributions are matched to expenses in the period in which the expenses are incurred. Revenue received in advance of incurring expenses are deferred.

        f)      Future income taxes

                Future income taxes have been recorded to reflect the cumulative available capital cost allowance on capital assets in excess of amounts available for financial statement purposes. The future tax asset on this timing difference has been recorded at current corporate income tax rates.

2.      INVENTORY

                                                                        2004
                                                        2005         (unaudited)
                                                     ------------   ------------

                Raw materials                        $    26,779    $    32,073
                Finished goods                            25,220         46,976
                                                     ------------   ------------
                                                     $    51,999    $    79,049
                                                     ============   ============

3.      CAPITAL ASSETS

                                                                                 2004
                                               2005                          (unaudited)
                                   ------------------------------    ------------------------------
                                                    Accumulated                       Accumulated
                                       Cost         Amortization         Cost         Amortization
                                   ------------    --------------    ------------    --------------
        Computer hardware          $   109,805     $      77,741     $   106,042     $      64,403
        Furniture and fixtures          66,702            44,845          66,702            39,381
        Machinery and equipment        331,195           199,505         307,157           169,587
        Leasehold improvements          54,748            54,748          54,748            54,748
                                   ------------    --------------    ------------    --------------
                                   $   562,450     $     376,839     $   534,649     $     328,119
                                   ============    ==============    ============    ==============
        Net book value                     $   185,611                        $   206,530
                                           ===========                        ===========

NOVUS IMAGING SOLUTIONS INC.
NOTES TO FINANCIAL STATEMENTS
September 30, 2005
--------------------------------------------------------------------------------

4.      INTANGIBLES

                                                                                 2004
                                               2005                          (unaudited)
                                   ------------------------------    ------------------------------
                                                    Accumulated                       Accumulated
                                       Cost         Amortization         Cost         Amortization
                                   ------------    --------------    ------------    --------------

        Goodwill                   $    22,917     $      11,458     $    22,917     $       9,167
        Incorporation costs              2,112                 -           2,112                 -
                                   ------------    --------------    ------------    --------------
                                   $    25,029     $     (11,458)    $    25,029     $      (9,167)
                                   ============    ==============    ============    ==============
        Net book value                     $   13,571                         $   15,862
                                           ===========                        ===========

5.      LOANS AND NOTES PAYABLE

                                                                                                   2004
                                                                                   2005         (unaudited)
                                                                                ------------    ------------
        $199,920        RBC Government guaranteed loan, being repaid
                        at $2,380 per month plus interest at RBC
                        prime plus 1.25 percent                                 $    57,120     $    85,680
        $74,168         RBC demand operating loan, being repaid at
                        $1,237 per month plus interest, payable at
                        RBC prime plus 1.50 percent                                  53,151          67,995
                                                                                ------------    ------------
                                                                                $   110,271     $   153,675
                                                                                ============    ============

        All loans are repayable on demand. The indebtedness is secured by a chattel mortgage, general security agreement, guarantee and postponement of claim in the amount of $200,000 and proceeds of life insurance in the amount of $330,000 on the principal of the company.

6.      SHAREHOLDER LOANS

        The amounts due to the shareholders are non-interest bearing, with no specific terms of repayment.

                                                                    2004
                                                    2005         (unaudited)
                                                ------------    ------------

                Ashley Ryan Inc.                $   378,567     $   215,567
                Toni Baker                                -          10,992
                                                ------------    ------------
                                                $   378,567     $   226,559
                                                ============    ============

NOVUS IMAGING SOLUTIONS INC.
NOTES TO FINANCIAL STATEMENTS
September 30, 2005
--------------------------------------------------------------------------------


7.      SHARE CAPITAL

        The company's authorized share capital consists of an unlimited number of the following classes of shares:

                        Class A common voting shares
                        Class B common non-voting shares
                        Class A preference voting shares
                        Class B preference non-voting shares
                        Class C preference voting shares

        Issued and outstanding:

                                                                    2004
                                                    2005         (unaudited)
                                                ------------    ------------

            100 Class A common voting shares    $       100     $       100

8.      STATEMENT OF CASH FLOWS

        The statement of cash flows includes the following:

            Interest paid of $12,002 in 2005 ($12,113 in 2004)
            Interest on long-term debt of NIL in 2005 ($248 in 2004)

9.      LEASE COMMITMENTS

        The company has a lease for the rental of premises. The company negotiated the lease for a term of 5 years commencing January 1, 2003 and expiring December 31, 2007. The minimum monthly lease payment is $6,361.53 per month.

        The minimum annual lease payments for each of the next two years are as follows:

                2006                                 $     76,338
                2007                                       19,085
                                                     -------------
                Total minimum lease payments         $     95,423
                                                     =============

10.     RELATED PARTY TRANSACTIONS

        During the current fiscal year, the corporation paid management fees of $94,000 to Ashley Ryan Inc., a corporation related by virtue of common ownership.

11.     SIGNIFICANT EVENTS

        The corporation is currently in the process of a potential share sale, which will result in a change in control.

NOVUS IMAGING SOLUTIONS INC.
OPERATING EXPENSES
================================================================================

                                                                      SCHEDULE 1

Years ended September 30, 2005, with comparative figures for 2004
--------------------------------------------------------------------------------
                                                                    2004
                                                    2005         (unaudited)
--------------------------------------------------------------------------------

Advertising                                    $        1,502   $      3,957
Amortization                                           51,012         53,222
Business and property taxes                             5,274          5,190
Donations                                                 630          2,500
Insurance                                               3,839          3,671
Interest and bank charges                              12,002         12,113
Interest on long-term debt                                  -            248
Meals and entertainment                                   333            711
Office and miscellaneous                               13,923         10,952
Professional fees                                       4,079          5,262
Rent                                                   89,989         89,467
Repairs and maintenance                                19,861         13,108
Salaries and employee benefits                         48,620         83,325
Supplies                                                4,726          7,164
Telephone and telecommunications                        8,468          8,887
Travel                                                  7,600          8,012
Utilities                                              22,510         22,870

--------------------------------------------------------------------------------
                                               $      294,368   $    330,659
================================================================================

APPENDIX G

                           PREFERRED STOCK DESCRIPTION

        The following are the proposed terms of the three series of preferred stock to be created by netGuru, Inc. in connection with the merger transaction. The proposed terms are subject to appropriate adjustments to take into account the reverse stock split and other capitalization changes that may occur prior to the closing of the merger transaction and are also subject to any changes that may be required by applicable Nasdaq rules.

ARTICLE I   SERIES A PREFERRED STOCK

        The designated powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Series A Preferred Stock are as follows.

        (1) DESIGNATION AND AMOUNT. The shares of such series shall be designated "Series A Preferred Stock" (the "SERIES A PREFERRED STOCK") and the number of shares constituting such series shall be Two Million Two Hundred Twenty Thousand (2,220,000).

        (2) DIVIDENDS. The holders of Series A Preferred Stock shall be entitled to receive an eight percent (8%) per annum paid in kind dividend in accordance with the following terms:

                (a) Unless the context otherwise requires, the terms defined in this subsection (2) of Article I herein shall have, for all purposes of
Article I, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

                "ANNUAL PER SHARE PIK DIVIDEND AMOUNT" shall mean a fraction of one share of Series A Preferred Stock equal to eight percent (8%) per annum of one share of the Series A Preferred Stock.

                "BUSINESS DAY" shall mean a day other than a Saturday, a Sunday or any other day on which banking institutions in Los Angeles, California are authorized or obligated by law to close.

                "HOLDER" shall mean the record holder of one or more shares of Series A Preferred Stock, as shown on the books and records of the Corporation.

                "PIK DIVIDENDS" shall mean the paid-in-kind dividends as set forth in subparagraph 2(b) below.

                "PIK DIVIDEND PAYMENT DATE" shall mean March 31, June 30, September 30, and December 31, of each year during the PIK Dividend Payment Period.

                "PIK DIVIDEND PAYMENT PERIOD" shall mean the period from, and after, the Series A Initial Issue Date, to and including the date that the Series A Preferred Stock is converted to Common Stock or otherwise redeemed.

                "PIK DIVIDEND PERIOD" shall mean the period from, and after, the Series A Initial Issue Date, to, but not including, the first PIK Dividend Payment Date and thereafter, each quarterly period, including any PIK Dividend Payment Date to, but not including, the next PIK Dividend Payment Date.

                "PIK RECORD DATE" shall mean the date that is five Business Days prior to any PIK Dividend Payment Date.

                "SERIES A INITIAL ISSUE DATE" shall mean the date that shares of Series A Preferred Stock are first issued by the Corporation.

                (b) The record holders of Series A Preferred Stock on each PIK Record Date shall receive on each PIK Dividend Payment Date during the PIK Dividend Payment Period per share dividends in additional fully paid and nonassessable shares of Series A Preferred Stock legally available for such purpose (such dividends being herein called "PIK DIVIDENDS"). PIK Dividends shall be paid by delivering to the record holders of Series A Preferred Stock a number of shares of Series A Preferred Stock equal to (i) the number of shares of Series A Preferred Stock held by such holder on the applicable PIK Record Date, multiplied by (ii) twenty-five percent (25%) of the Annual Per Share PIK Dividend Amount. The Corporation shall issue fractional shares of Series A Preferred Stock to which holders may become entitled pursuant to this subparagraph 2(b).

                (c) Prior to each PIK Record Date immediately preceding each PIK Dividend Payment Date, the Board of Directors of the Corporation shall declare PIK Dividends on the Series A Preferred Stock in accordance with subparagraph 2(b) above, payable on the next PIK Dividend Payment Date. PIK Dividends on shares of Series A Preferred Stock shall accrue and be cumulative from the later of (i) the Series A Initial Issue Date and (ii) the date of issuance of such shares, notwithstanding the failure of the Board of Directors to declare and/or issue PIK Dividends with respect to any PIK Dividend Period. PIK Dividends shall be cumulative and payable in arrears during the PIK Dividend Payment Period on each PIK Dividend Payment Date, commencing on the first PIK Dividend Payment Date subsequent to the Series A Initial Issue Date, and for shares issued as PIK Dividends, commencing on the first PIK Dividend Payment Date after such shares are issued. If any PIK Dividend Payment Date occurs on a day that is not a Business Day, any accrued PIK Dividends otherwise payable on such PIK Dividend Payment Date shall be paid on the next succeeding Business Day. PIK Dividends shall be paid on each PIK Dividend Payment Date to the holders of record of the Series A Preferred Stock as their names shall appear on the share register of the Corporation on the PIK Record Date immediately preceding such PIK Dividend Payment Date. PIK Dividends on account of arrears for any past PIK Dividend Periods may be declared and paid at any time to the holders of record on the PIK Record Dates applicable to such past PIK Dividend Periods.

                (d) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time if such declaration or payment shall be restricted or prohibited by law.

                (e) It is intended that the Series A Preferred Stock not constitute "preferred stock" within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, and neither the Corporation nor the Holders shall treat the Series A Preferred Stock as such. Accordingly, payment of any and all PIK Dividends to be made hereunder or under any other transaction document by the Corporation to or for the benefit of any Holder is intended to be made free and clear of, and without deduction for, U.S. federal income and withholding taxes ("U.S. TAXES"). If the Corporation shall be required by law to deduct any such U.S. Taxes from or in respect of any PIK Dividends to be paid hereunder by the Corporation to or for the benefit of any Holder, then (a) the Holder shall pay to the Corporation the amount of such U.S. Taxes not to exceed ten percent (10%) of the fair market value of such PIK Dividend on the date such PIK Dividend is distributed in accordance with this Article I (the "FAIR MARKET VALUE"), and (b) upon payment by the applicable Holder the Corporation shall pay to or for the benefit of the applicable Holder, in addition to such PIK Dividend, an additional amount (the "TAX GROSS-UP AMOUNT"), in cash, as necessary so that after making all required deductions on account of U.S. Taxes (including deductions applicable to additional sums required to be paid or deposited under this subparagraph 2(e)) the amount received by such Holder (disregarding the payment made by such Holder to the Corporation pursuant to this sentence) shall be equal to the sum that would have been so received had no such deductions been made. If a Holder is required to pay any U.S. Taxes (other than U.S. Taxes determined on a net income basis) with respect to any PIK Dividends (as a result of the Corporation's failure to withhold such U.S. Taxes or otherwise) in excess of ten percent (10%) of the Fair Market Value of such PIK Dividends, the Corporation shall indemnify and hold harmless such Holder from any such U.S. Taxes in an amount equal to the Tax Gross-Up Amount, and if the Corporation is required to pay any such U.S. Taxes with respect to any PIK Dividends, the Holder shall indemnify and hold harmless the Corporation from any such U.S. Taxes in an amount up to ten percent (10%) of the Fair Market Value of such PIK Dividends.

                (f) The amount to be paid by the Corporation under Section 2(e) above shall be reduced by the amount of any credit, against any other tax due in any other jurisdiction, available to the Holder or its affiliates by reason of the payment of U.S. Taxes pursuant to Section 2(e) above. In no event shall the Corporation be liable for any U.S. Taxes required to be deducted from or in respect of any PIK Dividends by reason of any change in applicable law after the Series A Initial Issue Date (which shall be the responsibility of the Holder). Each Holder shall, if requested in writing by the Corporation, promptly provide the Corporation with a properly completed Form W-8 BEN or Form W-8 IMY (or successor forms), as applicable, including, if applicable, the eligibility of such Holder for a reduced rate of withholding pursuant to an applicable treaty.

        (3)     VOTING RIGHTS.

                The holder of each share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock could be converted on the record date set for the vote or written consent of shareholders and, except as otherwise required by law or this Article I, shall have voting rights and powers equal to the voting rights and powers of the Common Stock (voting together with the Common Stock as a single class). The holder of each share of Series A Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Corporation and shall vote with holders of the Common Stock upon any matter submitted to a vote of shareholders, except those matters required by law or by this Designation of Rights to be submitted to a class vote. Fractional votes shall not, however, be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

                In addition to any other rights provided by law, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of not less than a majority of the total number of outstanding shares of the Series A Preferred Stock voting as a single class, cause any Liquidation Event as defined below. Each of the following shall be deemed a "LIQUIDATION EVENT" for purposes of the preceding sentence: (a) the sale, lease or other transfer of all or substantially all of the assets of the Corporation;
(b) the merger or consolidation of the Corporation into or with any other corporation resulting in the transfer of more than 50 percent of the voting power of the Corporation; and (c) the acquisition in any manner or form, including through the issuance of debt and/or stock and/or payment of cash, of all or substantially all of the assets or business or capital stock or ownership interest of another entity or business.

                The Series A Preferred Stock holders, voting together as a single class, shall be entitled to elect two (2) two members of the Board of Directors of the Corporation at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors.

        (4)     LIQUIDATION, DISSOLUTION OR WINDING UP.

                4.1 For purposes hereof, the "SERIES A ORIGINAL PURCHASE PRICE" is $1.00 per share of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, then after the payment in full of the Series C Liquidation Preference to the holders of the Series C Preferred Stock and the distribution of the assets or surplus of the funds of the Corporation with respect thereto, pursuant to Article III herein, the holders of Series A Preferred Stock then outstanding shall be entitled to receive, and prior to and in preference of any distribution of any of the assets or surplus of the funds of the Corporation to the holders of the Common Stock or any junior or other preferred stock subsequently designated (other than Series C Preferred Stock), including, without limitation, the Series B Preferred Stock as provided for in Article II, by reason of their ownership thereof, an amount equal to the Series A Original Purchase Price per share (as adjusted for stock splits, stock dividends, recapitalizations and the like) plus an amount equal to all accrued and unpaid dividends thereon. if any, without interest, and no more (all of the preceding collectively, the "SERIES A LIQUIDATION PREFERENCE"). If the assets of the Corporation available for distribution to the holders of Series A Preferred Stock shall be insufficient to permit such payment in full to the holders of Series A Preferred Stock, then the entire assets or remaining assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock based on the number of shares held by each holder of Series A Preferred Stock.

                4.2 After the payment of all preferential amounts required to be paid to the holders of the Series C Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, and then after the payment of all preferential amounts required to be paid to the holders of the Series A Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, and then after the payment of all preferential amounts required to be paid to the holders of any junior series of Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, any remaining assets and funds of the Corporation available for distribution to the Corporation's stockholders shall be distributed ratably among the holders of the Common Stock.

                4.3 For purposes of this Article I, a "liquidation, dissolution or winding-up" means: any liquidation, dissolution or winding-up, either voluntary or involuntary, of the Corporation, (ii) a merger or consolidation of the Corporation with or into any other corporation or corporations as a result of which the stockholders of this Corporation immediately prior to the consummation of the merger or consolidation hold less than 50% of the voting securities of the surviving entity, or (iii) the sale, transfer or lease of all or substantially all of the assets of the Corporation.

        (5) NO REDEMPTION RIGHTS. The Series A Preferred Stock shall not be subject to redemption, whether at the option of either the Corporation or any holder of the Series A Preferred Stock.

        (6)     CONVERSION RIGHTS.

                6.1 OPTIONAL CONVERSION. Each share of Series A Preferred Stock will be convertible, at the option of the holder thereof at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into one share of Common Stock.

                6.2 AUTOMATIC CONVERSION OF SERIES A PREFERRED STOCK. Each share of Series A Preferred Stock will be converted automatically into such number of shares of Common Stock as equals the number of shares issuable upon optional conversion, under Section 6.1 of this Article I above, immediately prior to the closing of a firmly underwritten public offering pursuant to a registration statement (other than a registration statement relating either to the sale of securities to employees of the Corporation pursuant to a stock option, stock purchase or similar plan or a transaction pursuant to Rule 145 under the Securities Act of 1933 ("SECURITIES Act")) under the Securities Act covering the Corporation's Common Stock, which results in aggregate gross cash proceeds (prior to underwriters' commissions and expenses) to the Corporation of at least $10,000,000 and which has a public offering price of not less than $5.00 per share (as appropriately adjusted for stock splits, combinations, reclassifications and the like).

                6.3 MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon the conversion of the Series A Preferred Stock, and any fractional shares of Common Stock shall be rounded up to the next whole number. Before any holder of Series A Preferred Stock will be entitled to convert the same into shares of Common Stock, he or she will surrender the certificate or certificates therefor duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock and he or she will give written notice to the Corporation stating the name or names in which he or she wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation, as soon as practicable thereafter, will issue and deliver at such office to such holder or to his or her nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he or she will be entitled as aforesaid. Such conversion will be deemed to have been made immediately prior to the close of business on the date of notice of conversion provided by the holder to the Corporation, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion will be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                6.4 ADJUSTMENT FOR SUBDIVISIONS OR COMBINATIONS OF COMMON STOCK. In the event the Corporation at any time or from time to time alters the effective date of the initial sale of the Series A Preferred Stock, effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding shares of the Series A Preferred Stock, then the number of shares into which each share of Series A Preferred Stock is convertible will be decreased or increased proportionately.

        (7)     NO IMPAIRMENT. The Corporation, whether by amendment of this
Article I or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, will not avoid or seek to avoid the observance or performance of any terms to be observed or performed under this Article I by the Corporation, but all times in good faith will assist in the carrying out all actions necessary or appropriate to protect the conversion rights of the holders of Series A Preferred Stock against impairment.

        (8) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders or any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation will mail to each holder of Series A Preferred Stock at least five (5) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

        (9) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation at all times will reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock such number of its shares of Common Stock as from time to time would be required to effect the conversion of all then outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as may be available to the holders of Series A Preferred Stock for such failure, the Corporation will take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

        (10) NOTICES. Any notices required by the provisions of this Article I to be given to the holders of shares or Series A Preferred Stock shall be given in writing and shall be conclusively deemed effectively given to persons located in the United States five (5) days after deposit in the United States mail, by registered or certified mail postage prepaid, or upon actual receipt if given by any other method or to persons located outside of the United States, addressed to such holder at his address appearing on the books of the Corporation.

        (11) RECAPITALIZATIONS. If at any time, or from time to time, there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Article I), provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of such shares of such Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock issued upon conversion of such Series A Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustments shall be made in the application of the provisions of this Article I with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Article I shall be applicable after that event in as nearly an equivalent manner as may be practicable.

        (12) RANKING. Except for Series C Preferred Stock which shall rank senior to all Preferred Stock with respect to the payment of dividends and the distribution of assets, the Series A Preferred Stock shall rank senior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets. Further, so long as any shares of Series A Preferred Stock are outstanding, no new class or series of stock shall hereafter be created or authorized which is entitled to dividends or shares in distribution of assets on a parity with or in priority to the Series A Preferred Stock, nor shall there be created or authorized any securities convertible into shares of any such stock, unless the holders of record of not less than two-thirds of the number of shares of the Series A Preferred Stock then outstanding (as a single class separate from the holders of all other classes of stock) shall vote therefore in person or by proxy at the meeting of stockholders at which the creation or authorization of such new class of stock or such convertible securities is considered.

        (13) AMENDMENT. This Article I shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

        (14) FRACTIONAL SHARES. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

ARTICLE II  SERIES B PREFERRED STOCK

        The designated powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Series B Preferred Stock are as follows.

        (1) DESIGNATION AND AMOUNT. The shares of such series shall be designated "Series B Preferred Stock" (the "SERIES B PREFERRED STOCK") and the number of shares constituting such series shall be Two Million (2,000,000).

        (2) DIVIDENDS. The holders of Series B Preferred Stock shall not be entitled to receive any dividends.

        (3) VOTING RIGHTS. The holder of each share of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series B Preferred Stock could be converted on the record date set for the vote or written consent of shareholders and, except as otherwise required by law or this Article II, shall have voting rights and powers equal to the voting rights and powers of the Common Stock (voting together with the Common Stock as a single class). The holder of each share of Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Corporation and shall vote with holders of the Common Stock upon any matter submitted to a vote of shareholders, except those matters required by law or by this Designation of Rights to be submitted to a class vote. Fractional votes shall not, however, be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

        (4)     LIQUIDATION, DISSOLUTION OR WINDING UP.

                4.1 For purposes hereof, the "SERIES B ORIGINAL PURCHASE PRICE" is $1.00 per share of Series B Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, then after the payment in full of the Series C Liquidation Preference to the holders of the Series C Preferred Stock and the distribution of the assets or surplus of the funds of the Corporation with respect thereto, pursuant to Article IIIof this Designation of Rights, and thereafter, after the payment in full of the Series A Liquidation Preference to the holders of the Series A Preferred Stock and the distribution of the assets or surplus of the funds of the Corporation with respect thereto, pursuant to Article I herein, the holders of Series B Preferred Stock then outstanding shall then be entitled to receive, by reason of their ownership thereof, an amount equal to the Series B Original Purchase Price per share (as adjusted for stock splits, stock dividends, recapitalizations and the like). If the assets of the Corporation available for distribution to the holders of Series B Preferred Stock shall be insufficient to permit such payment in full to the holders of Series B Preferred Stock, then the entire assets or remaining assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock based on the number of shares held by each holder of Series B Preferred Stock.

                4.2 After the payment of all preferential amounts required to be paid to the holders of the Series C Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, and then thereafter the payment of all preferential amounts required to be paid to the Series A Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, and then thereafter the payment of all preferential amounts required to be paid to the Series B Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, and then after the payment of all preferential amounts required to be paid to the holders of any junior series of Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, any remaining assets and funds of the Corporation available for distribution to the Corporation's stockholders shall be distributed ratably among the holders of the Common Stock.

        (5) NO REDEMPTION RIGHTS. The Series B Preferred Stock shall not be subject to redemption, whether at the option of either the Corporation or any holder of the Series B Preferred Stock.

        (6)     CONVERSION RIGHTS.

                6.1 OPTIONAL CONVERSION. Each share of Series B Preferred Stock will be convertible, at the option of the holder thereof at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into one share of Common Stock.

                6.2 AUTOMATIC CONVERSION OF SERIES B PREFERRED STOCK. Each share of Series B Preferred Stock will be converted automatically into such number of shares of Common Stock as equals the number of shares issuable upon optional conversion, under Section 6.1 of Article II above, immediately prior to the closing of a firmly underwritten public offering pursuant to a registration statement (other than a registration statement relating either to the sale of securities to employees of the Corporation pursuant to a stock option, stock purchase or similar plan or a transaction pursuant to Rule 145 under the Securities Act of 1933 ("SECURITIES Act")) under the Securities Act covering the Corporation's Common Stock, which results in aggregate gross cash proceeds (prior to underwriters' commissions and expenses) to the Corporation of at least $10,000,000 and which has a public offering price of not less than $5.00 per share (as appropriately adjusted for stock splits, combinations, reclassifications and the like).

                6.3 MECHANICS OF CONVERSION. As necessary, fractional shares of Common Stock shall be rounded up to the next whole number and issued upon the conversion of the Series B Preferred Stock. Before any holder of Series B Preferred Stock will be entitled to convert the same into shares of Common Stock, he or she will surrender the certificate or certificates therefor duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock and he or she will give written notice to the Corporation stating the name or names in which he or she wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation, as soon as practicable thereafter, will issue and deliver at such office to such holder or to his or her nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he or she will be entitled as aforesaid. Such conversion will be deemed to have been made immediately prior to the close of business on the date of notice of conversion provided by the holder to the Corporation, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion will be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                6.4 ADJUSTMENT FOR SUBDIVISIONS OR COMBINATIONS OF COMMON STOCK. In the event the Corporation at any time or from time to time alters the effective date of the initial sale of the Series B Preferred Stock, effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding shares of the Series B Preferred Stock, then the number of shares into which each share of Series B Preferred Stock is convertible will be decreased or increased proportionately.

        (7)     NO IMPAIRMENT. The Corporation, whether by amendment of this
Article II or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, will not avoid or seek to avoid the observance or performance of any terms to be observed or performed under this Article II by the Corporation, but all times in good faith will assist in the carrying out all actions necessary or appropriate to protect the conversion rights of the holders of Series B Preferred Stock against impairment.

        (8) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders or any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation will mail to each holder of Series B Preferred Stock at least five (5) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

        (9) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation at all times will reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock such number of its shares of Common Stock as from time to time would be required to effect the conversion of all then outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, in addition to such other remedies as may be available to the holders of Series B Preferred Stock for such failure, the Corporation will take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

        (10) NOTICES. Any notices required by the provisions of this Article II to be given to the holders of shares or Series B Preferred Stock shall be given in writing and shall be conclusively deemed effectively given to persons located in the United States five (5) days after deposit in the United States mail, by registered or certified mail postage prepaid, or upon actual receipt if given by any other method or to persons located outside of the United States, addressed to such holder at his address appearing on the books of the Corporation.

        (11) RECAPITALIZATIONS. If at any time, or from time to time, there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in
Article II), provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of such shares of such Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock issued upon conversion of such Series B Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustments shall be made in the application of the provisions of this Article II with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of Article II shall be applicable after that event in as nearly an equivalent manner as may be practicable.

        (12) RANKING. The Series B Preferred Stock shall rank junior to Series C Preferred Stock and Series A Preferred Stock as to the distribution of assets, and the Series B Preferred Stock shall rank senior to all other series of the Corporation's Preferred Stock (other than Series C Preferred Stock and Series A Preferred Stock which shall be senior at all times to the Series B Preferred Stock with respect to the distribution of assets and the payment of dividends) as to the distribution of assets. Further, so long as any shares of Series B Preferred Stock are outstanding, except for the Series C Preferred Stock and the Series A Preferred Stock which shall rank senior to the Series B Preferred Stock, no new class or series of stock shall hereafter be created or authorized which is entitled to shares in distribution of assets on a parity with or in priority to the Series B Preferred Stock, nor shall there be created or authorized any securities convertible into shares of any such stock, unless the holders of record of not less than two-thirds of the number of shares of the Series B Preferred Stock then outstanding (as a single class separate from the holders of all other classes of stock) shall vote therefore in person or by proxy at the meeting of stockholders at which the creation or authorization of such new class of stock or such convertible securities is considered.

                Notwithstanding any provision in this Article II to the contrary, however, no approval by the holders of Series B Preferred Stock shall be required with respect to any changes that are made to the rights, preferences, and privileges of Series B Preferred Stock if such changes are substantially similar to the changes to the rights, preferences and privileges to the Series A Preferred Stock that have been approved by a vote in person or by proxy of two-thirds of the number of shares of the Series A Preferred Stock then outstanding (as a single class separate from the holders of all other classes of stock).

        (13) AMENDMENT. This Article II shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series B Preferred Stock, voting separately as a class.

        (14) FRACTIONAL SHARES. Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends; participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

        (15) OBSERVER SEAT. The majority of the outstanding shares of Series B Preferred Stock shall have the right to appoint a representative (the "SERIES B REPRESENTATIVE") who shall have the right to attend all meetings of the Corporation's Board of Directors in a nonvoting observer capacity, to receives notice of such meetings and to receive the information provided by the Corporation to the Board of Directors; provided, however, that the Corporation may require as a condition precedent to the right to exercise such observer rights under this subsection (15) that each person proposing to attend any meeting of the Corporation's Board of Directors and each person to have access to any of the information provided by the Corporation to the Board of Directors shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so received during such meetings or otherwise; and, provided further, that the Corporation reserves the right to require the Series B Representative to execute a nondisclosure agreement in a form reasonably acceptable to the Corporation and which provides that such Series B Representative shall not disclose or use any trade secrets of the Corporation. Notwithstanding the foregoing, holders of Series B Preferred Stock shall have no rights under this subsection (15) during any period in which any holder of Series B Preferred Stock is serving as a director of the Corporation.

ARTICLE III  SERIES C PREFERRED STOCK

        The designated powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Series C Preferred Stock are as follows.

        (1) DESIGNATION AND AMOUNT. The shares of such series shall be designated "Series C Preferred Stock" (the "SERIES C PREFERRED STOCK") and the number of shares constituting such series shall be Thirty Million (30,000,000).

        (2) DIVIDENDS. The holders of Series C Preferred Stock shall be entitled to receive a monthly dividend out of the retained earnings of the Corporation in accordance with the following terms:

                (a) Unless the context otherwise requires, the terms defined in this subsection (2) of Article III herein shall have, for all purposes of
Article III, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

                "MONTHLY PER SHARE SERIES C DIVIDEND AMOUNT" shall mean for each one share of Series C Preferred Stock an amount derived from the following formula: (i) during each of the first 12 months following the date of issuance of the relevant shares of Series C Preferred Stock, the product of (a) the Series C Original Issue Price per share divided by one dollar, which quotient is
(b) multiplied by $.00750; (ii) during each of the next succeeding 36 months thereafter, the product of (a) the Series C Original Issue Price per share divided by one dollar, which quotient is (b) multiplied by $.03180; and (iii) from and after the 48th month following the date of issuance of the relevant shares of Series C Preferred Stock, such shares shall bear no dividend.

                "BUSINESS DAY" shall mean a day other than a Saturday, a Sunday or any other day on which banking institutions in Los Angeles, California are authorized or obligated by law to close.

                "HOLDER" shall mean the record holder of one or more shares of Series C Preferred Stock, as shown on the books and records of the Corporation.

                "SERIES C DIVIDENDS" shall mean the cash dividends as set forth in subparagraph 2(b) below.

                "SERIES C DIVIDEND PAYMENT DATE" shall mean the first day of each calendar month of each year during the Series C Dividend Payment Period.

                "SERIES C DIVIDEND PAYMENT PERIOD" shall mean the period from, and including, the Initial Issue Date, to and including the date that the Series C Preferred Stock is redeemed.

                "SERIES C DIVIDEND PERIOD" shall mean the period from, and including, the Initial Issue Date, to, but not including, the first Series C Dividend Payment Date and thereafter, each monthly period, including any Series C Dividend Payment Date to, but not including, the next Series C Dividend Payment Date.

                "SERIES C INITIAL ISSUE DATE" shall mean the date that shares of Series C Preferred Stock are first issued by the Corporation.

                "SERIES C RECORD DATE" shall mean the date that is five Business Days prior to any Series C Dividend Payment Date.

                (b) The record holders of Series C Preferred Stock on each Series C Record Date shall receive on each Series C Dividend Payment Date during the Series C Dividend Payment Period per share dividends legally available for such purpose (such dividends being herein called "SERIES C DIVIDENDS"). Series C Dividends shall be paid by delivering to the record holders of Series C Preferred Stock the cash dividend per share then due.

                (c) Prior to each Series C Record Date immediately preceding each Series C Dividend Payment Date, the Board of Directors of the Corporation shall declare Series C Dividends on the Series C Preferred Stock in accordance with subparagraph 2(b) above, payable on the next Series C Dividend Payment Date. Series C Dividends on shares of Series C Preferred Stock shall accrue and be cumulative from the date of issuance of such shares, notwithstanding the failure of the Board of Directors to declare and/or pay such Series C Dividends with respect to any Series C Dividend Period. Series C Dividends shall be cumulative and payable in arrears during the Series C Dividend Payment Period on each Series C Dividend Payment Date, commencing on the first Series C Dividend Payment Date. If any Series C Dividend Payment Date occurs on a day that is not a Business Day, any accrued Series C Dividends otherwise payable on such Series C Dividend Payment Date shall be paid on the next succeeding Business Day. Series C Dividends shall be paid on each Series C Dividend Payment Date to the holders of record of the Series C Preferred Stock as their names shall appear on the share register of the Corporation on the Series C Record Date immediately preceding such Series C Dividend Payment Date. Series C Dividends on account of arrears for any past Series C Dividend Periods may be declared and paid at any time to the holders of record on the Series C Record Dates applicable to such past Series C Dividend Periods.

                (d) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series C Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time if such declaration or payment shall be restricted or prohibited by law.

                (e) Dividends on the Series C Preferred Stock shall be payable in preference and prior to any payment of any dividend on any other series of Preferred Stock or on the Common Stock of the Corporation. No dividends or other distributions (other than those payable solely in the Common Stock or Series A Preferred Stock of the Corporation) may be declared or paid on any shares of Common Stock or Series A Preferred Stock of the Corporation during any fiscal year of the Corporation until all declared dividends on the Series C Preferred Stock for the fiscal year in question are paid or set apart for payment

        (3)     VOTING RIGHTS.

                The holder of each share of Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of Series C Preferred Stock held on the record date set for the vote or written consent of shareholders and, except as otherwise required by law or this Article III, shall have voting rights and powers equal to the voting rights and powers of the Common Stock (voting together with the Common Stock as a single class). The holder of each share of Series C Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Corporation and shall vote with holders of the Common Stock upon any matter submitted to a vote of shareholders, except those matters required by law or by this Designation of Rights to be submitted to a class vote. Fractional votes shall not, however, be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

                In addition to any other rights provided by law, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of not less than a majority of the total number of outstanding shares of the Series C Preferred Stock voting as a single class, cause any "liquidation, dissolution or winding-up" as such term is defined in subsection
4.3 of Article I herein.

        (4)     LIQUIDATION, DISSOLUTION OR WINDING UP.

                4.1 For purposes hereof, the "SERIES C ORIGINAL ISSUE PRICE" shall mean the original issuance price per share upon which each share of Series C Preferred Stock was issued as determined by the Board with respect to each such issuance (as adjusted for any stock dividends, combinations or splits with respect to such shares). For purposes hereof, the "SERIES C REDEMPTION PRICE" is 125% of the Series C Original Issue Price. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series C Preferred Stock then outstanding shall be entitled to receive, and prior to and in preference of any distribution of any of the assets or surplus of the funds of the Corporation to the holders of the Common Stock, Series A Preferred Stock and Series B Preferred Stock, or any junior or other preferred stock subsequently designated by reason of their ownership thereof, an amount equal to the Series C Redemption Price per share (as adjusted for stock splits, stock dividends, recapitalizations and the like) plus an amount equal to all accrued and unpaid dividends thereon. if any, together with interest on the accrued but unpaid dividends at 10% percent per annum, and no more (all of the preceding collectively, the "SERIES C LIQUIDATION PREFERENCE".) If the assets of the Corporation available for distribution to the holders of Series C Preferred Stock shall be insufficient to permit such payment in full to the holders of Series C Preferred Stock, then the entire assets or remaining assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock based on the number of shares held by each holder of Series C Preferred Stock.

                4.2 After the payment of all preferential amounts required to be paid to the holders of the Series C Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, and then after the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, and then thereafter, the payment of all preferential amounts required to be paid to the holders of Series B Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, and then thereafter any junior Series of Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, any remaining assets and funds of the Corporation available for distribution to the Corporation's stockholders shall be distributed ratably among the holders of the Common Stock.

        (5) REDEMPTION RIGHTS. The Series C Preferred Stock may be redeemed in full or in part, to the extent it may lawfully do so, at the Corporation's election from time to time and subject to the following:

                5.1 The Corporation may redeem the number of shares of Series C Preferred Stock specified in a declaration by the Board of directors (the "REDEMPTION NOTICE") delivered to the holders of Series C Preferred Stick and which Redemption Notice will specify the date of payment (each a "REDEMPTION DATE"), by paying in cash therefore a sum equal to the Series C Redemption Price per share of such Series C Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus any dividends declared but unpaid (the "REDEMPTION PRICE"). Shares of Series C Preferred Stock shall be redeemed on a pro rata basis among all of the issued and outstanding shares of Series C Preferred Stock determined as of the date that the Redemption Notice is sent to the holders of Series C Preferred Stock.

                5.2 SURRENDER OF CERTIFICATE. The holder of any shares of Series C Preferred Stock redeemed pursuant to the redemption rights herein shall not be entitled to receive payment for such shares until such holder shall cause to be delivered to the Corporation's principal office or such other place as the corporation may specify, (i) the certificates representing such shares of Series C Preferred Stock and (ii) transfer instrument(s) satisfactory to the corporation and sufficient to transfer such shares of Series C Preferred Stock to the Corporation free of any adverse interest.

                5.3 EFFECT OF REDEMPTION. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of the Series C Preferred Stock designated for redemption in the Redemption Notice as holders of such Series of Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                5.4 PAYMENT FOR SHARES. If the funds of the Corporation legally available for redemption of shares of Series C Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of such Series C Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the holdings of such Series C Preferred Stock. The shares of Series C Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series C Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date, but which it has not redeemed.

        (6)     NO IMPAIRMENT. The Corporation, whether by amendment of this
Article III or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, will not avoid or seek to avoid the observance or performance of any terms to be observed or performed under this Article III by the Corporation, but all times in good faith will assist in the carrying out all actions necessary or appropriate to protect the liquidation rights of the holders of Series C Preferred Stock against impairment.

        (7) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders or any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation will mail to each holder of Series C Preferred Stock at least five (5) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

        (8) NOTICES. Any notices required by the provisions of this Article III to be given to the holders of shares or Series C Preferred Stock shall be given in writing and shall be conclusively deemed effectively given to persons located in the United States five (5) days after deposit in the United States mail, by registered or certified mail postage prepaid, or upon actual receipt if given by any other method or to persons located outside of the United States, addressed to such holder at his address appearing on the books of the Corporation.

        (9) RANKING. The Series C Preferred Stock shall rank senior to all other series of the Corporation's Preferred Stock as to redemption, payment of dividends and the distribution of assets. Further, so long as any shares of Series C Preferred Stock are outstanding, no new class or series of stock shall hereafter be created or authorized which is entitled to dividends or shares in distribution of assets on a parity with or in priority to the Series C Preferred Stock, nor shall there be created or authorized any securities convertible into shares of any such stock or which provide for mandatory redemption rights, nor shall the Corporation redeem any shares of Common Stock or Preferred Stock (other than Series C Preferred Stock) or any other preferred stock to be created hereafter by the Corporation, unless the holders of record of not less than two-thirds of the number of shares of the Series C Preferred Stock then outstanding (as a single class separate from the holders of all other classes of stock) shall vote therefore in person or by proxy at the meeting of stockholders at which the creation or authorization of such new class of stock or such convertible securities is considered.

        (10) AMENDMENT. This Article III shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series C Preferred Stock, voting separately as a class.

        (11) FRACTIONAL SHARES. Series C Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.

APPENDIX H

                                  NETGURU, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                       2006 ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 28, 2006


         The undersigned stockholder of netGuru, Inc. ("Company") hereby constitutes and appoints Bruce K. Nelson and Koushik Dutta, and either of them, with the power to appoint his substitution as attorney, agent and proxy, to appear, attend and vote, all of the shares of common stock of the Company standing in the name of the undersigned on the record date at the 2006 Annual Meeting of Stockholders of the Company to be held at the Company's offices located at 22700 Savi Ranch Parkway, Yorba Linda, California 92887, on November 28, 2006, at 10:00 a.m. Pacific time, and at any adjournments and postponements thereof, upon the proposals listed on the reverse side and in the discretion of the proxy holder on such other business as may properly come before the meeting, or any adjournments or postponements thereof.


                (continued and to be signed on the reverse side)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                  NETGURU, INC.

                                NOVEMBER 28, 2006

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.


     Please detach along perforated line and mail in the envelope provided.
________________________________________________________________________________

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" FOR THE
             ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 THROUGH 6.

   PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
                 YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   [X]
________________________________________________________________________________

1. To elect five nominees to the Company's board of directors, to hold office until the next annual meeting of stockholders or until their respective successors are elected or appointed and qualified, as follows:

                                                    NOMINEES:
[ ]   FOR ALL NOMINEES                              0 Amrit K. Das
                                                    0 Santanu K. Das
[ ]   WITHHOLD AUTHORITY                            0 Benedict A. Eazzetta
      FOR ALL NOMINEES                              0 D. Dean McCormick III
                                                    0 Stanley W. Corbett
[ ]   FOR ALL EXCEPT
      (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]

2. To approve the issuance of shares of Company common stock pursuant to the terms of the Agreement and Plan of Merger dated as of August 29, 2006, among BPO Management Services, Inc. ("BPOMS"), the Company, and BPO Acquisition Corp., as a result of which BPOMS stockholders would hold approximately 90% of the Company's equity interests that would be outstanding immediately following the consummation of the merger on a fully-diluted basis but excluding most new equity or equity-based securities, if any, issued by the Company or BPOMS after August 29, 2006, simultaneous with the proposed sale of the Company's Indian operations.

                     [ ]    FOR     [ ]     AGAINST     [ ]     WITHHOLD

3. To approve the sale and transfer of the Company's interest in Research Engineers Ltd., our majority-owned India subsidiary, and certain additional assets and liabilities, to Das Family Holdings, a privately-held California corporation controlled by affiliates of the Company ("DFH"), pursuant to the terms of a Purchase Agreement dated as of August 29, 2006, between DFH and the Company, simultaneous with the consummation of the proposed merger with BPOMS.

                     [ ]    FOR     [ ]     AGAINST     [ ]     WITHHOLD


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

4. To amend the Company's certificate of incorporation in order to change its name to "BPO Management Services, Inc." if the merger is consummated.

                     [ ]    FOR     [ ]     AGAINST     [ ]     WITHHOLD

5. To amend the Company's certificate of incorporation in order to consummate a reverse stock split within a range to be determined by the Company's board of directors from 1-for-4 to 1-for-30, with any fractional shares that would otherwise be issuable as a result of the split being rounded up to the nearest share.

                     [ ]    FOR     [ ]     AGAINST     [ ]     WITHHOLD

6. To amend the Company's certificate of incorporation in order to increase the total number of shares of preferred stock authorized for issuance from 5,000,000 to 5,000,000 plus the number of preferred shares needed to accommodate the creation of the three series of preferred stock for which the BPOMS preferred stock would be exchanged in the merger transaction if the merger is consummated.

                     [ ]    FOR     [ ]     AGAINST     [ ]     WITHHOLD

IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

________________________________________________________________________________

To change the address on your account, please check the box at right and [ ] indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

________________________________________________________________________________
Signature of Stockholder _____________________________  Date: __________________
Signature of Stockholder _____________________________  Date: __________________

NOTE: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.


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